UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate Box:

☒	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Simplicity Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common stock of Simplicity Bancorp, Inc., par value $0.01 per share
2)

Aggregate number of securities to which transaction applies:

a)      7,393,308 shares of Simplicity common stock;

b)      88,932 options to purchase shares of Simplicity common stock that are in-the-money, with a weighted average exercise price of $11.21 per share; and

c)      At an assumed average closing price of $16.335 per share for HomeStreet common stock (as described below), an additional 87,691 options to purchase Simplicity common stock having an exercise price greater than $16.335 per share will be cancelled in the transaction without payment of any consideration.

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(Set forth the amount on which the filing is calculated and state how it was determined):

So long as the average closing price (as defined in the merger agreement) of HomeStreet, Inc. common stock is between $15 and $20, the merger agreement sets forth (a) an exchange rate of one share of HomeStreet, Inc. common stock, no par value, for each share of Simplicity common stock outstanding at the closing of the transaction and (b) payment of the difference between the average closing price and the exercise price on a per-share basis for each option that is in-the-money at the closing of the transaction. For purposes of this preliminary proxy statement, in accordance with Exchange Act Rule 0-11(a)(4), we have used $16.335, which was the average of the high and low price of HomeStreet common stock on December 5, 2014, as the value of HomeStreet common stock to be issued in the merger and the value to be paid for options that are in-the-money. The actual average closing price of HomeStreet common stock on the closing date may be higher or lower than $16.335 per share, as described in this proxy statement.

	4)	Proposed maximum aggregate value of transaction: $121,239,619.42
	5)	Total Fee Paid: $14,088, half of which will be paid by HomeStreet, Inc. and half of which will be paid by Simplicity Bancorp, Inc. in accordance with Exchange Act Rule 0-11(c)(3).

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

December     , 2014

Dear HomeStreet Shareholder:

It is my distinct pleasure to invite you to attend a special meeting of shareholders of HomeStreet, Inc. The meeting will be held at 10 a.m. Pacific Time on January     , 2015 at the downtown Seattle Hilton Hotel, Winward Room, located at 1301 Sixth Avenue, Seattle Washington. A map and directions to the meeting location can be found at the back of the attached joint proxy statement. The purpose of this meeting is to consider and vote upon the issuance of up to 7,479,964 shares of HomeStreet common stock in connection with our merger with Simplicity Bancorp, Inc., and the related merger of our wholly owned subsidiary, HomeStreet Bank, with Simplicity’s wholly owned subsidiary, Simplicity Bank. Simplicity is headquartered in Covina, California, and Simplicity Bank has branches serving much of the Los Angeles basin.

With this letter, we are including the notice of the HomeStreet special meeting, the joint proxy statement and a proxy card. You may also find these documents online at http://ir.homestreet.com.

The boards of directors of HomeStreet and HomeStreet Bank have approved the merger and the transactions related to it, including the issuance of shares of HomeStreet common stock to Simplicity stockholders upon completion of the merger. Because we are acquiring Simplicity Bancorp, and we will be the surviving company in the transaction, your approval of the merger is not required under the Washington Business Corporation Act. However, we are soliciting your approval of the issuance of shares of HomeStreet common stock upon completion of the merger. This distinction is important because the resolution we are submitting for your approval requires the affirmative vote of a majority of shares voting on the matter, rather than the approval of two-thirds of our outstanding common stock that would be required if we were required to seek shareholder approval of the merger. The Board of Directors believes the proposals are in the best interests of HomeStreet and its shareholders and accordingly, recommends that you vote “FOR” each of the proposals set forth in the enclosed proxy statement.

If you would like to receive electronic notification of documents filed with the Securities and Exchange Commission and the issuance of press releases, you may subscribe for e-mail delivery at http://ir.homestreet.com.

Your vote is important. Whether or not you plan to attend the special meeting, we hope you will vote as soon as possible so that your shares are represented. We urge you to complete, sign and date your proxy card and promptly return it in the postage-paid envelope provided. This will not prevent you from voting in person, but will ensure that your vote is counted if you cannot attend. Thank you for your ongoing support of and continued interest in HomeStreet, Inc.

David A. Ederer

Chairman of the Board

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on January     , 2015

You are hereby notified of a special meeting of shareholders of HomeStreet, Inc., a Washington corporation (“HomeStreet”), that will be convened at 10:00 a.m., Pacific Standard Time, on January     , 2015, in the Winward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101(the “HomeStreet special meeting”), in order to consider and vote upon the following proposals:

1.	To approve the issuance of up to 7,479,964 shares of HomeStreet common stock in connection with a proposed merger between HomeStreet and Simplicity Bancorp, Inc., a Maryland corporation whose principal place of business is in Covina, California, pursuant to an Agreement and Plan of Merger dated September 27, 2014; and

2.	To transact such other business as may properly come before the HomeStreet special meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on December     , 2014 (the record date for the HomeStreet special meeting), are entitled to notice of the meeting and an opportunity to vote.

We are asking that you provide HomeStreet’s board of directors with your vote prior to the meeting by completing and returning the enclosed proxy card as soon as possible, or by submitting your proxy by telephone or Internet voting by following the instructions in the accompanying joint proxy statement and on the enclosed proxy card. Additionally, we hope that you can attend the meeting in person. If you submit your proxy and later wish to change your vote, you may do so either by submitting a new proxy or by voting in person at the meeting. If you cannot attend the meeting and vote in person, please submit a proxy as soon as possible so that your shares can be voted as you instruct. Please submit your proxy in accordance with the specific instructions set forth on the enclosed proxy card. You may vote by mail, by telephone or via the Internet. Please refer to the questions and answers section commencing on page 11 of the accompanying joint proxy statement, the section of the joint proxy statement entitled “Summary of the Transaction” beginning on page 4, and the instructions on the proxy card.

Godfrey B. Evans

Executive Vice President, General Counsel

and Corporate Secretary

December     , 2014

IMPORTANT NOTE: We are soliciting your vote to approve the issuance of HomeStreet common stock in the merger as further described in the accompanying joint proxy statement. Under Nasdaq rules, we must obtain the approval of the holders of a majority of HomeStreet’s common stock voting at the meeting, prior to issuing the shares that represent the merger consideration, and we cannot complete the merger in the absence of such approval. However, the Washington Business Corporation Act does not require shareholder approval for the merger, and we are not seeking your approval of the merger or soliciting your proxy for that purpose.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR HOMESTREET’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2015: This joint proxy statement, as well as HomeStreet’s annual and periodic reports, are available on HomeStreet’s website at ir.homestreet.com. In accordance with SEC rules, our proxy materials posted on this website do not contain any cookies or other tracking features. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this joint proxy statement.

December     , 2014

Dear Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Simplicity Bancorp, Inc. (“Simplicity”), the parent company of Simplicity Bank. The special meeting will be held at the Hilton Hotel Pasadena, located at 168 South Los Robles, Pasadena, California 91101, at 5:30 p.m., local time, on January     , 2015.

The purpose of this meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger pursuant to which Simplicity will merge with and into HomeStreet, Inc., a Seattle-based savings and loan holding company, and Simplicity Bank will merge with and into HomeStreet’s wholly owned subsidiary, HomeStreet Bank. If the merger is completed, Simplicity stockholders will be entitled to receive one share of HomeStreet common stock for each share of Simplicity common stock they own at the effective time, subject to certain adjustments if HomeStreet’s average closing price during a specified measurement period prior to the effective time is more than $20, and subject to adjustment or termination if HomeStreet’s average closing price during that period is less than $15 per share. We believe that the merger will allow our stockholders to become a part of a rapidly growing, dynamic and service-oriented company that will continue to serve our customers and our markets, while also diversifying Simplicity’s capabilities and providing a significantly more capable full-service banking and mortgage banking franchise. We are enthusiastic about this opportunity, and the accompanying proxy statement provides the reasons for this transaction and the process we employed before selecting HomeStreet as our merger partner. We also are seeking your approval on a non-binding, advisory resolution pertaining to certain payments to be made to our named executive officers upon consummation of the merger.

For the reasons set forth in the accompanying joint proxy statement, Simplicity’s directors have determined that the merger agreement, the merger and the related transactions (including the payments to be made to our named executive officers in connection with the merger) are in the best interests of Simplicity and its stockholders. Our board of directors has unanimously approved the transactions and recommends that you cast your vote FOR the approval of the merger agreement, the merger and the related transactions and FOR the non-binding, advisory resolution pertaining to certain payments to be made to our named executive officers upon consummation of the merger.

You may vote your shares by Internet, telephone, regular mail or in person at the special meeting. Instructions regarding the various methods of voting are contained on the notice and on the proxy card.

On behalf of our board of directors, we urge you to vote your shares of common stock as soon as possible even if you currently plan to attend the special meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the special meeting.

Sincerely,

Dustin Luton

President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on January     , 2015

You are hereby notified of a special meeting of stockholders of Simplicity Bancorp, Inc., a Maryland corporation (“Simplicity”), that will be convened at 5:30 p.m., Pacific Standard Time, on January     , 2015, at the Hilton Pasadena Hotel, 168 South Los Robles, Pasadena, California 91101 (the “Simplicity special meeting”), in order to consider and vote upon the following proposals:

1.	To approve the Agreement and Plan of Merger dated September 27, 2014 between Simplicity and HomeStreet, Inc., a Washington corporation and a registered savings and loan holding company, and the transactions contemplated thereby.

2.	To approve an advisory (non-binding) resolution approving certain payments to be made to Simplicity’s named executive officers in connection with the transactions contemplated by proposal 1 above.

3.	To transact such other business that may properly come before the Simplicity special meeting or any adjournment or postponement thereto.

Only stockholders of record at the close of business on December     , 2014 (the record date for the Simplicity special meeting), are entitled to notice of the meeting and an opportunity to vote.

We are requesting that you provide Simplicity’s board of directors your vote prior to the meeting by completing and returning the enclosed proxy card as soon as possible, or by telephone or Internet voting by following the instructions in the accompanying joint proxy statement and on the enclosed proxy card. Additionally, we hope that you can attend the meeting in person. If you submit your proxy and later wish to change your vote you may do so, either by submitting a new proxy or by voting in person at the meeting. If you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Please submit your proxy by mail, by telephone or via the Internet in accordance with the specific instructions set forth in the enclosed proxy card. Please refer to the questions and answers section commencing on page 11 of the accompanying joint proxy statement, the section of the joint proxy statement entitled “Summary of the Transaction” beginning on page 4, and the instructions on the proxy card.

Dustin Luton

President and Chief Executive Officer

December     , 2014

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BEFORE THE

CALIFORNIA DEPARTMENT

OF

BUSINESS OVERSIGHT

In the Matter of the Application of HOMESTREET, INC. For Permit Authorizing Sale and Issuance of Securities Pursuant to Sections 25121 and 25142 of the Corporate Securities Laws of 1968, as amended	) ) ) ) ) ) ) )	NOTICE OF HEARING PURSUANT TO SECTION 25142 OF THE CALIFORNIA CORPORATIONS CODE FILE NO. -

TO:	All Holders of Outstanding Shares of Common Stock of
Simplicity Bancorp, Inc., a Maryland corporation (“Simplicity”)

THIS NOTICE DOES NOT CONSTITUTE A RECOMMENDATION ON, OR A SOLICITATION OF, A STOCKHOLDER’S VOTE ON THE MERGER. SHORTLY AFTER THE HEARING AND THE ISSUANCE OF A PERMIT, SIMPLICITY BANCORP STOCKHOLDERS WILL BE ASKED TO VOTE ON THE MERGER AGREEMENT AND THE PRINCIPAL TERMS OF THE MERGER AT A SPECIAL MEETING OF THE STOCKHOLDERS OF SIMPLICITY BANCORP, INC.

Notice is hereby given that on January     , 2015 at the hour of          a.m. (Los Angeles time), a public hearing will be held before                     , a Hearing Officer for the California Commissioner of the California Department of Business Oversight (the “California Commissioner”) at 320 West Fourth Street Suite 750, Los Angeles, California 90013, upon the application filed on December     , 2014 by HomeStreet, Inc., a Washington corporation and a registered savings and loan holding company (“HomeStreet” or the “Applicant”) for a permit (the “Permit”) authorizing the issuance of its common stock pursuant to an Application for Qualification of Securities by Permit pursuant to Section 25121 of the Corporate Securities Law of 1968 (the “Corporations Code”).

FACTS GIVING RISE TO HEARING

The purpose of the hearing is to enable the California Commissioner to determine, pursuant to Section 25142 of the Corporations Code, whether the terms and conditions of the transaction described or incorporated by reference herein are fair, just and equitable. Accompanying this Notice is a Definitive Joint Proxy Statement on Schedule 14A filed by HomeStreet and Simplicity with the United States Securities and Exchange Commission on December     , 2014. Certain portions of the contents of the joint proxy statement are incorporated herein by reference as further described below, and we urge Simplicity’s stockholders to read that document and any documents incorporated by reference carefully in their entirety.

A FINDING BY THE CALIFORNIA COMMISSIONER THAT THE PROPOSED TRANSACTION IS FAIR, JUST AND EQUITABLE, AND THE ISSUANCE OF A PERMIT BASED ON THOSE FINDINGS, IS NOT A RECOMMENDATION OF THE PROPOSED TRANSACTION, NOR DOES IT CONSTITUTE THE SOLICITATION OR RECOMMENDATION OF A PROXY IN CONNECTION THEREWITH.

Pursuant to an Agreement and Plan of Merger between HomeStreet and Simplicity dated September 27, 2014 (the “merger agreement”), a copy of which is included herewith as Annex A to the joint proxy statement, HomeStreet proposes to acquire Simplicity and Simplicity Bank by having Simplicity merge into HomeStreet (the “merger”) and, immediately thereafter, by having Simplicity Bank to merge into HomeStreet Bank, whereupon the separate existence of Simplicity and Simplicity Bank will cease. HomeStreet would be the

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surviving corporation in the merger and HomeStreet Bank would be the resulting bank in the bank merger. Simplicity stockholders will be entitled to receive one share of HomeStreet common stock for each share of Simplicity common stock they own at the effective time, subject to certain adjustments if HomeStreet’s average closing price during a specified measurement period prior to the effective time is more than $20, and subject to adjustment or termination as described herein if HomeStreet’s average closing price during that period is less than $15 per share.

APPLICANT’S DESCRIPTION OF THE MATERIAL FEATURES OF THE MERGER.

The material features of the merger are described in detail in the joint proxy statement. The table below provides, for purposes of this Notice, the information required to be set forth herein, including page and section references to the joint proxy statement. The information set forth in the corresponding section of the joint proxy statement is incorporated herein by reference.

Terms	Page	Section
Effect on Capital Stock.	5 111	Summary of the Transaction—The Transaction. The Merger—Summary of the Merger—Merger Consideration;—Conversion of Shares.

Fractional Shares.	112	The Merger—Summary of the Merger—Fractional Shares.

Dissenters’ Rights.	8 113	Summary of the Transaction—Dissenters Rights. The Merger—Summary of the Merger—Dissenters’ Rights.

Expected Closing.	6	Summary of the Transaction—The Transaction—Anticipated Closing.
	112	The Merger—Summary of the Merger—Closing and Effective Time.

The description of the merger incorporated by reference above is not complete and is qualified by its entirety by the language of the merger agreement. Readers should refer to the merger agreement and its exhibits for a complete understanding of the merger.

APPLICANT’S DESCRIPTION OF THE OTHER MATERIAL PROVISIONS OF THE MERGER AGREEMENT.

Terms	Page	Section
Representations and Warranties.	6 114	Summary of the Transaction—Representations and Warranties. The Merger—Summary of the Merger—Representations and Warranties.

Actions Pending Acquisition.	115	The Merger—Summary of the Merger—Covenants and Agreements;—Regulatory Matters;—Employee Benefit Matters;—Certain Additional Covenants.

Conditions to Consummation of the Merger.	7	Summary of the Transaction—Closing Conditions.
	128	The Merger—Summary of the Merger—Conditions to Complete the Merger.

Termination.	7	Summary of the Transaction—Termination and Breakup Fees; Specific Performance.
	129	The Merger—Summary of the Merger—Termination of the Merger Agreement;—Effect of Termination; Termination Fees;—Specific Performance.

BACKGROUND OF AND REASONS FOR THE MERGER.

The information set forth in the joint proxy statement under the headings “Background of and Reasons for the Merger” (beginning at page 79), “Background of and Reasons for the Merger—Reasons of Simplicity for the Merger” (beginning at page 84), and “Background of and Reasons for the Merger—Reasons of HomeStreet for the Merger” (beginning at page 86) is incorporated herein by reference.

APPLICANT’S DESCRIPTION OF THE GENERAL EFFECT UPON THE RIGHTS OF EXISTING SHAREHOLDERS.

The information set forth in the joint proxy statement under the headings “Background of and Reasons for the Merger” (beginning at page 79), “The Merger—General” (beginning at page 111), “The Merger—Summary of the Merger—Merger Consideration” (beginning at page 111), and “The Merger—Summary of the Merger—Fractional Shares” (beginning at page 112) is incorporated herein by reference.

APPLICANT’S DESCRIPTION OF NUMBER OF SHAREHOLDERS; VOTE REQUIRED.

Applicant. The issuance of the Applicant’s common stock as merger consideration requires the affirmative vote of the holders of a majority of the shares of HomeStreet common stock voting at the HomeStreet special meeting. As of the record date for the HomeStreet special meeting there were              shares of HomeStreet common stock outstanding and held by approximately          shareholders of record.

Simplicity. The approval of the principal terms of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the shares of Simplicity common stock outstanding and entitled to vote. The advisory vote on certain compensation payable to named executive officers will be approved if the holders of a majority of the votes cast of Simplicity common stock vote to adopt the proposal. As of the record date for the Simplicity special meeting there were              shares of Simplicity common stock outstanding and held by approximately          stockholders of record.

APPLICANT’S DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.

The information set forth in the joint proxy statement under the heading “United States Federal Income Tax Consequences of the Merger” (beginning at page 136) is incorporated herein by reference.

DESCRIPTION OF BUSINESS OF APPLICANT AND SIMPLICITY.

HomeStreet.

The information set forth in the joint proxy statement under the headings “Information about HomeStreet—Business” (beginning at page 139) is incorporated herein by reference.

Simplicity.

The information set forth in the joint proxy statement under the headings “Information about Simplicity” (beginning at page 277) is incorporated herein by reference.

FURTHER INFORMATION.

Further information concerning the merger can be found in the Applicant’s permit application file and the documents filed in connection therewith at the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013. Copies of the joint proxy statement are available from the SEC’s website at http://www.sec.gov, or from the Applicant by writing to Godfrey B. Evans, Executive Vice President, General Counsel and Corporate Secretary, HomeStreet, Inc., 601 Union Street Suite 2000, Seattle, Washington 98101.

HEARING.

Any interested persons may attend the hearing, may (but need not) be represented by legal counsel, and will be given an opportunity to be heard. Any interested person will be entitled to the issuance of subpoenas to compel the attendance of witnesses and the production of books, documents and other items by applying for such subpoenas to the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013. If you are interested in this matter, you may appear at the hearing in favor of or in opposition to the granting of the Permit. Whether or not you plan to attend, you are invited to make your views known by sending correspondence for receipt prior to the date of the hearing to Theresa Leets, Senior Corporations Counsel for the California Commissioner of the California Department of Business Oversight, 320 West 4th Street, Suite 750, Los Angeles, California 90013.

The hearing will be held for the purpose of enabling the California Commissioner to determine the fairness of the terms and conditions of the issuance of the securities of the Applicant pursuant to the merger agreement and the merger and will be based upon the application and all papers and documents filed in connection therewith. Section 25142 of the California Securities Law authorizes the California Commissioner to hold such hearing when securities will be issued in exchange for other outstanding securities (whether or not the security of transaction is exempt from qualification), to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just and equitable.

A FINDING BY THE CALIFORNIA COMMISSIONER THAT THE PROPOSED TRANSACTION IS FAIR, JUST AND EQUITABLE, AND THE ISSUANCE OF A PERMIT THEREAFTER, IS NOT A RECOMMENDATION OF THE PROPOSED TRANSACTION, NOR IS IT A SOLICITATION OF A PROXY OR A RECOMMENDATION AS TO HOW A STOCKHOLDER SHOULD VOTE.

Los Angeles, California	Jan Lynn Owen
Commissioner of Business Oversight

By:

Title:

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Cash Payment for Outstanding Options.	120
Acceleration of Vesting of Restricted Stock Awards	120
Employment Agreement with Dustin Luton	121
Executive Severance Plan	121
Simplicity AIP	122
Simplicity ESOP	122
Board Appointment	123
Indemnification and Directors’ and Officers’ Insurance	123
Merger-Related Executive Compensation for Simplicity’s Named Executive Officers	123
Employee Benefit Matters	125
Director and Officer Voting Agreements; Indemnification and Insurance	126
Certain Additional Covenants	127
Shareholder Meetings and Recommendations of Simplicity’s and HomeStreet’s Boards of Directors; Termination of Merger Agreement upon Exercise of Fiduciary Duties	127
Agreement Not to Solicit Other Offers	127
Conditions to Complete the Merger	128
Termination of the Merger Agreement	129
Effect of Termination	130
Termination Fee	130
Specific Performance	131
Expenses and Fees	131
Amendment, Waiver and Extension of the Merger Agreement	131
Litigation Relating to the Merger	132

ACCOUNTING TREATMENT	135

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	136
Tax Consequences of the Merger Generally	137
Cash Instead of a Fractional Share	137
Backup Withholding	137

SIMPLICITY BANCORP PROPOSAL 2 ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION	138

INFORMATION ABOUT HOMESTREET	139
Business	139
HomeStreet Management’s Discussion and Analysis of Financial Condition and Results of Operations	142

REGULATION AND SUPERVISION	228

MANAGEMENT	244
Directors of HomeStreet, Inc.	244
Proposed Appointee Pursuant to Merger Agreement	244
Corporate Governance	247
Director Compensation	254
Key Employees	256
Executive Compensation	259
Equity Incentive Compensation	263
2014 Equity Incentive Plan	263
Eligibility	264
2010 Equity Incentive Plan	267
Equity Grants Effective upon Completion of our Initial Public Offering	268

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JOINT PROXY STATEMENT

This joint proxy statement is being furnished to the shareholders of HomeStreet, Inc., a Washington corporation and a registered savings and loan holding company whose principal place of business is in Seattle, Washington (“HomeStreet”), and the stockholders of Simplicity Bancorp, Inc., a Maryland corporation and a registered savings and loan holding company whose principal place of business is in Covina, California (“Simplicity”) in connection with special meetings of HomeStreet’s shareholders and Simplicity’s stockholders, respectively, pursuant to an Agreement and Plan of Merger between HomeStreet and Simplicity dated September 27, 2014 (the “merger agreement”). Upon the approval of HomeStreet’s shareholders and Simplicity’s stockholders at the respective special meetings called for such purpose, and the satisfaction of certain other conditions set forth in the merger agreement, Simplicity will merge with and into HomeStreet with HomeStreet as the surviving corporation (the “merger”). Simplicity stockholders will receive, as merger consideration, one share of HomeStreet common stock for each share of Simplicity common stock, subject to adjustment as described herein. Immediately after the merger, the parties’ wholly owned subsidiary banks will merge: Simplicity Bank into HomeStreet Bank, with HomeStreet Bank as the resulting bank. The parties to the Merger Agreement are:

HomeStreet, Inc. Two Union Square Suite 2000 601 Union Street Seattle, Washington 98101	Simplicity Bancorp, Inc. 1359 N. Grand Covina, California 91724

Each of the parties to the merger agreement is convening a special meeting of its shareholders to consider and vote upon proposals relating to the merger. HomeStreet is seeking the approval of the holders of a majority of the shares of its common stock voting at the HomeStreet special meeting on a proposal to approve the issuance of up to 7,479,964 shares of common stock as consideration to the Simplicity stockholders upon consummation of the Merger (such shares, the “merger consideration”). Simplicity is seeking the approval of a proposal approving the merger agreement, the merger and certain related transactions as further described herein, by the holders of shares representing a majority of its common stock outstanding and entitled to vote. Simplicity is also seeking the vote of its stockholders on an advisory proposal pertaining to the approval of certain compensation payable to its named executive officers in connection with the merger. Approval of this proposal will require the affirmative vote of a majority of the votes cast on the proposal. The meetings will take place at the times and places set forth below:

HomeStreet, Inc. 10:00 a.m. Pacific Standard Time , January , 2015 Hilton Hotel 1301 Sixth Avenue Seattle, Washington 98101	Simplicity Bancorp, Inc. 5:30 p.m. Pacific Standard Time , January , 2015 Hilton Pasadena Hotel 168 South Los Robles Pasadena, California 91101

The record date for both the HomeStreet special meeting and the Simplicity special meeting is December     , 2014. In the event there are not sufficient votes for a quorum, or to approve any matter being presented at the time of the special meeting, either of the special meetings may be adjourned to permit the further solicitation of proxies.

In addition, prior to the Simplicity special meeting, the California Commissioner of the California Department of Business Oversight, Division of Finance and Corporate Securities (the “California Commissioner”), will convene a hearing (the “Fairness Hearing”) at 320 West 4th Street, Suite 750, Los Angeles, California 90013, at          a.m. Pacific Standard Time on January     , 2015. The purpose of the Fairness Hearing is to seek approval of a plan to register, pursuant to Sections 25121 and 25142 of the California Corporations Code, the shares of HomeStreet common stock that are to be issued as merger consideration. At the Fairness Hearing, HomeStreet and Simplicity will be seeking a registration permit to be issued by the California Commissioner (such determination, the “Permit”) based upon her determination that the plan to issue HomeStreet common stock as merger consideration pursuant to the merger agreement is fair, just and equitable. HomeStreet, as the proponent of a plan to issue securities upon consummation of the merger, and Simplicity, as a constituent of the merger, will present evidence in support of such a determination. Accompanying this joint proxy statement as mailed to Simplicity’s stockholders is a formal notice of the Fairness Hearing (the “Fairness Hearing Notice”), and certain portions of the contents of this joint proxy statement are incorporated by reference into the Fairness Hearing Notice as further described therein.

A vote in favor of the merger by the stockholders of Simplicity, and a vote to approve the issuance of shares representing the merger consideration by the shareholders of HomeStreet, are investment decisions that involve risks and uncertainties. You should carefully review this joint proxy statement and the materials delivered herewith, particularly that section of this joint proxy statement entitled “Risk Factors” beginning at page 37, before deciding how to vote.

Neither the Securities and Exchange Commission nor the California Department of Business Oversight, nor the securities commissioner or administrator of any other jurisdiction, has passed upon the accuracy or adequacy of this joint proxy statement. Any contrary representation is a criminal offense.

The Permit, if and when issued by the California Department of Business Oversight, will not constitute a recommendation of the proposed transaction, nor does this Fairness Hearing Notice constitute a solicitation of proxies or a recommendation as to how you should vote on the proposals presented at the special meetings.

JOINT PROXY STATEMENT

HOMESTREET, INC. 601 Union Street, Suite 2000 Seattle, WA 98101 (206) 623-3050	Simplicity Bancorp, Inc. 1359 N. Grand Covina, California 91724 (800) 524-2274

SUMMARY OF THE TRANSACTION

The Parties

About HomeStreet: HomeStreet is a diversified financial services company founded in 1921 and headquartered in Seattle, Washington. HomeStreet serves customers primarily in the Pacific Northwest, California and Hawaii. HomeStreet is principally engaged in real estate lending, including mortgage banking activities, and in commercial and consumer banking. HomeStreet’s primary subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is a Washington chartered savings bank that provides residential and commercial loans, deposit products and services, non-deposit investment products, private banking and cash management services. HomeStreet Capital Corporation, a Washington corporation, originates, sells and services multifamily mortgage loans under the Fannie Mae Delegated Underwriting and Servicing Program (“DUS”®) in conjunction with HomeStreet Bank. At September 30, 2014, HomeStreet had total assets of $3.5 billion, deposits of $2.4 billion and shareholders’ equity of $294.6 million.

At November 3, 2014, HomeStreet Bank had 33 bank branches in the Puget Sound, Eastern and Southwest regions of Washington state, and in Portland, Oregon and Hawaii, as well as 55 stand-alone lending centers located in these same areas and in California, Arizona, the Eugene and Salem regions of Oregon, and the Boise and northern regions of Idaho. WMS LLC provides point-of-sale loan origination services at 44 Windermere Real Estate offices in Washington and Oregon.

On November 1, 2013, HomeStreet completed its acquisitions of Fortune Bank and of YNB Financial Services Corp., the parent company of Yakima National Bank. On December 6, 2013, HomeStreet acquired two retail deposit branches and certain related assets from AmericanWest Bank.

Shares of HomeStreet’s common stock are traded on the Nasdaq Global Select Market under the symbol “HMST.”

About Simplicity: Simplicity, formerly known as Kaiser Federal Financial Group, Inc., is a Maryland corporation that owns all of the outstanding common stock of Simplicity Bank, a federally chartered savings bank formerly known as Kaiser Federal Bank. Simplicity converted from the mutual holding company structure to a stock holding company structure in November 2010. Simplicity’s sole operating subsidiary is Simplicity Bank, and unless the context otherwise requires, all references to Simplicity include Simplicity and Simplicity Bank on a consolidated basis. At September 30, 2014, Simplicity had consolidated assets of $863.4 million, deposits of $656.5 million and stockholders’ equity of $137.5 million.

Simplicity traces its history to 1953, and now operates as a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. Simplicity is headquartered in Covina, California, with branches in Glendora, Downey, Harbor City, Los Angeles, Panorama City and Pasadena to serve Los Angeles County and a branch in Fontana that serves San Bernardino county. Simplicity has a network of 45 ATMs located in Southern California and in the San Francisco Metropolitan Area.

Simplicity Bank’s principal business activity consists of attracting retail deposits from the general public and originating or purchasing primarily loans secured by first mortgages on owner-occupied one-to-four family residences and multi-family residences located in its market area and, to a lesser extent, automobile, commercial real estate and other consumer loans. Simplicity Bank also engages in mortgage banking activities which primarily consists of the origination and sale of fixed rate conforming one-to-four family residential real estate loans in the secondary market with servicing primarily retained.

Shares of Simplicity’s common stock are traded on the Nasdaq Global Select Market under the symbol “SMPL.”

The Transaction

Important Note: This section and various other portions of this joint proxy statement contain summaries of the merger agreement and the transactions contemplated by the merger agreement. These summaries are not complete, and they may omit information that you might consider important. You should read the merger agreement, which is included as Annex A to this joint proxy statement, for a complete understanding of the actual terms of that agreement. Likewise, the descriptions of these provisions in this joint proxy statement do not modify, limit or qualify the terms or conditions of the merger agreement.

Structure	Upon consummation of the merger, Simplicity will merge with and into HomeStreet with HomeStreet as the surviving corporation. Immediately following that merger, Simplicity Bank will merge with and into HomeStreet Bank with HomeStreet Bank as the resulting bank. Both mergers will occur outside banking hours, so HomeStreet will never operate Simplicity Bank as a separate entity. References in this joint proxy statement to the “merger” relate only to the merger of the parent companies unless expressly indicated otherwise. See “The Merger—Summary of the Merger.” The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, and Simplicity stockholders who are U.S. persons therefore generally will not recognize gain or loss upon consummation of the merger and will retain a basis in the shares of HomeStreet common stock received as merger consideration equal to their adjusted basis in the Simplicity shares they held as of the effective time.

Merger Consideration

Upon consummation of the merger, each share of Simplicity common stock will be canceled and will represent only the right to receive the merger consideration (defined below) together with any accrued but unpaid dividends payable in respect of such share. The “merger consideration” will be a number of shares of HomeStreet common stock determined in accordance with an exchange ratio that may be adjusted based upon HomeStreet’s average closing price. References in this joint proxy statement to the “average closing price” means the arithmetic average of HomeStreet’s closing stock price, as reported by Nasdaq, for the ten consecutive trading days ending on (and excluding) the fifth trading day prior to the effective time. So long as the average closing price is equal to or greater than $15.00 per share and equal to or less than $20.00 per share, the exchange ratio will be one-for-one. In other words, if HomeStreet’s average closing price falls within that range, each share of Simplicity common stock will be converted into a right to receive one share of HomeStreet common stock.

If HomeStreet’s average closing price is more than $20.00 per share, then the exchange ratio will be reduced such that each share of Simplicity common stock is converted into a right to receive a fraction of a share of HomeStreet common stock equal to (i) $20.00, divided by (ii) HomeStreet’s average closing price.

If HomeStreet’s average closing price during the measurement period is less than $15.00 per share, HomeStreet is permitted, but not required, to increase the exchange ratio such that each share of Simplicity common stock will be converted into a number of shares of HomeStreet common stock equal to (i) $15.00, divided by (ii) the average closing price. If HomeStreet elects not to increase the exchange ratio under those circumstances, then Simplicity has the option to terminate the merger agreement.

References in this joint proxy statement to the “exchange ratio” mean the one-for-one ratio described above, adjusted (as applicable) in accordance with the foregoing.

Vote Required

The approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the shares of Simplicity common stock outstanding and entitled to vote upon the proposal. The advisory proposal on certain executive compensation payable to Simplicity’s named executive officers (the “Merger-Related Executive Compensation”) will be approved if the holders of a majority of the votes cast of Simplicity common stock vote to adopt the proposal. The record date for determining Simplicity shares entitled to notice of the Simplicity special meeting, and to vote upon the proposals considered there, is December     , 2014.

A vote of HomeStreet’s shareholders is not required for the approval of the merger agreement or the merger under the Washington Business Corporations Act. However, the Nasdaq listing qualifications rules require the approval of the holders of a majority of HomeStreet’s common stock voting on the matter prior to the issuance of 20% or more of any listed class of securities in connection with a business combination transaction. The merger consideration will represent no less than 33% of HomeStreet’s common stock, and thus HomeStreet cannot complete the merger without obtaining the approval of the issuance of the merger consideration by holders of a majority of the shares of HomeStreet common stock voting on the proposal at the HomeStreet special meeting. The record date for determining HomeStreet shares entitled to notice of the HomeStreet special meeting, and to vote upon the proposals considered there, is December     , 2014.

In the event there are not sufficient votes for a quorum, or to approve any matter being presented at the time of the special meeting, either of the special meetings may be adjourned to permit the further solicitation of proxies.

Effect of the Merger on HomeStreet Shareholders	Holders of HomeStreet common stock will continue to hold their existing shares following the effective time of the merger. However, upon completion of the merger, current holders of HomeStreet common stock will experience dilution of their equity and voting power. The Simplicity shareholders will own approximately % of HomeStreet’s outstanding common stock based on the number of shares of HomeStreet common stock outstanding as of December , 2014 and after giving effect to the merger.

Resales of Securities	Shares of HomeStreet common stock representing the merger consideration will be issued under an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) set forth in Securities Act Section 3(a)(10), and will be listed for inclusion on the Nasdaq Global Select Market. Such shares, when held by persons who are not affiliates of HomeStreet, may be resold without registration under the Securities Act.

Anticipated Closing	The merger is expected to close shortly after the receipt of the requisite approvals of Simplicity’s stockholders and HomeStreet’s shareholders, the issuance of the Permit by the California Commissioner, the receipt of all required regulatory approvals, and the satisfaction or waiver of other conditions to closing set forth in the merger agreement. Assuming the shareholder meetings result in approval of the requisite proposals, we expect to consummate the merger on or about February 28, 2015.

Representations and Warranties	Each party has made customary representations and warranties to the other party in order to induce the respective parties to enter into and perform their obligations under the merger agreement. You should not construe the representations and warranties described below, and contained in the merger agreement, to constitute assertions of fact upon which you may rely in making an investment decision. The representations and warranties are subject to limitations, qualifications, exceptions and exclusions agreed to by the parties, and certain of the representations and warranties are established solely or primarily to allocate risk between the parties. As such, they do not, and are not intended to, give rise to private remedies or serve as a basis for a shareholder’s reliance in making an investment decision. The representations and warranties are briefly described in “The Merger—Summary of the Merger—Representations and Warranties,” beginning at page 114 below, and are set forth in Articles 4 and 5 of the merger agreement.

Operating Covenants	The merger agreement contains certain affirmative covenants requiring either or both parties to take specified actions during the period between signing and closing, and certain negative covenants prohibiting or restricting one or both parties from taking specified actions during that period. The parties believe that those covenants, which are set forth in Article 6 of the merger agreement, are appropriate and are customary for a transaction of this type. See “The Merger—Summary of the Merger—Covenants and Agreements;” “—Regulatory Matters;” “—Employee Benefit Matters;” “—Director and Officer Voting Agreements; Indemnification and Insurance;” and “—Certain Additional Covenants,” beginning at page 115 below.

Closing Conditions

The closing of the merger is conditioned upon, among other things:

•    the continuing accuracy of each party’s representations and warranties;

•    the receipt of Simplicity stockholder approval and HomeStreet shareholder approval;

•    the issuance of the Permit by the California Commissioner;

•    the receipt of all required regulatory approvals, including but not limited to the approvals of bank regulatory authorities;

•    the compliance by each party with its covenants as set forth in the merger agreement;

•    there being no injunction from any governmental entity;

•    the listing of the HomeStreet shares representing the merger consideration on the Nasdaq Global Select Market;

•    the HomeStreet closing price being at least $15.00 (unless HomeStreet has agreed to increase the number of shares to be issued as merger consideration so that the value of the merger consideration is equal to $15.00 per share);

•    actions have been taken to terminate certain of Simplicity’s employee benefit plans; and

•    each party having complied with certain operating restrictions.

See “The Merger—Summary of the Merger—Conditions to Complete the Merger” beginning at page 128 below, and Article 7 of the merger agreement.

Termination and Breakup Fees; Specific Performance	The merger agreement contains customary termination provisions, including the ability of the parties to terminate by mutual agreement (whether or not the shareholder approvals have been obtained), the ability of one party to terminate because of a breach by the other party, the ability of HomeStreet to terminate the merger agreement if a third party commences a tender offer for more than 15% of Simplicity’s common stock and Simplicity’s Board fails to recommend publicly, within ten calendar days thereafter, that holders of Simplicity Common Stock refrain from tendering their shares, or if Simplicity (directly or by action of its affiliates or representatives) solicits or entertains an alternative transaction other than in compliance with the merger agreement, and the ability of Simplicity to terminate if its board of directors, in consultation with its financial advisor and legal counsel, determines that the board’s fiduciary duties require Simplicity to terminate the merger agreement in order to accept a superior proposal. If Simplicity’s board of directors fails to convene the Simplicity special meeting and submit a proposal to approve the merger and the merger agreement for a vote of Simplicity’s stockholders, or if Simplicity’s board of directors withdraws or qualifies its recommendation that Simplicity’s stockholders vote their shares of Simplicity common stock in favor of the merger agreement and the merger, and Simplicity consummates another business combination under certain circumstances within twelve months after termination, then Simplicity must pay HomeStreet a termination fee of $5,272,612, which is approximately 4% of the transaction value using HomeStreet’s average stock price over a ten-day measurement period that ended on (and excluded) the fifth trading day prior to the date of the merger agreement. This fee is also payable by Simplicity on the second business day following termination if the merger agreement is terminated in connection with Simplicity’s acceptance of a superior proposal or if HomeStreet terminates the merger agreement after a third party commences a tender offer for 15% or more of Simplicity’s common stock, unless Simplicity’s board had previously reaffirmed its recommendation in favor of the merger agreement and the transactions contemplated thereby.

Additionally, each party may obtain injunctive relief to prevent a breach or wrongful termination of the merger agreement; provided, however, that HomeStreet may not seek or obtain injunctive relief at a time when Simplicity’s board of directors is considering an acquisition proposal or to prevent Simplicity’s board of directors from exercising its “fiduciary out.”

See “The Merger—Summary of the Merger—Termination of the Merger Agreement;” “—Effect of Termination;” “—Termination Fee” and “—Specific Performance.”

Dissenters’ Rights	Dissenters’ rights are not available to the shareholders of either party to this transaction.

Interests of Simplicity’s Directors and Executive Officers in the Merger.

Simplicity’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Simplicity stockholders generally. These include:

•    the cancellation of stock options in exchange for a cash payment equal to the average closing price of HomeStreet’s common stock (but not less than $15 or more than $20 per share) minus the exercise price for each option;

•    the acceleration of vesting of outstanding restricted stock awards, which will be exchanged for the merger consideration;

•    severance payments and benefits that certain executive officers may receive under certain severance arrangements and benefit plans;

•    the appointment of one director of Simplicity to the board of directors of HomeStreet and HomeStreet Bank following the completion of the merger; and

•    provisions in the merger agreement relating to directors’ and officers’ insurance for directors and officers of Simplicity for events occurring before the merger and the assumption of Simplicity’s existing obligations under indemnification agreements with directors and executive officers.

Simplicity’s board of directors was aware of these interests and took them into account in approving the merger. See “The Merger—Summary of the Merger—Interests of Simplicity’s Directors and Executive Officers in the Merger.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the Sections 21D and 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements about:

•	projections of revenues, estimated operating expenses or other financial items, including but not limited to pro forma financial statements;

•	statements of the plans and objectives of management of HomeStreet for future operations or programs;

•	statements regarding future operations, plans, or regulatory or shareholder approvals;

•	statements concerning proposed new products or services;

•	statements regarding the anticipated financial impact of completion of the merger, including but not limited to impacts to future cash flows, cost savings that may be achieved by integration of the companies and expected changes to shareholder value as a result of the merger;

•	statements regarding legal or regulatory changes or developments affecting financial institutions generally and our business specifically;

•	strategies for customer retention, growth, product development, market position, financial results and reserves, and the intended or expected effects of strategies;

•	risk management strategies; and

•	statements regarding future economic conditions or performance, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the current beliefs, expectations and assumptions of the executive management of the party making the statement. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and actions may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements as guarantees of a given outcome or assurances that either party will take an expected action. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to complete the merger, including resolving or disposing of any related litigation, and effectively integrate the operations of Simplicity and HomeStreet

•	expected cost savings, revenue enhancements, synergies and other financial benefits from the proposed merger which might not be realized within the expected time frames and costs or difficulties relating to integration matters which might be greater than expected;

•	the ability of Simplicity and HomeStreet to obtain requisite shareholder and federal and state regulatory approvals for the transaction;

•	the ability of HomeStreet and Simplicity to execute their respective business plans prior to the merger;

•	general economic conditions, either nationally or in our market area, including increases in mortgage interest rates, declines in housing refinance activities, employment trends, business contraction, consumer confidence, real estate values and other recessionary pressures;

•	costs associated with the integration of Simplicity into HomeStreet and any other acquisitions or growth initiatives that may be pursued by the combined company;

•	time and attention required of our respective management teams to complete the merger and integrate our operations;

•	each party’s ability to control costs while meeting operational needs and retaining key members of its senior management team and other key managers and business producers;

•	HomeStreet’s ability to grow its geographic footprint and its various lines of business, and to manage that growth effectively, including its effectiveness in managing the associated costs and generating the expected revenues and strategic benefits;

•	compliance with existing and future regulatory requirements, including laws and regulations such as those related to the Dodd-Frank Act and new rules being promulgated under that Act, Basel III capital requirements and related regulations, as well as restrictions that may be imposed by the parties’ federal and state regulatory authorities, including the extent to which regulatory initiatives may affect capital, liquidity and earnings;

•	the impact of and ability to anticipate and respond effectively to changes in the levels of general interest rates, mortgage interest rates, deposit interest rates, our net interest margin and funding sources;

•	each party’s ability to manage the credit risks of lending activities, including potential increases in loan delinquencies, nonperforming assets and write offs, decreased collateral values, inadequate loan reserve amounts and the effectiveness of hedging strategies;

•	each party’s ability to implement and maintain appropriate disclosure controls and procedures and internal controls over financial reporting;

•	the effect on mortgage origination and resale operations of changes in mortgage markets generally, including the uncertain impact on the market for non-qualified mortgage loans resulting from regulations which took effect in January 2014, as well as in monetary policies and economic trends and initiatives as those events affect our mortgage origination and servicing operations;

•	compliance with requirements of private investors and/or government-owned or sponsored entities, including Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Housing Administration the Department of Housing and Urban Development, and the Department of Veterans’ Affairs;

•	each party’s ability to maintain our data security, including unauthorized electronic access, physical custody and inadvertent disclosure, and including potential reputational harm and litigation risks;

•	each party’s ability to compete on price and other factors with other financial institutions; and

•	such other factors as are discussed throughout the “Risk Factors” sections of this joint proxy statement and in the sections titled Management’s Discussion and Analysis of Financial Condition and Results of Operations as well as the factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each party’s most recent 10-K and 10-Q.

Any forward-looking statement made by HomeStreet or Simplicity in this joint proxy statement is made in good faith and is based only on information currently available to that party and speaks only as of the date on which it is made. The parties undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

AND THE SPECIAL MEETINGS

Who are the parties to the merger?

HomeStreet is a 92-year-old financial institution with its principal place of business in Seattle, Washington. HomeStreet is a Washington corporation and a registered savings and loan holding company whose common stock is traded on the Nasdaq Global Select Market under the symbol “HMST.” HomeStreet’s primary operating subsidiary, HomeStreet Bank, provides deposit products, commercial and consumer loans, and a broad range of banking products through its 33 branches and 55 lending centers in Washington, Oregon, California, Idaho and Hawaii. HomeStreet Capital Corporation sells and services multifamily mortgage loans under the Fannie Mae Delegated Underwriting and Servicing Program (“DUS”®)1 and is one of only 24 participants in that nationwide program. As of September 30, 2014, HomeStreet had total assets of $3.47 billion, total deposits of $2.43 billion and shareholders’ equity of $294.6 million. See “Information about HomeStreet.”

Simplicity Bank is a 61-year-old financial institution with its principal place of business in Covina, California. Simplicity is a Maryland corporation and a registered savings and loan holding company whose common stock is traded on the Nasdaq Global Select Market under the symbol “SMPL.” Simplicity Bank’s principal business activity consists of attracting retail deposits from the general public and originating or purchasing primarily loans secured by first mortgages on owner-occupied one-to-four family residences and multi-family residences located in its market area and, to a lesser extent, automobile, commercial real estate and other consumer loans. Simplicity Bank also engages in mortgage banking activities which primarily consists of the origination and sale of fixed rate conforming one-to-four family residential real estate loans in the secondary market with servicing primarily retained. At September 30, 2014, Simplicity had consolidated assets of $863.4 million, deposits of $656.5 million and stockholders’ equity of $137.5 million. See “Information about Simplicity.”

What am I being asked to vote upon?

Simplicity

Simplicity stockholders are being asked to vote upon a proposal to approve the merger agreement and the merger. The approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the shares of Simplicity’s common stock outstanding and entitled to vote on the matter. Abstentions and broker non-votes will thus have the same effect as a vote against the proposal to approve the merger and the merger agreement. Simplicity stockholders also are being asked to vote upon a non-binding advisory resolution regarding compensation payable to certain of Simplicity’s named executive officers in connection with the merger (which we sometimes refer to as the “Merger-Related Executive Compensation proposal”). The Merger-Related Executive Compensation proposal will be approved if the holders of a majority of the votes cast of Simplicity common stock vote in favor of the proposal. Abstentions and broker non-votes will have no effect upon the Merger-Related Executive Compensation proposal. The Simplicity board of directors recommends Simplicity stockholders vote their shares “FOR” the approval of the merger agreement and the merger and “FOR” the Merger-Related Executive Compensation proposal.

HomeStreet

HomeStreet shareholders are being asked to vote upon a proposal to approve the issuance of up to 7,479,964 shares of HomeStreet common stock comprising the merger consideration. This proposal requires the affirmative vote of the holders of a majority of the shares of HomeStreet’s outstanding common stock voting on the matter. The approval of HomeStreet’s shareholders is not required for approval of the merger agreement or the merger under the Washington Business Corporations Act. However, because the shares

[1]	DUS® is a registered trademark of Fannie Mae.

expected to comprise the merger consideration will exceed 20% of the number of shares of HomeStreet’s common stock outstanding prior to the transaction, applicable Nasdaq listing qualifications rules provide that the merger cannot be completed without the shareholders’ approval of the issuance of the shares of HomeStreet common stock to be issued as merger consideration. Assuming the presence of a quorum at the HomeStreet special meeting, abstentions and broker non-votes will have no effect upon the matters submitted for a vote of the HomeStreet shareholders. The HomeStreet board of directors recommends HomeStreet shareholders vote their shares “FOR” the authorization of the issuance of the shares comprising the merger consideration.

What will be the effect of the merger?

If the merger occurs, Simplicity will merge into HomeStreet with HomeStreet being the surviving corporation. Immediately thereafter, Simplicity Bank will merge with HomeStreet Bank with HomeStreet Bank as the resulting bank. The merger of the banking subsidiaries does not require the approval of the shareholders of HomeStreet or Simplicity stockholders.

What will Simplicity stockholders receive in the merger?

Simplicity stockholders will receive one share of HomeStreet common stock for each share of Simplicity common stock they hold as of the effective time. This exchange ratio will be adjusted downward if HomeStreet’s average closing stock price during the ten consecutive trading day period ending on and excluding the fifth trading day prior to the effective time is greater than $20 per share. In such an instance, the exchange ratio will be computed by dividing $20 by the average closing price during that ten trading day measurement period. In this joint proxy statement we refer to HomeStreet’s average closing stock price during the ten consecutive trading day period ending on and excluding the fifth trading day prior to the effective time as the “average closing price.”

Additionally, if HomeStreet’s average closing price is below $15 per share, HomeStreet has the right—but not the obligation—to increase the exchange ratio to the quotient of $15 divided by the average closing price. If HomeStreet does not increase the exchange ratio under that circumstance, Simplicity’s board of directors has the option to terminate the merger agreement. If due to an adjustment in the exchange ratio Simplicity Stockholders were to be entitled to fractional shares, cash will be paid in lieu of any such fractional shares. For more information, see “The Merger—General;” “Summary of the Merger—Merger Consideration;” and “Summary of the Merger—Conversion of Shares.”

What happens to Simplicity stock options in the merger?

Immediately prior to the effective time, each outstanding option to purchase a share of Simplicity common stock, whether or not then vested, will be cancelled and the option holder will be entitled to receive a cash payment from Simplicity equal to the excess (if any) of the average closing price over the exercise price per share of the option, without interest and net of any withholding taxes. Any option which has an exercise price equal to or greater than the average closing price will be cancelled without payment.

What happens to Simplicity restricted stock awards in the merger?

Any shares of Simplicity common stock that are subject to restricted stock award agreements at the effective time will become fully vested and no longer subject to forfeiture. All shares of Simplicity restricted stock will be treated the same as any other outstanding share of Simplicity common stock, and thus will be exchanged for merger consideration as described herein.

Why are the companies proposing to merge?

The purpose of the Proposed Transaction is for HomeStreet Bank to establish a retail deposit presence in certain areas in the Southern California market and to increase its lending business in that market. HomeStreet Bank does not currently have any retail deposit taking bank branches in California. Simplicity Bank has seven branches in Southern California. Six are located in Los Angeles County and one is located in San Bernardino County. Although it has no retail deposit taking bank branches in California, HomeStreet

Bank does have 17 home loan centers located in California. Seven of these home loan centers are in the Southern California market: four in San Diego County, two in Orange County and one in Los Angeles County. The remaining ten home loan centers are located in Northern California. Simplicity Bank has no lending offices other than at its branch locations.

HomeStreet believes that the merger will result in a combination of Simplicity Bank’s strong Southern California retail franchise and HomeStreet Bank’s growing regional consumer mortgage, residential construction and commercial real estate lending that will benefit both current and future customers. HomeStreet Bank’s long history of exemplary corporate citizenship and community service will be leveraged to enhance the communities currently served by Simplicity Bank. The combination is also expected to improve HomeStreet’s earnings diversification, provide opportunities to increase revenue as a result of higher lending limits and an expanded offering of products and services, and increase HomeStreet and HomeStreet Bank’s tangible common equity significantly. This excess capital will be available to support HomeStreet’s growth strategy. In addition, HomeStreet believes that significant consolidation of support operations will lead to meaningful operational efficiencies resulting in lower non-interest expense. See “Background of and Reasons for the Merger.”

Who will manage the combined company?

The board of directors of HomeStreet following the merger will consist of 11 directors, one of whom will be chosen from among the former Simplicity directors. All shareholders of the combined company will vote on directors as their terms of office expire. Following the merger, HomeStreet Bank will be managed by a board of 10 directors, one of whom will be chosen from among the former Simplicity directors, all of whom are elected by HomeStreet as the sole shareholder of HomeStreet Bank. See “The Merger—Resulting Boards of Directors of HomeStreet and HomeStreet Bank” for the identity and background of the directors. Mark K. Mason, President, CEO and Vice Chairman of HomeStreet and President, CEO and Chairman of HomeStreet Bank, will continue in those positions with the combined organization. Simplicity’s executive officers and (other than as noted above) directors will not continue with the surviving company or the resulting bank.

What will happen if Simplicity stockholders do not approve the Merger-Related Executive Compensation proposal?

The Merger-Related Executive Compensation proposal is a vote separate and apart from the vote to approve the merger agreement and the merger and related transactions. You may vote for the proposal to approve the merger and the merger agreement and against the advisory proposal relating to named executive officer compensation matters, or vice versa. Because the vote on this proposal is advisory only, it will not be binding on Simplicity or HomeStreet and will have no impact on whether the merger is consummated or whether any contractually obligated payments are made to Simplicity’s named executive officers.

What do I need to do now?

Please read this joint proxy statement and then mail your signed proxy card in the enclosed return envelope, or submit your vote telephonically or through the Internet, as described in this joint proxy statement and on the accompanying proxy card, as soon as possible so that your shares can be represented at the HomeStreet special meeting or the Simplicity special meeting. The HomeStreet special meeting will take place on January     , 2014 at 10:00 a.m., Pacific Standard Time, at the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101. The Simplicity special meeting will take place on January     , 2014 at 5:30 p.m., Pacific Standard Time, at the Hilton Pasadena Hotel, 168 South Los Robles Avenue, Pasadena, California 91101. See “The HomeStreet special meeting” or “Simplicity special meeting,” as appropriate.

Can I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote at any time before your shares are voted at the applicable special meeting. You can do this in one of four ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to HomeStreet or Simplicity, as the case may be. Third, you may submit a subsequent vote via telephone or the Internet as instructed on the accompanying proxy card, which will have the effect of canceling your previous vote. Finally, you may attend the special meeting and inform the Corporate Secretary that you wish to vote in person. Simply attending the meeting, however, will not revoke your proxy. If you hold your shares through a broker, nominee or other custodian, you must instruct that person to revoke your proxy, and you must comply with any procedures they may have established for revoking or replacing a previously executed proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you wish your shares to be voted. If you do not tell your broker how to vote, your broker cannot vote your shares.

What constitutes a “quorum”?

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the Simplicity special meeting, present in person or represented by proxy, will constitute a quorum at the Simplicity special meeting. Without a quorum, no business may be transacted at the Simplicity special meeting.

A majority of the outstanding common shares entitled to vote at the HomeStreet special meeting, present in person or represented by proxy, will constitute a quorum at the HomeStreet special meeting. Without a quorum, no business may be transacted at the HomeStreet special meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the HomeStreet special meeting may adjourn the HomeStreet special meeting to another date, time and place.

How are abstentions and broker nonvotes treated?

Abstentions and broker nonvotes will be counted at each meeting for the purpose of determining the presence or absence of a quorum for the transaction of business. Approval of the merger agreement and the merger at the Simplicity special meeting requires the approval of a majority of the shares of Simplicity’s common stock outstanding and entitled to vote upon the proposal. Accordingly, an abstention or a broker nonvote will have the same effect as a vote against the merger agreement and the merger. The Merger-Related Executive Compensation proposal will be approved (on an advisory basis) if holders of a majority of the votes cast of Simplicity common stock vote to adopt the proposal. Thus abstentions and broker nonvotes will have no effect upon the Merger-Related Executive Compensation proposal.

The approval of the issuance of the merger consideration by HomeStreet’s shareholders requires the affirmative vote of the holders of shares representing a majority of the shares of HomeStreet common stock voting on the proposal. Accordingly, assuming the presence of a quorum, abstentions or broker non-votes will not affect the results of the matters to be considered at the HomeStreet special meeting.

What is the Fairness Hearing?

In order to comply with federal securities laws regarding the issuance of HomeStreet shares to Simplicity stockholders, HomeStreet has asked the California Commissioner to convene a Fairness Hearing before a hearing officer designated by the California Commissioner. At the Fairness Hearing, a hearing officer designated by the California Commissioner will consider the fairness of the terms and conditions of the merger and, if the California Commissioner finds that the merger is fair, just and equitable, she will approve it subject to any conditions, limitations or restrictions she finds necessary or appropriate.

Need I attend the Fairness Hearing?

Attendance at the Fairness Hearing is not required, but Simplicity stockholders are invited to attend the hearing if they choose. The Fairness Hearing will be public and one need not be a shareholder of either party to be admitted. Simplicity stockholders who wish to make comments on the record regarding the proposed merger may do so at the hearing or in writing as set forth in the notice sent to Simplicity stockholders with this joint proxy statement.

When do you expect the merger to be completed?

HomeStreet and Simplicity are working to complete the merger as quickly as possible. In addition to the Fairness Hearing and the requisite shareholder approvals, the parties must satisfy certain other conditions, including obtaining certain regulatory approvals, and there are other conditions to be satisfied before completing the merger. HomeStreet and Simplicity expect the merger to be completed during the first quarter of 2015. See “The Merger—Conditions to the Merger.”

Will I still receive regular cash dividends?

The merger agreement permits Simplicity to continue paying regular quarterly dividends of not more than $0.09 per share unless the Simplicity board of directors determines that such dividends are not in the best interest of Simplicity or its stockholders. HomeStreet does not have a dividend policy and does not expect to declare dividends during the period between the date of this joint proxy statement and the effective time of the merger. Dividends declared after completion of the merger would be paid to all shareholders as of the record date for such dividend at the time and in the amounts determined by the surviving company’s board of directors.

What are the tax consequences of the merger?

The merger is intended to qualify as a tax free reorganization. United States residents generally will not recognize gain or loss for federal income tax purposes, and will maintain a basis in the shares of HomeStreet common stock issued as merger consideration equal to their adjusted basis in the Simplicity stock as of the effective time. To review the tax consequences to Simplicity stockholders in greater detail, see “United States Federal Income Tax Consequences of the Merger.” The contents of this joint proxy statement are not tax advice, and you should consult your own tax advisor to assess the specific tax consequences to you.

Do the board of directors recommend approval of these proposals?

Simplicity’s board of directors has approved the merger agreement and related merger and has unanimously recommended that Simplicity’s stockholders vote “FOR” the merger agreement and related merger. Simplicity’s board of directors also unanimously recommends that stockholders vote “FOR” the Merger-Related Executive Compensation proposal.

HomeStreet’s board of directors has approved the merger agreement and has unanimously recommended that HomeStreet’s shareholders vote “FOR” the approval of the issuance of HomeStreet common stock comprising the merger consideration.

Did Simplicity’s board of directors receive a fairness opinion with respect to the merger?

Yes. In connection with the merger, Simplicity’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated September 27, 2014, to the Simplicity board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Simplicity common stock of the exchange ratio in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex D to this joint proxy statement. The opinion was for the information of, and was directed to, the Simplicity board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Simplicity to engage in the merger or enter into the merger agreement or constitute a recommendation to the Simplicity board in connection with the merger, and it does not constitute a recommendation to any holder of Simplicity common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

Did HomeStreet’s board of directors receive a fairness opinion with respect to the merger?

Yes. HomeStreet’s board of directors received the opinion of MJ Capital Partners, L.P., a Los Angeles-based financial advisory firm whose principals have substantial experience in mergers and acquisitions involving financial institutions, that the issuance of the shares of HomeStreet common stock comprising the merger consideration is fair, from a financial point of view, to HomeStreet’s shareholders. The full text of MJCP’s written opinion is attached as Annex E to this joint proxy statement.

The opinion was for the information of, and was directed to, the HomeStreet board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of HomeStreet to engage in the merger or enter into the merger agreement or constitute a recommendation to the HomeStreet board in connection with the merger, and it does not constitute a recommendation to any holder of HomeStreet common stock or any shareholder of any other entity as to how to vote in connection with the approval of the issuance of additional shares of HomeStreet common stock or any other matter.

What if I just want cash for my shares?

Under Maryland law, Simplicity’s stockholders do not have the right to dissent from the merger and obtain payment for the appraised value of their shares. Similarly, the merger does not give HomeStreet shareholders the right to dissent from the transaction and obtain payment for their shares under Washington law. You may sell your shares in the stock market or in a privately negotiated transaction if you wish. See “The Merger—Summary of the Merger—Dissenters’ Rights.”

How do I vote?

You can vote on matters that properly come before the HomeStreet special meeting or the Simplicity special meeting, as the case may be, in one of four ways:

You may vote by mail.

You do this by marking, signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope or otherwise mailing it to us at our mailing address on the cover page of this joint proxy statement prior to the shareholder meeting. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

To vote by telephone, please follow the instructions for telephone voting included on the enclosed proxy card, using the toll-free number printed there, so that your shares will be voted as you instruct.

You may vote via the Internet.

To vote via the Internet, please follow the instructions for Internet voting included on the enclosed proxy card, using the website address printed there, so that your shares will be voted as you instruct.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a brokerage firm, bank or other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

In order to facilitate an orderly meeting, we request that you provide your board of directors your vote prior to the meeting by completing and returning the enclosed proxy card as soon as possible.

Who may attend the special meeting?

For each of the special meetings, only the shareholders of record of that company, the duly appointed proxy holders of such shareholders of record, and other invitees of the board of directors or management of such company may attend that special meeting.

Can I vote shares of restricted stock that I hold pursuant to a restricted stock award?

If you hold shares of restricted stock issued under any equity compensation plan of Simplicity or HomeStreet that were outstanding on the record date, you have the right to vote your shares to approve the proposal or proposals to be voted on at the relevant special meeting regardless of whether or not the award is fully vested. You can vote your shares of restricted stock the same as any other shares of that company’s common stock, according to the instructions provided on your proxy card.

If I hold stock options, a restricted stock unit or a performance stock unit, do I have any voting rights?

If you hold stock options exercisable for either company’s common stock, you may not vote the shares issuable upon exercise of the option unless you properly exercise the option on or before the record date for that company’s special meeting. If you hold a restricted stock unit or a performance stock unit issued under an equity compensation plan of either company that had not vested and converted into a share of common stock as of the record date, you do not have any right to vote the shares underlying that award, even if the award subsequently vested and shares of restricted stock were issued to you in connection with such vesting.

What if my shares are held in street name?

If you are the beneficial owner of shares held by a broker in street name, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be permitted to vote your shares with respect to the proposal to approve the merger and the Merger-Related Executive Compensation proposal (as to the Simplicity special meeting) or to approve the issuance of shares comprising the merger consideration (as to the HomeStreet special meeting).

If your shares are held in street name, you will need proof of ownership to be admitted to the shareholder meeting. A recent brokerage statement or a letter from the record holder of your shares is an example of proof of ownership. If you want to vote shares held in street name in person at the shareholder meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

What happens if I sign and return my proxy card, but don’t mark my votes?

In the case of Simplicity stockholders who submit a signed proxy without marking a vote on the proxy card, Simplicity’s board of directors, will vote your shares: FOR the approval of the merger agreement, the merger and the related transactions and FOR the non-binding, advisory resolution pertaining to certain payments to be made to our named executive officers upon consummation of the merger.

In the case of HomeStreet shareholders who submit a signed proxy without marking a vote on the proxy card, David A. Ederer, Chairman of the Board of Directors, and Godfrey B. Evans, our Corporate Secretary, General Counsel and Chief Administrative Officer, will vote your shares as recommended by HomeStreet’s board of directors: FOR the approval of the resolution authorizing the issuance of shares comprising the merger consideration.

What happens if additional matters are presented at my shareholder meeting?

If any other matters are properly presented for consideration at the shareholder meetings, including, among other things, consideration of a motion to adjourn the meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at either meeting.

Who will count the votes?

American Stock Transfer & Trust Company, LLC, HomeStreet’s stock transfer agent, will serve as the inspector of elections at the HomeStreet special meeting and in that capacity will count and tabulate the votes. Broadridge, Simplicity’s stock transfer agent, will serve as the inspector of elections at the Simplicity special meeting and in that capacity will count and tabulate the votes.

Where can I find the results of the shareholder meetings?

We intend to announce preliminary voting results at each meeting, and each company will publish final results in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission within four (4) business days after the respective meeting.

What does it mean if I get more than one proxy card?

It means that you own both Simplicity and HomeStreet common stock, or that you have multiple stock ownership accounts in either or both companies. For example, you may own shares directly as a record holder and through one or more brokers, trustees or other nominees as a beneficial owner, in which case your broker or other nominee will solicit your instructions as to how you wish those shares to be voted. Please mark, sign and return all proxy cards or comply with the telephonic or Internet voting instructions on each card to ensure that all your shares are voted.

What percentage of stock do the directors and executive officers own?

Simplicity’s directors and executive officers had or shared the right to vote or dispose of approximately                      shares of Simplicity’s common stock as of the record date for the Simplicity special meeting. Each Simplicity director has entered into a voting agreement pursuant to which he or she is obligated to vote in favor of the merger all shares of Simplicity common stock owned or acquired, and he or she is prohibited from transferring shares of Simplicity common stock with limited exceptions for certain gifts and estate planning transfers. HomeStreet’s directors and executive officers had or shared the right to vote or dispose of approximately                      shares of HomeStreet’s common stock as of the record date for the HomeStreet special meeting. HomeStreet’s directors are expected to vote their shares of HomeStreet common stock in favor of the resolution to approve the issuance of the merger consideration, although none of them is obligated to do so.

Who is paying the cost of preparing, assembling and mailing the notices of the shareholder meetings, this joint proxy statement and form of proxy, and the solicitation of the proxies?

HomeStreet is paying all such costs for the HomeStreet special meeting and Simplicity is paying such costs for the Simplicity special meeting. Each company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to that company’s beneficial owners. Each company’s directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Who can help answer any other questions I may have?

Simplicity stockholders should please contact Simplicity’s stockholder relations by calling (800) 524-2274, or by writing to Simplicity Bancorp, Inc., attn.: Stockholder Relations at 1359 North Grand Avenue, Covina, California 91724 or by electronic email at ir@simplicitybank.com

HomeStreet shareholders should please contact HomeStreet’s investor relations department by calling 206-264-4200, by writing to HomeStreet, Inc., attn.: Investor Relations, 2000 Two Union Square, 601 Union Street, Seattle, Washington 98101 or by electronic mail at ir@homestreet.com

SELECTED FINANCIAL DATA

HomeStreet, Inc.

The following selected consolidated financial information as of and for the fiscal years ended December 31, 2009 through December 31, 2013 is derived from audited consolidated financial statements of HomeStreet. The consolidated financial information as of and for the nine months ended September 30, 2014 and 2013 is derived from unaudited consolidated financial statements and, in the opinion of HomeStreet’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2014. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with HomeStreet’s consolidated financial statements and related notes thereto included in HomeStreet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in its Quarterly Report on Form 10-Q for the period ended September 30, 2014, which are incorporated by reference into this joint proxy statement. See “Where You Can Find More Information.”

	At or For the Nine Months Ended September 30,		At or for the Year Ended December 31,
(dollars in thousands, except share data)	2014	2013	2013	2012	2011	2010	2009
Income statement data (for the period ended):
Net interest income	$71,167	$53,062	$74,444	$60,743	$48,494	$39,276	$31,502
Provision (reversal of provision) for credit losses	(1,500)	900	900	11,500	3,300	37,300	153,515
Noninterest income	134,170	154,673	190,745	238,020	97,205	90,474	59,230
Noninterest expense	183,220	170,627	229,495	183,591	126,494	126,000	94,448

Net income (loss) before tax expense (benefit)	23,617	36,208	34,794	103,672	15,905	(33,550)	(157,231)
Income tax expense (benefit)	6,979	11,538	10,985	21,546	(214)	697	(46,955)

Net income (loss)	$16,638	$24,670	$23,809	$82,126	$16,119	$(34,247)	$(110,276)

Basic income (loss) per common share(1)	$1.12	$1.72	$1.65	$6.17	$2.98	$(6.34)	$(20.41)
Diluted income (loss) per common share(1)	$1.11	$1.67	$1.61	$5.98	$2.80	$(6.34)	$(20.41)
Common shares outstanding(1)	14,852,971	14,422,354	14,799,991	14,382,638	5,403,498	5,403,498	5,403,498
Weighted average number of shares outstanding:
Basic	14,797,019	14,374,943	14,412,059	13,312,939	5,403,498	5,403,498	5,403,498
Diluted	14,957,034	14,793,427	14,798,168	13,739,398	5,748,342	5,403,498	5,403,498
Dividends per share	$0.11	$0.22	$0.33	$—	$—	$—	$—
Book value per share	$19.83	$18.60	$17.97	$18.34	$15.99	$10.88	$17.01
Financial position (at year end):
Cash and cash equivalents	$34,687	$37,906	$33,908	$25,285	$263,302	$72,639	$217,103
Investment securities	449,948	574,894	498,816	416,517	329,242	313,715	658,058
Loans held for sale(2)	698,111	385,110	279,941	620,799	150,409	212,602	57,046
Loans held for investment, net	1,964,762	1,510,169	1,871,813	1,308,974	1,300,873	1,538,521	1,964,994
Mortgage servicing rights(2)	124,593	146,300	162,463	95,493	77,281	87,232	78,372
Other real estate owned	10,478	12,266	12,911	23,941	38,572	170,455	107,782
Total assets	3,474,656	2,854,323	3,066,054	2,631,230	2,264,957	2,485,697	3,209,536
Deposits	2,425,458	2,098,076	2,210,821	1,976,835	2,009,755	2,129,742	2,332,333
Federal Home Loan Bank advances	598,590	338,690	446,590	259,090	57,919	165,869	677,840
Shareholders’ equity	294,568	268,208	265,926	263,762	86,407	58,789	91,896

	At or For the Nine Months Ended September 30,				At or for the Year Ended December 31,
(dollars in thousands, except share data)	2014		2013		2013		2012	2011	2010	2009
Financial position (averages):
Investment securities	$460,723		$497,857		$515,000		$410,819	$306,813	$457,930	$372,320
Loans held for investment	1,838,526		1,406,582		1,496,146		1,303,010	1,477,976	1,868,035	2,307,215
Total interest-earning assets	2,777,988		2,347,560		2,422,136		2,167,363	2,069,858	2,642,693	3,056,755
Total interest-bearing deposits	1,880,664		1,519,615		1,590,492		1,644,859	1,814,464	2,071,237	2,012,971
Federal Home Loan Bank advances	372,605		277,192		293,871		93,325	93,755	382,083	685,715
Total interest-bearing liabilities	2,319,872		1,906,023		2,023,409		1,817,847	1,970,725	2,522,767	2,776,163
Shareholders’ equity	$284,146		$275,463		$249,081		$211,329	$68,537	$89,267	$160,145
Financial performance:
Return on average shareholders’ equity(3)	7.81%		11.94%		9.56%		38.86%	23.52%	-38.00%	-68.86%
Return on average total assets	0.71%		1.25%		0.88%		3.42%	0.70%	-1.19%	-3.47%
Net interest margin(4)	3.50%		3.12	%(5)	3.17	%(5)	2.89%	2.36%	1.50%	1.04%
Efficiency ratio(6)	89.23%		82.14%		86.54%		61.45%	86.82%	97.24%	104.10%
Asset quality:
Allowance for credit losses	$22,111		$24,894		$24,089		$27,751	$42,800	$64,566	$110,422
Allowance for loan losses/total loans	1.10	%(7)	1.61%		1.26	%(7)	2.06%	3.18%	4.00%	5.28%
Allowance for loan losses/nonaccrual loans	109.75%		92.30%		93.00%		92.20%	55.81%	56.69%	29.25%
Total nonaccrual loans(8)	$19,906	(9)	$26,753		$25,707	(9)	$29,892	$76,484	$113,210	$374,218
Nonaccrual loans/total loans	1.00%		1.74%		1.36%		2.24%	5.69%	7.06%	18.04%
Other real estate owned	$10,478		$12,266		$12,911		$23,941	$38,572	$170,455	$107,782
Total nonperforming assets	$30,384		$39,019		$38,618		$53,833	$115,056	$283,665	$482,000
Nonperforming assets/total assets	0.87%		1.37%		1.26%		2.05%	5.08%	11.41%	15.02%
Net charge-offs	$478		$3,757		$4,562		$26,549	$25,066	$83,156	$101,680
Regulatory capital ratios for the Bank:
Tier 1 leverage capital (to average assets)	9.63%		10.85%		9.96%		11.78%	6.04%	4.52%	4.53%
Tier 1 risk-based capital (to risk-weighted assets)	13.03%		17.19%		14.28%		18.05%	9.88%	6.88%	7.19%
Total risk-based capital (to risk-weighted assets)	13.96%		18.44%		15.46%		19.31%	11.15%	8.16%	8.50%

(1)	Share and per share data shown after giving effect to the 2-for-1 forward stock splits effective March 6, 2012 and November 5, 2012 , as well as the 1-for-2.5 reverse stock split effective July 19, 2011.
(2)	On January 1, 2010 we elected to carry mortgage servicing rights related to single family loans at fair value, and elected to carry single family mortgage loans held for sale using the fair value option.
(3)	Net earnings (loss) available to common shareholders (annualized) divided by average shareholders’ equity.
(4)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.
(5)	Net interest margin for the nine months ended September 30, 2013 and for the year ended December 31, 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.21% for the nine months ended September 30, 2013 and 3.23% for the year ended December 31, 2013.
(6)	Noninterest expense divided by total revenue (net interest income and noninterest income).
(7)	Includes loans acquired with bank acquisitions. Excluding acquired loans, allowance for loan losses/total loans was 1.18% and 1.40% at September 30, 2014 and December 31, 2013, respectively.
(8)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.
(9)	Includes $6.3 million and $6.5 million of nonperforming loans at September 30, 2014 and December 31, 2013, respectively, that are guaranteed by the Small Business Administration.

SELECTED FINANCIAL DATA

Simplicity Bancorp, Inc.

The following selected consolidated financial information as of and for the fiscal years ended June 30, 2010 through June 30, 2014 is derived from audited consolidated financial statements of Simplicity. The consolidated financial information as of and for the three months ended September 30, 2014 and 2013 is derived from unaudited consolidated financial statements and, in the opinion of Simplicity’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The results of operations for the three months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2015. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Simplicity’s consolidated financial statements and related notes thereto included in Simplicity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and in its Quarterly Report on Form 10-Q for the period ended September 30, 2014, which are incorporated by reference into this joint proxy statement. See “Where You Can Find More Information.”

	At or for the Three Months Ended September 30,		At or for the Year Ended June 30,
	2014	2013	2014	2013	2012	2011	2010
Selected Financial Condition Data (dollars in thousands):
Total assets	863,351	834,605	$879,188	$867,377	$923,330	$856,439	$866,802
Cash and cash equivalents	79,101	34,982	69,253	85,674	66,018	89,654	39,560
Interest-earning time deposits in other financial institutions	—	—	—	—	—	11,669	19,267
Securities available-for-sale	54,029	48,128	56,883	52,180	53,397	16,038	2,290
Securities held-to-maturity	377	475	395	525	1,197	2,202	3,751
Federal Home Loan Bank stock	5,519	5,902	5,519	5,902	8,525	10,334	12,179
Loans receivable, net	693,483	713,830	715,750	689,708	764,717	696,646	757,985
Deposits	656,542	626,873	652,823	654,646	682,889	634,709	630,694
Borrowings	65,000	60,000	85,000	60,000	80,000	60,000	137,000
Total stockholders’ equity	137,541	144,020	136,886	145,438	154,148	157,399	94,705

Selected Operating Data (dollars in thousands, except share data):
Total interest income	8,064	8,294	$33,430	$36,329	$40,629	$43,586	$45,014
Total interest expense	1,670	1,640	6,404	7,870	10,616	13,940	18,088

Net interest income	6,394	6,654	27,026	28,459	30,013	29,646	26,926
(Credit) provision for loan losses	(350)	—	(700)	250	250	950	9,867

Net interest income after (credit) provision for loan losses	6,744	6,654	27,726	28,209	29,763	28,696	17,059
Total noninterest income	1,390	1,459	5,639	6,680	4,677	4,101	4,689
Total noninterest expense	6,096	6,288	24,890	25,139	22,922	19,164	17,022

Income before income tax expense	2,038	1,825	8,475	9,750	11,518	13,633	4,726
Income tax expense	962	676	3,162	3,529	4,298	4,880	1,386

Net income	$1,076	$1,149	$5,313	$6,221	$7,220	$8,753	$3,340

Basic earnings per share	$0.15	$0.15	$0.72	$0.76	$0.81	$0.95	$0.35

Diluted earnings per share	$0.15	$0.15	$0.72	$0.76	$0.81	$0.95	$0.35

Dividends per share	$0.09	$0.08	$0.33	$0.32	$0.26	$0.31	$0.61

Selected Operating Ratios:
Return on assets (ratio of net income to average total assets)	0.49%	0.54%	0.62%	0.69%	0.79%	1.00%	0.38%
Return on equity (ratio of net income to average total equity)	3.14%	3.18%	3.78%	4.16%	4.57%	6.62%	3.58%
Dividend payout ratio(1)	58.92%	53.79%	45.69%	42.07%	32.24%	33.04%	172.31%
Ratio of noninterest expense to average total assets	2.79%	2.96%	2.87%	2.78%	2.48%	2.23%	1.92%
Efficiency ratio(2)	77.88%	77.34%	75.94%	71.33%	65.89%	57.26%	53.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	123.94%	127.17%	126.18%	126.98%	127.58%	123.49%	115.90%
Average interest rate spread	2.86%	3.06%	3.10%	3.07%	3.09%	3.15%	2.84%
Interest rate spread at end of year(3)	2.81%	3.14%	2.95%	3.01%	3.16%	3.22%	3.17%
Net interest margin(4)	3.05%	3.28%	3.30%	3.32%	3.42%	3.54%	3.18%

Asset Quality Ratios:
Non-performing assets to total assets	0.86%	1.66%	0.90%	1.84%	2.89%	3.18%	3.79%
Allowance for loan losses to non-performing loans(5)	60.86%	40.59%	59.88%	35.45%	29.54%	43.06%	42.32%
Allowance for loan losses to total loans(5)(6)	0.62%	0.76%	0.64%	0.81%	0.97%	1.61%	1.73%
Net charge-offs to average outstanding loans	-0.06%	0.09%	0.05%	0.29%	0.55%	0.39%	0.15%
Non-performing loans to total loans	1.02%	1.88%	1.06%	2.29%	3.29%	3.73%	4.08%

Capital Ratios:
Equity to total assets at end of year	15.93%	17.26%	15.57%	16.77%	16.69%	18.38%	10.93%
Average equity to average assets	15.68%	17.03%	16.45%	16.70%	17.23%	15.06%	10.51%
Tier 1 leverage (Bank only)	14.59%	14.25%	14.13%	15.28%	13.52%	13.67%	9.42%
Tier 1 risk-based (Bank only)	22.37%	20.18%	20.89%	22.87%	19.90%	20.79%	13.48%
Total risk-based (Bank only)	23.15%	21.12%	21.66%	23.85%	21.10%	21.87%	14.73%

Other Data:
Number of branches	7	7	7	7	9	9	9
Number of ATMs	45	57	45	58	58	58	57
Number of loans	7,958	6,972	8,071	7,089	6,623	5,838	7,219
Number of deposit accounts	58,259	63,427	59,555	65,085	68,726	67,317	67,439
Assets in millions per total number of full-time equivalent employees	$7.19	$6.32	$7.36	$6.75	$7.16	$7.55	$8.54

(footnotes begin on next page)

(1)	The dividend payout ratio is calculated using dividends declared (including those waived by K-Fed Bancorp’s mutual holding company parent, K-Fed Mutual Holding Company for periods prior to November 19, 2010) divided by net income.

	At or for the Year Ended June 30,
	(Dollars in thousands)
	2011	2010
Total dividends paid	$1,917	$1,856

Total dividends waived by K-Fed Mutual Holding Company	$975	$3,899

Total dividends paid and total dividends waived by K-Fed Mutual Holding Company	$2,892	$5,755

(2)	Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.
(3)	The spread between average yield on total interest-earning assets and average cost on total interest-bearing liabilities.
(4)	Net interest income divided by average interest-earning assets.
(5)	The allowance for loan losses at September 30, 2014 and 2013 was $4.3 million and $5.5 million, respectively. At June 30, 2014, 2013, 2012, 2011, and 2010, the allowance for loan losses was $4.6 million, $5.6 million, $7.5 million, $11.4 million, and $13.3 million, respectively.
(6)	Total loans are reported at their outstanding principal balances, net of charge-offs and interest payments received on impaired loans on non-accrual status.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of HomeStreet and Simplicity and have been prepared to illustrate the effects of the merger involving HomeStreet and Simplicity under the acquisition method of accounting with HomeStreet treated as the acquiror.

Under the acquisition method of accounting, the assets and liabilities of Simplicity, as of the effective date of the merger, will be recorded by HomeStreet at fair value and the excess of the merger consideration over the fair value of Simplicity’s net assets will be allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the merger with Simplicity had occurred on September 30, 2014. The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the merger had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations. The fiscal year end of HomeStreet, which is December 31, does not coincide with the fiscal year end of Simplicity, which is June 30. We have presented the pro forma combined income statements and income statement data to conform to HomeStreet’s fiscal year end of December 31. We used respective Simplicity quarterly and annual filings to derive Simplicity historical consolidated financial information. In addition, Simplicity historical consolidated financial information has been conformed to HomeStreet classifications and policies.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider the impact of any potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not to be limited to, changes in (1) Simplicity’s balance sheet through the effective time of the merger; (2) the aggregate value of merger consideration paid if the price of HomeStreet’s stock varies from the assumed $17.83 per share, which represents HomeStreet’s 10-day average closing stock prices as of market close on September 19, 2014; (3) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (4) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	HomeStreet’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in HomeStreet’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Simplicity’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended June 30, 2014 included in Simplicity’s Annual Report on Form 10-K for the year ended June 30, 2014;

•	HomeStreet’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the period ended September 30, 2014 included in HomeStreet’s Quarterly Report on Form 10-Q for the period ended September 30, 2014;

•	Simplicity’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the period ended September 30, 2014 included in Simplicity’s Quarterly Report on Form 10-Q for the period ended September 30, 2014; and

•	other information pertaining to HomeStreet and Simplicity contained in or incorporated by reference into this joint proxy statement. See “Selected Consolidated Historical Financial Data of HomeStreet” and “Selected Consolidated Historical Financial Data of Simplicity” included elsewhere in this joint proxy statement.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2014

	Homestreet Historical	Simplicity Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
(dollars in thousands)
Assets
Cash and cash equivalents	$34,687	$79,101	$(12,571)	A	$101,217
Investment securities	449,948	54,406	11	B	504,365
Loans held for sale	698,111	3,116	—		701,227
Loans held for investment	1,986,609	697,813	(15,587)	C	2,668,835
Less: allowance for loan and lease losses	(21,847)	(4,330)	4,330	D	(21,847)

Loans held for investment, net	1,964,762	693,483	(11,257)		2,646,988

Mortgage servicing rights	124,593	850	342	E	125,785
Other real estate owned	10,478	306	—		10,784
Federal Home Loan Bank stock	34,271	5,519	—		39,790
Premises and equipment, net	44,476	3,560	—		48,036
Goodwill	11,945	3,950	(3,226)	F	12,669
Other assets	101,385	19,060	11,807	G	132,252

Total assets	$3,474,656	$863,351	$(14,894)		$4,323,113

Liabilities
Deposits	2,425,458	656,542	5,920	H	3,087,920
Federal Home Loan Bank advances	598,590	65,000	1,066	I	664,656
Securities sold under agreements to repurchase	14,225	—	—		14,225
Accounts payable and other liabilities	79,958	4,268	—		84,226
Long-term debt	61,857	—	—		61,857

Total liabilities	$3,180,088	$725,810	$6,986		$3,912,884

Shareholders’ equity
Preferred stock	—	—	—		—
Common stock	511	74	(74)	J	511
Additional paid-in capital	96,650	67,833	59,854	K	224,337
Retained earnings	197,945	73,652	(85,678)	L	185,919
Accumulated other comprehensive income	(538)	(257)	257	M	(538)
Unearned employee stock ownership plan shares	—	(3,761)	3,761	N	—

Total shareholders’ equity	$294,568	$137,541	$(21,880)		$410,229

Total liabilities and shareholders’ equity	$3,474,656	$863,351	$(14,894)		$4,323,113

Unaudited Pro Forma Condensed Combined Statement of Income for the

Nine Months Ended September 30, 2014

	Homestreet Historical	Simplicity Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
(dollars in thousands, except share data)
Interest income:
Loans	$71,865	$23,941	$2,638	O	$98,444
Investment securities	8,199	544	(1)	P	8,742
Other interest income	449	414	—		863

Total interest income	80,513	24,899	2,637		108,049

Interest expense:
Deposits	7,080	3,895	(1,568)	Q	9,407
Federal Home Loan Bank advances	1,366	973	(266)	R	2,073
Securities sold under agreements to repurchase	7	—	—		7
Long-term debt	851	—	—		851
Other interest expense	42	—	—		42

Total interest expense	9,346	4,868	(1,834)		12,380

Net interest income	71,167	20,031	4,471		95,669
Provision (reversal of provision) for credit losses	(1,500)	(750)	—		(2,250)

Net interest income after provision for credit losses	72,667	20,781	4,471		97,919

Noninterest income:
Net gain on mortgage loan origination and sale activities	104,946	444	—		105,390
Mortgage servicing income	24,284	61	36	S	24,381
Income from WMS Series LLC	(69)	—	—		(69)
Gain (loss) on debt extinguishment	(573)	—	—		(573)
Depositor and other retail banking fees	2,676	1,496	—		4,172
Insurance agency commissions	892	96	—		988
Gain on sale of investment securities available for sale	1,173	—	—		1,173
Other noninterest income	841	2,079	(370)	T	2,550

Total noninterest income	134,170	4,176	(334)		138,012

Noninterest expense:
Salaries and related costs	118,681	8,891	—		127,572
General and administrative	31,593	4,402	910	U	36,905
Legal	1,571	244	—		1,815
Consulting	2,182	1,584	—		3,766
Federal Deposit Insurance Corporation assessments	1,874	359	—		2,233
Occupancy	14,042	2,196	—		16,238
Information services	13,597	393	—		13,990
Loss on equity investment	—	370	(370)	T	—
Net cost of operation and sale of other real estate owned	(320)	(25)	—		(345)

Total noninterest expense	183,220	18,414	540		202,174

Income before income taxes	23,617	6,543	3,597		33,757
Income tax expense	6,979	2,643	1,511	V	11,133

Net Income	$16,638	$3,900	$2,086		$22,624

Basic income per share	$1.12	$0.55	$—		$1.05
Diluted income per share	$1.11	$0.55	$—		$1.04
Basic weighted average number of shares outstanding	14,797,019	7,061,302	(231,938)	W	21,626,383
Diluted weighted average number of shares outstanding	14,957,034	7,085,074	(255,710)	X	21,786,398

Unaudited Pro Forma Condensed Combined Statement of Income for the

Twelve Months Ended December 31, 2013

	Homestreet Historical	Simplicity Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
(dollars in thousands, except share data)
Interest income:
Loans	$76,442	$32,923	$3,964	O	$113,329
Investment securities	12,391	669	(1)	P	13,059
Other interest income	143	402	—		545

Total interest income	88,976	33,994	3,963		126,933

Interest expense:
Deposits	10,416	5,735	(2,818)	Q	13,333
Federal Home Loan Bank advances	1,532	1,025	(355)	R	2,202
Securities sold under agreements to repurchase	11	—	—		11
Long-term debt	2,546	—	—		2,546
Other interest expense	27	—	—		27

Total interest expense	14,532	6,760	(3,173)		18,119

Net interest income	74,444	27,234	7,136		108,814
Provision (reversal of provision) for credit losses	900	(1,500)	—		(600)

Net interest income after provision for credit losses	73,544	28,734	7,136		109,414

Noninterest income:
Net gain on mortgage loan origination and sale activities	164,712	1,134	—		165,846
Mortgage servicing income	17,073	31	48	S	17,152
Income from WMS Series LLC	704	—	—		704
Depositor and other retail banking fees	3,172	1,775	—		4,947
Insurance agency commissions	864	—	—		864
Gain on sale of investment securities available for sale	1,772	—	—		1,772
Other noninterest income	2,448	2,957	(288)	T	5,117

Total noninterest income	190,745	5,897	(240)		196,402

Noninterest expense:
Salaries and related costs	149,440	12,216	—		161,656
General and administrative	40,366	6,228	1,328	U	47,922
Legal	2,552	222	—		2,774
Consulting	5,637	1,961	—		7,598
Federal Deposit Insurance Corporation assessments	1,433	576	—		2,009
Occupancy	13,765	3,049	—		16,814
Information services	14,491	476	—		14,967
Loss on equity investment	—	288	(288)	T	—
Net cost of operation and sale of other real estate owned	1,811	(192)	—		1,619

Total noninterest expense	229,495	24,824	1,040		255,359

Income before income taxes	34,794	9,807	5,856		50,457
Income tax expense	10,985	3,597	2,459	V	17,041

Net Income	$23,809	$6,210	$3,397		$33,416

Basic income per share	$1.65	$0.81	$—		$1.53
Diluted income per share	$1.61	$0.81	$—		$1.50
Basic weighted average number of shares outstanding	14,412,059	7,688,006	(231,938)	W	21,868,127
Diluted weighted average number of shares outstanding	14,798,168	7,707,459	(251,391)	X	22,254,236

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1-Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving HomeStreet and Simplicity under the acquisition method of accounting with HomeStreet treated as the acquiror. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of Simplicity, as of the effective date of the merger, will be recorded by HomeStreet at their respective fair values and the excess of the merger consideration over the fair value of Simplicity’s net assets will be allocated to goodwill.

The merger, which is currently expected to be completed in the first quarter of 2015, provides for Simplicity common stockholders to receive 1.00 shares of HomeStreet common stock for each share of Simplicity common stock they hold immediately prior to the merger. This exchange ratio may be adjusted based upon HomeStreet’s average closing price. The value of the per share merger consideration would be approximately $128.2 million based upon the 10-day average closing price of HomeStreet common stock on the date of merger announcement multiplied by the exchange ratio of 1.00. (See Note 4.) The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (1) Simplicity’s balance sheet through the effective time of the merger; (2) the aggregate value of merger consideration paid if the price of HomeStreet’s stock varies from the assumed $17.83 per share, which represents HomeStreet’s 10-day average closing stock price as of market close on September 19, 2014; (3) total merger related expenses if consummation and/or implementation costs differ from currently estimated amounts; and (4) the underlying values of assets and liabilities if market conditions differ from current assumptions. HomeStreet’s 10-day average closing stock price as of market close September 19, 2014 was used, which is consistent with the 10-day average stock price for the Current Report on Form 8-K announcing the merger agreement.

The accounting policies of both HomeStreet and Simplicity are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be necessary.

Note 2-Estimated Merger and Integration Costs

In connection with the merger, the plan to integrate HomeStreet’s and Simplicity’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. HomeStreet and Simplicity are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, supply chain methodologies, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Simplicity’s personnel, vacating leased premises, changing information systems, canceling service contracts and selling or otherwise disposing of certain owned premises, furniture and equipment. HomeStreet expects to incur merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, among others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these related integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimate total merger related cost to be approximately $18.5 million which has been considered in the unaudited pro forma condensed combined balance sheet as a pro forma merger adjustment. We incurred $572 thousand in merger expenses through September 30, 2014.

Note 3-Estimated Annual Cost Savings

HomeStreet expects to realize $9.9 million in annual pre-tax cost savings following the merger integration, but there is no assurance that the anticipated cost savings will be realized. These cost savings are not reflected in the presented pro forma financial information.

Note 4-Preliminary Purchase Accounting Allocation

The unaudited pro forma condensed combined financial information reflects the issuance of approximately 7,161,370 shares of HomeStreet common stock and $545 thousand cash paid for stock options, for a total estimated purchase consideration of $128.2 million. The merger will be accounted for using the acquisition method of accounting; accordingly HomeStreet will recognize Simplicity’s assets (including identifiable intangible assets) and liabilities at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase consideration and the assets acquired and the liabilities assumed based on their estimated fair values are summarized in the following table.

	September 30, 2014
(dollars in thousands)
Fair value consideration paid to Simplicity shareholders:
Cash paid (115,369 stock options, consideration based on intrinsic value at stock price of $17.83)		$545
Fair value of common shares issued (7,161,370 shares at approximately $17.83 price per share)		127,687

Total pro forma purchase price		$128,232
Fair value of assets acquired:
Cash and cash equivalents	$79,101
Investment securities	54,417
Loans held for sale	3,116
Loans held for investment	682,226
Mortgage servicing rights	1,192
Other real estate owned	306
Federal Home Loan Bank stock	5,519
Accrued interest receivable	2,178
Premises and equipment	3,560
Bank-owned life insurance	14,325
Core deposit intangibles	7,403
Other assets	6,961

Total assets acquired	$860,304

Fair value of liabilities assumed:
Deposits	$662,462
Federal Home Loan Bank advances	66,066
Other liabilities	4,268

Total liabilities assumed	$732,796

Net assets acquired		$127,508

Preliminary pro forma goodwill		$724

For the purpose of this pro form analysis, the above preliminary purchase accounting allocation has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired. A sensitivity analysis has been performed to reflect a range of possible outcomes based on the change in stock price. The amount of goodwill generated at a stock price of $20 is $16.5 million. The amount of bargain purchase gain generated at a stock price of

$15 is $19.8 million. According to the merger agreement, so long as the average closing price of HomeStreet’s common stock is between $15 and $20 per share, Simplicity stockholders will receive one share of HomeStreet common stock for each share of Simplicity common stock they hold as of the effective time, or cash in lieu of any fractional shares. The amount of cash in lieu is not determinable as of the joint proxy statement date.

Note 5-Pro Forma Adjustments

Balance Sheet	At September 30, 2014
(dollars in thousands)
A Adjustments to cash and cash equivalents
To reflect cash used to purchase Simplicity employee stock options.	$(545)
To reflect after-tax cash paid for merger expenses.	(12,026)

$(12,571)

B Adjustment to investment securities
To reflect estimated fair value at merger date based on current market for similar assets.	$11
C Adjustment to loans held for investment
To reflect estimated fair value at merger date. The adjustment is 2.23% of gross loans and is based on current market rates and estimated lifetime credit losses. During HomeStreet’s due diligence on Simplicity, HomeStreet reviewed loan information across collateral types and geographic distributions. HomeStreet applied discounted cash flow valuation methodology to arrive at the fair value adjustment. The discount will be accreted to income using the effective yield method over the contractual lives of the loans, which will be over a weighted-average life of approximately six years.	$(15,587)
D Adjustment to allowance for loan and lease losses
To remove Simplicity allowance at merger date as the credit risk is contemplated in the fair value adjustment in pro forma Adjustment C.	$4,330
E Adjustment to mortgage servicing rights
To reflect estimated fair value at merger date based on current market rates for similar assets.	$342
F Adjustments to goodwill
To remove Simplicity goodwill at merger date.	$(3,950)
To reflect the goodwill associated with the merger.	724

$(3,226)

G Adjustments to other assets
To record the estimated fair value of acquired identifiable intangible assets, calculated as 1.78% of Simplicity core deposits. The acquired core deposit intangible asset is expected to be amortized over ten years using a sum-of-the-years-digits method.	$7,403
To reflect deferred tax asset created in the merger, which is calculated as follows:
Adjustments to investment securities	(11)
Adjustments to loans held for investment	15,587
Adjustment to allowance for loan and lease losses	(4,330)
Adjustment to mortgage servicing rights	(342)
Adjustments to other intangible assets	(7,403)
Adjustments to deposits	5,920
Adjustments to Federal Home Loan Bank advances	1,066

Subtotal for fair value adjustments	$10,487

Calculated deferred tax asset at HomeStreet’s estimated statutory tax rate of 42%	4,404

Total adjustments to other assets	$11,807

Balance Sheet (continued)	At September 30, 2014
(dollars in thousands)
H Adjustment to deposits
To reflect estimated fair value at merger date based on current market rates for similar deposit liabilities. This estimated premium will be accreted to interest expense over the estimated lives of the deposits, which is approximately three years.	$5,920
I Adjustment to Federal Home Loan Bank advances
To reflect estimated fair value at merger date based on current market rates for similar borrowings. This estimated premium will be accreted to interest expense over the remaining contractual life of such borrowings, which is approximately three years.	$1,066
J Adjustment to Common Stock
To eliminate historical Simplicity common stock.	$(74)
K Adjustments to Additional paid-in capital
To eliminate historical Simplicity additional paid-in capital.	$(67,833)
To reflect the issuance and exchange of HomeStreet common stock to Simplicity shareholders.	127,687

$59,854

L Adjustments to retained earnings
To eliminate historical Simplicity retained earnings.	$(73,652)
To adjust for after-tax merger expenses.	(12,026)

$(85,678)

M Adjustment to accumulated other comprehensive income
To eliminate historical Simplicity accumulated other comprehensive income.	$257
N Adjustment to Unearned employee stock ownership plan shares
To eliminate historical Simplicity unearned employee stock ownership plan shares as the ESOP will be terminated immediately prior to closing the merger.	$3,761

Income Statement	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
(amounts in thousands, except share data)
O Adjustments to interest income on loans
To reflect accretion of loan discount resulting from loans held for investment pro forma Adjustment C using effective yield methodology over the estimated lives of the acquired loan portfolio, which is approximately six years.	$2,638	$3,964
P Adjustments to interest income on investment securities
To reflect amortization of premium resulting from investment securities fair value pro forma Adjustment B based on the contractual maturities of each investment.	$(1)	$(1)
Q Adjustments to interest expense on deposits
To reflect amortization of deposit premium resulting from deposit fair value pro forma Adjustment H based on the weighted average life of time deposits, which is approximately three years.	$(1,568)	$(2,818)
R Adjustments to interest expense on Federal Home Loan Bank advances
To reflect amortization of Federal Home Loan Bank advances premium resulting from fair value pro forma Adjustment I based on the contractual life of such borrowings, which is approximately three years.	$(266)	$(355)
S Adjustments to noninterest income on mortgage servicing rights
To reflect amortization of mortgage servicing rights premium resulting from fair value pro forma Adjustment E based on a weighted average life of approximately seven years.	$36	$48
T Adjustment to noninterest income and expense
To reclassify historical Simplicity loss on equity investment from noninterest expense to noninterest income to conform to HomeStreet accounting policies.	$(370)	$(288)
U Adjustments to general and administrative noninterest expense
To reflect amortization of core deposit intangible assets based on amortization period of approximately ten years and using the sum-of-the-years-digits method of amortization.	$910	$1,328
V Adjustments to income tax expense
To reflect the income tax effect of pro forma adjustments at HomeStreet’s estimated marginal tax rate of 42%.	$1,511	$2,459
W Adjustments to weighted average number of common shares outstanding—basic
To reflect acquisition of Simplicity common shares.	(7,061,302)	(7,688,006)
To reflect issuance of Homestreet common stock as Simplicity shareholders will receive 1.00 shares of Homestreet common stock for each share of Simplicity common stock they hold immediately prior to the merger.	7,061,302	7,688,006
To reflect the cancellation of a portion of Simplicity Employee Stock Ownership Plan common stock as these shares of common stock are not eligible to be allocated to the respective employees as of the merger date.	(231,938)	(231,938)

Total adjustments to weighted average number of common shares outstanding—basic	(231,938)	(231,938)

Income Statement (continued)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
(amounts in thousands, except share data)
X Adjustments to weighted average number of common shares outstanding—dilutive
To reflect acquisition of Simplicity common shares.	(7,085,074)	(7,707,459)
To reflect issuance of Homestreet common stock as Simplicity shareholders will receive 1.00 shares of Homestreet common stock for each share of Simplicity common stock they hold immediately prior to the merger.	7,085,074	7,707,459
To reflect the cancellation of a portion of Simplicity Employee Stock Ownership Plan common stock as these shares of common stock are not eligible to be allocated to the respective employees as of the merger date.	(231,938)	(231,938)
To reflect the cancellation of the weighted average of Simplicity stock options as HomeStreet paid cash consideration for options outstanding as of the merger date.	(23,772)	(19,453)

Total adjustments to weighted average number of common shares outstanding—dilutive	(255,710)	(251,391)

STOCK PRICE AND DIVIDEND INFORMATION

Simplicity Bancorp Stock Price and Dividend Information

Simplicity’s common stock is currently traded on the Nasdaq Global Select Market under the symbol “SMPL.” Simplicity owns 100% of Simplicity Bank. The approximate number of holders of record of our common stock as of                     , 2014 is             . Certain shares of Simplicity are held in “nominee” or “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The following table sets forth the high and low sales prices by quarter for our shares of common stock and cash dividends paid per share for the years ended June 30, 2014 and 2013.

The high and low sales prices for the quarterly periods noted below were obtained from the Nasdaq Stock Market.

	Market Price Range
	High	Low	Dividends
Year ended June 30, 2015
Quarter ended September 30, 2014	$17.75	$15.80	$0.09

Year ended June 30, 2014
Quarter ended September 30, 2013	$15.79	$14.45	$0.08
Quarter ended December 31, 2013	$16.49	$15.11	$0.08
Quarter ended March 31, 2014	$18.43	$16.07	$0.08
Quarter ended June 30, 2014	$17.90	$16.02	$0.09

Year ended June 30, 2013
Quarter ended September 30, 2012	$15.74	$13.87	$0.08
Quarter ended December 31, 2012	$15.49	$13.50	$0.08
Quarter ended March 31, 2013	$15.69	$14.02	$0.08
Quarter ended June 30, 2013	$15.45	$14.02	$0.08

On September 26, 2014, the business day immediately preceding the entry into the merger agreement, the closing price of Simplicity’s common stock as reported on Nasdaq was $16.50 per share. On December     , 2014, the closing price was $        per share.

HomeStreet, Inc., Stock Price and Dividend Information

HomeStreet’s common stock began trading on the Nasdaq stock market on February 10, 2012 under the symbol “HMST.” Prior to that date, our common stock was not publicly traded. The following table sets forth, for the periods indicated, the high and low (other than our initial public offering price of $11.00 per share) reported sales prices per share of the common stock as reported on the Nasdaq Global Select Market, our principal trading market (as adjusted to reflect the 2-for-1 forward stock split effective March 6, 2012 and the 2-for-1 forward stock split effective November 5, 2012).

	Market Price Range
	High	Low	Dividends
For the year ended December 31, 2014
First quarter ended March 31	$20.91	$17.02	$0.11
Second quarter ended June 30	$19.74	$16.51	$0.00
Third quarter ended September 30	$19.21	$16.90	$0.00

For the year ended December 31, 2013
First quarter ended March 31	$28.73	$21.80	$0.00
Second quarter ended June 30	$24.69	$19.66	$0.11
Third quarter ended September 30	$23.17	$18.97	$0.11
Fourth quarter ended December 31	$21.25	$18.48	$0.11

As of December     , 2014, there were                      shareholders of record of our common stock.

Comparative Pro Forma Per-Share Data

	Homestreet	Simplicity	Homestreet Pro Forma Combined
Basic Earnings
Nine months ended September 30, 2014	$1.12	$0.55	$1.05
Year ended December 31, 2013	$1.65	$0.81	$1.53

Diluted Earnings
Nine months ended September 30, 2014	$1.11	$0.55	$1.04
Year ended December 31, 2013	$1.61	$0.81	$1.50

Cash Dividends Paid
Nine months ended September 30, 2014	$0.11	$0.26	$0.11	(1)
Year ended December 31, 2013	$0.33	$0.32	$0.33	(1)

(1)	Pro forma combined cash dividends paid are based only upon HomeStreet’s historical amounts.

Dividend Policy

Dividend payments by Simplicity are dependent primarily on dividends it receives from Simplicity Bank. A regulation of the OCC imposes limitations on “capital distributions” by savings institutions and in addition the Federal Reserve Board must be given 30 days advance notice of any proposed dividend by Simplicity Bank. In fiscal 2014, Simplicity Bank declared and paid $15.0 million in cash dividends to its parent, Simplicity. In addition, Simplicity is subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend and to an amount that would not make us insolvent.

HomeStreet declared a special cash dividend of $0.11 per share in each of the quarters ended June 30, 2013, September 30, 2013 and December 31, 2013. Subsequently, on January 23, 2014 HomeStreet declared a special cash dividend of $0.11 per share payable on February 24, 2014 to shareholders of record at the close of business on February 3, 2014. HomeStreet has not adopted a formal dividend policy nor has it announced regular or recurring dividends. The amount and timing of future dividends have not been determined. The payment of dividends will depend upon a number of factors, including regulatory capital requirements, HomeStreet’s and HomeStreet Bank’s liquidity, financial condition and results of operations, strategic growth plans, tax considerations, statutory and regulatory limitations and general economic conditions. HomeStreet’s ability to pay dividends to shareholders is significantly dependent on HomeStreet Bank’s ability to pay dividends to HomeStreet, which is limited to the extent necessary for HomeStreet Bank to meet the regulatory requirements of a “well-capitalized” bank or other formal or informal guidance communicated by our principal regulators. Under Washington state law, HomeStreet Bank generally may not pay a dividend if doing so would cause its net worth to be reduced below requirements, if any, imposed by the WDFI and a dividend may not be paid in an amount greater than its retained earnings without the approval of the WDFI. In addition, the Federal Reserve Board must be given 30 days advance notice of any proposed dividend by HomeStreet Bank. New capital rules to be implemented on January 1, 2015 will impose more stringent requirements on the ability of HomeStreet Bank to maintain “well-capitalized” status and to pay dividends to HomeStreet. See “Regulation and Supervision—Capital and Prompt Corrective Action Requirements—New Capital Rules.”

We do not expect to pay dividends in the immediate future and, for the foregoing reasons, there can be no assurance that we will pay any further special dividends in any future period.

RISK FACTORS

Risks Relating to the Merger

Because the market price of HomeStreet common stock will fluctuate, the value of the merger consideration to be received by Simplicity stockholders, and the value of the merger consideration to be issued by HomeStreet, is uncertain and will not be known at the time of the respective shareholder meetings.

Upon completion of the merger, each share of Simplicity common stock outstanding at that time will be converted into one share of HomeStreet common stock, subject to adjustment if HomeStreet’s average closing stock price during a specified measurement period prior to the effective time is more than $20 or less than $15. The market value of HomeStreet’s common stock to be received as merger consideration will vary from the price of HomeStreet common stock on the date HomeStreet and Simplicity announced the merger, on the date that this joint proxy statement is mailed to shareholders, on the date of the special meetings, and on and after the effective date. Any change in the market price of HomeStreet common stock prior to the effective time will affect the market value of the merger consideration, and except as described herein, there will be no adjustment to the merger consideration for changes in the market price of either shares of HomeStreet common stock or shares of Simplicity common stock.

The adjustment that applies if HomeStreet’s average closing price exceeds $20 is automatically effected, whereas the adjustment that applies if the average closing price is less than $15 is effected only if HomeStreet elects to make the adjustment (although Simplicity’s board of directors may elect to terminate the merger agreement under those circumstances unless HomeStreet agrees to increase the exchange ratio). As a result, it is possible under the merger agreement that Simplicity stockholders will receive one share of common stock even if HomeStreet’s average closing price is less than $15. However, it is not possible for Simplicity stockholders to receive HomeStreet common stock having a value greater than $20 per share based upon the average closing price, even though that outcome will reduce the exchange ratio to less than one for one. Stock price changes may result from a variety of factors that are beyond the control of HomeStreet and Simplicity, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the respective dates of the special meetings, Simplicity stockholders will not know the precise market value of the merger consideration they will receive, and HomeStreet shareholders will not know the precise cost of the merger to HomeStreet.

The market price of HomeStreet common stock after the merger may be affected by factors different from those that currently affect the shares of Simplicity or HomeStreet.

Upon completion of the merger, holders of Simplicity common stock will become holders of HomeStreet common stock. HomeStreet’s business differs in important respects from Simplicity’s, and, accordingly, the results of operations of the combined company and the market price of HomeStreet common stock after the effective time may be affected by factors different from those currently affecting the independent results of operations of each of HomeStreet and Simplicity. For a discussion of the businesses of HomeStreet and Simplicity and of some important factors to consider in connection with those businesses, please see the sections below entitled “Risk Factors—Risks Relating to Ownership of HomeStreet Common Stock” and “Risk Factors—Risks Relating to Ownership of Simplicity Common Stock.” You also should review the documents incorporated by reference in this joint proxy statement and referred to under “Where You Can Find More Information.”

Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, HomeStreet and Simplicity must obtain approvals from the FDIC and the WDFI and the California Department of Business Oversight (the “CDBO”), must obtain approval from the Federal Reserve Board or receive a waiver from the formal application process, and must file notifications with the Office of the Comptroller of the Currency (the “OCC”). The FDIC, WDFI, and the Federal Reserve Board have already indicated their approval or non-objection, although such approvals and waivers may be withdrawn under certain circumstances and the required notifications have been filed with the OCC. Other approvals, waivers or consents from regulators also may be required. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Summary of the Merger—Regulatory Approvals Required for the Merger,” and these regulators often have broad discretion and an obligation to consider or protect the interests of constituents other than the parties’ respective shareholders, including the federal Deposit Insurance Fund, consumers, community advocacy groups and the communities in which the parties do business. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay its receipt. These regulators may impose conditions on the effective time or may require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger—Summary of the Merger—Regulatory Approvals Required for the Merger.”

The Permit, if and when issued, by the California Commissioner is not an endorsement of the merger or the related transactions, nor is it a recommendation as to the merits and risks of an investment in the capital stock of either party or a recommendation of how either party’s shareholders should vote.

The California Commissioner will conduct the fairness hearing in accordance with Sections 25121 and 25142 of the California Corporations Code and the regulations adopted thereunder. These laws and regulations govern certain disclosure-based requirements and financial analytics that are, or may be, applied by the California Commissioner. Although the Permit will be issued only if the California Commissioner determines that the merger and the related transactions are “fair, just and equitable,” such a determination does not imply a conclusion that the transaction is the best result that the Simplicity board of directors could have achieved, that the HomeStreet common stock to be issued as merger consideration represents an advisable investment, or that outcomes other than the merger and the terms and conditions described in this joint proxy statement were not feasible or achievable. Simplicity stockholders should not presume that the issuance of the Permit constitutes a recommendation as to the investment value or merits of HomeStreet’s common stock, nor should any particular Simplicity stockholder presume that the California Commissioner has addressed all factors the stockholder might deem appropriate, or that she has given the relevant factors the relative weights that the stockholder might consider to be applicable in light of the stockholder’s own financial, investment and tax situation.

Combining the two companies may prove more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the merger may not be realized.

HomeStreet and Simplicity have operated, and until the effective time will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on HomeStreet’s success at combining and integrating the businesses of HomeStreet and Simplicity in a manner that permits growth opportunities and without materially disrupting existing customer relations and without losing revenues or customers. Risks that may arise during the integration process could disrupt either company’s ongoing businesses, including risks that may arise after the merger is completed. These risks include:

•	disruption in the relationships of each entity with its clients, customers, depositors and employees;

•	diversion of management’s attention from normal daily operation of the business;

•	difficulties in integrating the operations, technologies and personnel of Simplicity with those of HomeStreet;

•	inability to maintain the key business relationships and reputation of Simplicity;

•	entry into markets in which HomeStreet has limited or no prior experience in retail banking and in which competitors have stronger market positions;

•	responsibility for the liabilities of Simplicity;

•	inability to maintain internal standards, controls, procedures and policies in the combined entity; and

•	potential loss of key employees.

In addition, we may not achieve the anticipated benefits and cost savings forecast in financial models of the merger. If HomeStreet experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on each of HomeStreet and Simplicity during this transition period on the combined company and for an undetermined period thereafter.

The fairness opinions received by HomeStreet’s and Simplicity’s boards of directors from the parties’ respective financial advisors will not reflect changes in circumstances subsequent to the respective dates of the fairness opinions.

HomeStreet’s board of directors received a fairness opinion, dated September 25, 2014, from MJ Capital Partners, L.P., its financial advisor. Simplicity’s board of directors has received a fairness opinion dated September 27, 2014 from Keefe, Bruyette & Woods, Inc., Simplicity’s financial advisor. These opinions have not been updated as of the date of this document and will not be updated at the effective time. Changes in the operations and prospects of HomeStreet or Simplicity, general market and economic conditions and other factors that may be beyond the control of HomeStreet and Simplicity may alter the value of HomeStreet or Simplicity or the prices of shares of HomeStreet common stock or Simplicity common stock by the effective time. The fairness opinions do not speak as of the time the merger is completed or as of any other date other than the respective dates of the opinions. The full text of the fairness opinions is attached as Annex D and Annex E to this joint proxy statement. For a description of the opinions, see “Background of and Reasons for the Merger—Opinion of HomeStreet’s Financial Advisor” and “Background of and Reasons for the Merger—Opinion of Simplicity’s Financial Advisor.” For a description of the other factors considered by HomeStreet’s board of directors in determining to approve the merger, see “Background of and Reasons for the Merger—Reasons of HomeStreet for the Merger.” For a description of the other factors considered by Simplicity’s board of directors in determining to approve the merger, see “Background of and Reasons for the Merger—Reasons of Simplicity for the Merger.”

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what HomeStreet’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record Simplicity’s identifiable assets and liabilities at fair value and the resulting goodwill. The purchase price allocation reflected in this joint proxy statement is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Simplicity as of the effective time. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement. For more information, see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 25.

Certain of Simplicity’s directors and executive officers have interests in the merger that may differ from the interests of Simplicity’s stockholders.

Simplicity’s stockholders should be aware that some of Simplicity’s directors and executive officers have interests in the merger and have arrangements that differ from, or that are in addition to, those of Simplicity’s stockholders generally. These interests and arrangements may create potential conflicts of interest. Simplicity’s board of directors was aware of these interests and considered these matters, among others, when deciding whether to approve the merger agreement, and in recommending that Simplicity’s stockholders approve the merger agreement and the merger.

These interests include:

•	Pursuant to the merger agreement, each option to purchase shares of Simplicity common stock outstanding immediately prior to the effective time will be canceled immediately prior to closing. Option holders will be paid an amount in cash equal to the average closing price of HomeStreet’s common stock (but not less than $15 nor more than $20 per share), less the exercise price of the option and net of any applicable withholding taxes, provided that any options with an exercise price in excess of the per-share cash amount to be paid at closing will instead be cancelled without payment of any consideration. Moreover, because the minimum effective cash-out price for Simplicity stock options is $15, but the merger agreement permits the parties (at the option of Simplicity’s board) to decide whether to consummate the merger even if HomeStreet’s average stock price is below $15, it is possible under certain circumstances that option holders could receive cash-out payments that are based upon a higher effective exercise price than the value of the merger consideration.

•	The accelerated vesting of Simplicity restricted stock awards as a result of the consummation of the merger;

•	Certain Simplicity executive officers who will not be employed with the combined company will receive cash payments as a result of, or in connection with, the merger under certain severance arrangements and benefit plans. These amounts are detailed in “The Merger—Summary of the Merger—Interests of Simplicity’s Directors and Executive Officers in the Merger” below, and HomeStreet expects that such payments will total approximately $5.7 million.

•	One of Simplicity’s directors will be appointed to serve on the boards of HomeStreet and HomeStreet Bank following the effective time of the merger. Upon assuming that role, the person so selected will be entitled to participate in the compensation plans and arrangements, including equity compensation plans, applicable to HomeStreet directors generally.

•	Pursuant to the merger agreement, HomeStreet will provide insurance for the directors and officers of Simplicity with respect to matters occurring at or prior to the effective time of the merger.

•	In connection with the parties’ entry into the merger agreement, each director and executive officer of Simplicity entered into a voting agreement with HomeStreet which provides, among other things, that HomeStreet will assume Simplicity’s existing obligations under indemnification agreements with those individuals. See “The Merger—Summary of the Merger—Director and Officer Voting Agreements; Indemnification and Insurance.”

For a more complete description of these interests, see “The Merger—Interests of Simplicity’s Directors and Executive Officers in the Merger.”

Termination of the merger agreement could adversely impact HomeStreet or Simplicity.

If the merger agreement is terminated, there may be various consequences. For example, HomeStreet’s or Simplicity’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Each of the parties has incurred substantial costs in connection with the merger agreement, including legal and accounting fees, investment banking fees, printing charges and filing fees.

Additionally, if the merger agreement is terminated, the market price of HomeStreet’s or Simplicity’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Simplicity will be required to pay HomeStreet a termination fee of $5.3 million. This may make it more difficult or expensive for another company to acquire Simplicity if the merger agreement is terminated, which may have a disproportionately adverse impact on the price of Simplicity’s common stock.

HomeStreet and Simplicity will be subject to business uncertainties and contractual restrictions on their respective operations while the merger is pending.

Both HomeStreet and Simplicity will be subject to business uncertainties and contractual restrictions on their respective operations while the merger is pending. For instance, uncertainty about the effect of the merger on employees and customers may have an adverse effect on Simplicity. These uncertainties may impair Simplicity’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Simplicity to seek to change their existing business relationships. Retention of certain employees by Simplicity may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles. If key employees, or a significant number of employees, depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Simplicity or the surviving corporation, Simplicity’s or the combined company’s business could be harmed. In addition, subject to certain exceptions, each of HomeStreet and Simplicity has agreed to operate its business in the ordinary course, and to comply with certain other operational restrictions, prior to closing. See “The Merger—Summary of the Merger Covenants and Agreements” for a description of the restrictive covenants applicable to each party.

The merger agreement limits Simplicity’s ability to pursue acquisition proposals and requires Simplicity to pay a termination fee of $5.3 million to HomeStreet under certain circumstances relating to acquisition proposals. These and other provisions of the merger agreement, of Simplicity’s articles of incorporation and bylaws, and of Maryland law may deter potential acquirors.

The merger agreement prohibits Simplicity from soliciting, initiating, knowingly encouraging or knowingly facilitating certain third-party acquisition proposals. See “The Merger Agreement—Summary of the Merger—Agreement Not to Solicit Other Offers.” The merger agreement also provides that Simplicity must pay a termination fee of $5.3 million to HomeStreet in the event that the merger agreement is terminated under certain circumstances, including a termination resulting from Simplicity’s failure to abide by certain obligations restricting Simplicity’s ability to solicit acquisition proposals. See “The Merger Agreement—Summary of the Merger—Termination Fee.” These provisions may discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Simplicity from considering or proposing such an acquisition. Additionally, Simplicity’s articles of incorporation authorize the board of directors, when evaluating a merger, tender offer or exchange offer, sale of substantially all assets or similar transaction to consider the social and economic effects on Simplicity’s employees, customers, suppliers and communities as well as its stockholders. Maryland law also restricts certain business combinations involving Simplicity and large shareholders without the approval of the Simplicity board of directors. See “Comparison of Rights of Shareholders—Anti-Takeover Provisions and Other Shareholder Protections.”

These provisions and agreements, and other provisions of Simplicity’s articles of incorporation or bylaws or of the Maryland General Corporation Law could make it more difficult for a third-party to acquire control of Simplicity or may discourage a potential competing acquiror.

The shares of HomeStreet common stock to be received by Simplicity stockholders as merger consideration will have different rights from the shares of Simplicity common stock.

Upon completion of the merger, Simplicity stockholders will become HomeStreet shareholders and their rights as shareholders will be governed by the Washington Business Corporation Act and by HomeStreet’s articles of incorporation and bylaws. The rights associated with Simplicity common stock are different from the rights associated with HomeStreet common stock. For example, the approval of a merger or other business combination involving Simplicity, as a Maryland corporation, requires the approval of a majority of the Simplicity shares outstanding and entitled to vote, whereas the approval of a business combination involving HomeStreet, as a Washington corporation, requires the approval of two-thirds of the shares outstanding as of the record date for the meeting at which such a matter is considered. Further, the Washington Business Corporation Act restricts a shareholder’s ability to vote shares acquired in certain transactions not approved by the HomeStreet board of directors, whereas Simplicity’s Articles have a rule that prevents stockholders from voting more than 10% of their shares. Finally, under Washington law, dissenters’ rights are available to holders of shares of companies whose stock trades on a national securities exchange to the same extent as those of any other company (although not available with respect to the merger because HomeStreet is the surviving corporation and its shareholders are not entitled to vote upon the merger itself, and will not experience any of the events enumerated in RCW 23B.11.030(7)), whereas under Maryland law dissenters’ rights generally are not available to holders of shares of companies whose stock trades on a national securities exchange. Please see “Comparison of Rights of Shareholders” beginning on page 310 for a further discussion of the different rights associated with HomeStreet common stock.

Holders of Simplicity and HomeStreet common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of Simplicity and HomeStreet common stock currently have the right to vote in the election of the board of directors and on other matters affecting Simplicity and HomeStreet, respectively. At the effective time, each Simplicity stockholder who receives shares of HomeStreet common stock will become a shareholder of HomeStreet with a percentage ownership of HomeStreet that is smaller than such shareholder’s percentage ownership of Simplicity. It is currently expected that the former shareholders of Simplicity as a group will receive shares in the merger constituting approximately 33% of the outstanding shares of HomeStreet common stock immediately after the merger, assuming no adjustment is triggered under the merger agreement’s price collar provisions. As a result, current shareholders of HomeStreet as a group will own approximately 67% of the outstanding shares of HomeStreet common stock immediately after the merger. Because of this, Simplicity stockholders may have less influence on the management and policies of HomeStreet than they now have on the management and policies of Simplicity, and current HomeStreet shareholders may have less influence than they now have on the management and policies of HomeStreet.

Pending litigation against Simplicity and HomeStreet could result in an injunction preventing the effective time or a judgment resulting in the payment of damages.

In connection with the merger, purported Simplicity stockholders have filed putative shareholder class action lawsuits against Simplicity, the members of the Simplicity board of directors and HomeStreet. Among other remedies, the plaintiffs seek to enjoin the merger. If the case is not resolved, this lawsuits could prevent or delay completion of the merger and result in substantial costs to HomeStreet and Simplicity, including any costs associated with the indemnification of directors and officers. These or other plaintiffs may file additional lawsuits against HomeStreet, Simplicity and/or the directors and officers of either company or both companies in connection with the merger. Litigation, particularly if it becomes protracted or complex, may form a distraction to the management of either or both of the parties, which may impair the parties’ operation of their respective businesses pending completion of the merger. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect HomeStreet’s business, financial condition, results of operations and cash flows. See “The Merger—Summary of the Merger—Litigation Relating to the Merger” beginning on page 132.

Following the merger and related transactions, the combined company will have a large number of authorized but unissued shares.

Following the merger and related transactions, based on the number of shares of Simplicity common stock outstanding as of the record date, the combined company will have approximately 22.2 million shares outstanding, leaving approximately 137.8 million authorized but unissued shares. HomeStreet also is authorized to issue up to 10 million shares of preferred stock in classes or series, and having such rights, preferences and limitations, as the HomeStreet board of directors may deem appropriate. The combined company will be able to issue these shares without shareholder approval, unless shareholder approval is required by applicable law or stock exchange rules. Issuing additional shares may dilute the interest of existing shareholders and cause the market price of the combined company’s common stock to decline.

Following the merger, a high percentage of the combined company’s operations will remain in the Pacific Northwest, and the combined company’s business will be heavily dependent on residential mortgage lending on the West Coast. Deteriorations in economic conditions in the real estate market generally, or in Pacific Northwest in particular, could be more harmful to the combined company compared to more diversified institutions.

As of September 30, 2014, approximately $542.2 million, or 77.7%, of Simplicity’s loan portfolio was comprised of loans to businesses and individuals in the Los Angeles metropolitan area, and $638.9 million, or 91.6%, of Simplicity’s loan portfolio was comprised of residential mortgage loans (including multifamily). As of September 30, 2014, approximately $1.78 billion, or 89.2% of HomeStreet’s loan portfolio was comprised of loans to businesses and individuals in the Pacific Northwest, and $1.24 billion, or 62.5%, of HomeStreet’s loan portfolio was comprised of residential mortgage loans (including multifamily). As a result of the merger, the combined company’s loan portfolio, as of September 30, 2014 would have consisted of $1.78 billion, or 66.0%, of loans to businesses and individuals in the Pacific Northwest and $1.88 billion, or 70%, of residential mortgage loans (including multifamily).

In recent years, the Pacific Northwest has had one of the nation’s highest unemployment rates, and in 2014 major employers in Washington and California have implemented substantial employee layoffs or scaled back growth plans. In recent months a number of the largest employers in Los Angeles County and in neighboring San Bernardino, Riverside and Orange Counties have announced plans to relocate all or substantial portions of their operations to other states. The merger represents the latest in a series of expansion efforts that are intended to grow HomeStreet’s market presence in California, and particularly in the Los Angeles Basin. Thus, although the combined company’s operations may be moderately less sensitive to geographic concentration within the Pacific Northwest, its business will remain focused on the West Coast, and it will be sensitive to economic and political factors confronting those markets. The combined company therefore will remain more sensitive, compared to more diversified institutions, to further deterioration in economic conditions or a prolonged delay in economic recovery in this region, which could lead to losses that could have a material adverse effect on the business, financial condition and results of operations of the combined company.

In addition, since 2007, the residential and commercial real estate lending markets have experienced periods of significant disruption, including increased delinquencies and foreclosures and sharply declining property values. Both Simplicity and HomeStreet derive a substantial portion of their revenues from mortgage origination and servicing activities, and although HomeStreet intends to continue its efforts to diversify its banking activities to serve more commercial customers, the combined company is expected to be heavily dependent on the mortgage sector for the foreseeable future. Despite the merger, the continued high concentration of the combined company’s loan portfolio in loans secured by real estate may cause the combined company to be more sensitive, compared to more diversified institutions, to future disruptions in, and deterioration of, this industry sector, which could lead to losses which could have a material adverse effect on the business, financial condition and results of operations of the combined company.

Risks Relating to Ownership of HomeStreet Common Stock

This section discusses the known material risks associated with ownership of HomeStreet common stock, with a particular focus on risks associated with ownership of the common stock of HomeStreet as the surviving company in the merger. Simplicity stockholders should consider these risks, together with the risk factors set forth in Item 1A—Risk Factors, of HomeStreet’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (which information is incorporated herein by this reference) in deciding how to vote at the Simplicity special meeting. Likewise, HomeStreet shareholders should consider all such risk factors in assessing whether to vote to approve the issuance of HomeStreet common stock as merger consideration. First-person pronouns such as “we,” “us” and “our” used in this section are intended to refer to HomeStreet and HomeStreet Bank on a consolidated basis unless the context clearly indicates otherwise.

We are growing rapidly, and we may be unable to manage our growth properly.

In 2012, HomeStreet completed its initial public offering of common stock. At that time HomeStreet had been operating under regulatory orders that had been imposed during the financial crisis of 2007 through 2010 as a result of operating losses, capital impairment, asset quality deterioration and a number of related operational and management issues experienced by HomeStreet Bank at that time. In early 2010, we began recruiting a new management team, and the recapitalization brought about by our initial public offering, together with aggressive management strategies, helped us substantially improve all aspects of our operations and financial condition. As a result of a combination of these factors, our regulators removed all extraordinary restrictions on our operations by early 2013. In November 2013 we completed the simultaneous acquisitions of Fortune Bank, headquartered in Seattle, and Yakima National Bank, headquartered in Yakima, Washington. In December 2013 we completed the acquisition of two Seattle retail branches from AmericanWest Bank. The merger thus represents our third whole- bank acquisition in less than two years. We also have grown our mortgage origination operations opportunistically but quickly in both the San Francisco Bay and Los Angeles areas of California, and we have continued to grow those operations in our Pacific Northwest offices, as well. At the time we completed our IPO, and after giving effect to the $77.6 million in net proceeds from that offering, based on December 31, 2011 balances we had total assets of approximately $2.4 billion, total deposits of approximately $2.0 billion, total loans of approximately $2.7 billion, and approximately 600 employees. At September 30, 2014, we had total assets of approximately $3.5 billion, total deposits of $2.4 billion, and total loans of approximately $2.7 billion and approximately 1,600 employees. On a proforma basis giving effect to the merger, as of September 30, 2014, the combined company would have had total assets of approximately $4.3 billion, total deposits of $3.1 billion, and total loans of approximately $3.4 billion. Further, unlike the Fortune Bank and Yakima National Bank acquisitions, which together resulted in only modest geographic expansion, the merger represents a substantial geographic expansion of our commercial banking operations. We have plans to continue growing strategically, and we may also grow opportunistically from time to time. Growth can present substantial demands on management personnel, line employees, and other aspects of a bank’s operations, and those challenges are particularly pronounced when growth occurs rapidly. We may face difficulties in managing that growth, and we may experience a variety of adverse consequences, including:

•	loss of or damage to key customer relationships;

•	distraction of management from ordinary course operations;

•	loss of key employees or significant numbers of employees;

•	the potential of litigation from prior employers relative to the portability of its employees;

•	costs associated with opening new offices to accommodate our growth in employees;

•	challenges in complying with legal and regulatory requirements in new jurisdictions;

•	increased costs related to hiring, training and providing initial compensation to new employees, which may not be recouped if these employees do not remain with us long enough to be profitable;

•	inadequacies in our computer systems, accounting policies and procedures, and management personnel (some of which may be difficult to detect until other problems become manifest);

•	challenges integrating different systems, practices, and customer relationships;

•	an inability to attract and retain personnel whose experience and (in certain circumstances) business relationships promote the achievement of our strategic goals; and

•	increasing volatility in our operating results as we progress through these initiatives.

These outcomes, singly or in combination, may have a material adverse effect upon our business, financial conditions and results of operations, and may cause us to achieve our goals more slowly than we expect, or to fail to achieve those goals at all.

The purchase method of accounting requires periodic testing for impairment of our acquired businesses, which may result in unexpected operating losses.

If the merger is completed, we will recognize goodwill on our balance sheet in the amount by which the value of the merger consideration exceeds the measured fair value of Simplicity’s assets as of the effective time. After giving effect to our previous acquisitions of Fortune Bank and Yakima National Bank, our actual goodwill as of September 30, 2014 was $11.9 million. The amount of goodwill we recognize in connection with the merger cannot be determined prior to the effective time; however, based upon HomeStreet’s one-day closing stock price on September 30, 2014, and using Simplicity’s total assets as of that date, we would have recognized goodwill amounting to $0.7 million. Generally accepted accounting principles, or GAAP, requires that we evaluate goodwill (as well as all other intangible assets) for impairment on a regular basis and, if we determine that the current carrying value exceeds the fair value of those assets, we will be required to recognize impairment in an amount equal to the excess. There are a variety of factors that could cause a decrease in carrying value, including an unanticipated or excessive loss of customers, adverse changes in legal factors or the business climate, an adverse action or assessment by regulatory authorities, the loss of key personnel, a determination that we are likely to dispose of all or a significant portion of a reporting unit, failure to realize anticipated synergies from our acquisitions, a sustained decline in our stock price or market capitalization, significant negative variances between actual and expected financial results, and lowered expectations of future financial results. Adjustments to goodwill are reflected as impairment charges in a company’s income statement, and thus any such impairments could have a material adverse effect upon our results of operation and financial condition. Moreover, although goodwill cannot be included in the computation of regulatory capital, and so an impairment would not affect our compliance with capital adequacy standards, a reduction in goodwill also would directly and proportionately reduce our shareholders’ equity.

Fluctuations in interest rates may adversely affect the value of our assets and reduce our net interest income and noninterest income, thereby adversely affecting our earnings and profitability.

Interest rates may be affected by many factors beyond our control, including general and economic conditions and the monetary and fiscal policies of various governmental and regulatory authorities. Increases in interest rates in 2014 reduced our mortgage revenues in large part by drastically reducing the market for refinancings, which has negatively impacted our noninterest income and, to a lesser extent, our net interest income, as well as demand for our residential loan products and the revenue realized on the sale of loans. Our earnings are also dependent on the difference between the interest earned on loans and investments and the interest paid on deposits and borrowings. Changes in market interest rates impact the rates earned on loans and investment securities and the rates paid on deposits and borrowings and may negatively impact our ability to attract deposits, make loans and achieve satisfactory interest rate spreads, which could adversely affect our financial condition or results of operations. In addition, changes to market interest rates may impact the level of loans, deposits and investments and the credit quality of existing loans.

In addition, our securities portfolio includes securities that are insured or guaranteed by U.S. government agencies or government-sponsored enterprises and other securities that are sensitive to interest rate fluctuations. The unrealized gains or losses in our available-for-sale portfolio are reported as a separate component of shareholders’ equity until realized upon sale. Future interest rate fluctuations may impact the value of these securities and as a result, shareholders’ equity, causing material fluctuations from quarter to quarter. Failure to hold our securities until maturity or until market conditions are favorable for a sale could adversely affect our financial condition.

A significant portion of our noninterest income is derived from originating residential mortgage loans and selling them into the secondary market. That business has benefited from a long period of historically low interest rates.

To the extent interest rates continue to rise, particularly if they rise substantially, we may experience a reduction in mortgage financing of new home purchases and refinancing. These factors have and may in the future further negatively affect our mortgage loan origination volume and adversely affect our noninterest income.

Current economic conditions continue to pose significant challenges for us and could adversely affect our financial condition and results of operations.

Despite recent improvements in the economy and increases in interest rates, we continue to operate in an uncertain economic environment, including sluggish national and global conditions, accompanied by high unemployment and very low interest rates. Financial institutions continue to be affected by changing conditions in the real estate and financial markets, along with an arduous regulatory climate that has experienced both significant growth in the scope and number of regulations and an increasing stringency of compliance requirements as regulations passed in response to conditions and events during the economic downturn continue to be implemented. Recent improvements in the housing market may not continue, and with a return to a recessionary economy could result in financial stress on our borrowers that would adversely affect our financial condition and results of operations.

In particular, we may face risks related to market conditions that may negatively impact our business opportunities and plans, such as:

•	market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, resulting in increased delinquencies and default rates on loans and other credit facilities;

•	regulatory scrutiny of the industry could further increase, leading to harsh regulation of our industry that could lead to a higher cost of compliance, limit our ability to pursue business opportunities and increase our exposure to the judicial system and the plaintiff’s bar;

•	the models we use to assess the creditworthiness of our customers may prove less reliable than we had anticipated in predicting future behaviors which may impair our ability to make good underwriting decisions;

•	if our forecasts of economic conditions and other economic predictions are not accurate, we may experience further challenges in accurately estimating the ability of our borrowers to repay their loans;

•	further erosion in the fiscal condition of the U.S. Treasury may lead to new taxes, limiting the ability of HomeStreet to pursue growth and return profits to shareholders; and

•	future political developments and fiscal policy decisions may create uncertainty in the marketplace.

If recovery from the economic recession slows or if we experience another recessionary dip, our ability to access capital and our business, financial condition and results of operations may be adversely impacted.

The proposed restructuring of Fannie Mae and Freddie Mac and changes in existing government-sponsored and federal mortgage programs could negatively affect our business.

We originate and purchase, sell and thereafter service single family and multifamily mortgages under the Fannie Mae, and to a lesser extent the Freddie Mac, single family purchase programs and the Fannie Mae multifamily DUS® program. Since the nationwide downturn in residential mortgage lending that began in 2007, and Fannie Mae and Freddie Mac’s relegation to conservatorship, Congress and various executive branch agencies have offered a wide range of proposals aimed at restructuring these agencies. The Obama administration has called for scaling back the role of the U.S. government in, and promoting the return of private capital to, the mortgage markets and the reduction of the role of Fannie Mae and Freddie Mac in the mortgage markets by, among other things, reducing conforming loan limits, increasing guarantee fees and requiring larger down payments by borrowers with the ultimate goal of winding down Fannie Mae and Freddie Mac. As recently as January 2014, the White House reaffirmed the view that housing finance reform should include ending Fannie Mae and Freddie Mac’s business model.

Notwithstanding the White House’s reaffirmed position, in May 2014 FHFA released a strategic plan relating to the conservatorships of Fannie Mae and Freddie Mac which no longer involves specific steps to contract Fannie Mae’s and Freddie Mac’s market presence, but retains a goal focused on ways to bring additional private capital into the system in order to reduce taxpayer risk. However, Congress has recently considered several bills to reform the housing finance system, including bills that, among other things, would require Fannie Mae and Freddie Mac to be wound down after a period of time and place certain restrictions on Fannie Mae’s and Freddie Mac’s activities prior to being wound down. We expect that Congress will continue to hold hearings and consider legislation on the future status of Fannie Mae and Freddie Mac, including proposals that would result in Fannie Mae’s liquidation or dissolution.

We cannot be certain if or when Fannie Mae and Freddie Mac ultimately will be restructured or wound down, if or when additional reform of the housing finance market will be implemented or what the future role of the U.S. government will be in the mortgage market, and, accordingly, we will not be able to determine the impact that any such reform may have on us until a definitive reform plan is adopted. However, any restructuring of Fannie Mae and Freddie Mac that restricts those agencies’ loan purchase programs may have a material adverse effect on our business and results of operations. Moreover, we have recorded on our balance sheet an intangible asset (mortgage servicing rights, or MSRs) relating to our right to service single and multifamily loans sold to Fannie Mae and Freddie Mac. That MSR asset was valued at $124.6 million at September 30, 2014. Changes in the policies and operations of Fannie Mae and Freddie Mac or any replacement for our successor to these entities that adversely affect our single family residential loan and DUS mortgage servicing assets may require us to record impairment charges to the value of these assets, and significant impairment charges could be material and adversely affect our business.

In addition, our ability to generate income through mortgage sales to institutional investors depends in part on programs sponsored by Fannie Mae, Freddie Mac and Ginnie Mae, which facilitate the issuance of mortgage-backed securities in the secondary market. Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our loan origination and mortgage sales. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities could negatively impact our results of business, operations and cash flows.

We may need to increase our capital to be prepared to comply with more stringent capital requirements under Basel III beginning on January 1, 2015.

In July 2013, the U.S. federal banking regulators (including the Federal Reserve and FDIC) jointly announced the adoption of new rules relating to capital standards requirements, including requirements contemplated by Section 171 of the Dodd-Frank Act as well as certain standards initially adopted by the Basel Committee on Banking Supervision, which standards are commonly referred to as Basel III. A substantial portion of these rules will apply to both HomeStreet and HomeStreet Bank beginning in January 2015. As part of these new rules, both HomeStreet and HomeStreet Bank will be required to have a common equity Tier 1 capital ratio of 4.5%, have a Tier 1 leverage ratio of 4.0%, a Tier 1 risk-based ratio of 6.0% and a total risk-based ratio of 8.0%. In addition, both HomeStreet and HomeStreet Bank will be required to establish a “conservation buffer”, consisting of common equity Tier 1 capital, equal to 2.5%, which means in effect that in order to prevent certain regulatory restrictions, the common equity Tier 1 capital ratio requirement will be 7.0%, the Tier 1 risk-based ratio requirement will be 8.5% and the total risk-based ratio requirement will be 10.5%. In this regard, any institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases and discretionary bonuses to executive officers. The requirement for a conservation buffer will be phased in beginning in 2016 and will take full effect on January 1, 2019.

Additional prompt corrective action rules will apply to HomeStreet Bank, including higher ratio requirements for HomeStreet Bank to be considered well-capitalized. The new rules also modify the manner for determining when certain capital elements are included in the ratio calculations. Under current capital standards, the effects of accumulated other comprehensive income items included in capital are excluded for the purposes of determining regulatory capital ratios. Under Basel III, the effects of certain accumulated other comprehensive items are not excluded; however, banking organizations that are not required to use advanced approaches, including HomeStreet and HomeStreet Bank, may make a one-time permanent election to continue to exclude these items. HomeStreet and HomeStreet Bank expect to make this election in order to avoid significant variations in the level of capital depending upon the impact of interest rate fluctuations on the fair value of HomeStreet’s securities portfolio.

In addition, deductions include, for example, the requirement that mortgage servicing rights, certain deferred tax assets not dependent upon future taxable income and significant investments in non-consolidated financial entities be deducted from the new common equity Tier 1 capital to the extent that any one such category exceeds 10% of new common equity Tier 1 capital, or all such categories in the aggregate exceed 15% of new common equity Tier 1 capital. Maintaining higher capital levels may result in lower profits for HomeStreet as we will not be able to grow our lending as quickly as we might otherwise be able to do if we were to maintain lower capital levels. See “Regulation and Supervision of Home Street Bank—Capital and Prompt Corrective Action Requirements—New Capital Regulations” in Item 1 of our Form 10-K for the year ended December 31, 2013 previously filed with the SEC.

The sale of approximately 24% of our MSR portfolio in the second quarter of 2014 was consummated in part to facilitate balance sheet and capital management in preparation for Basel III. The application of more stringent capital requirements could, among other things, result in lower returns on invested capital and result in regulatory actions if we were to be unable to comply with such requirements.

We are subject to extensive regulation that has in the past restricted and could further restrict our activities in the future, including capital distributions, and impose financial requirements or limitations on the conduct of our business.

Our operations are subject to extensive regulation by federal, state and local governmental authorities, including the FDIC, the Federal Reserve and the WDFI, and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations.

Because our business is highly regulated the laws, rules and regulations to which we are subject are evolving and change frequently. Changes to those laws, rules and regulations are sometimes retroactively applied. Examination findings by the regulatory agencies may result in adverse consequences to HomeStreet. We have, in the past, been subject to specific regulatory orders that constrained our business and required us to take measures that investors may have deemed undesirable, and we may again in the future be subject to such orders if banking regulators were to determine that our operations require such restrictions. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the authority to restrict our operations, adversely reclassify our assets, determine the level of deposit premiums assessed and require us to increase our allowance for loan losses.

The Dodd-Frank Act is expected to increase our costs of operations and may have a material negative effect on us.

The Dodd-Frank Act significantly changed the laws that apply to financial institutions and revised and expanded the rulemaking, supervisory and enforcement authority of federal banking regulators. It is also expected to have a material impact on our relationships with current and future customers.

Some of these changes were effective immediately, though many others are being phased in gradually. In addition, the statute in many instances calls for regulatory rulemaking to implement its provisions while some such provisions are now being implemented, such as the Basel III Capital Standards which take effect beginning on January 1, 2015, not all of the regulations called for by Dodd-Frank have been completed or are in effect, so the precise contours of the law and its effects on us cannot yet be fully understood. The provisions of the Dodd-Frank Act and the subsequent exercise by regulators of their revised and expanded powers thereunder could materially and negatively impact the profitability of our business, the value of assets we hold or the collateral available for our loans, require changes to business practices or force us to discontinue businesses and expose us to additional costs, taxes, liabilities, enforcement actions and reputational risk. The Dodd-Frank Act imposes a requirement that private securitizers of mortgage and other asset backed securities retain, subject to certain exemptions, not less than five percent of the credit risk of the mortgages or other assets backing the securities. The regulatory agencies released the final Risk Retention rules on October 22, 2014, to be effective in one year for residential mortgage-banked securitization and in two years for all other securitization types. See “Regulation and Supervision” in Item 1 of our Annual Report on Form 10-K.

New federal and state legislation, case law or regulatory action may negatively impact our business.

Enacted legislation, including the Dodd-Frank Act, as well as future federal and state legislation, case law and regulations could require us to revise our operations and change certain business practices, impose additional costs, reduce our revenue and earnings and otherwise adversely impact our business, financial condition and results of operations. For instance,

•	Recent legislation and court decisions with precedential value could allow judges to modify the terms of residential mortgages in bankruptcy proceedings and could hinder our ability to foreclose promptly on defaulted mortgage loans or expand assignee liability for certain violations in the mortgage loan origination process, any or all of which could adversely affect our business or result in our being held responsible for violations in the mortgage loan origination process.

•	Congress and various regulatory authorities have proposed programs that would require a reduction in principal balances of “underwater” residential mortgages, which if implemented would tend to reduce loan servicing income and which might adversely affect the carrying values of portfolio loans.

•	The Washington state supreme court has ruled that Mortgage Electronic Registration System, Inc. (“MERS”) does not meet the definition of “beneficiary” under Washington’s deed of trust act, requiring additional steps to be taken to appoint a successor trustee prior to initiating a non-judicial foreclosure in that state or necessitating a judicial foreclosure process for MERS-related mortgages. Court cases in Oregon have brought similar challenges regarding MERS under Oregon state law. While the Oregon Supreme Court has ruled on the appeal of several lower-court MERS cases, enough ambiguity exists in the ruling that we and other servicers of MERS-related loans have elected to foreclose primarily through judicial procedures in Oregon, resulting in increased foreclosure costs, longer foreclosure timelines and additional delays. If state courts in Washington or other states where we do significant business issue similar decisions in the cases pending before them, our foreclosure costs and foreclosure timelines may continue to increase, which in turn, could increase our single family loan delinquencies, servicing costs, and adversely affect our cost of doing business and results of operations.

These or other judicial decisions or legislative actions, if upheld or implemented, may limit our ability to take actions that may be essential to preserve the value of the mortgage loans we service or hold for investment. Any restriction on our ability to foreclose on a loan, any requirement that we forego a portion of the amount otherwise due on a loan, or any requirement that we modify any original loan terms may require us to advance principal, interest, tax and insurance payments, which would negatively impact our business, financial condition, liquidity and results of operations. Given the relatively high percentage of our business that derives from originating residential mortgages, any such actions are likely to have a significant impact on our business, and the effects we experience will likely be disproportionately high in comparison to financial institutions whose residential mortgage lending is more attenuated.

In addition, while these legislative and regulatory proposals and court decisions generally have focused primarily, if not exclusively, on residential mortgage origination and servicing, other laws and regulations may be enacted that affect the manner in which we do business and the products and services that we provide, restrict our ability to grow through acquisition, restrict our ability to compete in our current business or expand into any new business, and impose additional fees, assessments or taxes on us or increase our regulatory oversight.

New CFPB regulations which took effect in January 2014 may negatively impact our residential mortgage loan business and compliance risk.

Our consumer business, including our mortgage, credit card, and other consumer lending and non-lending businesses, may be adversely affected by the policies enacted or regulations adopted by the Consumer Financial Protection Bureau (CFPB) which has broad rulemaking authority over consumer financial products and services. In January 2014 new federal regulations promulgated by the CFPB took effect which impact how we originate and service residential mortgage loans. The new regulations, among other things, require mortgage lenders to assess and document a borrower’s ability to repay their mortgage loan. The regulations provide borrowers the ability to challenge foreclosures and sue for damages based on allegations that the lender failed to meet the standard for determining the borrower’s ability to repay their loan. While the regulations include presumptions in favor of the lender based on certain loan underwriting criteria, it is uncertain how these presumptions will be construed and applied by courts in the event of litigation. The ultimate impact of these new regulations on the lender’s enforcement of its loan documents in the event of a loan default, and the cost and expense of doing so, is uncertain, but may be significant. In addition, the secondary market demand for loans that do not fall within the presumptively safest category of a “qualified mortgage” as defined by the CFPB is uncertain.

The new regulations also require changes to certain loan servicing procedures and practices. The new servicing rules will, among other things, result in increased foreclosure costs and longer foreclosure timelines in the event of loan default, and failure to comply with the new servicing rules may result in additional litigation and compliance risk.

The CFPB recently proposed additional rules under the Home Mortgage Disclosure Act (“HMDA”) that are intended to improve information reported about the residential mortgage market and increase disclosure about consumer access to mortgage credit. As drafted, the proposed updates to the HMDA increase the types of dwelling-secured loans that would be subject to the disclosure requirements of the rule and expands the categories of information that financial institutions such as HomeStreet Bank would be required to report with respect to such loans and such borrowers, including potentially sensitive customer information. If implemented, these changes would increase our compliance costs due to the need for additional resources to meet the enhanced disclosure requirements, including additional personnel and training costs as well as informational systems to allow HomeStreet Bank to properly capture and report the additional mandated information. In addition, because of the anticipated volume of new data that would be required to be reported under the updated rules, HomeStreet Bank would face an increased risk of errors in the information. More importantly, because of the sensitive nature of some of the additional customer information to be included in such reports, HomeStreet Bank would face a higher potential for a security breach resulting in the disclosure of sensitive customer information in the event the HMDA reporting files were obtained by an unauthorized party. The comment period for these proposed rules closed on October 29, 2014 and the final rules have not yet been released.

While the full impact of CFPB’s activities on our business is still unknown, we anticipate that the proposed rule change under the HMDA and other CFPB actions that may follow may increase our compliance costs and require changes in our business practices as a result of new regulations and requirements and could limit the products and services we are able to provide to customers. We are unable to predict whether U.S. federal, state or local authorities, or other pertinent bodies, will enact legislation, laws, rules, regulations, handbooks, guidelines or similar provisions that will affect our business or require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability. See “Regulation and Supervision—Regulation and Supervision” in Item 1 of our Form 10-K for the year ended December 31, 2013 previously filed with the SEC.

Our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and we use estimates in determining the fair value of certain of our assets, which estimates may prove to be imprecise and result in significant changes in valuation.

A portion of our assets are carried on the balance sheet at fair value, including investment securities available for sale, mortgage servicing rights related to single family loans and single family loans held for sale. Generally, for assets that are reported at fair value, we use quoted market prices or internal valuation models that utilize observable market data inputs to estimate their fair value. In certain cases, observable market prices and data may not be readily available or their availability may be diminished due to market conditions. We use financial models to value certain of these assets. These models are complex and use asset-specific collateral data and market inputs for interest rates. Although we have processes and procedures in place governing internal valuation models and their testing and calibration, such assumptions are complex as we must make judgments about the effect of matters that are inherently uncertain. Different assumptions could result in significant changes in valuation, which in turn could affect earnings or result in significant changes in the dollar amount of assets reported on the balance sheet.

If we fail to maintain effective systems of internal and disclosure control, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

Effective internal and disclosure controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. As part of our ongoing monitoring of internal control we may from time to time discover deficiencies in our internal control as defined under standards adopted by the Public Company Accounting Oversight Board, or PCAOB, that require remediation. Under the PCAOB standards, a “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A “significant deficiency” is a control deficiency or combination of control deficiencies that adversely affects a company’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is a more than remote likelihood that a misstatement of a company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.

Following the closing of our books for the third quarter of 2014, management discovered a deficiency in our internal control over financial reporting relating to the evaluation of certain hedging instruments. Management investigated this deficiency in light of the extent to which misstatements had resulted in our prior period reports, and determined that the amount of actual misstatements was immaterial for each of the prior periods and in the aggregate. However, we also examined the deficiencies in light of the maximum possible error that could have resulted from the deficiencies, and determined that such an amount could have been material. As a result, this Quarterly Report on Form 10-Q identifies and discusses a deficiency in our disclosure controls and procedures, and notes that we intend to take certain remedial measures to improve our internal control over financial reporting. However, we cannot offer assurances that these remedial measures will completely resolve the deficiencies that we have identified, or that we do not have other undiscovered deficiencies in our disclosure controls and procedures or our internal control over financial reporting.

If we discover additional deficiencies in our internal controls, we may also identify defects in our disclosure controls and procedures that require remediation. If we discover additional deficiencies, we will take affirmative steps to improve our internal and disclosure controls. However, there is no assurance that we will be successful. Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could harm operating results or cause us to fail to meet our reporting obligations. Ineffective internal and disclosure controls, including the deficiencies identified in this report, could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

HomeStreet, Inc. primarily relies on dividends from HomeStreet Bank and payment of dividends by HomeStreet Bank may be limited by applicable laws and regulations.

HomeStreet, Inc. is a separate legal entity from HomeStreet Bank, and although we may receive some dividends from HomeStreet Capital Corporation, the primary source of our funds from which we service our debt, pay dividends to our shareholders and otherwise satisfy our obligations is dividends from HomeStreet Bank. The availability of dividends from HomeStreet Bank is limited by various statutes and regulations, as well as by our policy of retaining a significant portion of our earnings to support HomeStreet Bank’s operations. New capital rules will also impose more stringent capital requirements to maintain “well capitalized” status which may additionally impact HomeStreet Bank’s ability to pay dividends to HomeStreet. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Management—New Capital Regulations” as well as “Regulation of Home Street Bank—Capital and Prompt Corrective Action Requirements—New Capital Rules” in Item 1 of our Form 10-K for the year ended December 31, 2013 previously filed with the SEC. If HomeStreet Bank cannot pay dividends to us, we may be limited in our ability to service our debts, fund HomeStreet’s operations and acquisition plans and pay dividends to HomeStreet’s shareholders. While HomeStreet has made special dividend distributions to its public shareholders in prior quarters, HomeStreet has not adopted a dividend policy and the board of directors determined that it is in the best interests of the shareholders not to declare a dividend to be paid in the third quarter of 2014. As such, our dividends are not regular and are subject to restriction due to cash flow limitations, capital requirements, capital needs of the business or other factors.

We cannot assure you that we will remain profitable.

We have sustained significant losses in the past and our profitability has declined in recent quarters. We cannot guarantee that we will remain profitable or be able to maintain the level of profit we are currently experiencing. Many factors determine whether or not we will be profitable, and our ability to remain profitable is threatened by a myriad of issues, including:

•	further increases in interest rates may limit our ability to make loans, decrease our net interest income and noninterest income, reduce demand for loans, increase the cost of deposits and otherwise negatively impact our financial situation;

•	volatility in mortgage markets, which is driven by factors outside of our control such as interest rate changes, housing inventory and general economic conditions, may negatively impact our ability to originate loans and change the fair value of our existing loans and servicing rights;

•	changes in regulation that may impact HomeStreet or HomeStreet Bank and may limit our ability to offer certain products and services or may increase our costs of compliance;

•	increased costs from growth through acquisition could exceed the income growth anticipated from these opportunities, especially in the short term as these acquisitions are integrated into our business;

•	changes in government-sponsored enterprises and their ability to insure or to buy our loans in the secondary market may result in significant changes in our ability to recognize income on sale of our loans to third parties;

•	competition in the mortgage market industry may drive down the interest rates we are able to offer on our mortgages;

•	changes in the cost structures and fees of government-sponsored enterprises to whom we sell many of these loans may compress our margins and reduce our net income and profitability; and

•	our hedging strategies to offset risks related to interest rate changes may not prove to be successful and may result in unanticipated losses for HomeStreet.

These and other factors may limit our ability to generate revenue in excess of our costs, which in turn may result in a lower rate of profitability or even substantial losses.

Federal, state and local consumer lending laws may restrict our ability to offer and/or increase our risk of liability with respect to products and services and could increase our cost of doing business.

Federal, state and local laws have been adopted that are intended to eliminate certain lending practices considered “predatory” or “unfair and deceptive.” These laws prohibit practices such as steering borrowers away from more affordable products, failing to disclose key features, limitations or costs related to products and services, selling unnecessary insurance to borrowers, repeatedly refinancing loans, imposing excessive fees for overdrafts and making loans without a reasonable expectation that the borrowers will be able to repay the loans irrespective of the value of the underlying property. It is our policy not to make predatory loans or engage in deceptive practices, but these laws create the potential for liability with respect to our lending, servicing, loan investment and deposit taking activities. As we offer products and services to customers in additional states, we may become subject to additional state and local laws designed to protect consumers. The additional laws and regulations increase our cost of doing business, and ultimately may prevent us from making certain loans and cause us to reduce the average percentage rate or the points and fees on loans that we do make.

The significant concentration of real estate secured loans in our portfolio has had and may continue to have a negative impact on our asset quality and profitability.

Substantially all of our loans are secured by real property. Our real estate secured lending is generally sensitive to national, regional and local economic conditions, making loss levels difficult to predict. Declines in real estate sales and prices, significant increases in interest rates, and a degeneration in prevailing economic conditions may result in higher than expected loan delinquencies, foreclosures, problem loans, OREO, net charge-offs and provisions for credit and OREO losses. Although real estate prices are stable in the markets in which we operate, if values decline in those markets, the collateral for our loans may provide less security and our ability to recover the principal, interest and costs due on defaulted loans by selling the underlying real estate will be diminished, leaving us more likely to suffer additional losses on defaulted loans. Such declines may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose loan portfolios are more geographically diversified.

Worsening conditions in the real estate market and higher than normal delinquency and default rates on loans could cause other adverse consequences for us, including:

•	the reduction of cash flows and capital resources, as we are required to make cash advances to meet contractual obligations to investors, process foreclosures, and maintain, repair and market foreclosed properties;

•	declining mortgage servicing fee revenues because we recognize these revenues only upon collection;

•	increasing loan servicing costs;

•	declining fair value on our mortgage servicing rights; and

•	declining fair values and liquidity of securities held in our investment portfolio that are collateralized by mortgage obligations.

Our allowance for loan losses may prove inadequate or we may be negatively affected by credit risk exposures. Future additions to our allowance for loan losses will reduce our earnings.

Our business depends on the creditworthiness of our customers. As with most financial institutions, we maintain an allowance for loan losses to provide for defaults and nonperformance, which represents management’s best estimate of probable incurred losses inherent in the loan portfolio. Management’s estimate is the result of our continuing evaluation of specific credit risks and loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, industry concentrations and other factors that may indicate future loan losses. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires us to make estimates of current credit risks and future trends, all of which may undergo material changes. Generally, our nonperforming loans and OREO reflect operating difficulties of individual borrowers and weaknesses in the economies of the markets we serve. This allowance may not be adequate to cover actual losses, and future provisions for losses could materially and adversely affect our financial condition, results of operations and cash flows.

In addition, as a result of our acquisitions of Fortune Bank, Yakima National Bank and two branches of AmericanWest Bank in the second half of 2013, we have added the loans previously held by the acquired companies or related to the acquired branches to our books. We will add Simplicity’s loans to our books upon consummation of the merger. Although we review loan quality as part of our due diligence in considering any acquisition, the addition of such loans may increase our credit risk exposure, requiring an increase in our allowance for loan losses or we may experience adverse effects to our financial condition, results of operations and cash flows stemming from losses on those additional loans.

Our real estate lending also exposes us to environmental liabilities.

In the course of our business, it is necessary to foreclose and take title to real estate, which could subject us to environmental liabilities with respect to these properties. Hazardous substances or waste, contaminants, pollutants or sources thereof may be discovered on properties during our ownership or after a sale to a third party. We could be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and cleanup costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at such properties. The costs associated with investigation or remediation activities could be substantial and could substantially exceed the value of the real property. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. We may be unable to recover costs from any third party. These occurrences may materially reduce the value of the affected property, and we may find it difficult or impossible to use or sell the property prior to or following any environmental remediation. If we ever become subject to significant environmental liabilities, our business, financial condition and results of operations could be materially and adversely affected.

A failure in or breach of our security systems or infrastructure, or those of our third party vendors and other service providers, resulting from cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses.

Information security risks for financial institutions have generally increased in recent years in part because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. Those parties also may attempt to fraudulently induce employees, customers, or other users of our systems to disclose confidential information in order to gain access to our data or that of our customers. Our operations rely on the secure processing, transmission and storage of confidential information in our computer systems and networks, either managed directly by us or through our data processing vendors. In addition, to access our products and services, our customers may use personal smartphones, tablet PCs, and other mobile devices that are beyond our control systems. Although we believe we have robust information security procedures and controls, we are heavily reliant on our third party vendors, and our vendors’ or our own technologies, systems, networks and our customers’ devices may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of Company or our customers’ confidential, proprietary and other information, or otherwise disrupt HomeStreet’s or its customers’ or other third parties’ business operations.

Third parties with which we do business or that facilitate our business activities, including exchanges, clearing houses, financial intermediaries or vendors that provide services or security solutions for our operations, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, some of our primary third party service providers may be subject to enhanced regulatory scrutiny due to regulatory findings during examinations of such service provider(s) conducted by federal regulators. While we have and will subject such vendor(s) to higher scrutiny and monitor any corrective measures that the vendor(s) are or would undertake, we are not able to fully mitigate any risk which could result from a breach or other operational failure caused by this, or any other vendor’s breach.

To date we are not aware of any material losses relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not suffer such attacks and losses in the future. Our risk and exposure to these matters remains heightened because of, among other things, the evolving nature of these threats, our plans to continue to implement our Internet banking and mobile banking channel, our expanding operations and the outsourcing of a significant portion of our business operations. As a result, cybersecurity and the continued development and enhancement of our controls, processes and practices designed to protect customer information, our systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for HomeStreet. As cyber threats continue to evolve, we may be required to expend significant additional resources to insure, to continue to modify or enhance our protective measures or to investigate and remediate important information security vulnerabilities.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses and customers, or cyber-attacks or security breaches of the networks, systems or devices that our customers use to access our products and services could result in customer attrition, financial losses, the inability of our customers to transact business with us, violations of applicable privacy and other laws, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could materially and adversely affect our results of operations or financial condition.

The network and computer systems on which we depend could fail or experience security breaches.

Our computer systems could be vulnerable to unforeseen problems. Because we conduct a part of our business over the Internet and outsource several critical functions to third parties, operations will depend on our ability, as well as the ability of third-party service providers, to protect computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins or similar catastrophic events. Any damage or failure that causes interruptions in operations could have a material adverse effect on our business, financial condition and results of operations.

In addition, a significant barrier to online financial transactions is the secure transmission of confidential information over public networks. Our Internet banking system relies on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms our third-party service providers use to protect customer transaction data. If any such compromise of security were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

The failure to protect our customers’ confidential information and privacy could adversely affect our business.

We are subject to state and federal privacy regulations and confidentiality obligations that, among other things restrict the use and dissemination of, and access to, the information that we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and customers. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information, and in some instances may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information. The actions we may take in order to promote compliance with these obligations vary by business segment and may change over time, but may include, among other things:

•	training and educating our employees and independent contractors regarding our obligations relating to confidential information;

•	monitoring changes in state or federal privacy and compliance requirements;

•	drafting and enforcing appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;

•	maintaining secure storage facilities and protocols for tangible records;

•	physically and technologically securing access to electronic information; and

•	in the event of a security breach, providing credit monitoring or other services to affected customers.

If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, penalties or fines, increased compliance costs, litigation and damage to our reputation, which in turn could result in decreased revenues and loss of customers, all of which would have a material adverse effect on our business, financial condition and results of operations.

Our operations could be interrupted if our third-party service and technology providers experience difficulty, terminate their services or fail to comply with banking regulations.

We depend, and will continue to depend, to a significant extent, on a number of relationships with third-party service and technology providers. Specifically, we receive core systems processing, essential web hosting and other Internet systems and deposit and other processing services from third-party service providers. If these third-party service providers experience difficulties or terminate their services and we are unable to replace them with other service providers, our operations could be interrupted and our operating expenses may be materially increased. If an interruption were to continue for a significant period of time, our business financial condition and results of operations could be materially adversely affected.

We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many national vendors provide turn-key services to community banks, such as Internet banking and remote deposit capture that allow smaller banks to compete with institutions that have substantially greater resources to invest in technological improvements. We may not be able, however, to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

In addition, because of the demand for technology-driven products, banks are increasingly contracting with third party vendors to provide data processing and core banking functions. The use of technology-related products, services, delivery channels and processes exposes a bank to various risks, particularly transaction, strategic, reputation, cybersecurity and compliance risks. There can be no assurance that we will be able to successfully manage the risks associated with our increased dependency on technology.

We may be required to recognize impairment with respect to investment securities, including the Seattle FHLB stock we hold.

Our securities portfolio currently includes securities with unrecognized losses. We may continue to observe declines in the fair market value of these securities. We evaluate the securities portfolio for any other than temporary impairment each reporting period. In addition, as a condition of membership in the Seattle FHLB, we are required to purchase and hold a certain amount of Seattle FHLB stock. Our stock purchase requirement is based, in part, upon the outstanding principal balance of advances from the Seattle FHLB. Our Seattle FHLB stock is carried at cost and is subject to recoverability testing under applicable accounting standards. Future negative changes to the financial condition of the Seattle FHLB may require us to recognize an impairment charge with respect to such holdings. The Seattle FHLB is currently subject to a Consent Order issued by its primary regulator, the Federal Housing Finance Agency.

A change in federal monetary policy could adversely impact our mortgage banking revenues.

The Federal Reserve is responsible for regulating the supply of money in the United States, and as a result its monetary policies strongly influence our costs of funds for lending and investing as well as the rate of return we are able to earn on those loans and investments, both of which impact our net interest income and net interest margin. The Federal Reserve Board’s interest rate policies can also materially affect the value of financial instruments we hold, including debt securities and mortgage servicing rights, or MSRs. These monetary policies can also negatively impact our borrowers, which in turn may increase the risk that they will be unable to pay their loans according to the terms or be unable to pay their loans at all. We have no control over the monetary policies of the Federal Reserve Board and cannot predict when changes are expected or what the magnitude of such changes may be.

As a result of the Federal Reserve Board’s concerns regarding continued slow economic growth, the Federal Reserve Board, in 2008 implemented its standing monetary policy known as “quantitative easing,” a program involving the purchase of mortgage backed securities and United States Treasury securities, the volume of which has been aligned with specific economic targets or measures intended to bolster the U.S. economy. As the Federal Reserve Board, through the Federal Open Market Committee (the “Committee”), monitors economic performance, the volume of the quantitative easing program has been incrementally reduced. Consistent with the Committee’s prior statement stated that if incoming information broadly supports the Committee’s expectation of ongoing improvement in labor market conditions and inflation moving back toward its longer-run objective, the Committee would likely reduce the pace of asset purchases in further measured steps at future meetings, at the end of October, the Committee announced that it judged there had been a substantial improvement in the outlook for the labor market since the inception of its current asset purchase program and therefore it would reduce its asset purchase program. Moreover, at that time the Committee announced that it continued to see sufficient underlying strength in the broader economy to support ongoing progress toward maximum employment in a context of price stability and accordingly, the Committee decided to conclude its asset purchase program at that time. However, the Committee has maintained its policy of reinvesting principal payments from its holdings of agency debt and agency mortgage-backed securities in agency mortgage-backed securities and of rolling over mature Treasury securities at auction, which the Committee announced was intended to keep the Committee’s holdings of longer-term securities at sizable levels to help maintain accommodative financial conditions. Asset purchases by the Federal Reserve Board are not on a preset course, and the Committee’s decisions about their pace will remain contingent on the Committee’s outlook for the labor market and inflation as well as its assessment of the likely efficacy and costs of such purchases.

Because a substantial portion of our revenues and our net income historically have been, and in the foreseeable future are expected to be, derived from gain on the origination and sale of mortgage loans and on the continuing servicing of those loans, the Federal Reserve Board’s monetary policies may have had the effect of supporting higher revenues than might otherwise be available. Contrarily, the present reduction in or further reduction in or termination of this policy, absent a significant rebound in employment and real wages, would likely reduce mortgage originations throughout the United States, including ours. Continued reduction or termination of the quantitative easing program may likely further raise interest rates, which could reduce our mortgage origination revenues and in turn have a material adverse impact upon our business.

A substantial portion of our revenue is derived from residential mortgage lending which is a market sector that experiences significant volatility.

A substantial portion of our consolidated net revenues (net interest income plus noninterest income) is derived from originating and selling residential mortgages. Residential mortgage lending in general has experienced substantial volatility in recent periods. An increase in interest rates in the second quarter of 2013 resulted in a significant adverse impact on our business and financial results due primarily to a related decrease in volume of loan originations, especially refinancings. Any future additional increase in interest rates may further materially and adversely affect our future loan origination volume, margins, and the value of the collateral securing our outstanding loans, may increase rates of borrower default, and may otherwise adversely affect our business.

Additionally, in recent periods we have experienced very low levels of homes available for sale in many of the markets in which we operate. The lack of housing inventory has had a downward impact on the volume of mortgage loans that we originate. Further, it has resulted in elevated costs, as a significant amount of loan processing and underwriting that we perform are to qualifying borrowers for mortgage loan transactions that never materialize. The lack of inventory of homes for sale may continue to have an adverse impact on mortgage loan volumes into the foreseeable future.

We may incur losses due to changes in prepayment rates.

Our mortgage servicing rights carry interest rate risk because the total amount of servicing fees earned, as well as changes in fair-market value, fluctuate based on expected loan prepayments (affecting the expected average life of a portfolio of residential mortgage servicing rights). The rate of prepayment of residential mortgage loans may be influenced by changing national and regional economic trends, such as recessions or depressed real estate markets, as well as the difference between interest rates on existing residential mortgage loans relative to prevailing residential mortgage rates. Changes in prepayment rates are therefore difficult for us to predict. An increase in the general level of interest rates may adversely affect the ability of some borrowers to pay the interest and principal of their obligations. During periods of declining interest rates, many residential borrowers refinance their mortgage loans. The loan administration fee income (related to the residential mortgage loan servicing rights corresponding to a mortgage loan) decreases as mortgage loans are prepaid. Consequently, the fair value of portfolios of residential mortgage loan servicing rights tend to decrease during periods of declining interest rates, because greater prepayments can be expected and, as a result, the amount of loan administration income received also decreases.

We may incur significant losses as a result of ineffective hedging of interest rate risk related to our loans sold with a reservation of servicing rights.

Both the value our single family mortgage servicing rights, or MSRs, and the value of our single family loans held for sale changes with fluctuations in interest rates, among other things, reflecting the changing expectations of mortgage prepayment activity. To mitigate potential losses of fair value of single family loans held for sale and MSRs related to changes in interest rates, we actively hedge this risk with financial derivative instruments. Hedging is a complex process, requiring sophisticated models, experienced and skilled personnel and continual monitoring. Changes in the value of our hedging instruments may not correlate with changes in the value of our single family loans held for sale and MSRs, and we could incur a net valuation loss as a result of our hedging activities. As we continue to expand our single family mortgage operations through the addition of a significant number of single family mortgage origination personnel and by acquisitions such as our recent acquisitions of Fortune Bank and Yakima National Bank, as well as the acquisition of Simplicity contemplated by the merger, the volume of our single family loans held for sale and MSRs has increased. The increase in volume in turn increases our exposure to the risks associated with the impact of interest rate fluctuations on single family loans held for sale and MSRs.

Changes in fee structures by third party loan purchasers and mortgage insurers may decrease our loan production volume and the margin we can recognize on conforming home loans, and may adversely impact our results of operations.

Certain third party loan purchasers revised their fee structures in the third quarter of 2013 and increased the costs of doing business with them. For example, certain purchasers of conforming loans, including Fannie Mae and Freddie Mac, raised costs of guarantee fees and other required fees and payments. These changes increased the cost of mortgages to consumers and the cost of selling conforming loans to third party loan purchasers which in turn decreased our margin and negatively impacted our profitability. Additionally, the FHA raised costs for premiums and extended the period for which private mortgage insurance is required on a loan purchased by them. Additional changes in the future from third party loan purchasers may have a negative impact on our ability to originate loans to be sold because of the increased costs of such loans and may decrease our profitability with respect to loans held for sale. In addition, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these third party loan purchasers could negatively impact our results of business, operations and cash flows.

If we breach any of the representations or warranties we make to a purchaser or securitizer of our mortgage loans or MSRs, we may be liable to the purchaser or securitizer for certain costs and damages.

When we sell or securitize mortgage loans in the ordinary course of business, we are required to make certain representations and warranties to the purchaser about the mortgage loans and the manner in which they were originated. Our agreements require us to repurchase mortgage loans if we have breached any of these representations or warranties, in which case we may be required to repurchase such loan and record a loss upon repurchase and/or bear any subsequent loss on the loan. We may not have any remedies available to us against a third party for such losses, or the remedies available to us may not be as broad as the remedies available to the purchaser of the mortgage loan against us. In addition, if there are remedies against a third party available to us, we face further risk that such third party may not have the financial capacity to perform remedies that otherwise may be available to us. Therefore, if a purchaser enforces remedies against us, we may not be able to recover our losses from a third party and may be required to bear the full amount of the related loss. In addition, in connection with the sale of a significant amount of our MSRs to SunTrust Mortgage, Inc., we agreed to indemnify SunTrust Mortgage, Inc. for prepayment of a certain amount of those loans. In the event the holders of such loans prepay the loans, we may be required to reimburse SunTrust Mortgage, Inc. for a certain portion of the anticipated MSR value of those loans. If repurchase and indemnity demands increase, our liquidity, results of operations and financial condition will be adversely affected.

If we breach any representations or warranties or fail to follow guidelines when originating a FHA/HUD-insured loan or a VA-guaranteed loan, we may lose the insurance or guarantee on the loan and suffer losses and/or pay penalties.

We originate and purchase, sell and thereafter service single family loans that are insured by FHA/HUD or guaranteed by the VA. We certify to the FHA/HUD and the VA that the loans meet their requirements and guidelines. The FHA/HUD and VA audit loans that are insured or guaranteed under their programs, including audits of our processes and procedures as well as individual loan documentation. Violations of guidelines can result in monetary penalties or require us to provide indemnifications against loss or loans declared ineligible for their programs. In the past, monetary penalties and losses from indemnifications have not created material losses to the Bank. As a result of the housing crisis, the FHA/HUD has stepped up enforcement initiatives. In addition to regular FHA/HUD audits, HUD’s Inspector General has become active in enforcing FHA regulations with respect to individual loans and has partnered with the Department of Justice (“DOJ”) in filing lawsuits against lenders for systemic violations. The penalties resulting from such lawsuits can be much more severe, since systemic violations can be applied to groups of loans and penalties may be subject to treble damages. The DOJ has used the Federal False Claims Act and other federal laws and regulations in prosecuting these lawsuits. Because of our significant origination of FHA/HUD insured and VA guaranteed loans, if the DOJ were to find potential violations by the Bank, we could be subject to material monetary penalties and/or losses, and may even be subject to lawsuits alleging systemic violations which could result in treble damages.

We may face risk of loss if we purchase loans from a seller that fails to satisfy its indemnification obligations.

We generally receive representations and warranties from the originators and sellers from whom we purchase loans and servicing rights such that if a loan defaults and there has been a breach of such representations and warranties, we may be able to pursue a remedy against the seller of the loan for the unpaid principal and interest on the defaulted loan. However, if the originator and/or seller breach such representations and warranties and does not have the financial capacity to pay the related damages, we may be subject to the risk of loss for such loan as the originator or seller may not be able to pay such damages or repurchase loans when called upon by us to do so. Currently, we only purchase loans from WMS LLC, an affiliated business arrangement with certain Windermere real estate brokerage franchise owners.

Some provisions of our articles of incorporation and bylaws and certain provisions of Washington law may deter takeover attempts, which may limit the opportunity of our shareholders to sell their shares at a favorable price.

Some provisions of our articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	a classified board of directors so that only approximately one-third of our board of directors is elected each year;

•	no cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our bylaws without shareholder approval; and

•	the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as the board of directors may determine.

In addition, Washington restricts some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Risks Relating to Simplicity Bancorp

A return of recessionary economic conditions in our primary market of California, could seriously impair the value of our loan portfolio and adversely affect our results of operations.

All our real estate loans are secured by properties located in California. Decreases in California real estate values can adversely affect the value of properties collateralizing our loans and increase the risk that we would incur losses if borrowers default on their loans.

As of September 30, 2014, 91.6% or $638.9 million of our loan portfolio consisted of loans secured by real estate properties located in California. Although the impact on the Bank of the negative credit cycle has stabilized and credit quality indicators have improved, weak economic conditions and ongoing strains in the financial and housing markets in California have and may continue to reduce our rate of growth, affect our customers’ ability to repay loans and adversely impact our financial condition and earnings. In the event that we are required to foreclose on a property securing a mortgage loan or pursue other remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to any remaining loan balance as a result of prevailing general economic or local conditions, real estate values and other factors associated with the ownership of real property. As a result, the market value of the real estate or other collateral underlying the loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans. Consequently, we would sustain significant loan losses and potentially incur a higher provision for loan loss expense. Adverse changes in the economy may also have a negative effect on the ability of borrowers to make timely repayments of their loans, which could have an adverse impact on earnings.

Our loan portfolio possesses increased risk due to our level of multi-family residential real estate and commercial real estate loans which could increase our level of provision for loan losses.

Our outstanding multi-family residential real estate and commercial real estate loans accounted for 51.0%, or $355.5 million, of our total loan portfolio as September 30, 2014. Generally, management considers these types of loans to involve a higher degree of risk compared to permanent first mortgage loans on one-to-four family, owner occupied residential properties. Multi-family residential real estate and commercial real estate loans are underwritten on the income producing potential of the property or the successful operation of the borrowers’ or tenants’ businesses, financial strength of the borrower and any guarantors. Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

Management plans to continue focusing its efforts to diversify the loan portfolio to ensure profitable growth opportunities in all major loan categories including higher yielding products such as multi-family residential loans and commercial real estate loans. Many of our commercial and multi-family residential real estate loans are not fully amortizing and contain large balloon payments upon maturity. These balloon payments may require the borrower to either sell or refinance the underlying property in order to make the balloon payment. Further, commercial and multi-family residential real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial and multi-family residential real estate loans or the valuation of underlying collateral, any resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. As a result of the above factors, management may determine it necessary to increase the level of provision for loan losses. Increased provisions for loan losses could negatively affect our results of operations.

Our loan portfolio possesses increased risk due to its amount of nonconforming loans.

A significant portion of our one-to-four family residential loans are nonconforming to secondary market requirements, and are therefore, not saleable to Freddie Mac or Fannie Mae. At September 30, 2014, about 17.0% of our one-to-four family residential loan portfolio consisted of loans that were considered nonconforming due to loan size. Included in non-accrual loans at September 30, 2014 were three loans totaling $1.4 million that were nonconforming due to each loan’s principal amount.

As of September 30, 2014, we held in portfolio one-to-four family interest-only mortgage loans totaling $10.8 million or 1.6% of gross loans as compared to $11.6 million or 1.6% of gross loans at June 30, 2014. The interest rates on these loans are generally initially fixed for three, five, seven or ten year terms and then adjust in accordance with the terms of the loan to require payment of both principal and interest in order to amortize the loan for the remainder of the term. At September 30, 2014, all of these loans convert to fully-amortizing status within the next five years. From February 2004 until February 2007, we originated or purchased interest-only loans which were underwritten at the fully indexed and fully amortized rate. During this period, we also purchased loans made to borrowers who provided limited or no documentation of income, known as stated income loans. A stated income loan is a loan where the borrower’s income source is not subject to verification through the application process, but the reasonableness of the stated income is verified through review of other sources, such as compensation surveys. At September 30, 2014, we had $23.9 million in stated income loans, or 3.4% of gross loans, as compared to $24.9 million, or 3.5% of gross loans at June 30, 2014. Included in our stated income loans at September 30, 2014 were $3.2 million in interest-only loans. Included in non-accrual loans at September 30, 2014 and June 30, 2014 was $2.4 million and $2.8 million in one-to-four family residential loans that are interest-only or stated income loans. We have not purchased any interest-only or stated income one- to-four family loans since 2007.

Nonconforming one-to-four family residential loans are generally considered to have an increased risk of delinquency and foreclosure than conforming loans and we cannot sell such loans to the government sponsored enterprises which may result in higher levels of provision for loan losses. All nonconforming loans are either performing or less than 60 days delinquent at September 30, 2014 as compared to 99.8% at June 30, 2014. There can be no assurance that our nonconforming loan portfolio would not be adversely affected should regional and national economic conditions deteriorate further. In addition, there can be no assurance that we will recover funds in an amount equal to any remaining loan balance. Consequently, we could sustain loan losses and potentially incur a higher provision for loan losses.

High loan-to-value ratios on a portion of our residential mortgage loan portfolio expose us to greater risk of loss.

Many of our residential mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because of the decline in home values in our market areas. Residential loans with high loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and, therefore, may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, such borrowers may be unable to repay their loans in full from the sale. As a result, these loans may experience higher rates of delinquencies, defaults and losses.

If the allowance for loan losses is not sufficient to cover actual losses, our results of operations may be negatively affected.

In the event that loan customers do not repay their loans according to their terms and the collateral security for the payments of these loans is insufficient to pay any remaining loan balance, we may experience significant loan losses. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse affect on our financial condition and results of operations. Management makes various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of the borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of the loans. In determining the amount of the allowance for loan losses, management reviews the loan portfolio and historical loss and delinquency experience, as well as overall economic conditions and peer data. If management’s assumptions are incorrect, the allowance for loan losses may be insufficient to cover probable incurred losses in the loan portfolio, resulting in additions to the allowance. The allowance for loan losses is also periodically reviewed by our regulators, who may disagree with the allowance and require us to increase such amount. Additions to the allowance for loans losses would be made through increased provisions for loan losses and could negatively affect our results of operations. At September 30, 2014, our allowance for loan losses was $4.3 million, or 0.6% of total loans and 60.9% of non-performing loans as compared to $4.6 million, or 0.6% of total loans and 59.9% of non-performing loans at June 30, 2014.

If our non-performing assets increase, our earnings may be reduced.

Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses. From time to time, we also write down the value of properties in our real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our real estate owned assets. Further, the resolution of non-performing assets requires the active involvement of management, which can distract them from our overall supervision of operations and other income-producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly.

If property taken into real estate owned is not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced.

We obtain updated valuations in the form of appraisals when a loan has been foreclosed and the property is transferred to real estate owned, and at certain other times during the asset’s holding period. Our net book value in the loan at the time of foreclosure and thereafter is compared to the lower of adjusted cost basis or updated market value of the foreclosed property less estimated selling costs (fair value). A charge-off is recorded for any excess in the asset’s net book value over its fair value when the loan is transferred to real estate owned. If our valuation determination is inaccurate, the fair value of our investments in real estate may not be sufficient to recover our net book value in such assets, resulting in the need for additional charge-offs. Additional charge-offs to our investments in real estate could have an adverse effect on our financial condition and results of operations.

In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs. Any increase in our charge-offs, as required by such regulators, may have an adverse effect on our financial condition and results of operations.

Our litigation related costs might increase.

We are subject to a variety of legal proceedings that have arisen in the ordinary course of business. There can be no assurance that our loan workout and other activities will not result in increased litigation expense that may have a material adverse effect on our profitability.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of our senior management team. Our strategy and operations are directed by the senior management team. The only senior executive with an employment agreement is our President and Chief Executive Officer (“CEO”). Any loss of the services of the President and CEO or other members of the management team could impact our ability to implement our business strategy, and have a material adverse effect on our results of operations and our ability to compete in our markets.

Strong competition in our primary market area may reduce our ability to attract and retain deposits and also may increase our cost of funds.

We operate in a very competitive market for the attraction of deposits, the primary source of our funding. Historically, our most direct competition for deposits has come from credit unions, community banks, large commercial banks and thrift institutions within our primary market areas. In recent years competition has also come from institutions that largely deliver their services over the internet. Such competitors have the competitive advantage of lower infrastructure costs. Particularly in times of extremely low or extremely high interest rates, we have faced significant competition for investors’ funds from short-term money market securities and other corporate and government securities. During periods of regularly increasing interest rates, competition for interest bearing deposits increases as customers, particularly certificate of deposit customers, tend to move their accounts between competing businesses to obtain the highest rates in the market. As a result, Simplicity Bank may incur a higher cost of funds in an effort to attract and retain customer deposits. We strive to grow our lower cost core deposits, such as non-interest bearing checking accounts, in order to reduce our cost of funds.

Strong competition in our primary market area may reduce our ability to originate loans and also decrease our yield on loans.

We are located in a competitive market that affects our ability to obtain loans through origination as well as originating them at rates that provide an attractive yield. Competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions and credit unions. Internet based lenders have also become a greater competitive factor in recent years. Such competition for the origination of loans may limit future growth and earnings prospects.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Also, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Additionally, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the additional interest they could receive on an alternative investment.

United States financial markets and economic conditions, particularly in our geographic market area, may adversely affect our business and financial results.

Since 2007, negative developments in the housing market, including decreased home prices and increased delinquencies and foreclosures by comparison with pre-recession levels, have negatively impacted the credit performance of mortgage loans and have resulted in significant write-downs of assets by many financial institutions, including the Bank. In addition, the values of real estate collateral supporting many loans declined and may continue to decline. National economic data, particularly from the labor market, has shown signs of improvements. The national unemployment rate declined from 7.5% in June 2013 to 5.9% in September 2014. There was a general downward shift in the Federal Open Market Committee’s expectation for the unemployment rate over the next few years as evidenced by their forecasts of 5.6% to 5.9% in 2015 and 5.2% to 5.6% in 2016. Economic activity continued to expand at a moderate pace. Housing prices have also moved higher over the past year and consumer sentiment continues to improve. The recovery for California still lags behind the rest of the nation as evidenced by the higher unemployment rate of 7.3% as of September 2014. While the impact on the negative credit cycle of many financial institutions is beginning to stabilize, however, there are risks associated with the sustainability of the improving market dynamics as a result of lingering effects of tax increases that could restrain consumption and rising interest rates that might slow the economy. Continued declines in both the volume of real estate sales and the related sales price coupled with the weak economic environment and the associated high unemployment may result in higher than expected loan delinquencies or problem assets, a decline in demand for our products and services, or lack of growth or a decrease in deposits. These potential negative events may cause us to incur losses, adversely affect our capital, liquidity, financial condition and business operations. These declines may have a greater affect on our earnings and capital than on the earnings and capital of financial institutions whose loan portfolios are more diversified. Moreover, any declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, could adversely affect our stock performance.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the OCC, the Federal Reserve Board and the FDIC. Such regulators govern the activities in which we may engage, primarily for the protection of depositors and the Deposit Insurance Fund. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Financial reform legislation known as the Dodd-Frank Act changed the bank regulatory framework, created an independent consumer protection bureau that assumed the consumer protection responsibilities of the various federal banking agencies and established more stringent capital standards for banks and bank holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. Any further changes in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Financial reform legislation has, among other things, eliminated the Office of Thrift Supervision, tightened capital standards and created a new Consumer Financial Protection Bureau, and will result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Among other things, as a result of the Dodd-Frank Act:

•	the OCC became the primary federal regulator for federal savings banks such as Simplicity Bank (replacing the Office of Thrift Supervision), and the Federal Reserve Board now supervises and regulates all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including Simplicity;

•	the federal prohibition on paying interest on demand deposits has been eliminated, thus allowing businesses to have interest-bearing checking accounts. This change has increased our interest expense;

•	the Federal Reserve Board has set minimum capital levels for depository institution holding companies that are as stringent as those required for their insured depository subsidiaries, and the components of Tier 1 capital are required to be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. The new rule for savings and loan holding companies has set January 1, 2015 as the date the new capital requirements will begin to apply;

•	the federal banking regulators are required to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives;

•	a new Consumer Financial Protection Bureau has been established, which has broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, like Simplicity Bank, will be examined by their applicable bank regulators; and

•	federal preemption rules that have been applicable for national banks and federal savings banks have been weakened, and state attorneys general have the ability to enforce federal consumer protection laws.

In addition to the risks noted above, our operating and compliance costs, and possibly our interest expense, may increase as a result of the Dodd-Frank Act and the implementing rules and regulations. The need to comply with additional rules and regulations, as well as state laws and regulations to which we were not previously subject, will also divert management’s time from managing our operations. Higher capital levels would reduce our ability to grow and increase our interest-earning assets which would adversely affect our return on stockholders’ equity.

We will become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the OCC and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Simplicity Bank and Simplicity. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which will be effective for Simplicity Bank and Simplicity on January 1, 2015, and revised the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of more stringent capital requirements for Simplicity Bank and Simplicity could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions such as the inability to pay dividends or repurchase shares if we were to be unable to comply with such requirements.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards. Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the OCC, the Federal Reserve Board and the FDIC, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us.

Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Changes in our accounting policies or in accounting standards could materially affect how we report our financial condition and operating results.

Our accounting policies are essential to understanding our financial results and condition. Some of these policies require the use of estimates and assumptions that may affect the value of our assets or liabilities and financial results. Some of our accounting policies are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain and because it is likely that materially different amounts would be reported under different conditions or using different assumptions. If such estimates or assumptions underlying our financial statements are incorrect, we may experience material losses.

From time to time, the Financial Accounting Standards Board and the Securities Exchange Commission change the financial accounting and reporting standards or the interpretation of those standards that govern the preparation of our external financial statements. These changes are beyond our control, can be hard to predict and could materially impact how we report our results of operations and financial condition. We could be required to apply a new or revised standard retroactively, resulting in our restating prior period financial statements in material amounts.

The need to account for certain assets and liabilities at estimated fair value may adversely affect our results of operations.

We report certain assets, including securities, at fair value. Generally, for assets that are reported at fair value, we use quoted market prices or valuation models that utilize observable market inputs to estimate fair value. Because we carry these assets on our books at their estimated fair value, we may incur losses even if the asset in question presents minimal credit risk.

Our stock price may be volatile due to limited trading volume.

Our common stock is traded on the NASDAQ Global Select Market. However, the average daily trading volume in Simplicity’s common stock has been relatively small, averaging less than 25,000 shares per day during 2014. As a result, trades involving a relatively small number of shares may have a significant effect on the market price of the common stock, and it may be difficult for investors to acquire or dispose of large blocks of stock without significantly affecting the market price.

Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings.

A key component of our strategy is to increase the extent to which we sell in the secondary market the longer term, conforming fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale. When interest rates rise, the demand for mortgage loans tend to fall and may reduce the number of loans we can originate for sale. Weak or deteriorating economic conditions also tend to reduce loan demand. Although we sell, and intend to continue selling, most loans in the secondary market with limited or no recourse, we are required, and will continue to be required, to give customary representations and warranties to the buyers relating to compliance with applicable law. If we breach those representations and warranties, the buyers will be able to require us to repurchase the loans and we may incur a loss on the repurchase.

New regulations could restrict our ability to originate loans.

The Consumer Financial Protection Bureau has issued a rule that became effective in January 2014, requiring creditors to assess a borrower’s ability to repay a mortgage loan. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard and enjoy special protection. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less ‘bona fide discount points” for prime loan);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

THE HOMESTREET SPECIAL MEETING

This section contains information for HomeStreet shareholders about the special meeting that HomeStreet has called to allow its shareholders to consider and vote on the issuance of up to 7,479,964 shares of HomeStreet common stock comprising the merger consideration. Based upon the price of HomeStreet’s common stock and the number of shares of Simplicity common stock outstanding as of the mailing date, HomeStreet expects to issue approximately 7,161,370 shares of its common stock in connection with the merger, which number represents the total number of shares of Simplicity outstanding on the mailing date less the estimated number of shares that will be returned to Simplicity from its ESOP immediately prior to closing in connection with the settlement of loans made by Simplicity to the ESOP. However, HomeStreet is seeking approval to issue up to a total of 7,479,964 shares of common stock which includes the 7,393,308 shares of Simplicity common stock outstanding on the mailing date without reduction for the shares to be returned to Simplicity by its ESOP in connection with the settlement of loans made to that plan, plus the total number of shares of Simplicity common stock that could be exercised under outstanding stock options with an exercise price less than $20 per share. HomeStreet is mailing this joint proxy statement on or about December         , 2014 to shareholders of record on the December         , 2014 record date. This joint proxy statement is accompanied by a notice of the special meeting of HomeStreet shareholders and a form of proxy card that HomeStreet’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. References to “you” and “your” in this section are to HomeStreet shareholders.

When and Where the Meeting Will Be Held

The special meeting of HomeStreet shareholders will be held at the Hilton Seattle Downtown Hotel, 1301 Sixth Avenue, Seattle, Washington 98101 beginning at 10:00 a.m., Pacific time, on January         , 2015.

Purpose of the Meeting

At the HomeStreet special meeting, HomeStreet shareholders will be asked to consider and vote upon a proposal to issue up to 7,479,964 shares of HomeStreet common stock comprising the merger consideration (the “HomeStreet stock issuance proposal”).

Recommendation of HomeStreet’s Board of Directors

HomeStreet’s board of directors has determined that the HomeStreet stock issuance proposal is in the best interests of HomeStreet and its shareholders, has unanimously approved and adopted the merger agreement and unanimously recommends that you vote “FOR” the HomeStreet stock issuance proposal. See “Background of and Reasons for the Merger—Reasons of HomeStreet for the Merger” for a more detailed discussion of HomeStreet’s board of directors’ recommendation.

Who May Vote; Quorum

The HomeStreet board of directors has fixed the close of business on December         , 2014, as the record date for determining the holders of HomeStreet common stock entitled to receive notice of and to vote at the HomeStreet special meeting.

As of the record date, there were                          shares of HomeStreet common stock outstanding and entitled to vote at the HomeStreet special meeting held by approximately                  holders of record. Each share of HomeStreet common stock entitles the holder to one vote on each proposal to be considered at the HomeStreet special meeting.

The representation (in person or by proxy) of at least a majority of the shares of HomeStreet common stock entitled to vote will constitute a quorum for the transaction of business. All shares of HomeStreet common stock, whether present in person or represented by proxy, including any abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum for all matters.

Required Vote; Treatment of Abstentions and Failure to Vote

To approve the HomeStreet stock issuance proposal, a majority of the shares of HomeStreet common stock voting on the matter must be voted in favor of such proposal. Any abstentions and broker non-votes will be counted as present for determining whether a quorum is present for the conduct of business. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy or vote by telephone or internet or in person at the HomeStreet special meeting, or fail to instruct your bank or broker how to vote with respect to the HomeStreet stock issuance proposal, it will have no effect upon the HomeStreet stock issuance proposal.

Shares Held by Officers and Directors

As of the record date, HomeStreet’s directors and executive officers beneficially owned and were entitled to vote approximately              shares of HomeStreet common stock, representing approximately     % of the shares of HomeStreet common stock outstanding on that date. Each HomeStreet director and executive officer is expected to vote his or her shares in favor of the HomeStreet stock issuance proposal. As of the record date, Simplicity and its directors and executive officers beneficially held no shares of HomeStreet common stock.

Voting on Proxies; Incomplete Proxies

A HomeStreet shareholder may vote by proxy or in person at the HomeStreet special meeting. If you hold your shares of HomeStreet common stock in your name as a shareholder of record, to submit a proxy, you may use any of the following methods:

•	Through the Internet: by visiting the website indicated on the proxy card and following the instructions. You are encouraged to vote through the Internet.

•	By telephone: by calling the toll-free number indicated on the proxy card and following the recorded instructions.

•	By mail: by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

When you submit your vote using one of these methods, your shares of HomeStreet stock will be voted in accordance with your instructions. If any proxy card is returned without indication as to how to vote, the shares of HomeStreet common stock represented by that proxy card will be voted as recommended by the HomeStreet board of directors.

If your HomeStreet shares are held in “street name” by a broker, bank or other nominee, you should check the voting form used by that firm to determine how to vote, including whether it may vote by the Internet or telephone.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the HomeStreet special meeting. Sending in your proxy card or voting by the internet or telephone will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers and other nominees who hold shares of HomeStreet common stock in “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, those nominees cannot vote on “non-routine” matters without specific instructions from the beneficial owner. HomeStreet expects that all proposals to be voted on at the HomeStreet special meeting will be “non-routine” matters. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the HomeStreet special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of HomeStreet common stock in “street name,” your broker, bank or other nominee will vote your shares of HomeStreet common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement.

Revocability of Proxies and Changes to a HomeStreet Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to HomeStreet’s corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the internet at a later time.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying HomeStreet’s corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

HomeStreet, Inc.

Attn: Corporate Secretary

601 Union Street Suite 2000

Seattle, Washington 98101

(206) 623-3050

If your shares are held in “street name” by a bank or broker, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Participants in the HomeStreet 401(k) Plan

If you hold shares indirectly in the HomeStreet 401(k) Savings Plan, or 401(k) Plan, you have the right to direct the plan trustee how to vote the shares that you hold in your account. Please follow the instructions you receive from the Trustee regarding the voting of any 401(k) Plan shares that you may hold. In accordance with the terms of the plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will not vote your plan shares except as required by law.

Solicitation of Proxies

HomeStreet is soliciting your proxy in conjunction with the merger. HomeStreet will bear the entire cost of soliciting proxies from HomeStreet shareholders. In addition to soliciting proxies by mail, HomeStreet will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of HomeStreet common stock and secure their voting instructions. HomeStreet will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, HomeStreet may use its directors and employees, who will not be specially compensated, to solicit proxies from the its shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Meeting

Subject to space availability, all HomeStreet shareholders as of the record date, or their duly appointed proxies, may attend the HomeStreet special meeting.

If you hold your shares of HomeStreet common stock in your name as a shareholder of record and you wish to attend the HomeStreet special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the HomeStreet special meeting. You should also bring valid picture identification. We encourage you to register your vote through the Internet or by telephone whenever possible.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this joint proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified HomeStreet of their desire to receive multiple copies.

HomeStreet will promptly deliver, upon oral or written request, a separate copy of the joint proxy statement to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to HomeStreet’s Corporate Secretary at the address and telephone number above.

Assistance

If you need assistance in completing your proxy card, have questions regarding HomeStreet’s special meeting, or voting by mail, telephone or the internet or would like additional copies of this joint proxy statement, please contact HomeStreet’s investor relations department by calling 206-264-4200, by writing to HomeStreet, Inc., attn: Investor Relations, 2000 Two Union Square, 601 Union Street, Seattle, Washington 98101 or by electronic mail at IR@homestreet.com.

Attendance by HomeStreet’s Independent Auditors

Representatives of Deloitte & Touche LLP, HomeStreet’s principal accounting firm, are not expected to be present at the special meeting.

HOMESTREET PROPOSAL 1

APPROVAL OF ISSUANCE OF SHARES

Approval of Issuance of Shares

In order for HomeStreet to complete the merger, HomeStreet shareholders must first approve the issuance of up to 7,479,964 shares of HomeStreet common stock as merger consideration. As of the mailing date, based on the price of HomeStreet’s common stock and the number of shares of Simplicity common stock outstanding, if the merger is completed, HomeStreet expects to issue approximately 7,161,370 shares of common stock as merger consideration after subtracting the number of shares that will be returned to Simplicity from its ESOP immediately prior to closing in connection with the settlement of loans made by Simplicity to the ESOP. However, we are requesting authorization to issue an aggregate number of shares equal to the total number of shares of Simplicity common stock outstanding on the mailing date of this joint proxy without any adjustment for shares of Simplicity common stock that are expected to be returned to Simplicity by the ESOP in connection with settlement of those loans, plus the number of shares of Simplicity common stock that can be issued pursuant to outstanding options to purchase Simplicity common stock with an exercise price less than $20 per share. If the merger is consummated, each Simplicity stockholder will receive one share of HomeStreet common stock for each share of Simplicity common stock, so long as the average closing price of HomeStreet common stock is not less than $15.00 per share and not more than $20.00 per share. If the average closing price exceeds $20.00 per share, Simplicity stockholders would receive less than one share of HomeStreet common stock per share of Simplicity stock, using a ratio determined by dividing $20.00 by the average closing price. If the average closing price is less than $15.00 per share, HomeStreet is permitted, but not required, to increase the exchange ratio to a result determined by dividing $15.00 by the average closing price. If HomeStreet elects not to increase the exchange ratio under those circumstances, then Simplicity has the option to terminate the merger agreement.

Under Nasdaq rules, a listed company is required to obtain shareholder approval prior to the issuance of securities if the number of shares of common stock to be issued will be equal to or greater than 20% of the number of shares of common stock outstanding before the transaction. If the merger is completed, HomeStreet currently expects to issue up to 7,479,964 shares of HomeStreet common stock in connection with the merger, based on the number of shares of Simplicity common stock currently outstanding (including shares of Simplicity restricted stock shares that may be forfeited in repayment of Simplicity’s ESOP loan and shares that may be issued on exercise of stock options with an exercise price less than $20 per share) and assuming a 1 to 1 exchange ratio. Accordingly, the aggregate number of shares of HomeStreet common stock that HomeStreet will issue in the merger will exceed 20% of the shares of HomeStreet common stock outstanding before such issuance. HomeStreet is therefore seeking the approval of its shareholders for the issuance of the shares representing the merger consideration. If the stock price of HomeStreet common stock were to fall below $15 based on average closing prices during the ten trading day period preceding the closing, HomeStreet may increase the merger consideration. In order to address such a possibility, HomeStreet may, by amendment to this joint proxy statement sent or given to HomeStreet’s shareholders no later than ten (10) days before the HomeStreet special meeting, seek approval by HomeStreet shareholders of an increased number of shares of HomeStreet common stock.

If this proposal is not approved by HomeStreet shareholders, the merger cannot be consummated. If this proposal is approved by HomeStreet shareholders, but the merger is not completed, HomeStreet will not issue shares in connection with this transaction.

The HomeStreet board of directors recommends a vote “FOR” approval of the issuance of shares of HomeStreet common stock in this transaction.

HOMESTREET’S BOARD RECOMMENDS THAT THE HOMESTREET SHAREHOLDERS VOTE TO APPROVE THE ISSUANCE OF THE SHARES COMPRISING THE MERGER CONSIDERATION BY SIGNING AND RETURNING THE ATTACHED PROXY IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

THE SIMPLICITY SPECIAL MEETING

This section contains information for Simplicity stockholders about the special meeting that Simplicity has called to allow its stockholders to consider and vote on the merger agreement, to vote to approve, on an advisory basis, the Merger-Related Executive Compensation, and other related matters. Simplicity is mailing this joint proxy statement to Simplicity stockholders, on or about January     , 2015. This joint proxy statement is accompanied by a notice of the special meeting of Simplicity stockholders and a form of proxy card that Simplicity’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. References to “you” and “your” in this section are to Simplicity stockholders.

When and Where the Meeting Will Be Held

The special meeting of Simplicity stockholders will be held at the Hilton Pasadena Hotel, 168 South Los Robles, Pasadena, California 91101 beginning at 5:30 p.m., Pacific time, on January     , 2014.

Purpose of the Meeting

At the Simplicity special meeting, Simplicity stockholders will be asked to consider and vote on the following matters:

•	To approve the Agreement and Plan of Merger, dated September 27, 2014 between Simplicity and HomeStreet and the transactions contemplated thereby.

•	To approve an advisory (non-binding) resolution approving the Merger-Related Executive Compensation.

Recommendation of Simplicity’s Board of Directors

Simplicity’s board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Simplicity and its stockholders; and has unanimously approved and adopted the merger agreement and unanimously recommends that you vote “FOR” the Simplicity merger proposal, and “FOR” the Merger-Related Executive Compensation proposal. See “Background of and Reasons for the Merger—Reasons of Simplicity for the Merger; Recommendation of Simplicity’s Board of Directors” for a more detailed discussion of Simplicity’s board of directors’ recommendation.

Who May Vote; Quorum

The Simplicity board of directors has fixed the close of business on December     , 2014, as the record date for determining the holders of Simplicity common stock entitled to receive notice of and to vote at the Simplicity special meeting.

As of the record date, there were                  shares of Simplicity common stock outstanding and entitled to vote at the Simplicity special meeting held by approximately      holders of record. Each share of Simplicity common stock entitles the holder to one vote on each proposal to be considered at the Simplicity special meeting.

The representation (in person or by proxy) of at least a majority of the shares of Simplicity common stock entitled to vote at the Simplicity special meeting will constitute a quorum for the transaction of business. All shares of Simplicity common stock, whether present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence of a quorum for all matters voted on at the Simplicity special meeting.

Required Vote; Treatment of Abstentions and Failure to Vote

To approve the Simplicity merger proposal, a majority of the shares of Simplicity common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The Merger-Related Executive Compensation proposal will be approved if the votes cast in favor of such proposal at the Simplicity special meeting represent a majority of the votes cast on that matter. Any abstentions and broker non-votes will be counted as present for determining whether a quorum is present for the conduct of business. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy or vote by telephone or internet or in person at the Simplicity special meeting, or fail to instruct your bank or broker how to vote with respect to the Simplicity merger proposal, it will have the same effect as a vote against the proposal to approve the merger agreement and the merger, because such approval requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote. An abstention, failure to vote, or broker nonvote will have no effect upon the Merger-Related Executive Compensation proposal.

Shares Held by Officers and Directors

As of the record date,                  shares of Simplicity common stock, representing approximately     % of the shares of Simplicity common stock outstanding on that date, were owned by Simplicity’s executive officers and directors. Each Simplicity director and executive officer has agreed to vote his or her shares in favor of the Simplicity merger proposal. See “The Merger—Summary of the Merger—Director and Officer Voting Agreements; Indemnification and Insurance.” As of the record date, HomeStreet and its directors and executive officers beneficially held no shares of Simplicity common stock.

Voting on Proxies; Incomplete Proxies

A Simplicity stockholder may vote by proxy or in person at the Simplicity special meeting. If you hold your shares of Simplicity common stock in your name as a stockholder of record, to submit a proxy, you may use one of the following methods:

•	Through the Internet: by visiting the website indicated on the proxy card and following the instructions. You are encouraged to vote through the Internet.

•	By telephone: by calling the toll-free number indicated on the proxy card and following the recorded instructions.

•	By mail: by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Simplicity requests that Simplicity stockholders vote through the Internet, by telephone or by completing and signing the accompanying proxy card and returning it to Simplicity as soon as possible in the enclosed postage-paid envelope. When you submit your vote using one of these methods, your shares of Simplicity stock will be voted in accordance with your instructions. If any proxy card is returned without indication as to how to vote, the shares of Simplicity common stock represented by the proxy card will be voted as recommended by the Simplicity board of directors.

If your shares are held in “street name” by a broker, bank or other nominee, you should check the voting form used by that firm to determine how to vote, including whether you may vote by the Internet or telephone.

Every Simplicity stockholder’s vote is important. Accordingly, please date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the Simplicity special meeting. Sending in your proxy card or voting by the Internet or telephone will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers and other nominees who hold shares of Simplicity common stock in “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, those nominees cannot vote on

“non-routine” matters without specific instructions from the beneficial owner. Simplicity expects that all proposals to be voted on at the Simplicity special meeting will be “non-routine” matters. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Simplicity special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Simplicity common stock in “street name,” your broker, bank or other nominee will vote your shares of Simplicity common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement. A broker nonvote will have no effect upon the Merger-Related Executive Compensation proposal, but because the Simplicity merger proposal requires the affirmative vote of a majority of Simplicity’s outstanding stock entitled to vote at the meeting, a broker nonvote will have the same effect as a vote cast against the merger.

Revocability of Proxies and Changes to a Simplicity Stockholder’s Vote

If you hold stock in your name as a stockholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Simplicity’s corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the Internet at a later time.

Any stockholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Simplicity’s corporate secretary) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Simplicity Bancorp, Inc.

Attn: Corporate Secretary

1359 North Grand

Covina, California 91724

(800) 524-2274

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Participants in the Simplicity ESOP and Simplicity 401(k) Plan

If you participate in the Simplicity Bank Employee Stock Ownership Plan (the “Simplicity ESOP”) or if you hold shares through the Simplicity Bank Employees’ Savings & Profit Sharing Plan (the “Simplicity 401(k) Plan”), you will receive a voting instruction form for each plan so that you can direct the plan trustee(s) how to vote the shares that you hold in your plan account(s). The Simplicity ESOP votes all shares held by the Simplicity ESOP, but each Simplicity ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Simplicity ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Simplicity common stock held by the Simplicity ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

For the Simplicity 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Simplicity common stock held by the Simplicity Bancorp Stock Fund, and the interest in such shares that is credited to his or her account. The Simplicity 401(k) Plan trustee, subject to the exercise of its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which it has received timely voting instructions.

The deadline for returning your voting instructions to each plan’s trustee is January     , 2015.

Solicitation of Proxies

Simplicity is soliciting your proxy in conjunction with the merger. Simplicity will bear the entire cost of soliciting proxies from Simplicity stockholders. In addition to soliciting proxies by mail, Simplicity will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Simplicity common stock and secure their voting instructions. Simplicity will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Simplicity may use its directors and several of its regular employees, who will not be annually compensated, to solicit proxies from its stockholders, either personally or by telephone, facsimile, letter or electronic means. Simplicity has also made arrangements with Regan & Associates, Inc. to assist it in soliciting proxies and has agreed to pay Regan & Associates, Inc. $12,500 plus reasonable expenses for those services.

In the event there are not sufficient votes for a quorum or to approve either of matters presented, the Simplicity special meeting may be adjourned to permit the further solicitation of proxies.

Attending the Meeting

Subject to space availability, all Simplicity stockholders as of the record date, or their duly appointed proxies, may attend the Simplicity special meeting.

If you hold your shares of Simplicity common stock in your name as a stockholder of record and you wish to attend the Simplicity special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the Simplicity special meeting. You should also bring valid picture identification. We encourage you to register your vote through the Internet or by telephone whenever possible.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this joint proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Simplicity of their desire to receive multiple copies. Requests for additional copies should be directed to Simplicity’s Corporate Secretary at the address and phone number above.

Assistance

If you need assistance in completing your proxy card, have questions regarding Simplicity’s special meeting, or voting by mail, telephone or the internet or would like additional copies of this joint proxy statement, please contact

Dustin Luton or Jean Carandang

Simplicity Bancorp, Inc.

1359 North Grand

Covina, California 91724

(800) 524-2274

SIMPLICITY BANCORP PROPOSAL 1

APPROVAL OF MERGER AGREEMENT AND MERGER

General

Simplicity stockholders are being asked to vote to approve the Agreement and Plan of Merger dated September 27, 2014 between Simplicity and HomeStreet and the transactions contemplated thereby.

If the Agreement and Plan of Merger is approved, Simplicity will merge with and into HomeStreet, Inc., and Simplicity Bank will merge with and into HomeStreet’s wholly owned subsidiary, HomeStreet Bank. If the merger is approved and completed, Simplicity stockholders will be entitled to receive one share of HomeStreet common stock for each share of Simplicity common stock they own at the effective time, subject to certain adjustments if Homestreet’s average closing price during a specified measurement period prior to the effective time is more than $20, and subject to adjustment or termination if Homestreet’s average closing price during that period is less than $15 per share. The following is a summary of the Agreement and Plan of Merger and is qualified by reference to the complete text of the Agreement and Plan of Merger, a copy of which is attached to this joint proxy statement as Annex A and is incorporated by reference into this joint proxy statement. You should read the Agreement and Plan of Merger completely and carefully as it, rather than this description, is the legal document that governs the merger.

SIMPLICITY’S BOARD RECOMMENDS THAT THE SIMPLICITY STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER BY SIGNING AND RETURNING THE ATTACHED PROXY IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

BACKGROUND OF AND REASONS FOR THE MERGER

How Did the Merger Come About?

Both Simplicity and HomeStreet have maintained a longstanding focus on growth and on strategic opportunities to enhance shareholder value. Simplicity’s management and board of directors regularly review Simplicity’s strategic and financial prospects, and have from time to time considered various opportunities for increasing the long-term value for Simplicity’s stockholders. HomeStreet’s management and board of directors have been pursuing growth for the past two years as part of HomeStreet’s ongoing strategic plans, and as part of that strategic plan regularly consider and evaluate strategic acquisition opportunities in its target markets. These internal evaluations by HomeStreet and Simplicity have focused on, among other things, the business environment facing financial institutions generally, conditions and ongoing consolidation in the financial services industry and ways to enhance their respective competitive positions.

Since completing its conversion from a mutual holding company to a stock holding company and raising $63.8 million in gross proceeds in an initial public offering completed in November 2010, Simplicity has deployed its capital through strategic initiatives, including creating a distinctive new brand by changing the bank’s name from Kaiser Federal Bank to Simplicity Bank, expanding its mortgage and consumer lending capabilities, and by investing in technology and expanding of e-commerce and mobile banking solutions. In addition, Simplicity sought to manage capital by implementing share repurchase programs and paying a quarterly cash dividend.

Simplicity has remained profitable and has maintained strong asset quality despite limited loan and deposit growth, but its net income has declined since 2011. Simplicity’s board recognized the difficulty in growing profitably and operating a financial institution without increased size and scale given: (i) current economic conditions, including the slow recovery from the recession; (ii) a prolonged period of low interest rates, with deposit costs near historical lows and loan and securities yields declining; (iii) competitive conditions, especially with respect to commercial lending; and (iv) the increasing regulatory compliance costs and risk management practices. Simplicity’s board also believed that Simplicity would find it difficult to grow by acquiring other institutions because Simplicity’s common stock was trading at a discount to book value. As a result, Simplicity would have to dilute its tangible book value in order to pay a book value premium for a potential target. In the judgment of Simplicity’s board, such an action would adversely affect Simplicity stockholders.

Since its initial public offering in February 2012, HomeStreet has experienced a resurgence in its business. Management deployed a portion of the capital raised from that transaction to address asset quality issues, some of which had remained unresolved following the banking crisis and general economic downturn between 2007 and 2010. After meeting HomeStreet’s initial asset quality and capital adequacy targets, and following the lifting of regulatory orders to which HomeStreet had been subject since early 2009, management began to reinvigorate the institution with a strategic growth initiative that contemplated expansion of HomeStreet Bank’s mortgage and commercial banking operations with a focus on California and other markets management viewed as complementary to HomeStreet’s then-existing geographic footprint. In 2013, HomeStreet expanded both its commercial banking capacity and its Pacific Northwest market by acquiring Seattle-based Fortune Bank and eastern Washington-based Yakima National Bank, as well as two retail banking branches in Seattle formerly owned by AmericanWest Bank. In 2014, HomeStreet expanded its commercial real estate and residential construction lending operations, opening offices in Salt Lake City, Utah and Newport Beach, California. In addition to these commercial and consumer banking business expansion efforts, HomeStreet, beginning in 2012, has expanded its mortgage lending operations geographically, opening 47 home loan centers in Washington, Oregon, Idaho, Hawaii, Arizona and California. HomeStreet has continued to explore opportunities to diversify its commercial banking operations into markets such as Southern California, where it has established a growing presence in mortgage originations but where it has not historically collected deposits or made commercial loans.

In March 2014, Simplicity’s board held its annual strategic planning session where it invited the investment banking firm of Keefe, Bruyette & Woods, Inc. (“KBW”), to update the board on the banking industry in general, the current merger and acquisition market in particular and industry trends. KBW is a nationally recognized investment banking firm and served as Simplicity’s financial advisor in connection with its conversion to a stock holding company in 2010. As in prior years, management and the board discussed Simplicity’s strategic options, its prospects as a stand-alone institution and, with feedback from KBW, Simplicity’s potential valuation in a merger transaction. The Simplicity board also considered increasing pressure by certain shareholders to maximize stockholder value. Following the presentation, the board discussed whether a merger might produce a superior return for Simplicity stockholders as compared to remaining independent. The board determined that Simplicity should explore third-party interest in acquiring Simplicity in order to understand and evaluate the value that might be obtained in a merger transaction. In addition, the board decided to retain KBW as Simplicity’s financial advisor to assist with the exploration of third party interest. The board of directors did not limit the types of parties that could be contacted.

During April 2014 and with KBW’s assistance, Simplicity management prepared a Confidential Information Memorandum (“CIM”) to be used to solicit indications of interest, and Simplicity began to populate a virtual data room for potential acquirers to conduct due diligence. On April 30, 2014, the Simplicity board held a regular board meeting at which KBW provided an update on the current merger and acquisition market and reviewed with the board potential merger partners. These potential merger partners consisted of institutions that appeared to have the financial ability to acquire Simplicity and to be large enough to execute such a transaction, had no known regulatory issues, and appeared to have an interest in Simplicity’s geographic markets.

HomeStreet also was examining expansion opportunities at that time. On April 9, 2014, HomeStreet’s management, including Messrs. Mason, Stewart, Evans and van Amen, met with MJ Capital Partners, LLC (“MJCP”) to discuss potential acquisition opportunities. The meeting included a discussion of the acquisition environment in HomeStreet’s current and prospective markets, and focused on acquisition opportunities that might help HomeStreet expand its geographic reach. At this meeting, which was conducted at HomeStreet’s executive offices in Seattle, MJCP identified Simplicity as one of a number of prospective acquisition candidates. At the conclusion of this meeting, HomeStreet’s management directed MJCP to explore various possibilities and identify one or more prospective acquisition targets that HomeStreet might acquire at a reasonable valuation, while still avoiding unnecessary risk and dilution to HomeStreet and its shareholders.

In May 2014, at the Simplicity board’s direction, and after reviewing prospective merger partners with Simplicity’s board, KBW began contacting financial institutions (either directly or through those firms’ advisors) to solicit interest in acquiring Simplicity. Interested parties were asked to sign a non-disclosure agreement in exchange for a copy of the CIM and access to the virtual data room.

The parties’ respective directives to their financial advisors resulted in preliminary contacts between MJCP and KBW in early May 2014. During this discussion, MJCP learned that Simplicity had prepared the CIM and that its board of directors was considering alternatives for maximizing stockholder value. After preliminary discussions between MJCP and KBW, HomeStreet revised Simplicity’s proposed non-disclosure agreement to be a reciprocal non-disclosure agreement and executed and delivered that agreement to Simplicity on May 14, 2014. Simplicity returned the signed document on May 15, 2014. HomeStreet was granted access to Simplicity’s virtual data room on or about May 19, 2015, and was provided a copy of the CIM on May 22, 2015.

During the period from May through June 2014, in accordance with the instructions by Simplicity’s board of directors, KBW contacted a total of 17 prospective acquirors on behalf of Simplicity. Eight of these 17 companies, including HomeStreet, expressed interest and executed the non-disclosure agreement, which allowed them to receive the CIM and granted them access to the virtual data room.

On May 28, 2014, at its regular board meeting, Simplicity’s legal counsel, Luse Gorman Pomerenk & Schick, P.C. (“Luse Gorman”) made a presentation to the board of directors regarding the board’s fiduciary duties in general and in connection with a potential merger transaction. Luse Gorman also provided an overview of the merger process, including the negotiation of a merger agreement and the bank regulatory review process. KBW then updated the board on the current due diligence that was ongoing by the potential acquirers.

On or about May 29, 2014, following preliminary financial and valuation due diligence by HomeStreet’s financial and treasury groups, Mr. Cavallaro of MJCP made a presentation to HomeStreet’s management executive committee, including Messrs. Mason, Stewart, van Amen, Evans and Hettel, HomeStreet’s executive responsible for strategic and financial analysis. The presentation and subsequent conversation included a specific discussion of Simplicity as a prospective acquisition candidate as well as a general description of various financial modeling scenarios relating to a possible acquisition of Simplicity. Mr. Cavallaro also indicated that Simplicity was expecting a price reflecting a premium to its book value and believed that the price expectation was at least $20 per share.

From June 1 through June 4, 2014, HomeStreet expanded its due diligence to include review by core business groups at HomeStreet of relevant diligence materials as well as an initial review of certain matters by HomeStreet’s counsel, Davis Wright Tremaine LLP (“DWT”), in order to determine what bid, if any, HomeStreet would be willing to submit to Simplicity by the requested early June deadline for bid submissions. On June 4, 2014, HomeStreet senior management, including Messrs. Hettel, Stewart and van Amen and Ms. Taylor and Ms. Lemon, and DWT representatives involved in the due diligence process met to discuss the outcome of the diligence review. Following that meeting, Mr. Hettel briefed other members of management, including Messrs. Mason and Evans, on the outcome of the diligence review. Management determined that the terms that HomeStreet would be prepared to offer at that time were unlikely to be at a price that Simplicity would find attractive and that management still had a number of questions that remained unanswered to date. As a result, HomeStreet suspended its due diligence review of Simplicity on the afternoon of June 4, 2014 and instructed MJCP to advise KBW that its due diligence investigation remained incomplete and that HomeStreet did not believe it could offer a price that was likely to be acceptable to Simplicity. However, HomeStreet also directed MJCP to indicate that HomeStreet would be interested in re-initiating discussions and investigating further to address management’s outstanding diligence questions following the bid deadline if Simplicity remained interested.

Following this communication, Mr. Cavallaro of MJCP met again with HomeStreet’s management to revisit the merits and risks of a potential acquisition of Simplicity on June 10, 2014. This meeting included HomeStreet executives Messrs. Stewart, Evans and Hettel.

At HomeStreet Bank’s regular board meeting on June 26, 2014, management provided a briefing to the board of HomeStreet Bank, which including a majority of the members of HomeStreet board of directors, regarding the potential acquisition opportunity, including an overview of the potential merits and risks analyzed in the initial due diligence process. However, management also informed HomeStreet’s board of certain open questions that could not be satisfied through review of the financial and other information posted in the virtual data room. Management also noted that they did not believe the parties could reach a consensus on structure or on price due, in part, to the estimated high level of transaction and integration costs. Management advised HomeStreet’s board of directors that it had declined to submit a bid but that if the terms were more advantageous, there might still be a case to be made for acquiring Simplicity.

Meanwhile, on June 25, 2014, Simplicity’s board held a regular meeting at which it received an update from KBW on the ongoing solicitation process, which had not resulted in the submission of any bids. KBW reviewed the 17 potential parties that had been contacted and the current status of discussions with each. KBW discussed with the board some of the reasons expressed by potential acquirers as to why they were not currently interested in acquiring Simplicity. Some acquirers had indicated that they believed Simplicity was too small, while others indicated that they were not interested in a retail deposit franchise as it was not aligned with their current commercial banking strategic initiatives. In HomeStreet’s case, KBW informed the Simplicity board that HomeStreet had indicated that it was interested, but given the level of transaction and integration costs, HomeStreet’s management did not believe it could present an offer at a price Simplicity would find attractive.

At the Simplicity board’s direction, KBW contacted MJCP in late June 2014 to explore the terms on which HomeStreet might be willing to pursue a transaction. HomeStreet’s response was that based on its preliminary due diligence as of that time, it believed that it could make an offer approximately equal to or slightly less than book value.

KBW communicated this information back to Simplicity, which indicated a willingness to entertain discussions on terms that might be acceptable to both parties. HomeStreet thus resumed internal discussions and re-engaged its legal counsel, DWT, to join management in conducting a more thorough due diligence investigation including a preliminary on-site due diligence review by management. HomeStreet’s management, including Messrs. Mason, Evans, van Amen and Hettel, Ms. Taylor and Ms. Lemon, conducted onsite due diligence at Simplicity’s offices on July 14-15, 2014, and conducted a follow up meeting with MJCP and DWT in Seattle on July 17, 2014.

At a HomeStreet regular board meeting on July 24, 2014, HomeStreet’s management offered a presentation to the board regarding the current status of the Simplicity opportunity reflecting the developments described above.

On July 30, 2014, Simplicity’s board held a regular meeting at which KBW provided an update on the ongoing process. KBW informed the Board that there was remaining potential interest from only HomeStreet and one other party (“Party A”), out of the eight companies that had signed non-disclosure agreements.

After meetings with the HomeStreet executive committee on August 20, 2014, HomeStreet’s management delivered an indicative proposal, in the form of a non-binding letter of intent, to Simplicity’s management and board of directors on August 25, 2014. The initial proposal contemplated an exchange ratio of 0.98 HomeStreet shares for each outstanding Simplicity share, which valued Simplicity common stock as of August 24, 2014 at $17.50 per share. This non-binding letter of intent also contemplated a termination fee of 4.0% of the aggregate transaction value and a 60-day exclusivity period.

On August 27, 2014, Simplicity’s board of directors held a regular meeting at which KBW and Luse Gorman discussed the nonbinding letter of interest from HomeStreet. In addition, KBW informed the board that Party A had reiterated its interest, but Party A had also indicated that it was unlikely to submit an indication of interest in the near term due to other priorities. The board evaluated the HomeStreet proposal, including reviewing analyst research reports on the company, HomeStreet’s strategic plans and other available public information. The board discussed whether it was likely that HomeStreet would increase its offer. The board concluded that based on the market valuation of HomeStreet’s stock, HomeStreet would be limited in its ability to dramatically increase its offer and still secure the approval of its shareholders because of tangible book value dilution. The board authorized KBW to seek to increase the exchange ratio to one share and add board representation to the proposal. Following further discussion, Simplicity’s board decided to invite HomeStreet’s President and Chief Executive Officer and other senior officers to meet the board and explain the potential long-term benefits of a strategic combination between the companies. The board also decided to invite the President and Chief Executive Officer of Party A to meet with the board to explore whether a potential transaction was possible.

At the September 5, 2014 special Simplicity board meeting, the Simplicity board entertained a presentation from the President and Chief Executive Officer of Party A, who reiterated Party A’s position that for its own strategic reasons, it was not prepared at that time to extend a formal offer, and that any offer it could expect to deliver in the foreseeable future would likely come at a discount to book value. Following Party A’s presentation, HomeStreet’s President and Chief Executive Officer offered a presentation explaining HomeStreet’s strategic plan and how a merger with Simplicity would allow HomeStreet to expand into the Los Angeles market, to increase its capital position and better leverage Simplicity’s capital. HomeStreet also agreed to revise its nonbinding letter of interest to increase the exchange ratio from 0.98 to 1.0 share of HomeStreet common stock for each share of Simplicity common stock, which increased the implied value of a share of Simplicity common stock to $17.91 as of September 4, 2014, representing 98.6% of Simplicity’s tangible book value. In addition, HomeStreet agreed to add one Simplicity board member to its board upon consummation of the merger. Following both presentations, the board of directors discussed HomeStreet’s proposal with KBW (HomeStreet and Party A having been excused from the meeting).

Simplicity’s board decided not to pursue a transaction with Party A any further because it was unclear when or if Party A would be prepared to discuss terms of a potential transaction and the general pricing parameters that were discussed were not better than HomeStreet’s proposal. Simplicity’s board then continued to evaluate the HomeStreet proposal, including reviewing analyst research reports on the company, HomeStreet’s strategic plans and other available public information. The board discussed whether it was likely that HomeStreet would increase its offer. The board concluded that based on the market valuation of HomeStreet’s stock, HomeStreet’s practical ability to increase its offer materially would be limited because of the tangible book value dilution that would result from a higher price.

Simplicity’s board considered that HomeStreet’s stock was potentially undervalued by the market relative to its peer financial institutions and that with the economies of scale of a larger company with greater geographic diversification and broader product array, HomeStreet’s stock price had significant upside potential. The Simplicity board concluded that HomeStreet’s proposal was advantageous to Simplicity’s stockholders because (i) Simplicity stockholders would own 33% of the pro forma combined entity, which would have approximately $4.0 billion in consolidated assets, and (ii) based on HomeStreet’s strategic plan and the benefits of the combination, the board believed that the long term value of HomeStreet’s common stock would be superior to the value of Simplicity’s common stock if Simplicity continued as a stand-alone company. Simplicity’s board of directors authorized its President and Chief Executive Officer to sign the nonbinding letter of intent as long as the exclusivity period was reduced from the proposed 60 days to 45 days. HomeStreet agreed to the modification and the non-binding letter of intent was signed on September 8, 2014.

From September 10 until September 14, 2014, HomeStreet conducted further due diligence on Simplicity, including on-site due diligence of Simplicity’s loan portfolio, branch locations and other matters as well as interviews of senior management.

HomeStreet’s counsel, DWT, circulated a draft of the merger agreement on September 12, 2014. The merger agreement introduced the concept of a cap and collar and set the termination fee at 4% of the transaction value at the time of any related termination. As proposed by HomeStreet, the cap and collar would set a range in which the value of the merger consideration would remain fixed. If the value of the merger consideration exceeded the cap, the exchange ratio would be reduced. If the value of the merger consideration fell below the collar, the exchange ratio would be increased or Simplicity could terminate the merger agreement. HomeStreet indicated that the cap and collar were essential terms in order for it to enter into a merger agreement with Simplicity. Simplicity’s board likewise believed that a collar was an important term to protect Simplicity’s stockholders in the event of a significant decline in the market price of HomeStreet’s stock. Simplicity authorized KBW to have further discussions with MJCP regarding the range of the cap and collar.

On September 17, 2014, DWT received comments from Simplicity’s counsel, Luse Gorman, on the draft of the merger agreement. These comments focused primarily on protecting each party against substantial changes in HomeStreet’s stock price between signing and closing; making the parties’ representations, warranties and operating covenants parallel; providing for indemnification and insurance for Simplicity’s directors and executive officers; making certain provisions for employee benefits for Simplicity’s employees, ESOP participants, and holders of Simplicity stock options and restricted stock; limiting parties’ respective operating covenants; limiting certain aspects of HomeStreet’s information rights during the period between signing and closing; suggesting a modification of the termination fee provisions (including fixing the termination fee at 4% of the value of the transaction on the date of signing of the merger agreement); and limiting the closing conditions contained in the initial draft.

On September 18, 2014, at a special meeting, the Simplicity board of directors met with KBW and Luse Gorman to discuss the initial draft of the merger agreement and how a cap and collar could work in this transaction. KBW informed the board that HomeStreet had indicated that it would propose in its next draft of the merger agreement that if HomeStreet’s per share price declined to below $15.00 per share, HomeStreet would be required to increase the exchange ratio so that the value of the merger consideration would be equivalent to $15.00 per share, or if it did not do so, Simplicity could terminate the merger agreement. HomeStreet would also impose a cap of

$20.00 per share and if HomeStreet’s price per share was to exceed $20.00 per share, HomeStreet would decrease the exchange ratio so that the value of the merger consideration would not exceed $20.00 per share. After discussion in consultation with KBW and Luse Gorman, Simplicity’s board accepted the proposed adjustments to the exchange ratio. The board believed that the range was reasonable, protecting Simplicity stockholders in the event of a significant decline in HomeStreet stock price, while allowing Simplicity stockholders to realize additional value upon an increase in the trading price of HomeStreet’s stock.

The parties and their respective counsel and financial advisors met in Seattle on September 22 and 23, 2014 to resolve all remaining open items, including reaching agreement that the 4% termination fee would be calculated based on the estimated transaction price at the time of signing, using a HomeStreet share value calculated based on the arithmetical average of the closing price of HomeStreet common stock as reported by Nasdaq for the 10 trading days up to but excluding the fifth trading day prior to signing the merger agreement. HomeStreet’s counsel thereafter circulated a revised draft of the merger agreement on September 24 that resolved all material issues. Also during this period, Simplicity’s senior management with assistance from Luse Gorman completed their on site reverse due diligence on HomeStreet, including in-person interviews with members of HomeStreet’s senior management. KBW also participated in the interviews of HomeStreet’s senior management and reviewed financial information concerning the business and operations of HomeStreet made available by HomeStreet.

On September 25, 2014, HomeStreet’s board of directors met to consider the proposed merger agreement, received the opinion of MJCP that the transaction was fair, from a financial point of view, to HomeStreet and its shareholders, and discussed the proposed transaction with management and its counsel. DWT advised the HomeStreet board of directors of its fiduciary duties relative to the proposed merger and other risks associated with the transaction, including litigation risks. After deliberations, HomeStreet’s board approved the merger agreement on September 25, 2014.

On September 27, 2014, the Simplicity board of directors met at a special meeting to consider the merger agreement. The board heard presentations by Simplicity management and Luse Gorman regarding the positive results of reverse due diligence and the terms and conditions of the merger agreement and related ancillary documents. Also at this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the Simplicity board to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Simplicity common stock. Following the presentations, the board of directors engaged in discussions about the proposed transaction, the proposed merger agreement and the effect of the transaction on the customers and employees of Simplicity. After further reviewing the consideration per share offered by HomeStreet and after giving consideration to the other factors described under “Background and Reasons for the Merger—Reasons of Simplicity for the Merger,” the members of Simplicity’s board of directors unanimously voted to approve the merger agreement. The parties executed and delivered the merger agreement and the ancillary documents on September 27, 2014.

The transaction was announced after the close of the stock market on the afternoon of September 29, 2014.

Reasons of Simplicity for the Merger

Simplicity’s board of directors believes that the merger is in the best interests of Simplicity and its stockholders. Accordingly, Simplicity’s board of directors has unanimously approved the merger agreement and recommends that stockholders vote “FOR” the approval of the merger agreement. In reaching this conclusion, Simplicity’s board of directors consulted with its legal counsel with respect to its legal duties and the terms of the merger agreement. The Simplicity board of directors consulted with KBW with respect to the financial aspects of the transaction, and with senior management regarding, among other things, operational matters concerning the integrated institution.

The following discussion of the information and factors considered by the Simplicity board of directors is not intended to be exhaustive. It does, however, include all material factors considered by the board of directors. In reaching this decision to approve the merger, the Simplicity board of directors considered the following:

•	the business strategy and strategic plan of Simplicity, its prospects for the future and its projected financial results;

•	the current regulatory environment and its effect on community banks like Simplicity Bank. Increasing regulatory requirements have made it difficult for community banks to manage expenses and maintain profitability. The Simplicity board of directors believe that their stockholders will be better served by converting their stock into ownership of a larger institution which could spread these compliance and operating costs over a larger base of earning assets;

•	the belief that the consideration offered by HomeStreet exceeds the value that Simplicity could reasonably expect to achieve in the near future as a stand-alone entity;

•	Simplicity’s management faces significant challenges to grow Simplicity’s franchise and enhance stockholder value given current market conditions, interest rate pressures and the intense competition for loans and deposits;

•	the merger with HomeStreet was the result of a broad solicitation process conducted by Simplicity with the assistance of KBW;

•	the ability of HomeStreet to pay the merger consideration and the potential long-term value of HomeStreet’s currency;

•	the ability of HomeStreet to execute a merger transaction from a financial and regulatory perspective and its recent history of being able to successfully integrate merged institutions into its existing franchise;

•	the fact that 100% of the merger consideration would be paid in HomeStreet common stock, thereby making the transaction a tax-free exchange and enabling Simplicity stockholders to participate in growth opportunities of the combined company;

•	the opinion, dated September 27, 2014, of KBW to the Simplicity board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Simplicity common stock of the exchange ratio in the proposed merger, as more fully described below under “Opinion of Simplicity’s Financial Advisor;”

•	the terms of the merger agreement, including the representations and warranties of the parties, the covenants, the consideration and the benefits to Simplicity’s employees;

•	the likelihood of expeditiously obtaining the necessary regulatory approval without unusual or burdensome conditions;

•	the similar culture of customer service and focus on small to medium sized businesses and retail customers shared by HomeStreet and Simplicity, and the fact that Simplicity customers would benefit from the higher lending limit, larger branch network and more diverse products offered by the combined entity;

•	the anticipated effect of the acquisition on Simplicity’s employees (including the fact that HomeStreet anticipates offering employment to most of the employees of Simplicity following the consummation of the merger and that Simplicity employees who do not continue as employees of HomeStreet will be entitled to severance benefits); and

•	the effect on Simplicity’s customers and the communities served by Simplicity.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Simplicity stockholders identified by Simplicity’s board of directors and management include the following matters:

•	there can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success, thereby increasing the value of HomeStreet stock received by the stockholders of Simplicity;

•	since the exchange ratio is fixed only between the share prices of $15 and $20 of HomeStreet common stock, Simplicity stockholders could receive less value if the price of HomeStreet common stock declines prior to the closing to less than $15 per share (assuming HomeStreet did not increase the exchange ratio and Simplicity does not terminate the merger agreement) and Simplicity stockholders will not receive more value if the price of HomeStreet common stock increases prior to the closing to greater than $20 per share;

•	minimum financial condition closing requirements as of the month end prior to the closing of the merger that require Simplicity Bank total deposits (excluding broker deposits) to be not less than $575 million and Simplicity’s tangible book value to be not less than $125 million;

•	the fact that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Simplicity, in light of the fact that HomeStreet was unwilling to enter into the merger agreement absent such provisions; and

•	the fact that certain members of management of Simplicity and the board of directors might have interests which are in addition to those interests as stockholders of Simplicity.

In reaching the determination to approve the merger agreement, the Simplicity board of directors did not quantify or otherwise attempt to assign any relative weight to the various factors it considered, and individual directors may have viewed certain factors more positively or negatively than others. In addition, as in any business combination, there can be no assurances that the benefits of the merger perceived by the Simplicity board of directors and described above will be realized or will outweigh the risks or uncertainties.

SIMPLICITY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SIMPLICITY APPROVE THE MERGER AGREEMENT.

Reasons of HomeStreet for the Merger

HomeStreet’s management and board of directors believes that the merger will be beneficial for the company and its shareholders by increasing HomeStreet’s market presence in Southern California while improving its capital position, all of which is expected to increase HomeStreet’s enterprise value.

As part of its strategic growth plan, HomeStreet has been seeking to establish a retail deposit presence for HomeStreet Bank in certain areas in California and to increase its lending business in key areas of those markets. HomeStreet Bank does not currently have any retail bank branches in California, and HomeStreet’s board and management believe that acquiring Simplicity Bank’s seven Southern California branches will give HomeStreet Bank an attractive foothold for retail deposits as an attractive funding source. Management also believes that these operations would complement HomeStreet’s eight existing lending offices in that region.

Management also believes the combination will enhance HomeStreet’s earnings diversification and provide opportunities to enhance revenue as a result of higher lending limits and expanded products and services. The transaction is expected to significantly increase HomeStreet and HomeStreet Bank’s tangible common equity, affording HomeStreet additional capital to support its growth strategy. In addition, management believes that consolidating support operations will lead to meaningful operational efficiencies for the combined entities, thus reducing non-interest expense. The combination also provides a sizeable entry point for entry into a retail banking presence in California that should provide numerous opportunities for additional growth.

HomeStreet has been seeking to enter the Southern California retail banking market in order to access to the large, dense population base in that region. Key members of HomeStreet’s executive team are very familiar with the Los Angeles market and believe that Simplicity’s markets will assimilate well with HomeStreet’s business model. Simplicity’s primary market area includes a significant middle-market consumer base that will provide a larger target audience for HomeStreet’s existing products and services. HomeStreet believes that Simplicity’s customer base is especially attractive because of the historic affinity relationship with employees and associates of Kaiser Permanente.

In addition, HomeStreet found the terms of the merger, including the ability to use stock as consideration for the transaction, the expected price to be paid for the transaction, and the anticipated internal rate of return, to be attractive and in line with HomeStreet’s strategic growth plan goals.

Opinion of Simplicity’s Financial Advisor

Simplicity engaged Keefe, Bruyette & Woods, Inc. to render financial advisory and investment banking services to Simplicity, including an opinion to the Simplicity board of directors as to the fairness, from a financial point of view, to the holders of Simplicity common stock of the exchange ratio in the proposed merger of Simplicity with and into HomeStreet. Simplicity selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Simplicity board held on September 27, 2014, at which the Simplicity board evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Simplicity common stock. The Simplicity board approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex D to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Simplicity board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Simplicity common stock. It did not address the underlying business decision of Simplicity to engage in the merger or enter into the merger agreement or constitute a recommendation to the Simplicity board in connection with the merger, and it does not constitute a recommendation to any holder of Simplicity common stock or stockholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation on whether or not any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Simplicity and HomeStreet and the merger, including, among other things:

•	a draft dated September 25, 2014 of the merger agreement (the most recent draft made available to KBW);

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended June 30, 2014 of Simplicity;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of HomeStreet;

•	the unaudited financial statements and quarterly reports on Form 10-Q for quarters ended March 31, 2014 and June 30, 2014 of HomeStreet;

•	certain other interim reports and other communications of Simplicity and HomeStreet to their respective stockholders; and

•	other financial information concerning the businesses and operations of Simplicity and HomeStreet furnished to KBW by Simplicity and HomeStreet or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among other things, the following:

•	the historical and current financial position and results of operations of Simplicity and HomeStreet;

•	the assets and liabilities of Simplicity and HomeStreet;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information of Simplicity and HomeStreet with similar information for certain other companies the securities of which are publicly traded;

•	financial and operating forecasts and projections of Simplicity that were prepared by, and provided to KBW and discussed with KBW by, Simplicity management and that were used and relied upon by KBW at the direction of such management with the consent of the Simplicity board;

•	financial and operating forecasts and projections of HomeStreet and estimates regarding certain pro forma financial effects of the merger on HomeStreet (including, without limitation, the cost savings and related expenses expected to result from the merger), that were prepared by, and provided to KBW and discussed with KBW by, HomeStreet management and that were used and relied upon by KBW at the direction of such management with the consent of the Simplicity board

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of Simplicity and HomeStreet regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Simplicity, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Simplicity.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the respective managements of

Simplicity and HomeStreet as to the reasonableness and achievability of the financial and operating forecasts and projections of Simplicity and HomeStreet (and the assumptions and bases therefor) that were prepared by, and provided to KBW and discussed with KBW by, such managements. KBW assumed, with the consent of Simplicity, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such managements and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. KBW further relied upon HomeStreet management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the merger on HomeStreet (and the assumptions and bases therefor, including, without limitation, the cost savings and related expenses expected to result from the merger) that were prepared by, and provided to KBW and that were discussed with KBW by, such management. KBW assumed, with the consent of Simplicity, that all such estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such estimates would be realized in the amounts and in the time periods estimated by such management.

It is understood that the forecasts, projections and estimates of Simplicity and HomeStreet provided to KBW were not prepared with the expectation of public disclosure, that all such information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with the respective managements of Simplicity and HomeStreet, that such forecasts, projections and estimates of Simplicity and HomeStreet referred to above, provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Simplicity or HomeStreet since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan losses and KBW assumed, without independent verification and with Simplicity’s consent, that the aggregate allowances for loan losses for Simplicity and HomeStreet were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Simplicity or HomeStreet, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Simplicity or HomeStreet under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analyses:

•	the merger and any related transactions (including the subsidiary bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW) with no adjustments to the exchange ratio or additional forms of consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Simplicity, HomeStreet or the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW further assumed that Simplicity relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Simplicity, HomeStreet, the merger, any related transaction (including the subsidiary bank merger) and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to the holders of Simplicity common stock. KBW expressed no view or opinion as to any terms or other aspects of the merger or any related transaction, including without limitation, the form or structure of the merger or any related transaction, any consequences of the merger to Simplicity, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Simplicity to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Simplicity or the Simplicity board;

•	the fairness of the amount or nature of any compensation to any of Simplicity’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Simplicity common stock;

•	the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Simplicity, other than the Simplicity common stock (solely with respect to the exchange ratio, as described in KBW’s opinion, and not relative to the consideration to be received by any other class of securities), or any class of securities of HomeStreet or any other party to any transaction contemplated by the merger agreement;

•	any adjustment (as provided in the merger agreement) to the exchange ratio in the merger assumed for purposes of KBW’s opinion;

•	the actual value of the HomeStreet common stock to be issued in the merger;

•	the prices, trading range or volume at which Simplicity common stock or HomeStreet common stock would trade following the public announcement of the merger or the prices, trading range or volume at which HomeStreet common stock would trade following consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to Simplicity, HomeStreet, their respective stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the subsidiary bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Simplicity and HomeStreet. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Simplicity board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Simplicity board with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Simplicity and HomeStreet and the decision to enter into the merger agreement was solely that of the Simplicity board.

The following is a summary of the material financial analyses presented by KBW to the Simplicity board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Simplicity board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $17.88 per share of Simplicity common stock based on the exchange ratio in the merger and the closing price of HomeStreet common stock on September 24, 2014. In addition to the financial analyses described below, KBW reviewed with the Simplicity board for informational purposes, among other things, implied transaction statistics for the proposed merger of 25.8x using the 2014 earnings per share (“EPS”) estimate for Simplicity provided to KBW by Simplicity management and 28.7x using the 2015 EPS estimate for Simplicity provided to KBW by Simplicity management, in each case calendarized and based on the implied transaction value for the proposed merger of $17.88 per share of Simplicity common stock.

Selected Companies Analyses. KBW performed selected companies analyses of Simplicity and HomeStreet as described below. To perform these analyses, KBW used last-twelve-months (“LTM”) profitability data and other financial information as of or for the period ended June 30, 2014 and market price information as of September 24, 2014. KBW also used 2014 and 2015 earnings consensus “street” estimates for the selected companies, to the extent publicly available, taken from a nationally recognized earnings estimate consolidator and financial forecasts and projections relating to the earnings of Simplicity and HomeStreet provided to KBW by Simplicity and HomeStreet managements, respectively, which were calendarized in the case of Simplicity. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Simplicity’s and HomeStreet’s historical financial statements, or the data presented under the section “Opinion of HomeStreet’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented. No company used as a comparison in the following selected companies analyses is identical to Simplicity or HomeStreet. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Simplicity Selected Companies Analysis—2nd Step Completed Conversion Peers. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Simplicity to 15 selected publicly traded thrifts that had completed a 2nd step mutual to stock conversion since 2009 and have total assets between $500 million and $2.0 billion. Merger targets were excluded from the selected companies.

The selected companies included:

Waterstone Financial, Inc.

Heritage Financial Group, Inc.

SI Financial Group, Inc.

Clifton Bancorp Inc.

Fox Chase Bancorp, Inc.

Charter Financial Corporation

Ocean Shore Holding Co.

Oneida Financial Corp.

Atlantic Coast Financial Corporation Cheviot Financial Corp. Malvern Bancorp, Inc. Eagle Bancorp Montana, Inc. La Porte Bancorp, Inc. Naugatuck Valley Financial Corporation Prudential Bancorp, Inc.

KBW’s analysis showed the following concerning the financial performance and financial condition of Simplicity and the selected companies:

		Selected Companies
	Simplicity	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets	0.62%	0.60%	0.54%	0.19%	0.09%
Operating Return on Equity	3.78%	4.49%	2.74%	1.29%	-0.02%
Net Interest Margin	3.28%	3.20%	3.08%	2.62%	3.05%
Efficiency Ratio	76.09%	73.26%	82.19%	87.28%	81.43%

Tangible Common Equity/Tangible Assets	15.19%	19.58%	13.26%	10.06%	15.23%
Tier 1 Capital Ratio	20.89%	27.42%	18.71%	16.78%	24.13%
Total Capital Ratio	21.66%	28.38%	19.68%	17.79%	25.11%
Loans/Deposits	110.91%	99.69%	88.25%	80.92%	90.59%
Loan Loss Reserves/Loans	0.63%	1.57%	0.97%	0.69%	1.09%
Texas Ratio	12.73%	5.91%	7.34%	13.85%	10.54%
Nonperforming Assets/Assets	1.99%	0.79%	1.04%	1.97%	1.56%
Net Charge-Offs/Average Loans	0.05%	0.05%	0.14%	0.54%	0.49%

Note: Texas ratio equal to (Nonperforming Assets plus Loans 90 Days Past Due) / (Tangible Common Equity plus Loan Loss Reserves) adjusted for covered loans.

KBW’s analysis also showed the following concerning the market performance of Simplicity and, to the extent publicly available, the selected companies (excluding the impact of certain selected company LTM, 2014 and 2015 EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 30.0x):

			Selected Companies
	Simplicity		Top Quartile		Median		Bottom Quartile		Average
Stock Price/Book Value per Share	0.90	x	0.95	x	0.91	x	0.88	x	0.94	x
Stock Price/Tangible Book Value Per Share	0.93	x	1.04	x	0.94	x	0.90	x	1.00	x
Stock Price/LTM EPS	23.19	x	20.14	x	18.15	x	16.07	x	19.29	x
Stock Price/2014 EPS	24.20	x	21.33	x	16.62	x	15.21	x	19.00	x
Stock Price/2015 EPS	26.84	x	19.09	x	16.83	x	15.11	x	16.44	x
Core Deposit Premium	-1.90%		0.73%		-0.94%		-3.20%		-1.14%
1-Year Price Change	8.44%		11.60%		1.50%		-2.92%		4.63%
YTD Price Change	3.34%		7.06%		2.00%		-2.53%		3.71%
Dividend Yield	2.16%		2.35%		1.68%		1.03%		1.67%
LTM Dividend Payout	45.83%		66.73%		52.42%		25.88%		46.32%

Simplicity Selected Companies Analysis—West Region Banks & Thrifts. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Simplicity to 17 selected publicly traded banks and thrifts located in the Western United States with total assets between $500 million and $1.5 billion, nonperforming assets / assets ratios less than 3.0%, and tangible common equity / tangible assets ratios greater than 9.0%. Merger targets were excluded from the selected companies.

The selected companies included:

Pacific Continental Corporation

Heritage Commerce Corp

CU Bancorp

Northrim BanCorp, Inc.

Cashmere Valley Bank

River City Bank

Provident Financial Holdings, Inc.

Malaga Financial Corporation

FNB Bancorp

Pacific City Financial Corporation Oak Valley Bancorp Commonwealth Business Bank Premier Valley Bank Security California Bancorp Citizens Bancorp Plaza Bank Bay Commercial Bank

KBW’s analysis showed the following concerning the financial performance and financial condition of Simplicity and the selected companies:

		Selected Companies
	Simplicity	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets	0.62%	1.20%	1.02%	0.89%	1.12%
Operating Return on Equity	3.78%	10.86%	8.65%	7.46%	10.01%
Net Interest Margin	3.28%	4.13%	3.83%	3.69%	3.82%
Efficiency Ratio	76.09%	57.08%	66.56%	69.56%	63.16%

Tangible Common Equity/Tangible Assets	15.19%	10.98%	10.54%	9.87%	10.50%
Tier 1 Capital Ratio	20.89%	15.84%	13.95%	13.18%	14.63%
Total Capital Ratio	21.66%	16.97%	15.14%	14.36%	15.77%
Loans/Deposits	110.91%	90.94%	78.69%	72.30%	84.05%
Loan Loss Reserves/Loans	0.63%	1.75%	1.57%	1.15%	1.49%
Texas Ratio	12.73%	7.14%	9.35%	12.35%	9.91%
Nonperforming Assets/Assets	1.99%	0.76%	1.08%	1.57%	1.13%
Net Charge-Offs/Average Loans	0.05%	-0.00%	0.02%	0.32%	0.11%

Note: Texas ratio equal to (Nonperforming Assets plus Loans 90 Days Past Due) / (Tangible Common Equity plus Loan Loss Reserves) adjusted for covered loans.

KBW’s analysis also showed the following concerning the market performance of Simplicity and, to the extent publicly available, the selected companies:

			Selected Companies
	Simplicity		Top Quartile		Median		Bottom Quartile		Average
Stock Price/Book Value per Share	0.90	x	1.29	x	1.13	x	0.99	x	1.15	x
Stock Price/Tangible Book Value Per Share	0.93	x	1.35	x	1.22	x	0.99	x	1.20	x
Stock Price/LTM EPS	23.19	x	15.56	x	13.90	x	11.00	x	13.87	x
Stock Price/2014 EPS	24.20	x	22.85	x	19.07	x	14.30	x	19.26	x
Stock Price/2015 EPS	26.84	x	16.09	x	14.50	x	13.07	x	14.44	x
Core Deposit Premium	-1.90%		5.49%		3.31%		-0.12%		2.91%
1-Year Price Change	8.44%		13.64%		9.47%		-1.93%		6.97%
YTD Price Change	3.34%		12.71%		7.84%		2.01%		6.26%
Dividend Yield	2.16%		2.99%		1.57%		0.00%		1.65%
LTM Dividend Payout	45.83%		46.51%		21.39%		0.00%		23.75%

Simplicity Selected Companies Analysis—Nationwide Thrifts. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Simplicity to 21 selected publicly traded thrifts with total assets between $500 million and $1.5 billion, nonperforming assets / assets ratios less than 3.0%, and tangible common equity / tangible assets ratios greater than 10.0%. Merger targets were excluded from the selected companies.

The selected companies included:

BankFinancial Corporation	ASB Bancorp, Inc.
SI Financial Group, Inc.	Hampden Bancorp, Inc.
Westfield Financial, Inc.	HMN Financial, Inc.
Home Bancorp, Inc.	Chicopee Bancorp, Inc.
BSB Bancorp, Inc.	Cheviot Financial Corp.
Provident Financial Holdings, Inc.	Malvern Bancorp, Inc.
Fox Chase Bancorp, Inc.	Westbury Bancorp, Inc.
Cape Bancorp, Inc.	La Porte Bancorp, Inc.
Charter Financial Corporation	Naugatuck Valley Financial Corporation
Ocean Shore Holding Co.	Prudential Bancorp, Inc.
Malaga Financial Corporation

KBW’s analysis showed the following concerning the financial performance and financial condition of Simplicity and the selected companies:

		Selected Companies
	Simplicity	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets	0.62%	0.63%	0.50%	0.27%	0.44%
Operating Return on Equity	3.78%	4.69%	2.77%	1.85%	3.30%
Net Interest Margin	3.28%	3.42%	3.13%	2.81%	3.19%
Efficiency Ratio	76.09%	68.08%	80.98%	86.84%	78.34%

Tangible Common Equity/Tangible Assets	15.19%	14.65%	12.42%	11.03%	13.64%
Tier 1 Capital Ratio	20.89%	20.38%	18.01%	16.29%	20.52%
Total Capital Ratio	21.66%	20.86%	19.06%	17.41%	21.55%
Loans/Deposits	110.91%	104.45%	93.03%	85.85%	94.97%
Loan Loss Reserves/Loans	0.63%	1.24%	1.10%	0.85%	1.11%
Texas Ratio	12.73%	7.28%	11.89%	13.07%	11.09%
Nonperforming Assets/Assets	1.99%	1.04%	1.56%	1.98%	1.54%
Net Charge-Offs/Average Loans	0.05%	0.02%	0.13%	0.27%	0.33%

Note: Texas ratio equal to (Nonperforming Assets plus Loans 90 Days Past Due) / (Tangible Common Equity plus Loan Loss Reserves) adjusted for covered loans.

KBW’s analysis also showed the following concerning the market performance of Simplicity and, to the extent publicly available, the selected companies (excluding the impact of certain selected company LTM, 2014 and 2015 EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 30.0x):

			Selected Companies
	Simplicity		Top Quartile		Median		Bottom Quartile		Average
Stock Price/Book Value per Share	0.90	x	1.09	x	0.93	x	0.91	x	0.98	x
Stock Price/Tangible Book Value Per Share	0.93	x	1.10	x	0.94	x	0.93	x	1.01	x
Stock Price/LTM EPS	23.19	x	21.28	x	17.52	x	16.00	x	17.36	x
Stock Price/2014 EPS	24.20	x	21.25	x	15.92	x	14.34	x	16.30	x
Stock Price/2015 EPS	26.84	x	19.57	x	16.86	x	14.71	x	17.43	x
Core Deposit Premium	-1.90%		2.00%		-0.94%		-1.58%		0.04%
1-Year Price Change	8.44%		19.13%		8.33%		-2.05%		9.10%
YTD Price Change	3.34%		15.53%		4.69%		-2.00%		6.77%
Dividend Yield	2.16%		2.53%		1.42%		0.00%		1.44%
LTM Dividend Payout	45.83%		49.03%		32.00%		0.00%		31.95%

HomeStreet Selected Companies Analysis—West Region Banks & Thrifts. Using publicly available information, KBW compared the financial performance, financial condition and market performance of HomeStreet to 16 selected publicly traded banks and thrifts located in the Western United States with total assets between $2.0 billion and $5.0 billion and nonperforming assets / assets ratios less than 5.0%. Merger targets were excluded from the selected companies.

The selected companies included:

Westamerica Bancorporation	Heritage Financial Corporation
Banner Corporation	Mechanics Bank
Central Pacific Financial Corp.	First National Bank Alaska
W.T.B. Financial Corporation	Hanmi Financial Corporation
BofI Holding, Inc.	TriCo Bancshares
Opus Bank	1867 Western Financial Corporation
Wilshire Bancorp, Inc.	Cascade Bancorp
Community Bank	Farmers & Merchants Bancorp

KBW’s analysis showed the following concerning the financial performance and financial condition of HomeStreet and the selected companies:

		Selected Companies
	HomeStreet	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets	0.42%	1.34%	1.00%	0.71%	1.14%
Operating Return on Equity	4.55%	11.65%	9.35%	6.46%	9.37%
Net Interest Margin	3.43%	4.09%	3.99%	3.59%	3.88%
Efficiency Ratio	91.82%	55.72%	65.95%	68.45%	63.44%

Tangible Common Equity/Tangible Assets	8.49%	11.75%	10.21%	9.20%	10.65%
Tier 1 Capital Ratio	12.00%	15.37%	14.46%	12.80%	14.49%
Total Capital Ratio	12.90%	17.20%	15.53%	14.47%	15.86%
Loans/Deposits	98.62%	93.45%	79.28%	69.26%	80.03%
Loan Loss Reserves/Loans	0.92%	2.29%	1.90%	1.42%	1.83%
Texas Ratio	37.10%	6.06%	10.19%	13.07%	11.07%
Nonperforming Assets/Assets	3.39%	0.85%	1.15%	1.63%	1.27%
Net Charge-Offs/Average Loans	0.13%	-0.00%	0.03%	0.12%	0.05%

Note: Texas ratio equal to (Nonperforming Assets plus Loans 90 Days Past Due) / (Tangible Common Equity plus Loan Loss Reserves) adjusted for covered loans.

KBW’s analysis also showed the following concerning the market performance of HomeStreet and, to the extent publicly available, the selected companies (excluding the impact of certain selected company LTM and 2014 EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 30.0x):

			Selected Companies
	HomeStreet		Top Quartile		Median		Bottom Quartile		Average
Stock Price/Book Value per Share	0.92	x	1.53	x	1.22	x	1.10	x	1.40	x
Stock Price/Tangible Book Value Per Share	0.97	x	1.70	x	1.50	x	1.16	x	1.58	x
Stock Price/LTM EPS	21.54	x	18.16	x	14.95	x	13.25	x	15.83	x
Stock Price/2014 EPS	9.63	x	19.59%		17.63%		14.93%		17.30%
Stock Price/2015 EPS	6.71	x	15.39%		14.48%		12.01%		14.53%
Core Deposit Premium	-0.36%		11.80%		6.53%		2.62%		8.26%
1-Year Price Change	-8.59%		11.80%		4.01%		0.30%		5.95%
YTD Price Change	-10.60%		2.69%		-3.22%		-10.93%		-2.63%
Dividend Yield	0.00%		2.69%		2.04%		1.38%		2.54%
LTM Dividend Payout	39.76%		44.42%		29.18%		21.48%		32.18%

Selected Transactions Analyses. KBW performed selected transaction analyses as described below. To perform these analyses, KBW used financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition. No company or transaction used as a comparison in the following selected transactions analyses is identical to Simplicity or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis—Recent Thrift M&A Transactions. KBW reviewed publicly available information related to 13 selected thrift merger and acquisition transactions announced since January 1, 2013 in which the transaction value was greater than $50 million. Merger of equal transactions were excluded from the selected transactions.

The selected transactions included:

Acquiror	Target
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
TowneBank	Franklin Financial Corporation
National Penn Bancshares, Inc.	TF Financial Corporation
Old National Bancorp	LSB Financial Corp.
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
CB Financial Services, Inc.	FedFirst Financial Corporation
F.N.B. Corporation	OBA Financial Services, Inc.
HomeTrust Bancshares, Inc.	Jefferson Bancshares, Inc.
Provident Financial Services, Inc.	Team Capital Bank
First Merchants Corporation	CFS Bancorp, Inc.
SI Financial Group, Inc.	Newport Bancorp, Inc.
F.N.B. Corporation	PVF Capital Corp.

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following:

•	book value per share of the acquired company;

•	tangible book value per share of the acquired company; and

•	LTM EPS of the acquired company.

The resulting transaction ratios for the selected transactions were compared with corresponding transaction ratios for the proposed merger based on the implied transaction value for the proposed merger of $17.88 per share of Simplicity common stock and using historical financial information for Simplicity as of June 30, 2014.

The results of the analysis are set forth in the following table (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 70.0x):

			Selected Transactions
	Proposed Merger		Top Quartile		Median		Bottom Quartile		Average
Price /Book Value	96.6%		141.4%		122.7%		104.5%		127.2%
Price /Tangible Book Value	99.4%		147.1%		122.7%		106.8%		128.1%
Price/LTM EPS	25.6	x	33.4	x	25.2	x	21.3	x	29.7	x

Selected Transactions Analysis—West Region. KBW reviewed publicly available information related to 22 selected bank and thrift merger and acquisition transactions announced since January 1, 2011 in which the target was located in the Western United States and had assets between $300 million and $2.0 billion. Merger of equal transactions were excluded from the selected transactions.

The selected transactions included:

Acquiror	Target
Banner Corporation	Siuslaw Financial Group, Inc.
Columbia Banking System, Inc.	Intermountain Community Bancorp
CU Bancorp	1st Enterprise Bank
CVB Financial Corp.	American Security Bank
First Interstate BancSystem, Inc.	Mountain West Financial Corp.
TriCo Bancshares	North Valley Bancorp
Cascade Bancorp	Home Federal Bancorp, Inc.
Heritage Financial Corporation	Washington Banking Company
Heritage Oaks Bancorp	Mission Community Bancorp
Wilshire Bancorp, Inc.	Saehan Bancorp
Glacier Bancorp, Inc.	North Cascades Bancshares, Inc.
PacWest Bancorp	First California Financial Group, Inc.
SKBHC Holdings LLC	PremierWest Bancorp
Umpqua Holdings Corporation	Circle Bancorp
First PacTrust Bancorp, Inc.	Private Bank of California
Washington Federal, Inc.	South Valley Bancorp, Inc.
California United Bank	Premier Commercial Bancorp
Sterling Financial Corporation	First Independent Bank
SKBHC Holdings LLC	Viking Financial Services Corporation
First PacTrust Bancorp, Inc.	Beach Business Bank
Opus Bank	RMG Capital Corporation
Opus Bank	Cascade Financial Corporation

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following, to the extent publicly available:

•	book value per share of the acquired company;

•	tangible book value per share of the acquired company; and

•	LTM EPS of the acquired company (which, in the case of s-corporations, were tax-effected at 35%).

The resulting transaction ratios for the selected transactions were compared with corresponding transaction ratios for the proposed merger based on the implied transaction value for the proposed merger of $17.88 per share of Simplicity common stock and using historical financial information for Simplicity as of June 30, 2014.

The results of the analysis are set forth in the following table (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 70.0x):

			Selected Transactions
	Proposed Merger		Top Quartile		Median		Bottom Quartile		Average
Price/Book Value	96.6%		151.5%		121.9%		103.8%		121.5%
Price/Tangible Book Value	99.4%		153.7%		130.6%		119.1%		128.3%
Price/LTM EPS	25.6	x	27.8	x	20.4	x	16.5	x	24.5	x

Selected Transactions Analysis—Overcapitalized Banks & Thrifts. KBW reviewed publicly available information related to 11 selected bank and thrift merger and acquisition transactions announced since January 1, 2013 in which the target had assets between $300 million and $1.0 billion and a tangible common equity / tangible assets ratio greater than 12.0%. Merger of equal transactions were excluded from the selected transactions.

The selected transactions included:

Acquiror	Target
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
Bank of the Ozarks, Inc.	Intervest Bancshares Corporation
TowneBank	Franklin Financial Corporation
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
CB Financial Services, Inc.	FedFirst Financial Corporation
F.N.B. Corporation	OBA Financial Services, Inc.
CenterState Banks, Inc.	First Southern Bancorp, Inc.
WSFS Financial Corporation	First Wyoming Financial Corporation
Home Bancorp, Inc.	Britton & Koontz Capital Corporation
Cascade Bancorp	Home Federal Bancorp, Inc.
Western Alliance Bancorporation	Centennial Bank

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following:

•	book value per share of the acquired company;

•	tangible book value per share of the acquired company; and

•	LTM EPS of the acquired company.

The resulting transaction ratios for the selected transactions were compared with corresponding transaction ratios for the proposed merger based on the implied transaction value for the proposed merger of $17.88 per share of Simplicity common stock and using historical financial information for Simplicity as of June 30, 2014.

The results of the analysis are set forth in the following table (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were either below 0.0x or greater than 70.0x):

			Selected Transactions
	Proposed Merger		Top Quartile		Median		Bottom Quartile		Average
Price/Book Value	96.6%		131.6%		111.2%		101.3%		115.0%
Price/Tangible Book Value	99.4%		131.6%		112.3%		108.7%		116.7%
Price/LTM EPS	25.6	x	35.8	x	25.2	x	18.4	x	29.0	x

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of HomeStreet and Simplicity to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis did not include purchase accounting or transaction adjustments. To perform this analysis, KBW used (i) balance sheet data for HomeStreet and Simplicity as of June 30, 2014, (ii) historical earnings data for 2013 and financial forecasts and projections relating to the earnings of HomeStreet and Simplicity provided to KBW by HomeStreet and Simplicity managements, respectively, which were calendarized in the case of Simplicity, and (iii) market price data as of September 24, 2014. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentage of Simplicity stockholders in the combined company based on the exchange ratio in the proposed merger:

Simplicity Percentage
Total Assets	21.4%
Total Loans	23.4%
Total Deposits	21.3%
Total Common Equity	32.2%
Total Tangible Common Equity	32.7%
2013 Actual Earnings	20.6%
2014 Estimated Earnings	14.8%
2015 Estimated Earnings	9.8%
2016 Estimated Earnings	10.1%
Market Capitalization as of 9/24/2014 close	31.7%
Ownership at 1.000x Exchange Ratio	33.1%

Pro Forma Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of HomeStreet and Simplicity. Using closing balance sheet estimates as of December 31, 2014 for HomeStreet and Simplicity per their respective managements, financial forecasts and projections relating to the earnings of HomeStreet and Simplicity provided by HomeStreet and Simplicity managements, respectively, which were calendarized in the case of Simplicity, and pro forma assumptions (including purchase accounting adjustments, cost savings and related expenses) provided by HomeStreet management, KBW analyzed the potential financial impact of the merger on certain projected financial results. This analysis indicated that the merger could be dilutive to HomeStreet’s 2015 and 2016 estimated EPS and HomeStreet’s estimated closing book value per share and closing tangible book value per share as of December 31, 2014. Furthermore, the analysis indicated that, pro forma for the proposed merger, each of HomeStreet’s tangible common equity to tangible assets ratio, Tier 1 leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio as of December 31, 2014 could be higher. For all of the above analyses, the actual results achieved by HomeStreet following the merger will vary from the projected results, and the variations may be material.

Stand-Alone Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate ranges for the implied equity value of Simplicity. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Simplicity prepared by and provided to KBW by Simplicity management, and assumed discount rates ranging from 11.0% to 15.0%. The ranges of values were determined by adding (1) the present value of the estimated free cash flows that Simplicity could generate over the period from fiscal years 2015 to 2019 as a standalone company and (2) the present value of Simplicity’s implied terminal value at the end of such period. KBW assumed that Simplicity would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. KBW derived implied terminal values using two methodologies, one based on 2020 earnings multiples and the other based on 2019 tangible book value multiples. Using implied terminal values for Simplicity calculated by applying a range of 12.0x to 16.0x estimated 2020 earnings, this discounted cash flow analysis resulted in a range of implied value per Simplicity common share of $14.48 to $17.14. Using implied terminal values for Simplicity calculated by applying a range of 1.00x to 1.40x estimated 2019 tangible book value, this discounted cash flow analysis resulted in a range of implied value per Simplicity common share of $15.27 to $18.80. The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Simplicity.

Miscellaneous. KBW acted as financial advisor to Simplicity in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of securities of banking companies in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may from time to time purchase securities from, and sell securities to, Simplicity and HomeStreet. Further to existing sales and trading relationships between a KBW affiliated broker-dealer and each of Simplicity and HomeStreet, such broker-dealer has from time to time purchased securities from, and sold securities to, Simplicity and HomeStreet. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Simplicity and HomeStreet for its own account and for the accounts of its customers. Any KBW proprietary or employee positions in Simplicity and HomeStreet, as of the date of KBW’s opinion, were disclosed to Simplicity.

Pursuant to the KBW engagement agreement, Simplicity agreed to pay KBW a total cash fee equal to 1.40% of the aggregate merger consideration, $250,000 of which became payable to KBW upon the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the merger. Simplicity also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with this present engagement, in the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to Simplicity. In the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to HomeStreet. KBW may in the future provide investment banking and financial advisory services to Simplicity or HomeStreet and receive compensation for such services.

Simplicity’s Financial Forecasts

Simplicity does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other things, the inherent unpredictability of certain underlying assumptions and estimates. However, during the first fiscal quarter of 2015, Simplicity provided to HomeStreet a summary of certain internal financial forecasts. Updated internal financial forecasts prepared by Simplicity’s management were also reviewed by Simplicity’s board of directors and KBW. The selected financial forecasts described below were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information, or U.S. generally accepted accounting principles, and are included in this joint proxy statement only because they were made available to Simplicity’s board of directors and KBW in connection with the proposed merger. Simplicity’s independent auditor did not examine or compile any of these estimates or express any conclusion or provide any form of assurance with respect to these estimates.

The financial forecasts described below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from such estimates and should be read with caution. Although presented with numerical specificity, these estimates are based upon a variety of assumptions made by Simplicity’s management with respect to, among other things, industry performance, general economic, market, interest rate, and financial conditions, operating and other revenues and expenses, effective tax rates, capital expenditures, working capital and other matters. Some or all of the assumptions may not be realized, and as historical performance suggests, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Simplicity.

Accordingly, the assumptions made in preparing these estimates may prove to be inaccurate and actual results may differ materially from these estimates. In addition, the forecasts do not take into account any of the expense savings or charges expected to result from the merger or any other matters contemplated by the Merger Agreement.

For these reasons, the description of the financial forecasts in this joint proxy statement should not be regarded as an indication that they are necessarily predictive of actual future events and they should not be relied on as such. No one has made, or makes, any representation regarding these estimates by their inclusion in this joint proxy statement and, except as may be required by applicable securities laws, Simplicity does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions are shown to be in error.

The following financial projections were prepared by Simplicity’s management and were reviewed by the Simplicity board of directors and KBW in connection with the proposed merger (in thousands, except per share data):

	As of and for the year Ended June 30,
Selected Financial Data	2015	2016	2017	2018	2019
Total Assets	$881,454	$892,759	$904,473	$916,624	$929,238
Cash and Investments	93,513	90,492	87,608	84,885	82,342
Loans, net	755,044	769,370	783,968	798,842	813,999
Deposits	667,527	680,878	694,495	708,385	722,553
Borrowings	73,013	74,862	76,732	78,625	80,538
Total Stockholders’ Equity	140,870	136,975	133,201	129,571	126,103
Net Income	4,039	4,627	4,728	4,832	4,939
Earnings Per Share	0.58	0.66	0.68	0.69	0.71

Opinion of HomeStreet’s Financial Advisor

MJ Capital Partners, LLC, or MJCP, has delivered to HomeStreet’s Board of Directors its opinion that, based upon and subject to the various considerations set forth in its written opinion dated September 25, 2014, the consideration is fair to HomeStreet and its shareholders, from a financial point of view, as of such date. In requesting MJCP’s opinion, no limitations were imposed by HomeStreet upon MJCP with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the opinion of MJCP, dated September 25, 2014, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex E. HomeStreet shareholders are urged to read this opinion in its entirety before deciding whether to vote on the approval of the issuance of HomeStreet common stock to be used as merger consideration.

MJCP is a recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, MJCP has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. HomeStreet’s board of directors selected MJCP to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger.

MJCP’s opinion is directed only to the fairness to HomeStreet, from a financial point of view, of the merger consideration to be paid in the merger by HomeStreet, and does not address the underlying business decision of HomeStreet to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for HomeStreet or the effect of any other transaction in which HomeStreet might engage. In addition, MJCP’s opinion does not constitute a recommendation to any HomeStreet shareholder as to how such shareholder should vote at the Special Meeting. MJCP did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholder.

The following is a summary of the analyses performed by MJCP in connection with its fairness opinion. Certain analyses were confirmed in a presentation to HomeStreet’s Board of Directors by MJCP. The summary set forth below does not purport to be a complete description of either the analyses performed by MJCP in rendering its opinion or the presentation delivered by MJCP to HomeStreet’s Board of Directors.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, MJCP did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, MJCP believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors could create a misleading or incomplete view of the process underlying the analyses set forth in its report to HomeStreet’s Board of Directors and its fairness opinion.

In performing its analyses, MJCP made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HomeStreet. The analyses performed by MJCP are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of MJCP’s analysis of the fairness of the transaction consideration, from a financial point of view, to HomeStreet and its shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, MJCP’s opinion to HomeStreet’s Board of Directors was one of many factors taken into consideration by HomeStreet’s Board of Directors in making its determination to approve the merger agreement.

During the course of its engagement, and as a basis for arriving at its opinion, dated September 25, 2014, MJCP, among other things:

•	reviewed a draft of the merger agreement and terms of the proposed transaction;

•	reviewed certain historical publicly available business and financial information concerning HomeStreet and Simplicity including among other things, quarterly and annual reports filed by the parties with the FDIC, the Federal Reserve and the SEC;

•	reviewed certain internal financial statements and other financial and operating data concerning HomeStreet and Simplicity;

•	analyzed certain financial projections prepared by the respective managements of HomeStreet and Simplicity;

•	held discussions with members of the senior management of HomeStreet and Simplicity for the purpose of reviewing the future prospects of HomeStreet and Simplicity, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings and revenue enhancements expected to be achieved as a result of the proposed transaction;

•	reviewed the pro forma financial impact of the proposed transaction on HomeStreet based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of HomeStreet;

•	reviewed a comparison of certain financial information and stock trading information for Simplicity with similar institutions for which information is publicly available;

•	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and thrifts that MJCP considered relevant;

•	reviewed the current market environment generally and the banking environment in particular; and

•	performed such other analyses and considered such other factors as MJCP deemed appropriate.

MJCP also took into account its assessment of general economic, market and financial conditions and its experience in other transactions as well as its knowledge of the banking industry and its general experience in securities valuations.

In performing its review, MJCP relied upon the accuracy and completeness of all of the financial and other information that was available to MJCP from public sources, that was provided to MJCP by HomeStreet and Simplicity or their respective representatives or that was otherwise reviewed by MJCP and assumed such accuracy and completeness for purposes of rendering its opinion. MJCP further relied on the assurances of the respective managements of HomeStreet and Simplicity that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. MJCP was not asked to, and did not, undertake an independent verification of any of such information and MJCP did not (and does not now) assume any responsibility or liability for the accuracy or completeness thereof. MJCP has not made any independent evaluation or appraisal of any properties, assets or liabilities of HomeStreet or Simplicity.

MJCP did not render an opinion or evaluation on the collectability of any assets or the future performance of any loans of HomeStreet and Simplicity. MJCP did not make an independent evaluation of the adequacy of the allowance for loan losses of HomeStreet and Simplicity, or the combined entity after the merger, and MJCP did not review any individual credit files relating to HomeStreet and Simplicity. MJCP assumed, with HomeStreet’s consent, that the respective allowances for loan losses for both HomeStreet and Simplicity were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, MJCP used internal projections and future growth rates for HomeStreet and Simplicity as provided by each company’s respective management. MJCP also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by the management of HomeStreet. With respect to those projections, guidance, estimates and judgments, the respective managements of HomeStreet and Simplicity confirmed to MJCP that those projections, guidance, estimates and judgments reflected the best currently available guidance, estimates and judgments of those respective managements of the future financial performance of HomeStreet and Simplicity, respectively, and MJCP assumed that such performance would be achieved. MJCP did not express an opinion as to such estimates or the assumptions on which they are based. MJCP also assumed that there were no material changes in HomeStreet’s and Simplicity’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to MJCP. MJCP assumed in all respects material to its analysis that HomeStreet and Simplicity will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are and will remain true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the merger agreement will not be not waived and that the merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with HomeStreet’s consent, MJCP relied upon HomeStreet’s expectations as to certain legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

MJCP’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to MJCP as of, the date of its opinion. Events occurring after the date of the opinion could materially affect the opinion. MJCP has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of the opinion. MJCP has acted as HomeStreet’s financial advisor in connection with the merger and will receive a fee for its services, a substantial portion of which is contingent upon consummation of the merger.

Unless otherwise indicated, the following quantitative information, to the extent it is based on market data, is based on market data as of September 22, 2014, and is not necessarily indicative of market conditions after such date.

Summary of Proposal

MJCP reviewed the financial terms of the proposed transaction. Using the fixed exchange ratio of 1.00 multiplied by the $17.80 HomeStreet 10-day average closing stock price on September 22, 2014, MJ Capital Partners calculated a transaction value of $17.80 per share, or an aggregate transaction value of approximately $128.3 million. Based upon financial information as of or for the twelve month period ended June 30, 2014, MJCP calculated the following transaction ratios:

Transaction Ratios
Price to Book Value Per Share (fully diluted)	93.7%
Price to Tangible Book Value Per Share (fully diluted)	96.5%
Adjusted Price to 8.5% Tangible Common Equity(1)	93.8%
Price to Latest Twelve Months Earnings Per Share	24.5	x
Price to Assets	14.6%
Premium Over Tangible Book Value to Core Deposits (non-time)	-1.1%
Price to Deposits	19.7%
Market Premium	6.3%

(1)	Assumes tangible common equity in excess of 8.5% of tangible assets is used to reduce the purchase price on a dollar-for-dollar basis.

Contribution Analysis

MJCP analyzed the relative contribution of HomeStreet and Simplicity to certain financial and operating metrics for the pro forma combined company. Such financial and operating metrics included: (i) market capitalization; (ii) total loans, including loans held for sale; (iii) total assets; (iv) total deposits; (v) tangible common equity; (vi) total equity; and (vii) and latest twelve months net income. The relative contribution analysis did not give effect to the impact of any synergies, purchase accounting or merger related adjustments as a result of the proposed merger. Based upon financial information as of or for the twelve month period ended June 30, 2014, the results of this analysis are summarized in the table below:

Contribution Analysis
				Contribution Percentage
	HomeStreet	Simplicity	Combined	HomeStreet	Simplicity
Market Capitalization	$260.2	$123.4	$383.6	67.8%	32.2%
Loans, Including Loans Held For Sale	$2,384.3	$724.0	$3,108.3	76.7%	23.3%
Total Assets	$3,235.7	$879.2	$4,114.9	78.6%	21.4%
Total Deposits	$2,417.7	$652.8	$3,070.5	78.7%	21.3%
Tangible Common Equity	$273.6	$132.9	$406.5	67.3%	32.7%
Total Equity	$288.2	$136.9	$425.1	67.8%	32.2%
Latest Twelve Months Net Income	$12.5	$5.3	$17.8	70.1%	29.9%
Pro Forma Ownership				67.3%	32.7%

Dollars in millions.

Selected Companies Analysis

MJCP used publicly available information to compare selected financial and market trading information for Simplicity and two groups of financial institutions selected by MJCP based on MJCP’s professional judgment and experience. The groups of selected companies included: (1) “U.S. Thrifts” and (2) “Western U.S. Banks and Thrifts”.

“U.S. Thrifts” included 10 financial institutions where the company’s:

•	common stock was listed on NASDAQ or NYSE;

•	total assets were between $750.0 million and $1.25 billion; and

•	tangible common equity to tangible assets ratio was greater than 10.0%.

“Western U.S. Banks and Thrifts” included 13 financial institutions where the company’s:

•	common stock was listed on NASDAQ or NYSE;

•	headquarters was located in the Western U.S.;

•	total assets were between $600.0 million and $1.5 billion; and

•	latest twelve months return on assets was greater than 0.25%.

The following tables set forth the companies included in the “U.S. Thrifts” and “Western U.S. Banks and Thrifts” groups.

U.S. Thrifts

ASB Bancorp, Inc.	First Financial Northwest, Inc.
BSB Bancorp, Inc.	Fox Chase Bancorp, Inc.
Cape Bancorp, Inc.	NASB Financial, Inc.
Charter Financial Corporation	Ocean Shore Holding Co.
Clifton Bancorp Inc.	Provident Financial Holdings, Inc.

Western U.S. Banks and Thrifts

Bank of Commerce Holdings	Pacific Continental Corporation
Central Valley Community Bancorp	Provident Financial Holdings, Inc.
CU Bancorp	Riverview Bancorp, Inc.
First Financial Northwest, Inc.	Sierra Bancorp
Heritage Commerce Corp	Timberland Bancorp, Inc.
Northrim BanCorp, Inc.	United Security Bancshares
Oak Valley Bancorp

The analysis compared publicly available financial information and market trading data for Simplicity and the two selected companies groups as of or for the twelve month period ended June 30, 2014 with pricing data as of September 22, 2014. The results of this analysis are summarized in the following table.

Selected Company Group Median
Simplicity	U.S. Thrifts	Western U.S. Banks and Thrifts
Total Assets	879,188	1,098,398	1,105,629
Market Value	123,419	165,124	141,453
Price / Latest Twelve Months Core Earnings Per Share(1)	23.1	x	25.2	x	14.8	x
Price / Book Value (reported)	90%	92%	110%
Price / Tangible Book Value (reported)	93%	94%	118%
Dividend Yield	2.1%	1.9%	1.9%
Latest Twelve Months Stock Price Change	8.8%	-2.0%	13.9%
Latest Twelve Months Core Return on Average Assets(1)	0.62%	0.57%	1.05%
Latest Twelve Months Core Return on Average Equity(1)	3.8%	4.1%	8.2%
Total Loans / Total Deposits	111%	103%	80%
Tangible Common Equity / Tangible Assets	15.2%	14.8%	10.7%
Total Risk Based Capital Ratio	21.7%	24.0%	15.8%
Non-Performing Assets(2)/ Total Assets	2.0%	1.5%	1.7%
Loan Loss Reserve / Total Loans	0.63%	1.23%	1.70%
Latest Twelve Months Non-Interest Income / Total Revenue	17.3%	14.1%	14.5%
Latest Twelve Months Efficiency Ratio	76.2%	69.5%	67.2%
Latest Twelve Months Net Interest Margin	3.30%	3.14%	3.87%

(1)	Core net income used where available. Source: SNL Financial.
(2)	Nonperforming assets include all nonaccrual loans, loans 90+ days past due, restructured loans and OREO.

Selected Merger and Acquisition Transactions Analysis

MJCP reviewed two sets of selected merger and acquisition transactions. The sets of mergers and acquisitions included: (1) “U.S. Thrift Transactions” and (2) “Western U.S. Bank and Thrift Transactions”.

“U.S. Thrift Transactions” included 11 transactions where:

•	the transaction was announced after January 1, 2013;

•	the transaction involved thrifts headquartered nationwide;

•	the aggregate transaction value was between $50.0 million and $250.0 million; and

•	the return on average assets of the selling company was greater than 0.25%.

“Western U.S. Bank and Thrift Transactions” included 9 transactions where:

•	the transaction was announced after January 1, 2013;

•	the transaction involved banks and thrifts headquartered in the Western U.S.;

•	the aggregate transaction value was between $50.0 million and $300.0 million; and

•	the return on average assets of the selling company was greater than 0.25%.

The following tables list the transactions included in “U.S. Thrift Transactions” and “Western U.S. Bank and Thrift Transactions”:

U.S. Thrift Transactions

Announcement Date	Acquirer	Target
8/5/2014*	Independent Bank Corp.	Peoples Federal Bancshares Inc
6/4/2014*	National Penn Bancshares Inc.	TF Financial Corp.
6/4/2014*	Old National Bancorp	LSB Financial Corp.
4/14/2014*	CB Financial Services Inc.	FedFirst Financial Corp.
4/8/2014*	F.N.B. Corp.	OBA Financial Services Inc
1/23/2014	HomeTrust Bancshares Inc.	Jefferson Bancshares Inc.
12/20/2013	Provident Financial Services	Team Capital Bank
5/13/2013	First Merchants Corp.	CFS Bancorp Inc.
3/5/2013	SI Financial Group Inc.	Newport Bancorp Inc.
2/19/2013	F.N.B. Corp.	PVF Capital Corp.
2/6/2013	First Financial Bankshares	Orange SB SSB

*	Indicates the transaction was pending as of September 22, 2014.

Western U.S. Bank and Thrift Transactions

Announcement Date	Acquirer	Target
8/7/2014*	Banner Corp.	Siuslaw Financial Group
7/23/2014*	Columbia Banking System Inc.	Intermountain Community Bncp
6/3/2014*	CU Bancorp	1st Enterprise Bank
2/18/2014	CVB Financial Corp.	American Security Bank
2/10/2014	First Interstate BancSystem	Mountain West Financial Corp.
1/21/2014*	TriCo Bancshares	North Valley Bancorp
10/23/2013	Heritage Financial Corp.	Washington Banking Co.
10/21/2013	Heritage Oaks Bancorp	Mission Community Bancorp
1/22/2013	Western Alliance Bancorp	Centennial Bank

*	Indicates the transaction was pending as of September 22, 2014.

For each transaction referred to above, MJCP compared, among other things, the following implied ratios:

•	transaction price compared to book value per share;

•	transaction price compared to tangible book value per share;

•	adjusted transaction price to 8.5% tangible common equity;

•	transaction price compared to earnings per share for the last twelve months;

•	transaction price to assets;

•	premium over tangible book value to core deposits (non-time); and

•	transaction price to deposits.

As illustrated in the following table, MJCP compared the proposed merger multiples to the multiples of the selected transaction groups. The tables below sets forth the data for the selected transaction groups as of the last twelve months ended prior to the transaction announcement and the proposed merger transaction multiples for the last twelve months ended June 30, 2014.

U.S. Thrift Transactions

HomeStreet/ Simplicity	Minimum	Median	Maximum
Price to Book Value Per Share	94%	96%	127%	191%
Price to Tangible Book Value Per Share	97%	98%	130%	191%
Adjusted Price to 8.5% Tangible Common Equity(1)	94%	97%	152%	184%
Price to Latest Twelve Months Earnings Per Share	24.5	x	13.2	x	25.2	x	85.2	x
Price to Assets	14.6%	10.0%	14.2%	25.6%
Premium Over Tangible Book Value to Core Deposits(2)	-1.1%	-0.3%	6.9%	10.8%
Price to Deposits	19.7%	11.8%	20.5%	34.2%

(1)	Assumes tangible common equity in excess of 8.5% of tangible assets is used to reduce the purchase price on a dollar-for-dollar basis.
(2)	Core deposits defined as non-time deposits.

Western U.S. Bank and Thrift Transactions

HomeStreet/ Simplicity	Minimum	Median	Maximum
Price to Book Value Per Share	94%	66%	135%	188%
Price to Tangible Book Value Per Share	97%	66%	145%	188%
Adjusted Price to 8.5% Tangible Common Equity(1)	94%	14%	157%	208%
Price to Latest Twelve Months Earnings Per Share	24.5	x	9.6	x	17.3	x	55.5	x
Price to Assets	14.6%	10.1%	14.4%	19.6%
Premium Over Tangible Book Value to Core Deposits(2)	-1.1%	-24.1%	6.8%	11.9%
Price to Deposits	19.7%	13.6%	16.0%	23.0%

(1)	Assumes tangible common equity in excess of 8.5% of tangible assets is used to reduce the purchase price on a dollar-for-dollar basis.
(2)	Core deposits defined as non-time deposits.

Pro Forma Financial Impact Analysis

MJCP performed pro forma merger analyses that combined projected income statement and balance sheet information of HomeStreet and Simplicity. Assumptions regarding the accounting treatment, acquisition adjustments, cost savings and revenue enhancements were used to calculate the financial impact that the merger would have on certain projected financial results of HomeStreet. In the course of this analysis, MJCP used management prepared earnings projections for HomeStreet and Simplicity for the years ending December 31, 2015 and December 31, 2016. This analysis indicated that the merger is expected to be accretive to HomeStreet’s estimated earnings per share in 2015, after excluding transaction-related expenses, and dilutive to HomeStreet’s estimated earnings per share in 2016. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for HomeStreet and that HomeStreet would maintain capital ratios in excess of those required for HomeStreet to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by HomeStreet and Simplicity prior to and following the merger will vary from the projected results, and the variations may be material.

Adjusted Discounted Cash Flow Analysis

Using a discounted cash flow analysis, MJCP estimated the net present value of the future streams of after-tax cash flow that Simplicity could produce on a stand-alone basis, augmented by HomeStreet management’s estimated cost savings, referred to below as dividendable net income. In this analysis, MJCP assumed that

Simplicity would perform in accordance with its management’s estimates and calculated assumed after-tax distributions to a potential acquirer such that Simplicity’s tangible common equity ratio would be maintained at 8.5% of tangible assets. MJCP calculated the sum of the assumed dividendable net income stream per share through December 31, 2019, discounted to present values at assumed discount rates ranging from 10.0% to 12.0%. To approximate the terminal value of Simplicity’s common stock at December 31, 2019, MJCP applied price to last twelve months earnings multiples ranging from 12.0x to 15.0x. This discounted cash flow analysis indicated an implied value of Simplicity common stock of $23.48 per share to $28.40 per share. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Simplicity common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and operating synergies, earnings growth rates, dividend payout rates, exit multiples and discount rates.

MJCP prepared its analyses for purposes of providing its opinion to HomeStreet’s Board of Directors as to the fairness, from a financial point of view, of the consideration to be paid in the merger by HomeStreet in order to assist HomeStreet’s Board of Directors in analyzing the proposed merger. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties and their respective advisors, none of HomeStreet, Simplicity or MJCP or any other person assumes responsibility if future results are materially different from those forecasted.

MJCP acted as financial advisor to HomeStreet in connection with, and participated in certain of the negotiations leading to the merger. Pursuant to a letter agreement dated August 20, 2014, HomeStreet engaged MJCP as its financial advisor in connection with the merger transaction. Pursuant to the terms of the engagement letter, HomeStreet agreed to pay MJCP a cash fee of $75,000 concurrently with the rendering of its opinion. HomeStreet will pay to MJCP at the time of closing of the merger a contingent cash fee equal to a percentage of the aggregate merger consideration. HomeStreet’s fee payable at closing will be equal to 1.0% of the total consideration prior to crediting the fee previously received upon rendering the opinion. MJCP will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. HomeStreet has also agreed to reimburse MJCP for all reasonable out-of-pocket expenses, including fees of counsel, and to indemnify MJCP and certain related persons against specified liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement. There are no material relationships that existed during the two years prior to the date of MJCP’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between MJCP and any party to the merger. MJCP may seek to provide investment banking services to HomeStreet or its affiliates in the future, for which MJCP would seek customary compensation.

Differences in Discounted Cash Flow Analyses Performed by HomeStreet’s Financial Advisor and Simplicity’s Financial Advisor

A discounted cash flow analysis is a widely used valuation methodology, but the results of the application of such methodology are highly dependent upon the assumptions made and other factors considered. The discounted cash flow analysis performed by MJCP in connection with its fairness opinion to the HomeStreet board of directors was intended to show the incremental value to HomeStreet shareholders assuming the merger takes place, including the adjustments and cost savings that are expected to result from the transaction. On the other hand, the discounted cash flow analysis performed by KBW in connection with its fairness opinion to the Simplicity board of directors evaluated Simplicity as a stand-alone entity in order to estimate a range of implied per share values of Simplicity that could be compared to the merger consideration in the proposed merger. The results of the discounted cash flow analyses performed were different due to factors that include but are not limited to:

•	anticipated cost savings of approximately $5.5 million over a 5-year period resulting from the elimination of redundancies in the operating structures of the two entities that were included in the MJCP analysis;

•	differences in estimated annual growth assumptions provided by the parties to their respective financial advisors for the years after 2016, which reflect a higher growth rate expectation for the combined entity given HomeStreet’s more aggressive strategic growth plan;

•	differences in tangible common equity ratio targets;

•	differences in discount rates;

•	differences in terminal year, terminal valuation methodologies (earnings multiples and tangible book value multiples) and exit multiples; and

•	approximately $11.2 million of one-time after-tax transaction costs of Simplicity relating to the merger that were included in the MJCP analysis.

THE MERGER

General

HomeStreet’s and Simplicity’s respective boards of directors have approved the merger agreement and have recommended that their respective shareholders approve the respective proposals necessary to consummate the transactions contemplated thereby. HomeStreet’s shareholders are being asked to approve the issuance of up to 7,479,964 shares of HomeStreet common stock as merger consideration. In the case of Simplicity, the stockholders are being asked to approve the merger and the related transactions. Simplicity stockholders also are being asked to vote upon the “Merger-Related Executive Compensation proposal,” a non-binding advisory resolution regarding compensation payable to certain of Simplicity’s named executive officers in connection with the merger. The approval of this non-binding resolution is not a condition to the consummation of the merger.

If the relevant proposals are approved and the remaining conditions to closing are satisfied or waived, then at the effective time Simplicity will merge with and into HomeStreet, with HomeStreet continuing as the surviving corporation. Immediately after the effective time, Simplicity’s wholly owned bank subsidiary, Simplicity Bank, will merge with and into HomeStreet’s wholly owned subsidiary, HomeStreet Bank, with HomeStreet Bank becoming the resulting bank. The bank merger does not require the approval of the shareholders of either party but it will not be consummated unless the merger is completed.

In the merger, each share of Simplicity common stock, $0.01 par value per share, issued and outstanding immediately prior to the effective time, except for shares of Simplicity common stock held by Simplicity or HomeStreet or their respective subsidiaries will be converted into the right to receive the merger consideration as described below.

Summary of the Merger

Merger Consideration

At the effective time, each share of Simplicity common stock issued and outstanding immediately prior to the effective time, except shares owned by Simplicity, HomeStreet or their respective subsidiaries, will be converted into the right to receive the merger consideration together with any dividends accrued on such shares of Simplicity common stock but theretofore unpaid. The merger consideration consists of a number of shares of HomeStreet common stock, no par value per share, determined by an exchange ratio. So long as HomeStreet’s arithmetic average closing common stock price during a ten consecutive trading day measurement period that ends on and excludes the fifth day prior to the effective time (the “average closing price”) is at least $15 and not more than $20 per share, the exchange ratio will be one share of HomeStreet common stock for each share of Simplicity common stock.

If the average closing price is more than $20 per share, then the exchange ratio will be adjusted downward so that Simplicity stockholders receive a value, based on the average closing price, equal to $20 per share. The exchange ratio in any such case will be computed as the quotient of $20 divided by the average closing price. Thus Simplicity’s stockholders would receive a value (based on the average closing price) of no more than $20 per Simplicity share, even if the average closing price is above that amount. For example, if the average closing price is $24 per share, Simplicity stockholders would receive 0.83 shares of HomeStreet common stock, having a value of $20 based upon the average closing price, for each share of Simplicity common stock they owned at the effective time.

If the average closing price is less than $15 per share, then HomeStreet may—but Simplicity stockholders should note that HomeStreet is not required to—issue additional shares of HomeStreet common stock so that Simplicity stockholders will receive HomeStreet common stock having a value equal to $15 per share, again based on the average closing price. In such an instance, the exchange ratio would be increased to the quotient obtained by dividing $15 by the average closing price. For example, if the average closing price is $12.50 per share and HomeStreet elected to increase the exchange ratio as permitted under the merger agreement, then Simplicity stockholders would receive 1.2 shares of HomeStreet common stock for each share of Simplicity common stock they held at the effective time. If HomeStreet does not elect to increase the exchange ratio under this circumstance, Simplicity’s board of directors may terminate the merger agreement, but it is not required to do so. Under such circumstances, Simplicity’s stockholders are not assured of receiving a minimum value, although in such instances they would receive one share of HomeStreet common stock per Simplicity share.

If either party experiences a change in the number of outstanding shares of its common stock prior to the effective time as a result of a reorganization, recapitalization, reclassification, stock dividend or stock distribution, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio. Exercises of stock options, whether now outstanding or hereafter granted, and the issuance of additional shares of HomeStreet common stock or Simplicity common stock, as the case may be, pursuant to any permitted awards of restricted stock or any permitted sales of capital stock (including convertible securities and other derivative securities) will not trigger any such adjustment.

Fractional Shares

HomeStreet will not issue any fractional shares of HomeStreet common stock in the merger. Instead, a Simplicity stockholder who otherwise would have received a fractional share of HomeStreet common stock (after taking into account all shares of Simplicity common stock held by the holder at the effective time will receive an amount in cash determined by multiplying the fraction of a share by the average closing price unless the average closing price is less than or equal to $15 or greater than or equal to $20 in which cases such number will be $15 and $20, respectively and then rounded to the nearest cent.

Governing Documents; Directors and Officers; Governance Matters; Headquarters

At the effective time, the articles of incorporation and bylaws of HomeStreet in effect immediately prior to the effective time will become the articles of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with applicable law. Also at the effective time, the surviving corporation’s board of directors will consist of 11 directors, and the board of directors of the resulting bank will be comprised of 13 directors. The boards of directors of the surviving corporation and the resulting bank will include one Simplicity director selected by a vote of a majority of the HomeStreet board. Such person will continue to serve until the next annual meeting of HomeStreet’s shareholders or until his or her successor is duly elected and qualified.

From and after the effective time, Mark K. Mason, Chief Executive Officer, President and Vice Chairman of HomeStreet and President and Vice Chairman of HomeStreet Bank will continue to serve in those positions. David A. Ederer, Chairman of HomeStreet, will continue to serve in that position.

The location of the headquarters and principal executive offices of the combined company will remain in Seattle, Washington.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this joint proxy statement and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the articles of merger to be filed with the Secretary of State of the State of Washington and the Department of Assessments and Taxation of the State of Maryland. The closing of the transactions contemplated by the merger will occur on the business day preceding the effective time, and will be convened at the offices of Davis Wright Tremaine LLP in Seattle, Washington, or at such other place as the parties may agree. The effective time must occur on or before the fifth business day following satisfaction or waiver of the last to occur of the closing conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. We currently expect to complete the merger in the first quarter of 2015, subject to the receipt of regulatory approvals, the favorable completion of the Fairness Hearing and the issuance of the Permit, the receipt of the requisite shareholder approvals, and other customary closing conditions. Neither Simplicity nor HomeStreet can guarantee when or if the merger will be completed.

Conversion of Shares

After completion of the merger, the exchange agent will make appropriate arrangements to provide that shares of Simplicity common stock held in book-entry form will be transferred by means of an “agent’s message” or other means in order for Simplicity stockholders holding shares in book-entry form to receive the merger consideration pursuant to the terms of the merger agreement.

After effective time, there will be no further transfers on the stock transfer books of Simplicity of shares of Simplicity common stock (other than to settle transfers of Simplicity common stock that occurred prior to the effective time).

Dissenters Rights

No shareholders of either party are entitled to dissent from the merger and obtain payment of the fair value of their shares in cash. As to Simplicity stockholders, the Maryland General Corporation Law does not provide for dissenters’ rights for stockholders of a company whose shares trade on a national securities exchange. The Washington Business Corporation Act does provide for dissenters’ rights in certain circumstances; however, those circumstances are not applicable to HomeStreet shareholders in connection with the merger because the vote of HomeStreet’s shareholders is not required as a condition to consummate the merger, and we are not seeking the approval of the merger by HomeStreet shareholders under Washington law. Instead, because of applicable Nasdaq listing qualification regulations, we are asking HomeStreet shareholders to approve the issuance of shares of HomeStreet common stock that comprise the merger consideration.

Treatment of Options and Restricted Stock

Vested options to purchase Simplicity common stock may be exercised in accordance with their terms until the closing. Immediately prior to the effective time, Simplicity will cancel all outstanding options not theretofore exercised, and the holders of such options will have no further rights with respect to the options or the shares of Simplicity common stock issuable upon exercise thereof. Upon cancellation, all previously unvested Simplicity stock options will vest in full, and the holders of those options will be entitled to receive a cash payment in the amount of the product of the number of shares of Simplicity common stock subject to the Simplicity stock option and by the amount that the deemed closing price (equal to the value of the HomeStreet common stock as computed for purposes of determining the merger consideration but not less than $15 nor more than $20 per share) exceeds the exercise price of the option and net of applicable withholding taxes. Simplicity stockholders should be aware that, although it is possible for the merger to be consummated if the average closing price of HomeStreet’s common stock is less than $15 per share (an outcome that would occur only if HomeStreet were to decline to increase the exchange ratio and thereafter, Simplicity’s board of directors did not assert Simplicity’s right to terminate the merger agreement), the minimum deemed closing price for purposes of computing the consideration payable to option holders is $15 per share. It is therefore possible under such circumstances for Simplicity option holders to receive more consideration per share (before taking into account the reduction for option exercise prices) than would Simplicity stockholders.

Each Simplicity restricted stock share that is outstanding immediately prior to the effective time will vest in full and any restrictions will lapse and all such Simplicity restricted stock shares will be entitled to receive the merger consideration.

Withholding

HomeStreet may deduct and withhold, or may cause the exchange agent to deduct and withhold, from the merger consideration payable to any Simplicity stockholder the amounts it is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Similarly, upon the cancellation of Simplicity stock options as described in the preceding paragraph, Simplicity may deduct and withhold from the amounts payable to any such option holder the amounts it is required to deduct and withhold under any provision of applicable tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, the withheld amounts will be treated as having been paid to the stockholder or option holder from whom they were withheld.

Dividends and Distributions

After a Simplicity stockholder properly surrenders his or her shares he or she will receive the merger consideration together with any such dividends or other distributions, without any interest, with a record date after the effective time and previously paid or payable on the date of such surrender with respect to the whole shares of HomeStreet common stock representing such merger consideration. In the case of HomeStreet dividends or distributions declared prior to the delivery of a Simplicity stock certificate, but not theretofore paid, the shareholder will receive any such dividends on the payment date applicable to such dividends or distributions.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates. These provisions are solely for the benefit of HomeStreet and Simplicity, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of, among other things, allocating contractual risk between HomeStreet and Simplicity rather than establishing matters as fact, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition regarding HomeStreet, Simplicity or any of their respective subsidiaries or affiliates. Moreover, matters relating to the representations, warranties and covenants may change after the date of the merger agreement, and subsequent information may not be fully reflected in public disclosures by HomeStreet or Simplicity. The representations and warranties in the merger agreement do not survive the effective time. The representations and warranties, other provisions of the merger agreement or any description of these provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement, the documents incorporated by reference into this joint proxy statement and the other reports, statements and filings that HomeStreet and Simplicity publicly file with the SEC. See “Where You Can Find More Information.”

The merger agreement contains specific representations and warranties made by each of HomeStreet and Simplicity relating to a number of matters as described below. These representations and warranties generally include:

•	corporate matters, including organization, qualification, subsidiaries and corporate authority;

•	capitalization, including authorized and outstanding shares, classes of stock, restricted stock, and options, warrants, and other derivative securities;

•	corporate power and authority to enter into the merger agreement;

•	absence of conflicts with, or violations of, organizational documents and contractual arrangements;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	compliance with securities laws and certain related matters;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	the absence of certain changes or events;

•	legal proceedings;

•	governmental reports;

•	taxes, benefit plans and employment and labor matters;

•	compliance with laws and regulations;

•	loan quality, proper classification and compliance;

•	material contracts;

•	insurance;

•	intellectual property;

•	derivative instruments and fiduciary accounts;

•	environmental liabilities;

•	absence of outstanding regulatory orders;

•	ownership of properties;

•	related party transactions;

•	inapplicability of takeover statutes;

•	brokers;

•	opinion from financial advisor; and

•	(solely as to Simplicity) no agreement to nominate or designate directors.

Certain representations and warranties of HomeStreet and Simplicity are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Simplicity or HomeStreet, means any effect that (a) is material and adverse to the financial condition, results of operations or business of a party and its subsidiaries taken as a whole, or (b) would materially impair the ability of either party or its subsidiaries to perform their respective obligations under the merger agreement or otherwise materially impede the consummation of the merger or the related transactions. A “material adverse effect” does not include the impact of (i) changes in banking, savings institution and similar laws of general applicability or interpretations thereof by governmental entities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (iii) changes in general economic conditions affecting banks, savings institutions and their holding companies generally, (iv) the announcement of the merger or any action or omission of a party or its subsidiaries required under the merger agreement or taken or omitted to be taken with the express written consent of the other party, (v) the direct effects of compliance with the merger agreement in the operating performance of the parties, including expenses incurred by the parties in investigating, negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement, or (vi) changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism, provided that the effect of such changes described in clauses (i), (ii), (iii) and (vi) shall not be excluded as a material adverse effect to the extent of a materially disproportionate impact, if any, they have on such party, as measured relative to similarly situated financial institutions. A material adverse effect expressly includes each party’s entering into or becoming subject to any order, consent, decree, directive, agreement, memorandum of understanding or similar arrangement with any bank regulatory authorities.

Covenants and Agreements

Each party has agreed that, until the effective time, and subject to specified exceptions, it will, and will cause each of its subsidiaries to:

•	comply with all applicable banking laws and regulations, and inform the other party upon receipt of any report of an examination by bank regulatory authorities;

•	cooperate in preparing (including providing accurate and complete information for inclusion in) this joint proxy statement and the Fairness Hearing Notice, and in making all announcements and communications pertaining to the merger and the related transactions;

•	attend and cause such party’s representatives to attend and offer evidence in support of the merger at the Fairness Hearing;

•	convene a meeting of such party’s shareholders and take a vote upon the proposals to be submitted to the shareholders at such meeting (subject, in the case of Simplicity, to certain exceptions in connection with the “fiduciary out” discussed below); and

•	take such other actions as may reasonably be required to consummate the merger and the other transactions contemplated by the merger agreement.

Simplicity has also agreed to provide HomeStreet with access to Simplicity’s corporate records, financial and tax information, and other information, including delivering to HomeStreet copies of each report filed by Simplicity, other than for information, the disclosure of which would compromise Simplicity’s attorney client privilege or would result in a violation of law or regulation.

Additionally, HomeStreet has agreed that, prior to closing, it will cause the shares reserved to be issued as merger consideration to have been listed on the Nasdaq, and that, immediately after closing, it will include one Simplicity director designated by HomeStreet on the boards of directors of HomeStreet and HomeStreet Bank.

Additionally, prior to the effective time, subject to specified exceptions, neither party may, and neither party may permit any of its subsidiaries to, undertake the following actions:

•	fail to use reasonable best efforts to preserve its business;

•	take any action that would prevent or materially impede or delay the merger; or

•	take any action that results in (i) any of their representations and warranties set forth in the merger agreement from becoming untrue in any material respect at any time prior to the effective time, (ii) any of the closing conditions to the merger not being satisfied, (iii) a material violation of any provision of the merger agreement, except as may be required by applicable law or by bank regulatory authorities, or (iv) a material delay in the ability of either party to perform any of their obligations under the merger agreement, or to obtain regulatory approval on a timely basis.

Simplicity is also prohibited from taking certain actions without HomeStreet’s consent, which consent generally may not be unreasonably withheld, conditioned or delayed, and which consent will be deemed to have been given unless HomeStreet timely notifies Simplicity in writing of a specific objection within five business days in certain circumstances. These matters generally provide exceptions for actions taken in the ordinary course of business and consistent with past practice, and include:

•	taking any action outside the ordinary course of business;

•	issuing or selling capital stock or other equity securities other than upon the exercise of outstanding stock options;

•	declaring or paying any dividend or other distribution (other than for the payment of a regular dividend not to exceed $0.09 per share per quarter), or repurchasing, splitting, recombining or reclassifying its capital stock;

•	incurring any new indebtedness for borrowed money or assuming, guaranteeing or otherwise becoming responsible for the obligations of any person;

•	modifying any employment agreements or employee compensation, other than for changes required by law, routine pay increases for non-executive employees and excepting bonuses payable with respect to Simplicity’s performance during the fiscal year ending June 30, 2015, to the extent such bonuses have been accrued on Simplicity’s financial statements prior to the closing date;

•	hiring any new employees except to fill vacancies or to satisfy contractual obligations in existence as of the date of the merger agreement or to fill vacancies after the date of the merger agreement where such hire is terminable at will;

•	adopting or modifying any employee benefit plans other than as contemplated by the merger agreement, the employee benefit plan or applicable law;

•	acquiring or disposing of any material properties or assets (subject to certain exceptions, including the acquisition and disposition of collateral acquired upon the foreclosure of security interests) or making capital expenditures in excess of $25,000 individually or $100,000 in the aggregate (subject to certain exceptions) or acquiring or investing in any real estate;

•	amending its governing documents;

•	changing its products or services other than as previously planned, or changing its marketing principles or practices;

•	changing its accounting methods other than as required by GAAP, law or bank regulatory authorities or change any tax election;

•	entering into, terminating, amending or failing to renew a material contract, subject to certain exceptions;

•	compromising or settling any claims that would impose material financial obligations, or would result in material operational restrictions, on Simplicity or its subsidiaries;

•	acquire or dispose of certain investment securities or invest in certain derivative securities;

•	make any new loans in excess of certain specified amounts;

•	take any action that would cause the merger or the merger agreement to become subject to any antitakeover statute or regulation, or waive the applicability of any such statute or regulation as to any other person;

•	engage in any transaction with any of its affiliates other than for renewals of existing loans made in accordance with applicable banking regulations; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

HomeStreet and Simplicity have agreed to use their respective reasonable best efforts to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third party and government entities. HomeStreet and Simplicity have also agreed to furnish each other with all information reasonably necessary or advisable and to consult with each other in connection with any statement, filing, notice or application to any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Regulatory Approvals Required for the Merger.

Completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, without any conditions, restrictions or requirements which would, individually or in the aggregate: (i) prohibit or materially limit the ownership or operation by

HomeStreet or HomeStreet Bank of all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, (ii) compel HomeStreet or HomeStreet Bank to dispose of or hold separate all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, or (iii) impose a material compliance burden, penalty or obligation on HomeStreet or HomeStreet Bank resulting from noncompliance by Simplicity with its regulatory obligations. Subject to the terms and conditions of the merger agreement, HomeStreet and Simplicity have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the WDFI and the FDIC. The approval of the Federal Reserve is also required unless the formal application requirement is waived by the Federal Reserve. In addition, notice of the proposed bank merger is required to be filed with the OCC. HomeStreet, HomeStreet Bank and Simplicity Bank have filed applications and notifications to obtain the required regulatory approvals and have received approvals from WDFI and the FDIC and an acknowledgement of receipt of notice from the OCC. HomeStreet has also received from the Federal Reserve a waiver from the formal application process with respect to the merger. However, such approvals and waivers may be withdrawn under certain circumstances.

HomeStreet and Simplicity are also seeking a Fairness Hearing from the California Department of Business Oversight in order to rely on an exemption from registration for the shares of HomeStreet common stock to be issued in the transaction, however, that fairness hearing is not part of the banking regulatory approval required to complete the merger.

Washington Department of Financial Institutions

The transactions contemplated by the merger agreement are subject to approval by the WDFI pursuant to RCW 32.32.500, which approval was granted on November 4, 2014, subject to receipt by the WDFI of certain documents to be completed in connection with the closing of the merger and the bank merger, including the articles and plan of merger for each of the proposed mergers.

Federal Deposit Insurance Corporation

The merger of Simplicity Bank with and into HomeStreet Bank is subject to approval by the FDIC pursuant to the Bank Merger Act. HomeStreet Bank has submitted an application pursuant to the Bank Merger Act seeking the prior approval of the FDIC for Simplicity Bank to merge with and into HomeStreet Bank. Such approval was obtained on November 25, 2014 (the “FDIC Approval”).

The FDIC takes into consideration a number of factors when acting on applications under the Bank Merger Act. These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders) and future prospects of the combined organization. The FDIC also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FDIC may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In reviewing the convenience and needs of the communities to be serviced, the FDIC will consider the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”). In their most recent respective CRA examinations, HomeStreet Bank has received an overall “outstanding” regulatory rating and Simplicity has received an overall “satisfactory” regulatory rating.

Furthermore, the Bank Merger Act and applicable regulations require published notice of, and the opportunity for public comment on, these applications. The FDIC takes into account the views of third party commenters, particularly on the subject of the merging parties’ service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the Board and the FDIC.

Transactions approved under the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the Department of Justice (which we refer to as the “DOJ”) may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The FDIC Approval specifies a waiting period of 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the Board or FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Federal Reserve Board

The transaction contemplated by the merger agreement is subject to approval by the Federal Reserve pursuant to the Home Owners’ Loan Act unless the Federal Reserve Board grants a waiver of the formal application process upon request of the acquiror. HomeStreet has received from the Federal Reserve a waiver from the formal application process with respect to the merger, however, such waiver may be withdrawn under certain conditions.

Office of the Comptroller of the Currency

Pursuant to 12 CFR § 163.22(b)(1)(i) and § 163.22(h)(1), Simplicity Bank submitted a notice of merger and a copy of the Interagency Merger Application to the OCC on September 25,2014. On November 4, 2014, the OCC acknowledged receipt of the notice.

In addition to approval of the merger application, closing of the merger is conditioned on Simplicity Bank receiving approval from the OCC for an amendment to Simplicity Bank’s charter to allow the merger and bank merger to proceed, which approval has been received by Simplicity Bank.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. We have received confirmation from the Federal Trade Commission that no Hart-Scott-Rodino filing will be required if we receive approval of the bank merger from the FDIC and a waiver of formal approval from the Federal Reserve.

HomeStreet and Simplicity believe that the merger does not raise significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. Because HomeStreet does not currently operate any branches in the market where Simplicity’s branches are operating, we do not anticipate any market-based competitive concerns. However, neither HomeStreet nor Simplicity can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company.

Neither HomeStreet nor Simplicity is aware of any material governmental approvals or actions that are required for completion of the merger other than the filing of the Articles of Merger and Plan of Merger with the Secretary of State of each of Washington state and the state of Maryland and those approvals described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Interests of Simplicity’s Directors and Executive Officers in the Merger

On the record date for the special meeting, Simplicity’s directors and executive officers beneficially owned, in the aggregate,                      shares of Simplicity’s common stock (excluding shares that may be acquired upon the exercise of stock options), representing approximately         % of the outstanding shares of Simplicity common stock.

As described below, certain of Simplicity’s executive officers and directors have interests in the merger that are in addition to, or different from, the interests of Simplicity’s stockholders generally. Simplicity’s board of directors was aware of these interests and took them into account in approving the merger.

Cash Payment for Outstanding Options.

Under the terms of the merger agreement, all outstanding Simplicity stock options issued under the Simplicity 2004 Stock Option Plan, whether or not vested, that is outstanding and unexercised immediately before the effective time of merger, will be terminated and the holder of the option will receive a cash payment equal to the product of (1) the number of shares of Simplicity common stock subject to the stock option, multiplied by (2) the amount by which the average closing price of HomeStreet common stock (but not less than $15 nor more than $20) exceeds the exercise price of the stock option, less any required tax withholding. Based upon the equity holdings of Simplicity, the number of Simplicity stock options with an exercise price of less than $20.00 held by executive officers and non-employee directors of Simplicity are as follows:

Executive Officer/Director of Simplicity	Simplicity Stock Options (#)	Weighted-Average Exercise Price ($)
Dustin Luton	22,388	11.37
Jean Carandang	5,395	10.85
Jeanne Thompson	10,791	10.85
David Hanighen	—	—
Robert Reed	—	—
Other executive officers as a group (3 persons)	—	—
Non-employee directors as a group (7 persons)	48,019	12.60

Acceleration of Vesting of Restricted Stock Awards.

Under the terms of the merger agreement, Simplicity restricted stock awards that have not yet vested will become fully vested following the effective time of the merger and each share of restricted stock will be exchanged for the merger consideration. The unvested restricted stock awards held by Simplicity’s executive officers and non-employee directors as of the record date are as follows:

Executive Officer/Director of Simplicity	Simplicity Unvested Restricted Stock Awards (#)
Dustin Luton	19,236
Jean Carandang	8,884
Jeanne Thompson	7,361
David Hanighen	6,747
Robert Reed	6,724
Other executive officers as a group (3 persons)	14,297
Non-employee directors as a group (7 persons)	6,224

Employment Agreement with Dustin Luton.

Simplicity Bank is a party an employment agreement with Mr. Luton providing for severance benefits that would be triggered in the event of his termination of employment in connection with the merger. Specifically, in the event of Mr. Luton’s involuntary termination without “cause” or voluntary termination for “good reason” (as defined in the employment agreement) following a change in control of Simplicity or Simplicity Bank, Mr. Luton would be entitled to the following severance benefits:

•	a lump sum cash payment equal to two times the sum of: (i) Mr. Luton’s annualized base salary (as defined under the agreement) and (ii) the highest rate of annual cash bonus earned under the Simplicity Bank Annual Incentive Plan (the “Simplicity AIP”) during the two years immediately prior to the year in which Mr. Luton’s date of termination occurs; and

•	continued life coverage and non-taxable medical and dental insurance coverage, at no cost to Mr. Luton, substantially identical to the coverage maintained by Simplicity Bank for Mr. Luton prior to his date of termination, with such coverage terminating upon the earlier of: (i) the completion of 24 months from his date of termination or (ii) the date on which he is eligible for comparable benefits through a new employer, or in the case of his spouse, until his spouse becomes eligible for comparable benefits through a new employer, or Medicare coverage or obtains coverage elsewhere, whichever period is less.

Notwithstanding the foregoing, the payments described above will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. Furthermore, the payments will not be made unless Mr. Luton releases all claims against Simplicity Bank, Simplicity and their respective affiliates and successors related to his employment (except for claims for benefits under tax-qualified plans or other benefits in which Mr. Luton is vested, claims for benefits required by applicable law or claims with respect to obligations set forth in the employment agreement that survive its termination).

For an estimate of the amounts payable in connection with a qualifying termination of employment following the merger to Mr. Luton under his employment agreement, see “Description of the Merger—Merger Related Compensation for Simplicity’s Named Executive Officers” below.

Executive Severance Plan.

On October 31, 2013, Simplicity Bank adopted the Simplicity Bank Executive Severance Plan (the “Severance Plan”). The employees eligible to participate in the Severance Plan are determined by the Chief Executive Officer, provided, however, that if the employee is a party to an employment or change in control agreement that provides for severance compensation in connection with a change in control of Simplicity or Simplicity Bank, he or she is not eligible to participate in the Severance Plan. Ms. Carandang, Ms. Thompson and Mr. Reed, along with three other executive officers are participants in the Severance Plan. Mr. Luton is not eligible to participate because he is a party to an employment agreement with Simplicity Bank.

The Severance Plan provides for certain payments and benefits in the event the participant’s employment is involuntarily terminated without cause, or if the participant voluntarily resigns for “good reason” within 12 months after, the merger. Specifically, in the event of such termination, each participant is entitled to the following severance benefits:

•	a lump sum cash payment equal to two times the sum of: (i) participant’s base salary (determined as of the date of termination) and (ii) the highest rate of annual cash bonus earned by the participant under the Simplicity AIP during the two years immediately prior to the year in which the participant’s date of termination occurs; and

•	continued coverage under Simplicity Bank’s (or any successor’s) group health care coverage programs that are most comparable to Simplicity Bank’s group health care coverage in existence as of the participant’s date of termination, which shall be provided at no cost to the participant for 18 months after his or her date of termination.

Notwithstanding the foregoing, the participant’s payments under the Severance Plan will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. Furthermore, the payments will not be made unless the participant releases all claims against Simplicity Bank, Simplicity and their respective affiliates and successors related to his or her employment (except for claims for benefits under tax-qualified plans or other benefits in which the participant is vested, claims for benefits required by applicable law or claims with respect to obligations set forth in the Severance Plan that survive its termination).

For an estimate of the amounts payable in connection with a qualifying termination of employment following the merger to Simplicity’s named executive officers who are participants in the Severance Plan, see “Summary of the Merger—Merger Related Compensation for Simplicity’s Named Executive Officers” below.

Based on compensation levels as of November 30, 2014 and assuming a qualifying termination of employment on February 28, 2015, the amount of cash severance that would be payable to the three other executive officers participating the Severance Plan, as a group, is $1,182,395 and the aggregate estimated value of the continued group health coverage benefits that would be provided to such group is $16,232. There are no reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code related to the foregoing payments and benefits.

Simplicity AIP.

Each participant in the Simplicity AIP is entitled to receive an incentive bonus payment based on a percentage of his or her base salary if company-wide and individual performance goals are met at the end of each plan year (which is July 1 to June 30). Each executive officer participating in the plan is required to defer 30% of his or her annual incentive award earned during the plan year (the “Deferred Award”), which is paid in two equal installments: (1) the first installment is paid within two and one-half months following the end of the first anniversary date following the end of the plan year; and (2) second installment is paid within two and one-half months following the end of the second anniversary date following the end of the plan year, provided the executive officer is actively employed on the payment dates of the Deferred Award. Payment of the Deferred Amount is subject to certain performance requirements that must be satisfied by Simplicity, Simplicity Bank and/or the executive officer during the deferral period.

Pursuant to the Simplicity AIP and the merger agreement, each executive officer’s Deferred Amount will fully vest and be paid to him or her in a lump sum as of the effective time of the merger. Furthermore, each executive officer participating in the Simplicity AIP for the 2014 plan year will be entitled to receive a pro-rata portion of his or her annual incentive award (the “Pro-Rata Award”), calculated from the first day of the plan year beginning on July 1, 2014 until the effective time of the merger, as if the performance requirements attributable to the award achieved “target” performance. The Pro-Rata Award will be paid to the executive officer in a lump sum immediately prior to the effective time of the merger.

For an estimate of the amounts payable in connection the merger to Simplicity’s named executive officers who are participants in the Simplicity AIP, see “Summary of the Merger—Merger Related Compensation for Simplicity Bancorp’s Named Executive Officers” below.

Assuming the effective time of the merger is February 28, 2015, the aggregate amount of the Deferred Award and Pro-Rata Award that would be payable to the three other executive officers, as a group, is $131,849.

Simplicity ESOP.

The Simplicity ESOP is a tax-qualified plan that covers substantially all of the full-time employees of Simplicity Bank who have at least one year of service and have attained age 21. The Simplicity ESOP received a share acquisition loan from Simplicity, the proceeds of which were used to acquire shares of Simplicity common stock for the benefit of plan participants. The Simplicity ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, using primarily contributions received from Simplicity Bank. Prior to the effective time of the merger, the outstanding share acquisition loan of the Simplicity ESOP will be repaid by the Simplicity ESOP by delivering a sufficient number of unallocated shares of Simplicity common stock to Simplicity. Any unallocated shares remaining in the suspense account (after the repayment of the outstanding share acquisition loan) will be allocated to the plan participants. Immediately prior to the effective time of the merger, the Simplicity ESOP will be terminated and all allocated shares of Simplicity common stock held by the Simplicity ESOP will be converted into the merger consideration.

As a result of the foregoing, Simplicity Bank’s executive officers, as well as Simplicity Bank’s other full-time employees who participate in the Simplicity ESOP, would receive an estimated benefit in connection with the Simplicity ESOP’s termination to the extent that the stock price of Simplicity common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares. For an estimate of the value of the additional benefit that Simplicity’s named executive officers would receive under the Simplicity ESOP upon the effective time of the merger, see “Summary of the Merger—Merger Related Compensation for Simplicity’s Named Executive Officers” below. Based on account levels as of November 30, 2014, and a Simplicity stock price of $16.68, the estimated value of the additional benefit that the three other executive officers (as a group) would receive under the Simplicity ESOP immediately prior to the effective time of the merger is $47,594.

Board Appointment.

One member of Simplicity’s board of directors will be appointed to the boards of directors of HomeStreet and HomeStreet Bank.

Indemnification and Directors’ and Officers’ Insurance.

In connection with the parties’ entry into the merger agreement, each director and executive officer of Simplicity entered into a voting agreement with HomeStreet which provides, among other things, that HomeStreet will assume Simplicity’s existing obligations under indemnification agreements with those individuals. In addition, pursuant to the merger agreement, HomeStreet will provide insurance for the directors and executive officers of Simplicity with respect to matters occurring at or prior to the effective time of the merger. See “The Merger – Voting Agreements; Indemnification and Insurance” for further details.

Merger-Related Executive Compensation for Simplicity’s Named Executive Officers

The following table and related footnotes provide information about the compensation to be paid to Simplicity’s named executive officers that is based on or otherwise relates to the merger (the “Merger-Related Executive Compensation”). The Merger-Related Executive Compensation shown in the table and described in the footnotes below is subject to an advisory (non-binding) vote of Simplicity stockholders at the special meeting described in “Simplicity Bancorp Proposal 2—Advisory Vote on Merger-Related Executive Compensation” on page 138.

The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each named executive officer of Simplicity would receive that is based on or otherwise relates to the merger, assuming the following:

•	the estimated effective time of the merger is February 28, 2015;

•	the employment of each named executive officer is terminated by HomeStreet Bank without cause at the effective time of the merger; and

•	all amounts below have been calculated based on a per share price of Simplicity common stock of $16.68 (the average closing market price of Simplicity common stock over the first five business days following the first public announcement of the merger on September 29, 2014).

As a result of the foregoing assumptions, the actual amounts received by a named executive officer may materially differ from the amounts set forth below.

Merger-Related Executive Compensation
Executive	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)(4)	Total ($)
Dustin Luton	1,120,522	435,794	—	43,944	—	69,370	1,687,630
Jean Carandang	617,200	179,638	—	2,005	—	43,456	842,299
Jeanne Thompson	493,304	185,693	—	13,315	—	94,812	787,124
David Hanighen	516,775	112,540	—	5,219	—	14,126	648,660
Robert Reed	468,260	112,156	—	2,168	—	24,997	607,581

(1)	Upon a qualifying termination of employment, which includes termination without cause or resignation for good reason following the occurrence of a change in control, the employment agreement for Mr. Luton provides for a lump sum cash payment equal to $994,596, which represents two times the sum of his annualized base salary and highest bonus earned under the Simplicity AIP during the two years immediately preceding his date of termination. There are no reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code related to the foregoing payment to Mr. Luton.

Upon a qualifying termination of employment, which includes termination without cause or resignation for good reason following the occurrence of a change in control, the Severance Plan provides for a lump sum cash payment equal to $555,433, $443,851, $463,960 and $420,320 for Ms. Carandang, Ms. Thompson, Mr. Hanighen and Mr. Reed, respectively, which represents two times the sum of his or her base salary and highest bonus earned under the Simplicity AIP during the two years immediately preceding his or her date of termination. There are no reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code related to the foregoing payments to the named executive officers.

In addition, the amounts in this column include the Deferred Amount and the Pro-Rata Bonus payable to each named executive officer under the Simplicity AIP as follows: (1) for Mr. Luton, his Deferred Amount and Pro-Rata Bonus is $49,926 and $76,000, respectively; (2) for Ms. Carandang, her Deferred Amount and Pro-Rata Bonus is $24,430 and $37,338, respectively; (3) for Ms. Thompson, her Deferred Amount and Pro-Rata Bonus is $19,704 and $29,750, respectively; (4) for Mr. Hanighen, his Deferred Amount and Pro-Rata Bonus is $21,743 and $31,072, respectively; and (5) for Mr. Reed, his Deferred Amount and Pro-Rata Bonus is $18,757 and $29,183, respectively. The terms of the merger agreement provide that the Deferred Amount and the Pro-Rata Award will be paid in a cash lump sum as of the effective time of the merger, which is not conditioned upon the termination of the named executive officer’s employment.

(2)	The amounts in this column represent the aggregate value of each named executive officer’s: (i) Simplicity restricted stock awards for which vesting would be accelerated based on a per share price of $16.68; and (ii) the cash payment in cancellation of the Simplicity stock options, based on a per share value of $16.68, less the applicable per share exercise price. Such vesting and payment is triggered upon the consummation of the merger and is not conditioned upon the termination of the named executive officer’s employment. For Mr. Luton, his equity amount represents $132,938 attributable to the cancellation of 22,388 stock options with an exercise price of less than $16.68 per award and $320,856 attributable to the value of 19,236 Simplicity restricted stock awards for which vesting is accelerated. For Ms. Carandang, her equity amount represents $31,453 attributable to the cancellation of 5,395 stock options and $148,185 attributable to the value of 8,884 Simplicity restricted stock awards for which vesting is accelerated. For Ms. Thompson, her equity amount represents $62,912 attributable to the cancellation of 10,791 stock options and $122,781 attributable to the value of 7,361 Simplicity restricted stock awards for which vesting is accelerated. For Mr. Hanighen, his equity amount represents $112,540 attributable to the value of 6,747 Simplicity restricted stock awards for which vesting is accelerated. For Mr. Reed, his equity amount represents $112,156 attributable to the value of 6,724 Simplicity restricted stock awards for which vesting is accelerated.

(3)	The amounts in this column represent the present value of each named executive officer’s continued medical, dental and life insurance coverage (at no cost to the executive) for 24 months for Mr. Luton and 18 months for the other named executive officers, based on the cost of the named executive officer’s coverage provided by Simplicity Bank in effect as of November 30, 2014. The continued coverage would be provided upon the named executive officer’s qualifying termination of employment (as described above) pursuant to his employment agreement or the Severance Plan, as applicable. Present values are calculated using 120% of the applicable short-term federal rate (compounded semi-annually) for November 2014 as published by the Internal Revenue Service, which is 0.47%.

(4)	As described in “Interests of Simplicity’s Directors and Executive Officers—Simplicity ESOP” above, each named executive officer is entitled to certain payments pursuant to the termination of the Simplicity ESOP immediately prior to the effective time of the merger. Assuming a per share value for Simplicity common stock of $16.68 and account balances as of November 30, 2014, each named executive officer would be entitled to the amount listed in this column as a result of the termination of the Simplicity ESOP and the resulting allocation of the unallocated shares in the Simplicity ESOP suspense account. This additional benefit under the Simplicity ESOP is triggered as a result of the merger and is not conditioned upon the termination of the named executive officer’s employment. The amounts in this column do not include the value attributable to the short-year allocation of shares that each named executive officer will receive to his or her account under the Simplicity ESOP, as these benefits are not based on or otherwise related to the merger.

Employee Benefit Matters

The merger agreement limits Simplicity’s ability to hire new employees other than to fill vacancies at Simplicity or any of its subsidiaries, to satisfy contractual obligations that existed as of the date of the merger agreement or to fill any vacancies arising after the date of the merger agreement, provided that the new employee is terminable at will and is not hired on terms that would make him or her eligible for any severance or similar benefits as result of the merger other than as provided by the merger agreement.

Simplicity also is prohibited in certain respects from entering into, amending or renewing any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Simplicity or its subsidiaries and from granting any salary or wage increase (other than routine pay increases for non-executive employees) or increasing employee benefits other than as required by law and other than for the payment of bonuses for the year ending June 30, 2015, to the extent such bonuses have been accrued in accordance with GAAP as of the closing date. Simplicity is required to accrue and pay, prior to the effective time, all benefits existing but theretofore unpaid, under the Simplicity AIP.

HomeStreet retains the exclusive discretion whether to offer employment to the employees of Simplicity and its subsidiaries. Employees who are offered employment with HomeStreet or its subsidiaries must accept or reject the offer of employment within ten (10) business days. HomeStreet shall not have any liability to any former employee or retiree of Simplicity or any of its subsidiaries. Simplicity is required to terminate any obligation to provide individual retiree medical benefits and to make any payments necessary to effect such termination, prior to the effective time.

Simplicity employees who continue with HomeStreet or its subsidiaries generally will be entitled to participate in the HomeStreet benefit plans to the same extent as similarly situated employees of HomeStreet, and with respect to medical insurance coverage, if HomeStreet insurance plans are not immediately available to those employees, those employees will be entitled to COBRA continuation coverage, with HomeStreet covering the costs of coverage in excess of the amounts such employees were required to pay for participation in the relevant Simplicity health insurance plans prior to the effective time, until those employees become eligible for coverage under HomeStreet’s benefit plans. HomeStreet is not required to make any grants to any former employee of Simplicity or any of its subsidiaries under any discretionary equity compensation plan of HomeStreet. Employees of Simplicity or Simplicity Bank who continue their employment after the effective time as employees of HomeStreet or any of its subsidiaries will receive credit for tenure with Simplicity for purposes of determining eligibility to participate, vesting of benefits, and for all other purposes (other than accrual of pension benefits) under the benefit plans of HomeStreet or any of its subsidiaries. Continuing employees also will receive credit for service as an employee of Simplicity or any Simplicity subsidiary for purposes of determining length of vacation, paid time off and severance. No employee’s service will be recognized to the extent that such recognition would result in a duplication of benefits. No provision of the merger agreement limits HomeStreet’s ability to amend or terminate any of HomeStreet’s benefit plans in accordance with their terms at any time.

The provisions of the merger agreement relating to employee benefit plans exist solely for the benefit of the parties, and no person has or is entitled to rights as a third party beneficiary, nor do any such provisions create any rights to continued employment.

Simplicity employees who are not offered employment by HomeStreet that is comparable to that employee’s position with Simplicity or its Subsidiaries with respect to salary and within 25 miles of the employee’s current work location, and who are not then covered by an existing severance or change-of-control agreement with Simplicity or its subsidiaries, and who sign and deliver a termination and release agreement in a specified form, are entitled to receive severance pay in an amount equal to one week’s pay for each full year of service, subject to a maximum of 26 weeks of pay and a minimum severance amount equal to two weeks of base pay. Such payments will be made by HomeStreet to each employee on the date such employee’s termination and release agreement becomes effective. If Simplicity or any of its Subsidiaries also has a severance pay plan applicable to such an employee, then any amounts paid pursuant to that plan will reduce the amount that employee would otherwise receive, and in no event will there be any duplication of severance pay. Non-continuing employees also will be paid for unused vacation time on the first payroll cycle following the effective time, in accordance with Simplicity’s past practice.

The Simplicity ESOP will be terminated immediately prior to the effective time, whereupon Simplicity will direct the Simplicity ESOP trustees to remit a sufficient number of unallocated shares of Simplicity common stock held in the Simplicity ESOP’s suspense account to repay the full outstanding balance of the Simplicity ESOP loans. The unallocated shares used to repay the ESOP loans will not be exchanged for any merger consideration. All remaining unallocated shares of Simplicity common stock and other unallocated plan assets, if any, held in the ESOP will be allocated among the participants in accordance with the terms of the ESOP, and all shares of Simplicity common stock held by the ESOP will be converted at the effective time into the right to receive merger consideration. As soon as administratively practicable after the effective time, the account balances in the ESOP will be distributed in accordance with the terms of the ESOP and the requirements of the Internal Revenue Code. Contributions by Simplicity or any Simplicity subsidiary to the ESOP will continue to accrue until the effective time in accordance with the ESOP loan amortization schedule(s) in effect as of the date of the merger agreement.

The Simplicity 401(k) Plan also will be terminated immediately prior to the effective time. As soon as practicable following the effective time, the account balances in such plan will be distributed in accordance with the provisions of the plan and the requirements of the Internal Revenue Code. Employees who continue with HomeStreet and who elect to transfer their Simplicity 401(k) Plan account balances into the HomeStreet 401(k) plan may roll over their outstanding Simplicity 401(k) Plan loan balances to the HomeStreet 401(k) Plan.

Director and Officer Voting Agreements; Indemnification and Insurance

In connection with the merger agreement, HomeStreet entered into voting agreements with certain executive officers and directors of Simplicity. Those agreements provide that the relevant Simplicity directors and officers will vote all shares of Simplicity common stock they beneficially owned or otherwise controlled at the time of entry into the agreements, and all shares they subsequently acquire, in favor of the merger and the related transactions, and prohibited those individuals from transferring any shares of Simplicity common stock they then owned or thereafter acquired (subject to limited exceptions for estate planning purposes and bona fide gifts). In those agreements, HomeStreet also expressly agreed to assume Simplicity’s obligations, contractual and otherwise, to indemnify those individuals from and after the effective time. In addition, HomeStreet has agreed, for a period of six years after the effective time of the merger, to maintain, or to cause HomeStreet Bank to maintain, the current directors’ and officers’ liability insurance policies maintained by Simplicity (provided, that HomeStreet may substitute policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the effective time of the merger. HomeStreet is not required to spend, in the aggregate, more than 200% of the annual cost currently paid by Simplicity for its insurance coverage (referred to as the “maximum amount”), provided that HomeStreet maintains the most advantageous policies of directors’ and officers’ insurance obtainable for an annual cost equal to the maximum amount.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement, the listing of the shares of HomeStreet common stock to be issued as merger consideration, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

Shareholder Meetings and Recommendations of Simplicity’s and HomeStreet’s Boards of Directors; Termination of Merger Agreement upon Exercise of Fiduciary Duties

Simplicity has agreed to hold a meeting of its stockholders for the purpose of voting upon approval of the merger agreement and the merger, and in addition, it will submit a nonbinding advisory proposal to its stockholders relating to the approval of certain compensation payable to Simplicity’s named executive officers in connection with the merger. HomeStreet has agreed to convene a meeting of its shareholders to seek approval of the issuance of the shares of HomeStreet common stock comprising the merger consideration. Each party has agreed to recommend to its shareholders (and including such recommendation in this joint proxy statement) that they approve the merger agreement and the transactions contemplated thereby.

Agreement Not to Solicit Other Offers

The merger agreement required Simplicity, as of the time of its entry into the merger agreement, to cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any “acquisition proposal” (as defined in the merger agreement and summarized below), and to use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any prior acquisition proposal, including by requesting the other party to promptly return or destroy any information previously furnished by or on behalf of Simplicity. From the date of the merger agreement through the effective time or the valid termination of the merger agreement, Simplicity may not, directly or indirectly (including through its affiliates or representatives), (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal, (ii) provide any confidential information or data relating to any acquisition proposal, (iii) participate in any discussions or negotiations regarding any acquisition proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any person other than HomeStreet, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or propose to do any of the foregoing, or (vi) make or authorize any “change in recommendation” (as defined in the merger agreement and summarized below).

Nonetheless, if, prior to the Simplicity special meeting, and subject to the nonsolicitation provisions of the merger agreement, if Simplicity’s board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to consider an acquisition proposal would breach, or would reasonably be expected to result in a breach of, Simplicity’s board of directors’ fiduciary duties under applicable law, Simplicity may, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement, which Simplicity’s board of directors determines in good faith constitutes a superior proposal

(as defined below) (1) furnish information with respect to itself to any person making such a superior proposal pursuant to a customary confidentiality agreement on terms no more favorable than those provided in the confidentiality agreement with HomeStreet, and (2) participate in discussions or negotiations regarding such a superior proposal. Prior to engaging in such discussions or negotiations, or furnishing such information, Simplicity must provide HomeStreet with three (3) business days’ prior written notice of its decision to take such action and identifying in detail and with specificity the person making the proposal and all the material terms and conditions of such proposal.

Simplicity may not make a determination that an acquisition proposal constitutes a superior proposal without providing HomeStreet an opportunity, within the three (3) business day period referenced in the preceding sentence, to increase its offer to an amount equal to or greater than the amount of such acquisition proposal, and unless HomeStreet has failed, prior to the expiry of such period, to increase its offer such that HomeStreet’s offer is substantially equivalent, from a financial point of view, to that acquisition proposal. For the avoidance of doubt, the right of HomeStreet to increase its offer in response to an acquisition proposal does not constitute an obligation to do so, and upon receiving notice of an acquisition proposal HomeStreet may, instead, take any action that is permitted of HomeStreet under the merger agreement, including without limitation terminating the merger agreement and exercising the remedies set forth therein.

For purposes of the merger agreement:

•	An “acquisition proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of Simplicity and its subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of Simplicity or any of its subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Simplicity or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Simplicity, other than the transactions contemplated by the merger agreement.

•	A “change in recommendation” is any statement, recommendation or solicitation (whether publicly or otherwise) in support of any acquisition proposal, or otherwise that suggests or recommends a material modification to, or the abandonment or termination of, the merger agreement, the merger, or any of the transactions contemplated by the merger agreement.

•	A “superior proposal” is a bona fide written proposal made by a third party to acquire, directly or indirectly, more than 50% of the combined voting power of the shares of Simplicity’s outstanding common stock or all or substantially all of Simplicity’s consolidated assets, which Simplicity’s board of directors determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of Simplicity’s financial advisor and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the merger, (ii) is reasonably likely to be consummated on the terms set forth in such written proposal, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of Simplicity’s board of directors, is reasonably likely to be obtained by such third party.

Conditions to Complete the Merger

HomeStreet’s and Simplicity’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the issuance of shares as merger consideration by HomeStreet’s shareholders and the approval of the merger agreement by Simplicity’s stockholders;

•	the authorization for listing on the Nasdaq Global Select Market, subject to official notice of issuance, of the HomeStreet common stock to be issued upon the consummation of the merger;

•	the receipt of regulatory approvals from the all bank regulatory authorities whose consent or non-objection is required to consummate the transactions contemplated by the merger agreement;

•	the issuance of the Permit by the California Commissioner with respect to the HomeStreet common stock to be issued as merger consideration, and the satisfaction or waiver of any conditions or limitations imposed thereby;

•	the absence of any legal impediment (including any injunction or other legal or equitable restraint) against the merger or the related transactions;

•	the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officers’ certificate from the other party to such effect); and

•	the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the effective time (and the receipt by each party of an officers’ certificate from the other party to such effect).

In addition, each party benefits from certain conditions which, if not satisfied or waived, would permit that party to terminate the merger agreement.

•	Conditions to the obligations of HomeStreet include:

•	actions taken to terminate Simplicity’s employee benefit plans (other than for health and welfare plans), including retiree medical coverage, its 401(k) plan, its executive compensation plans (other than for certain severance benefits payable to specified employees) and the ESOP; and

•	minimum financial condition requirements of Simplicity, including as of the last day of the month prior to the effective time (i) total deposits of not less than $575 million, and (ii) tangible book value of not less than $125 million.

•	Conditions to the obligations of Simplicity include a requirement that the average closing price being at least $15 per share, unless HomeStreet shall have agreed in a written notice delivered to Simplicity at least one business day prior to the closing date, to increase the exchange ratio to the quotient of (x) $15 divided by (y) the average closing price.

Neither Simplicity nor HomeStreet can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement, neither Simplicity nor HomeStreet has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual consent of HomeStreet and Simplicity, if authorized by the board of directors of each;

•	by either HomeStreet or Simplicity if any governmental entity whose regulatory approval is required for consummation of the merger has denied approval of any of the transactions contemplated by the merger agreement and such denial has become final and nonappealable; or if any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of any of the material transactions contemplated by the merger agreement; unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeStreet or Simplicity if the merger has not been completed on or before June 30, 2015, unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeStreet or Simplicity if there is a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute the failure of a closing condition of the terminating party and which is either not reasonably capable of being cured or not cured within the earlier of the termination date or the date 30 days following written notice to the party committing such breach (in each case, provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the merger agreement in a manner that would constitute the failure of a closing condition);

•	by either HomeStreet or Simplicity if (1) the HomeStreet special meeting has concluded without the approval of the HomeStreet stock issuance proposal or (2) the Simplicity special meeting has concluded without the approval of the Simplicity merger proposal (in each case, provided that the terminating party has complied with its obligations with respect to holding its special meeting and recommendation of the merger);

•	by HomeStreet, before approval of the Simplicity merger proposal, if Simplicity’s board of directors (1) fails to recommend that Simplicity stockholders approve the Simplicity merger proposal, fails to include such recommendation in this joint proxy statement, withdraws or modifies such recommendation in a manner adverse to HomeStreet or, in the case of a tender or exchange offer, fails to recommend rejection of such offer within 10 business days after the commencement of the offer, or (2) materially breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or the calling of a meeting of its stockholders;

•	By HomeStreet if Simplicity has received a superior proposal after compliance with the non-solicitation terms of the merger agreement and the Simplicity board of directors has made a determination to accept such Superior Proposal;

•	By HomeStreet or Simplicity if the issuance of the Permit by the California Commissioner with respect to the HomeStreet common stock to be issued as merger consideration is denied in a final and non-appealable determination, or if the Permit has been revoked prior to the effective time; or

•	By Simplicity if the average closing price is less than $15 per share, unless HomeStreet shall have agreed in a written notice delivered to Simplicity at least one business day prior to the closing date, to increase the exchange ratio to the quotient of (x) $15 divided by (y) the average closing price.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect and neither party will have any liability in connection with the merger agreement or the transactions contemplated by the merger agreement, except that each party will remain liable for any liabilities or damages arising out of its fraudulent conduct or any willful, knowing and material breach of any provision of the merger agreement and designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

Simplicity will pay HomeStreet a termination fee of $5,272,612 if the merger agreement is terminated in the following circumstances:

•	if the merger agreement is terminated by HomeStreet because Simplicity’s board of directors has determined to accept a superior proposal (as defined in the merger agreement and summarized on page

129 above), or upon the commencement or announcement of a tender or exchange offer for 15% or more of Simplicity’s common stock and Simplicity fails to recommend rejection of such offer within 10 business days after the commencement of the offer, then Simplicity must pay the termination fee to HomeStreet on the second business day following the termination of the merger agreement; or

•	if the merger agreement is terminated: (i) by HomeStreet because of any reckless or intentional breach of the merger agreement or because the Simplicity board of directors fails to convene the special meeting of stockholders, withdraws, conditions or qualifies its recommendation that the Simplicity stockholders approve the merger agreement or breaches the non-solicitation provision of the merger agreement and the merger and at the time of such termination no vote of Simplicity stockholders contemplated by the merger agreement has been taken; or (ii) by HomeStreet or Simplicity because of a failure to obtain the approval of Simplicity’s stockholders at the Simplicity special meeting or any adjournment thereof, and if an acquisition proposal shall have been publicly announced or otherwise communicated or made known to the board of directors or senior management of Simplicity, and if within 12 months after termination Simplicity or any of its subsidiaries enters into an agreement with respect to a “control transaction” (as defined in the merger agreement and summarized below), then Simplicity must pay the termination fee to HomeStreet on the date of execution of a definitive agreement relating to such control transaction or, if there is no such agreement, then upon consummation of any such control transaction.

For purposes of the merger agreement, a “control transaction” means (i) the acquisition of a majority of the voting power of the outstanding securities of Simplicity or its subsidiaries or a majority of the assets of Simplicity or its subsidiaries, (ii) any issuance of securities resulting in the ownership by any person of more than 50% of the voting power of Simplicity or its subsidiaries or by any person other than Simplicity of more than 50% of the voting power of Simplicity or its subsidiaries, or (iii) any merger, consolidation or other business combination transaction involving Simplicity or any of its subsidiaries as a result of which the shareholders of Simplicity Bank cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction.

Specific Performance

The merger agreement also permits each party to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which such party is entitled under the terms of the merger agreement, at law or in equity. However, specific performance is not available to HomeStreet at any time when there exists an acquisition proposal that Simplicity’s board of directors has advised HomeStreet it believes in good faith may be or may be negotiated in such a manner as to become a superior proposal, or at a time or under circumstances when Simplicity has announced a change in recommendation.

Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the matters presented in connection with merger by the shareholders of HomeStreet and Simplicity, except that after approval of the merger agreement by the respective shareholders of HomeStreet or Simplicity, there may not be, without further approval of such shareholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to holders of Simplicity common stock or that otherwise requires further approval of such shareholders under applicable law.

At any time prior to the effective time, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after approval of the merger agreement by the respective shareholders of HomeStreet or Simplicity, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that reduces the amount or changes the form of the consideration to be delivered to the holders of Simplicity common stock or that otherwise requires further approval under applicable law.

Litigation Relating to the Merger

On October 10, 2014, shortly after the public announcement that the parties had entered into the merger agreement, a putative class action lawsuit styled Bushansky v. Simplicity Bancorp, Inc., et al., Case No. BC560508, was filed in the Superior Court of the State of California, County of Los Angeles. The named plaintiff in this lawsuit seeks to be designated as a class representative, and to have his counsel designated as class counsel. The plaintiff alleges that the directors of Simplicity breached their fiduciary duties to Simplicity’s stockholders by, among other things, attempting to prevent Simplicity’s stockholders from “realizing the benefits of [Simplicity’s] strong financial position,” having caused Simplicity to agree to an inadequate price and employing an ineffective process to consummate the merger. The plaintiff further asserts that HomeStreet aided and abetted Simplicity’s directors’ alleged breaches of fiduciary duty. On the basis of these assertions the plaintiff seeks, among other things, to enjoin the merger. Simplicity and HomeStreet intend to contest the claims vigorously.

Regulatory Approvals Required for Consummation of the Merger

Completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, without any conditions, restrictions or requirements which would, individually or in the aggregate: (i) prohibit or materially limit the ownership or operation by HomeStreet or HomeStreet Bank of all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, (ii) compel HomeStreet or HomeStreet Bank to dispose of or hold separate all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, or (iii) impose a material compliance burden, penalty or obligation on HomeStreet or HomeStreet Bank resulting from noncompliance by Simplicity with its regulatory obligations. Subject to the terms and conditions of the merger agreement, HomeStreet and Simplicity have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the WDFI and the FDIC. The approval of the Federal Reserve is also required unless the formal application requirement is waived by the Federal Reserve. In addition, notice of the proposed bank merger is required to be filed with the OCC. HomeStreet, HomeStreet Bank and Simplicity Bank have filed applications and notifications to obtain the required regulatory approvals and have received approvals from WDFI and the FDIC and an acknowledgement of receipt of notice from the OCC. HomeStreet has also received from the Federal Reserve a waiver from the formal application process with respect to the merger. However, such approvals and waivers may be withdrawn under certain conditions.

HomeStreet and Simplicity are also seeking a fairness hearing from the California Department of Business Oversight in order to rely on an exemption from registration for the shares of HomeStreet common stock to be issued in the transaction, however, that fairness hearing is not part of the banking regulatory approval required to complete the merger.

Washington Department of Financial Institutions

The transactions contemplated by the merger agreement are subject to approval by the WDFI pursuant to RCW 32.32.500, which approval was granted on November 4, 2014, subject to receipt by the WDFI of certain documents to be completed in connection with the closing of the merger and the bank merger, including the articles and plan of merger for each of the proposed mergers.

Federal Deposit Insurance Corporation

The merger of Simplicity Bank with and into HomeStreet Bank is subject to approval by the FDIC pursuant to the Bank Merger Act. HomeStreet Bank has submitted an application pursuant to the Bank Merger Act seeking the prior approval of the FDIC for Simplicity Bank to merge with and into HomeStreet Bank. Such approval was obtained on November 25, 2014.

The FDIC takes into consideration a number of factors when acting on applications under the Bank Merger Act. These factors include the financial and managerial resources (including consideration of the competence, experience, and integrity of the officers, directors, and principal shareholders) and future prospects of the combined organization. The FDIC also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FDIC may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In reviewing the convenience and needs of the communities to be serviced, the FDIC will consider the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”). In their most recent respective CRA examinations, HomeStreet Bank has received an overall “outstanding” regulatory rating and Simplicity has received an overall “satisfactory” regulatory rating.

Furthermore, the Bank Merger Act and applicable regulations require published notice of, and the opportunity for public comment on, these applications. The FDIC takes into account the views of third party commenters, particularly on the subject of the merging parties’ service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the Board and the FDIC.

Transactions approved under the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the Department of Justice (which we refer to as the “DOJ”) may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The FDIC approval specifies a waiting period of 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the Board or FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Federal Reserve Board

The transaction contemplated by the merger agreement is subject to approval by the Federal Reserve pursuant to the Home Owners’ Loan Act unless the Federal Reserve Board grants a waiver of the formal application process upon request of the acquiror. HomeStreet has submitted a request for a waiver of such application pursuant to Federal Reserve regulations. If the Federal Reserve does not grant the waiver, HomeStreet would be required to file an application seeking approval from the Federal Reserve for the merger.

Office of the Comptroller of the Currency

Pursuant to 12 CFR § 163.22(b)(1)(i) and § 163.22(h)(1), Simplicity Bank submitted a notice of merger and a copy of the Interagency Merger Application to the OCC on September 25,2014. On November 4, 2014, the OCC acknowledged receipt of the notice.

In addition to approval of the merger application, closing of the merger is conditioned on Simplicity Bank receiving approval from the OCC for an amendment to Simplicity Bank’s charter to allow the merger and bank merger to proceed, which approval has been received by Simplicity Bank.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. We have received confirmation from the Federal Trade Commission that no Hart-Scott-Rodino filing will be required if we receive approval of the bank merger from the FDIC and a waiver of formal approval from the Federal Reserve.

HomeStreet and Simplicity believe that the merger does not raise significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. Because HomeStreet does not currently operate any branches in the market where Simplicity’s branches are operating, we do not anticipate any market-based competitive concerns. However, neither HomeStreet nor Simplicity can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company.

Neither HomeStreet nor Simplicity is aware of any material governmental approvals or actions that are required for completion of the merger other than the filing of the Articles of Merger and Plan of Merger with the Secretary of State of each of Washington state and the state of Maryland and those approvals described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

ACCOUNTING TREATMENT

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. The result of this is that (1) the recorded assets and liabilities of HomeStreet will be carried forward at their recorded amounts, (2) HomeStreet historical operating results will be unchanged for the prior periods being reported on and (3) the assets and liabilities of Simplicity will be adjusted to fair value at the date HomeStreet assumes control of the combined entities (the “merger date”). In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of cash and shares of HomeStreet common stock to be issued to former Simplicity stockholders and shares of HomeStreet common stock to be issued to former holders of Simplicity stock options, warrants and restricted stock units, exceeds the fair value of the net assets including identifiable intangibles of Simplicity at the merger date will be reported as goodwill. Goodwill is evaluated for impairment at least annually and may be adjusted from time to time if circumstances indicate that the current carrying value may not be recoverable. Identified definite-lived intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Simplicity being included in the operating results of HomeStreet from the merger date forward.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Simplicity common stock who exchange their shares of Simplicity common stock for shares of HomeStreet common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this joint proxy statement. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those Simplicity common shareholders that hold their shares of Simplicity common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to Annual treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Simplicity common stock that received Simplicity common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of Simplicity common stock that holds Simplicity common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	a United States expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of Simplicity or HomeStreet. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Simplicity common stock that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds Simplicity common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Simplicity common stock should consult their own tax advisors.

Tax Consequences of the Merger Generally

The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. HomeStreet and Simplicity have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

Accordingly, and on the basis of the foregoing opinions, as a result of the merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your Simplicity common stock for HomeStreet common stock, you generally will not recognize gain or loss.

The aggregate tax basis in the shares of HomeStreet common stock that you receive in the merger will equal your aggregate adjusted tax basis in the Simplicity common stock you surrender. Your holding period for the shares of HomeStreet common stock that you receive in the merger will include your holding period for the shares of Simplicity common stock that you surrender in the exchange.

Cash Instead of a Fractional Share

If you receive cash instead of a fractional share of HomeStreet common stock, you will be treated as having received the fractional share of HomeStreet common stock pursuant to the merger and then as having sold that fractional share of HomeStreet common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to your fractional share of HomeStreet common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the Simplicity common stock surrendered therefor is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding

If you are a non-corporate holder of Simplicity common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This summary of material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

SIMPLICITY BANCORP PROPOSAL 2

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION

As required by the federal securities laws, Simplicity is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this document captioned “Description of the Merger—Merger-Related Executive Compensation for Simplicity’s Named Executive Officers,” and the related table and narratives.

Your vote is requested. Simplicity believes that the information regarding compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this joint proxy statement captioned “Description of the Merger—Merger-Related Executive Compensation for Simplicity’s Named Executive Officers” is reasonable and demonstrates that Simplicity’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Simplicity’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Simplicity’s named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the merger agreement. However, the compensation will not be payable in the event the merger is not completed. Simplicity asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Simplicity’s named executive officers in connection with the completion of the merger, as disclosed in the section captioned “Description of the Merger—Merger-Related Executive Compensation for Simplicity’s Named Executive Officers,” and the related tables and narrative, is hereby approved.

This vote is advisory and therefore, it will not be binding on Simplicity, nor will it overrule any prior decision of Simplicity or require Simplicity’s board of directors (or any committee thereof) to take any action. However, Simplicity’s board of directors values the opinions of Simplicity’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this document, Simplicity’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Simplicity’s board of directors will consider the affirmative vote of the holders of a majority of the votes cast of Simplicity common stock entitled to vote on the matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Simplicity’s named executive officers in connection with the completion of the merger. Simplicity’s Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the above resolution.

INFORMATION ABOUT HOMESTREET

Note: References in this section to first-person pronouns such as “we,” “us” and “our,” and terms of similar context, refer to HomeStreet and its consolidated subsidiaries, including HomeStreet Bank, unless otherwise specified. References to “the Bank” in this section refer to HomeStreet Bank.

Business

General

HomeStreet is a diversified financial services company founded in 1921 and headquartered in Seattle, Washington, serving customers primarily in the Pacific Northwest, California and Hawaii. HomeStreet is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Our primary subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is a Washington state-chartered savings bank that provides mortgage and commercial loans, deposit products and services, non-deposit investment products, private banking and cash management services. Our primary loan products include single family residential mortgages, loans secured by commercial real estate, construction loans for residential and commercial real estate projects, commercial business loans and agricultural loans. HomeStreet Capital Corporation, a Washington corporation, originates, sells and services multifamily mortgage loans under the Fannie Mae Delegated Underwriting and Servicing Program (“DUS”®)1 in conjunction with HomeStreet Bank. Doing business as HomeStreet Insurance Agency, we provide insurance products and services for consumers and businesses. We also offer single family home loans through our partial ownership in an affiliated business arrangement known as WMS Series LLC (“WMS LLC”), whose businesses are known as Windermere Mortgage Services and Penrith Home Loans. At September 30, 2014, we had total assets of $3.47 billion.

We generate revenue by earning “net interest income” and “noninterest income.” Net interest income is primarily the difference between our interest income earned on loans and investment securities less the interest we pay on deposits and other borrowings. We earn noninterest income from the origination, sale and servicing of loans and from fees earned on deposit services and investment and insurance sales.

At November 3, 2014, we had a network of 33 bank branches in the Puget Sound, Eastern and Southwest regions of Washington state, Portland, Oregon and Hawaii, as well as 55 stand-alone lending centers located in these same areas and additionally in California, Arizona, the Eugene and Salem regions of Oregon, and in the Boise and northern regions of Idaho. WMS LLC provides point-of-sale loan origination services at 42 Windermere Real Estate offices in Washington and Oregon.

We operate two business segments: Commercial and Consumer Banking and Mortgage Banking. For a discussion of operating results of these lines of business, see “Business Segments” within Management’s Discussion and Analysis of this joint proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated herein by reference.

Commercial and Consumer Banking. We provide diversified financial products and services to our commercial and consumer customers through personal service at bank branches and through ATMs, online, mobile and telephone banking. These products and services include deposit products; residential, consumer and business portfolio loans; investment products; insurance products and cash management services. We originate residential and commercial construction loans, bridge loans and permanent loans for our portfolio primarily on single family residences, and on office, retail, industrial and multifamily property types.

Mortgage Banking. We originate and purchase single family mortgage loans for sale in the secondary markets. Most of our single family mortgage loans are originated on a retail basis by HomeStreet loan officers. We also purchase mortgage loans from WMS LLC through a correspondent arrangement with that company. The majority of our mortgage loans are sold to or securitized by Fannie Mae, Freddie Mac or Ginnie Mae, while we retain the

[1]	DUS® is a registered trademark of Fannie Mae.

right to service these loans. A small percentage of our loans are brokered to loan wholesalers or sold on a servicing-released basis to correspondent lenders. We manage the loan funding and the interest rate risk associated with the secondary market loan sales and the retained servicing rights within this business segment.

Shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “HMST.”

Recent Acquisitions

On November 1, 2013, HomeStreet completed its acquisitions of Fortune Bank (“Fortune”), a primarily commercial bank located in Seattle, and YNB Financial Services Corp. (“YNB”), the parent company of Yakima National Bank headquarted in Yakima, Washington.

On December 6, 2013, HomeStreet Bank acquired two retail deposit branches and certain related assets from AmericanWest Bank, a Washington state-chartered bank. These branches are located on Bainbridge Island and in West Seattle.

Other Recent Developments

HomeStreet Bank was recently evaluated, assessed and assigned its respective mortgage origination and servicer (collectively “servicer”) ratings by both Moody’s Investors Service (“Moody’s) and Fitch Ratings Inc. (“Fitch”). Moody’s has assigned a servicer quality assessment of SQ4+ as a primary servicer of prime residential mortgage loans. Fitch has assigned a residential mortgage servicer rating for prime product of RPS3-; outlook stable. The Bank initiated this process as part of its mortgage banking strategy to potentially expand its loan investor markets and provide greater liquidity. We expect to continue to undergo these review processes in the future. For additional information please visit www.moodys.com and www.fitchratings.com. Information from these sites is not a part of this report and is not incorporated herein.

In the first half of 2014, HomeStreet sold two pools of residential loans, while retaining the right to service such loans. The first pool was comprised of fixed-rate residential mortgage loans with outstanding principal balances of approximately $56 million. The second pool was comprised of adjustable rate residential mortgage loans with outstanding principal balances of approximately $211 million. The mortgage loans subject to these sales are located in Washington state, Oregon, Idaho and Hawaii, and closed in the first half of 2014.

On June 30, 2014 HomeStreet Bank completed the sale of certain mortgage servicing relating to single family mortgage loans serviced for Fannie Mae with an aggregate unpaid principle balance of approximately $2.96 billion to SunTrust Mortgage, Inc. The sale represents approximately 24% percent of HomeStreet’s total single family mortgage servicing portfolio as of March 31, 2014 and resulted in a net gain of approximately $4.7 million in mortgage servicing income for the quarter ending June 30, 2014.

Business Strategy

During 2013, significant progress was made in building a strong foundation for achieving growth and diversification. We grew our Commercial and Consumer Banking segment by expanding our business development capacity and geographic footprint through hiring additional loan officers, opening two de novo bank branches, purchasing two bank branches and acquiring two community banks. In our Mortgage Banking segment, we continued to build on our heritage as a single family mortgage lender by increasing the number of mortgage lending offices within our current footprint as well as expanding into California and Arizona and by targeted hiring throughout our network of mortgage lending offices. We have hired additional purchase-oriented lending officers in order to help mitigate the impact of the transition to a purchase mortgage market and reduced refinancing activity.

We are pursuing the following strategies in our business segments:

Commercial and Consumer Banking.

Our Commercial and Consumer Banking strategy involves growth through expansion while improving operations and productivity to drive cost efficiencies. Through our recent acquisitions of Fortune and YNB, we increased our portfolio of commercial business loans and added experienced commercial lending officers and managers. We increased our presence in the Puget Sound area through the Fortune acquisition and expanded into central and eastern Washington through our acquisition of YNB. We plan to expand our commercial real estate business, with a focus on our multifamily mortgage origination business, particularly through our Fannie Mae DUS origination and servicing relationships. We plan to expand beyond our current markets by forming strategic alliances with multifamily property service providers inside and outside our existing lending areas. We expect to continue to benefit from being one of only 25 companies nationally that is an approved Fannie Mae DUS seller and servicer. In addition, we have historically supported our DUS program by providing new construction and short-term bridge loans to experienced borrowers who intend to build or purchase apartment buildings for renovation, which we then seek to replace with permanent financing upon completion of the projects.

We also originate commercial construction real estate loans, bridge loans and permanent loans for our portfolio, primarily on office, retail, industrial and multifamily property types located within HomeStreet’s geographic footprint. We also may place loans with capital market sources, such as life insurance companies.

Our Commercial and Consumer Banking strategy also involves the expansion of our retail deposit branch network, primarily focusing on high-growth areas of Puget Sound, in order to build convenience and market share. In connection with this strategy, we opened two de novo branches during 2013 and acquired two retail deposit branches from AmericanWest Bank in the fourth quarter of 2013. In 2014, we opened three de novo branches in Seattle. We are also in the process of growing our consumer banking business in central and eastern Washington through our 2013 acquisition of YNB, which allowed us to add four retail deposit branches in those regions. The merger represents our most significant expansion to date, and will establish our Southern California presence with seven retail deposit branch locations.

We intend to continue to add de novo retail deposit branches in new and existing markets. We seek to meet the financial needs of our consumer and business customers by providing targeted banking products and services, investment services and products, and insurance products through our bank branches and through dedicated investment advisors, insurance agents and business banking officers. We intend to grow our network of retail deposit branches and in turn grow our core deposits and increase business deposits from new cash management and business lending customers.

Mortgage Banking.

We have leveraged our reputation for high quality service and reliable loan closing to increase our single family mortgage market share significantly over the last four years. We plan to continue to grow our business through targeted hiring of loan originators with successful track records and an emphasis on purchase mortgage transactions. We intend to continue to focus on conventional conforming and government insured or guaranteed single family mortgage origination. We also expect to use portfolio lending to complement secondary market lending, particularly for well-qualified borrowers with loan sizes greater than the conventional conforming limits.

Market and Competition

The financial services industry is highly competitive. We compete with banks, savings and loan associations, credit unions, mortgage banking companies, insurance companies, finance companies, and investment and mutual fund companies. In particular, we compete with several financial institutions with greater resources, including the capacity to make larger loans, fund extensive advertising and offer a broader array of products and services. The number of competitors for middle-market business customers has, however, decreased in recent years due to bank failures and consolidations. At the same time, national banks have been focused on larger customers to achieve economies of scale in lending and depository relationships and have also consolidated business banking operations and support and reduced service levels in the Pacific Northwest. We have taken advantage of the failures and takeovers of certain of our competitors by recruiting well-qualified employees and attracting new customers who seek long-term stability, local decision-making, quality services, products and expertise. We believe there is a significant opportunity for a well-capitalized, community-focused bank that emphasizes responsive and personalized service to provide a full range of financial services to small- and middle-market commercial and consumer customers in those markets where we do business.

In addition, we believe we are well positioned to take advantage of changes in the single family mortgage origination and servicing industry that have helped to reduce the number of competitors. The mortgage industry is compliance-intensive and requires significant expertise and internal control systems to ensure mortgage loan origination and servicing providers meet all origination, processing, underwriting, servicing and disclosure requirements. These requirements are causing some competitors to exit the industry. New entrants must make significant investments in experienced personnel and annualized systems to manage the compliance process. These investments represent a significant barrier to entry. In addition, lending in conventional and government guaranteed or insured mortgage products, including FHA and VA loans, requires significantly higher capitalization than had previously been required for mortgage brokers and non-bank mortgage companies.

Our single family mortgage origination and servicing business is highly dependent upon compliance with underwriting and servicing guidelines of Fannie Mae, Freddie Mac, FHA, VA and Ginnie Mae as well as a myriad of federal and state consumer compliance regulations. Our demonstrated expertise in these compliance activities, together with our significant volume of lending in low- and moderate-income areas and direct community investment, contribute to our uninterrupted record of “Outstanding” Community Reinvestment Act (“CRA”) ratings since 1986. We believe our ability to maintain our historically strong compliance culture represents a significant competitive advantage.

Employees

As of September 30, 2014 HomeStreet employed 1,598 full-time equivalent employees compared to 1,502 full-time equivalents at December  31, 2013.

HomeStreet Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Note about Forward Looking Statements. This section of this joint proxy statement and the documents incorporated by reference contain, in addition to historical information, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These statements relate to our future plans, objectives, expectations, intentions and financial performance, and assumptions that underlie these statements. When used in this joint proxy statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of those terms or other comparable terms are intended to identify such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ from the expectation, and to cause our management to deviate from the plans, expressed or implied by these statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of these provisions, including:

•	projections of revenues, estimated operating expenses or other financial items;

•	statements about management’s plans and objectives for future operations or programs;

•	statements regarding future regulatory or shareholder approvals;

•	statements concerning proposed new products or services;

•	statements regarding pending or future mergers, acquisitions or other transactions; and

•	statement regarding future economic conditions or performance, and any statement of assumption underlying any of the foregoing.

These and other forward looking statements reflect attempts to predict the future and, as such, may not come to pass. A wide variety of events, circumstances and conditions may cause us to fall short of management’s expectations as expressed herein, or to deviate from the plans and intentions we have described in this joint proxy statement. Some of the factors that may cause us to fall short of expectations or to deviate from our intended courses of action include:

•	the qualifying disclosures and other factors referenced in this joint proxy statement including, but not limited to, those identified in the section entitled “Risk Factors—Risks Relating to the Merger,” “Risk Factors—Risks Relating to Ownership of HomeStreet’s Common Stock,” and “Information about HomeStreet—Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	our ability to manage the credit risks of our lending activities, including potential increases in loan delinquencies, nonperforming assets and write offs, decreased collateral values, inadequate loan reserve amounts and the effectiveness of our hedging strategies;

•	our ability to grow our geographic footprint and our various lines of business, and to manage that growth effectively, including our effectiveness in managing the associated costs and in generating the expected revenues and strategic benefits;

•	our ability to maintain our data security, including unauthorized electronic access, physical custody and inadvertent disclosure, and including potential reputational harm and litigation risks;

•	general economic conditions, either nationally or in our market area, including increases in mortgage interest rates, declines in housing refinance activities, employment trends, business contraction, consumer confidence, real estate values and other recessionary pressures;

•	our ability to anticipate and respond effectively to changes in interest rates and funding sources;

•	compliance with regulatory requirements, including laws and regulations such as those related to the Dodd-Frank Act and new rules being promulgated under that Act, Basel III capital requirements and related regulations, as well as restrictions that may be imposed by our federal and state regulatory authorities, including the extent to which regulatory initiatives may affect our capital, liquidity and earnings;

•	changes in mortgage markets generally, including changes in regulations and government policies regarding non-conforming mortgage loans, as well as in monetary policies and economic trends and initiatives;

•	the requirements and policies of investors and/or government-owned or sponsored entities, including Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Housing Administration, the Department of Housing and Urban Development, and the Department of Veterans’ Affairs;

•	challenges in integrating new personnel, including increased salary costs, as well as time and attention from our management team that is required for achieving these objectives; and

•	our ability to control costs while meeting operational needs and retaining key members of our senior management team and other key managers and business producers.

Unless required by law, we do not intend to update any of the forward-looking statements after the date of this joint proxy statement to conform these statements to actual results or changes in our expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this joint proxy statement.

The following discussion should be read in conjunction with the “Selected Consolidated Financial Data” and the Consolidated Financial Statements and the related Notes included in Items 6 and 8 of our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q, each of which is incorporated herein by reference.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make a number of judgments, estimates and assumptions that affect the reported amount of assets, liabilities, income and expense in the financial statements. Various elements of our accounting policies, by their nature, involve the application of highly sensitive and judgmental estimates and assumptions. Some of these policies and estimates relate to matters that are highly complex and contain inherent uncertainties. It is possible that, in some instances, different estimates and assumptions could reasonably have been made and used by management, instead of those we applied, which might have produced different results that could have had a material effect on the financial statements.

We have identified the following accounting policies and estimates that, due to the inherent judgments and assumptions and the potential sensitivity of the financial statements to those judgments and assumptions, are critical to an understanding of our financial statements. We believe that the judgments, estimates and assumptions used in the preparation of HomeStreet’s financial statements are appropriate.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of incurred credit losses inherent within our loan portfolio. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the loan portfolio, in light of the factors then prevailing, may result in significant changes in the allowance for loan losses in those future periods.

We employ a disciplined process and methodology to establish our allowance for loan losses that has two basic components: first, an asset-specific component involving the identification of impaired loans and the measurement of impairment for each individual loan identified; and second, a formula-based component for estimating probable principal losses for all other loans.

An asset-specific allowance for impaired loans is established based on the amount of impairment calculated on those loans and charging off amounts determined to be uncollectible. A loan is considered impaired when it is probable that all contractual principal and interest payments due will not be collected substantially in accordance with the terms of the loan agreement. Factors we consider in determining whether a loan is impaired include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due.

When a loan is identified as impaired, impairment is measured as the difference between the recorded investment in the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the loan’s observable market price. For impaired collateral-dependent loans, impairment is measured as the difference between the recorded investment in the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral. In accordance with our appraisal policy, the fair value of impaired collateral-dependent loans is based upon independent third-party appraisals or on collateral valuations prepared by in-house appraisers, which generally are updated every twelve months. We require an independent third-party appraisal at least annually for substandard loans and other real estate owned (“OREO”). Once a third-party appraisal is six months old, or if our chief appraiser determines that market conditions, changes to the property, changes in intended use of the property or other factors indicate that an appraisal is no longer reliable, we perform an internal collateral valuation to assess whether a change in collateral value requires an additional adjustment to carrying value. A collateral valuation is a restricted-use report prepared by our internal appraisal staff in accordance with our appraisal policy. Upon the receipt of an updated appraisal or collateral valuation, loan impairments are remeasured and recorded. If the calculated impairment is determined to be permanent, fixed or nonrecoverable, the impairment will be charged off. Loans designated as impaired are generally placed on nonaccrual and remain in that status until all principal and interest payments are current and the prospects for future payments in accordance with the loan agreement are reasonably assured, at which point the loan is returned to accrual status. See “Credit Risk Management—Asset Quality and Nonperforming Assets” included in HomeStreet’s Management’s Discussion and Analysis of this Joint Proxy Statement.

In estimating the formula-based component of the allowance for loan losses, loans are segregated into loan classes. Loans are designated into loan classes based on loans pooled by product types and similar risk characteristics or areas of risk concentration. Credit loss assumptions are estimated using a model that categorizes loan pools based on loan type and asset quality rating (“AQR”) or delinquency bucket. This model calculates an expected loss percentage for each loan category by considering the probability of default, based on the migration of loans from performing to loss by AQR or delinquency buckets using one-year analysis periods, and the potential severity of loss, based on the aggregate net lifetime losses incurred per loan class.

The formula-based component of the allowance for loan losses also considers qualitative factors for each loan class, including the following changes in:

•	lending policies and procedures;

•	international, national, regional and local economic business conditions and developments that affect the collectability of the portfolio, including the condition of various markets;

•	the nature of the loan portfolio, including the terms of the loans;

•	the experience, ability and depth of the lending management and other relevant staff;

•	the volume and severity of past due and adversely classified or graded loans and the volume of nonaccrual loans;

•	the quality of our loan review and process;

•	the value of underlying collateral for collateral-dependent loans;

•	the existence and effect of any concentrations of credit and changes in the level of such concentrations; and

•	the effect of external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the existing portfolio.

Qualitative factors are expressed in basis points and are adjusted downward or upward based on management’s judgment as to the potential loss impact of each qualitative factor to a particular loan pool at the date of the analysis.

Additionally, our credit administration department continually monitors conditions that affect the carrying values of our collateral, including local and regional economic factors as well as asset-specific factors such as tax values, comparable sales and other factors that affect or suggest changes in the actual collateral values. They also monitor and adjust for changes in comparable sales or competing projects, changes in zoning or entitlement status, changes in occupancy rates for income properties and similar factors.

The provision for loan losses recorded through earnings is based on management’s assessment of the amount necessary to maintain the allowance for loan losses at a level appropriate to cover probable incurred losses inherent within the loans held for investment portfolio. The amount of provision and the corresponding level of allowance for loan losses are based on our evaluation of the collectability of the loan portfolio based on historical loss experience and other significant qualitative factors.

The allowance for loan losses, as reported in our consolidated statements of financial condition, is adjusted by a provision for loan losses, which is recognized in earnings, and reduced by the charge-off of loan amounts, net of recoveries.

Fair Value of Financial Instruments, Single Family MSRs and OREO

A portion of our assets are carried at fair value, including single family mortgage servicing rights, single family loans held for sale, interest rate lock commitments, investment securities available for sale and derivatives used in our hedging programs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value is based on quoted market prices, when available. If a quoted price for an asset or liability is not available, HomeStreet uses valuation models to estimate its fair value. These models incorporate inputs such as forward yield curves, loan prepayment assumptions, expected loss assumptions, market volatilities, and pricing spreads utilizing market-based inputs where readily available. We believe our valuation methods are appropriate and consistent with those that would be used by other market participants. However, imprecision in estimating unobservable inputs and other factors may result in these fair value measurements not reflecting the amount realized in an actual sale or transfer of the asset or liability in a current market exchange.

A three-level valuation hierarchy has been established under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 for disclosure of fair value measurements. The valuation hierarchy is based on the observability of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels are defined as follows:

•	Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. This includes quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability for substantially the full term of the financial instrument.

•	Level 3—Unobservable inputs for the asset or liability. These inputs reflect HomeStreet’s assumptions of what market participants would use in pricing the asset or liability.

Significant judgment is required to determine whether certain assets and liabilities measured at fair value are included in Level 2 or Level 3. When making this judgment, we consider all available information, including observable market data, indications of market liquidity and orderliness, and our understanding of the valuation techniques and significant inputs used. The classification of Level 2 or Level 3 is based upon the specific facts and circumstances of each instrument or instrument category and judgments are made regarding the significance of the Level 3 inputs to an instrument’s fair value measurement in its entirety. If Level 3 inputs are considered significant, the instrument is classified as Level 3.

The following is a summary of the assets and liabilities recorded at fair value on a recurring basis and where the amounts are measured using significant Level 3 inputs. The fair value of the remaining assets and liabilities were measured using valuation methodologies involving market-based or market-derived information, collectively Level 1 and 2 measurements.

	At December 31,
	2013		2012
(in millions)	Total Balance	Level 3	Total Balance	Level 3
Assets carried at fair value	$925.8	$159.1	$1,135.0	$109.9
As a percentage of total assets	30%	5%	43%	4%
Liabilities Carried at fair value	$10.4	$—	$12.1	$—
As a percentage of total liabilities	NM	NM	1%	NM
NM = not meaningful

As of December 31, 2013, our Level 3 recurring fair value measurements consisted of single family MSRs and interest rate lock commitments.

On a quarterly basis, our Asset/Liability Management Committee (“ALCO”) and the Finance Committee of HomeStreet Bank’s Board of Directors review the significant inputs used in Level 3 measurements. Additionally, at least annually ALCO obtains an independent review of the MSR valuation process and procedures, including a review of the model architecture and the valuation assumptions. The Finance Committee of the Board provides oversight and approves HomeStreet’s Asset/Liability Management Policy. We obtain an MSR valuation from an independent valuation firm at least quarterly to assist with the validation of our fair value estimates and the reasonableness of the assumptions used in measuring fair value.

In addition to the recurring fair value measurements shown above, from time to time HomeStreet may have certain nonrecurring fair value measurements. These fair value measurements usually result from the application of lower of cost or fair value accounting or impairment of individual assets. As of December 31, 2013 and 2012, HomeStreet’s Level 3 nonrecurring fair value measurements, totaling $57.4 million and $50.8 million, respectively, were based on the appraised value of collateral used as the basis for the valuation of collateral dependent loans held for investment and OREO.

Real estate valuations are overseen by our appraisal department, which is independent of our lending and credit administration functions. The appraisal department maintains the appraisal policy and recommends changes to the policy subject to approval by the Credit Committee of HomeStreet’s Board of Directors and HomeStreet’s Loan Committee (the “Loan Committee”), established by the Credit Committee of HomeStreet’s Board of Directors and comprised of certain of HomeStreet’s management. Appraisals are prepared by independent third-party appraisers and our internal appraisers. Single family appraisals are generally reviewed by our single family appraisal staff. Single family appraisals with unusual, higher risk or complex characteristics, as well as commercial real estate appraisals, are reviewed by state certified or licensed appraisers in our appraisal department.

Income Taxes

In establishing an income tax provision, we must make judgments and interpretations about the application of inherently complex tax laws. We must also make estimates about when in the future certain items will affect taxable income. Our interpretations may be subject to review during examination by taxing authorities and disputes may arise over the respective tax positions. We monitor tax authorities and revise our estimates of accrued income taxes due to changes in income tax laws and their interpretation by the courts and regulatory authorities on a quarterly basis. Revisions of our estimate of accrued income taxes also may result from our own income tax planning and strategies and from the resolution of income tax controversies. Such revisions in our estimates may be material to our operating results for any given reporting period.

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, a deferred tax asset or liability is determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

HomeStreet records net deferred tax assets to the extent it is believed that these assets will more likely than not be realized. In making such determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. After reviewing and weighing all of the positive and negative evidence, if the positive evidence outweighs the negative evidence, then HomeStreet does not record a valuation allowance for deferred tax assets. If the negative evidence outweighs the positive evidence, then a valuation allowance for all or a portion of the deferred tax assets is recorded.

HomeStreet recognizes interest and penalties related to unrecognized tax benefits as income tax expense in the consolidated statements of operations. Accrued interest and penalties are included within the related tax liability line in the consolidated statements of financial condition.

Overview

We generate revenue by earning “net interest income” and “noninterest income.” Net interest income is primarily the difference between interest income earned on loans and investment securities less the interest we pay on deposits and other borrowings. We earn noninterest income from the origination, sale and servicing of loans and from fees earned on deposit services and investment and insurance sales.

Quarter and Nine Month Period Ended September 30, 2014

At September 30, 2014, we had total assets of $3.47 billion, net loans held for investment of $1.96 billion, deposits of $2.43 billion and shareholders’ equity of $294.6 million.

Results for the third quarter of 2014 reflect the continued growth of our mortgage banking business and investments to expand our commercial and consumer business. Since September 2013, we have increased our lending capacity by adding loan origination and operations personnel in all of our lending lines of business. We added 19 home loan centers, one commercial lending center, one residential construction center and 10 retail deposit branches, four de novo and six from acquisitions, to bring our total home loan centers to 55, our total commercial centers to five and our total retail deposit branches to 33.

We continued to execute our strategy of diversifying earnings by expanding the commercial and consumer banking business; growing our mortgage banking market share in existing and new markets; growing and improving the quality of our deposits; and bolstering our processing, compliance and risk management capabilities. Despite substantial growth in home loan centers and mortgage production personnel, our production volume has been less than expected due in part to macroeconomic forces and sluggishness in our markets. In recent periods we have experienced very low levels of homes available for sale in many of the markets in which we operate. The lack of housing inventory has had a downward impact on the volume of mortgage loans that we originate. Further, it has resulted in elevated costs, as a significant amount of loan processing and underwriting that we perform are to qualifying borrowers for mortgage loan transactions that never materialize. The lack of inventory of homes for sale may continue to have an adverse impact on mortgage loan volumes into the foreseeable future.

Fiscal Year Ended December 31, 2013

At December 31, 2013, we had total assets of $3.07 billion, net loans held for investment of $1.87 billion, deposits of $2.21 billion and shareholders’ equity of $265.9 million. At December 31, 2012, we had total assets of $2.63 billion, net loans held for investment of $1.31 billion, deposits of $1.98 billion and shareholders’ equity of $263.8 million.

Results for 2013 reflect the growth of our mortgage banking business and investments to expand our commercial and consumer business. During 2013, we increased our lending capacity by adding loan origination and operations personnel in single family lending, commercial real estate lending, and commercial business lending. We opened 19 mortgage loan origination offices, two commercial lending offices and two de novo retail deposit branches. In addition, we expanded our bank branch network by adding six retail deposit branches: four through the acquisition of YNB and two through the acquisition of retail branches from AmericanWest Bank.

As discussed below, during 2013 we continued to execute our strategy of diversifying earnings by expanding the commercial and consumer banking business; growing our mortgage banking market share in new markets; improving the quality of our deposits; bolstering our processing, compliance and risk management capabilities; and working to successfully integrate the businesses acquired during the year.

Consolidated Financial Performance

Quarter and Nine Month Period Ended September 30, 2014

	At or for the Three Months Ended September 30,		Percent Change	At or for the Nine Months Ended September 30,			Percent Change
(in thousands, except per share data and ratios)	2014	2013	2014 vs. 2013	2014	2013		2014 vs. 2013
Selected statement of operations data
Total net revenue	$71,121	$58,586	21%	$205,337	$207,735		(1)%
Total noninterest expense	64,158	58,116	10	183,220	170,627		7
Provision (reversal of provision) for credit losses	—	(1,500)	(100)	(1,500)	900		NM
Income tax expense	1,988	308	545	6,979	11,538		(40)

Net income	$4,975	$1,662	199%	$16,638	$24,670		(33)%

Financial performance
Diluted earnings per common share	$0.33	$0.11		$1.11	$1.67
Return on average common shareholders’ equity	6.74%	2.45%		7.81%	11.94%
Return on average assets	0.61%	0.24%		0.71%	1.25%
Net interest margin	3.50%	3.41%		3.50%	3.12	%(1)

Capital ratios (Bank only)
Tier 1 leverage capital (to average assets)	9.63%	10.85%		9.63%	10.85%
Tier 1 risk-based capital (to risk-weighted assets)	13.03%	17.19%		13.03%	17.19%
Total risk-based capital (to risk-weighted assets)	13.95%	18.44%		13.95%	18.44%

(1)	Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which HomeStreet had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.21% for the nine months ended September 30, 2013.

For the third quarter of 2014, net income was $5.0 million, or $0.33 per diluted share, compared to $1.7 million, or $0.11 per diluted share for the third quarter of 2013. Return on equity was 6.74% for the third quarter of 2014 (on an annualized basis), compared to 2.45% for the same period last year, while return on average assets was 0.61% for the third quarter of 2014 (on an annualized basis), compared to 0.24% for the same period last year.

Fiscal Year Ended December 31, 2013

	Year Ended December 31,
(in thousands, except per share data and ratios)	2013		2012
Selected statements of operations data
Total net revenue(1)	$265,189		$298,763
Total noninterest expense	229,495		183,591
Provision for credit losses	900		11,500
Income tax expense (benefit)	10,985		21,546
Net income	23,809		82,126

Financial performance
Diluted income per share	$1.61		$5.98
Return on average Shareholders’ equity	9.56%		38.86%
Return on average total assets	0.88%		3.42%
Net interest margin	3.17	%(2)	2.89%

Capital ratios (Bank only)
Tier 1 leverage capital (to average assets)	9.96%		11.78%
Tier 1 risk-based capital (to risk-weighted assets)	14.28%		18.05%
Total risk-based capital (to risk-weighted assets)	15.46%		19.31%

(1)	Total net revenue is net interest income and noninterest income.
(2)	Net interest margin for the year ended December 31, 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the Trust Preferred Securities (“TruPS”) for which HomeStreet had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.23% for the year ended December 31, 2013.

For 2013, we reported net income of $23.8 million, or $1.61 per diluted share, compared to $82.1 million, or $5.98 per share, for 2012. Return on average equity was 9.56% for 2013, compared to 38.86% for 2012, while the return on average assets was 0.88% for 2013, compared to 3.42% for 2012.

Commercial and Consumer Banking Segment Results

Quarter and Nine Month Period Ended September 30, 2014

Commercial and Consumer Banking segment net income was $3.5 million in the third quarter of 2014, compared to $4.9 million in the third quarter of 2013.

Commercial and Consumer Banking segment net interest income was $20.2 million for the third quarter of 2014, an increase of $4.1 million, or 25.3%, from $16.1 million for the third quarter of 2013, primarily due to growth in average balances of loans held for investment, both from originations and from our acquisitions in the fourth quarter of 2013.

In recognition of HomeStreet’s improving credit trends and lower charge-offs, HomeStreet recorded no provision in the third quarter of 2014 compared to a release of $1.5 million of reserves in the third quarter of 2013. Net charge-offs were $57 thousand in the third quarter of 2014, a decrease of $1.4 million, or 96.1%, from $1.5 million in the third quarter of 2013. Overall, the allowance for loan losses (which excludes the allowance for unfunded commitments) was 1.10% of loans held for investment at September 30, 2014 compared to 1.61% at September 30, 2013, which primarily reflected the improved credit quality of HomeStreet’s loan portfolio. Excluding acquired loans, the allowance for loan losses was 1.18% of loans held for investment at September 30, 2014. Nonperforming assets of $30.4 million, or 0.87% of total assets at September 30, 2014, were down significantly from September 30, 2013 when nonperforming assets were $39.0 million, or 1.37% of total assets.

Commercial and Consumer Banking segment noninterest expense of $18.9 million increased $4.3 million, or 29.2%, from $14.6 million in the third quarter of 2013, primarily due to increased costs from fourth quarter 2013 acquisitions and the continued organic growth of our commercial real estate and commercial business lending units and the expansion of our branch banking network. We added 10 retail deposit branches, four de novo and six from acquisitions, and increased the segment’s headcount by 20% during the twelve-month period.

Fiscal Year Ended December 31, 2013

Commercial and Consumer Banking segment net income increased to $2.6 million for the year ended December 31, 2013 from a net loss of $14.5 million for the year ended December 31, 2012, primarily due to lower provision for credit losses and an increase in net interest income, which reflected an improvement in our loan credit quality and higher average balances of portfolio loans and investment securities.

Commercial and Consumer Banking segment net interest income was $59.2 million for the year ended December 31, 2013, an increase of $12.5 million, or 26.9%, from $46.6 million for the year ended December 31, 2012, primarily due to higher average balances of portfolio loans and investment securities, as well as improved composition of deposit balances. The continued improvement in the composition of deposits was primarily the result of our successful efforts to attract transaction and savings deposit balances through effective brand marketing.

Improved credit quality resulted in a $900 thousand provision for credit losses for the year ended December 31, 2013, compared to a credit loss provision of $11.5 million for the year ended December 31, 2012. Net charge-offs were $4.6 million in 2013 compared to $26.5 million in 2012. Overall, the allowance for loan losses (which excludes the allowance for unfunded commitments) was 1.26% of loans held for investment at December 31, 2013 compared to 2.06% at December 31, 2012, which primarily reflected the improved credit quality of HomeStreet’s loan portfolio. Excluding acquired loans, the allowance for loan losses as a percentage of total loans was 1.40% of total loans at December 31, 2013. Nonperforming assets of $38.6 million, or 1.26% of total assets at December 31, 2013, were down significantly from December 31, 2012 when nonperforming assets were $53.8 million, or 2.05% of total assets.

Nonperforming assets of $38.6 million, or 1.26% of total assets at December 31, 2013, were down significantly from December 31, 2012 when nonperforming assets were $53.8 million, or 2.05% of total assets.

Mortgage Banking Segment Results

Quarter and Nine Month Period Ended September 30, 2014

Mortgage Banking segment net income was $1.4 million in the third quarter of 2014, compared to a net loss of $3.2 million in the third quarter of 2013. The increase in net income is primarily due to higher noninterest income resulting from higher interest rate lock commitment volumes.

Mortgage Banking noninterest income of $42.2 million increased $7.5 million, or 21.5%, from $34.7 million in the third quarter of 2013, primarily due to a 48.5% increase in mortgage interest rate lock commitment volumes, partially offset by lower secondary market margins. Lower commitment volumes reflect, in part, sharp increases in market interest rates late in the second quarter of 2013 which negatively impacted third quarter 2013 origination activity. Lower commitment volumes were offset through our expansion of our mortgage production offices and increased our mortgage production personnel by 26.8% at September 30, 2014 compared to

September 30, 2013. At the same time, secondary market profit margins have declined, as the mortgage market became substantially more competitive as lenders tried to secure a reliable flow of production through competitive pricing.

Mortgage Banking noninterest expense of $45.2 million increased $1.8 million, or 4.0%, from $43.5 million in the third quarter of 2013, primarily due to higher commission and incentive expense and general and administrative expenses resulting from a 9.1% increase in closed loan volumes and overall growth in personnel and expansion into new markets. We added 19 home loan centers and increased the segment’s headcount by 7.7% during the twelve-month period.

Fiscal Year Ended December 31, 2013

Mortgage Banking segment net income was $21.2 million for the year ended December 31, 2013 compared to net income of $96.6 million for the year ended December 31, 2012. The decrease in net income was primarily the result of substantially lower mortgage interest rate lock commitment volumes and lower gain on sale margins.

Mortgage Banking noninterest income of $182.7 million decreased $45.5 million, or 19.9%, from $228.2 million for the year ended December 31, 2012, primarily due to decreased mortgage interest rate lock commitments volumes and lower gain on sale margins. Commitment volumes declined mainly due to the rise in mortgage interest rates beginning in the second quarter of 2013, causing a significant decrease in refinancing activity that was only partially offset by a slightly stronger purchase mortgage market. At the same time, the mortgage market became substantially more competitive as lenders tried to secure a reliable flow of production through competitive pricing.

Mortgage Banking noninterest expense of $165.7 million increased $45.4 million, or 37.7%, from $120.4 million for the year ended December 31, 2012, primarily due to the addition of approximately 120 mortgage originators and mortgage fulfillment personnel as we grew our single family mortgage lending network.

Regulatory Matters

Quarter and Nine Month Period Ended September 30, 2014

HomeStreet Bank remains well-capitalized, with Tier 1 leverage and total risk-based capital ratios at September 30, 2014 of 9.63% and 13.96%, respectively, compared with 10.85% and 18.44% at September 30, 2013. The decline in the Bank’s capital ratios from September 30, 2013 was primarily attributable to the fourth quarter 2013 cash acquisitions of Fortune Bank, Yakima National Bank and two branches from AmericanWest Bank, which resulted in $14.4 million of net intangible assets at September 30, 2014 which are not included as capital for regulatory purposes and resulted in an increase in average and risk-weighted assets, as well as overall growth in total risk-weighted assets.

On January 1, 2015, HomeStreet and HomeStreet Bank will become subject to new capital standards commonly referred to as “Basel III” which raise our minimum capital requirements. For more on the Basel III requirements as they apply to us, please see “Capital Management—New Capital Regulations” within the Liquidity and Capital Resources section of HomeStreet’s Management’s Discussion and Analysis in this Joint Proxy Statement.

Fiscal Year Ended December 31, 2013

HomeStreet Bank remained well-capitalized, with Tier 1 leverage and total risk-based capital ratios at December 31, 2013 of 9.96% and 15.46%, respectively, compared with 11.78% and 19.31% at December 31, 2012. The decline in HomeStreet Bank’s capital ratios from December 31, 2012 was primarily attributable to the fourth quarter acquisitions of Fortune Bank, Yakima National Bank (“YNB”) and two branches from AmericanWest Bank, which created $13.6 million of intangible assets which are not included as capital for regulatory purposes and which resulted in an increase in average and risk-weighted assets, as well as the equity impact of lower net income in 2013.

Results of Operations

Average Balances and Rates

Quarter and Nine Month Period Ended September 30, 2014

Average balances, together with the total dollar amounts of interest income and expense, on a tax equivalent basis related to such balances and the weighted average rates, were as follows.

	Three Months Ended September 30,
	2014			2013
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets:(1)
Cash and cash equivalents	$27,631	$13	0.19%	$37,671	$17	0.24%
Investment securities	457,545	3,141	2.72%	556,862	4,452	3.20%
Loans held for sale	550,237	5,393	3.89%	404,853	4,004	3.96%
Loans held for investment	1,917,503	20,402	4.22%	1,475,011	15,453	4.18%

Total interest-earning assets	2,952,916	28,949	3.89%	2,474,397	23,926	3.88%
Noninterest-earning assets(2)	329,089			311,897

Total assets	$3,282,005			$2,786,294

Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$281,820	301	0.42%	$254,277	265	0.41%
Savings accounts	174,849	238	0.54%	123,444	140	0.45%
Money market accounts	1,001,709	1,125	0.45%	848,300	1,060	0.50%
Certificate accounts	402,786	700	0.69%	383,221	762	0.79%

Total interest-bearing deposits	1,861,164	2,364	0.50%	1,609,242	2,227	0.57%
Federal Home Loan Bank advances	442,409	509	0.46%	374,682	434	0.46%
Securities sold under agreements to repurchase	11,149	6	0.21%	—	—	—%
Long-term debt	61,857	271	1.74%	61,231	274	1.75%
Other borrowings	—	20	—%	—	—	—%

Total interest-bearing liabilities	2,376,579	3,170	0.53%	2,045,155	2,935	0.57%
Noninterest-bearing liabilities	610,197			469,853

Total liabilities	2,986,776			2,515,008

Shareholders’ equity	295,229			271,286

Total liabilities and shareholders’ equity	$3,282,005			$2,786,294

Net interest income(3)		$25,779			$20,991

Net interest spread			3.36%			3.31%
Impact of noninterest-bearing sources			0.14%			0.10%
Net interest margin			3.50%			3.41%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.
(2)	Includes former loan balances that have been foreclosed and are now reclassified to OREO.
(3)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $471 thousand and $579 thousand for the three months ended September 30, 2014 and September 30, 2013, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

	Nine Months Ended September 30,
	2014			2013
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest		Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$30,793	$45	0.19%	$27,488	$46		0.26%
Investment securities	460,723	10,005	2.90%	497,857	11,175		2.99%
Loans held for sale	447,946	12,863	3.84%	415,633	11,218		3.60%
Loans held for investment	1,838,526	59,089	4.30%	1,406,582	43,795		4.13%

Total interest-earning assets	2,777,988	82,002	3.95%	2,347,560	66,234		3.75%
Noninterest-earning assets (2)	345,229			280,668

Total assets	$3,123,217			$2,628,228

Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$268,282	657	0.33%	$224,942	656		0.39%
Savings accounts	166,896	657	0.53%	114,023	358		0.42%
Money market accounts	969,262	3,224	0.44%	776,267	2,890		0.50%
Certificate accounts	476,224	2,542	0.71%	448,315	4,189		1.25%

Total interest-bearing deposits	1,880,664	7,080	0.50%	1,563,547	8,093		0.69%
Federal Home Loan Bank advances	372,605	1,366	0.49%	277,192	1,113		0.53%
Securities sold under agreements to repurchase	4,134	7	0.23%	3,638	11		0.40%
Long-term debt	62,469	851	1.82%	61,646	2,274	(3)	4.86	%(3)
Other borrowings	—	32	—%	—	—		—%

Total interest-bearing liabilities	2,319,872	9,336	0.54%	1,906,023	11,491		0.79%
Noninterest-bearing liabilities	519,199			446,742

Total liabilities	2,839,071			2,352,765

Shareholders’ equity	284,146			275,463

Total liabilities and shareholders’ equity	$3,123,217			$2,628,228

Net interest income (4)		$72,666			$54,743

Net interest spread			3.41%				2.96%
Impact of noninterest-bearing sources			0.09%				0.16%
Net interest margin			3.50%				3.12	%(3)

Fiscal Year Ended December 31, 2013

Average balances, together with the total dollar amounts of interest income and expense, on a tax equivalent basis related to such balances and the weighted average rates were as follows:

	Year Ended December 31,
	2013			2012
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:	$29,861	$73	0.24%	$94,478	$231	0.24%
Interest-earning assets:(1)	515,000	14,608	2.84	410,819	11,040	2.69
Cash & cash equivalents	381,129	14,180	3.72	359,056	12,719	3.56
Investment securities	1,496,146	62,384	4.17	1,303,010	58,490	4.49

Loans held for sale	2,422,136	91,245	3.77	2,167,363	82,480	3.81
Loans held for investment	296,078			236,497

Total interest-earning assets	$2,718,214			$2,403,860

Noninterest-earning assets(2)
Total assets
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$242,530	$925	0.38%	$151,029	$498	0.33%
Savings accounts	122,602	545	0.44	90,246	395	0.44
Money market accounts	810,666	3,899	0.48	613,546	3,243	0.53
Certificate accounts	415,876	4,816	1.16	790,038	12,605	1.60

Total interest-bearing deposits	1,591,674	10,185	0.64	1,644,859	16,741	1.02
Federal Home Loan Bank advances	293,871	1,532	0.52	93,325	1,788	1.91
Securities sold under agreements to repurchase	2,721	11	0.40	17,806	70	0.39
Long-term debt	62,349	2,546	4.03	61,857	1,333	2.16
Other borrowings	73,976	257	—	—	16	—

Total interest-bearing liabilities	2,024,591	14,531	0.72	1,817,847	19,948	1.10
Noninterest-bearing liabilities	444,542			374,684

Total liabilities	2,469,133			2,192,531

Shareholders’ equity	249,081			211,329

Total liabilities and shareholders’ equity	$2,718,214			$2,403,860

Net interest income(4)		$76,714			$62,532

Net interest spread			3.05%			2.71%
Impact of noninterest-bearing sources			0.12%			0.18%
Net interest margin			3.17%			2.89%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.
(2)	Includes loan balances that have been foreclosed and are now reclassified to OREO.
(3)	Interest expense for the year ended December 31, 2013 included $1.4 million recorded in the first quarter of 2013 related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on our Trust Preferred Securities for which HomeStreet had deferred payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.23%.

(4)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $2.3 million and $1.8 million for the years ended 2013 and 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

Interest on Nonaccrual Loans

We do not include interest collected on nonaccrual loans in interest income. When we place a loan on nonaccrual status, we reverse the accrued unpaid interest receivable against interest income and amortization of any net deferred fees is suspended. Additionally, if a nonaccrual loan is placed back on accrual status or paid off, the accumulated interest collected on the loan is recognized as an adjustment to the cost basis of the loan at the time the loan is removed from nonaccrual status.

The net decrease to interest income due to adjustments made for nonaccrual loans, including the effect of additional interest income that would have been recorded during the period if the loans had been accruing, was $713 thousand and $1.2 million for the three months ended September 30, 2014 and 2013, respectively, and $2.2 million and $3.6 million for the nine months ended September 30, 2014 and 2013, respectively.

The net decrease to interest income due to adjustments made for nonaccrual loans, including the effect of additional interest income that would have been recorded during the period if the loans had been accruing, was $686 thousand and $1.1 million for the years ended December 31, 2013 and 2012, respectively.

Rate and Volume Analysis

The following table presents the extent to which changes in interest rates and changes in the volume of our interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense, excluding interest income from nonaccrual loans. Information is provided in each category with respect to: (1) changes attributable to changes in volume (changes in volume multiplied by prior rate), (2) changes attributable to changes in rate (changes in rate multiplied by prior volume), (3) changes attributable to changes in rate and volume (change in rate multiplied by change in volume), which were allocated in proportion to the percentage change in average volume and average rate and included in the relevant column and (4) the net change.

	Year Ended December 31, 2013 vs. 2012
	Increase (Decrease) Due to
(in thousands)	Rate	Volume	Total Change
Assets:
Interest-earning assets:
Cash and cash equivalents	$—	$(158)	$(158)
Investment securities	762	2,806	3,568
Loans held for sale	675	786	1,461
Loans held for investment	(4,775)	8,669	3,894

Total interest-earning assets	3,338	12,103	8,765
Liabilities:
Deposits:
Interest-bearing demand accounts	129	298	427
Savings accounts	8	142	150
Money market accounts	386	1,042	656
Certificate accounts	(1,819)	(5,970)	(7,789)

Total interest-bearing deposits	(2,068)	(4,488)	(6,556)
Federal Home Loan Bank advances	(4,079)	3,823	(256)
Securities sold under agreements to repurchase	(1)	(58)	(59)
Long-term debt	1,203	10	1,213
Other borrowings	—	241	241

Total interest-bearing liabilities	(4,945)	(472)	(5,417)

Total changes in net interest income	$1,607	$12,575	$14,182

Net Income

Net income was $5.0 million for the three months ended September 30, 2014, an increase of $3.3 million from net income of $1.7 million for the three months ended September 30, 2013, primarily due to higher average balances of interest-earning assets and higher net gain on mortgage loan origination and sale activities. For the first nine months of 2014, net income was $16.6 million, a decrease of $8.0 million, or 32.6%, from $24.7 million for the first nine months of 2013. The decline in net income from the first nine months of 2013 mainly resulted from a decrease in noninterest income, primarily due to a significantly lower gain on mortgage loan origination and sale activities driven by lower single family interest rate lock commitments. Included in noninterest income for the first nine months of 2014 were a $4.7 million pre-tax net increase in mortgage servicing income resulting from the sale of MSRs and a $4.6 million pre-tax gain on single family mortgage origination and sale activities from the sale of loans that were originally held for investment. No similar transactions occurred in the first nine months of 2013.

For the year ended 2013, we reported net income of $23.8 million, a decrease of $58.3 million, or 71.0%, compared to net income of $82.1 million in 2012. The decline in net income in 2013 mainly resulted from a $47.3 million, or 19.9%, decrease in noninterest income compared to 2012, primarily due to a significantly lower gain on mortgage loan origination and sale activities resulting from a decline in single family mortgage loan production compared to the record production that HomeStreet experienced in 2012. This decrease was partially offset by a $13.7 million increase in net interest income in 2013 mainly due to improved deposit product and pricing strategies that included reducing our higher-cost deposits and converting customers with maturing certificates of deposit to transaction and savings deposits. Additionally, we experienced a $45.9 million, or 25.0%, increase in noninterest expense as we continued to grow our business and market share in 2013 both organically and through acquisitions.

Net Interest Income

Our profitability depends significantly on net interest income, which is the difference between income earned on our interest-earning assets, primarily loans and investment securities, and interest paid on interest-bearing liabilities. Our interest-bearing liabilities consist primarily of deposits and borrowed funds, including our outstanding trust preferred securities and advances from the Seattle Federal Home Loan Bank (“Seattle FHLB”).

Quarter and Nine Month Period Ended September 30, 2014

Net interest income on a tax equivalent basis was $25.8 million for the third quarter of 2014, an increase of $4.8 million, or 22.8%, from $21.0 million for the third quarter of 2013. For the first nine months of 2014, net interest income was $72.7 million, an increase of $17.9 million, or 32.7%, from $54.7 million for the first nine months of 2013. The net interest margin for the third quarter of 2014 improved to 3.50% from 3.41% in the third quarter of 2013, and improved to 3.50% for the nine months ended September 30, 2014 from 3.12% for the same period last year. The net interest margin increase from the third quarter of 2013 resulted from higher yields on higher average balances of loans held for investment. Included in interest expense for the nine months ended September 30, 2013 was expense of $1.4 million related to the correction of the cumulative effect of an immaterial error in prior years, resulting from the under accrual of interest due on the TruPS for which HomeStreet had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin for the nine months ended September 30, 2013 was 3.21%.

Total average interest-earning assets increased from the three and nine months ended September 30, 2013, primarily as a result of growth in average loans held for investment, both from originations and from fourth quarter 2013 acquisitions. Total average interest-bearing deposit balances increased from the prior periods primarily due to acquisition-related and organic growth in transaction and savings deposits.

Total interest income on a tax equivalent basis of $28.9 million in the third quarter of 2014 increased $5.0 million, or 21.0%, from $23.9 million in the third quarter of 2013, primarily driven by higher yields on higher average balances of loans held for investment. Average balances of loans held for investment increased $442.5 million, or 30.0%, from the third quarter of 2013. For the first nine months of 2014, interest income was $82.0 million, an increase of $15.8 million, or 23.8%, from $66.2 million in the same period last year resulting from higher yields on higher average balances of loans held for investment.

Total interest expense of $3.2 million in the third quarter of 2014 increased $235 thousand, or 8.0%, from $2.9 million in the third quarter of 2013. Higher average balances of interest-bearing deposits in the third quarter of 2014 were primarily offset by a 7 basis point reduction in the cost of interest-bearing deposits. For the first nine months of 2014, interest expense was $9.3 million, a decrease of $2.2 million, or 18.8%, from $11.5 million in the nine months ended September 30, 2013, reflecting a 19 basis point decrease in the cost of interest-bearing deposits. Included in interest expense for the nine months ended September 30, 2013 was expense of $1.4 million related to the correction of the cumulative effect of an immaterial error in prior years, resulting from the under accrual of interest due on the TruPS for which HomeStreet had deferred the payment of interest.

Fiscal Year Ended December 31, 2013

Net interest income on a tax equivalent basis was $76.7 million for the year ended December 31, 2013, an increase of $14.2 million, or 23%, from $62.5 million for the year ended December 31, 2012. During 2013, total interest income increased $8.8 million from 2012, while total interest expense decreased $5.4 million from 2012. The net interest margin for the year ended December 31, 2013 improved to 3.17% from 2.89% in 2012. Total average interest-earning assets increased in 2013 primarily as a result of growth in the investment securities portfolio and new portfolio loan originations, partially offset by a decrease in cash and cash equivalents mainly used to fund these investments. Total average interest-bearing deposit balances decreased from 2012 mostly as a result of a reduction in higher-cost retail certificates of deposits, partially offset by an increase in transaction and savings deposits. The improvement in our net interest income and net interest margin in large part reflected the execution of our deposit product and pricing strategies, as growth in transaction and savings account balances partially offset maturities of higher yielding certificates of deposit. Additionally, we increased our net interest income through increased commercial portfolio lending as we continued to grow our Commercial and Consumer Banking segment.

Total interest income on a tax equivalent basis of $91.2 million in 2013 increased $8.8 million, or 10.6%, from $82.5 million in 2012, primarily driven by higher average balances of portfolio loans and investment securities. Average balance of loans held for investment increased by $193.1 million, or 14.8%, and the average balance of investment securities increased $104.2 million, or 25.4%, from 2012. We re-balanced our investment securities with a shift toward higher-yielding municipal securities, which resulted in an increase in yield on investment securities of 15 basis points. These increases were partially offset by a decrease in the average balance of cash and cash equivalents, which decreased $64.6 million, or 68.4%, compared to 2012 and a lower yield on average loans held for investment, which decreased 32 basis points during 2013.

Total interest expense of $14.5 million in 2013 decreased $5.4 million, or 27%, from $19.9 million in 2012. This decrease was primarily due to a $374.2 million, or 47.4%, reduction in the average balance of higher-yielding certificates of deposit, partially offset by an increase in lower cost transaction and savings deposits as we expand our deposit branch network. Also contributing to the decrease in interest expense was the restructuring of Seattle FHLB advances. We prepaid certain long-term Seattle FHLB advances and used short-term Seattle FHLB advances to meet short-term mortgage origination and sales funding needs, which contributed to a 139 basis point decline in interest cost on Seattle FHLB advances.

Provision for Loan Losses

Management believes that HomeStreet’s allowance for loan losses is at a level appropriate to cover estimated incurred losses inherent within the loans held for investment portfolio. Our credit risk profile has improved since December 31, 2012 as illustrated by the credit trends below.

In recognition of our improving credit trends and lower charge-offs, we recorded no provision in the third quarter of 2014, compared to a reversal of provision of $1.5 million in the third quarter of 2013. For the nine months ended September 30, 2014, we recorded a reversal of provision of $1.5 million, compared to a provision of $900 thousand during the same period in the prior year. Nonaccrual loans declined to $19.9 million at September 30, 2014, a decrease of $5.8 million, or 22.6%, from $25.7 million at December 31, 2013. Nonaccrual loans as a percentage of total loans was 1.00% at September 30, 2014 compared to 1.36% at December 31, 2013.

Net charge-offs of $57 thousand in the third quarter of 2014 were down $1.4 million from net charge-offs of $1.5 million in the third quarter of 2013. For the first nine months of 2014, net charge-offs were $478 thousand compared to $3.8 million in the same period last year. The decrease in net charge-offs in the three and nine months ended September 30, 2014 compared to the same periods of 2013 was primarily due to lower charge-offs on single family and commercial real estate loans. For a more detailed discussion on our allowance for loan losses and related provision for loan losses, see Credit Risk Management within HomeStreet’s Management’s Discussion and Analysis of this Joint Proxy Statement.

Provision for credit losses was $900 thousand in 2013, compared to $11.5 million in 2012, reflecting the improved credit quality of HomeStreet’s loan portfolio. Nonaccrual loans declined to $25.7 million at December 31, 2013, a decrease of $4.2 million, or 14.0%, from $29.9 million at December 31, 2012. Nonaccrual loans as a percentage of total loans was 1.36% at December 31, 2013 compared to 2.24% at December 31, 2012. Criticized/classified loans declined to 5.01% of total loans from 11.08% of total loans a year ago. Loan delinquencies also decreased, with total loans past due decreasing to 4.44% of loans held for investment at December 31, 2013, compared to 6.58% at December 31, 2012. Overall, the allowance for credit losses decreased to $24.1 million, or 1.27% of loans held for investment at December 31, 2013, down from $27.8 million, or 2.07% of total loans held for investment at December 31, 2012.

Net charge-offs of $4.6 million for 2013 were down $22.0 million, or 82.8%, from net charge-offs of $26.5 million for 2012. Net charge-offs during 2012 included an $11.8 million charge-off related to the settlement of collection litigation and resolution of certain related nonperforming construction/land development loans with aggregate carrying values of $26.6 million. For a more detailed discussion on our allowance for loan losses and related provision for loan losses, see Credit Risk Management within HomeStreet’s Management’s Discussion and Analysis of this Joint Proxy Statement.

Noninterest Income

Quarter and Nine Month Period Ended September 30, 2014

Noninterest income was $45.8 million in the third quarter of 2014, an increase of $7.6 million, or 20.0%, from $38.2 million in the third quarter of 2013. For the first nine months of 2014, noninterest income was $134.2 million, a decrease of $20.5 million, or 13.3%, from $154.7 million in the same period last year. Our noninterest income is heavily dependent upon our single family mortgage banking activities, which are comprised of mortgage origination and sale as well as mortgage servicing activities. The level of our mortgage banking activity fluctuates and is influenced by mortgage interest rates, the economy, employment and housing supply and affordability, among other factors. The increase in noninterest income in the third quarter of 2014 compared to the third quarter of 2013 was primarily the result of higher net gain on mortgage loan origination and sale activities due mostly to increased interest rate lock commitment volumes and a $2.1 million increase in mortgage servicing income. Our single family mortgage interest rate lock commitments of $1.17 billion in the third quarter of 2014 increased 48.5% compared to $786.1 million in the third quarter of 2013. Included in noninterest income for the first nine months of 2014 were a $4.7 million pre-tax net increase in mortgage servicing income resulting from the sale of MSRs and a $4.6 million pre-tax gain on single family mortgage origination and sale activities from the sale of loans that were originally held for investment. No similar transactions occurred in the first nine months of 2013.

Noninterest income consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,			Dollar Change	Percent Change
(in thousands)	2014	2013			2014		2013
Noninterest income
Net gain on mortgage loan origination and sale activities(1)	$37,642	$33,491	$4,151	12%	$104,946	(2)	$139,870	$(34,924)	(25)%
Mortgage servicing income	6,155	4,011	2,144	53	24,284	(3)	9,265	15,019	162
Income (loss) from WMS Series LLC	(122)	(550)	428	(78)	(69)		1,063	(1,132)	(106)
Loss on debt extinguishment	2	—	2	NM	(573)		—	(573)	NM
Depositor and other retail banking fees	944	791	153	19	2,676		2,273	403	18
Insurance agency commissions	256	242	14	6	892		612	280	46
Gain (loss) on securities available for sale	480	(184)	664	(361)	1,173		6	1,167	19,450
Other	456	373	83	22	841		1,584	(743)	(47)

Total noninterest income	$45,813	$38,174	$7,639	20%	$134,170		$154,673	$(20,503)	(13)%

NM = not meaningful

(1)	Single family and multifamily mortgage banking activities.
(2)	Includes $4.6 million in pre-tax gain during the first six months of 2014 from the sale of loans that were originally held for investment.
(3)	Includes pre-tax income of $4.7 million, net of transaction costs, resulting from the sale of single family MSRs during the quarter ended June 30, 2014.

The significant components of our noninterest income are described in greater detail, as follows.

Net gain on mortgage loan origination and sale activities consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,			Dollar Change	Percent Change
(in thousands)	2014	2013			2014		2013
Single family held for sale:
Servicing value and secondary market gains(1)	$29,866	$23,076	$6,790	29%	$79,658		$110,760	$(31,102)	(28)%
Loan origination and funding fees	6,947	8,302	(1,355)	(16)	18,489		24,363	(5,874)	(24)

Total single family held for sale	36,813	31,378	5,435	17	98,147		135,123	(36,976)	(27)
Multifamily	930	2,113	(1,183)	(56)	2,019		4,747	(2,728)	(57)
Other	(101)	—	(101)	NM	4,780	(2)	—	4,780	NM

Net gain on mortgage loan origination and sale activities	$37,642	$33,491	$4,151	12%	$104,946		$139,870	$(34,924)	(25)%

NM = not meaningful

(1)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and changes in HomeStreet’s repurchase liability for loans that have been sold.
(2)	Includes $4.6 million in pre-tax gain during the first six months of 2014 from the sale of loans that were originally held for investment.

Single family production volumes related to loans designated for sale consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,		Dollar Change	Percent Change
(in thousands)	2014	2013			2014	2013
Single family mortgage closed loan volume(1)	$1,294,895	$1,187,061	$107,834	9%	$3,069,882	$3,686,503	$(616,621)	(17)%
Single family mortgage interest rate lock commitments(1)	1,167,677	786,147	381,530	49	3,172,650	3,245,259	(72,609)	(2)

(1)	Includes loans originated by WMS Series LLC and purchased by HomeStreet Bank.

During the third quarter of 2014, single family closed loan production increased 9.1% and single family interest rate lock commitments increased 48.5% compared to the third quarter of 2013. For the first nine months of 2014, single family closed loan production decreased 16.7% and single family interest rate lock commitments decreased 2.2% compared to the same period last year. These decreases were mainly the result of higher mortgage interest rates beginning in the second quarter of 2013 that led to a reduction in refinance mortgage activity since then.

Net gain on mortgage loan origination and sale activities was $37.6 million for the third quarter of 2014, an increase of $4.2 million, or 12.4%, from $33.5 million for the third quarter of 2013. This increase predominantly reflected higher mortgage interest rate lock commitment volumes as a result of the expansion of our mortgage lending operations. Mortgage production personnel grew by approximately 26.8% at September 30, 2014 compared to September 30, 2013.

For the first nine months of 2014, net gain on mortgage loan origination and sale activities was $104.9 million, a decrease of $34.9 million, or 25.0%, from $139.9 million in the same period last year. Significant decreases in mortgage refinance activities were partially offset by a slow growing purchase market and the expansion of our mortgage lending operations. Included in net gain on mortgage loan origination and sale activities for the first nine months of 2014 was a $4.6 million pre-tax gain on single family mortgage origination and sale activities from the sale of loans that were originally held for investment.

HomeStreet records a liability for estimated mortgage repurchase losses, which has the effect of reducing net gain on mortgage loan origination and sale activities. The following table presents the effect of changes in HomeStreet’s mortgage repurchase liability within the respective line items of net gain on mortgage loan origination and sale activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Effect of changes to the mortgage repurchase liability recorded in net gain on mortgage loan origination and sale activities:
New loan sales(1)	$(518)	$(505)	$(1,070)	$(1,513)

	$(518)	$(505)	$(1,070)	$(1,513)

(1)	Represents the estimated fair value of the repurchase or indemnity obligation recognized as a reduction of proceeds on new loan sales.

Mortgage servicing income consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,			Dollar Change	Percent Change
(in thousands)	2014	2013			2014		2013
Servicing income, net:
Servicing fees and other	$9,350	$8,934	$416	5%	$29,311		$24,497	$4,814	20%
Changes in fair value of MSRs due to modeled amortization(1)	(6,212)	(5,665)	(547)	10	(19,289)		(18,305)	(984)	5
Amortization of multifamily MSRs	(425)	(433)	8	(2)	(1,283)		(1,347)	64	(5)

	2,713	2,836	(123)	(4)	8,739		4,845	3,894	80

Risk management:
Changes in fair value of MSRs due to changes in model inputs and/or assumptions(2)	899	(2,456)	3,355	(137)	(7,836	)(3)	16,812	(24,648)	(147)
Net gain (loss) from derivatives economically hedging MSRs	2,543	3,631	(1,088)	(30)	23,381		(12,392)	35,773	(289)

	3,442	1,175	2,267	193	15,545		4,420	11,125	252

Mortgage servicing income	$6,155	$4,011	$2,144	53%	$24,284		$9,265	$15,019	162%

NM = not meaningful

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)	Includes pre-tax income of $4.7 million, net of brokerage fees and prepayment reserves, resulting from the sale of single family MSRs during the during the quarter ended June 30, 2014.

For the third quarter of 2014, mortgage servicing income was $6.2 million, an increase of $2.1 million, or 53.5%, from $4.0 million in the third quarter of 2013, primarily due to improved risk management results.

MSR risk management results represent changes in the fair value of single family MSRs due to changes in model inputs and assumptions net of the gain/(loss) from derivatives economically hedging MSRs. The fair value of MSRs is sensitive to changes in interest rates, primarily due to the effect on prepayment speeds. MSRs typically decrease in value when interest rates decline because declining interest rates tend to increase mortgage prepayment speeds and therefore reduce the expected life of the net servicing cash flows of the MSR asset. Certain other changes in MSR fair value relate to factors other than interest rate changes and are generally not within the scope of HomeStreet’s MSR economic hedging strategy. These factors may include but are not limited to the impact of changes to the housing price index, the level of home sales activity, changes to mortgage spreads, valuation discount rates, costs to service and policy changes by U.S. government agencies.

The net performance of our MSR risk management activities for the third quarter of 2014 was a gain of $3.4 million compared to a gain of $1.2 million in the third quarter of 2013. The higher hedging gain in 2014 largely reflected higher sensitivity to interest rates for HomeStreet’s MSRs, which led HomeStreet to increase the notional amount of derivative instruments used to economically hedge MSRs. The higher notional amount of derivative instruments, along with a steeper yield curve, resulted in higher net gains from MSR risk management, which positively impacted mortgage servicing income. In addition, MSR risk management results for 2014 reflected the impact on the fair value of MSRs of changes in model inputs and assumptions related to historically low prepayment speeds experienced during 2014 resulting in lower projected prepayment speeds.

Mortgage servicing fees collected in the third quarter of 2014 were $9.4 million, an increase of $416 thousand, or 4.7%, from $8.9 million in the third quarter of 2013. Our loans serviced for others portfolio was $11.38 billion at September 30, 2014 compared to $12.61 billion at December 31, 2013 and $12.06 billion at September 30, 2013. The lower balance at quarter end was the result of the June 30, 2014 sale of the rights to service $2.96 billion of single family mortgage loans. Mortgage servicing fees collected in future periods will be negatively impacted in the short term because the balance of the loans serviced for others portfolio was reduced as a consequence of this sale.

Income (loss) from WMS Series LLC in the third quarter of 2014 was a loss of $122 thousand compared to a loss of $550 thousand in the third quarter of 2013. The improvement in 2014 was primarily due to a 3.6% increase in interest rate lock commitments and a 24.4% decrease in closed loan volume, which were $114.7 million and $145.8 million, respectively, for the three months ended September 30, 2014 compared to $110.7 million and $192.9 million, respectively, for the same period in 2013.

Depositor and other retail banking fees for the three and nine months ended September 30, 2014 increased from the three and nine months ended September 30, 2013, primarily driven by an increase in the number of transaction accounts as we grow our retail deposit branch network. The following table presents the composition of depositor and other retail banking fees for the periods indicated.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,		Dollar Change	Percent Change
(in thousands)	2014	2013			2014	2013
Fees:
Monthly maintenance and deposit-related fees	$423	$387	$36	9%	$1,241	$1,106	$135	12%
Debit Card/ATM fees	511	381	130	34	1,397	1,104	293	27
Other fees	10	23	(13)	(57)	38	63	(25)	(40)

Total depositor and other retail banking fees	$944	$791	$153	19%	$2,676	$2,273	$403	18%

Fiscal Year Ended December 31, 2013

Noninterest income was $190.7 million for the year ended December 31, 2013, a decrease of $47.3 million, or 19.9%, from noninterest income of $238.0 million for 2012. Our noninterest income is heavily dependent upon our single family mortgage banking activities, which are comprised of mortgage origination and sale and mortgage servicing activities. The level of our mortgage banking activity fluctuates and is influenced by mortgage interest rates, the economy, employment and housing supply and affordability, among other factors. The decrease in noninterest income in 2013 compared to 2012 was primarily the result of lower net gain on mortgage loan origination and sale activities, mostly related to substantially lower refinancing activities that resulted mainly from increased mortgage interest rates, partially offset by growth in our purchase mortgage transactions and the expansion of our mortgage lending operations.

Noninterest income consisted of the following:

	Year Ended December 31,		Dollar Change	Percentage Change
(in millions)	2013	2012
Net gain on mortgage loan origination and sale activities(1)	$164,712	$210,564	$(45,852)	(22)%
Mortgage servicing income	17,073	16,121	952	6
Income from WMS Series LLC	704	4,264	(3,560)	(83)
Loss on debt extinguishment	—	(939)	939	(100)
Depositor and other retail banking fees	3,172	3,062	119	4
Insurance agency commissions	864	743	121	16
Gain on sale of investment securities available for sale	1,772	1,490	282	19
Other	2,448	2,715	(267)	(10)

Total noninterest income	$190,745	$238,020	$(47,275)	(20)%

(1)	Single family and multifamily mortgage banking activities.

The significant components of our noninterest income are described in greater detail, as follows.

Net gain on mortgage loan origination and sale activities consisted of the following:

	Year Ended December 31,		Dollar Change	Percentage Change
(in thousands)	2013	2012
Single family:
Servicing value and secondary market gains(1)	$128,391	$175,655	$(47,264)	(27)%
Loan origination and funding fees	30,051	30,037	14	—
Total single family	158,442	205,692	(47,250)	(23)
Multifamily	5,306	4,872	434	9
Other	964	—	(964)	NM

Net gain on mortgage loan origination and sale activities	$164,712	$210,564	$(48,852)	(22)%

NM—Not meaningful

(1)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and changes in HomeStreet’s repurchase liability for loans that have been sold.

Net gain on mortgage loan origination and sale activities was $164.7 million in 2013, a decrease of $45.9 million, or 21.8%, from $210.6 million in 2012. This decrease predominantly reflected substantially lower mortgage interest rate lock commitment volumes and lower secondary marketing gains. Commitment volumes declined mainly due to the rise in mortgage interest rates beginning in the second quarter of 2013, causing a significant decrease in refinancing activity that was only partially offset by a slightly stronger purchase mortgage market. This impact was partially mitigated by the expansion of our mortgage lending operations as we added approximately 120 mortgage origination and support personnel during 2013.

Single family production volumes related to loans designated for sale consisted of the following:

	Year Ended December 31,		Dollar Change	Percentage Change
(in thousands)	2013	2012
Single family mortgage closed loan volume(1)	$4,459,649	$4,668,167	$(208,518)	(4)%
Single family mortgage interest rate lock commitments(2)	$3,907,274	$4,786,667	$(879,393)	(18)%

(1)	Represents single family mortgage originations designated for sale during each respective period.
(2)	Includes loans originated by WMS Services LLC (“WMS”) and purchased by HomeStreet Bank.

During 2013, single family closed loan production decreased 4.5% and single family interest rate lock commitments decreased 18.4% from 2012 mainly as a result of higher mortgage interest rates during 2013. Our production mix continued to shift from the refinance mortgage market to the purchase mortgage market during 2013.

HomeStreet records a liability for estimated mortgage repurchase losses, which has the effect of reducing net gain on mortgage loan origination and sale activities. The following table presents the effect of changes in HomeStreet’s mortgage repurchase liability within the respective line items of net gain on mortgage loan origination and sale activities. For further information on HomeStreet’s mortgage repurchase liability, see Note 14, Commitments, Guarantees and Contingencies to the financial statements of this joint proxy statement.

	Year Ended December 31,
(in thousands)	2013	2012
Effect of changes to the mortgage repurchase liability recorded in net gain on mortgage loan origination and sale activities:	$(1,828)	$(1,348)
New loan sales(1)	—	(2,969)

Other changes in estimated repurchase losses(2)	$(1,828)	$(4,317)

(1)	Represents the estimated fair value of the repurchase or indemnity obligation recognized as a reduction of proceeds on new loan sales.
(2)	Represents changes in estimated probable future repurchase losses on previously sold loans.

Mortgage servicing income consisted of the following:

	Year Ended December 31,		Dollar Change	Percentage Change
(in thousands)	2013	2012
Servicing income, net:
Servicing fees and other	$34,173	$27,833	$6,340	23%
Changes in fair value of MSRs due to modeled amortization(1)	(20,533)	(20,662)	129	(1)
Amortization	(1,803)	(2,014)	211	(10)

	11,837	5,157	6,680	130%
Risk management:
Changes in fair value of MSRs due to changes in model inputs and/or assumptions(2)	25,668	(11,018)	36,686	(333)%
Net (loss) gain from derivatives economically hedging MSRs	(20,432)	21,982	(42,414)	(193)

	5,236	10,964	(5,728)	(52)

Mortgage servicing income	$17,073	$16,121	$952	6%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

For the year ended December 31, 2013, mortgage servicing income of $17.1 million increased $1.0 million from $16.1 million in 2012, primarily due to increased servicing fees collected during 2013 on HomeStreet’s single family mortgage servicing. This increase was partially offset by lower MSR risk management results, which represents changes in the fair value of single family MSRs due to changes in model inputs and assumptions net of the gain/(loss) from derivatives economically hedging MSRs. The fair value of MSRs is sensitive to changes in interest rates, primarily due to the effect on prepayment speeds. MSRs typically decrease in value when interest rates decline because declining interest rates tend to increase mortgage prepayment speeds and therefore reduce the expected life of the net servicing cash flows of the MSR asset. Certain other changes in MSR fair value relate to factors other than interest rate changes and are generally not within the scope of HomeStreet’s MSR economic hedging strategy. These factors may include but are not limited to the impact of changes to the housing price index, the level of home sales activity, changes to mortgage spreads, valuation discount rates, costs to service and policy changes by U.S. government agencies.

The net performance of our MSR risk management activities for 2013 was a gain of $5.2 million compared to a gain of $11.0 million in 2012. The lower gain in 2013 largely reflected lower sensitivity to interest rates for HomeStreet’s MSRs, which led HomeStreet to reduce the notional amount of derivative instruments used to economically hedge MSRs. The lower notional amount of derivative instruments, along with a flatter yield curve, resulted in lower net gains from MSR risk management, which negatively impacted mortgage servicing income. In addition, MSR risk management results for 2013 reflected the impact on the fair value of MSRs of changes in model inputs and assumptions related to factors other than interest rate changes, such as higher expected home values which generally lead to higher projected prepayment speeds, and a decline in income from MSR risk management activities in 2013.

Mortgage servicing fees collected in 2013 were $34.2 million, an increase of $6.3 million, or 22.8%, from $27.8 million in 2012 primarily as a result of the increase in the loans serviced for others portfolio. Our loans serviced for others portfolio increased to $12.61 billion at December 31, 2013 from $9.65 billion at December 31, 2012.

Income from WMS Series LLC in 2013 was $704 thousand compared to $4.3 million in 2012. The decrease in 2013 was primarily due to a 33.6% decrease in interest rate lock commitments and a 25.5% decrease in closed loan volume, which were $548.7 million and $694.4 million in 2013, respectively, compared to $825.8 million and $932.4 million in 2012.

Loss on debt extinguishment. We recorded no loss on debt extinguishment in 2013 compared to a loss of $939 thousand in 2012, primarily as a result of a prepayment fee for the early retirement of $25.5 million of long-term FHLB advances. This prepayment resulted in reduced interest expense in 2013 as we replaced high-cost, long-term FHLB advances with other lower-cost, short-term borrowings.

Depositor and other retail banking fees for 2013 were relatively consistent with 2012 results. The following table presents the composition of depositor and other retail banking fees for the periods indicated.

	Year Ended December 31,		Dollar Change	Percentage Change
(in thousands)	2013	2012
Monthly maintenance and deposit-related fees	$1,568	$1,569	$(1)	—%
Debit Card/ATM fees	1,523	1,396	127	9
Other fees	81	97	(16)	(16)

Total depositor and other retail banking fees	$3,172	$3,062	$110	4%

Insurance agency commissions increased to $864 thousand from $743 thousand in 2012. This increase in commissions primarily resulted from increased personal and casualty insurance line sales.

Gain on investment securities available for sale was $1.8 million in 2013 compared to $1.5 million in 2012, as HomeStreet re-balanced its portfolio and provided liquidity for the growth in lending volumes.

Other income was $2.4 million in 2013, relatively consistent with $2.7 million in 2012.

Noninterest Expense

Quarter and Nine Month Period Ended September 30, 2014

Noninterest expense was $64.2 million in the third quarter of 2014, an increase of $6.0 million, or 10.4%, from $58.1 million in the third quarter of 2013. For the first nine months of 2014, noninterest expense was $183.2 million, an increase of $12.6 million, or 7.4%, from $170.6 million for the same period last year. The increase in noninterest expense in the third quarter of 2014 was primarily the result of a $2.9 million increase in salaries and related costs, a $1.5 million increase in occupancy, and a $1.1 million increase in general and administrative costs. The increase in noninterest expense for the three and nine months of 2014 compared to prior year was primarily a result of the integration of our acquisitions and a 12.1% growth in personnel in connection with our continued expansion of our mortgage banking and commercial and consumer businesses. These additions to personnel were partially offset by attrition and position eliminations in mortgage production, mortgage operations, and in commercial lending and administration. We have been eliminating positions since the fourth quarter of 2013 in response to a slowdown in mortgage activity as well as the integration of our acquisitions and we expect such eliminations to improve efficiency and performance.

Noninterest expense consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,		Dollar Change	Percent Change
(in thousands)	2014	2013			2014	2013
Noninterest expense
Salaries and related costs	$42,604	$39,689	$2,915	7%	$118,681	$113,330	$5,351	5%
General and administrative	10,326	9,234	1,092	12	31,593	30,434	1,159	4
Legal	630	844	(214)	(25)	1,571	2,054	(483)	(24)
Consulting	628	884	(256)	(29)	2,182	2,343	(161)	(7)
Federal Deposit Insurance Corporation assessments	682	227	455	200	1,874	937	937	100
Occupancy	4,935	3,484	1,451	42	14,042	9,667	4,375	45
Information services	4,220	3,552	668	19	13,597	10,122	3,475	34
Net cost of operation and sale of other real estate owned	133	202	(69)	(34)	(320)	1,740	(2,060)	(118)

Total noninterest expense	$64,158	$58,116	$6,042	10%	$183,220	$170,627	$12,593	7%

The significant components of our noninterest expense are described in greater detail, as follows.

Salaries and related costs were $42.6 million in the third quarter of 2014, an increase of $2.9 million, or 7.3%, from $39.7 million in the third quarter of 2013. For the first nine months of 2014, salaries and related costs were $118.7 million, an increase of $5.4 million, or 4.7%, from $113.3 million for the same period last year. These increases primarily resulted from a 12.1% increase in full-time equivalent employees at September 30, 2014 compared to September 30, 2013.

General and administrative expense was $10.3 million in the third quarter of 2014, an increase of $1.1 million, or 11.8%, from $9.2 million in the third quarter of 2013. For the first nine months of 2014, general and administrative expenses were $31.6 million, an increase of $1.2 million, or 3.8%, from $30.4 million for the same period last year. These expenses include general office and equipment expense, marketing, taxes and insurance.

Fiscal Year Ended December 31, 2013

Noninterest expense was $229.5 million in 2013, an increase of $45.9 million, or 25.0%, from $183.6 million in 2012. Included in noninterest expense in 2013 were acquisition-related expenses of $4.5 million. The increase in noninterest expense was primarily the result of a $29.6 million increase in salaries and related costs and a $12.5 million increase in general and administrative expenses resulting from a 37% growth in personnel in connection with our continued expansion of our mortgage banking and commercial and consumer businesses. These additions to personnel were partially offset by attrition and position eliminations in mortgage production, mortgage operations, and in commercial lending and administration. Position eliminations in 2013 were in response to a slowdown in mortgage activity and the integration of our acquisitions and were intended to improve efficiency and performance. These increases in noninterest expense were partially offset by significantly lower other real estate owned (“OREO”) expenses, which were $1.8 million in 2013, a decrease of $8.3 million from OREO expense of $10.1 million in 2012.

Noninterest expense consisted of the following:

	Year Ended December 31,		Dollar Change	Percentage Change
(in thousands)	2013	2012
Noninterest expense
Salaries and related costs	$149,440	$119,829	$29,611	25%
General and administrative	40,366	27,838	12,528	45
Legal	2,552	1,796	756	42
Consulting	5,637	3,037	2,600	86
Federal Deposit Insurance Corporation assessments	1,433	3,554	(2,121)	(60)
Occupancy	13,765	8,585	5,180	60
Information services	14,491	8,867	5,624	63
Net costs of operation and sale of other real estate owned	1,811	10,085	(8,274)	(82)

Total depositor and other retail banking fees	$229,495	$183,591	$45,904	25%

The significant components of our noninterest expense are described in greater detail, as follows.

Salaries and related costs were $149.4 million in 2013, an increase of $29.6 million, or 24.7%, from $119.8 million in 2012. The increase primarily resulted from a 36.7% increase in full-time equivalent employees at December 31, 2013 compared to December 31, 2012, as well as commissions and incentives paid to employees for 2013 due to the overall growth in our mortgage lending and commercial and consumer business lines.

General and administrative expense was $40.4 million in 2013, an increase of $12.5 million, or 45.0%, from $27.8 million in 2012. These expenses include general office and equipment expense, marketing, taxes and insurance. The increase in general and administrative expense in 2013 was primarily due to HomeStreet growth and increased marketing expenses.

Consulting expense was $5.6 million in 2013, an increase of $2.6 million, or 85.6%, from $3.0 million in 2012, primarily due to acquisition-related activities.

FDIC assessments were $1.4 million in 2013, a decrease of $2.1 million, or 59.7%, from $3.6 million in 2012, primarily due to an improvement in HomeStreet’s risk category.

Occupancy expense was $13.8 million in 2013, an increase of $5.2 million, or 60.3%, from $8.6 million in 2012 as we grew our mortgage banking business and consumer and commercial customer base with the opening of 19 new mortgage loan origination offices, two commercial lending offices and two de novo retail deposit branches in 2013. Additionally, we added six retail deposit branches through acquisitions during the fourth quarter of 2013.

Information services expense was $14.5 million in 2013, an increase of $5.6 million, or 63.4%, from $8.9 million in 2012. This increase was primarily due to company-wide systems and tools upgrades and a 36.7% increase in headcount.

Net cost of operation and sale of other real estate owned was $1.8 million in 2013, a decrease of $8.3 million from $10.1 million in 2012. OREO valuation adjustments were $603 thousand for 2013 compared to valuation adjustments of $12.2 million in 2012. Valuation adjustments to OREO balances declined with the reduction in the net balance of OREO properties in 2013. Lower balances of OREO properties also resulted in decreased maintenance expenses.

Income Tax Expense

HomeStreet’s income tax expense was $2.0 million inclusive of discrete items, representing an income tax rate of 28.6% for the third quarter of 2014. In the third quarter of 2013, HomeStreet’s tax expense was $308 thousand, inclusive of discrete items, representing an effective rate of 15.6%. For the first nine months of 2014, income tax expense was $7.0 million, inclusive of discrete items, compared to $11.5 million, inclusive of discrete items, for the same period last year. Our effective income tax rate was 29.6%, inclusive of discrete items, for the nine months ended September 30, 2014, compared to an effective tax rate of 31.6% for the year end 2013. Our effective income tax rate in the three and nine months ended September 30, 2014 differed from the Federal statutory tax rate of 35% due to the benefit of tax-exempt interest income, the benefit of low income housing tax credit investments, and the impact of updated state income tax for Oregon, Hawaii, California, and Idaho. Included in income tax expense for the first nine months of 2014 are $613 thousand of discrete tax items related to the adoption of ASU 2014-01, recorded in the first quarter, and federal return to provision true ups and updates to the effective state tax rate.

HomeStreet’s income tax expense was $11.0 million for the year ended December 31, 2013 compared to $21.5 million for the year ended December 31, 2012. HomeStreet’s 2013 tax expense is based on the annual effective income tax rate plus discrete benefits recognized during the year. HomeStreet’s annual effective income tax rate for the year was 31.6% compared to an annual effective income tax rate of 20.8% for 2012. The lower effective income tax rate in 2012 primarily reflected the benefit of a full reversal of deferred tax asset valuation allowances during 2012.

Capital Expenditures

During 2013, our net expenditures for property and equipment were $22.8 million compared to net expenditures of $11.4 million during 2012, as we continued to implement our strategic initiatives regarding the expansion of our mortgage banking and commercial and consumer businesses.

Review of Financial Condition—Comparison of September 30, 2014 to December 31, 2013

Total assets were $3.47 billion at September 30, 2014 and $3.07 billion at December 31, 2013. The increase in total assets was primarily due to a $418.2 million increase in loans held for sale and a $92.9 million increase in loans held for investment, partially offset by a $48.9 million decrease in investment securities. The increase in loan balances was the result of the organic growth of HomeStreet, partially offset by the transfer of $310.5 million of single family mortgage loans out of the held for investment portfolio and into loans held for sale in March of this year and the subsequent sale of $266.8 million of these loans.

Cash and cash equivalents was $34.7 million at September 30, 2014 compared to $33.9 million at December 31, 2013, an increase of $779 thousand, or 2.3%.

Investment securities were $449.9 million at September 30, 2014 compared to $498.8 million at December 31, 2013, a decrease of $48.9 million, or 9.8%, primarily due to sales of securities.

We primarily hold investment securities for liquidity purposes, while also creating a relatively stable source of interest income. We designated substantially all securities as available for sale. We held securities having a carrying value of $17.9 million at September 30, 2014, which were designated as held to maturity. The following table details the composition of our investment securities available for sale by dollar amount and as a percentage of the total available for sale securities portfolio.

	At September 30, 2014		At December 31, 2013
(in thousands)	Fair Value	Percent	Fair Value	Percent
Investment securities available for sale:
Mortgage-backed securities:
Residential	$110,837	25.7%	$133,910	27.8%
Commercial	13,571	3.1	13,433	2.8
Municipal bonds	123,042	28.5	130,850	27.2
Collateralized mortgage obligations:
Residential	54,888	12.7	90,327	18.8
Commercial	15,632	3.6	16,845	3.5
Corporate debt securities	72,112	16.7	68,866	14.3
U.S. Treasury securities	42,014	9.7	27,452	5.7

Total investment securities available for sale	$432,096	100.0%	$481,683	100.0%

Loans held for sale were $698.1 million at September 30, 2014 compared to $279.9 million at December 31, 2013, an increase of $418.2 million, or 149.4%. Loans held for sale include single family and multifamily residential loans, typically sold within 30 days of closing the loan. The increase in the loans held for sale balance is primarily due to increased single family mortgage closed loan volume during the quarter.

Loans held for investment, net were $1.96 billion at September 30, 2014 compared to $1.87 billion at December 31, 2013, a increase of $92.9 million, or 5.0%. Our single family loan portfolio decreased $116.7 million from December 31, 2013, as HomeStreet transferred $310.5 million of single family mortgage loans out of the portfolio and into loans held for sale in March of this year. Our construction loans, including commercial construction and residential construction, increased $167.3 million from December 31, 2013, primarily from new originations in our commercial real estate and residential construction lending business.

Mortgage servicing rights were $124.6 million at September 30, 2014 compared to $162.5 million at December 31, 2013, a decrease of $37.9 million, or 23.3%. The decline in the size of our servicing portfolio was the result of a strategic decision to sell a portion of our single family MSRs to increase capital in preparation for compliance with the new Basel III regulatory capital standards. During the second quarter of 2014, HomeStreet sold the rights to service $2.96 billion of single family mortgage loans serviced for Fannie Mae.The following table details the composition of our loans held for investment portfolio by dollar amount and as a percentage of our total loan portfolio.

	At September 30, 2014		At December 31, 2013
(in thousands)	Amount	Percent	Amount	Percent
Consumer loans
Single family	$788,232	39.6%	$904,913	47.7%
Home equity	138,276	6.9	135,650	7.1

	926,508	46.5	1,040,563	54.8
Commercial loans
Commercial real estate(1)	530,335	26.6	477,642	25.1
Multifamily	62,498	3.1	79,216	4.2
Construction/land development	297,790	15.0	130,465	6.9
Commercial business	173,226	8.8	171,054	9.0

	1,063,849	53.5	858,377	45.2

	1,990,357	100.0%	1,898,940	100.0%
Net deferred loan fees and costs	(3,748)		(3,219)

	1,986,609		1,895,721
Allowance for loan losses	(21,847)		(23,908)

	$1,964,762		$1,871,813

(1)	September 30, 2014 and December 31, 2013 balances comprised of $137.5 million and $156.7 million of owner occupied loans, respectively, and $392.8 million and $320.9 million of non-owner occupied loans, respectively.

Deposits were $2.43 billion at September 30, 2014 compared to $2.21 billion at December 31, 2013, an increase of $214.6 million, or 9.7%. This increase was due to higher balances of transaction and savings deposits, which were $1.77 billion at September 30, 2014, an increase of $234.8 million, or 15.3%, from $1.54 billion at December 31, 2013, reflecting the organic growth and expansion of our branch banking network. Certificates of deposit balances were $367.1 million at September 30, 2014, a decrease of $147.3 million, or 28.6%, from $514.4 million at December 31, 2013.

Deposit balances by dollar amount and as a percentage of our total deposits were as follows for the periods indicated:

(in thousands)	At September 30, 2014		At December 31, 2013
	Amount	Percent	Amount	Percent
Noninterest-bearing accounts—checking and savings	$271,669	11.2%	$199,943	9.0%
Interest-bearing transaction and savings deposits:
NOW accounts	300,832	12.4	262,138	11.9
Statement savings accounts due on demand	184,656	7.6	156,181	7.1
Money market accounts due on demand	1,015,266	41.9	919,322	41.6

Total interest-bearing transaction and savings deposits	1,500,754	61.9	1,337,641	60.6

Total transaction and savings deposits	1,772,423	73.1	1,537,584	69.6

Certificates of deposit	367,124	15.1	514,400	23.3
Noninterest-bearing accounts—other	285,911	11.8	158,837	7.1

Total deposits	$2,425,458	100.0%	$2,210,821	100.0%

Federal Home Loan Bank advances were $598.6 million at September 30, 2014 compared to $446.6 million at December 31, 2013, an increase of $152.0 million, or 34.0%. HomeStreet uses these borrowings to primarily fund our mortgage banking and securities investment activities.

Long-term debt was $61.9 million at September 30, 2014 compared to $64.8 million at December 31, 2013, a decrease of $3.0 million, or 4.6%. During the first quarter of 2014, we redeemed $3.0 million of TruPS that were acquired as part of the acquisition of YNB in 2013.

Review of Financial Condition—Comparison of December 31, 2013 to December 31, 2012

Total assets were $3.07 billion at December 31, 2013 and $2.63 billion at December 31, 2012. The increase in total assets was primarily due to an $82.3 million increase in investment securities and a $562.8 million increase in portfolio loans, partially offset by a $340.9 million decrease in loans held for sale.

Cash and cash equivalents was $33.9 million at December 31, 2013, compared to $25.3 million at December 31, 2012, an increase of $8.6 million, or 34.1%.

Investment securities was $498.8 million at December 31, 2013, compared to $416.5 million at December 31, 2012, an increase of $82.3 million, or 19.8%. The higher balance of our investment securities portfolio reflected management’s decision in the second quarter of 2013 to increase this component of the overall asset mix and to add corporate debt securities to HomeStreet’s portfolio. With HomeStreet’s improved credit position and excess capital, the investment in corporate debt securities provided diversification in HomeStreet’s investment securities portfolio with minimal additional credit risk.

We primarily hold investment securities for liquidity purposes, while also creating a relatively stable source of interest income. We designated substantially all securities as available for sale. We held securities having a carrying value of $17.1 million, which were designated as held to maturity.

The following table sets forth certain information regarding the amortized cost and fair values of our investment securities available for sale.

	At December 31,
	2013		2012
(in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for sale:
Mortgage-backed securities:
Residential	$137,602	$133,910	$62,847	$62,853
Commercial	13,391	13,433	13,720	14,380
Municipal bonds	136,937	130,850	123,695	129,175
Collateralized mortgage obligations:
Residential	93,112	90,327	163,981	170,199
Commercial	17,333	16,845	8,983	9,043
Corporate debt securities	75,542	68,866	—	—
U.S. Treasury securities	27,478	27,452	30,670	30,679

Total available for sale	$501,395	$481,683	$403,896	$416,329

Mortgage-backed securities (“MBS”) and collateralized mortgage obligations (“CMO”) represent securities issued by government sponsored entities (“GSEs”). Each of the MBS and CMO securities in our investment portfolio are guaranteed by Fannie Mae, Ginnie Mae or Freddie Mac. Municipal bonds are comprised of general obligation bonds (i.e., backed by the general credit of the issuer) and revenue bonds (i.e., backed by revenues from the specific project being financed) issued by various municipal corporations. As of December 31, 2013 and 2012, all securities held, including municipal bonds and corporate debt securities, were rated investment grade based upon external ratings where available and, where not available, based upon internal ratings which correspond to ratings as defined by Standard and Poor’s Rating Services (“S&P”) or Moody’s Investors Services (“Moody’s”). As of December 31, 2013 and 2012, substantially all securities held by HomeStreet had ratings available by external ratings agencies.

The following tables present the fair value of investment securities available for sale by contractual maturity along with the associated contractual yield for the periods indicated below. Contractual maturities for mortgage-backed securities and collateralized mortgage obligations as presented exclude the effect of expected prepayments. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations before the underlying mortgages mature. The weighted-average yield is computed using the contractual coupon of each security weighted based on the fair value of each security and does not include adjustments to a tax equivalent basis.

	At December 31, 2013
	Within one year		After one year through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$10,581	1.63%	$123,329	1.82%	$133,910	1.81%
Commercial	—	—	—	—	—	—	13,433	4.51	13,433	4.51
Municipal bonds	—	—	—	—	19,598	3.51	111,252	4.29	130,850	4.17
Collateralized mortgage obligations:
Residential	—	—	—	—	19,987	2.31	70,340	2.17	90,327	2.20
Commercial	—	—	—	—	5,270	1.90	11,575	1.42	16,845	1.57
Corporate debt securities	—	—	—	—	32,848	3.31	36,018	3.75	68,866	3.54
U.S. Treasury securities	1,001	0.18	26,451	0.30	—	—	—	—	27,452	0.29

Total available for sale	$1,001	0.18%	$26,451	0.30%	$88,284	2.84%	$365,947	2.92%	$481,683	2.75%

	At December 31, 2012
	Within one year		After one year Through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted average yield	Fair value	Weighted average yield	Fair value	Weighted average yield	Fair value	Weighted average yield	Fair value	Weighted average yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$—	—%	$62,853	2.81%	$62,853	2.81%
Commercial	—	—	—	—	—	—	14,380	4.03	14,380	4.03
Municipal bonds	—	—	—	—	15,673	3.64	113,502	4.66	129,175	4.53
Collateralized mortgage obligations:
Residential	—	—	—	—	—	—	170,199	2.64	170,199	2.64
Commercial	—	—	—	—	—	—	9,043	2.06	9,043	2.06
U.S. Treasury securities	30,679	0.23	—	—	—	—	—	—	30,679	0.23

Total available for sale	$30,679	0.23%	$—	—%	$15,673	3.64%	$369,977	3.33%	$416,329	3.11%

Each of the MBS and CMO securities in our investment portfolio are guaranteed by Fannie Mae, Ginnie Mae or Freddie Mac. Investments in these instruments involve a risk that actual prepayments will vary from the estimated prepayments over the life of the security. This may require adjustments to the amortization of premium or accretion of discount relating to such instruments, thereby changing the net yield on such securities. At December 31, 2013, the aggregate net premium associated with our MBS portfolio was $10.5 million, or 8.7%, of the aggregate unpaid principal balance, compared with $6.8 million or 9.8% at December 31, 2012. The aggregate net premium associated with our CMO portfolio as of December 31, 2013 was $6.4 million, or 6.1%, of the aggregate unpaid principal balance, compared with $7.6 million or 4.6% at December 31, 2012. There is also reinvestment risk associated with the cash flows from such securities and the market value of such securities may be adversely affected by changes in interest rates.

Management monitors the portfolio of securities classified as available for sale for impairment, which may result from credit deterioration of the issuer, changes in market interest rates relative to the rate of the instrument or changes in prepayment speeds. We evaluate each investment security on a quarterly basis to assess if impairment is considered other than temporary. In conducting this evaluation, management considers many factors, including but not limited to whether we expect to recover the entire amortized cost basis of the security in light of adverse changes in expected future cash flows, the length of time the security has been impaired and the severity of the unrealized loss. We also consider whether we intend to sell the security (or whether we will be required to sell the security) prior to recovery of its amortized cost basis, which may be at maturity.

Based on this evaluation, management concluded that unrealized losses as of December 31, 2013 were the result of changes in interest rates. Management does not intend to sell such securities nor is it likely it will be required to sell such securities prior to recovery of the securities’ amortized cost basis. Accordingly, none of the unrealized losses as of December 31, 2013 were considered other than temporary.

Loans held for sale were $279.9 million at December 31, 2013, compared to $620.8 million as of December 31, 2012, a decrease of $340.9 million, or 54.9%. Loans held for sale include single family and multifamily residential loans, typically sold within 30 days of closing the loan. The decrease in loans held for sale was primarily the result of rising mortgage interest rates and declining refinancing loan volume, coupled with low housing inventories that have constrained the purchase mortgage market.

Loans held for investment, net were $1.87 billion at December 31, 2013, compared to $1.31 billion as of December 31, 2012, an increase of $562.8 million, or 43.0%. Our single family loan portfolio increased by $231.0 million from December 31, 2012, primarily as a result of increased originations of mortgages that exceed conventional conforming loan limits. Our commercial real estate and multifamily loan balances increased a combined $178.0 million and our commercial business loans increased $91.5 million from December 31, 2012 primarily as a result of the growth of our commercial real estate lending business, both organically and through acquisition. The following table details the composition of our loans held for investment portfolio by dollar amount and as a percentage of our total loan portfolio.

	At December 31,
	2013		2012		2011		2010		2009
(in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Consumer loans:
Single family	$904,913	47.7%	$673,865	50.3%	$496,934	36.9%	$526,462	32.7%	$590,695	28.4%
Home equity	135,650	7.1	136,746	10.2	158,936	11.8	181,537	11.3	209,944	10.2

	1,040,563	54.8	810,611	60.5	655,870	48.7	707,999	44.0	800,639	38.6
Commercial loans:
Commercial real estate(1)	477,642	25.1	361,879	27.0	402,139	29.8	426,879	26.6	449,373	21.6
Multifamily	79,216	4.2	17,012	1.3	56,379	4.2	104,497	6.5	85,522	4.1
Construction/ land development	130,465	6.9	71,033	5.3	173,405	12.9	285,131	17.7	631,525	30.4
Commercial business	171,054	9.0	79,576	5.9	59,831	4.4	82,959	5.2	109,322	5.3

	858,377	45.2	529,500	39.5	691,754	51.3	899,466	56.0	1,275,742	61.4

	1,898,940	100.0%	1,340,111	100.0%	1,347,624	100.0%	1,607,465	100.0%	2,076,381	100.0%

Net deferred loan fees and discounts	(3,219)		(3,576)		(4,062)		(4,767)		(1,915)

	1,895,721		1,336,535		1,343,562		1,602,698		2,074,466
Allowance for loan losses	(23,908)		(27,561)		(42,689)		(64,177)		(109,472)

	$1,871,813		$1,308,974		$1,300,873		$1,538,521		$1,964,994

(1)	December 31, 2013 and 2012 balances comprised of $156.7 million and $94.9 million of owner-occupied loans, respectively, and $320.9 million and $267.0 million of non-owner-occupied loans, respectively.

The following table shows the composition of the loan portfolio by fixed-rate and adjustable-rate loans and the re-pricing characteristics.

	At December 31,
	2013		2012
(in thousands)	Amount	Percent	Amount	Percent
Adjustable-rate loans:
Single family	$508,232	26.8%	$294,427	22.0%
Commercial	293,548	15.5	218,181	16.3
Multifamily	69,439	3.7	8,386	0.6
Construction/land development, net(1)	70,028	3.7	40,268	3.0
Commercial business	117,718	6.2	45,384	3.4
Home equity	79,447	4.2	89,615	6.7

Total adjustable-rate loans	1,138,412	59.9	696,261	52.0

Fixed-rate loans:
Single family	396,681	20.9	379,438	28.3
Commercial	184,094	9.7	143,698	10.7
Multifamily	9,777	0.5	8,626	0.6
Construction/land development, net(1)	60,437	3.2	30,765	2.3
Commercial business	53,336	2.8	34,192	2.6
Home equity	56,203	3.0	47,131	3.5

Total fixed-rate loans	760,528	40.1	643,850	48.0

Total loans held for investment	1,898,940	100.0%	1,340,111	100.0%

Less:
Deferred loan fees	(3,219)		(3,576)
Allowance for loan losses	(23,908)		(27,561)

Loans held for investment, net	$1,871,813		$1,308,974

(1)	Construction/land development is presented net of the undisbursed portion of the loan commitment.

The following tables show the contractual maturity of our loan portfolio by loan type.

	At December 31, 2013				Loans due after one year by rate characteristic
(in thousands)	Within one year	After one year through five years	After five years	Total	Fixed- rate	Adjustable- rate
Consumer:
Single family	$2,117	$11,889	$890,907	$904,913	$396,580	$506,215
Home equity	1,001	3,231	131,418	135,650	56,107	78,542

Total consumer	3,118	15,120	1,022,325	1,040,563	452,687	584,757

Commercial:
Commercial real estate	21,265	107,259	349,118	477,642	177,567	278,810
Multifamily	—	4,255	74,961	79,216	9,777	69,439
Construction/land development	75,019	45,404	10,042	130,465	24,259	31,187
Commercial business	99,374	46,030	25,650	171,054	43,016	28,661

Total commercial	195,658	202,948	459,771	858,377	254,619	408,097

Total loans held for investment	$198,776	$218,068	$1,482,096	$1,898,940	$707,306	$992,854

	At December 31, 2012				Loans due after one year by rate characteristic
(in thousands)	Within one year	After one year through five years	After five years	Total	Fixed- rate	Adjustable- rate
Consumer:
Single family	$669	$10,721	$662,475	$673,865	$378,770	$294,426
Home equity	2	1,924	134,820	136,746	47,130	89,614

Total consumer	671	12,645	797,295	810,611	425,900	384,040

Commercial:
Commercial real estate	37,412	180,613	143,854	361,879	134,870	189,597
Multifamily	—	5,161	11,851	17,012	8,181	8,831
Construction/land development	46,920	18,136	5,977	71,033	5,636	18,477
Commercial business	44,053	23,690	11,833	79,576	29,760	5,763

Total commercial	128,385	227,600	173,515	529,500	178,447	222,668

Total loans held for investment	$129,056	$240,245	$970,810	$1,340,111	$604,347	$606,708

The following table presents the loan portfolio by loan type and region as of December 31, 2013.

	Washington
	Puget Sound				Vancouver & Other(2)(3)	Spokane(2)(3)	Kitsap/Jefferson/ Clallam(1)
(in thousands)	King(1)	Snohomish(3)	Pierce(1)	Thurston(3)
Consumer:
Single family	$464,120	$89,921	$51,267	$17,703	$41,348	$30,883	$14,192
Home equity	56,491	15,722	10,406	4,557	8,706	3,957	5,211

	520,611	105,643	61,673	22,260	50,054	34,840	19,403
Commercial:
Commercial real estate	238,663	54,068	22,007	23,987	624	56,673	6,942
Multifamily	25,342	3,183	16,729	515	—	12,497	—
Construction/land development	60,547	11,825	11,532	5,449	13,185	16,729	269
Commercial business	122,396	1,248	7,702	—	149	31,973	1,293

	446,948	70,324	57,970	29,951	13,958	117,872	8,504

Total loans	$967,559	$175,967	$119,643	$52,211	$64,012	$152,712	$27,907

	Idaho	Oregon			Hawaii	Other(4)	Total
(in thousands)	Boise(2)	Portland(2)(3)	Bend(2)(3)	Salem(2)
Consumer:
Single family	$12,001	$67,387	$19,246	$12,656	$38,832	$45,357	$904,913
Home equity	91	13,348	3,257	4,218	8,678	1,008	135,650

	12,092	80,735	22,503	16,874	47,510	46,365	1,040,563
Commercial:
Commercial real estate	589	50,261	8,009	6,725	—	9,094	477,642
Multifamily	—	13,282	7,668	—	—	—	79,216
Construction/land development	2,331	3,813	3,272	—	1,513	—	130,465
Commercial business	—	2,318	47	—	3	3,925	171,054

	2,920	69,674	18,996	6,725	1,516	13,019	858,377

Total loans	$15,012	$150,409	$41,499	$23,599	$49,026	$59,384	$1,898,940

(1)	Refers to a specific county.
(2)	Refers to a specific city.
(3)	Also includes surrounding counties.
(4)	Includes California, Alaska and Florida.

The following table presents the loan portfolio by loan type and region as of December 31, 2012.

	Washington
	Puget Sound				Vancouver & Other(2)(3)	Spokane(2)(3)	Kitsap/Jefferson/ Clallam(1)
(in thousands)	King(1)	Snohomish(3)	Pierce(1)	Thurston(3)
Consumer:
Single family	$321,285	$81,544	$53,788	$17,702	$32,282	$24,443	$9,961
Home equity	55,829	17,436	11,739	5,037	8,209	2,783	3,899

	377,114	98,980	65,527	22,739	40,491	27,226	13,860
Commercial:
Commercial real estate	163,949	83,028	15,391	20,388	645	4,632	13,261
Multifamily	8,274	3,406	—	542	—	—	—
Construction/land development	12,777	1,527	32,762	6,923	1,773	5,771	—
Commercial business	64,998	4,667	3,642	15	457	—	1,253

	249,998	92,628	51,795	27,868	2,875	10,403	14,514

Total loans	$627,112	$191,608	$117,322	$50,607	$43,366	$37,629	$28,374

	Idaho	Oregon			Hawaii	Other(4)	Total
(in thousands)	Boise(2)	Portland(2)(3)	Bend(2)(3)	Salem(2)
Consumer:
Single family	$7,873	$58,945	$17,543	$12,968	$35,531	$—	$673,865
Home equity	43	14,100	3,165	4,836	9,595	75	136,746

	7,916	73,045	20,708	17,804	45,126	75	810,611
Commercial:
Commercial real estate	—	35,652	11,530	6,925	48	6,430	361,879
Multifamily	—	1,898	2,892	—	—	—	17,012
Construction/land development	—	1,179	4,588	3,006	727	—	71,033
Commercial business	—	4,191	—	—	21	332	79,576

	—	42,920	19,010	9,931	796	6,762	529,500

Total loans	$7,916	$115,965	$39,718	$27,735	$45,922	$6,837	$1,340,111

(1)	Refers to a specific county.
(2)	Refers to a specific city.
(3)	Also includes surrounding counties.
(4)	Includes Alaska and Florida.

The following table presents the loan portfolio by loan type and year of origination.

	December 31, 2013
(in thousands)	Prior to 2000	2000- 2004	2005- 2008	2009- 2010	2011- 2012	2013	Total
Consumer
Single family	$7,236	$25,471	$195,559	$136,240	$168,885	$371,522	$904,913
Home equity	3	17,919	93,304	4,819	2,704	16,901	135,650

	7,239	43,390	288,863	141,059	171,589	388,423	1,040,563
Commercial
Commercial real estate	361	10,041	205,754	20,263	109,308	131,915	477,642
Multifamily	—	63	12,199	1,115	5,416	60,423	79,216
Construction/land development	—	—	14,155	411	19,789	96,110	130,465
Commercial business	52	892	29,980	14,493	43,110	82,527	171,054

	413	10,996	262,088	36,282	177,623	370,975	858,377

Total loans	$7,652	$54,386	$550,951	$177,341	$349,212	$759,398	$1,898,940

The following table presents the loan portfolio by loan type and year of origination.

	December 31, 2012
(in thousands)	Prior to 2000	2000- 2004	2005- 2008	2009- 2010	2011	2012	Total
Consumer
Single family	$8,255	$35,722	$243,341	$148,622	$19,726	$218,199	$673,865
Home equity	6	21,554	108,970	4,807	1,029	380	136,746

	8,261	57,276	352,311	153,429	20,755	218,579	810,611
Commercial
Commercial real estate	234	18,679	258,995	5,388	18,822	59,761	361,879
Multifamily	—	—	13,606	—	—	3,406	17,012
Construction/land development	—	—	49,909	648	1,351	19,125	71,033
Commercial business	—	1,825	37,485	12,143	3,037	25,086	79,576

	234	20,504	359,995	18,179	23,210	107,378	529,500

Total loans	$8,495	$77,780	$712,306	$171,608	$43,965	$325,957	$1,340,111

The following table presents loan origination and loan sale volumes.

	Year Ended December 31,
(in thousands)	2013	2012
Loans originated:
Real estate:
Single family:
Originated by HomeStreet	$4,176,187	$3,969,082
Originated by WMS Series LLC	694,416	932,377

Single family	4,870,603	4,901,459
Multifamily	90,967	115,274
Commercial real estate	129,531	49,982
Construction/land development	255,314	54,187

Total real estate	5,346,415	5,120,902
Commercial business	109,735	35,606
Home equity	—	—

Total loans originated	$5,456,150	$5,156,508

Loans sold:
Single family	$4,733,473	$4,170,840
Multifamily	104,016	118,805

Total loans sold	$4,837,489	$4,289,645

Other real estate owned was $12.9 million at December 31, 2013, compared to $23.9 million at December 31, 2012, a decrease of $11.0 million, or 46.1%. This decrease was predominantly due to sales of OREO properties, which totaled $18.6 million and loss provision of $603 thousand for 2013, partially offset by additions to the OREO assets of $8.2 million.

Federal Home Loan Bank of Seattle (“Seattle FHLB”) Stock was $35.3 million at December 31, 2013, compared to $36.4 million at December 31, 2012. Seattle FHLB stock is carried at par value and can only be purchased or redeemed at par value in transactions between the Seattle FHLB and its member institutions. Both cash and stock dividends received on Seattle FHLB stock are reported in earnings.

On November 6, 2009, the Seattle FHLB’s regulator defined its capital classification as undercapitalized. Under the Federal Housing Finance Agency (the “Finance Agency”) regulations, an FHLB that fails to meet any regulatory capital requirement may not declare a dividend or redeem or repurchase capital stock. In September 2012, the Finance Agency reclassified the Seattle FHLB as adequately capitalized but the Seattle FHLB remained subject to a consent order. On November 22, 2013, the Finance Agency issued an amended consent order, which modified and superseded the October 2010 consent order. The amended consent order acknowledges the Seattle FHLB’s fulfillment of many of the requirements set forth in the 2010 consent order and improvements in the Seattle FHLB’s financial performance, while continuing to impose certain restrictions on its ability to repurchase, redeem, and pay dividends on its capital stock. As such, Finance Agency approval or non-objection will continue to be required for all repurchases, redemptions, and dividend payments on capital stock.

Management periodically evaluates Seattle FHLB stock for other-than-temporary impairment based on its assessment of ultimate recoverability of par value, rather than recognizing temporary declines in value. The determination of whether the decline affects the ultimate recoverability is influenced by criteria such as (1) the significance of the decline in net assets of the Seattle FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the Seattle FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the Seattle FHLB, (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the Seattle FHLB and (4) the liquidity position of the Seattle FHLB. The Seattle FHLB continues to benefit from a superior credit rating from Standard & Poor’s, which allows the Seattle FHLB to secure funding for its activities at attractive rates and terms, further supporting continued access to liquidity. Based on its evaluation, management determined there is no other-than-temporary impairment on the Seattle FHLB stock investment as of December 31, 2013 or December 31, 2012.

Accounts receivable and other assets was $122.9 million at December 31, 2013, compared to $88.2 million at December 31, 2012, an increase of $34.7 million, or 39.3%. This increase was primarily due to a $28.0 million increase in federal income tax receivable at December 31, 2013. The income tax receivable balance was $1.6 million at December 31, 2012.

Deposits

Deposits were $2.21 billion at December 31, 2013, compared to $1.98 billion at December 31, 2012, an increase of $234.0 million, or 11.8%. This increase was primarily attributable to the addition of deposits from the acquisitions of YNB, Fortune Bank and two AmericanWest branches during the fourth quarter of 2013. During 2013, HomeStreet increased the balances of transaction and savings deposits by $491.8 million, or 47.0%, to $1.54 billion at December 31, 2013 from $1.05 billion at December 31, 2012. Partially offsetting the increased transaction and savings deposits was the managed reduction of certificates of deposit balances, which decreased $141.1 million, or 21.5%, to $514.4 million at December 31, 2013 from $655.5 million at December 31, 2012. This improvement in the composition of deposits was partially the result of our successful efforts to attract transaction and savings deposit balances through effective brand marketing.

Deposit balances were as follows for the periods indicated:

	At December 31,
(in thousands)	2013	2012
Noninterest-bearing accounts—checking and savings	$164,437	$83,563
Interest-bearing transaction and savings deposits:
NOW accounts	297,965	174,699
Statement savings accounts due on demand	156,181	103,932
Money market accounts due on demand	919,322	683,906

Total interest-bearing transaction and savings deposits	1,373,468	962,537

Total transaction and savings deposits	1,537,905	1,046,100

Certificates of deposit	514,400	655,467
Noninterest-bearing accounts—other	158,516	275,268

Total deposits	$2,210,821	$1,976,835

Borrowings

Seattle FHLB advances were $446.6 million at December 31, 2013, compared with $259.1 million as of December 31, 2012. Seattle FHLB advances may be collateralized by stock in the Seattle FHLB, cash, pledged mortgage-backed securities, real estate-secured commercial loans and unencumbered qualifying mortgage loans. As of December 31, 2013, 2012 and 2011, Seattle FHLB borrowings had weighted average interest rates of 0.43%, 0.60% and 4.67%, respectively. Of the total Seattle FHLB borrowings outstanding as of December 31, 2013, $431.0 million mature prior to December 31, 2014. We had $228.5 million and $55.7 million of additional borrowing capacity with the Seattle FHLB as of December 31, 2013 and December 31, 2012, respectively. Our lending agreement permits the Seattle FHLB to refuse to make advances under that agreement during periods in which an “event of default” (as defined in that agreement) exists. An “event of default” occurs when the Seattle FHLB gives notice to the Bank of an intention to take any of a list of permissible actions following the occurrence of specified events or conditions affecting the Bank. Among those events is the issuance or entry of “any supervisory or consent order pertaining to” the Bank. No such condition existed at December 31, 2013.

We may also borrow, on a collateralized basis, from the Federal Reserve Bank of San Francisco (“FRBSF” or “Federal Reserve Bank”). At December 31, 2013 and December 31, 2012, we did not have any outstanding borrowings from the FRBSF. Based on the amount of qualifying collateral available, borrowing capacity from the FRBSF was $332.7 million and $124.3 million at December 31, 2013 and December 31, 2012, respectively. The FRBSF is also not contractually bound to offer credit to us, and our access to this source for future borrowings may be discontinued at any time.

Long-term debt was $64.8 million at December 31, 2013 and $61.9 million at December 31, 2012. Most of this balance represents junior subordinated debentures issued in connection with the sale of TruPS by HomeStreet Statutory Trusts, subsidiaries of HomeStreet, Inc. During 2013, as a result of the acquisition of YNB, HomeStreet acquired $3.1 million of additional TruPS. TruPS allow investors to buy subordinated debt through a variable interest entity trust that issues preferred securities to third-party investors and uses the cash received to purchase subordinated debt from the issuer. That debt is the sole asset of the trust and the coupon rate on the debt mirrors the dividend rate on the preferred securities. These securities are nonvoting and are not convertible into capital stock, and the variable interest entity trust is not consolidated in our financial statements.

Shareholders’ Equity

Quarter and Nine Month Period Ended September 30, 2014

Shareholders’ equity was $294.6 million at September 30, 2014 compared to $265.9 million at December 31, 2013. This increase included net income of $16.6 million and other comprehensive income of $11.5 million recognized during the nine months ended September 30, 2014, partially offset by dividend payments of $1.6 million during the first quarter of 2014. Other comprehensive income represents unrealized gains in the valuation of our investment securities portfolio at September 30, 2014.

Shareholders’ equity, on a per share basis, was $19.83 per share at September 30, 2014, compared to $17.97 per share at December 31, 2013.

Fiscal Year Ended December 31, 2013

Shareholders’ equity was $265.9 million at December 31, 2013 compared to $263.8 million at December 31, 2012. This increase included net income of $23.8 million, partially offset by other comprehensive loss of $21.2 million recognized during 2013 and $4.7 million of dividends paid during 2013 compared to total comprehensive income of $87.2 million recognized during 2012. The comprehensive loss in 2013 represented unrealized losses in the valuation of our investment securities available for sale portfolio at December 31, 2013 as a result of the increase in interest rates experienced beginning in the latter part of the second quarter of 2013.

HomeStreet paid cash dividends to shareholders of $0.11 per share on each of April 22, 2013, August 29, 2013 and November 25, 2013.

Shareholders’ equity, on a per share basis, was $17.97 per share at December 31, 2013, compared to $18.34 per share at December 31, 2012.

Return on Equity and Assets

Quarter and Nine Month Period Ended September 30, 2014

The following table presents certain information regarding our returns on average equity and average total assets.

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,
	2014	2013	2014	2013
Return on assets(1)	0.61%	0.24%	0.71%	1.25%
Return on equity(2)	6.74%	2.45%	7.81%	11.94%
Equity to assets ratio(3)	9.00%	9.74%	9.10%	10.48%

(1)	Net income (annualized) divided by average total assets.
(2)	Net earnings (loss) available to common shareholders (annualized) divided by average common shareholders’ equity.
(3)	Average equity divided by average total assets.

Fiscal Year Ended December 31, 2013

The following table presents certain information regarding our returns on average equity and average total assets. Return on equity ratios for the periods shown may not be comparable due to the impact and timing of HomeStreet’s initial public offering of common stock completed in February 2012 and changes in the annual effective income tax rate between periods. During 2012, HomeStreet benefited from the full reversal of its deferred tax asset valuation allowances.

	Year Ended December 31,
(in thousands)	2013	2012
Return on assets(1)	0.88%	3.42%
Return on equity(2)	9.56%	38.86%
Equity to assets ratio(3)	9.16%	8.79%

(1)	Net income divided by average total assets.
(2)	Net earnings (loss) available to common shareholders divided by average common shareholders’ equity.
(3)	Average equity divided by average total assets.

Business Segments

HomeStreet’s business segments are determined based on the products and services provided, as well as the nature of the related business activities, and they reflect the manner in which financial information is currently evaluated by management.

This process is dynamic and is based on management’s current view of HomeStreet’s operations and is not necessarily comparable with similar information for other financial institutions. We define our business segments by product type and customer segment. If the management structure or the allocation process changes, allocations, transfers and assignments may change.

As a result of a change in the manner in which management evaluates strategic decisions, commencing with the second quarter of 2013, HomeStreet realigned its business segments and organized them into two lines of business: Commercial and Consumer Banking and Mortgage Banking. In conjunction with this realignment, HomeStreet modified its internal reporting to provide discrete financial information to management for these two business segments. The information that follows has been revised to reflect the current business segments.

We use various management accounting methodologies to assign certain balance sheet and income statement items to the responsible business segments, including:

•	A funds transfer pricing (“FTP”) method, which allocates interest income credits and funding charges between the segments and our treasury division, which then assigns to each such business segment a funding credit for its liabilities, such as deposits, and a charge to fund its assets.

•	An allocation of charges for services rendered to the business segments by centralized functions, such as corporate overhead, which are generally based on each segment’s consumption patterns.

•	An allocation of HomeStreet’s consolidated income taxes on the basis of the effective tax rate applied to the segment’s pretax income or loss.

Effective January 1, 2012 management updated the FTP methodology it uses for reviewing segment results and managing HomeStreet’s business segments. Under the previous FTP methodology, we computed the cost of funds from our current period’s financial results and then allocated a portion of that cost of funds to each respective business segment. This approach was based on internal financial results and updated for current period information, thereby providing an updated funding cost applied to certain assets or liabilities originated in prior periods.

The updated methodology is based on external market factors and more closely aligns the expected weighted-average life of the financial asset or liability to external economic data, such as the U.S. Dollar LIBOR/Swap curve, and provides a more consistent basis for determining our cost of funds to be allocated to each business segment. The updated approach is also more consistent with FTP measurement techniques employed by other financial institutions. We have reclassified all prior period amounts to conform to the current methodology and presentation.

In general, the impact of the FTP change resulted in a lower cost of funds as compared with the previous method, as HomeStreet’s funding costs have generally been higher than market rates due to the historical structure of the deposit portfolio and wholesale borrowings.

Commercial and Consumer Banking Segment

Commercial and Consumer Banking provides diversified financial products and services to our commercial and consumer customers through bank branches and commercial lending centers, and through ATMs, online, mobile and telephone banking. These products and services include deposit products; residential, consumer and business portfolio loans; investment products; insurance products and cash management services. We originate residential and commercial construction loans, bridge loans and permanent loans for our portfolio primarily on single family residences, and on office, retail, industrial and multifamily property types. We originate commercial real estate loans including multifamily lending through our Fannie Mae DUS business, whereby loans are sold to or securitized by Fannie Mae, while HomeStreet generally retains the servicing rights.

Quarter and Nine Month Period Ended September 30, 2014

As of September 30, 2014, our bank branch network consists of 33 branches in the Pacific Northwest and Hawaii. At September 30, 2014 and December 31, 2013, our transaction and savings deposits totaled $1.77 billion and $1.54 billion, respectively, and our loan portfolio totaled $1.96 billion and $1.87 billion, respectively. This segment is also responsible for the management of HomeStreet’s portfolio of investment securities.

Commercial and Consumer Banking segment results are detailed below.

	Three Months Ended September 30,		Change	Percent Change	Nine Months Ended September 30,			Change	Percent Change
(in thousands)	2014	2013			2014		2013
Net interest income	$20,163	$16,095	$4,068	25%	$59,799		$41,012	$18,787	46%
Provision for credit losses	—	(1,500)	1,500	(100)	(1,500)		900	(2,400)	NM
Noninterest income	3,660	3,478	182	5	13,232	(1)	9,590	3,642	38
Noninterest expense	18,930	14,648	4,282	29	58,657		44,412	14,245	32

Income (loss) before income tax expense (benefit)	4,893	6,425	(1,532)	(24)	15,874		5,290	10,584	200
Income tax expense (benefit)	1,359	1,568	(209)	(13)	4,471		752	3,719	495

Net income (loss)	$3,534	$4,857	$(1,323)	(27)%	$11,403		$4,538	$6,865	151

Average assets	$2,584,404	$2,166,332	$418,072	19%	$2,552,154		$2,025,785	$526,369	26%
Efficiency ratio(2)	79.46%	74.84%			80.32%		87.77%
Full-time equivalent employees (ending)	605	504	101	20	605		504	101	20
Net gain on mortgage loan origination and sale activities:
Multifamily	930	2,113	(1,183)	—	2,019		4,747	(2,728)	—
Other	(101)	—	(101)	NM	4,780	(1)	—	4,780	NM

	$829	$2,113	$(1,284)	$—	$6,799		$4,747	$2,052	$—

Production volumes:
Multifamily mortgage originations	60,699	10,734	49,965	465	95,147		74,643	20,504	27
Multifamily mortgage loans sold	$20,409	$21,998	$(1,589)	(7)%	$42,574		$87,971	$(45,397)	(52)%

NM = not meaningful

(1)	Includes $4.6 million in pre-tax gain during the first six months of 2014 from the sale of loans that were originally held for investment.
(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial and Consumer Banking net income was $3.5 million for the third quarter of 2014, a decrease of $1.3 million from net income of $4.9 million for the third quarter of 2013. The decrease in net income in the third quarter of 2014 was primarily the result of a $1.5 million reversal of provision in the third quarter of 2013 compared to no provision recorded in the third quarter of 2014 as well as higher salaries and related costs and other expenses in the third quarter of 2014 related to fourth quarter 2013 acquisitions and organic growth. These were partially offset by a $4.1 million increase in net interest income, resulting from higher average balances of interest-earning assets related to our fourth quarter 2013 acquisitions. For the first nine months of 2014, Commercial and Consumer Banking net income was $11.4 million, improved by $6.9 million, from $4.5 million for the first nine months of 2013. Included in net income for the first nine months of 2014 was a $4.6 million pre-tax gain on single family mortgage origination and sale activities resulting from the sales of loans in the first half of 2014 that were originally designated as held for investment.

In recognition of our improving credit trends and lower charge-offs, we recorded no provision for credit losses in the third quarter of 2014, compared to a reversal of provision of $1.5 million in the third quarter of 2013. For the nine months ended September 30, 2014, we recorded a reversal of provision of $1.5 million, compared to a provision of $900 thousand during the same period in the prior year.

Commercial and Consumer Banking segment servicing income consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,		Dollar Change	Percent Change
(in thousands)	2014	2013			2014	2013
Servicing income, net:
Servicing fees and other	$1,289	$789	$500	63%	$3,196	$2,341	$855	37%
Amortization of multifamily MSRs	(425)	(433)	8	(2)	(1,283)	(1,347)	64	(5)

Commercial mortgage servicing income	$864	$356	$508	143%	$1,913	$994	$919	92%

Commercial and Consumer Banking segment loans serviced for others consisted of the following.

(in thousands)	At September 30, 2014	At December 31, 2013
Multifamily	$703,197	$720,429
Other	86,589	95,673

Total commercial loans serviced for others	$789,786	$816,102

Commercial and Consumer Banking segment noninterest expense of $18.9 million increased $4.3 million, or 29.2%, from $14.6 million in the third quarter of 2013, primarily due to increased salaries and related costs, reflecting the growth of our commercial real estate and commercial business lending units and the expansion of our branch banking network, including growth through acquisitions.

Fiscal Year Ended December 31, 2013

As of December 31, 2013, our bank branch network consisted of 30 branches in the Pacific Northwest and Hawaii. At December 31, 2013 and 2012, our transaction and savings deposits totaled $1.53 billion and $1.05 billion, respectively, and our loan portfolio totaled $1.87 billion and $1.31 billion, respectively.

Commercial and Consumer Banking segment results are detailed below.

	Year Ended December 31,
(in thousands)	2013	2012
Net interest income	$59,172	$46,626
Provision for loan losses	900	11,500
Noninterest income	8,041	9,786
Noninterest expense	63,767	63,227

Income (loss) before income taxes	2,546	(18,315)
Income tax (benefit) expense	(91)	(3,821)

Net income (loss)	$2,637	$(14,494)

Average assets	$2,122,846	$1,849,036
Pre-tax pre-provision profit (loss)(1)	3,446	(6,815)
Efficiency ratio(2)	94.87%	112.08%
Full-time equivalent employees (ending)	577	413
Net gain on mortgage loan origination and sale activity:
Multifamily	$5,306	$4,872
Other	964	—

	$6,270	$4,872

Commercial and Consumer Banking production volumes:
Multifamily mortgage originations	$90,968	$112,074
Multifamily mortgage loans sold	$104,016	$118,805

(1)	Pre-tax pre-provision profit is total net revenue (net interest income and noninterest income) less noninterest expense. HomeStreet believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.
(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial and Consumer Banking net income was $2.6 million for the year ended December 31, 2013, an increase of $17.1 million from a net loss of $14.5 million for the year ended December 31, 2012. The increase in net income in 2013 was primarily the result of a $12.5 million increase in net interest income, which reflected improvements in our deposit product and pricing strategy. That strategy included reducing our higher-cost deposits and converting customers with maturing certificates of deposit to transaction and savings deposits. Additionally, improved credit quality of HomeStreet’s loan portfolio resulted in a $10.6 million lower provision for loan losses in 2013 compared to 2012.

Commercial and Consumer Banking servicing income consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012
Servicing income, net:
Servicing fees and other	$3,174	$3,396
Amortization of multifamily MSRs	(1,803)	(2,014)

Commercial mortgage servicing income	$1,371	$1,382

Commercial and Consumer Banking loans serviced for others consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012
Commercial
Multifamily	$720,429	$727,118
Other	95,673	53,235
Total commercial loans serviced for others	$816,102	$780,353

Commercial and Consumer Banking noninterest expense of $63.8 million increased $540 thousand, or 0.9%, from $63.2 million in 2012, primarily due to increased salaries and related costs, reflecting the growth of our commercial real estate and commercial business lending units and the expansion of our branch banking network, partially offset by the elimination of certain positions in commercial lending and administration in response to our acquisitions and which was intended to improve efficiency and performance.

Mortgage Banking Segment

Mortgage Banking originates and purchases single family residential mortgage loans for sale to investors in the secondary market. We purchase loans from WMS Series LLC through a correspondent arrangement between HomeStreet Bank and that company. The majority of our mortgage loans are sold to or securitized by Fannie Mae, Freddie Mac or Ginnie Mae, while we retain the right to service these loans. A small percentage of our loans are brokered or sold on a servicing-released basis to correspondent lenders. We manage the loan funding and the interest rate risk associated with the secondary market loan sales and the retained servicing rights within this business segment.

Quarter and Nine Month Period Ended September 30, 2014

Mortgage Banking segment results are detailed below.

	Three Months Ended September 30,		Change	Percent Change	Nine Months Ended September 30,		Change	Percent Change
(in thousands)	2014	2013			2014	2013
Net interest income	$5,145	$4,317	$828	19%	$11,368	$12,050	$(682)	(6)%
Noninterest income	42,153	34,696	7,457	21	120,938	145,083	(24,145)	(17)
Noninterest expense	45,228	43,468	1,760	4	124,563	126,215	(1,652)	(1)

Income before income tax expense	2,070	(4,455)	6,525	NM	7,743	30,918	(23,175)	(75)
Income tax expense	629	(1,260)	1,889	NM	2,508	10,786	(8,278)	(77)

Net income	$1,441	$(3,195)	$4,636	NM	$5,235	$20,132	$(14,897)	(74)%

Average assets	$697,601	$619,962	$77,639	13%	$571,063	$602,443	$(31,380)	(5)%
Efficiency ratio(1)	95.62%	111.42%			94.15%	80.32%
Full-time equivalent employees (ending)	993	922	71	8	993	922	71	8
Production volumes for sale to the secondary market:
Single family mortgage closed loan volume(2)(3)	$1,294,895	$1,187,061	$107,834	9	$3,069,882	$3,686,503	$(616,621)	(17)
Single family mortgage interest rate lock commitments(2)	1,167,677	786,147	381,530	49	3,172,650	3,245,259	(72,609)	(2)
Single family mortgage loans sold(2)	$1,179,464	$1,326,888	$(147,424)	(11)%	$2,705,719	$3,916,918	$(1,211,199)	(31)%

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).
(2)	Includes loans originated by WMS Series LLC and purchased by HomeStreet Bank.
(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

Mortgage Banking net income was $1.4 million for the third quarter of 2014, compared to a net loss of $3.2 million for the third quarter of 2013. For the first nine months of 2014, Mortgage Banking net income was $5.2 million, a decrease of $14.9 million, or 74.0%, from net income of $20.1 million for the first nine months of 2013. The increase in Mortgage Banking net income for the third quarter of 2014 primarily reflected increased interest rate lock commitment volume from the expansion of our mortgage production offices and a 26.8% increase in mortgage production personnel year over year.

Mortgage Banking net gain on sale to the secondary market is detailed in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$29,866	$23,076	$79,658	$110,760
Loan origination and funding fees	6,947	8,302	18,489	24,363

Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$36,813	$31,378	$98,147	$135,123

(1)	Excludes inter-segment activities.
(2)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

Net gain on mortgage loan origination and sale activities was $36.8 million for the third quarter of 2014, an increase of $5.4 million, or 17.3%, from $31.4 million in the third quarter of 2013. This increase is primarily the result of a 48.5% increase in interest rate lock commitments, which was mainly driven by the expansion of our mortgage production offices. Since September 2013, we have increased our home lending capacity and expanded our lending footprint by adding 19 home loan centers, including 12 in California, to bring our total home loan centers to 55.

Mortgage Banking servicing income consisted of the following.

	Three Months Ended September 30,		Dollar Change	Percent Change	Nine Months Ended September 30,			Dollar Change	Percent Change
(in thousands)	2014	2013			2014		2013
Servicing income, net:
Servicing fees and other	$8,061	$8,145	$(84)	(1)%	$26,115		$22,156	$3,959	18%
Changes in fair value of MSRs due to modeled amortization(1)	(6,212)	(5,665)	(547)	10	(19,289)		(18,305)	(984)	5

	1,849	2,480	(631)	(25)	6,826		3,851	2,975	77
Risk management:
Changes in fair value of MSRs due to changes in model inputs and/or assumptions(2)	899	(2,456)	$3,355	(137)	(7,836	)(3)	16,812	$(24,648)	(147)
Net gain from derivatives economically hedging MSRs	2,543	3,631	(1,088)	(30)	23,381		(12,392)	35,773	(289)

	3,442	1,175	2,267	193	15,545		4,420	11,125	252

Mortgage Banking servicing income	$5,291	$3,655	$1,636	45%	$22,371		$8,271	$14,100	170%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)	Includes pre-tax income of $4.7 million, net of brokerage fees and prepayment reserves, resulting from the second quarter 2014 sale of single family MSRs.

Single family mortgage servicing income of $5.3 million in the third quarter of 2014 increased $1.6 million, or 45%, from $3.7 million in the third quarter of 2013, primarily due to improved risk management results. Risk management results represent changes in the fair value of single family MSRs due to changes in model inputs and assumptions net of the gain/(loss) from derivatives economically hedging MSRs.

For the first nine months of 2014, single family mortgage servicing income of $22.4 million increased $14.1 million, or 170.5%, from $8.3 million for the first nine months of 2013, primarily as a result of improved risk management results and servicing fees collected. Included in risk management results for the first nine months of 2014 is $4.7 million of pre-tax income recognized from the second quarter 2014 sale of single family MSRs.

Single family mortgage servicing fees collected in the third quarter of 2014 decreased $84 thousand, or 1.0%, from the third quarter of 2013. As a result of the June 30, 2014 sale of single family MSRs, the portfolio of single family loans serviced for others decreased to $10.59 billion at September 30, 2014 compared to $11.29 billion at September 30, 2013. Mortgage servicing fees collected in future periods will be negatively impacted in the short term because the balance of the loans serviced for others portfolio was reduced as a consequence of this sale.

Single family loans serviced for others consisted of the following.

(in thousands)	At September 30, 2014	At December 31, 2013
U.S. government and agency	$10,007,872	$11,467,853
Other	585,393	327,768

Total single family loans serviced for others	$10,593,265	$11,795,621

Mortgage Banking noninterest expense of $45.2 million in the third quarter of 2014 increased $1.8 million, or 4.0%, from $43.5 million in the third quarter of 2013, primarily due to higher commission and incentive expense, as closed loan volumes increased 9.1% from the third quarter of 2013, and higher general and administrative expenses resulting from our expansion into new markets.

Fiscal Year Ended December 31, 2013

	Year Ended December 31,
(in thousands)	2013	2012
Net interest income	$15,272	$14,117
Noninterest income	182,704	228,234
Noninterest expense	165,728	120,364

Income before income taxes	32,248	121,987
Income tax expense	11,076	25,367

Net income	$21,172	$96,620

Average assets	$595,368	$554,824
Efficiency ratio(1)	83.71%	49.67%
Full-time equivalent employees (ending)	925	686
Production volumes for sale to the secondary market:
Single family mortgage closed loan volume(2)(3)	$4,459,649	$4,668,167
Single family mortgage interest rate lock commitments(2)	3,907,274	4,786,667
Single family mortgage loans sold(2)	4,733,473	4,170,840

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).
(2)	Includes loans originated by WMS Services LLC (“WMS”) and purchased by HomeStreet Bank.
(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

Mortgage Banking net income was $21.2 million for the year ended December 31, 2013, a decrease of $75.4 million, or 78.1%, from net income of $96.6 million for the year ended December 31, 2012. The decrease in Mortgage Banking net income for 2013 was driven primarily by higher mortgage interest rates that led to a sharp decrease in interest rate lock commitment volume. Since a substantial amount of the gain on loan origination and sale activities is recognized at the time of interest rate lock, higher mortgage interest rates in 2013 created an imbalance between the volume of interest rate lock commitments and closed loans. In periods where the volume of closed loans significantly exceeds the volume of interest rate lock commitments, noninterest expense will be higher relative to noninterest income because variable costs, notably commissions and incentives, are recognized at the time of closing the loan.

Mortgage Banking net gain on sale to the secondary market is detailed in the following table.

	Year Ended December 31,
(in thousands)	2013	2012
Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$128,391	$178,624
Provision for repurchase losses(3)	—	(2,969)

Net gain from secondary market activities	128,391	175,655
Loan origination and funding fees	30,051	30,037

Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$158,442	$205,692

(1)	Excludes inter-segment activities.
(2)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.
(3)	Represents changes in estimated probable future repurchase losses on previously sold loans.

Net gain on mortgage loan origination and sale activities was $158.4 million for the year ended December 31, 2013, a decrease of $45.9 million, or 21.8%, from $205.7 million for the year ended December 31, 2012. This decrease is primarily the result of a 18.4% decrease in interest rate lock commitments, which was mainly driven by an increase in mortgage interest rates which began in the latter part of the second quarter of 2013, which led to a decrease in refinance mortgage volume, and a shift to a purchase mortgage-dominated market.

Mortgage Banking servicing income consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012
Servicing income, net:
Servicing fees and other	$30,999	$24,437
Changes in fair value of MSRs due to modeled amortization(1)	25,668	(20,662)

	56,667	3,775
Risk management:
Changes in fair value of MSRs due to changes in model inputs and/or assumptions(2)	(20,533)	(11,018)
Net gain from derivatives economically hedging MSRs	(20,432)	21,982

	(40,965)	10,964

Mortgage Banking servicing income	$15,702	$14,739

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Single family mortgage servicing income of $15.7 million in the year ended December 31, 2013 increased by $1.0 million from $14.7 million in the year ended December 31, 2012. This increase was primarily due to increased servicing fees collected on HomeStreet’s single family mortgages, partially offset by mortgage servicing rights (“MSR”) risk management results. Risk management results represent changes in the fair value of single family MSRs due to changes in model inputs and assumptions net of the gain/(loss) from derivatives economically hedging MSRs.

Single family mortgage servicing fees collected in the year ended December 31, 2013 increased $6.6 million, or 26.9%, from the year ended December 31, 2012 primarily as a result of growth in the portfolio of single family loans serviced for others, which increased to $11.80 billion at December 31, 2013 compared to $8.87 billion at December 31, 2012.

Single family loans serviced for others consisted of the following.

	At December 31,
(in thousands)	2013	2012
Single family
U.S. government and agency	$11,467,853	$8,508,458
Other	327,768	362,230

Total single family loans serviced for others	$11,795,621	$8,870,688

Mortgage Banking noninterest expense of $165.7 million for the year ended December 31, 2013 increased $45.4 million, or 37.7%, from $120.4 million in 2012. This increase was primarily attributable to increased salaries and related costs due to our continued growth in loan production personnel and our expansion into new markets.

Off-Balance Sheet Arrangements

In the normal course of business, we are a party to financial instruments with off-balance sheet risk. These financial instruments (which include commitments to originate loans and commitments to purchase loans) include potential credit risk in excess of the amount recognized in the accompanying consolidated financial statements. These transactions are designed to (1) meet the financial needs of our customers, (2) manage our credit, market or liquidity risks, (3) diversify our funding sources and/or (4) optimize capital.

For more information on off-balance sheet arrangements, including derivative counterparty credit risk, see the “Commitments, Guarantees and Contingencies” discussions within HomeStreet’s Management’s Discussion and Analysis contained in this joint proxy statement.

Commitments, Guarantees and Contingencies

We may incur liabilities under certain contractual agreements contingent upon the occurrence of certain events. Our known contingent liabilities include:

•	Unfunded loan commitments. We make certain unfunded loan commitments as part of our lending activities that have not been recognized in HomeStreet’s financial statements. These include commitments to extend credit made as part of our mortgage lending activities and interest rate lock commitments on loans we intend to hold in our loans held for investment portfolio. The aggregate amount of these unrecognized unfunded loan commitments existing at December 31, 2013 and December 31, 2012 was $18.4 million and $76.8 million, respectively.

•	Credit agreements. We extend secured and unsecured open-end loans to meet the financing needs of our customers. These commitments, which primarily related to unused home equity and commercial real estate lines of credit and business banking funding lines, totaled $154.0 million and $91.1 million at December 31, 2013 and December 31, 2012. Undistributed construction loan proceeds, where HomeStreet has an obligation to advance funds for construction progress payments, was $168.5 million and $34.5 million at December 31, 2013 and December 31, 2012, respectively. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements in that commitments may expire without being drawn upon.

•	Interest rate lock commitments. HomeStreet writes options in the form of interest rate lock commitments on single family mortgage loans that are exercisable at the option of the borrower. We are exposed to market risk on interest rate lock commitments. The fair value of interest rate lock commitments existing at December 31, 2013 and December 31, 2012, was $6.0 million and $22.5 million, respectively. We mitigate the risk of future changes in the fair value of interest rate lock commitments primarily through the use of forward sale commitments.

•	Credit loss sharing. We originate, sell and service multifamily loans through the Fannie Mae DUS program. Multifamily loans are sold to Fannie Mae subject to a loss sharing arrangement. HomeStreet Capital services the loans for Fannie Mae and shares in the risk of loss with Fannie Mae under the terms of the DUS contracts. Under the DUS program, the DUS lender is contractually responsible for the first 5% of losses and then shares equally in the remainder of losses with Fannie Mae with a maximum lender loss of 20% of the original principal balance of each DUS loan. The total principal balance of loans outstanding under the DUS program as of December 31, 2013 and December 31, 2012 was $720.4 million and $727.1 million, respectively, and our loss reserve was $2.0 million and $3.3 million as of December 31, 2013 and December 31, 2012, respectively.

•	Mortgage repurchase liability. In our single family lending business, we sell residential mortgage loans to GSEs that include the mortgage loans in GSE-guaranteed mortgage securitizations. In addition, HomeStreet pools FHA-insured and Department of Veterans’ Affairs (“VA”)-guaranteed mortgage loans that are used to back Ginnie Mae-guaranteed securities. We have made representations and warranties that the loans sold meet certain requirements. We may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, early payment defaults and fraud. These obligations expose us to any credit loss on the repurchased mortgage loans after accounting for any mortgage insurance that it may receive. Generally, the maximum amount of future payments we would be required to make for breaches of these representations and warranties would be equal to the unpaid principal balance of such loans that are deemed to have defects that were sold to purchasers plus, in certain circumstances, accrued and unpaid interest on such loans and certain expenses.

We do not typically receive repurchase requests from Ginnie Mae, FHA or VA. As an originator of FHA insured or VA guaranteed loans, we are responsible for obtaining the insurance with FHA or the guarantee with the VA. If loans are later found not to meet the requirements of FHA or VA, through required internal quality control reviews or through agency audits, we may be required to indemnify FHA or VA against loss. The loans remain in Ginnie Mae pools unless and until they qualify for voluntary repurchase by HomeStreet. In general, once a FHA or VA loan becomes 90 days past due, we repurchase the FHA or VA loan to minimize the cost of interest advances on the loan. If the loan is cured through borrower efforts or through loss mitigation activities, the loan may be resold into a Ginnie Mae pool. HomeStreet’s liability for mortgage loan repurchase losses incorporates probable losses associated with such indemnification.

As of December 31, 2013 and December 31, 2012, the total principal balance of loans sold that were subject to the terms and conditions of these representations and warranties totaled $11.89 billion and $8.92 billion. We recorded a mortgage repurchase liability of $1.3 million and $2.0 million at December 31, 2013 and 2012, respectively, to reflect management’s estimate of losses for loans for which we could have a repurchase obligation. Actual repurchase losses of $2.5 million and $2.8 million were incurred for the years ended December 31, 2013 and 2012, respectively.

Leases. HomeStreet is obligated under non-cancelable leases for office space. The office leases also contain renewal and space options. Rental expense under non-cancelable operating leases totaled $11.4 million and $7.1 million for the years ended December 31, 2013, and 2012, respectively.

Derivative Counterparty Credit Risk

Derivative financial instruments expose us to credit risk in the event of nonperformance by counterparties to such agreements. This risk consists primarily of the termination value of agreements where we are in a favorable position. Credit risk related to derivative financial instruments is considered within the fair value measurement of the instrument. We manage the credit risk associated with our various derivative agreements through counterparty credit review, counterparty exposure limits and monitoring procedures. From time to time, we may provide or obtain collateral from certain counterparties for amounts in excess of exposure limits as outlined by the counterparty credit policies of the parties. We have entered into agreements with derivative counterparties that include netting arrangements whereby the counterparties are entitled to settle their positions on a net basis. At December 31, 2013 and 2012, our net exposure to the credit risk of derivative counterparties was $10.2 million and $22.7 million.

Contractual Obligations

The following table summarizes our significant fixed and determinable contractual obligations, within the categories described below, by payment date or contractual maturity as of December 31, 2013. The payment amounts for financial instruments shown below represent principal amounts contractually due to the recipient and do not include any unamortized premiums or discounts, or other similar carrying value adjustments.

(in thousands)	Within one year	After one but within three years	After three but within five	More than five years	Total
Deposits(1)	$2,095,020	$96,571	$19,230	$—	$2,210,821
Seattle FHLB advances	431,000	—	—	15,590	446,590
Trust preferred securities(2)	—	—	—	64,950	64,950
Interest(3)	5,963	9,521	5,837	24,265	45,586
Operating leases	11,856	23,433	14,421	4,115	53,825
Purchase obligations(4)	4,147	5,578	—	—	9,725

Total	$2,547,986	$135,103	$39,488	$108,920	$2,831,497

(1)	Deposits with indeterminate maturities, such as demand, savings and money market accounts, are reflected as obligations due less than one year.
(2)	Trust preferred securities is included in long-term debt on the consolidated statements of financial condition.
(3)	Represents the future interest obligations related to interest-bearing time deposits and long-term debt in the normal course of business. These interest obligations assume no early debt redemption. We estimated variable interest rate payments using December 31, 2013 rates, which we held constant until maturity.
(4)	Represents agreements to purchase goods or services.

Enterprise Risk Management

All financial institutions manage and control a variety of business and financial risks that can significantly affect their financial performance. Among these risks are credit risk; market risk, which includes interest rate risk and price risk; liquidity risk; and operational risk. We are also subject to risks associated with compliance/legal, strategic and reputational matters.

The HomeStreet’s Board of Directors (the “Board”) and executive management have overall and ultimate responsibility for management of these risks. The Board, its committees and senior managers oversee the management of various risks. We review and assess these risks on an enterprise-wide basis periodically and as part of the annual strategic planning process. We use internal audits, quality control and loan review functions to assess the strength of and adherence to risk management policies, internal controls and regulatory requirements. Similarly, external reviews, examinations and audits are conducted by regulators and others. In addition, our compliance, appraisal, corporate security and information security personnel provide additional risk management services in their areas of expertise.

The Board and its committees (both for HomeStreet and its subsidiaries) work closely with senior management in overseeing risk. Management recommends the appropriate level of risk in our strategic and business plans and in our board-approved credit and operating policies and has responsibility for measuring, managing, controlling and reporting on risks. The Board and its committees oversee the monitoring and controlling of significant risk exposures, including the policies governing risk management. The Board authorizes its committees to take any action on its behalf as described in their respective charter or as otherwise delegated by the Board, except as otherwise specifically reserved by law, regulation, other committees’ charters or HomeStreet’s charter documents for action solely by the full board or another board committee. These committees include:

•	Audit Committee. The Audit Committee oversees the policies and management activities relating to our financial reporting, internal and external audit, regulatory, legal and compliance risks.

•	Finance Committee. The Finance Committee oversees the consolidated companies’ activities related to balance sheet management, major financial risks including market, interest rate, liquidity and funding risks and counterparty risk management, including trading limits.

•	Credit Committee. The Credit Committee oversees the annual Loan Review Plan, lending policies, credit performance and trends, the allowance for credit loss policy and loan loss reserves, large borrower exposure and concentrations, and approval of broker/dealer relationships.

•	Human Resources and Corporate Governance Committee. The Human Resources and Corporate Governance Committee (the “HRCG”) of HomeStreet, Inc. reviews all matters concerning our human resources, compensation, benefits, and corporate governance. HRCG’s policy objectives are to ensure that HomeStreet and its operating subsidiaries meet their corporate objectives of attracting and retaining a well-qualified workforce, to oversee our human resource strategies and policies and to ensure processes are in place to assure compliance with employment laws and regulations.

•	Enterprise Risk Management Committee. The Enterprise Risk Management Committee (the “ERMC”) oversees HomeStreet’s enterprise-wide risk management framework, including evaluating management’s identification and assessment of the significant risks and the related infrastructure to address such risks and monitors HomeStreet’s compliance with its risk appetite and risk limit structures and effective remediation of non-compliance on an ongoing, enterprise-wide, and individual entity basis. The ERMC does not duplicate the risk oversight of the Board’s other committees, but rather helps ensure end-to-end understanding and oversight of all risk issues in one Board committee and enhances the Board’s and management’s understanding of HomeStreet’s aggregate enterprise-wide risk appetite.

The following is a discussion of our risk management practices. The risks related to credit, liquidity, interest rate and price warrant in-depth discussion due to the significance of these risks and the impact they may have on our business.

Credit Risk Management

Credit risk is defined as the risk to current or anticipated earnings or capital arising from an obligor’s failure to meet the terms of any contract with HomeStreet, including those in the lending, securities and derivative portfolios, or otherwise perform as agreed. Factors relating to the degree of credit risk include the size of the asset or transaction, the contractual terms of the related documents, the credit characteristics of the borrower, the channel through which assets are acquired, the features of loan products or derivatives, the existence and strength of guarantor support, the availability, quality and adequacy of any underlying collateral and the economic environment after the loan is originated or the asset is acquired. Our overall portfolio credit risk is also impacted by asset concentrations within the portfolio.

Our credit risk management process is primarily governed centrally. Our overall credit process includes comprehensive credit policies, judgmental or statistical credit underwriting, frequent and detailed risk measurement and modeling and loan review, quality control and audit processes. In addition, we have an independent loan review function that reports directly to the Credit Committee of the Board, and internal auditors and regulatory examiners review and perform detailed tests of our credit underwriting, loan administration and allowance processes.

The Chief Credit Officer’s primary responsibilities include directing the activities of the credit risk management function as it relates to the loan portfolio, overseeing loan portfolio performance and ensuring compliance with regulatory requirements and HomeStreet’s established credit policies, standards and limits, determining the reasonableness of our allowance for loan losses, reviewing and approving large credit exposures and delegating credit approval authorities. Senior credit administrators who oversee the lines of business have both transaction approval authority and governance authority for the approval of procedures within established policies, standards and limits. The Chief Credit Officer reports directly to the Chief Executive Officer.

The Loan Committee provides direction and oversight within our risk management framework. The committee seeks to ensure effective portfolio risk analysis and policy review and to support sound implementation of defined business and risk strategies. Additionally, the Loan Committee periodically approves credits larger than the Chief Credit Officer’s or Chief Executive Officer’s individual approval authorities allow. The members of the Loan Committee are the Chief Executive Officer, Chief Credit Officer and the Commercial Banking Director.

The loan review department’s primary responsibility includes the review of our loan portfolios to provide an independent assessment of credit quality, portfolio oversight and credit management, including accuracy of loan grading. Loan review also conducts targeted credit-related reviews and credit process reviews at the request of the Board and management and reviews a sample of newly originated loans for compliance with closing conditions and accuracy of loan grades. Loan review reports directly to the Credit Committee and administratively to the Compliance and Regulatory Affairs Director.

Credit limits for capital markets counterparties, including derivative counterparties, are defined in HomeStreet’s Counterparty Risk policy, which is reviewed annually by the Bank Loan Committee, with final approval by the Board Credit Committee. The treasury function is responsible for directing the activities related to securities and derivative portfolios, including overseeing derivative portfolio performance and ensuring compliance with established credit policies, standards and limits. The Chief Investment Officer and Treasurer reports directly to the Chief Executive Officer.

Appraisal Policy

An integral part of our credit risk management process is the valuation of the collateral supporting the loan portfolio, which is primarily comprised of loans secured by real estate. We maintain a Board-approved appraisal policy for real estate appraisals that conforms to the Uniform Standards of Professional Appraisal Practice (“USPAP”) and FDIC regulatory requirements. Our Chief Appraiser, who is independent of the business unit and credit administration departments, is responsible for maintaining the appraisal policy and recommending changes to the policy subject to Loan Committee and Credit Committee approval.

Real Estate

Our appraisal policy requires that market value appraisals or evaluations be prepared at loan origination, subsequent loan extensions and for loan monitoring purposes. Our appraisals are prepared by independent third-party appraisers and our staff appraisers. Evaluations are prepared by independent qualified third-party providers. We use state certified and licensed appraisers with appropriate expertise as it relates to the subject property type and location. All appraisals contain “as is” values based upon the definition of market value as set forth in the FDIC appraisal regulations. For commercial properties we may also obtain “upon completion” and “upon stabilization” values as appropriate to the loan type and status. The appraisal standard for the non-tract development properties (four units or less) is retail value of individual units. For tract development properties with five or more units, the appraisal standard is the bulk value of the tract as a whole.

We review all appraisals and evaluations prior to approval of a loan transaction. Commercial real estate appraisals and evaluations are reviewed by our in-house appraisal staff. Non-complex single family appraisal reviews are conducted by our or appraisal department staff. Complex single family appraisals or appraisals with unusual characteristics are referred to our state-licensed staff appraisal for review.

For loan monitoring and problem loan management purposes our appraisal practices are as follows:

•	We generally do not perform valuation monitoring for pass-graded credits due to minimal credit risk.

•	For loans graded special mention, an appraisal is performed at the time of loan downgrade, and an appraisal or evaluation is performed at least every two years thereafter, depending upon property complexity, market area, market conditions, intended use and other considerations.

•	For loans graded substandard or doubtful and for all OREO properties, we require an independent third-party appraisal at the time of downgrade or transfer to OREO and at least every twelve months thereafter until disposition or loan upgrade. For loans where foreclosure is probable, an appraisal or evaluation is prepared at the intervening six-month period prior to foreclosure.

•	In addition, if we determine that market conditions, changes to the property, changes in the intended use of the property or other factors indicate an appraisal is no longer reliable, we will also obtain an updated appraisal or evaluation and assess whether a change in collateral value requires an additional adjustment to carrying value.

Other

Our appraisal requirements for loans not secured by real estate, such as business loans secured by equipment, include valuation methods ranging from evidence of sales price or verification with a recognized guide for new equipment to a valuation opinion by a professional appraiser for multiple pieces of used equipment.

Loan modifications

We have modified loans for various reasons for borrowers not experiencing financial difficulties. For example, we have extended maturities on certain loans to allow additional time for sales or leasing of residential and commercial real estate construction or rehabilitation projects. Other short-term extensions have been granted to allow time for receipt of appraisals and other financial reporting information to facilitate underwriting of loan extensions and renewals.

When there is a well-conceived and prudent workout plan that supports the ultimate collection of principal and interest, we may enter into a loan modification to help maximize the likelihood of success for a given workout strategy. In each case we also assess whether it is in the best interests of HomeStreet to foreclose or modify the terms. We have made concessions such as interest-only payment terms, interest rate reductions, principal and interest forgiveness and payment restructures. Additionally, we have provided for concessions to construction and land development borrowers that focused primarily on forgiveness of principal in conjunction with settlement activities so as to allow us to acquire control of the real estate collateral. For single family mortgage borrowers, we have generally provided for granting interest rate reductions for periods of three years or less to reduce payments and provide the borrower time to resolve their financial difficulties. In each case, we carefully analyze the borrower’s current financial condition to assure that they can make the modified payment.

Loan Underwriting Standards

Our underwriting standards for single family and home equity loans require evaluating and understanding a borrower’s credit, collateral and ability to repay the loan. Credit is determined based on how well a borrower manages their current and prior debts, documented by a credit report that provides credit scores and the borrower’s current and past information about their credit history. Collateral is based on the type and use of property, occupancy and market value, largely determined by property appraisals. A borrower’s ability to repay the loan is based on several factors, including employment, income, current debt, assets and level of equity in the property. We also consider loan-to-property value and debt-to-income ratios, loan amount and lien position in assessing whether to originate a loan. Single family and home equity borrowers are particularly susceptible to downturns in economic trends that negatively affect housing prices and demand and levels of unemployment.

For commercial, multifamily and construction loans, we consider the same factors with regard to the borrower and the guarantors. In addition, we evaluate liquidity, net worth, leverage, other outstanding indebtedness of the borrower, an analysis of cash expected to flow through the borrower (including the outflow to other lenders) and prior experience with the borrower. We use this information to assess financial capacity, profitability and experience. Ultimate repayment of these loans is sensitive to interest rate changes, general economic conditions, liquidity and availability of long-term financing.

Additional considerations for commercial permanent loans secured by real estate:

Our underwriting standards for commercial permanent loans generally require that the loan-to-value ratio for these loans not exceed 75% of appraised value or discounted cash flow value, as appropriate, and that commercial properties attain debt coverage ratios (net operating income divided by annual debt servicing) of 1.25 or better.

Our underwriting standards for multifamily residential permanent loans generally require that the loan-to-value ratio for these loans not exceed 80% of appraised value, cost, or discounted cash flow value, as appropriate, and that multifamily residential properties attain debt coverage ratios of 1.2 or better. However, underwriting standards can be influenced by competition and other factors. We endeavor to maintain the highest practical underwriting standards while balancing the need to remain competitive in our lending practices.

Additional considerations for commercial construction loans secured by real estate:

We originate a variety of real estate construction loans. Underwriting guidelines for these loans vary by loan type but include loan-to-value limits, term limits, loan advance limits and pre-leasing requirements, as applicable.

Our underwriting guidelines for commercial real estate construction loans generally require that the loan-to-value ratio not exceed 75% and stabilized debt coverage ratios of 1.25 or better.

Our underwriting guidelines for multifamily residential construction loans generally require that the loan-to-value ratio not exceed 80% and stabilized debt coverage ratios of 1.2 or better.

Our underwriting guidelines for single family residential construction loans to builders generally require that the loan-to-value ratio not exceed 85%.

As noted above, underwriting standards can be influenced by competition and other factors. However, we endeavor to maintain the highest practical underwriting standards while balancing the need to remain competitive in our lending practices.

Asset Quality and Nonperforming Assets

The primary markets in which we do business were impacted by the deterioration in the U.S. housing market that began in 2007. Faced with unfavorable market conditions, more borrowers with residential and commercial loans defaulted on their loans, thereby contributing to an increase in delinquency rates, which peaked in our loan portfolio during 2009 and continued to be higher than historical averages through 2012. We generally stopped our origination of new loans held for investment in 2008 to enable us to focus on problem loan resolution and improve overall asset quality. Beginning in 2009, we tightened our lending practices and underwriting standards as we shifted to primarily originating single family loans that conform to GSE parameters and Fannie Mae DUS multifamily loans, substantially all of which were designated for sale. With the successful completion of our initial public offering and the termination of the order to Cease and Desist issued to HomeStreet Bank by the FDIC and WDFI dated May 8, 2009, which had placed certain restrictions on HomeStreet Bank’s operations, we restarted all of our traditional lines of lending in 2012 and again began to grow our loans held for investment portfolio.

Quarter and Nine Month Period Ended September 30, 2014

Nonperforming assets (“NPAs”) were $30.4 million, or 0.87% of total assets at September 30, 2014, compared to $38.6 million, or 1.26% of total assets at December 31, 2013. Nonaccrual loans of $19.9 million, or 1.00% of total loans at September 30, 2014, decreased $5.8 million, or 22.6%, from $25.7 million, or 1.36% of total loans at December 31, 2013. OREO balances of $10.5 million at September 30, 2014 decreased $2.4 million, or 18.8%, from $12.9 million at December 31, 2013. Net charge-offs during the three and nine months ended September 30, 2014 were $57 thousand and $478 thousand, respectively, compared with $1.5 million and $3.8 million during the three and nine months ended September 30, 2013, respectively.

At September 30, 2014, our loans held for investment portfolio, excluding the allowance for loan losses, was $1.99 billion, an increase of $90.9 million from December 31, 2013. The allowance for loan losses decreased to $21.8 million, or 1.10% of loans held for investment, compared to $23.9 million, or 1.26% of loans held for investment at December 31, 2013.

In recognition of our improving credit trends and lower charge-offs, we recorded no provision for credit losses in the third quarter of 2014, compared to a reversal of provision of $1.5 million in the third quarter of 2013. For the nine months ended September 30, 2014, we recorded a reversal of provision of $1.5 million, compared to a provision of $900 thousand during the nine months ended September 30, 2013.

The following tables present the recorded investment, unpaid principal balance and related allowance for impaired loans, broken down by those with and those without a specific reserve.

	At September 30, 2014
(in thousands)	Recorded Investment		Unpaid Principal Balance	Related Allowance
Impaired loans:
Loans with no related allowance recorded	$81,770		$97,567	$—
Loans with an allowance recorded	39,321		39,581	2,636

Total	$121,091	(1)	$137,148	$2,636

	At December 31, 2013
(in thousands)	Recorded Investment		Unpaid Principal Balance	Related Allowance
Impaired loans:
Loans with no related allowance recorded	$81,301		$112,795	$—
Loans with an allowance recorded	38,568		38,959	2,571

Total	$119,869	(1)	$151,754	$2,571

(1)	Includes $70.0 million and $70.3 million in single family performing troubled debt restructurings (“TDRs”) at September 30, 2014 and December 31, 2013, respectively.

HomeStreet had 247 impaired loans totaling $121.1 million at September 30, 2014 and 216 impaired loans totaling $119.9 million at December 31, 2013. The average recorded investment in these loans for the three and nine months ended September 30, 2014 was $119.1 million and $119.0 million, respectively, compared with $122.2 million and $123.5 million for the three and nine months ended September 30, 2013, respectively. Impaired loans of $39.3 million and $38.6 million had a valuation allowance of $2.6 million and $2.6 million at September 30, 2014 and December 31, 2013, respectively.

The allowance for credit losses represents management’s estimate of the incurred credit losses inherent within our loan portfolio. For further discussion related to credit policies and estimates see Critical Accounting Policies and Estimates—Allowance for Loan Losses within HomeStreet’s Management’s Discussion and Analysis of this Joint Proxy Statement.

The following table presents the allowance for credit losses, including reserves for unfunded commitments, by loan class.

	At September 30, 2014			At December 31, 2013
(in thousands)	Amount	Percent of Allowance to Total Allowance	Loan Category as a % of Total Loans	Amount	Percent of Allowance to Total Allowance	Loan Category as a % of Total Loans
Consumer loans
Single family	$8,878	40.2%	39.6%	$11,990	49.8%	47.7%
Home equity	3,563	16.1	6.9	3,987	16.6	7.1

	12,441	56.3	46.5	15,977	66.4	54.8
Commercial loans
Commercial real estate	3,981	18.0	26.6	4,012	16.7	25.2
Multifamily	713	3.2	3.1	942	3.9	4.2
Construction/land development	2,687	12.2	15.0	1,414	5.9	6.9
Commercial business	2,289	10.3	8.8	1,744	7.1	8.9

	9,670	43.7	53.5	8,112	33.6	45.2

Total allowance for credit losses	$22,111	100.0%	100.0%	$24,089	100.0%	100.0%

The following table presents activity in our allowance for credit losses, which includes reserves for unfunded commitments.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Allowance at the beginning of period	$22,168	$27,858	$24,089	$27,751
Provision for loan losses	—	(1,500)	(1,500)	900
Recoveries:
Consumer
Single family	65	179	106	425
Home equity	94	273	420	526

	159	452	526	951
Commercial
Commercial real estate	275	—	431	—
Construction/land development	123	348	185	699
Commercial business	51	25	198	173

	449	373	814	872

Total recoveries	608	825	1,340	1,823
Charge-offs:
Consumer
Single family	(226)	(606)	(509)	(2,468)
Home equity	(135)	(377)	(694)	(1,515)

	(361)	(983)	(1,203)	(3,983)
Commercial
Commercial real estate	—	(1,306)	(23)	(1,449)
Construction/land development	—	—	—	(148)
Commercial business	(304)	—	(592)	—

	(304)	(1,306)	(615)	(1,597)

Total charge-offs	(665)	(2,289)	(1,818)	(5,580)

(Charge-offs), net of recoveries	(57)	(1,464)	(478)	(3,757)

Balance at end of period	$22,111	$24,894	$22,111	$24,894

The following table presents the composition of TDRs by accrual and nonaccrual status.

	At September 30, 2014
(in thousands)	Accrual	Nonaccrual	Total
Consumer
Single family(1)	$72,663	$1,379	$74,042
Home equity	2,501	20	2,521

	75,164	1,399	76,563
Commercial
Commercial real estate	23,964	1,182	25,146
Multifamily	3,101	—	3,101
Construction/land development	5,693	—	5,693
Commercial business	658	9	667

	33,416	1,191	34,607

	$108,580	$2,590	$111,170

	At December 31, 2013
(in thousands)	Accrual	Nonaccrual	Total
Consumer
Single family(1)	$70,304	$4,017	$74,321
Home equity	2,558	86	2,644

	72,862	4,103	76,965
Commercial
Commercial real estate	19,620	628	20,248
Multifamily	3,163	—	3,163
Construction/land development	6,148	—	6,148
Commercial business	112	—	112

	29,043	628	29,671

	$101,905	$4,731	$106,636

(1)	Includes loan balances insured by the FHA or guaranteed by the VA of $24.6 million and $17.8 million, at September 30, 2014 and December 31, 2013, respectively.

HomeStreet had 231 loan relationships classified as troubled debt restructurings (“TDRs”) totaling $111.2 million at September 30, 2014 with related unfunded commitments of $55 thousand. HomeStreet had 204 loan relationships classified as TDRs totaling $106.6 million at December 31, 2013 with related unfunded commitments of $47 thousand. TDR loans within the loans held for investment portfolio and the related reserves are included in the impaired loan tables above.

Delinquent loans and other real estate owned by loan type consisted of the following.

	At September 30, 2014
(in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due and Not Accruing	90 Days or More Past Due and Still Accruing		Total Past Due Loans	Other Real Estate Owned
Consumer loans
Single family	$2,406	$1,535	$8,350	$31,480	(1)	$43,771	$2,818
Home equity	461	109	1,700	—		2,270	—

	2,867	1,644	10,050	31,480		46,041	2,818
Commercial loans
Commercial real estate	—	—	7,058	—		7,058	1,822
Multifamily	—	—	—	—		—	—
Construction/land development	—	—	—	—		—	5,838
Commercial business	44	—	2,798	—		2,842	—

	44	—	9,856	—		9,900	7,660

Total	$2,911	$1,644	$19,906	$31,480		$55,941	$10,478

(1)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.

	At December 31, 2013
(in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due and Not Accruing	90 Days or More Past Due and Still Accruing(1)		Total Past Due Loans	Other Real Estate Owned
Consumer loans
Single family	$6,466	$4,901	$8,861	$46,811	(1)	$67,039	$5,246
Home equity	375	75	1,846	—		2,296	—

	6,841	4,976	10,707	46,811		69,335	5,246
Commercial loans
Commercial real estate	—	—	12,257	—		12,257	1,688
Construction/land development	—	—	—	—		—	5,977
Commercial business	—	—	2,743	—		2,743	—

	—	—	15,000	—		15,000	7,665

Total	$6,841	$4,976	$25,707	$46,811		$84,335	$12,911

(1)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status as they have little to no risk of loss.

Fiscal Year Ended December 31, 2013

Nonperforming assets decreased to $38.6 million, or 1.26% of total assets at December 31, 2013, compared to $53.8 million, or 2.05% of total assets at December 31, 2012. Nonaccrual loans of $25.7 million, or 1.36% of total loans at December 31, 2013, declined $4.2 million, or 14.0%, from $29.9 million, or 2.24% of total loans at December 31, 2012. OREO balances of $12.9 million at December 31, 2013 declined $11.0 million, or 46.1%, from $23.9 million at December 31, 2012.

As problem loans are resolved and credit losses are realized, the credit risk inherent within the loans held for investment portfolio declines. Consequently, the level of our allowance for loan losses has also declined. At December 31, 2013, our loans held for investment portfolio, excluding the allowance for loan losses, was $1.90 billion, an increase of $559.2 million from December 31, 2012, while the allowance for loan losses decreased to $23.9 million, or 1.26% of loans held for investment, compared to $27.6 million, or 2.06% of loans held for investment at December 31, 2012. The decrease in the allowance for loan losses as a percentage of loans held for investment primarily reflected improved credit quality of our loan portfolio.

Management considers the current level of the allowance for loan losses to be appropriate to cover estimated incurred losses inherent within our loans held for investment portfolio.

The following table presents the activity in our allowance for credit losses and those amounts that were collectively and individually evaluated for impairment at December 31, 2013 and 2012.

	December 31,
(in thousands)	2013	2012
Allowance for credit losses:
Beginning balance	$27,751	$42,800
Charge-offs	(6,854)	(29,875)
Recoveries	2,292	3,326
Provision	900	11,500

Ending balance	$24,089	$27,751

Collectively evaluated for impairment	$21,518	$21,383
Individually evaluated for impairment	2,571	6,368

Total	$24,089	$27,751

Loans held for investment:
Collectively evaluated for impairment	$1,779,071	$1,216,146
Individually evaluated for impairment	119,869	123,965

Total	$1,898,940	$1,340,111

The allowance for credit losses represents management’s estimate of the incurred credit losses inherent within our loan portfolio. For further discussion related to credit policies and estimates see “Critical Accounting Policies and Estimates—Allowance for Loan Losses” within HomeStreet’s Management’s Discussion and Analysis of this Joint Proxy Statement.

The following table presents the recorded investment, unpaid principal balance and related allowance for impaired loans, broken down by those with and those without a specific reserve.

(in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans:
December 31, 2013
Loans with no related allowance recorded	$81,301	$112,795	$—
Loans with an allowance recorded	38,568	38,959	2,571

Total	$119,869	$151,754	$2,571

December 31, 2012
Loans with no related allowance recorded	$53,615	$67,262	$—
Loans with an allowance recorded	70,350	72,220	6,368

Total	$123,965	$139,482	$6,368

HomeStreet had 216 impaired relationships totaling $119.9 million at December 31, 2013, and 167 impaired relationships totaling $124.0 million at December 31, 2012. Included in the total impaired loan amounts were 169 single family troubled debt restructuring (“TDR”) loan relationships totaling $74.3 million at December 31, 2013 and 126 single family TDR relationships totaling $67.5 million at December 31, 2012. The increase in the number of impaired loan relationships at December 31, 2013 from 2012 was primarily due to an increase in the number of single family impaired loans. At December 31, 2013, there were 153 single family impaired relationships totaling $68.6 million that were performing per their current contractual terms. Additionally, the impaired loan balance included $17.8 million of loans insured by the FHA or guaranteed by the VA. The average recorded investment in these loans for the year ended December 31, 2013 was $122.8 million compared to $148.6 million for the year ended December 31, 2012. Impaired loans of $38.6 million and $70.4 million had a valuation allowance of $2.6 million and $6.4 million at December 31, 2013 and 2012, respectively.

The following table presents the allowance for credit losses, including reserves for unfunded commitments, by loan class.

	At December 31,
	2013			2012
(in thousands)	Amount	Percent of allowance to total allowance	Loan category as a % of total loans	Amount	Percent of allowance to total allowance	Loan category as a % of total loans
Consumer loans
Single family	$11,990	49.8%	47.7%	$13,388	48.2%	50.3%
Home equity	3,987	16.6	7.1	4,648	16.8	10.2

	15,977	66.4	54.8	18,036	65.0	60.5
Commercial loans
Commercial real estate	4,012	16.6	25.2	5,312	19.2	27.0
Multifamily	942	3.9	4.2	622	2.2	1.3
Construction/land development	1,414	5.9	6.9	1,580	5.7	5.3
Commercial business	1,744	7.2	8.9	2,201	7.9	5.9

	8,112	33.6	45.2	9,715	35.0	39.5

Total allowance for credit losses	$24,089	100.0%	100.0%	$27,751	100.0%	100.0%

The following table presents activity in our allowance for credit losses, which includes reserves for unfunded commitments.

	Year Ended December 31,
(in thousands)	2013	2012
Allowance at the beginning of period	$27,751	$42,800
Provision for loan losses	900	11,500
Recoveries:
Consumer
Single family	536	657
Home equity	583	631

	1,119	1,288
Commercial
Commercial real estate	134	259
Multifamily residential	—	10
Construction/land development	767	1,042
Commercial business	272	727

	1,173	2,038

Total recoveries	2,292	3,326
Charge-offs:
Consumer
Single family	2,967	5,939
Home equity	1,960	4,264

	4,927	10,203
Commercial
Commercial real estate	1,448	4,253
Construction/land development	458	14,861
Commercial business	21	558

	1,927	19,672

Total charge-offs	6,854	29,875

(Charge-offs), net of recoveries	(4,562)	(26,549)

Balance at end of period	$24,089	$27,751

Net charge-offs to average loans receivable, net	0.30%	2.04%

We manage asset quality and control credit risk by diversifying our loan portfolio and by applying policies designed to promote sound underwriting and loan monitoring practices. The Credit Administration department is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures across the organization.

The following tables contain the amount of TDRs by loan type on accrual and nonaccrual status.

	At December 31, 2013
(in thousands)	Accrual	Number of accrual relationships	Nonaccrual	Number of nonaccrual relationships	Total	Total number of relationships
Consumer:
Single family(1)	$70,304	160	$4,017	9	$74,321	169
Home equity	2,558	23	86	2	2,644	25

	72,862	183	4,103	11	76,965	194
Commercial:
Commercial real estate	19,620	2	628	1	20,248	3
Multifamily residential	3,163	2	—	—	3,163	2
Construction/land development	6,148	4	—	—	6,148	4
Commercial business	112	1	—	—	112	1

	29,043	9	628	1	29,671	10

	$101,905	192	$4,731	12	$106,636	204

(1)	Includes $17.8 million of loans insured by the FHA or guaranteed by the VA.

	At December 31, 2012
(in thousands)	Accrual	Number of accrual relationships	Nonaccrual	Number of nonaccrual relationships	Total	Total number of relationships
Consumer:
Single family	$67,483	120	$3,931	$6	$71,414	126
Home equity	2,288	21	465	3	2,753	24

	69,771	141	4,396	9	74,167	150
Commercial:
Commercial real estate	21,071	2	770	1	21,841	3
Multifamily residential	3,221	2	—	—	3,221	2
Construction/land development	6,365	4	5,042	2	11,407	6
Commercial business	147	1	—	—	147	1

	30,804	9	5,812	3	36,616	12

	$100,575	150	$10,208	12	$110,783	162

(1)	Includes $13.1 million of loans insured by the FHA or guaranteed by the VA.

HomeStreet had 204 loan relationships classified as TDRs totaling $106.6 million at December 31, 2013 with related unfunded commitments of $47 thousand. HomeStreet had 162 loan relationships classified as TDRs totaling $110.8 million at December 31, 2012 with related unfunded commitments of $25 thousand. The increase in the number of TDR loan relationships at December 31, 2013 from 2012 was primarily due to an increase in the number of single family loan TDRs. TDR loans within the loans held for investment portfolio and the related reserves are included in the impaired loan tables above. TDR loans held for sale totaled $1.9 million comprised of five relationships, and $1.4 million comprised of six relationships, as of December 31, 2013 and 2012, respectively, and were predominantly comprised of loans repurchased from Ginnie Mae and cured by modifying interest rate terms.

The following table presents nonperforming assets, contractually past due assets, and accruing and nonaccrual restructured loans.

	At December 31,
(in thousands)	2013	2012	2011	2010	2009
Loans accounted for on a nonaccrual basis:(1)
Consumer
Single family	$8,861	$13,304	$12,104	$13,938	$48,400
Home equity	1,846	2,970	2,464	2,535	2,187

	10,707	16,274	14,568	16,473	50,587
Commercial
Commercial real estate	12,257	6,403	10,184	20,259	15,981
Multifamily residential	—	—	2,394	8,167	8,489
Construction/land development	—	5,042	48,387	65,952	295,966
Commercial business	2,743	2,173	951	2,359	3,195

	15,000	13,618	61,916	96,737	323,631

Total loans on nonaccrual	25,707	29,892	76,484	113,210	374,218

Other real estate owned	12,911	23,941	38,572	170,455	107,782

Total nonperforming assets	$38,618	$53,833	$115,056	$283,665	$482,000

Loans 90 days or more past due and accruing(2)	$46,811	$40,658	$35,757	$43,503	$11,439

Accruing TDR loans(3)	101,905	100,575	$104,931	31,806	42,746
Nonaccrual TDR loans(3)	4,731	10,208	23,540	25,063	19,069

Total TDR loans	$106,636	$110,783	$128,471	$56,869	$61,815

Allowance for loan losses as a percent of nonaccrual loans	93.00%	92.20%	55.81%	56.69%	29.25%
Nonaccrual loans as a percentage of total loans	1.36%	2.24%	5.69%	7.06%	18.04%
Nonperforming assets as a percentage of total assets	1.26%	2.05%	5.08%	11.41%	15.02%

(1)	If interest on nonaccrual loans under the original terms had been recognized, such income is estimated to have been $686 thousand, $1.1 million and $4.9 million for the years ended December 31, 2013, 2012 and 2011.
(2)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on an accrual status if they have been determined to have little or no risk of loss.
(3)	At December 31, 2013, TDRs (performing and nonperforming) were comprised of 204 loan relationships totaling $106.6 million.

The following tables present delinquent loans and OREO by loan type.

	At December 31, 2013
(in thousands)	30-59 Days Past Due	60-89 Days Past Due	Nonaccrual	90 Days or More Past Due and Accruing(1)	Total Past Due Loans	Other Real Estate Owned
Consumer loans
Single family	$6,466	$4,901	$8,861	$46,811	$67,039	$5,246
Home equity	375	75	1,846	—	2,296	—

	6,841	4,976	10,707	46,811	69,335	5,246
Commercial loans
Commercial real estate	—	—	12,257	—	12,257	1,688
Construction/land development	—	—	—	—	—	5,977
Commercial business	—	—	2,743	—	2,743	—

	—	—	15,000	—	15,000	7,665

Total	$6,841	$4,976	$25,707	$46,811	$84,335	$12,911

	At December 31, 2012
(in thousands)	30-59 Days Past Due	60-89 Days Past Due	Nonaccrual	90 Days or More Past Due and Accruing(1)	Total Past Due Loans	Other Real Estate Owned
Consumer loans
Single family	$11,916	$4,732	$13,304	$40,658	$70,610	$4,071
Home equity	787	242	2,970	—	3,999	—

	12,703	4,974	16,274	40,658	74,609	4,071
Commercial loans
Commercial real estate	—	—	6,403	—	6,403	10,283
Construction/land development	—	—	5,042	—	5,042	9,587
Commercial business	—	—	2,173	—	2,173	—

	—	—	13,618	—	13,618	19,870

Total	$12,703	$4,974	$29,892	$40,658	$88,227	$23,941

The following table presents nonperforming assets by loan type by region at December 31, 2013.

	Washington
	Puget Sound				Vancouver & Other(2)(3)	Spokane(2)(3)	Kitsap/Jefferson/ Clallam(1)
(in thousands)	King(1)	Snohomish(3)	Pierce(1)	Thurston(3)
Loans on nonaccrual status:
Consumer
Single family	$3,032	$1,469	$1,821	$213	$292	$802	$—
Home equity	596	117	386	22	49	77	—

	3,628	1,586	2,207	235	341	879	—
Commercial
Commercial real estate	7,076	2,274	—	—	—	208	—
Commercial business	2,520	—	—	—	—	223	—

	9,596	2,274	—	—	—	431	—

Total loans on nonaccrual status	$13,224	$3,860	$2,207	$235	$341	$1,310	$—

Other real estate owned:
Consumer
Single family	$923	$105	$577	$—	$—	$—	$—

	923	105	577	—	—	—	—
Commercial
Commercial real estate	—	—	—	—	—	—	958
Construction/land development	—	—	325	6,219	—	—	—

	—	—	325	6,219	—	—	958

Total other real estate owned	$923	$105	$902	$6,219	$—	$—	$958

Total nonperforming assets	$14,147	$3,965	$3,109	$6,454	$341	$1,310	$958

	Idaho	Oregon			Hawaii	Total
(in thousands)	Boise(2)	Portland(2)(3)	Bend(2)(3)	Salem(2)
Loans on nonaccrual status:
Single family	$—	$271	$301		$660	$8,861
Home equity	—	251	—	85	263	1,846

	—	522	301	85	923	10,707
Commercial real estate	—	2,699		—	—	12,257
Commercial business	—	—	—	—	—	2,743

	—	2,699	—	—	—	15,000

Total loans on nonaccrual status	$—	$3,221	$301	$85	$923	$25,707

Other real estate owned:
Consumer
Single family	$—	$1,334		$1,410	$897	$5,246

	—	1,334	—	1,410	897	5,246
Commercial
Commercial real estate	—	—	—	—	—	958
Construction/land development	—	163	—	—	—	6,707

	—	163	—	—	—	7,665

Total other real estate owned	$—	$1,497	$—	$1,410	$897	$12,911

Total nonperforming assets	$—	$4,718	$301	$1,495	$1,820	$38,618

(1)	Refers to a specific county.
(2)	Refers to a specific city.
(3)	Also includes surrounding counties.

The following table presents nonperforming assets by loan type by region at December 31, 2012.

	Washington
	Puget Sound				Vancouver & Other(2)(3)		Kitsap/Jefferson/ Clallam(1)
(in thousands)	King(1)	Snohomish(3)	Pierce(1)	Thurston(3)		Spokane(2)(3)
Loans on nonaccrual status:
Consumer
Single family	$4,344	$2,699	$1,361	$187	$—	$715	$—
Home equity	1,659	97	401	14	124	81	28

	6,003	2,796	1,762	201	124	796	28
Commercial
Commercial real estate	1,131	4,502	—	—	—	—	—
Construction/land development	—	—	311	—	1,112	3,619	—
Commercial business	2,173	—	—	—	—	—	—

	3,304	4,502	311	—	1,112	3,619	—

Total loans on nonaccrual status	$9,307	$7,298	$2,073	$201	$1,236	$4,415	$28

Other real estate owned:
Consumer
Single family	$1,179	$920	$246	$—	$—	$425	$—

	1,179	920	246	—	—	425	—
Commercial
Commercial real estate	1,207	1,636	6,957	—	—	—	—
Construction/land development	—	—	7,172	2,415	—	—	—

	1,207	1,636	14,129	2,415	—	—	—

Total other real estate owned	$2,386	$2,556	$14,375	$2,415	$—	$425	$—

Total nonperforming assets	$11,693	$9,854	$16,448	$2,616	$1,236	$4,840	$28

	Idaho	Oregon
(in thousands)	Boise(2)	Portland(2)(3)	Bend(2)(3)	Salem(2)	Hawaii	Total
Loans on nonaccrual status:
Single family	$205	$2,458	$—	$—	$1,335	$13,304
Home equity	—	221	5	94	246	2,970

	205	2,679	5	94	1,581	16,274
Commercial real estate	—	—	770	—	—	6,403
Construction/land development	—	—	—	—	—	5,042
Commercial business	—		—	—	—	2,173

	—	—	770	—	—	13,618

Total loans on nonaccrual status	$205	$2,679	$775	$94	$1,581	$29,892

Other real estate owned:
Consumer
Single family	$—	$148	$—	$1,153	$—	$4,071

	—	148	—	1,153	—	4,071
Commercial
Commercial real estate	—	—	483	—	—	10,283
Construction/land development	—	—	—	—	—	9,587

	—	—	483	—	—	19,870

Total other real estate owned	$—	$148	$483	$1,153	$—	$23,941

Total nonperforming assets	$205	$2,827	$1,258	$1,247	$1,581	$53,833

(1)	Refers to a specific county.
(2)	Refers to a specific city.
(3)	Also includes surrounding counties.

The following tables present the single family loan held for investment portfolio by original FICO score.

At December 31, 2013
Greater Than	Less Than or Equal To	Percentage(1)
N/A(2)	N/A(2)	3.9%
<	500	0.1%
500	549	0.1%
550	599	0.9%
600	649	3.3%
650	699	13.8%
700	749	25.2%
750	>	52.7%

	TOTAL	100.0%

(1)	Percentages based on aggregate loan amounts.
(2)	Information is not available.

At December 31, 2012
Greater Than	Less Than or Equal To	Percentage(1)
N/A(2)	N/A(2)	5.2%
<	500	0.1%
500	549	0.1%
550	599	1.2%
600	649	4.6%
650	699	16.2%
700	749	26.9%
750	>	45.7%

	TOTAL	100.0%

(1)	Percentages based on aggregate loan amounts.
(2)	Information is not available.

Our underwriting standards for single family and home equity loans require evaluating and understanding a borrower’s credit, collateral and ability to repay the loan. Credit is determined based on how well a borrower manages their current and prior debts, documented by a credit report that provides credit scores and the borrower’s current and past information about their credit history. Collateral is based on the type and use of property, occupancy and market value, largely determined by property appraisals. A borrower’s ability to repay the loan is based on several factors, including employment, income, current debt, assets and level of equity in the property. We also consider loan-to-property value and debt-to-income ratios, loan amount and lien position in assessing whether to originate a loan. Single family and home equity borrowers are particularly susceptible to downturns in economic trends that negatively affect housing prices and demand and levels of unemployment.

For commercial, multifamily and construction lending, we consider the same factors with regard to the borrower and the guarantors. In addition, we evaluate liquidity, net worth, leverage, other outstanding indebtedness of the borrower, an analysis of cash expected to flow through the borrower (including the outflow to other lenders) and prior experience with the borrower. We use this information to assess financial capacity, profitability and experience. Ultimate repayment of these loans is sensitive to interest rate changes, general economic conditions, liquidity and availability of long-term financing.

Liquidity Risk and Capital Resources

Liquidity risk management is primarily intended to ensure we are able to maintain cash flows adequate to fund operations and meet our obligations, including demands from depositors, draws on lines of credit and paying any creditors, on a timely and cost-effective basis in various market conditions. Our liquidity profile is influenced by changes in market conditions, the composition of the balance sheet and risk tolerance levels. HomeStreet, Inc., HomeStreet Capital (“HSC”) and the Bank have established liquidity guidelines and operating plans that detail the sources and uses of cash and liquidity.

HomeStreet, Inc., HomeStreet Capital and HomeStreet Bank have different funding needs and sources of liquidity and separate regulatory capital requirements.

HomeStreet, Inc.

The main source of liquidity for HomeStreet, Inc. is proceeds from dividends from HomeStreet Bank and HomeStreet Capital. In the past, we have raised longer-term funds through the issuance of senior debt and TruPS. Historically, the main cash outflows were distributions to shareholders, interest and principal payments to creditors and operating expenses. HomeStreet, Inc.’s ability to pay dividends to shareholders depends substantially on dividends received from HomeStreet Bank.

On February 15, 2012, we completed our initial public offering of 8,723,632 shares of common stock for an initial offering price of $11.00 per share (after giving effect to the 2-for-1 forward stock split effective March 6, 2012 and the 2-for-1 forward stock split effective November 5, 2012). The net increase in HomeStreet’s capital was $86.4 million, which included net cash proceeds of $87.7 million received in 2012, less $1.4 million of issuance costs paid in 2011. HomeStreet contributed $55.0 million to HomeStreet Bank on February 24, 2012 and an additional $10.0 million on April 26, 2012, leaving approximately $22.7 million of net proceeds at HomeStreet to be used for general corporate purposes.

HomeStreet Capital

HomeStreet Capital generates positive cash flow from its servicing fee income on the DUS portfolio, net of its costs to service the portfolio. Partially offsetting this are HomeStreet Capital’s costs to purchase the servicing rights on new production from the Bank. Liquidity management and reporting requirements for DUS lenders such as HomeStreet Capital are set by Fannie Mae. HomeStreet Capital’s liquidity management therefore consists of meeting Fannie Mae requirements and its own operational needs.

HomeStreet Bank

The Bank’s primary short-term sources of funds include deposits, advances from the Seattle FHLB, repayments and prepayments of loans, proceeds from the sale of loans and investment securities and interest from our loans and investment securities. We have also raised short-term funds through the sale of securities under agreements to repurchase. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit inflows and outflows and loan prepayments are greatly influenced by interest rates, economic conditions and competition. The primary liquidity ratio is defined as net cash, short-term investments and other marketable assets as a percent of net deposits and short-term borrowings. At September 30, 2014, our primary liquidity ratio was 36.1% compared to 26.9% at December 31, 2013 and 43.9% at December 31, 2012.

At September 30, 2014 and December 31, 2013, the Bank had available borrowing capacity of $113.8 million and $228.5 million, respectively, from the Seattle FHLB, and $390.6 million and $332.7 million, respectively, from the Federal Reserve Bank of San Francisco. At December 31, 2012, the Bank had borrowing capacity of $55.7 million from the Seattle FHLB, and $124.3 million from the FRBSF.

Our lending agreement with the Seattle FHLB permits it to refuse to make advances during periods in which an “event of default” (as defined in that agreement) exists. An event of default occurs when the Seattle FHLB gives notice to the Bank of an intention to take any of a list of permissible actions following the occurrence of specified events or conditions affecting the Bank. The Seattle FHLB has not declared a default under this agreement, and has not notified the Bank that future advances would not be made available, although it has required the Bank to deliver physical possession of certain negotiable instruments and related documentation as collateral for borrowings under that agreement.

In recognition of the significant improvement in the Bank’s financial condition, results of operations and risk profile, the Federal Reserve Bank on July 10, 2012 granted full access to all Federal Reserve Bank lending and depository services.

Cash Flows

For the nine months ended September 30, 2014, cash and cash equivalents increased $779 thousand, compared to an increase of $12.6 million for the nine months ended September 30, 2013. For the years ended December 31, 2013, 2012 and 2011 cash and cash equivalents increased $8.6 million, decreased $238.0 million, and increased $190.7 million, respectively. The following discussion highlights the major activities and transactions that affected our cash flows during these periods.

Cash flows from operating activities

HomeStreet’s operating assets and liabilities are used to support our lending activities, including the origination and sale of mortgage loans.

For the nine months ended September 30, 2014, net cash of $352.6 million was used in operating activities, as cash used to fund loans held for sale production exceeded proceeds from the sale of loans. We believe that cash flows from operations, available cash balances and our ability to generate cash through short-term debt are sufficient to fund our operating liquidity needs. For the nine months ended September 30, 2013, net cash of $261.4 million was provided by operating activities, as proceeds from the sale of loans held for sale were largely offset by cash used to fund the production of loans held for sale.

For the year ended December 31, 2013, net cash of $304.0 million was provided by operating activities, as proceeds from the sale of loans held for sale exceeded cash used to fund loans held for sale production. During 2013, HomeStreet transferred $93.6 million of loans from loans held for investment to loans held for sale. We believe that cash flows from operations, available cash balances and our ability to generate cash through short-term debt are sufficient to fund our operating liquidity needs. For the year ended December 31, 2012, net cash of $391.9 million was used by operating activities, as higher mortgage production volumes during 2012 resulted in higher average balances of loans held for sale. Cash used to fund loans held for sale production was largely offset by proceeds from the sale of such loans.

Cash flows from investing activities

HomeStreet’s investing activities primarily include available-for-sale securities and loans originated and held for investment.

For the nine months ended September 30, 2014, net cash of $24.2 million was used in investing activities, as HomeStreet increased the balances of its loans held for investment portfolio, primarily offset by the sale of loans originated as held for investment and the sale of investment securities. HomeStreet elected to sell single family mortgage loans during the second quarter of 2014 to provide additional liquidity to support the commercial loan portfolio growth and to reduce the concentration of single family mortgage loans in the portfolio. For the nine months ended September 30, 2013, net cash of $447.7 million was used in investing activities, as HomeStreet increased the balances of its investment securities portfolio and its loans held for investment portfolio.

For the year ended December 31, 2013, net cash of $459.9 million was used in investing activities. We used cash of $447.9 million in net originations and principal repayments of loans held for investment during 2013, as a result of increased originations of mortgages that exceed conventional conforming loan limits. Net purchases in our investment securities portfolio were $190.0 million during 2013. Additionally, cash of $24.0 million was provided in connection with the purchases of YNB, Fortune Bank and two AmericanWest Bank branches. For the year ended December 31, 2012, net cash of $102.9 million was used by investing activities, as we used the proceeds from our stock issuance to purchase available-for-sale securities. Net purchases in our investment securities portfolio were $119.0 million during 2012. Additionally, we realized net proceeds of $49.6 million from the sale of OREO properties during 2012.

Cash flows from financing activities

HomeStreet’s financing activities are primarily related to customer deposits and net proceeds from the FHLB.

For the nine months ended September 30, 2014, net cash of $377.6 million was provided by financing activities, primarily resulting from a $214.6 million growth in deposits and net proceeds of $152.0 million of Seattle FHLB advances. For the nine months ended September 30, 2013, net cash of $199.0 million was provided by financing activities. We had net proceeds of $79.6 million of Seattle FHLB advances as HomeStreet grew its investment securities portfolio by $157.3 million and its loans held for investment portfolio by $201.2 million, both of which required additional wholesale funding.

For the year ended December 31, 2013, net cash of $164.5 million was provided by financing activities, as we increased our lower cost short-term advances from the FHLB. For the year ended December 31, 2012, net cash of $256.7 million was provided by financing activities. We had net proceeds of $200.2 million from Seattle FHLB advances as HomeStreet prepaid higher cost long-term Seattle FHLB advances, replacing these borrowings with lower cost short-term advances from the Seattle FHLB. Additionally, HomeStreet had net proceeds of $88.2 million from the issuance of common stock through our initial public offering and option exercises, which we used to invest in investment securities.

Capital Management

Federally insured depository institutions, such as HomeStreet Bank, are required to maintain a minimum level of regulatory capital. The FDIC regulations recognize two types, or tiers, of capital: “core capital,” or Tier 1 capital, and “supplementary capital,” or Tier 2 capital. The FDIC currently measures a bank’s capital using (1) total risk-based capital ratio, (2) Tier 1 risk-based capital ratio and (3) Tier 1 leverage ratio. In order to qualify as “well capitalized,” a bank must have a total risk-based capital ratio of at least 10.0%, a Tier 1 risk-based capital ratio of at least 6.0% and a Tier 1 leverage ratio of at least 5.0%. In order to be deemed “adequately capitalized,” a bank generally must have a total risk-based capital ratio of at least 8.0%, a Tier 1 risk-based capital ratio of at least 4.0% and a Tier 1 leverage ratio of at least 4.0%. The FDIC retains the right to require a depository institution to maintain a higher capital level based on its particular risk profile.

At September 30, 2014, the Bank’s capital ratios continued to meet the regulatory capital category of “well capitalized” as defined by the FDIC’s prompt corrective action rules.

As of December 31, 2013, the Bank had a total risk-based capital ratio, Tier 1 risk-based capital ratio and Tier 1 leverage capital ratio of 15.46%, 14.28% and 9.96%, respectively, compared with 19.31%, 18.05% and 11.78%, as of December 31, 2012. At December 31, 2013 the Bank’s capital ratios continued to meet the regulatory capital category of “well capitalized” as defined by the FDIC’s prompt corrective action rules. The decline in the Bank’s capital ratios from December 31, 2012 was primarily attributable to the fourth quarter acquisitions of Fortune Bank, Yakima National Bank and two branches from AmericanWest Bank, which created $13.6 million of intangible assets which are not included in the calculation of our capital for regulatory purposes and which resulted in an increase in average and risk-weighted assets, as well as the equity impact of lower net income in 2013.

The following tables present the Bank’s capital amounts and ratios.

	At September 30, 2014
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$312,141	9.63%	$129,613	4.0%	$162,016	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	312,141	13.03%	95,808	4.0%	143,713	6.0%
Total risk-based capital (to risk-weighted assets)	$334,251	13.96%	$191,617	8.0%	$239,521	10.0%

	At December 31, 2013
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$291,673	9.96%	$117,182	4.0%	$146,478	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	291,673	14.12%	81,708	4.0%	122,562	6.0%
Total risk-based capital (to risk-weighted assets)	$315,762	15.28%	$163,415	8.0%	$204,269	10.0%

	At December 31, 2013
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$291,673	9.96%	$117,182	4.0%	$146,478	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	291,673	14.28%	81,708	4.0%	122,562	6.0%
Total risk-based capital (to risk-weighted assets)	315,762	15.46%	163,415	8.0%	204,269	10.0%

	At December 31, 2012
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$286,963	11.78%	$97,466	4.0%	$121,833	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	286,963	18.05%	63,596	4.0%	95,394	6.0%
Total risk-based capital (to risk-weighted assets)	306,934	19.31%	127,192	8.0%	158,991	10.0%

New Capital Regulations

In July 2013, federal banking regulators (including the FDIC and the FRB) adopted new capital rules (the “Rules”). The Rules apply to both depository institutions (such as the Bank) and their holding companies (such as HomeStreet). The Rules reflect, in part, certain standards initially adopted by the Basel Committee on Banking Supervision in December 2010 (which standards are commonly referred to as “Basel III”) as well as requirements contemplated by the Dodd-Frank Act.

Under the Rules, both HomeStreet and HomeStreet Bank will be required to meet certain minimum capital requirements. The Rules implement a new capital ratio of common equity Tier 1 capital to risk-based assets. Common equity Tier 1 capital generally consists of retained earnings and common stock instruments (subject to certain adjustments), as well as accumulated other comprehensive income (“AOCI”) except to the extent that HomeStreet and the Bank exercise a one-time irrevocable option to exclude certain components of AOCI. Both HomeStreet and the Bank expect to elect this one-time option to exclude certain components of AOCI. Both HomeStreet and the Bank are required to have a common equity Tier 1 capital ratio of 4.5%. In addition, both HomeStreet and the Bank are required to have a Tier 1 leverage ratio of 4.0%, a Tier 1 risk-based ratio of 6.0% and a total risk-based ratio of 8.0%. In addition to the preceding requirements, both HomeStreet and the Bank are required to establish a “conservation buffer”, consisting of common equity Tier 1 capital, which is at least 2.5% above each of the preceding common equity Tier 1 capital ratios, the Tier 1 risk-based ratio and the total risk based ratio. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases and discretionary bonuses to executive officers. The prompt corrective action rules, which apply to the Bank but not HomeStreet, are modified to include a common equity Tier 1 risk-based ratio and to increase certain other capital requirements for the various thresholds. For example, the requirements for the Bank to be considered well-capitalized under the Rules are a 5.0% Tier 1 leverage ratio, a 6.5% common equity Tier 1 risk-based ratio, an 8.0% Tier 1 risk-based capital ratio and a 10.0% total risk-based capital ratio. To be adequately capitalized, those ratios are 4.0%, 4.5%, 6.0% and 8.0%, respectively.

The Rules modify the manner in which certain capital elements are determined, including but not limited to, requiring certain deductions related to mortgage servicing rights and deferred tax assets. When the federal banking regulators initially proposed new capital rules in 2012, the rules would have phased out trust preferred securities as a component of Tier 1 capital. As finally adopted, however, the Rules permit holding companies with less than 815 billion in total assets as of December 31, 2009 (which includes HomeStreet) to continue to include trust preferred securities issued prior to May 19, 2010 in Tier 1 capital, generally up to 25% of other Tier 1 capital.

The Rules make changes in the methods of calculating certain risk-based assets, which in turn affects the calculation of risk- based ratios. Higher or more sensitive risk weights are assigned to various categories of assets, among which are commercial real estate, credit facilities that finance the acquisition, development or construction of real property, certain exposures or credit that are 90 days past due or are nonaccrual, foreign exposures, certain corporate exposures, securitization exposures, equity exposures and in certain cases mortgage servicing rights and deferred tax assets.

HomeStreet and HomeStreet Bank are generally required to begin compliance with the Rules on January 1, 2015. The conservation buffer will be phased in beginning in 2016 and will take full effect on January 1, 2019. Certain calculations under the Rules will also have phase-in periods. We believe that the current capital levels of HomeStreet and the Bank are in compliance with the standards under the Rules including the conservation buffer.

Impact of Inflation

The consolidated financial statements of HomeStreet incorporated by reference into this joint proxy statement have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollar amounts or market value without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the cost of our operations as incurred. Unlike industrial companies, nearly all of our assets and liabilities are monetary in nature. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation.

Operational Risk Management

Operational risk is defined as the risk to current or anticipated earnings or capital arising from inadequate or failed internal processes or systems, misconduct or errors, and adverse external events.

Each line of business has primary responsibility for identifying, monitoring and controlling its operational risks. In addition, centralized departments such as our credit administration, enterprise risk management, compliance and regulatory affairs, legal, security, information security, finance and human resources provide support to the business lines as they develop and implement risk management practices specific to their needs. Our internal audit department provides independent feedback on the strength of operational risk controls and compliance with HomeStreet policies and procedures. Additionally, we maintain mature change management, business resumption and data and customer information security processes. We also maintain a code of conduct with periodic training, setting a “tone from the top” that articulates a strong focus on compliance and ethical standards and a zero tolerance approach to unethical or fraudulent behavior.

Compliance/Regulatory Risk Management

Compliance risk is the risk to current or anticipated earnings or capital arising from violations of, or nonconformance with, laws, rules, regulations, prescribed practices, internal policy and procedures or ethical standards.

As a regulated financial institution with a significant mortgage banking operation, we have significant compliance and regulatory risk. Historically, we have maintained a strong compliance culture and compliance management processes as evidenced by minimal compliance issues. Each business unit is responsible for compliance with laws and regulations and has identified an individual to participate on our compliance committee, which is chaired by the Compliance Officer. The Compliance Officer monitors all new regulations and changes to existing regulations and the new requirements are discussed at the management compliance committee to determine impact to the business units and to assign responsibilities and timelines for implementation.

Management has established a tracking process for monitoring the status of pending regulations and for implementing the regulatory requirements as they are published and become effective.

Strategic Risk Management

Strategic risk is the risk to current or anticipated earnings, capital or enterprise value arising from adverse business decisions, improper implementation of decisions or lack of responsiveness to industry changes.

Strategic risk is managed by the Board and senior management through development of strategic plans, successful implementation of business initiatives and reporting to the Board and its committees.

Reputation Risk Management

Reputation risk is defined as the risk to current or anticipated earnings, capital or enterprise value arising from negative public opinion.

We believe that we have an excellent reputation in the community primarily due to our longevity and significant outreach to the communities we serve. HomeStreet Bank has earned “Outstanding” ratings on every one of its Bank Community Reinvestment Act (CRA) examinations since 1986.

Market Risk Management

Market risk is defined as the sensitivity of income, fair value measurements and capital to changes in interest rates, foreign currency exchange rates, commodity prices and other relevant market rates or prices. The primary market risks that we are exposed to are price and interest rate risks. Price risk is defined as the risk to current or anticipated earnings or capital arising from changes in the value of either assets or liabilities that are entered into as part of distributing or managing risk. Interest rate risk is defined as risk to current or anticipated earnings or capital arising from movements in interest rates.

For HomeStreet, price and interest rate risks arise from the financial instruments and positions we hold. This includes loans, mortgage servicing rights, investment securities, deposits, borrowings, long-term debt and derivative financial instruments. Due to the nature of our operations, we are not subject to foreign currency exchange or commodity price risk. Our real estate loan portfolio is subject to risks associated with the local economies of our various markets and, in particular, the regional economy of the Pacific Northwest.

Our price and interest rate risks are managed by the Bank’s Asset/Liability Management Committee (“ALCO”), a management committee that identifies and manages the sensitivity of earnings or capital to changing interest rates to achieve our overall financial objectives. ALCO is a management-level committee whose members include the Chief Investment Officer, acting as the chair, the Chief Executive Officer and other members of management. The committee meets monthly and is responsible for:

•	understanding the nature and level of HomeStreet’s interest rate risk and interest rate sensitivity;

•	assessing how that risk fits within our overall business strategies;

•	ensuring an appropriate level of rigor and sophistication in the risk management process for the overall level of risk;

•	complying with and reviewing the asset/liability management policy;

•	formulating and implementing strategies to improve balance sheet mix and earnings.

The Finance Committee of the Board provides oversight of the asset/liability management process, reviews the results of interest rate risk analysis and approves policies.

The spread between the yield on interest-earning assets and the cost of interest-bearing liabilities and the relative dollar amounts of these assets and liabilities are the principal items affecting net interest income. Changes in net interest spread (interest rate risk) are influenced to a significant degree by the repricing characteristics of assets and liabilities (timing risk), the relationship between various rates (basis risk), customer options (option risk) and changes in the shape of the yield curve (time-sensitive risk). We continue to manage and monitor the available-for-sale securities portfolio while maintaining a balance between risk and return. HomeStreet’s funding strategy is to grow core deposits while we efficiently supplement using wholesale borrowings.

We estimate the sensitivity of our net interest income to changes in market interest rates using an interest rate simulation model that includes assumptions related to the level of balance sheet growth, deposit repricing characteristics and the rate of prepayments for multiple interest rate change scenarios. Interest rate sensitivity depends on certain repricing characteristics in our interest-earnings assets and interest-bearing liabilities, including the maturity structure of assets and liabilities and their repricing characteristics during the periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure both assets and liabilities respond to changes in interest rates within an acceptable timeframe, minimizing the impact of interest rate changes on net interest income and capital. Interest rate sensitivity is measured as the difference between the volume of assets and liabilities, at a point in time, that are subject to repricing at various time horizons, known as interest sensitivity gaps.

The following table presents sensitivity gaps for these different intervals.

	December 31, 2013
(dollars in thousands)	3 Mos. or Less	More Than 3 Mos. to 6 Mos.	More Than 6 Mos. to 12 Mos.	More Than 12 Mos. to 3 Yrs.	More Than 3 Yrs. to 5 Yrs.	More Than 5 Yrs.	Non-Rate- Sensitive	Total
Interest-earning assets:
Cash & cash equivalents	$33,908	$—	$—	$—	$—	$—	$—	$33,908
Seattle FHLB Stock	—	—	—	—	—	35,288	—	35,288
Investment securities(1)	14,112	15,472	31,307	114,058	62,472	261,395	—	498,816
Mortgage loans held for sale	279,941	—	—	—	—	—	—	279,941
Loans held for investment(1)	473,350	160,518	270,969	494,503	243,174	253,207	—	1,895,721

Total interest-earning assets	801,311	175,990	302,276	608,561	305,646	549,890	—	2,743,674
Non-interest-earning assets	—	—	—	—	—	—	322,380	322,380

Total assets	$801,311	$175,990	$302,276	$608,561	$305,646	$549,890	$322,380	$3,066,054

Interest-bearing liabilities:
NOW accounts(2)	$297,965	$—	$—	$—	$—	$—	$—	$297,965
Statement savings accounts(2)	156,181	—	—	—	—	—	—	156,181
Money market accounts(2)	919,322	—	—	—	—	—	—	919,322
Certificates of deposit	174,399	102,600	124,093	94,375	18,788	146	—	514,401
Seattle FHLB advances	431,000	—	—	—	—	15,590	—	446,590
Long-term debt(3)	61,857	—	—	—	2,954	—	—	64,811

Total interest-bearing liabilities	2,040,724	102,600	124,093	94,375	21,742	15,736	—	2,399,270
Non-interest bearing liabilities	—	—	—	—	—	—	400,858	400,858
Equity	—	—	—	—	—	—	265,926	265,926

Total liabilities and shareholders’ equity	$2,040,724	$102,600	$124,093	$94,375	$21,742	$15,736	$666,784	$3,066,054

Interest sensitivity gap	$(1,239,413)	$73,390	$178,183	$514,186	$283,904	$534,154

Cumulative interest sensitivity gap	$(1,239,413)	$(1,166,023)	$(987,840)	$(473,654)	$(189,750)	$344,404

Cumulative interest sensitivity gap as a percentage of total assets	(40.4)%	(38.0)%	(32.2)%	(15.4)%	(6.2)%	11.2%
Cumulative interest-earning assets as a percentage of cumulative interest-bearing liabilities	39%	46%	56%	80%	92%	114%

(1)	Based on contractual maturities, repricing dates and forecasted principal payments assuming normal amortization and, where applicable, prepayments.
(2)	Assumes 100% of interest-bearing non-maturity deposits are subject to repricing in three months or less.
(3)	Based on contractual maturity.

As of December 31, 2013, HomeStreet Bank was asset sensitive overall, but liability sensitive in the “three months or less,” the “more than three months to six months” and the “more than six months to twelve months” periods. The positive gap in the interest rate sensitivity analysis indicates that our net interest income would rise in the long term if market interest rates increase and generally fall in the long term if market interest rates decline.

Changes in the mix of interest-earning assets or interest-bearing liabilities can either increase or decrease the net interest margin, without affecting interest rate sensitivity. In addition, the interest rate spread between an earning asset and its funding liability can vary significantly, while the timing of repricing for both the asset and the liability remains the same, thereby impacting net interest income. This characteristic is referred to as basis risk. Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities that are not reflected in the interest rate sensitivity analysis. These prepayments may have a significant impact on our net interest margin. Because of these factors, an interest sensitivity gap analysis may not provide an accurate assessment of our actual exposure to changes in interest rates.

The estimated impact on our net interest income over a time horizon of one year and the change in net portfolio value as of December 31, 2013 and December 31, 2012 are provided in the table below. For the scenarios shown, the interest rate simulation assumes an instantaneous and sustained shift in market interest rates over a twelve-month period and no change in the composition or size of the balance sheet.

	December 31, 2013		December 31, 2012
Change in Interest Rates (basis points)	Percentage Change
	Net Interest Income(1)	Net Portfolio Value(2)	Net Interest Income(1)	Net Portfolio Value(2)
+200	(4.4)%	(21.2)%	(0.9)%	(24.7)%
+100	(1.6)	(10.9)	(0.3)	(10.8)
-100	(1.9)	7.8	(2.4)	3.2
-200	(3.0)%	6.7%	(2.0)%	6.7%

(1)	This percentage change represents the impact to net interest income and servicing income for a one-year period, assuming there is no change in the structure of the balance sheet.
(2)	This percentage change represents the impact to the net present value of equity, assuming there is no change in the structure of the balance sheet.

At December 31, 2013, we believe our net interest income did not exhibit a strong bias to either an increase in interest rates or a decline in interest rates. It is expected that, as interest rates change, net interest income will be positively correlated, +/- 100 (asset sensitive), however, if they continue to shift, net interest income becomes negatively correlated, +/- 200 (liability sensitive). This is typically caused by the repricing characteristics whereby an increase in market interest rates would have a slightly positive effect on net interest income. A large decrease in market interest rates would have a greater negative effect on net interest income because assets would reprice more quickly than liabilities, decreasing revenue. Some of the assumptions made in the simulation model may not materialize and unanticipated events and circumstances will occur. In addition, the simulation model does not take into account any future actions that we could undertake to mitigate an adverse impact due to changes in interest rates from those expected, in the actual level of market interest rates or competitive influences on our deposit base.

During the six months ending June 30, 2014, HomeStreet undertook certain actions in order to adjust the interest rate risk sensitivity of its balance sheet. Specifically, HomeStreet reduced the interest rate sensitivity of its available-for-sale investment securities and held-for-investment loan portfolios and extended the maturity of a portion of its Seattle FHLB borrowings. As a result of these combined actions, the estimated sensitivity of net interest income is positively correlated with changes in interest rates, meaning an increase (decrease) in interest rates would result in an increase (decrease) in net interest income.

There have been no material changes in the HomeStreet’s market risk management since June 30, 2014.

Risk Management Instruments

We originate fixed-rate residential home mortgages primarily for sale into the secondary market. These loans are hedged against interest rate fluctuations from the time of the loan commitment until the loans are sold.

We have been able to manage interest rate risk by matching both on- and off-balance sheet assets and liabilities, within reasonable limits, through a range of potential rate and repricing characteristics. Where appropriate, we also use hedging techniques including the use of forward sale commitments, option contracts and interest rate swaps.

In order to protect the economic value of our mortgage servicing rights, we employ hedging strategies utilizing derivative financial instruments including forward interest rate swaps, options on interest rate swap contracts and commitments to purchase mortgage backed securities. We utilize these instruments as economic hedges and changes in the fair value of these instruments are recognized in current income as a component of mortgage servicing income. Our mortgage servicing rights hedging policy requires management to hedge the impact on the value of our mortgage servicing rights for a low-probability, extreme and sudden increase in interest rates. This policy requires that we hedge estimated losses to a maximum of a $2.0 million loss, subject to the limitations of hedging effectiveness including market risk, basis risk, counterparty credit risk and others.

Since December 31, 2013, there have been no material changes in the types of risk management instruments we use or in our hedging strategies.

The following table presents the financial instruments we used for hedging purposes.

	At December 31, 2013
	Notional amount	Fair value		Hedged risk
(in thousands)		Asset derivatives	Liability derivatives	Asset(1) interest rate locks	Asset(1) loans held for sale	Asset(1) MSR	Asset(2) loans held for investment
Forward sale commitments	$526,382	$3,630	$(578)	$—	$3,578	$(526)	$—
Interest rate swaptions	110,000	858	(199)	—	—	658	—
Interest rate lock commitments	261,070	6,012	(40)	5,972	—	—	—
Interest rate swaps	508,004	1,088	(9,548)	—	—	(3,832)	(4,628)

	$1,405,456	$11,588	$(10,365)	$5,972	$3,578	$(3,700)	$(4,628)

(1)	Economic fair value hedge.
(2)	Fair value hedge in accordance with hedge accounting standards.

We may implement other hedge transactions using forward loan sales, futures, option contracts and interest rate swaps, interest rate floors, financial futures, forward rate agreements and U.S. Treasury options on futures or bonds. Prior to considering any hedging activities, we analyze the costs and benefits of the hedge in comparison to other viable alternative strategies.

Change of Independent Auditors

In January 2013, the Audit Committee determined that it would solicit proposals and pursue a competitive bidding process for external audit services as of and for the year ended December 31, 2013. On March 18, 2013 KPMG LLP was notified of the Audit Committee’s decision to dismiss KPMG LLP as the HomeStreet’s independent auditor. The reports of KPMG LLP on the financial statements of HomeStreet as of and for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope, but the 2011 report did contain an explanatory paragraph related to the application of a new accounting principle.

There were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2012 and 2011 and through March 18, 2013, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the HomeStreet’s financial statements for such years.

The Audit Committee has selected Deloitte & Touche LLP as the HomeStreet’s independent registered public accounting firm to audit the consolidated financial statements of HomeStreet and its subsidiaries for the fiscal year ending December 31, 2014. HomeStreet has used Deloitte & Touche LLP as our independent registered public accounting firm since January 1, 2013, when they replaced KPMG LLP, who audited the company’s financial statements from 2003 through 2012.

Disclosure Controls and Procedures

After the closing of HomeStreet’s books for the quarter ended September 30, 2014 and during the preparation of the HomeStreet’s financial statements as of and for the three and nine month periods then ended, management discovered errors in the HomeStreet’s analysis of hedge effectiveness related to fair value hedge accounting for fourteen commercial loans and related swap or derivative instruments designed to hedge against benchmark interest rate risk (“Hedge Effectiveness Errors”). The loans and related swaps had been originated between 2006 and 2008. Management determined that the loans and related swaps had not been evaluated in accordance with the appropriate fair value hedging methodology. The Hedge Effectiveness Errors resulted in inaccurate calculations of changes in the loan fair values related to changes in the benchmark interest rate. HomeStreet Management further determined that management of the hedging effectiveness analysis and loan valuation by the Treasury Department had been ineffective and that there was insufficient oversight provided by the Accounting Department to ensure adherence to the relevant accounting principles and to provide for an effective system of internal controls relating to these assets and liabilities.

Following the discovery of the Hedge Effectiveness Errors, management determined that the circumstances reflected a deficiency in the HomeStreet’s internal accounting controls. Management then evaluated the materiality of the Hedge Effectiveness Errors to the current and prior accounting periods and determined the Hedge Effectiveness Errors were immaterial to all relevant periods. Management also evaluated the deficiency in its accounting controls based upon the potential maximum errors that could have resulted from the deficiency. Based upon that evaluation, management determined that HomeStreet had experienced a material weakness in its internal accounting controls as of September 30, 2014.

Based on HomeStreet Management’s assessment of the Hedge Effectiveness Errors and related internal accounting control weakness, management determined that certain changes in the HomeStreet’s internal accounting controls and other actions will be implemented during the fourth quarter of 2014, including:

•	enhanced oversight by the Accounting Department of complex accounting for financial instruments within the HomeStreet’s Treasury Department;

•	termination of the swaps related to affected loans during the fourth quarter of 2014, an action that is expected to have no material impact upon the HomeStreet’s results of operations or financial condition;

•	terminating any remaining fair value hedge accounting relationships; and

•	amortizing the previously recorded changes in value of the affected loans over the remaining life of those loans, an amount that in the aggregate is immaterial to the HomeStreet’s results of operations and financial condition.

In addition, the HomeStreet had ceased the lending and hedging practices from 2008 that gave rise to these errors and management has no plans to reestablish any similar practices or products.

HomeStreet’s Management has concluded that, as of September 30, 2014, HomeStreet’s internal controls over financial reporting were not effective for the reasons set forth above.

REGULATION AND SUPERVISION

The following is a brief description of certain laws and regulations that are applicable to HomeStreet. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere in this joint proxy statement, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations. The bank regulatory framework to which we are subject is intended primarily for the protection of bank depositors and the Deposit Insurance Fund and not for the protection of shareholders or other security holders.

General

HomeStreet is a savings and loan holding company and is regulated by the Board of Governors at the Federal Reserve System (the “Federal Reserve”), and the Washington State Department of Financial Institutions, Division of Banks (the “WDFI”). HomeStreet is required to register and file reports with, and otherwise comply with, the rules and regulations of the Federal Reserve and the WDFI.

The Office of Thrift Supervision, or the OTS, previously was HomeStreet’s primary federal regulator. Under the Dodd-Frank Act, the OTS was dissolved on July 21, 2011 and its authority to supervise and regulate HomeStreet and its non-bank subsidiaries was transferred to the Federal Reserve. References to the Federal Reserve in this document should be read to include the OTS prior to the date of the transfer with respect to those functions transferred to the Federal Reserve.

HomeStreet Bank is a Washington state-chartered savings bank. HomeStreet Bank is subject to regulation, examination and supervision by the WDFI and the Federal Deposit Insurance Corporation (the “FDIC”).

As a result of the recent financial crisis, regulation of the financial services industry has been undergoing major changes. Among these is the Dodd-Frank Act, which makes significant modifications to and expansions of the rulemaking, supervisory and enforcement authority of the federal banking regulators. Some of the changes were effective immediately, but others are being phased in over time. The Dodd-Frank Act requires various regulators, including the banking regulators, to adopt numerous regulations, not all of which have been finalized. Accordingly, in many instances, the precise requirements of the Dodd-Frank Act are not yet known.

Further, new statutes, regulations and guidance are considered regularly that could contain wide-ranging potential changes to the competitive landscape for financial institutions operating and doing business in the United States. We cannot predict whether or in what form any proposed statute, regulation or other guidance will be adopted or promulgated, or the extent to which our business may be affected. Any change in policies, whether by the Federal Reserve, the WDFI, the FDIC, the Washington legislature or the United States Congress, could have a material adverse impact on us and our operations and shareholders. In addition, the Federal Reserve, the WDFI and the FDIC have significant discretion in connection with their supervisory and enforcement activities and examination policies, including, among other things, policies with respect to the Bank’s capital levels, the classification of assets and establishment of adequate loan loss reserves for regulatory purposes.

Our operations and earnings will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. In addition to its role as the regulator of savings and loan holding companies, the Federal Reserve has, and is likely to continue to have, an important impact on the operating results of financial institutions through its power to implement national monetary and fiscal policy including, among other things, actions taken in order to curb inflation or combat a recession. The Federal Reserve affects the levels of bank loans, investments and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which banks are subject. In recent years, in response to the financial crisis, the Federal Reserve has created several innovative programs to stabilize certain financial institutions, to help ensure the availability of credit and to purchase financial assets through programs such as quantitative easing.

Quantitative easing has had a significant impact on the market for mortgage-backed securities (“MBS”) and by some accounts has stimulated the national economy. We believe these policies have had a beneficial effect on HomeStreet and the mortgage banking industry as a whole. In late 2013, the Federal Reserve announced it would begin to scale back its purchases of financial assets. We cannot predict the effects of this tapering. In addition, we cannot predict the nature or impact of future changes in monetary and fiscal policies of the Federal Reserve.

Regulation of HomeStreet

Because we have made an election under Section 10(1) of the Home Owners’ Loan Act (“HOLA”) for HomeStreet Bank to be treated as a “savings association” for purposes of Section 10 of HOLA, HomeStreet is registered as a savings and loan holding company with the Federal Reserve and is subject to Federal Reserve regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies. Among other things, the Federal Reserve is authorized to restrict or prohibit activities that are determined to be a serious risk to the financial safety, soundness or stability of a subsidiary savings bank. Unlike bank holding companies, savings and loan holding companies have not been subject to any specific regulatory capital ratios, although they have been subject to review by the Federal Reserve and approval of capital levels as part of its examination process. However, under the Dodd-Frank Act, HomeStreet will become subject to capital requirements. Our continued ability to use the provisions of Section 10(1) of HOLA—which allow HomeStreet to be registered as a savings and loan holding company rather than as a bank holding company—is conditioned upon HomeStreet Bank’s continued qualification as a lender under the Qualified Thrift Lender test set forth in HOLA. See “- Regulation and Supervision of HomeStreet Bank—Qualified Thrift Lender Test.” Since HomeStreet Bank is chartered under Washington law, the WDFI has authority to regulate HomeStreet generally relating to its conduct affecting HomeStreet Bank. As a subsidiary of a savings and loan holding company, HomeStreet Bank is subject to certain restrictions in its dealings with HomeStreet and affiliates thereof.

Numerous provisions of the Dodd-Frank Act affect HomeStreet and its business and operations. Some of the provisions are:

•	new capital requirements for savings and loan holding companies.

•	all holding companies of depository institutions are required to serve as a source of strength for their depository subsidiaries.

•	the Federal Reserve is given heightened authority to examine, regulate and take action with respect to all of a holding company’s subsidiaries.

HomeStreet is a unitary savings and loan holding company within the meaning of federal law. Generally, companies that become savings and loan holding companies following the May 4, 1999 grandfather date in the Gramm-Leach-Bliley Act of 1999 may engage only in the activities permitted for financial institution holding companies as well as activities that are permitted for multiple savings and loan holding companies. Because HomeStreet became a savings and loan holding company prior to that grandfather date, the activities in which HomeStreet and its subsidiaries (other than HomeStreet Bank and its subsidiaries) may engage generally are not restricted by HOLA. If, however, we are acquired by a non-financial company, or if we acquire another savings association subsidiary (and become a multiple savings and loan holding company), we will terminate our “grandfathered” unitary savings and loan holding company status and become subject to certain limitations on the types of business activities in which we could engage. HomeStreet may not engage in any activity or render any service for or on behalf of HomeStreet Bank for the purpose of or with the effect of evading any law or regulation applicable to HomeStreet Bank.

Because HomeStreet Bank is treated as a savings association subsidiary of a savings and loan holding company, we must give the Federal Reserve at least 30 days’ advance notice of the proposed declaration of a dividend by HomeStreet Bank. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Federal Reserve, and the Federal Reserve has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of HomeStreet Bank.

Capital / Source of Strength

Under the Dodd-Frank Act, capital requirements will be imposed on savings and loan holding companies such as HomeStreet. See “Regulation and Supervision of HomeStreet Bank—Capital and Prompt Corrective Action Requirements—Proposed Capital Regulations.”

Regulations and historical practice of the Federal Reserve have required bank holding companies to serve as a “source of strength” for their subsidiary banks. The Dodd-Frank Act codifies this requirement and extends it to all companies that control an insured depository institution. Accordingly, HomeStreet is now required to act as a source of strength for HomeStreet Bank.

Restrictions Applicable to Savings and Loan Holding Companies

Federal law prohibits a savings and loan holding company, including HomeStreet, directly or indirectly (or through one or more subsidiaries), from acquiring:

•	control (as defined under HOLA) of another savings institution (or a holding company parent) without prior written approval of the Federal Reserve;

•	through merger, consolidation or purchase of assets, another savings institution or a holding company thereof, or acquiring all or substantially all of the assets of such institution (or a holding company) without prior Federal Reserve or FDIC approval;

•	with certain exceptions, more than 5.0% of the voting shares of a non-subsidiary savings association or a non-subsidiary holding company; or

•	control of any depository institution not insured by the FDIC (except through a merger with and into the holding company’s savings institution subsidiary that is approved by the FDIC).

In evaluating applications by holding companies to acquire and retain savings associations, the Federal Reserve must consider the financial and managerial resources and future prospects of HomeStreet and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

A savings and loan holding company generally may not acquire as a separate subsidiary a savings association in a different state from where its current savings association is located, except:

•	in the case of certain emergency acquisitions approved by the FDIC;

•	if such holding company controls a savings association that operated a home or branch office in such additional state as of March 5, 1987; or

•	if the laws of the state in which the savings association to be acquired is located specifically authorize a savings association chartered by that state to be acquired by a savings institution chartered by the state where the acquiring savings association or savings and loan holding company is located, or by a holding company that controls such a state-chartered association.

Acquisition of Control

Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company. An acquisition of control can occur upon the acquisition of 10.0% or more of the voting stock of a savings and loan holding company or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act (the 60-day period may be extended), taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company. Control can also exist if an individual or company has, or exercises, directly or indirectly or by acting in concert with others, a controlling influence over HomeStreet Bank. Washington law also imposes certain limitations on the ability of persons and entities to acquire control of banking institutions and their parent companies.

Dividend Policy

Under Washington law, HomeStreet is generally permitted to make a distribution, including payments of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors, (1) HomeStreet would be able to pay its debts as they become due in the ordinary course of business and (2) HomeStreet’s total assets would at least equal the sum of its total liabilities plus the amount that would be needed if HomeStreet were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

HomeStreet had previously elected to defer the payment of interest on its outstanding Trust Preferred Securities (“TruPS”), and therefore had been prohibited from declaring or paying dividends or distributions on, and from making liquidation payments with respect to, its common stock until it is current on all interest payments due. On March 12, 2013, the Federal Reserve approved HomeStreet’s request to make its interest payments current on its outstanding TruPS and HomeStreet subsequently paid all deferred and current interest owed on its outstanding TruPS on March 15, 2013.

HomeStreet’s ability to pay dividends to shareholders is significantly dependent on HomeStreet Bank’s ability to pay dividends to HomeStreet. New capital rules will impose additional requirements on the ability of HomeStreet and HomeStreet Bank to pay dividends. See “Regulation of Home Street Bank—Capital and Prompt Corrective Action Requirements—New Capital Regulation.”

Compensation Policies

Compensation policies and practices at HomeStreet, Inc. and HomeStreet Bank are subject to regulation by their respective banking regulators and the SEC.

Guidance on Sound Incentive Compensation Policies. Effective on June 25, 2010, the Office of the Comptroller of the Currency, the Federal Reserve, the FDIC and the OTS adopted Sound Incentive Compensation Policies Final Guidance (the “Final Guidance”) designed to help ensure that incentive compensation policies at banking organizations do not encourage imprudent risk-taking and are consistent with the safety and soundness of the organization.

The Final Guidance applies to senior executives and others who are responsible for oversight of HomeStreet’s company-wide activities and material business lines, as well as other employees who, either individually or as a part of a group, have the ability to expose HomeStreet Bank to material amounts of risk.

Dodd-Frank Act. In addition to the Final Guidance, the Dodd-Frank Act contains a number of provisions relating to compensation applying to public companies such as HomeStreet. The Dodd-Frank Act added a new Section 14A(a) to the Exchange Act that requires companies to include a separate non-binding resolution subject to shareholder vote in their proxy materials approving the executive compensation disclosed in the materials. In addition, a new Section 14A(b) to the Exchange Act requires any proxy or consent solicitation materials for a meeting seeking shareholder approval of an acquisition, merger, consolidation or disposition of all or substantially all of HomeStreet’s assets to include a separate non-binding shareholder resolution approving certain “golden parachute” payments made in connection with the transaction. A new Section 10D to the Exchange Act requires the SEC to direct the national securities exchanges to require companies to implement a policy to “claw back” certain executive payments that were made based on improper financial statements.

In addition, Section 956 of the Dodd-Frank Act requires certain regulators (including the FDIC, SEC and Federal Reserve) to adopt requirements or guidelines prohibiting excessive compensation or compensation that could lead to material loss as well as rules relating to disclosure of compensation. On April 14, 2011, these regulators published a joint proposed rulemaking to implement Section 956 of Dodd-Frank for depository institutions, their holding companies and various other financial institutions with $1 billion or more in assets. Section 956 prohibits incentive-based compensation arrangements which encourage inappropriate risk taking by covered financial institutions and are deemed to be excessive, or that may lead to material losses. The proposed rule would (1) prohibit incentive-based compensation arrangements for covered persons that would encourage inappropriate risks by providing excess compensation, (2) prohibit incentive-based compensation arrangements for covered persons that would expose the institution to inappropriate risks by providing compensation that could lead to a material financial loss, (3) require policies and procedures for incentive-based compensation arrangements that are commensurate with the size and complexity of the institutions and (4) require annual reports on incentive compensation structures to the institution’s appropriate federal regulator.

FDIC Regulations. We are further restricted in our ability to make certain “golden parachute” and “indemnification” payments under Part 359 of the FDIC regulations, and the FDIC also regulates payments to executives under Part 364 of its regulations relating to excessive executive compensation.

Emerging Growth Company

We are an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from certain requirements under the Dodd-Frank Act, including the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of some or all of these reporting exemptions until we are no longer qualify as an Emerging Growth Company.

We will remain an Emerging Growth Company for up to five years from the end of the year of our initial public offering, or until (1) we have total annual gross revenues of at least $1 billion, (2) we qualify as a large accelerated filer, or (3) we issue more than $1 billion in nonconvertible debt in a three-year period.

Regulation and Supervision of HomeStreet Bank

As a savings bank chartered under the laws of the State of Washington, HomeStreet Bank is subject to applicable provisions of Washington law and regulations of the WDFI. As a state-chartered savings bank that is not a member of the Federal Reserve System, HomeStreet Bank’s primary federal regulator is the FDIC. It is subject to regulation and examination by the WDFI and the FDIC, as well as enforcement actions initiated by the WDFI and the FDIC, and its deposits are insured by the FDIC.

Washington Banking Regulation

As a Washington savings bank, HomeStreet Bank’s operations and activities are substantially regulated by Washington law and regulations, which govern, among other things, HomeStreet Bank’s ability to take deposits and pay interest, to make loans on or invest in residential and other real estate, to make consumer and commercial loans, to invest in securities, to offer various banking services to its customers and to establish branch offices. Under state law, savings banks in Washington also generally have, subject to certain limitations or approvals, all of the powers that Washington chartered commercial banks have under Washington law and that federal savings banks and national banks have under federal laws and regulations.

Washington law also governs numerous corporate activities relating to HomeStreet Bank, including HomeStreet Bank’s ability to pay dividends, to engage in merger activities and to amend its articles of incorporation, as well as limitations on change of control of HomeStreet Bank. Under Washington law, the board of directors of HomeStreet Bank generally may not declare a cash dividend on its capital stock if payment of such dividend would cause its net worth to be reduced below the net worth requirements, if any, imposed by the WDFI and dividends may not be paid in an amount greater than its retained earnings without the approval of the WDFI. These restrictions are in addition to restrictions imposed by federal law. Mergers involving HomeStreet Bank and sales or acquisitions of its branches are generally subject to the approval of the WDFI. No person or entity may acquire control of the bank until 30 days after filing an application with the WDFI, who has the authority to disapprove the application. Washington law defines “control” of an entity to mean directly or indirectly, alone or in concert with others, to own, control or hold the power to vote 25.0% or more of the outstanding stock or voting power of the entity. Any amendment to HomeStreet Bank’s articles of incorporation requires the approval of the WDFI.

The Bank is subject to periodic examination by and reporting requirements of the WDFI, as well as enforcement actions initiated by the WDFI. The WDFI’s enforcement powers include the issuance of orders compelling or restricting conduct by HomeStreet Bank and the authority to bring actions to remove the bank’s directors, officers and employees. The WDFI has authority to place a bank under supervisory direction or to take possession of a bank and to appoint the FDIC as receiver.

Dodd-Frank Act

Numerous provisions of the Dodd-Frank Act affect HomeStreet Bank and its business and operations. For example, the Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The Dodd-Frank Act also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor.

In addition, under the Dodd-Frank Act:

•	the requirements relating to HomeStreet Bank’s capital have been modified.

•	in order to prevent abusive residential lending practices, new responsibilities are imposed on parties engaged in residential mortgage origination, brokerage and lending, and securitizers of mortgages and other asset-backed securities (“ABS”) are required, subject to certain exemptions, to retain not less than five percent of the credit risk of the mortgages or other assets backing the securities.

•	restrictions on affiliate and insider transactions are expanded.

•	restrictions on management compensation and related governance have been enhanced.

•	a federal Consumer Financial Protection Bureau (“CFPB”) is created with a broad authority to regulate consumer financial products and services.

•	restrictions are imposed on the amount of interchange fees that certain debit card issuers may charge.

•	restrictions on banking entities from engaging in proprietary trading or owning interests in or sponsoring hedge funds or private equity funds (the Volcker Rule), and requiring sponsors of ABS to retain an ownership stake in the ABS.

In part because not all of the regulations implementing the Dodd-Frank Act have yet been finalized or become effective, it is difficult to predict at this time what specific impact the Dodd-Frank Act and the final rules and regulations will have on community banks. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense. Any additional changes in our regulation and oversight, whether in the form of new laws, rules and regulations, could make compliance more difficult or expensive or otherwise materially adversely affect our business, financial condition or prospects. The provisions of the Dodd-Frank Act and the subsequent exercise by regulators of their revised and expanded powers thereunder could materially and negatively impact the profitability of our business, the value of assets we hold or the collateral available for our loans, require changes to business practices or force us to discontinue businesses and expose us to additional costs, taxes, liabilities, enforcement actions and reputational risk.

Insurance of Deposit Accounts and Regulation by the FDIC

The FDIC is HomeStreet Bank’s principal federal bank regulator. As such, the FDIC is authorized to conduct examinations of and to require reporting by HomeStreet Bank. The FDIC may prohibit a bank from engaging in any activity determined by law, regulation or order to pose a serious risk to the institution, and may take a variety of enforcement actions in the event a bank violates a law, regulation or order, engages in an unsafe or unsound practice or under certain other circumstances. The FDIC also has the authority to appoint itself as receiver of a bank or to terminate a bank’s deposit insurance if it were to determine that such a bank has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

The Bank is a member of the Deposit Insurance Fund (“DIF”) administered by the FDIC, which insures customer deposit accounts. Under the Dodd-Frank Act, the amount of federal deposit insurance coverage was permanently increased from $100,000 to $250,000, per depositor, for each account ownership category at each depository institution. This change made permanent the coverage increases that had been in effect since October 2008. The unlimited FDIC insurance for non-interest bearing transaction accounts that had been available since 2008 was discontinued as of December 31, 2012.

In order to maintain the DIF, member institutions, such as HomeStreet Bank, are assessed insurance premiums. In light of the stresses that have occurred on the DIF in recent years and increases in insurance coverage, assessments have risen sharply.

The Dodd-Frank Act requires the FDIC to make numerous changes to the DIF and the manner in which assessments are calculated. The minimum ratio of assets in the DIF to the total of estimated insured deposits was increased from 1.15% to 1.35%, and the FDIC is given until September 30, 2020 to meet the reserve ratio. In December 2010, the FDIC adopted a final rule setting the reserve ratio of the DIF at 2.0%. As required by the Dodd-Frank Act, assessments are now based on an insured institution’s average consolidated assets less tangible equity capital.

For the purpose of determining an institution’s assessment rate, each institution is provided an assessment risk assignment, which is generally based on the risk that the institution presents to the DIF. Insured institutions with assets of less than $10 billion are placed in one of four risk categories. These risk categories are generally determined based on an institution’s capital levels and its supervisory evaluation. These institutions generally have an assessment rate that can range from 2.5 to 45 basis points. However, the FDIC does have flexibility to adopt assessment rates without additional rule-making provided that the total base assessment rate increase or decrease does not exceed 2 basis points. In the future, if the reserve ratio reaches certain levels, these assessment rates will generally be lowered. As of December 31, 2013, HomeStreet Bank’s assessment rate was 6 basis points on average assets less average tangible equity capital.

In addition, all FDIC-insured institutions are required to pay a pro rata portion of the interest due on obligations issued by the Financing Corporation to fund the closing and disposal of failed thrift institutions by the Resolution Trust Corporation. The Financing Corporation rate is adjusted quarterly to reflect changes in assessment bases of the DIF. These assessments will continue until the Financing Corporation bonds mature in 2019. The annual rate for 2014 is 0.62 basis points.

Qualified Thrift Lender Test

A savings association can comply with the Qualified Thrift Lender test either by meeting the Qualified Thrift Lender test set forth in the HOLA and its implementing regulations or by qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986 and implementing regulations.

To qualify under the HOLA test, HomeStreet Bank is required to maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12-month period. “Portfolio assets” are total assets less (1) specified liquid assets up to 20% of total assets, (2) intangibles, including goodwill, and (3) the value of the property used to conduct business. “Qualified thrift investments” primarily consists of residential mortgages and related investments, including certain MBS, home equity loans, credit card loans, student loans and small business loans.

To qualify under the Internal Revenue Code test, a savings association must meet both a “business operations” test and a “60% of assets” test. The business operations test requires the business of a savings association to consist primarily of acquiring the savings of the public and investing in loans. The 60% of assets test requires that at least 60% of a savings association’s assets must consist of residential real property loans and certain other traditional thrift assets. While HomeStreet Bank is eligible to qualify as a qualified thrift lender under the HOLA test, it is not clear due to statutory ambiguities that the bank is eligible to qualify under the Internal Revenue Code test. As noted above, it is necessary for HomeStreet Bank to qualify as a qualified thrift lender only under one of these two tests.

As of December 31, 2013, HomeStreet Bank held approximately 91% of its portfolio assets in qualified thrift investments and had more than $2.16 billion of its portfolio assets in qualified thrift investments for each of the 12 months ending December 31, 2013. Therefore, HomeStreet Bank qualified under the HOLA test. A savings association subsidiary of a savings and loan holding company that does not meet the Qualified Thrift Lender test must comply with the following restrictions on its operations:

•	the association may not engage in any new activity or make any new investment, directly or indirectly, unless the activity or investment is also permissible for a national bank;

•	the branching powers of the association are restricted to those of a national bank located in the association’s home state; and

•	payment of dividends by the association is subject to the rules regarding payment of dividends by a national bank and must be necessary for its parent company to meet its obligations and must receive regulatory approval.

Further, an institution which fails to comply with the qualified thrift lender test is also subject to possible agency enforcement action as a violation of law under the HOLA. In addition, if the institution does not requalify under HOLA test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the FHLB as promptly as possible. Within one year of the date that a savings association ceases to meet the Qualified Thrift Lender test, any company that controls the association must register as and be deemed to be a bank holding company subject to all of the provisions of the Bank Holding Company Act of 1956 and other statutes applicable to bank holding companies. There are certain limited exceptions to these requirements.

Capital and Prompt Corrective Action Requirements

Capital Requirements

Federally insured depository institutions, such as HomeStreet Bank, are required to maintain a minimum level of regulatory capital. “Total capital” generally means the sum of Tier 1 capital and Tier 2 capital. The FDIC regulations recognize two types, or tiers, of capital: “core capital,” or Tier 1 capital, and “supplementary capital,” or Tier 2 capital. Tier 1 capital generally includes common shareholders’ equity and noncumulative perpetual preferred stock, less most intangible assets. Tier 2 capital, which is recognized up to 100% of Tier 1 capital for risk-based capital purposes (after any deductions for disallowed intangibles and disallowed deferred tax assets), includes such items as qualifying general loan loss reserves (up to 1.25% of risk-weighted assets), cumulative perpetual preferred stock, long-term preferred stock (original maturity of at least 20 years), certain perpetual preferred stock, hybrid capital instruments including mandatory convertible debt, term subordinated debt, intermediate-term preferred stock (original average maturity of at least five years) and net unrealized holding gains on equity securities (subject to certain limitations); provided, however, the amount of term subordinated debt and intermediate term preferred stock that may be included in Tier 2 capital for risk-based capital purposes is limited to 50.0% of Tier 1 capital.

The FDIC currently measures a bank’s capital using the (1) total risk-based capital ratio, (2) Tier 1 risk-based capital ratio and (3) Tier 1 capital leverage ratio. The risk-based measures are based on ratios of qualifying capital to risk-weighted assets. To determine risk-weighted assets, assets are placed in one of five categories and given a percentage weight based on the relative risk of that category. In addition, certain off-balance-sheet items are converted to balance-sheet credit equivalent amounts, and each amount is then assigned to one of the five categories. In evaluating the adequacy of a bank’s capital, the FDIC may also consider other factors that may affect the bank’s financial condition, such as interest rate risk exposure, liquidity, funding and market risks, the quality and level of earnings, concentration of credit risk, risks arising from nontraditional activities, loan and investment quality, the effectiveness of loan and investment policies, and management’s ability to monitor and control financial operating risks. Under the current capital rules, banks are required to have a total risk-based capital ratio of at least 8.00%, a Tier 1 risk-based capital ratio of at least 4.00% and Tier 1 capital leverage ratio generally of at least 4.00%

Prompt Corrective Action Regulations

Section 38 of the Federal Deposit Insurance Act establishes a framework of supervisory actions for insured depository institutions that are not adequately capitalized, also known as “prompt corrective action” regulations. All of the federal banking agencies have promulgated substantially similar regulations to implement a system of prompt corrective action. The framework for the type of supervisory action is based on a determination of a bank’s capital category as follows:

•	in order to be considered “well capitalized,” a bank must have a total risk-based capital ratio of 10.0% or more, a Tier 1 risk-based capital ratio of 6.0% or more, a leverage capital ratio of 5.0% or more, and must not be subject to any written agreement, order or capital directive to meet and maintain a specific capital level for any capital measure;

•	in order to be considered “adequately capitalized,” a bank must have a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more, and a leverage capital ratio of 4.0% or more (or, a leverage ratio of at least 3.0% if the institution has a composite CAMELS (Capital adequacy, asset quality, management quality, earnings, liquidity and sensitivity to market risk) rating of 1 and is not experiencing or anticipating any significant growth);

•	a bank is “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (or a leverage ratio of at least 3.0% under certain circumstances);

•	a bank is “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

•	a bank is “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

Additionally, a bank, based upon its capital levels, that is classified as “well capitalized,” “adequately capitalized” or “undercapitalized” may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment.

At each successive lower capital category, an insured bank is subject to increasingly severe supervisory actions. These actions include, but are not limited to, restrictions on asset growth, interest rates paid on deposits, branching, allowable transactions with affiliates, ability to pay bonuses and raises to senior executives and pursuing new lines of business. Additionally, all “undercapitalized” banks are required to implement capital restoration plans to restore capital to at least the “adequately capitalized” level, and the FDIC is generally required to close “critically undercapitalized” banks within a 90-day period.

New Capital Regulations

In July 2013, federal banking regulators (including the FDIC and the FRB) adopted new capital rules (the “Rules”). The Rules apply to both depository institutions (such as HomeStreet Bank) and their holding companies (such as HomeStreet). The Rules reflect, in part, certain standards initially adopted by the Basel Committee on Banking Supervision in December 2010 (which standards are commonly referred to as “Basel III”) as well as requirements contemplated by the Dodd-Frank Act.

Under the Rules, both HomeStreet and HomeStreet Bank will be required to meet certain minimum capital requirements. The Rules implement a new capital ratio of common equity Tier 1 capital to risk-based assets. Common equity Tier 1 capital generally consists of retained earnings and common stock instruments (subject to certain adjustments), as well as accumulated other comprehensive income (“AOCI”) except to the extent that HomeStreet and HomeStreet Bank exercise a one-time irrevocable option to exclude certain components of AOCI. Both HomeStreet and HomeStreet Bank expect to elect this one-time option to exclude certain components of AOCI. Both HomeStreet and HomeStreet Bank are required to have a common equity Tier 1 capital ratio of 4.5%. In addition, both HomeStreet and HomeStreet Bank are required to have a Tier 1 leverage ratio of 4.0%, a Tier 1 risk-based ratio of 6.0% and a total risk-based ratio of 8.0%. In addition to the preceding requirements, both HomeStreet and HomeStreet Bank are required to establish a “conservation buffer,” consisting of common equity Tier 1 capital, which is at least 2.5% above each of the preceding common equity Tier 1 capital ratio, the Tier 1 risk-based ratio and the total risk-based ratio. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases and discretionary bonuses to executive officers. The prompt corrective action rules, which apply to HomeStreet Bank but not HomeStreet, are modified to include a common equity Tier 1 risk-based ratio and to increase certain other capital requirements for the various thresholds. For example, the requirements for HomeStreet Bank to be considered well-capitalized under the Rules are a 5.0% Tier 1 leverage ratio, a 6.5% common equity Tier 1 risk-based ratio, an 8.0% Tier 1 risk-based capital ratio and a 10.0% total risk-based capital ratio. To be adequately capitalized, those ratios are 4.0%, 4.5%, 6.0% and 8.0%, respectively.

The Rules modify the manner in which certain capital elements are determined, including but not limited to, requiring certain deductions related to mortgage servicing rights and deferred tax assets. When the federal banking regulators initially proposed new capital rules in 2012, the rules would have phased out trust preferred securities as a component of Tier 1 capital. As finally adopted, however, the Rules permit holding companies with less than $815 billion in total assets as of December 31, 2009 (which includes HomeStreet) to continue to include trust preferred securities issued prior to May 19, 2010 in Tier 1 capital, generally up to 25% of other Tier 1 capital.

The Rules make changes in the methods of calculating certain risk-based assets, which in turn affects the calculation of risk-based ratios. Higher or more sensitive risk weights are assigned to various categories of assets, among which are commercial real estate, credit facilities that finance the acquisition, development or construction of real property, certain exposures or credits that are 90 days past due or are nonaccrual, foreign exposures, certain corporate exposures, securitization exposures, equity exposures and in certain cases mortgage servicing rights and deferred tax assets.

HomeStreet and HomeStreet Bank are generally required to begin compliance with the Rules on January 1, 2015. The conservation buffer will be phased in beginning in 2016 and will take full effect on January 1, 2019. Certain calculations under the Rules will also have phase-in periods. We believe that the current capital levels of HomeStreet and HomeStreet Bank are in compliance with the standards under the Rules including the conservation buffer.

Limitations on Transactions with Affiliates

Transactions between HomeStreet Bank and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with that bank but which is not a subsidiary of such bank. HomeStreet and its non-bank subsidiaries are affiliates of HomeStreet Bank. Generally, Section 23A limits the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of the Bank’s capital stock and surplus, and imposes an aggregate limit on all such transactions with all affiliates in an amount equal to 20.0% of such capital stock and surplus. Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable to the Bank, as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to an affiliate, the purchase of or investment in the securities issued by an affiliate, the purchase of assets from an affiliate, the acceptance of securities issued by an affiliate as collateral security for a loan or extension of credit to any person or company, the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate, or certain transactions with an affiliate that involves the borrowing or lending of securities and certain derivative transactions with an affiliate.

In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans, derivatives, repurchase agreements and securities lending to executive officers, directors and principal shareholders of the Bank and its affiliates.

Standards for Safety and Soundness

The federal banking regulatory agencies have prescribed, by regulation, a set of guidelines for all insured depository institutions prescribing safety and soundness standards. These guidelines establish general standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings standards, compensation, fees and benefits. In general, the guidelines require appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines before capital becomes impaired. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

Each insured depository institution must implement a comprehensive written information security program that includes administrative, technical and physical safeguards appropriate to the institution’s size and complexity and the nature and scope of its activities. The information security program also must be designed to ensure the security and confidentiality of customer information, protect against any unanticipated threats or hazards to the security or integrity of such information, protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer and ensure the proper disposal of customer and consumer information. Each insured depository institution must also develop and implement a risk-based response program to address incidents of unauthorized access to customer information in customer information systems. If the FDIC determines that the Bank fails to meet any standard prescribed by the guidelines, it may require the Bank to submit an acceptable plan to achieve compliance with the standard. The Bank maintains a program to meet the information security requirements and believes it is currently in compliance with this regulation.

Real Estate Lending Standards

FDIC regulations require the Bank to adopt and maintain written policies that establish appropriate limits and standards for real estate loans. These standards, which must be consistent with safe and sound banking practices, must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value ratio limits) that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. The Bank is obligated to monitor conditions in its real estate markets to ensure that its standards continue to be appropriate for current market conditions. The Bank’s board of directors is required to review and approve the Bank’s standards at least annually.

The FDIC has published guidelines for compliance with these regulations, including supervisory limitations on loan-to-value ratios for different categories of real estate loans. Under the guidelines, the aggregate amount of all loans in excess of the supervisory loan-to-value ratios should not exceed 100.0% of total capital, and the total of all loans for commercial, agricultural, multifamily or other non-one-to-four family residential properties in excess of such ratios should not exceed 30.0% of total capital. Loans in excess of the supervisory loan-to-value ratio limitations must be identified in the Bank’s records and reported at least quarterly to the Bank’s board of directors.

The FDIC and the federal banking agencies have also issued guidance on sound risk management practices for concentrations in commercial real estate lending. The particular focus is on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be sensitive to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or as an abundance of caution). The purpose of the guidance is not to limit a bank’s commercial real estate lending but to guide banks in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations.

Risk Retention

The Dodd-Frank Act requires that, subject to certain exemptions, securitizers of mortgage and other asset-backed securities retain not less than five percent of the credit risk of the mortgages or other assets. In October 2014, the federal banking regulators, together with the SEC, the Federal Housing Finance Agency and the Department of Housing and Urban Development, adopted final regulations implementing this requirement. Generally, the regulations provide various ways in which the retention of risk requirement can be satisfied and also describe exemptions from the retention requirements for various types of assets, including exemptions for certain mortgages.

Volcker Rule

In December 2013, the FDIC, the FRB and various other federal agencies issued final rules to implement certain provisions of the Dodd-Frank Act commonly known as the “Volcker Rule.” Subject to certain exceptions, the final rules generally prohibit banks and affiliated companies from engaging in short-term proprietary trading of certain securities, derivatives, commodity futures and options on those instruments, for their own account. The final rules also impose restrictions on banks and their affiliates from acquiring or retaining an ownership interest in, sponsoring or having certain other relationships with hedge funds or private equity funds. Compliance with the rule will be required by July 21, 2015.

Activities and Investments of Insured State-Chartered Financial Institutions

Federal law generally prohibits FDIC-insured state banks from engaging as a principal in activities, and from making equity investments, other than those that are permissible for national banks. An insured state bank is not prohibited from, among other things, (1) acquiring or retaining a majority interest in certain subsidiaries, (2) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2.0% of the bank’s total assets, (3) acquiring up to 10.0% of the voting stock of a company that solely provides or reinsures directors’, trustees’ and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions and (4) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

Washington State has enacted a law regarding financial institution parity. The law generally provides that Washington-chartered savings banks may exercise any of the powers of Washington-chartered commercial banks, national banks or federally-chartered savings banks, subject to the approval of the Director of the WDFI in certain situations.

Environmental Issues Associated With Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act, or the CERCLA, is a federal statute that generally imposes strict liability on all prior and present “owners and operators” of sites containing hazardous waste. However, Congress has acted to protect secured creditors by providing that the term “owner and operator” excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this “secured creditor” exemption has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors, including the Bank, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.

Reserve Requirements

The Bank is subject to Federal Reserve regulations pursuant to which depositary institutions may be required to maintain non-interest-earning reserves against their deposit accounts and certain other liabilities. Currently, reserves must be maintained against transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). The regulations generally require that reserves be maintained in the amount of 3.0% of the aggregate of transaction accounts over $13.3 million up to $89.0 million in 2014 and 10% of the accounts over $89.0 million. Net transaction accounts up to $13.3 million are exempt from reserve requirements. For 2015, the general requirement will be that reserves be maintained in the amount of 3.0% of the aggregate transaction accounts over $14.5 million and 10.0% of the accounts over $103.6 million. Net transaction accounts up to $14.5 million are exempt from reserve requirements.

Federal Home Loan Bank System

The Federal Home Loan Bank system consists of twelve regional Federal Home Loan Banks. Among other benefits, each of these serves as a reserve or central bank for its members within its assigned region. Each of the Federal Home Loan Banks makes available loans or advances to its members in compliance with the policies and procedures established by its board of directors. The Bank is a member of the Federal Home Loan Bank of Seattle (“Seattle FHLB”). As a member, the Bank is required to own stock in the Seattle FHLB and currently owns $35.3 million of stock in the Seattle FHLB. The Federal Housing Finance Agency (the “Finance Agency”) is the primary regulator of the Seattle FHLB, and the Finance Agency classified the Seattle FHLB as undercapitalized in August 2009. In October 2010, the Seattle FHLB entered into a Stipulation and Consent to The Issuance of a Consent Order with the Finance Agency, which sets forth requirements for capital management, asset composition and other operating and risk management improvements. In September 2012, the Finance Agency reclassified the Seattle FHLB as adequately capitalized but the Seattle FHLB remained subject to the Consent Order. On November 22, 2013, the Finance Agency issued an amended Consent Order, which modifies and supersedes the October 2010 Consent Order. The amended Consent Order acknowledges the Seattle FHLB’s fulfillment of many of the requirements set forth in the 2010 Consent Order and improvements in the Seattle FHLB’s financial performance, while continuing to impose certain restrictions on its ability to repurchase, redeem, and pay dividends on its capital stock. As such, Finance Agency approval or non-objection will continue to be required for all repurchases, redemptions, and dividend payments on capital stock.

In September 2014, the Seattle FHLB announced that it had entered into an agreement to merge with the Federal Home Loan Bank of Des Moines (“Des Moines FHLB”). The Des Moines FHLB would be the surviving institution. The merger is subject to the satisfaction or waiver of certain conditions. If the merger is consummated, HomeStreet Bank would be become a member of the Des Moines FHLB and would hold stock in the Des Moines FHLB.

Community Reinvestment Act of 1977

Banks are subject to the provisions of the CRA of 1977, which requires the appropriate federal bank regulatory agency to assess a bank’s record in meeting the credit needs of the assessment areas serviced by the bank, including low and moderate income neighborhoods. The regulatory agency’s assessment of the bank’s record is made available to the public. Further, these assessments are considered by regulators when evaluating mergers, acquisitions and applications to open or relocate a branch or facility. The Bank currently has a rating of “Outstanding” under the CRA.

Dividends

Dividends from the Bank constitute an important source of funds for dividends that may be paid by HomeStreet to shareholders. The amount of dividends payable by the Bank to HomeStreet depends upon the Bank’s earnings and capital position and is limited by federal and state laws. Under Washington law, the Bank may not declare or pay a cash dividend on its capital stock if this would cause its net worth to be reduced below the net worth requirements, if any, imposed by the WDFI. In addition, dividends on the Bank’s capital stock may not be paid in an amount greater than its retained earnings without the approval of the WDFI.

The amount of dividends actually paid during any one period will be strongly affected by the Bank’s policy of maintaining a strong capital position. Because the Bank is treated as a savings association subsidiary of a savings and loan holding company, it must give the Federal Reserve at least 30 days’ advance notice of the proposed declaration of a dividend on its guaranty, permanent or other non-withdrawable stock. Federal law prohibits an insured depository institution from paying a cash dividend if this would cause the institution to be “undercapitalized,” as defined in the prompt corrective action regulations. Moreover, the federal bank regulatory agencies have the general authority to limit the dividends paid by insured banks if such payments are deemed to constitute an unsafe and unsound practice. New capital rules adopted by the FDIC will impose additional requirements on the Bank’s ability to pay dividends. See “Regulation and Supervision- Capital and Prompt Corrective Action Requirements—New Capital Regulations.”

Liquidity

The Bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation. See “Management’s Discussion and Analysis—Liquidity Risk and Capital Resources.”

Compensation

The Bank is subject to regulation of its compensation practices. See “Regulation and Supervision—Regulation of HomeStreet—Compensation Policies.”

Bank Secrecy Act and USA Patriot Act

HomeStreet and the Bank are subject to the Bank Secrecy Act, as amended by the USA PATRIOT Act, which gives the federal government powers to address money laundering and terrorist threats through enhanced domestic security measures, expanded surveillance powers and mandatory transaction reporting obligations. By way of example, the Bank Secrecy Act imposes an affirmative obligation on the Bank to report currency transactions that exceed certain thresholds and to report other transactions determined to be suspicious.

Like all United States companies and individuals, HomeStreet and the Bank are prohibited from transacting business with certain individuals and entities named on the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Failure to comply may result in fines and other penalties. The Office of Foreign Asset Control (“OFAC”) has issued guidance directed at financial institutions in which it asserted that it may, in its discretion, examine institutions determined to be high-risk or to be lacking in their efforts to comply with these prohibitions.

The Bank maintains a program to meet the requirements of the Bank Secrecy Act, USA PATRIOT Act and OFAC and believes it is currently in compliance with these requirements.

Identity Theft

Section 315 of the Fair and Accurate Credit Transactions Act (“FACT Act”) requires each financial institution or creditor to develop and implement a written Identity Theft Prevention Program to detect, prevent and mitigate identity theft “red flags” in connection with the opening of certain accounts or certain existing accounts.

The Bank maintains a program to meet the requirements of Section 315 of the FACT Act and believes it is currently in compliance with these requirements.

Consumer Protection Laws and Regulations

The Bank and its affiliates are subject to a broad array of federal and state consumer protection laws and regulations that govern almost every aspect of its business relationships with consumers. While this list is not exhaustive, these include the Truth-in-Lending Act, the Truth in Savings Act, the Electronic Fund Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Secure and Fair Enforcement in Mortgage Licensing Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Service Members’ Civil Relief Act, the Right to Financial Privacy Act, the Home Ownership and Equity Protection Act, the Consumer Leasing Act, the Fair Credit Billing Act, the Homeowners Protection Act, the Check Clearing for the 21st Century Act, laws governing flood insurance, laws governing consumer protections in connection with the sale of insurance, federal and state laws prohibiting unfair and deceptive business practices, foreclosure laws and various regulations that implement some or all of the foregoing. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans and providing other services. Failure to comply with these laws and regulations can subject the Bank to various penalties, including but not limited to, enforcement actions, injunctions, fines, civil liability, criminal penalties, punitive damages and the loss of certain contractual rights. The Bank has a compliance governance structure in place to help ensure its compliance with these requirements.

The Dodd-Frank Act established the CFPB as a new independent bureau that is responsible for regulating consumer financial products and services under federal consumer financial laws. The CFPB has broad rulemaking authority with respect to these laws and exclusive examination and primary enforcement authority with respect to banks with assets of $10 billion or more.

The Dodd-Frank Act also contains a variety of provisions intended to reform consumer mortgage practices. The provisions include (1) a requirement that lenders make a determination that at the time a residential mortgage loan is consummated the consumer has a reasonable ability to repay the loan and related costs, (2) a ban on loan originator compensation based on the interest rate or other terms of the loan (other than the amount of the principal), (3) a ban on prepayment penalties for certain types of loans, (4) bans on arbitration provisions in mortgage loans and (5) requirements for enhanced disclosures in connection with the making of a loan. The Dodd-Frank Act also imposes a variety of requirements on entities that service mortgage loans.

The Dodd-Frank Act contains provisions further regulating payment card transactions. The Dodd-Frank Act required the Federal Reserve to adopt regulations limiting any interchange fee for a debit transaction to an amount which is “reasonable and proportional” to the costs incurred by the issuer. The Federal Reserve has adopted final regulations limiting the amount of debit interchange fees that large bank issuers may charge or receive on their debit card transactions. There is an exemption from the rules for issuers with assets of less than $10 billion and the Federal Reserve has stated that it will monitor and report to Congress on the effectiveness of the exemption. Nevertheless, it is unclear whether such smaller issuers (which include the Bank) will, as a practical matter, be able to avoid the impact of the regulations.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) implemented a broad range of corporate governance and accounting measures to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of disclosures under federal securities laws. We are subject to Sarbanes-Oxley because we are required to file periodic reports with the SEC under the Securities Exchange Act of 1934. Among other things, Sarbanes-Oxley and/or its implementing regulations establishes membership requirements and additional responsibilities for our audit committee, imposes restrictions on the relationship between us and our outside auditors (including restrictions on the types of non-audit services our auditors may provide to us), imposes additional responsibilities for our external financial statements on our chief executive officer and chief accounting officer, expands the disclosure requirements for our corporate insiders, requires our management to evaluate our disclosure controls and procedures and our internal control over financial reporting, and requires our independent registered public accounting firm to issue a report on our internal control over financial reporting.

Future Legislation or Regulation

In light of recent conditions in the United States economy and the financial services industry, the Obama administration, Congress, the regulators and various states continue to focus attention on the financial services industry. Additional proposals that affect the industry have been and will likely continue to be introduced. We cannot predict whether any of these proposals will be enacted or adopted or, if they are, the effect they would have on our business, our operations or our financial condition.

MANAGEMENT

Directors of HomeStreet, Inc.

Director	Age	Director Since	Class	Term Expiration
David A. Ederer, Chairman	72	2005	Class III	2017 annual meeting
Mark K. Mason	55	2010	Class I	2015 annual meeting
Scott M. Boggs	59	2012	Class I	2015 annual meeting
Timothy R. Chrisman	68	2014	Class I	2015 annual meeting
Victor H. Indiek	77	2012	Class II	2016 annual meeting
Thomas E. King	70	2012	Class III	2017 annual meeting
George “Judd” Kirk	69	2012	Class III	2017 annual meeting
Michael J. Malone	70	2012	Class II	2016 annual meeting
Douglas I. Smith	51	2012	Class I	2015 annual meeting
Bruce W. Williams	61	1994	Class II	2016 annual meeting

Appointee
Donald R. Voss	64	N/A	Class I	2015 annual meeting

HomeStreet’s Board of Directors consists of 10 members. In 2013, HomeStreet’s Board of Directors met 9 times, and in 2014, through December 1, 2014, our board of directors has met 11 times. Our Board of Directors is divided into three classes, with one-third of our directors are elected each year to serve for a three year-term or until a successor is duly elected and qualified. Under our present bylaws, directors must comply with all applicable laws and regulations, including any required approvals from our regulators.

The number of directors may be increased or decreased from time to time by our Board of Directors, provided that a reduction in the number of directors may not shorten the term of an incumbent. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board. In connection with the merger, the Board of Directors will increase the number of directors to eleven and expects to appoint Donald R. Voss to fill the newly created vacancy upon the closing of the merger. A majority of our directors satisfy the definition of “independent director” under the corporate governance rules of Nasdaq.

Proposed Appointee Pursuant to Merger Agreement

Donald R. Voss, Appointee. Mr. Voss was appointed as Chairman of the Simplicity Board on October 30, 2013. He is also an elected Councilmember of the City of La Cañada Flintridge, California. He became a member of the City Council in 2006 following five years of service as City Treasurer. Previously, Mr. Voss held a variety of positions in a 25-year career with First Interstate Bank, culminating as an Executive Vice President and Manager of the U.S. Banking Division. Much of his banking experience was with domestic and international financial institutions. He brings general business, financial, credit and risk management, treasury management, and governance skills, which are of importance to his service on our board, audit committee and governance/nominating committee.

Directors

David A. Ederer, Director and Chairman of the Board. Mr. Ederer joined HomeStreet Bank in 2004 as a member of its board of directors and in 2005 also became a member of the board of directors of HomeStreet, Inc. Mr. Ederer was elected chairman of that board in 2009. Since 1974 Mr. Ederer has served as the chairman of Ederer Investment Company, a private investment company, and he currently serves on the board of directors of the Prostate Cancer Foundation (formerly CaPCURE), PONCHO, CRISTA Ministries and the University of

Washington Medical Institute for Prostate Cancer Research. Mr. Ederer has previously served as a director of a number of public and private companies, organizations and institutions, including Cascade Natural Gas, University Savings Bank, Farmers New World Life Insurance Company, Children’s Hospital and Seattle Pacific University. Mr. Ederer is a certified public accountant (inactive) and managed consulting, accounting and auditing services for Price Waterhouse from 1965 to 1974. Mr. Ederer received a bachelor’s degree in Business Administration from the University of Washington. Mr. Ederer was selected to serve as a director because of his experience as a director on public company boards, his experience on board committees, his financial expertise and his professional degrees and training in business and management.

Mark K. Mason, Director, Vice Chairman, Chief Executive Officer and President of HomeStreet, Inc. Mr. Mason has been HomeStreet Vice Chairman and Chief Executive Officer and HomeStreet Bank’s Chairman and Chief Executive Officer since January 20, 2010. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. Most recently Mr. Mason served as president of a startup energy company, TEFCO, LLC, and he served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank, and The Bjurman Barry Family of Mutual Funds. Mr. Mason is currently on the board of directors of the Pacific Coast Banking School. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in Business Administration with an emphasis in Accounting from California State Polytechnic University. Mr. Mason brings extensive business, managerial and leadership experience to our board of directors. Mr. Mason was selected to serve as a director because of his significant experience as an executive officer, director and consultant to banks and mortgage companies, his credit and lending experience, finance and accounting education and experience, distressed institution turnaround experience and relationships in HomeStreet Banking industry and the capital markets.

Scott M. Boggs. Mr. Boggs joined HomeStreet Bank in 2006 as a member of the board of directors and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Prior to joining HomeStreet Bank, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives Research Foundation from 2002 to 2008, as director, chair of the pension committee and audit committee and designated financial expert of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a former member of the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington. Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree as well as his experience as a designated financial expert on audit committees.

Timothy R. Chrisman. Mr. Chrisman jointed our Board of Directors in July of 2014. Mr. Chrisman is the Founding Partner of Chrisman & Company, a Los Angeles-based retained executive search firm, focusing on financial and related industries. His executive search experience ranges from senior to executive management positions to corporate board appointments for a portfolio of prominent nationwide clients. Mr. Chrisman was Chairman of BANC of California, Inc. (NASDAQ: BANC), the holding company for Banc of California, N.A. from 2011 to May 2014. He previously served as Director of Commercial Capital Bank and Commercial Capital Bancorp of Irvine, California until March 2005 and as Chairman of Hawthorne Savings from 1995 to 2004. From 2003 to 2013, he was a Director of the Federal Home Loan Bank (FHLB) of San Francisco, where he also served as Chairman from 2005 until 2013. He is also the former Chairman of the Council of Federal Home Loan Banks, the system’s 12-bank trade organization. Mr. Chrisman served for several years as a National Director and Vice

Chairman of Operation HOPE, Inc., a nonprofit social investment bank and a national provider of financial literacy and economic empowerment programs. Since 2008, he has served as a Senior Advisor to the investment banking firm, FIG Partners LLC. He holds an M.B.A. from California State University.

Victor H. Indiek. Mr. Indiek joined the Board of Directors of HomeStreet, Inc. and HomeStreet Bank upon the closing of our initial public offering in February 2012. He has been a project manager at Quantum Partners since 2007 where he manages FDIC receiverships, including the disposition of the assets of failed banks. He is currently a principal at Indiek Realty/Finance, which he formed in 1995. From 1999 to 2002 he served as a director and chairman of the audit committee of Bank Plus Corporation and Fidelity Federal Bank. Mr. Indiek was also involved in the formation of Freddie Mac, serving initially as its first chief financial officer from 1970 to 1973 and then as its president and chief executive officer from 1974 to 1977. He subsequently served as an executive officer at several financial institutions, including American Diversified Savings, American Savings/Financial Corporation of America and FarWest Savings, and as an audit manager for Arthur Andersen & Co. Mr. Indiek holds a bachelor’s degree in accounting from the University of Kansas, is a certified public accountant (inactive) and a California real estate broker. Mr. Indiek was selected to serve as a director because of his extensive experience in HomeStreet Banking and mortgage banking industries and because of his accounting education and experience.

Thomas E. King. Mr. King joined the board of directors of HomeStreet Bank in 2010 and became a director of HomeStreet, Inc. following the closing of its initial public offering in February 2012. Prior to joining HomeStreet Bank’s board, Mr. King served as president and chief executive officer, chief credit officer and director of San Diego Community Bank from 2001 to 2006. Since retiring from San Diego Community Bank following its sale to First Banks, Inc. in 2006, Mr. King has provided consulting services to banks and other financial services companies. Prior to joining San Diego Community Bank, he served as executive vice president and chief operating officer of Fullerton Community Bank from 1997 to 1998, president and chief executive officer and director of Bank of Southern California from 1994 to 1996, and president, chief executive officer and director of Capitol Bank Sacramento from 1992 to 1994. From 1969 to 1992, Mr. King held various senior positions in commercial lending, real estate lending, credit administration, corporate and merchant banking and retail banking at Security Pacific National Bank. He received a bachelor’s degree in Business Administration from California State University, Northridge. Mr. King was chosen to serve as a director because of his experience as an executive officer, director and consultant to banks and financial services companies, his commercial banking relationships, his financial experience, commercial lending and credit administration experience and distressed institution turnaround experience.

George “Judd” Kirk. Mr. Kirk, who currently serves as the lead director of HomeStreet Bank, has served as a member of the board of directors of HomeStreet Bank since 2008 and became a director of HomeStreet, Inc. following the closing of its initial public offering in February 2012. Mr. Kirk served as president of Port Blakely Communities, Inc. from 1997 to 2007 and as its Chief Executive Officer from 2007 to 2008. Prior to joining Port Blakely Communities, he served as president of Skinner Development Company and until 1986, chaired the Real Estate Department of Davis Wright Tremaine LLP in Seattle. Mr. Kirk is a past member of the Washington State Bar Association (WSBA). He has previously served as a member of the Urban Land Institute (CDC Council), American College of Real Estate Lawyers, and the Pacific Real Estate Institute. He has also been a member of the boards of directors of several community organizations, including University of Washington Physicians and the Cascade Land Conservancy. Mr. Kirk has previously served as the chairman of the WSBA Real Property, Probate and Trust Section, President of the Issaquah Chamber of Commerce and President of the University of Washington Alumni Association. Mr. Kirk received a bachelor’s degree in Finance from the University of Washington, School of Business, and a law degree cum laude from Harvard Law School. Mr. Kirk was selected to serve as a director because of his business and management experience, his real estate development experience, his knowledge of real estate and real estate finance and his legal experience, as well as his civic and community service involvement.

Michael J. Malone. Mr. Malone has served on the board of directors and the audit committee of Expeditors International since 1999. Mr. Malone joined the Board of Directors of HomeStreet, Inc. upon the closing of our initial public offering in February 2012. Mr. Malone is the retired chairman and chief executive officer of AEI/DMX Music, a company he founded in 1971. Mr. Malone serves on the Seattle Police Foundation, having been a founding member and past chairman. Additionally, he serves on the National Council of the National Trust for Historic Preservation, the board of directors of the Northwest African American Museum, and the board of directors of Capitol Hill Housing in Seattle. Mr. Malone holds a bachelor’s degree from the University of Washington. Mr. Malone was selected to serve as a director because of his experience as a public company director and committee member and his business experience and training.

Douglas I. Smith. Mr. Smith joined our Board of Directors upon the closing of our initial public offering in February 2012. Mr. Smith has worked for Miller and Smith Inc., a privately held residential land development and home building company in metropolitan Washington, D.C., since 1992, and has served as its president since 1998. Mr. Smith holds an MBA from Harvard Business School and a bachelor’s degree in economics from DePauw University. Mr. Smith has been elected to serve as a director because of his experience in the residential construction lending area as well as his experience in the home building and land development industries.

Bruce W. Williams. Mr. Williams has served as a member of the Board of Directors for HomeStreet, Inc. since 1994. Mr. Williams began serving as an officer of HomeStreet in 1990, first as our general counsel and then as a senior vice president. In 2000, he was promoted to president and chief operating officer and then to chief executive officer in 2002, a position that he held until January 2010. Prior to working at HomeStreet, Mr. Williams served for two years in the U.S. Peace Corps as a college professor in Liberia. From 1982 to 1987 Mr. Williams worked as an attorney at Perkins Coie LLP in Seattle. Mr. Williams currently serves on the board of trustees of PCC Natural Markets and chairs its Finance Committee. He formerly was Chair and Treasurer of Forterra (formerly known as the Cascade Land Conservancy). Mr. Williams previously served on the Visiting Committee of the University of Washington Daniel J. Evans School of Public Affairs, Chair of the Washington Financial League, on the Boards of Directors of the Mortgage Bankers Association of America, the Washington Roundtable and the Seattle Chamber of Commerce and on the International Advisory Board of the Seattle Public Schools. Mr. Williams holds a bachelor’s degree in History from Stanford University and a law degree from the University of Washington School of Law. Mr. Williams was selected to serve as a director because of his experience as an executive officer, director of HomeStreet Bank, legal degree and experience and involvement in local community affairs in Seattle.

Corporate Governance

Code of Ethics

The Board has established a code of ethics as defined under the Exchange Act that applies to all HomeStreet directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics (“Code of Ethics”) is available on our website at http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer) from, this Code of Ethics within four business days of any such amendment or waiver. Among other things, the Code of Ethics addresses the following principles:

•	complying with laws and regulations;

•	prohibiting insider trading;

•	avoiding conflicts of interest;

•	avoiding questionable gifts or favors;

•	maintaining accurate and complete records;

•	treating others in an ethical manner;

•	maintaining integrity of consultants, agents and representatives; and

•	protecting proprietary information and proper use of assets.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (our “Reporting Persons”), to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, HomeStreet believes that during fiscal 2013 all Reporting Persons complied with all applicable requirements, except that one director had two late Form 4s, and two executive officers had one late Form 4 each.

Principles of Corporate Governance

HomeStreet has adopted Principles of Corporate Governance, which are available on HomeStreet’s website at http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address and phone numbers set forth above.

Director Independence

The Board has determined that, with the exception of Mark Mason, all of its members are currently “independent directors” as that term is defined in the listing standards of Nasdaq. In the course of determining the independence of each nonemployee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a nonemployee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Board Leadership Structure

Our Board of Directors believes that it is in the best interests of HomeStreet for the Board to retain discretion to make a determination regarding whether or not to separate the roles of Chairman of the Board and Chief Executive Officer based upon varying circumstances. The Board of Directors is currently chaired by an independent director, Mr. Ederer, who is subject to re-appointment as Chairman of the Board each year by the Board of Directors.

The Board presently believes that having two different individuals serve in the roles of Chairman of the Board and Chief Executive Officer is in the best interests of HomeStreet and that separating these roles provides the right foundation for HomeStreet to pursue its strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. By allowing our Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of the Board and those operating decisions, the Board believes that this leadership structure provides an appropriate allocation of roles and responsibilities at this time.

Board Role in Risk Oversight

The Board is responsible for overseeing the major risks facing HomeStreet while management is responsible for assessing and mitigating HomeStreet’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Enterprise Risk Management Committee, and the HRCG Committee. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. The Risk Management Committee oversees and assesses the adequacy of HomeStreet’s management of key enterprise-wide risks and monitors HomeStreet’s risk profile and exposure to various types of risks. The HRCG Committee oversees management of risks relating to HomeStreet’s governance, compensation plans and programs. The Audit Committee, the Enterprise Risk Management Committee and the HRCG Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management HomeStreet’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

HomeStreet’s management and the HRCG Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on HomeStreet.

Board Meetings and Committees

During the year ended December 31, 2013, the Board held 9 meetings. Except for Mr. Malone who attended 6 out of the 9 meetings of the Board of Directors, each of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served during 2013.

The Board of Directors has three standing committees: an Audit Committee, an Enterprise Risk Management Committee and a Human Resources and Corporate Governance Committee.

Committee Membership of Directors of HomeStreet, Inc.

Director	Audit Committee	Human Resources and Corporate Governance Committee	Enterprise Risk Management Committee
David A. Ederer	X
Mark K. Mason
Scott M. Boggs	Chair		Chair
Victor H. Indiek	X		X
Thomas E. King		X	X
George “Judd” Kirk	X	Chair	X
Michael J. Malone		X
Douglas I. Smith	X	X
Timothy R. Chrisman		X
Bruce W. Williams			X

Audit Committee

The Audit Committee of HomeStreet, Inc. is composed solely of independent directors as required by the Nasdaq corporate governance standards, and each of Messrs. Boggs, Ederer, Indiek, Kirk and Smith, meets the independence requirements set forth in all applicable Nasdaq corporate governance standards and Rule 10A-3 under the Exchange Act. Mr. Boggs is also qualified as an “audit committee financial expert.”

HomeStreet’s Board of Directors has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•	oversee the financial reporting process on behalf of our board of directors, review and discuss the audited financial statements, including significant financial reporting judgments, with management and HomeStreet’s auditors and report the results of its activities to the board;

•	be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•	review and approve non-audit services, including a reconciliation of fees actually paid for non-credit services as compared to fees previously approved for such services;

•	review the adequacy of our internal accounting controls and financial reporting processes;

•	review earnings and other financial releases and disclosure controls processes;

•	approve and monitor our internal audit plans and policies;

•	review the performance compensation and independence of our Chief Audit Officer;

•	annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter; and

•	review and enforce our Code of Ethics.

The Audit Committee held 11 meetings during the fiscal year ended December 31, 2013.

Enterprise Risk Management Committee

The Enterprise Risk Management Committee was formed in October 2012. The membership of the Enterprise Risk Management Committee is limited to persons who meet the independence standards established by the Nasdaq corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The Enterprise Risk Management Committee oversees and assesses the adequacy of HomeStreet’s tolerance and management of key enterprise-wide risks, including credit, interest rate risk, liquidity, price, operational, compliance/legal, strategic and reputational risks. The Enterprise Risk Management Committee is also responsible for monitoring HomeStreet’s risk profile and exposure to various types of risks, as well as reviewing management’s adherence to HomeStreet’s established risk management policies and benchmarks. In conjunction with forming the Enterprise Risk Management Committee, HomeStreet hired a senior management level employee who serves as HomeStreet’s Enterprise Risk Management Director and reports directly to the Chair of the Enterprise Risk Management Committee. The Enterprise Risk Management Committee is required to meet at least quarterly.

The Board has adopted a written Enterprise Risk Management Committee charter, a current copy of which is available on our website at http://ir.homestreet.com. Among other things, this charter requires the Enterprise Risk Management Committee to:

•	define, in conjunction with the Board and management, HomeStreet’s risk appetite and tolerances for risk of HomeStreet and its subsidiaries;

•	review and approve HomeStreet’s enterprise risk assessments prepared in connection with HomeStreet’s strategic plan;

•	monitor the implementation of changes in significant regulations and the impact of such changes upon HomeStreet’s significant risks;

•	monitor overall capital adequacy and capacity within the context of the approved risk limits and actual results;

•	provide a forum for evaluating and integrating risk issues, processes and events arising within HomeStreet and its subsidiaries;

•	coordinate with various Board committees a discussion of HomeStreet’s significant processes for risk assessment, risk management and actions taken by management to monitor, control and remediate risk exposures; and

•	review the performance compensation of the Enterprise Risk Management Director.

The Enterprise Risk Management Committee held 4 meetings during the fiscal year ended December 31, 2013.

Human Resources and Corporate Governance Committee

The HRCG Committee acts as both our nominating and corporate governance committee and our compensation committee. The HRCG Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the board of directors and evaluate and set compensation with respect to our directors and executive officers, among other things. The HRCG Committee is composed solely of independent directors as required by Section 162(m) and each member of the HRCG Committee meets the independence standards established under Section 10A(m)(3) of the Exchange Act and the rules recently adopted by Nasdaq pursuant to Rule 10C of the Exchange Act describing independence standards relating to members of compensation committees.

Our Board of Directors has adopted a written charter for the HRCG Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to both compensation and nominating committee requirements. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, this charter calls upon HRCG Committee to:

•	develop and recommend to the Board criteria for identifying and evaluating candidates to become Board members;

•	identify, review the qualifications of, and recruit candidates for election to the Board;

•	assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board and appointment to one or more committees of the Board;

•	function as a compensation committee for the purpose of Nasdaq Listing Rule 5605(d);

•	select and recommend to the Board director nominees for election or reelection to the Board at each special meeting of shareholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the corporation, including periodic review and reassessment of such principles;

•	make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	oversee the evaluation of the Board and its committees;

•	review compensation of directors;

•	oversee HomeStreet’s overall compensations structure, policies and programs, and assess whether HomeStreet’s compensation structure establishes appropriate incentives for management and employees;

•	review and approve our incentive compensation arrangements to determine whether they encourage excessive risk taking and review the relationship between risk and management policies and compensation;

•	administer our equity incentive plans, pursuant to the authority delegated to it by the Board;

•	set the corporate goals and objectives, if any, relevant to our executive officers’ compensation and evaluate our executive officers’ performance in light of those goals and objectives, if any;

•	establish and provide oversight of compensation philosophy and programs; and

•	oversee and make decisions regarding executive management salaries, incentive compensation, long-term compensation plans and equity plans for our employees and consultants.

The HRCG Committee held 9 meetings during the fiscal year ended December 31, 2013.

Interaction with Consultants

Pursuant to its charter, the HRCG Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. HomeStreet has provided appropriate funding to the HRCG Committee to do so.

In November 2012, the HRCG Committee retained Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant. None of HomeStreet’s management participated in the Committee’s decision to retain PM&P. PM&P reports directly to the HRCG Committee and the HRCG Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the HRCG Committee, as requested, and communicates with the Chair of the HRCG Committee between meetings; however, the HRCG Committee makes all decisions regarding the compensation of HomeStreet’s executive officers.

PM&P provides various executive compensation services to the HRCG Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the HRCG Committee. The services PM&P provides under the agreement include advising the HRCG Committee on the principal aspects of HomeStreet’s executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.

The HRCG Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The HRCG Committee conducted a specific review of HomeStreet’s relationship with PM&P at the time of their initial engagement in 2012 with regard to among other things the requirements of Nasdaq rules related to the selection and assessment of conflicts of interest pertaining to compensation consultants, and determined that PM&P’s work for the HRCG Committee did not raise any conflicts of interest.

The HRCG Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Human Resources and Corporate Governance Committee Interlocks and Insider Participation

None of the members of the HRCG Committee served as an officer or employee of HomeStreet during fiscal year 2013 or any of the three previous years or has had any relationships or participated in any related party transactions that qualify as “interlocking” or cross-board memberships that are required to be disclosed under the rules of the SEC. See also the “Certain Relationships and Related Transactions” section in this Proxy Statement.

Process for Recommending Candidates for Election to the Board of Directors

The HRCG Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the HRCG Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and HomeStreet within the last three years and evidence of the nominating person’s ownership of HomeStreet’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board of Director must also meet any approval requirements set forth by our regulators.

The HRCG Committee regularly reviews the current composition and size of the Board. The HRCG Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board, for selection as director nominees are as follows:

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the HRCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the HRCG Committee may consider appropriate.

•	While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board of Directors that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of HomeStreet’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by shareholders or by other means, the HRCG Committee will review the qualifications of any such candidate, which review may, in the HRCG Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the HRCG Committee deems necessary or proper.

•	In evaluating and identifying candidates, the HRCG Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•	The HRCG Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the special meeting of shareholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the HRCG Committee recommends the director nominees to the full Board.

Attendance at meetings of Shareholders by the Board of Directors

Although HomeStreet does not have a formal policy regarding attendance by members of the Board at our meetings of shareholders, we encourage, but do not require, directors to attend. All of our directors attended our last annual meeting held in May 2013.

Insider Trading Policy and Rule 10b5-1 Trading Plans

HomeStreet has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. HomeStreet does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers and directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

Contacting the Board of Directors

Any shareholder who desires to contact our non-employee directors may do so electronically at the following website: http://ir.homestreet.com. Such shareholders who desire to contact our non-employee directors by mail may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. Our General Counsel receives these communications unfiltered by HomeStreet, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@homestreet.com.

Director Compensation

Current Non-Employee Director Compensation

Non-employee directors of HomeStreet, Inc. and HomeStreet Bank each earn an annual retainer of $40,000, while committee chairs each earn an additional annual retainer of $10,000 for each committee chaired, and the chairman of the HomeStreet, Inc. Board of Directors and HomeStreet Bank’s lead director earn an additional annual retainer of $20,000 and $10,000 respectively. In addition, each director earns a fee of $1,000 per board meeting attended, and each committee member earns an additional fee of $500 per committee meeting attended (other than for short, telephonic committee meetings, for which the fee is $250 per meeting attended). Fifty percent of the annual retainer is paid in cash and the remaining fifty percent is paid in common stock under our 2014 Plan described below. All meeting fees are paid in cash.

We believe that our current overall non-employee director compensation program and the director compensation program in effect in 2013 are reasonable and appropriate based on our review of peer financial institution data and the data provided by our outside compensation consultants.

Directors’ Deferred Compensation Plan

In 1999, we adopted a plan to permit directors to defer all or a portion of their fees received for services as a director that would otherwise be payable in cash (with a minimum $2,500 deferral in a plan year for those who elect to make such deferrals). Interest earned on participant deferrals is equal to the average five year daily treasury rate for the quarter. A participant or his or her beneficiary will begin receiving a distribution of his or her deferrals for a particular plan year upon the earliest of (1) a future date specified by the participant, (2) the participant’s death or (3) the date the participant ceases to be a director. The form of payment includes either a single lump sum payment or annual installment payments over a period of up to ten years. The participant has a limited ability to change these elections. This plan was suspended from 2008 through 2012 due to HomeStreet’s financial condition. As a result, none of our directors were participants in this plan for the year ended December 31, 2012. When the plan was reintroduced on January 1, 2013, no directors participated in the plan for the fiscal year ended December 31, 2013.

2011 Director Equity Compensation Plan

Our shareholders approved the 2011 HomeStreet, Inc. Director Equity Compensation Plan, which was implemented upon the closing of HomeStreet’s initial public offering in February 2012. This plan reserved

168,000 shares of our common stock that has been available for stock awards to provide for compensation to our directors for their service on our Board. All such awards are fully vested immediately upon issuance. Following approval by HomeStreet’s shareholders of the 2014 Plan at HomeStreet’s annual meeting on May 29, 2014, the 2011 Plan was terminated and all shares remaining available for issuance under the 2011 Plan became available for issuance under the 2014 Plan. All future grants to directors will be made under the 2014 Plan.

Compensation for Employee Directors

Employee directors do not receive compensation for serving on our Board of Directors.

Director Compensation Table

The following table shows the compensation earned by, or paid to, our non-employee directors for 2013, including Gerhardt Morrison who retired from the board of directors at our 2013 special meeting. Employee directors are not compensated separately for their services as directors. This table includes all compensation earned or paid to all directors who were on our Board of Directors during any portion of 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott M. Boggs	52,583	25,833	—	—	—	—	78,416
David A. Ederer(1)	59,583	25,833	—	—	—	—	85,416
Victor H. Indiek	46,833	15,833	—	—	—	—	62,666
Thomas E. King	57,083	20,833	—	—	—	—	77,916
George “Judd” Kirk	61,833	25,833	—	—	—	—	87,666
Michael J. Malone	27,083	15,833	—	—	—	—	42,916
Douglas I. Smith	35,333	15,833	—	—	—	—	51,166
Bruce W. Williams	25,333	15,833	—	—	—	—	41,166
Gerhardt Morrison	9,167	4,166	—	—	—	—	13,333

(1)	Directors are paid based on HomeStreet Bank compensation policy for individuals who serve as directors of both HomeStreet and HomeStreet Bank.
(2)	The amounts shown represent the aggregate grant date fair value for the stock awards granted in fiscal 2013, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For details of all assumptions made in such calculations, see Note 17 to our financial statements.
(3)	Stock awards granted to non-employee directors in fiscal 2013 shares of common stock granted quarterly to our non-employee directors as part of their individual annual retainer.

Key Employees

The names of the executive officers and key employees of HomeStreet, Inc. and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with HomeStreet and HomeStreet Bank and other biographical information as of December 1, 2014, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet, Inc.	Position at HomeStreet Bank
Mark K. Mason	55	Vice Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President

Richard W.H. Bennion	65	Executive Vice President	Executive Vice President, Residential Lending Director

Randy Daniels	52		Executive Vice President, Commercial Real Estate Lending Director

Rose Marie David	50		Executive Vice President, Single Family Lending Director

Godfrey B. Evans	60	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary

Susan Greenwald	56		Senior Vice President, Single Family Lending Operations Director

Jay C. Iseman	55	Executive Vice President, Chief Credit Officer	Executive Vice President, Chief Credit Officer

Paulette Lemon	58		Senior Vice President, Retail Banking Director

Jeffrey K. Newgard	43		Executive Vice President, Regional President—Eastern Region

Cory D. Stewart	42	Executive Vice President, Chief Accounting Officer	Executive Vice President, Chief Accounting Officer

David H. Straus	68		Executive Vice President of Commercial Banking

Pamela J. Taylor	63		Senior Vice President, Human Resources Director

Darrell van Amen	49	Executive Vice President and Chief Investment Officer & Treasurer	Executive Vice President and Chief Investment Officer & Treasurer

Richard W.H. Bennion, Executive Vice President of HomeStreet, Inc.; Executive Vice President and Residential Lending Director of HomeStreet Bank. Mr. Bennion joined HomeStreet in 1977 and currently serves as HomeStreet Bank’s Executive Vice President and Residential Lending Director. He has been a member of the Fannie Mae Western Business Center Advisory Board since 2004, Chair of the Housing Partnership, a nonprofit organization, from 2001 to 2007 and a member of the University of Washington Milgard School of Business Advisory Board since 2004. Mr. Bennion is the past director of the Homebuilders Association of Tacoma-Pierce County, the past director and president of Puget Sound Mortgage Lenders Association and Washington Mortgage

Lenders Association. Mr. Bennion holds a bachelor’s degree in History and China Regional Studies from the

University of Washington and a masters of business administration from the University of Washington and is a graduate of the School of Mortgage Banking.

Randy Daniels, Executive Vice President, Commercial Real Estate Lending Director of HomeStreet Bank. Mr. Daniels joined HomeStreet Bank in September 2012. Prior to joining HomeStreet Bank, Mr. Daniels worked for Bank of America’s Commercial Real Estate Group, serving as the Northwest Regional Executive from 2007 to 2012, Senior Vice President and Team Leader from 2001 to 2006 and Vice President and Relationship Manager from 1998 to 2001. During his fourteen years at Bank of America, Mr. Daniels provided capital and banking services to commercial real estate developers and investors in Washington, Oregon, and Western Canada. Prior to moving to the Pacific Northwest, Mr. Daniels worked as a Senior Asset Manager for the Archon Group (a Goldman Sachs/JE Robert joint venture) and in various other commercial real estate finance positions with banks and life insurance companies. He has been in the real estate industry for 27 years since graduating with an MBA from The American University in Washington, D.C. and an Economics degree from Boston University.

Rose Marie David, Executive Vice President, Single Family Lending Director. Ms. David joined HomeStreet Bank in March 2012, coming from MetLife Home Loans where she was Pacific Northwest Regional Sales leader from 2011 to 2012 and Non-Producing Seattle District Manager from 2006 to 2011. She was promoted to senior vice president and retail mortgage production leader of HomeStreet Bank in August 2012. As the executive vice president for Single Family Lending, Ms. David is responsible for growing the residential mortgage banking franchise and oversees mortgage production, operations and servicing. Prior to working at MetLife Home Loans, she owned a mortgage brokerage for several years, moving to First Horizon with the sale of her brokerage. Ms. David holds a B.A. in finance from the University of Utah.

Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and HomeStreet Bank. Mr. Evans joined HomeStreet in November 2009 and currently serves as the Executive Vice President, General Counsel and Chief Administrative Officer. From 2008 until joining HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens. Prior to this, Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in Architecture from the University of California, Berkeley and a law degree from Loyola Law School in Los Angeles.

Susan C. Greenwald, Senior Vice President, Single Family Lending Operations Director of HomeStreet Bank. Ms. Greenwald joined HomeStreet Bank in 1984 and currently serves as Senior Vice President, Single Family Lending Operations Director. Ms. Greenwald began her career at HomeStreet Bank as a secondary marketing assistant and has served in a number of lending-related management roles. Ms. Greenwald has also served as a director and treasurer of Common Ground and a legislative and legal affairs committee member of Seattle Mortgage Bankers Association. Ms. Greenwald has been a member of Seattle Mortgage Bankers since approximately 1987 and is an active participant on various industry committees. She holds a bachelor’s degree in Economics from Southern Oregon College.

Jay C. Iseman, Executive Vice President and Chief Credit Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Iseman joined HomeStreet Bank in August 2009 and currently serves as the Executive Vice President and Chief Credit Officer of HomeStreet and HomeStreet Bank. Prior to his current position and since joining HomeStreet in 2009, Mr. Iseman has served as Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Bank of America between 2008 and 2009. Mr. Iseman holds a bachelor’s degree in Business Administration and Economics from Seattle Pacific University and a certificate of advanced study in International Finance and Marketing from the American Graduate School of International Management.

Paulette Lemon, Senior Vice President, Retail Banking Director of HomeStreet Bank. Ms. Lemon joined HomeStreet Bank in 1985 and since 2001 has served as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in Business Administration from Western Washington University and she has completed graduate work in banking at National School of Banking through Fairfield University. She is an associate member for the Corporate Council of the Arts.

Jeffrey K. Newgard, Executive Vice President, Regional President-Eastern Region. Mr. Newgard is responsible for the management and strategic expansion throughout central and eastern Washington. Mr. Newgard joined HomeStreet in November 2013 with HomeStreet’s acquisition of Yakima National Bank (YNB), where he served as President and CEO from 2004 to 2013. Mr. Newgard, who has held a number of leadership positions in regional and community banking since 1998, is a graduate of the Graduate School of Banking (Colorado) and holds a Masters of Business Administration from Washington State University and a Bachelor of Arts from Walla Walla College.

Cory D. Stewart, Executive Vice President and Principal Accounting Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Stewart joined HomeStreet in March 2012 serving as Senior Vice President and Controller of HomeStreet until assuming his current position with HomeStreet on October 15, 2012. Mr. Stewart was previously the director of finance at Volt Information Sciences, Inc. from February 2009 to March 2012. Prior to that, Mr. Stewart spent over seven years from October 2001 to February 2009 in various finance, accounting and enterprise risk management roles at Washington Mutual, Inc. and is a licensed CPA in the state of Washington and a CFA charterholder since 2002. He graduated cum laude with a bachelor’s degree in accounting and an MBA from the University of Utah.

David H. Straus, Executive Vice President of Commercial Banking. Mr. Straus, who has more than 40 years of banking experience, joined HomeStreet in November 2013. Prior to joining HomeStreet Bank, Mr. Straus founded Fortune Bank, a community bank headquartered in Seattle in 2006. Prior to that, Mr. Straus held various executive leadership positions including President of Business Banking for Washington at Wells Fargo from 2003 to 2006 and President and Chief Operating Officer at Pacific Northwest Bank, a $3 billion commercial bank headquartered in Seattle from 2002 to 2003. Prior to his experience at Pacific Northwest Bank and Wells Fargo, Mr. Straus also served in multiple leadership roles at First Interstate and Old National Bank/U.S. Bancorp. Mr. Straus is a past Chairman of the Washington Bankers Association and formerly served as a member of the board of United Way of King County. He is the past board chairman of Pioneer Human Services, past president of Risk Management Associates and past board member of the Boys and Girls Club of King County. Mr. Straus is a graduate of University of Denver and received a Master of Business Administration from the University of Arizona. In addition, he is a graduate of Pacific Coast Banking School and Leadership Tomorrow of King County.

Pamela J. Taylor, Senior Vice President, Human Resources Director of HomeStreet Bank. Ms. Taylor joined HomeStreet Bank in 1998 as Senior Vice President and Human Resources Director. She holds a senior professional human resource certification from the Society for Human Resource Management and a bachelor’s degree in English from California State University, Northridge. Prior to joining HomeStreet, Ms. Taylor served as Executive Vice President, Human Resource Director for MetLife Capital Corporation from 1986 to 1998.

Darrell van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and HomeStreet Bank. Mr. van Amen joined HomeStreet Bank in 2003 and currently serves as Senior Vice President and Treasurer of HomeStreet Bank as well as Executive Vice President and Principal Investment Officer of HomeStreet, a position he assumed in 2012. Prior to his current position with HomeStreet Bank, he was the Vice President, Asset/Liability Manager and Treasurer of HomeStreet Bank and HomeStreet from 2003 to 2010. He holds a bachelor’s degree in Economics from Weber State University and a master’s degree in Economics from Claremont Graduate University.

The current terms of the executive officers will expire at such time as their successors are elected.

Executive Compensation

Note: HomeStreet is an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from certain requirements under the Dodd-Frank Act, including the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to Emerging Growth Companies.

Compensation Program Objectives and Philosophy

We believe it is critical to HomeStreet’s success to attract, retain and incentivize highly qualified executives and to promote a high-performance culture. We have therefore adopted compensation policies that we believe reward executives for achieving and maintaining short- and long-term performance that builds shareholder value. The principles underlying our executive compensation policies and programs include:

•	provide levels of compensation competitive with those offered by our peers and competitors and consistent with our level of performance;

•	attract and retain the most qualified and experienced individuals available to further our success;

•	align the interests of executives and shareholders by linking a significant portion of an executive’s compensation to HomeStreet’s short- and long-term financial performance; and

•	reward and motivate appropriate executive behavior that produces strong financial results while managing risks and promoting regulatory compliance

This philosophy pertains to executive compensation as well as employee compensation at all other levels throughout our organization.

Notwithstanding our overall compensation objectives, incentive compensation opportunities for specific individuals may vary based on a number of factors, including competing compensation programs available for similar positions, scope of duties, tenure, specialized experience, institutional knowledge and performance. We believe a portion of each executive’s potential compensation should be tied to individual performance as evaluated by the HRCG Committee and the Chief Executive Officer (other than for our Chief Executive Officer, whose performance is evaluated solely by the HRCG Committee). In addition, we believe a meaningful portion of each executive’s total compensation opportunity should be linked to our long-term company-wide goals of safety and soundness, increased shareholder value and risk management. Actual compensation in a given year will vary from the target compensation levels based primarily on the attainment of operating goals, HomeStreet’s overall performance, and changes in shareholder value. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which terms reflect an increasingly competitive market for proven expertise and managerial talent. We design our compensation programs and make individual pay decisions and adjustments in the context of this philosophy.

Decision Making and Policy Making

The HRCG Committee is responsible for setting the policies and compensation levels for our directors and Named Executive Officers and for determining the compensation of our Chief Executive Officer. See “Corporate Governance-Human Resources and Corporate Governance Committee.” Certain members of senior management, including the Chief Executive Officer, Chief Human Resources Officer, General Counsel and Risk and Regulatory Oversight Director regularly participate in the HRCG Committee process for compensating Named

Executive Officers. Executive officers in attendance may provide their insights and suggestions, but only independent committee members may vote on decisions regarding executive compensation, and executive officers are excluded from deliberations regarding their own compensation. In particular, the Chief Executive Officer provides recommendations relating to other executive officers; however, after the HRCG Committee reviews and discusses the Chief Executive Officer’s compensation with him, final deliberations and all votes regarding his compensation are made in executive session, without the Chief Executive Officer present. The committee also ordinarily reviews recommendations and input from compensation consultants regarding executive officers’ compensation. Participation levels in all incentive programs for our Chief Executive Officer and our two other most highly compensated executive officers (collectively referred to as the “Named Executive Officers”) are established by the HRCG Committee at the beginning of each fiscal year. These participation levels may be increased or decreased after the beginning of a fiscal year at the discretion of the committee. However, it has been the practice of the HRCG Committee to do so only in the event of a material change in an executive officer’s responsibilities. In establishing incentive plan participation levels, the HRCG Committee considers market data relating to compensation practice of our peers as well as internal parity. We do not follow formal guidelines for establishing internal parity, but we do seek to correlate organizational responsibility with participation level.

Summary Components of Compensation

Currently, the compensation package for our Named Executive Officers is comprised of base salary, an annual short-term cash incentive plan, equity opportunity awards, a 401(k) plan, health and welfare benefits plan and perquisites.

Base Salary

Base salaries are provided for each Named Executive Officer for performing specific job responsibilities, giving consideration to the knowledge, skills, abilities and experience of each executive as well as competitive market pay. Mr. Mason’s base compensation for 2013 was $500,000 after being reduced from $600,000 on March 26, 2012 in accordance with his employment agreement following HomeStreet Bank’s initial public offering. Mr. Bennion’s base salary is $203,000 and has not been increased since January 2007. Ms. David earns a base salary of $200,000 which was effective August 1, 2013 concurrent with her promotion to Executive Vice President, Single Family Lending Director.

Short-Term Incentive Compensation

HomeStreet maintains the Management/Support Performance-Based Annual Incentive Plan (the “Annual Incentive Plan”) to provide employees with incentive awards upon the attainment of pre-defined annual performance goals that are designed to align eligible employees with the short-term objectives of HomeStreet. Mr. Mason participates in the Annual Incentive Plan. Mr. Bennion began participating in the Annual Incentive Plan in the second half of 2013 following his transition to the role of Executive Vice President, Residential Lending Director.

Each eligible participant in the Annual Incentive Plan is assigned target and maximum incentive award opportunities, expressed as a percentage of base salary. The specific level and range of opportunities varies by individual, and reflects each participant’s past and expected future contributions to the success of HomeStreet, as well as market-competitive opportunities for employees with similar skills, experience and responsibilities at companies comparable to HomeStreet. The 2013 target incentive opportunity was 75% of base salary for Mr. Mason, 40% for Mr. Bennion, (prorated by 50% because his participation was limited to the second half of 2013) and 25% to 40% for other executive officer participants. The maximum incentive opportunity in 2013 was 150% of base salary for Mr. Mason (200% of his target of 75%) and 80% of base salary for Mr. Bennion (prorated by 50% because his participation was limited to the second half of 2013) and 50% to 80% for the other executive officer participants.

Pre-defined corporate, department and/or individual performance goals are assigned to each participant and weighted according to the participant’s level of responsibility and ability to influence overall corporate performance outcomes. Mr. Mason’s 2013 incentive opportunity was weighted 80% to corporate goals and 20% to individual goals. The 2013 weighting for Mr. Bennion was 20% to corporate goals, 60% to business unit goals and 20% to individual goals. Corporate performance goals are established each year by the HRCG Committee, with input from our Chief Executive Officer. Individual goals for Mr. Mason are established by the HRCG Committee, and department and individual goals for the other executive officer participants are established by Mr. Mason and approved by the HRCG Committee.

2013 Performance Goals and Actual Results for Mr. Mason: The corporate performance goals (80% of total) established for Mr. Mason included threshold, target and stretch performance goals for net income (70% weight), classified assets (5% weight), non-single family loan origination (10% weight), net interest margin (10% weight) and core deposit growth (5% weight). The individual goals (20% of total) established for Mr. Mason were related to growth, acquisitions and revenue diversification. Individual goals for Mr. Mason were not assigned specific weights in 2013. The following table summarizes Mr. Mason’s 2013 corporate performance goals, as established by the HRCG Committee, and actual results for 2013:

		Corporate Performance Goals
Corporate Performance Area	Weight	Threshold (50% of Target Payout)	Target	Maximum (200% of Target Payout)	Actual Result(1)	Payout
Net Income (millions)	70%	$24.9	$37.7	$64.5	26.7 (2)	$119,880
Classified Assets (%)	5%	2.82%	2.36%	1.72%	1.61%	$30,000
Non-Single Family Loan Originations (thousands)	10%	$467,500	$621,000	$774,500	$575,859	$25,589
Net Interest Margin (%)	10%	3.30%	3.41%	3.53%	3.25%	$—
Core Deposit Growth (%)	5%	30.10%	34.60%	39.20%	31.00%	$9,000

		Individual Performance Goals
Individual Performance Area	Weight	Far Below Target	Below Target	Target	Exceeds Target	Far Exceeds Target	Actual Result	Payout
Individual: (20% Total Weight)	100%	0.00%	7.50%	15.00%	22.5%	30.00%	15%	$75,000

(1)	Actual results for the purpose of calculating Mr. Mason’s performance goals excluded activities related to completed and uncompleted acquisitions during 2013.
(2)	Net Income for the purpose of Mr. Mason’s compensation plan excluded $3.4 million of merger and acquisition expenses related to completed and uncompleted acquisitions

The HRCG Committee determined that Mr. Mason performed at target for his individual goals, which is 20% of his total incentive. Therefore, Mr. Mason received a payout of $75,000 for his individual goals. With respect to the corporate performance goals for Mr. Mason, net income was below target but above threshold, classified assets total was at maximum achievement, net interest margin was below threshold, non-single family loan originations were below target but above threshold and core deposits were below target but above threshold. Net income excluded expenses for acquisitions during the year. When combined with the 2013 corporate performance results outlined above, Mr. Mason earned a total cash incentive under the Annual Incentive Plan equal to $259,469, or 69% of target.

2013 Performance Goals and Actual Results for Mr. Bennion. Mr. Bennion served as Executive Vice President, Single Family Lending Director until June 30, 2013 at which time he transitioned to a new role as Executive Vice President, Residential Lending Director. In this new role, Mr. Bennion continues to oversee Construction Lending and Windermere Mortgage Services and is supporting Single Family Lending’s growth by serving as a key liaison between HomeStreet Bank and the mortgage industry leaders and associations. Mr. Bennion participated in an individualized annual incentive arrangement from January 1, 2013 through June 30, 2013. Approximately 75% of Mr. Bennion’s incentive opportunity was tied to single family permanent and residential construction loan production as well as single family net income with an annual target of $3.6 billion for loan production and $39.1 million for net income. Mr. Bennion was paid 0.3 basis points on total loan production and 3.5 basis points on single family net income. Another 15% of the total incentive opportunity was based on sound risk management through an assessment of loan quality with a target payout of $53,500. Mr. Bennion was paid for achievement of specific individual performance goals, which was approximately 10% of the total opportunity and had a target payout of $35,500 annually. Total target incentive payout was established at 175% of base salary. Mr. Bennion received $353,380 under this incentive plan.

Mr. Bennion became a participant in the Annual Incentive Plan on July 1, 2013 which had a target incentive payout of 40% of base salary, pro-rated for 2013 to account for the fact that he only participated in the plan for six months of the year. Mr. Bennion’s incentive payout is based on the achievement of the corporate net income target of $37.7 million, business unit goals related to loan production in Residential Construction, Windermere Mortgage Services and Hawaii and achievement of individual objectives relating to his liaison role with the mortgage industry. Mr. Bennion received $44,728 under this incentive plan. In total, Mr. Bennion’s incentive payout for the 2013 incentive plan year was $398,108.

2013 Performance Goals and Actual Results for Rose Marie David. Ms. David served as Senior Vice President, Retail Mortgage Production Leader until August 1, 2013 at which time she was promoted to Executive Vice President, Single Family Lending Director, replacing Mr. Bennion. Ms. David’s incentive compensation plan prior to August 1, 2013 was based on three components: (i) payments received for production on single family loan transactions, referred to as “Monthly Override”; (ii) profitability incentive; and (iii) shares of restricted stock. She received a Monthly Override of 2.5 basis points on refinancing transactions and 3.5 basis points on purchase transactions and a quarterly profitability incentive of 2.5% of annual regional net operating income provided that a profitability threshold of 50 basis points on production was achieved. As part of her incentive compensation, Ms. David received 10% of her total incentive compensation in equity in the form of HomeStreet stock. She received a guaranteed cash compensation for 2013, which was the first full year of her employment with HomeStreet in the amount of $600,000 and her salary plus production override and profitability incentive was capped at $110,000 a month. She received $555,750 under this plan.

Ms. David’s incentive compensation plan changed as of August 1, 2013 when she was promoted to her new position as Executive Vice President, Single Family Lending Director. The plan consists of two components, volume and profitability, with each weighing 50% of the total incentive (Ms. David no longer receives shares of restricted stock as part of her annual incentive plan). The quarterly volume incentive is paid on achievement relative to five (5) tiers of achievement. The lowest tier paid out 1.750 basis points on purchase loans and 1.000 basis points on refinance loans for the first $300 million of volume. The highest tier pays out on a declining basis at 1.000 basis point of purchase loans and .500 basis points on refinance loans for volume over $975,000,000. The quarterly profitability incentive paid 1.375% of HomeStreet mortgage banking segment pre-tax income (post allocations and excluding income and expense for Windermere Mortgage Services). In addition to Ms. David’s cash incentive compensation, she received special grant of 9,495 shares of restricted stock with a fair market value of $217,056 in connection with her promotion in August 2013. Ms. David also received a one-time cash bonus in the amount of $100,000 in recognition of her new Executive Vice President role as well as her exceptional performance through the first half of 2013. Ms. David received a total of $296,773 under the cash incentive plan for a total incentive payout annually (including stock and one-time cash bonus) of $713,829.

Incentive Plan Risk Management

The HRCG Committee regularly reviews our incentive compensation arrangements for all executives and non-executive employees who, either individually or as part of a group, have the ability to expose HomeStreet to material amounts of risk (“covered employees” under the interagency Guidance on Sound Incentive

Compensation Policies). In addition to rigorous company-wide internal controls processes, the HRCG Committee takes the following measures to ensure that incentive compensation arrangements for covered employees do not encourage participants to expose HomeStreet to unnecessary or excessive risks:

•	Annual HRCG Committee approval of incentive plan payouts;

•	HRCG Committee approval of any material changes to plan terms;

•	HRCG Committee oversight of annual incentive plan risk assessments;

•	Allowance for HRCG Committee discretion, if necessary, to address extraordinary events or circumstances;

•	Caps and/or deferral mechanisms to avoid “run-away” short-term incentive opportunities;

•	Balanced performance metrics, including safety and soundness goals;

•	Delivery of a meaningful portion of executive compensation in the form of equity instruments that vest over multiple years, encouraging a natural interest in the long-term financial health of HomeStreet;

•	Clear communication and transparency in the establishment, administration and monitoring of incentive arrangements

“Clawback” Provisions

Each of HomeStreet’s incentive compensation arrangements includes provision for the reduction or recovery of awards if the HRCG Committee determines that materially inaccurate financial information was used in determining award payouts or if it was determined that the recipient’s activities exposed HomeStreet to imprudent risks. Should it be necessary, the HRCG Committee will determine the amount of any award that was overpaid as a result of inaccurate information and will send the participant a recovery notice specifying the overpayment amount and the terms for repayment.

In addition, Section 304 of the Sarbanes Oxley Act of 2002 provides a basis to recover incentive awards in certain circumstances. If we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer, Chief Accounting Officer and Chief Investment Officer must reimburse HomeStreet for: (1) any bonus or other incentive or equity based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits the executive realized from sales of HomeStreet securities during that period.

Based on the findings from its ongoing monitoring and oversight efforts, the HRCG Committee has determined that none of our incentive compensation arrangements expose HomeStreet to unnecessary or excessive risks that could materially threaten the value of HomeStreet.

Equity Incentive Compensation

2014 Equity Incentive Plan

HomeStreet compensates directors, executive officers and other employees under the HomeStreet, Inc., 2014 Equity Incentive Plan, which we refer to in this joint proxy statement as the 2014 Plan. The 2014 Plan was approved by HomeStreet’s shareholders at our annual shareholder meeting on May 29, 2014. The 2014 Plan replaces the HomeStreet, Inc., 2010 Equity Incentive Plan, or “2010 Plan,” and the 2011 Director Equity Compensation Plan, or “2011 Plan”. In addition, HomeStreet has awards outstanding under certain other equity incentive compensation arrangements as described below.

Under the 2014 Plan, HomeStreet may grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock, performance share awards and performance compensation awards. The 2014 Plan provides for the issuance of up to 900,000 shares of

HomeStreet common stock, including 249,657 shares of common stock that remained available for issuance under the 2010 Plan and the 2011 Plan at the time the 2014 Plan was approved by HomeStreet’s shareholders. No future grants will be made under the 2010 Plan or the 2011 Plan, and all unissued and unreserved shares of common stock under each such plan was rolled into and became available for issuance under the 2014 Plan upon the approval of the 2014 Plan by HomeStreet’s shareholders on May 29, 2014. Any awards outstanding under the 2010 Plan will remain outstanding and shares of common stock underlying such awards will remain in the pool for the 2010 Plan until the award is exercised or terminated.

Under the 2014 Plan, the maximum aggregate number of shares of common stock subject to awards granted to any individual cannot exceed 100,000 shares of common stock during any calendar year. Each participant is also subject to a separate 50,000 share limit for full-value restricted stock awards or unrestricted stock grants. No participant who is a non-employee director shall be granted awards of common stock exceeding an aggregate value of $200,000 during any calendar year.

As of December         , 2014 the per share closing price of HomeStreet’s common stock on the Nasdaq Global Select Market was $                . Based on that value, the 900,000 shares of common stock available for grants under the 2014 Plan would have had a total value of $                .

Eligibility

All employees, directors, and consultants are potentially eligible to receive awards under the 2014 Plan. As of December         , 2014, approximately              employees participate in the 2014 Plan, including              executive officers and directors.

Plan Administration

The 2014 Plan is administered by the HRCG Committee. Subject to limits outlined in the 2014 Plan, the HRCG Committee determines which individuals will receive awards, the number of shares or units to be granted, the exercise or purchase price for awards, the vesting schedule for each award, any performance criteria for an award, and the maximum term of each award. The HRCG Committee has the power to adopt any rules deemed necessary or desirable for the administration of the 2014 Plan, as well as the exclusive discretionary authority to construe, interpret and make all other determinations necessary or advisable for the administration of the 2014 Plan. The HRCG Committee also may modify the purchase price or the exercise price of any outstanding award, but if the modification effects a repricing, shareholder approval shall be required before the repricing is effective. The HRCG Committee also may not replace or cash out underwater stock options or stock appreciation rights without prior shareholder approval. The HRCG Committee may exercise its discretion to reduce (but not increase) any performance award. All decisions made by the HRCG Committee in connection with the 2014 Plan will be final and binding unless found by a court to be arbitrary and capricious.

Awards to Participants

Awards granted under the 2014 Plan may consist of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock grants, performance share awards and performance compensation awards.

Stock Options. The 2014 Plan provides for the grant of incentive stock options (commonly referred to as ISOs) to employees and non-qualified stock options (commonly referred to as NSOs) to employees, directors and consultants. The HRCG Committee determines the terms of options, such as price, expiration date and other material conditions, provided that ISOs are subject to statutory limitations. The HRCG Committee determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan and applicable law. The exercise price of a nonqualified stock option may not be less than 100% of the fair market value of our common stock on the date of grant unless in substitution for another option. The exercise price of an ISO may not be less than 100% (or 110% in the case of a recipient who is also a 10% shareholder) of the fair market value of our common stock on the date of grant. An option may be exercised by payment of the exercise price in cash, by a “cashless” exercise established with a broker, by reduction in the number of shares issued or other methods acceptable to the HRCG Committee.

Options granted under the 2014 Plan vest at the rate specified by the HRCG Committee, with the vesting schedule or performance conditions for each stock option to be set forth in the stock option agreement for such option grant. Generally, the HRCG Committee determines the term of stock options granted under the 2014 Plan, up to a maximum term of 10 years.

After termination of an optionee’s service relationship with HomeStreet, the optionee may exercise the vested portion of each option for the period of time stated in the option agreement to which such option relates, provided that all outstanding options shall terminate immediately if the optionee’s service relationship is terminated for cause. The HRCG Committee also has the discretion to permit exercise of the unvested portion of an option in the event of voluntary resignation or retirement. Generally, if termination is due to disability, the vested portion of each option will remain exercisable for one year following the date of disability, and in the event of death of an optionee, the vested portion of each option will remain exercisable by such optionee’s beneficiary for one year. In all other cases other than termination for cause, the vested portion of each option will generally remain exercisable for three months following termination of the service relationship. However, an option may not be exercised later than its expiration date even if the relevant post-termination exercise period has not yet come to an end.

Notwithstanding the above, in the event of a change in control of HomeStreet, followed by termination without cause or constructive termination of an optionee within 12 months of the change in control, the 2014 Plan provides that all outstanding stock options under the plan will become 100% vested and exercisable.

Stock Appreciation Rights. Stock appreciation rights provide for a payment or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant of the stock appreciation right. Stock appreciation rights are otherwise generally subject to the same terms and limitations as described above for stock options, including vesting and acceleration upon termination following a change in control.

Restricted Stock Awards. A restricted stock award is a grant of shares or an offer by us to sell shares of our common stock subject to a risk of forfeiture and/or a right of repurchase by us upon the termination of the participant’s service relationship with HomeStreet on such terms (including price and timing) as may be determined by the HRCG Committee. This risk of forfeiture and/or right of repurchase may lapse according to vesting conditions, which may include performance conditions, a time-based schedule or a combination thereof, to be determined in each case by the HRCG Committee. The holder of restricted stock has the rights of a shareholder, including voting and dividend rights, but dividends on restricted stock will be withheld and distributed upon the release of restrictions. If the stock is forfeited, the holder will have no right to the dividends. In the event of death or disability of a holder of restricted stock subject to vesting other than monthly vesting, the risk of forfeiture and/or our right to repurchase such shares shall lapse with respect to a pro-rata portion of the shares of restricted stock equal to the percentage of the vesting period that has elapsed. The HRCG Committee also has the discretion to waive all or a portion of the risk of forfeiture and/or our right to repurchase shares of restricted stock in the event of a participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, the restrictions on such participant’s restricted stock will lapse.

Restricted Stock Units. Restricted stock units represent the right to receive, without payment to HomeStreet, an amount of shares of our common stock equal to the number of shares underlying the restricted stock units, or the cash equivalent. The HRCG Committee may, at its discretion, impose vesting conditions, which may include performance conditions, a time-based vesting schedule or a combination thereof, on the exercise of such units. The holder of restricted stock units does not have voting rights, but may be credited with dividend equivalents which will be withheld and distributed upon the release of restrictions. If the units are forfeited, the holder will have no right to the dividends. A participant’s restricted stock units generally terminate in the event the participant’s service relationship terminates prior to payment with respect to the units. However, in the event of death or disability of a holder of restricted stock units that are subject to vesting other than monthly vesting, the holder will receive payment for a pro-rata percentage of the unvested units equal to the percentage of the vesting period that has elapsed. The HRCG Committee also has the discretion to make payment with respect to all or a portion of the unvested restricted stock units held by a participant in the event of such participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, such participant’s restricted stock units that were outstanding on the date of termination will be cancelled and such participant will receive a cash payment equal to the product of the number of restricted stock units and the fair market value of a share of our common stock on the date of termination.

Unrestricted Stock Grants. The HRCG Committee also has the discretion under the 2014 Plan to issue grants of fully vested shares of common stock (valued at fair market value as of the date of payment), in such amounts and subject to such terms and conditions established by the HRCG Committee.

Performance Shares/Compensation. A performance share award entitles a participant to receive all or part of a specified number of hypothetical shares (or the value of stock-denominated units) if specified performance objectives, as determined by the HRCG Committee, are satisfied during a specified award period. The payout under a performance share award is the product of (i) the target number of performance shares subject to award; (ii) the performance percentage; and (iii) for stock units, the fair market value of a share on the date the award is paid or becomes payable to the participant.

Performance Awards are similar to performance shares, except that the value is based on a fixed dollar value or formula specified by the HRCG Committee, rather than the fair market value of a share on the date the award is paid or payable (as with performance shares). The HRCG Committee may designate any award other than an option, including a cash bonus, as a performance award. The maximum value of performance shares that may be earned by a participant for any single award period of one year or longer may not exceed 50,000 shares and the value of performance compensation shall not exceed $3 million.

Within the first 90 days of a performance period of at least one year, the HRCG Committee chooses performance goals for the performance shares or award at the time of grant based on one or more of the following criteria: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, average equity or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; (w) asset quality; (x) efficiency ratio; (y) loan growth; (z) deposit growth, and (aa) net interest margin. At the end of the award period for performance shares or performance units, the HRCG Committee determines the extent to which the applicable performance objectives were met during the award period. A participant shall be eligible for payment only if he or she is an employee, director or consultant on the last day of the performance period and only to the extent the performance goal are achieved. The Committee may exercise “negative discretion” to reduce a performance award in its discretion. Performance shares and awards may be settled in cash, shares of our common stock, other securities, other awards, other property or any combination thereof, as determined by the HRCG Committee.

In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, the participant’s performance share or award is to be paid out with a performance percentage of 100%.

Amendment and Termination of Plan

The Board may amend or terminate the 2014 Plan in any respect at any time, except that shareholder approval will be required for certain material amendments to the 2014 Plan.

Term of the Plan

The term of the 2014 Plan is 10 years from the effective date of the plan.

Amounts of Awards

Since specific grants under the 2014 Plan are discretionary, the actual number of awards to be paid under the 2014 Plan as proposed herein cannot be determined at this time. The awards earned by our named executive officers in the two-year period prior to 2014 under the 2010 Plan are disclosed in this Proxy Statement under our “Summary Compensation Table”.

Taxation of Awards

Performance unit and performance share awards and stock appreciation rights are taxable as ordinary income only when and if paid. There is no taxation on stock options when granted. When a non-statutory option is exercised, the difference between the exercise price and the stock price on the date of exercise is taxable as ordinary income, and HomeStreet is entitled to a tax deduction in the same amount, while any subsequent increase in the stock price is taxable as a capital gain. For an incentive stock option, there is no taxation on exercise of the option and all the gain is taxed on disposition of the stock by the participant as capital gain, so long as the participant holds the stock for at least one year after exercise and two years after the date of grant. If such holding period requirements are not met, the option exercise will be retroactively treated as the exercise of a non-statutory option for tax purposes and the participant will incur ordinary income tax. The exercise of an incentive stock option may also cause the participant to be subject to the alternative minimum tax upon exercise, which would require the participant to include the difference between the exercise price and the value of the stock on the date of exercise in the participant’s taxable income for the purposes of calculating the amount of alternative minimum tax that would be owed. HomeStreet is not allowed a tax deduction for an incentive stock option unless the participant sells the stock after exercise in a disqualifying disposition. Restricted stock is taxable on its value at the date it vests, unless the participant made an election to pay tax on its value at the time it was granted. Unrestricted stock grants are taxable at their value on the date granted. No income will generally be recognized in connection with the grant of a restricted stock unit. A participant is subject to withholding under the Federal Insurance Contributions Act on the value of a restricted stock unit at the time the restricted stock unit becomes vested. The value of the stock and/or any cash received should generally be taxable to the participant as ordinary income and deductible by HomeStreet at the time of settlement of the restricted stock unit, and any subsequent change in the stock value upon resale of the stock will be treated as a capital gain or loss.

2010 Equity Incentive Plan

HomeStreet’s shareholders approved the 2010 Plan on January 20, 2010. This plan authorizes the grant of nonqualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, stock bonus awards and cash incentive bonus awards. The 2010 Plan became effective upon the closing of our initial public offering in February 2012 and was supplanted (other than as to awards previously outstanding) upon the adoption of the 2014 Plan. The purpose of the 2010 Plan was to give us a competitive position in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and consultants can acquire common stock or earn incentive compensation based on the value of our common stock, thereby strengthening their commitment to HomeStreet and promoting an identity of interest with our shareholders. We do not believe that any element of the 2010 Plan encourages excessive or unnecessary risks to HomeStreet’s assets or reputation. The 2010 Plan is administered by the HRCG Committee. Upon the adoption of the 2014 Plan, the 2010 Plan was terminated other than as to awards previously outstanding and not exercised or vested, and the 100,752 shares authorized under that plan but remaining unissued were consolidated into the 2014 Plan.

Equity Grants Effective upon Completion of our Initial Public Offering

In connection with the closing of our initial public offering in February 2012, HomeStreet awarded stock options and restricted stock awards to our executive officers and senior managers, in order to maintain the existing ownership percentage targets for those executive officers and senior managers. These grants were allocated 25% to restricted stock awards and 75% to stock options; the stock options vest ratably on the first, second and third anniversaries of the completion of the initial public offering while the restricted stock grants vest upon the occurrence of certain events based upon an increase in the price of our common stock in comparison to the price at which the initial public offering was consummated.

Other Benefit Plans

401(k) Savings Plan

Our 40l(k) Savings Plan (the “401(k) Plan”) also includes an account holding employer stock from our prior ESOP which merged into the 401(k) plan. Effective January 1, 2013, the employer matching structure and vesting qualified the 401(k) Plan as a “Safe Harbor Plan” under the Small Business Job Protection Act of 1996. The waiting period for receiving HomeStreet match was changed from six months to the pay period following an employee’s hire date and eligible compensation for HomeStreet match changed to include all compensation subject to IRS limits. All employees, including our Named Executive Officers, are eligible to make pre-tax 401(k) Plan contributions and may be eligible to receive a discretionary matching contribution. Any such discretionary matching contribution matches a participant’s pre-tax 40l(k) Plan contributions at a percentage we determine of the first 6.0% of eligible compensation (subject to IRS limits). Employees are eligible to participate in the 401(k) Plan if they meet the applicable service requirements and are at least 18 years old.

Executive Deferred Compensation

In 2004, we adopted a deferred compensation plan which allows designated executive officers to defer annually all or part of their incentive bonus and to receive an employer contribution equal to the additional employer contributions, if any, that would have been made to the 40l(k) Plan and ESOP based on participants’ eligible compensation if certain IRS limitations on compensation and benefits did not apply. Interest earned on participant deferrals and employer contributions under the plan is equal to the average five-year daily treasury rate for the relevant quarter.

A participant or his or her beneficiary receives a distribution of his or her plan deferrals and Company contributions for a particular plan year upon the earliest of: (1) a future date specified by the participant, (2) the participant’s death, (3) the participant’s permanent disability, (4) the participant’s retirement on or after age 65 or (5) the participant’s termination of employment. The form of payment includes either a single lump-sum payment or annual installment payments over a period of years, but not more than ten years.

We suspended this plan in 2008 due to HomeStreet’s financial condition and as a result none of our Named Executive Officers were participants in this plan for the year ended December 31, 2013. We did not re-activate this plan for 2013.

Health and Welfare Benefits

All Named Executive Officers are provided with the same medical, dental, vision and life insurance programs as all other benefits—eligible employees of HomeStreet on the same terms and conditions as applicable to these employees generally.

Perquisites and other Personal Benefits

We provide our Named Executive Officers with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to HomeStreet in attracting and retaining qualified executives. Perquisites include health club membership and parking.

Executive Employment Agreements

We use employment agreements to retain certain executives and the talent, skills, experience and expertise that they provide to HomeStreet, with a goal of protecting HomeStreet and the shareholders and to provide the stability and skilled leadership needed in our current environment. In 2011, we entered into an executive employment agreement with Mr. Mason. This agreement became effective upon lifting of the Federal Deposit Insurance Corporation’s cease and desist order for HomeStreet Bank on March 26, 2012.

This agreement continues for a term of three years from the effective date, with an automatic renewal for additional one- year periods thereafter unless either party gives notice of termination 180 days prior to the expiration of the then-current term.

Mr. Mason’s employment agreement provides for a base salary of not less than $500,000. In addition, his employment agreement requires HomeStreet to establish a performance-based target bonus under HomeStreet’s incentive bonus incentive plan (discussed above under Short Term Incentive Compensation), pursuant to which Mr. Mason may receive, subject to completion of objectives, no less than 50% of his salary (or such higher amount as the HRCG may approve), less required withholding and authorized deductions. The Board of Directors or the HRCG Committee and Mr. Mason are required to establish mutually acceptable performance objectives and related payout ratios no later than March 31 of each fiscal year. Additionally, Mr. Mason’s employment agreement provided that on the close of our initial public offering, he was entitled to stock options and restricted stock to allow Mr. Mason to retain the same beneficial ownership percentage immediately following that offering as he held prior to the offering. See “Equity Incentive Compensation—Equity Grants Effective at Closing of our Initial Public Offering” above for details of this award. Our Board of Directors approved this grant to be made at the closing of our initial public offering in February 2012 even though Mr. Mason’ employment agreement was not yet effective.

In addition to the payment of earned and unpaid salary and incentive compensation, unused vacation time, and unreimbursed business expenses, in the event of termination of Mr. Mason’s employment within one year or during the 90 days immediately preceding a “change of control” by HomeStreet other than for “cause” or by Mr. Mason for “good reason,” in conjunction with a mutual release agreement, Mr. Mason will receive an amount equal to the sum of: (1) two-and-one-half times his then current base salary, (2) an amount equal to two-and-one-half times the greater of his annual incentive payment earned by Mr. Mason in the year prior to termination or the contracted executive’s target incentive payment for the current year and (3) payment of health insurance premiums for Mr. Mason and his dependents for up to 18 months. In addition, all of Mr. Mason’s unvested restricted stock and stock options will immediately vest and will remain exercisable according to any stock option grant or plan.

In addition to the payment of accrued and unpaid salary and incentive compensation, unused vacation time and unreimbursed business expenses, in the event of a termination without cause or resignation for good reason not involving a change in control, in exchange for executing a release, Mr. Mason will receive: (1) two times his then current base salary, (2) an amount equal to two times the greater of his (a) annual incentive payment earned in the year prior to termination or (b) his target incentive payment for the current year and (3) payment of health insurance premiums for executive and his dependents for up to 18 months. In addition, Mr. Mason’s unvested restricted stock and stock options will immediately vest and will remain exercisable according to any stock option grant or plan.

In addition to the prohibitions against solicitation of customers and employees and the diversion of corporate opportunities, Mr. Mason’s agreement also contains a six-month non-competition agreement which restricts certain competitive acts on behalf of another bank or thrift located in Washington, Oregon, Idaho or Hawaii.

Mr. Mason’s employment agreement further provides that if any payments received by Mr. Mason would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, HomeStreet will pay him individually an additional amount so that his net payment will not be diminished in any respect by the additional excise or other tax due pursuant to Section 280G of the Internal Revenue Code.

Severance and Change in Control Arrangements

In 2013, HomeStreet entered into Change In Control Agreements with certain senior officers who did not have this provision as part of their employment agreement. The Change In Control Agreement provides an enhanced severance payment, if within twelve (12) months following a change in control or 90 days prior to such change in control, the employee is terminated by HomeStreet for any reason except for “Cause” (as defined in the agreement) or the employee resigns for “Good Reason” (as defined in the agreement), HomeStreet will pay a severance as follows:

Executive Vice Presidents will receive two (2) times their current salary plus an amount equal to one times their last annual bonus or their target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.

Senior Vice Presidents will receive one times their current salary plus an amount equal to one times their last annual bonus or their target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.

Termination for “Good Reason” is defined as 1) a change in employee’s duties, responsibilities or reporting relationships which represents material adverse change from those in effect immediately prior to the change; or 2) a reduction of more than fifteen (15%) percent of the employee’s base compensation without the employee’s prior agreement; or 3) relocation of employee’s primary workplace outside of a defined Puget Sound region.

Payment shall be made in a lump sum on the earlier of the 90 days following the employee’s termination of employment or March 15 of the year following the year in which the termination occurred, provided that Employee has executed and submitted a release of claims and the statutory period during which the Employee is entitled to revoke the release of claims has expired before the payment date.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Positions	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compensation(4) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total($)
Mark K. Mason	2013	500,000	—	—	—	259,469	—	14,790	774,259
Chief Executive Officer	2012	523,077	557,443	887,964	741,034	542,557	—	12,719	3,264,794

Richard W. H. Bennion	2013	203,000	—	—	—	364,241	—	15,049	582,290
Executive Vice President, Residential Lending Director	2012	203,000	—	71,016	59,278	688,239	—	12,977	1,034,510

Rose Marie David	2013	175,000	100,000	252,109	—	852,524	—	3,823	1,383,456
Executive Vice President, Single Family Lending Director	2012	120,000	—	79,163	—	634,768	—	1,940	835,871

(1)	The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year. Mr. Mason’s base salary was reduced to $500,000 effective March 26, 2012 pursuant to his post initial public offering employment agreement.
(2)	Mr. Mason received additional discretionary awards in 2012 including a $100,000 bonus following HomeStreet’s initial public offering and $457,443 in recognition of his significant achievements in 2012. Ms. David received a discretionary bonus of $100,000 in 2013 recognizing her outstanding her outstanding performance in 2012 and the first half of 2013.
(3)	Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For details of all assumptions made in such calculations, see Note 17 to our financial statements.
(4)	Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plan. Mr. Bennion received an incentive payout of $331,130 for the first half of 2013 and earned a bonus payout of $33,111.
(5)	The Named Executive Officers participate in certain group health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each Named Executive Officer for 2013 includes: (i) 401(k) matching contributions as follows: Mr. Mason, $10,200, Mr. Bennion, $10,200, and Ms. David, $1,333 ; (ii) health club membership as follows: Mr. Mason, $2,052, Mr. Bennion, $2,053, and Ms. David, $0; (iii) parking as follows: Mr. Mason, $2,400, Mr. Bennion $2,400, and Ms. David $2,400; and (iv) life insurance premiums as follows: Mr. Mason, $138, Mr. Bennion, $396, and Ms. David, $90. We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)
Mark K. Mason	80,724	161,444	(1)	—	11.00	2/10/2022	—		—		—	—
Richard W.H. Bennion	6,458	12,914	(1)	—	11.00	2/10/2022	—		—		—	—
Rose Marie David	—	—		—	—		9,495	(2)	189,900	(3)	—	—

(1)	These options vest and become exercisable in two equal installments on February 10, 2014 and 2015, respectively.
(2)	Restricted stock subject to vest in three equal installments on July 25, 2014, 2015 and 2016, respectively.
(3)	Based on the December 31, 2013 closing market price of HomeStreet’s shares of common stock on Nasdaq of $20.00 per share.

Certain Relationships and Related Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2013, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Loan Transactions

From time to time, HomeStreet Bank makes loans to directors, executive officers and other affiliates in compliance with Regulation O issued by the Federal Deposit Insurance Corporation. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us.

Indemnification Agreements

We have entered into indemnification agreements with each of the current and former directors and executive officers of HomeStreet, Inc. Subject to certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

HomeStreet Bank is subject to the requirements of Regulation O, which places certain restrictions on loan transactions between HomeStreet Bank and its affiliates and their respective directors, executive officers and principal shareholders (or any of their related interests). Regulation O generally defines a principal shareholder as a person that directly or indirectly, or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. HomeStreet Bank surveys directors and senior and executive officers of HomeStreet and HomeStreet Bank each year to identify their related interests. The board of directors has adopted a policy for lending to our employees, directors and executive officers to ensure compliance with Regulation O loans by HomeStreet Bank to our employees, directors and executive officers that exceed $500,000 in aggregate require the approval of HomeStreet Bank’s board of directors.

Prior to the completion of our initial public offering, in addition to the application of Regulation O to certain related-party transactions, we followed formal conflict of interest policies requiring the review and pre-approval of transactions with a related party by the chief executive officer and audit committee where the related party is a director or by the chairman, chief executive officer or general counsel for non-director employees. Following the completion of our initial public offering in February 2012, in accordance with the audit committee’s charter, the audit committee reviews and pre-approves in writing any proposed related party transactions; however, certain types of transactions, including Regulation O Loans, executive officer employment arrangements and director compensation required to be disclosed in our Proxy Statements, certain charitable contributions, transactions where all shareholders receive a proportional benefit and transaction entered into through a competitive bid prices, may be automatically deemed pre-approved as related party transactions under our Related Person Transaction Policies and Procedures, a copy of which is available on our website at www.homestreet.com. In the case of a loan requiring board approval under Regulation O, however, review and approval by our Board of Directors is still required to approve such loan under Regulation O despite any such pre-approval as a related party transaction.

Principal Shareholders

The following table sets forth the beneficial ownership of our common stock as of November 30, 2014, by:

•	each of the directors and Named Executive Officers of HomeStreet, Inc.;

•	all of our directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of any class of our securities.

The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.

The percentages reflect beneficial ownership as of November 30, 2014, as determined under Rule 13d-3 under the Exchange Act and are based on 14,856,611 shares of our common stock outstanding as of that date. In addition, any options exercisable within 60 days of November 30, 2014 will be included in the beneficial ownership of the holder of such option, and the percentage ownership for that holder will be calculated by adding the aggregate number of options exercisable within 60 days of November 30, 2014 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.

Name of Beneficial Owner	Number of Shares of Common Stock	Ownership Percentage
Black Rock, Inc.(1) 40 East 52nd Street New York, NY	1,578,582	10.6%

Basswood Capital Management, LLC(2) 645 Madison Avenue, 10th Floor New York, NY 10022	1,025,418	6.9%
Jacobs Asset Management, LLC(3) 11 East 26th Street, Suite 1900 New York, NY 10010	752,815	5.07%

Bruce W. Williams(4)	795,800.44	5.36%
Mark K. Mason(5)	398,610.00	1.60%
Richard W.H. Bennion(6)	63,675.70	*
Douglas I. Smith(7)	59,957.00	*
David A. Ederer(8)	32,419.60	*
Timothy R. Chrisman(9)	30,280.00	*
Michael J. Malone(10)	19,657.00	*
Rose Marie David(11)	18,162.00	*
Thomas E. King(10)	13,495.00	*
Scott M. Boggs(12)	13,995.40	*
George “Judd” Kirk(13)	10,829.40	*
Victor H. Indiek(10)	5,928.57	*
All executive officers and directors as a group (22 persons)(14)	1,805,680.35	12.15%

*	less than 1.0%
(1)	Based on Schedule 13 filed with the Securities and Exchange Commission on April 8, 2014.
(2)	Of the shares beneficially owned by Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund, LP and Basswood Enhanced Long Short GP, LLC, each have shared voting and dispositive power over 927,909 shares, while Michael Lindenbaum and Bennett Lindenbaum each have shared voting and dispositive power over 1,025,418 shares. Based on Schedule 13/A filed with the Securities and Exchange Commission on February 12, 2014.
(3)	Jacobs Asset Management, LLC has shared voting and dispositive power of all 752,815 shares with Sy Jacobs. Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.
(4)	Includes 19,252.644 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes (a) 31,547.2 shares held jointly with Gro A. Buer, Mr. William’s spouse; (b) 28,128 shares held as co-trustee with Ms. Buer for the Marina Sonja Williams Trust dated 12/25/95; (c) 2,188.4 shares held as sole trustee for Marina Sonja Williams Trust dated 12/23/03; (d) 135,000 shares held as sole trustee for Marina S. Williams Trust UA dated 6/27/13; (e) 150,076.8 shares held as executor of the estate of Walter B. Williams; (f) 150,073.6 shares held as executor of the estate of Marie W. Williams; (g) 1.2 shares held as the sole trustee of the Walter B. Williams Interim Trust; (h) 55,281.6 shares held as the sole trustee of the Karen M. Zimmerman Trust dated 12/22/00; (i) 55,281.6 shares held as the sole trustee of the Steven W. Zimmerman Trust dated 12/22/00; (j) 750.4 shares held as the sole trustee for the Andrew Alvaro Mullins-Williams Trust dated 11/29/05, (k) 0.40 shares held individually by Gro A. Buer and (l) 566 shares of restricted stock subject to vesting on February 15, 2015.

(5)	Includes 237,164 shares held as co-trustee with Tracy Mason, Mr. Mason’s spouse, for the Mason Family Trust dated 2/16/99. Does not include 8,340 restricted stock units granted under the 2014 Plan that will vest in three tranches beginning on May 29, 2015. Does not include 12,510 performance share units granted under the 2014 Plan that will be eligible to vest in 2017 based on performance criteria.
(6)	Includes 21,334.092 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes 19,356 shares held as co-trustee with. Diane Bennion, Mr. Bennion’s spouse for the Bennion Revocable Living Trust dated 12/19/02.
(7)	Includes 56,600 shares of common stock held jointly by Ann Smith, Mr. Smith’s spouse, and 566 shares of restricted stock subject to vesting on February 15, 2015.
(8)	Includes (a) 866 shares of restricted stock subject to vesting on February 15, 2015; (b) 1,000 shares held as sole trustee for the Alicia Ruth Apple Trust dated 8/14/1992; (c) 1,000 shares held as sole trustee for Katelyn Jane Apple Trust dated 8/14/1992 and (d) 1,000 shares held as sole trustee for Lucas James Apple Trust dated 8/14/1992.
(9)	Includes 1,000 shares held indirectly through Chrisman and Company, Inc..
(10)	Includes 566 shares of restricted stock subject to vesting on February 15, 2015.
(11)	Includes 3,000 shares held jointly with Don Balalke, Ms. David’s spouse and 9,495 shares of restricted stock subject to ratable vesting on each of July 25, 2014, 2015 and 2016. Does not include 1,113 restricted stock units granted under the 2014 Plan that will vest in three tranches beginning on May 29, 2015. Does not include 1,113 performance share units granted under the 2014 Plan that will be eligible to vest in 2017 based on performance criteria.
(12)	Includes 566 shares of restricted stock subject to vesting on February 15, 2015 and 6,400 shares held jointly with Patricia Boggs, Mr. Boggs’ spouse.
(13)	Includes 6,488.4 shares of common stock held jointly by Barbara Kirk, Mr. Kirk’s spouse, and 566 shares of restricted stock subject to vesting on February 15, 2015.
(14)	Includes (a) 14 restricted stock awards to executive officers and continuing non-employee directors for an estimated aggregate 47,868.360 shares and (b) 72,284 shares held through the 401(k) Plan. Participants in HomeStreet’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan. Does not include 35,766 restricted stock units granted under the 2014 Plan that will vest in tranches beginning on May 29, 2015. Does not include 38,838 performance share units granted that will be eligible to vest in 2017 based on performance criteria.

Information Regarding Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2013, including the 2010 Plan, the 2011 Plan and the retention grants made in 2010 outside of the 2010 Plan but subject to the terms and conditions of that plan. This table does not include the 2014 Plan as that plan was not in place at the end of 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Plans approved by shareholders	604,616	$12.34	(1)	249,396	(2)(3)(4)
Plans not approved by shareholders(5)	49,600	$0.93		N/A

Total	654,216	$12.10		249,396

(1)	Consists of option grants awarded pursuant to the 2010 Plan.
(2)	Consists of 94,294 shares remaining under the 2010 Plan and 155,102 shares remaining under the 2011 Plan.

(3)	The 2010 Plan was approved by shareholders in January 2010 but did not become effective until the completion of our initial public offering in February 2012. Following our initial public offering, the number of shares available for issuance under the 2010 Plan, giving effect to our 2-for-1 forward stock splits in March 2012 and November 2012, was 965,854 shares. This amount was established by the Board, which determined that it will not issue equity grants under the 2010 Plan in an amount that would cause the combined amount of awards granted pursuant to the 2010 Plan and the 2010 retention equity awards to exceed 1,412,712 shares of our common stock or 10% of the number of shares outstanding immediately following the closing of our initial public offering.
(4)	During 2013, under the 2010 Plan, HomeStreet awarded 31,654 restricted stock awards, of which none have vested, and 1,489 performance stock awards, all of which have vested. HomeStreet also issued an aggregate of 8,366 shares of unrestricted common stock to HomeStreet’s non-employee directors pursuant to the 2011 Plan.
(5)	Consists of retention equity awards granted in 2010 outside of the 2010 Plan but subject to its terms and conditions.

INFORMATION ABOUT SIMPLICITY

Note: References in this section to first-person pronouns such as “we,” “us” and “our,” and terms of similar context, refer to Simplicity and its consolidated subsidiary, Simplicity Bank, unless otherwise specified.

Forward Looking Statements

This joint proxy statement contains forward-looking statements and information relating to Simplicity and Simplicity Bank that are based on the beliefs of management as well as assumptions made by and information currently available to management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “strategy,” “plan,” or future conditional verbs such as “will,” “should,” “could,” or “may” and similar expressions or the negative thereof. Certain factors that could cause actual results to differ materially from expected results include, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Simplicity and Simplicity Bank, and changes in the securities markets. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. We caution readers not to place undue reliance on forward-looking statements. Simplicity disclaims any obligation to revise or update any forward-looking statements contained in this joint proxy statement to reflect future events or developments.

General

Simplicity is a Maryland corporation that owns all of the outstanding common stock of Simplicity Bank. Simplicity’s business activities generally are limited to passive investment activities and oversight of its investment in Simplicity Bank. Unless the context otherwise requires, all references to Simplicity include Simplicity Bank and Simplicity on a consolidated basis.

At September 30, 2014, Simplicity had consolidated assets of $863.4 million, deposits of $656.5 million and stockholders’ equity of $137.5 million. Simplicity does not maintain offices separate from those of Simplicity Bank or utilize persons other than certain Simplicity Bank officers. Our executive offices are located at 1359 North Grand Avenue, Covina, California 91724 and our telephone number is (800) 524-2274.

Simplicity Bank is a community oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. Simplicity Bank is headquartered in Covina, California, with branches in Glendora, Downey, Harbor City, Los Angeles, Panorama City and Pasadena to serve Los Angeles County and a branch in Fontana to serve San Bernardino County. We have a network of 45 ATMs located in Southern California and the San Francisco Metropolitan Area, primarily located within Kaiser Permanente Medical Centers and office buildings.

We began operations as a credit union in 1953 initially serving the employees of the Kaiser Foundation Hospital in Los Angeles, California. As the Kaiser Permanente Medical Care Program evolved so did the credit union, and in 1972, it changed its name to Kaiser Permanente Federal Credit Union. The credit union grew to primarily serve Kaiser Permanente employees and physicians who worked or lived in California. However, as a credit union, the credit union was legally restricted to serve only individuals who shared a “common bond” such as a common employer.

After receiving the necessary regulatory and membership approvals, on November 1, 1999, Kaiser Permanente Federal Credit Union converted to a federal mutual savings bank known as Kaiser Federal Bank which served the general public as well as Kaiser Permanente employees. Kaiser Federal Bank reorganized into the mutual holding company structure in 2003 and became the wholly owned subsidiary of K-Fed Bancorp. On March 30, 2004, K-Fed Bancorp completed a minority stock offering where it sold approximately 39% of its shares to the public.

In November 2010, we completed the second–step conversion and offering and Kaiser Federal Bank became the wholly owned subsidiary of Kaiser Federal Financial Group, Inc. We sold a total of 6,375,000 shares of common stock in the offering at a purchase price of $10.00 per share. The offering raised capital of $59.1 million, which was net of costs of $4.7 million. Concurrent with the completion of the offering, shares of K-Fed Bancorp common stock owned by public stockholders were exchanged for 0.7194 of a share of our common stock.

Effective November 13, 2012, Kaiser Federal Bank was renamed Simplicity Bank. In addition, we changed our name to Simplicity Bancorp, Inc. This new name aligns well with the core principles Simplicity Bank was founded upon—to provide value, personal service and financial well being for its customers and communities. As Simplicity Bank, we strive to simplify the banking experience for our customers with more options, better technology, enhanced service capacity, a fresh look and a renewed vision. Under the new name, we continue to serve Kaiser Permanente employees and their family members, but are better positioned to serve the needs of all customers within our market footprint.

Simplicity Bank’s principal business activity consists of attracting retail deposits from the general public and originating or purchasing primarily loans secured by first mortgages on owner-occupied one-to-four family residences and multi-family residences located in its market area and, to a lesser extent, automobile, commercial real estate and other consumer loans. We also engage in mortgage banking activities which primarily consists of the origination and sale of fixed rate conforming one-to-four family residential real estate loans in the secondary market with servicing primarily retained. While Simplicity Bank originates different types of residential loans, Simplicity Bank purchased in fiscal 2012, using its own underwriting standards, a significant number of first mortgages on owner-occupied, one-to-four family residences secured by properties located throughout California. These purchases were primarily funded with Federal Home Loan Bank of San Francisco (“SF FHLB”) borrowings and deposits. Depending on market conditions and the interest rate environment, we may consider future loan purchases on a case by case basis. Prior to January 2009, we also originated commercial real estate loans. Currently, we consider the origination of commercial real estate loans on a case by case basis based on the borrower’s credit qualifications and the property offered for collateral. We have not originated any new commercial real estate loans since 2009 but are now actively marketing commercial real estate loan products. Since fiscal 2013, our consumer loans, primarily automobile loans, continued to increase due to the reintroduction of our automobile buying service, vastly improved application and delivery channels, enhanced pricing of the vehicle loan products, and implementation of the consumer loan sales team. Historically, we have not originated, or purchased, commercial business, commercial construction, or residential construction loans and have no current plans to do so.

Our revenues are derived principally from interest on loans and mortgage-backed and related securities. We also generate revenue from sales of loans held for sale, service charges and other income.

We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market accounts, demand deposit accounts and certificate of deposit accounts with varied terms ranging from 90 days to five years. We solicit deposits in our primary market areas of Los Angeles, Orange, San Diego, San Bernardino and Riverside counties, in California.

Market Area

Our success depends primarily on the general economic conditions in the California counties of Los Angeles, Orange, San Diego, San Bernardino, Riverside, Santa Clara and Alameda, as nearly all of our loans are to customers in this market area. There have been positive developments in current economic conditions since the end of the recession. Improving financial conditions, increasing credit availability, accommodative monetary policy, and healthier labor and housing markets all support the economic growth in our market area. According to the Beige Book published by the Federal Reserve in October 2014, economic activity continued to expand. Residential construction and real estate activity were mixed while commercial construction and real estate activity grew in most Districts. Banking conditions continued to improve and commercial loan volumes increased in nearly all reporting Districts. In the Twelfth Federal Reserve District (San Francisco), economic activity continued to improve moderately during mid-August through late September 2014. Real estate activity in the San Francisco District advanced, but growth trends in the residential sector were uneven across the San Francisco District. Prices of single-family homes accelerated in a few areas, while in other areas the pace of price increases declined. Sales of single-family homes were stable. Overall, multifamily construction and development activity remained strong. In Los Angeles, commercial real estate construction picked up. Overall loan demand increased moderately. Asset quality improved and current overall loan performance was comparable to that seen before the recession. Competition among lenders for customers with high-quality credit remained intense, which had depressed interest rates on loans, reducing net interest margins and profitability. Future growth opportunities will be influenced by the stability of the nation and the regional economy and other trends within California, including unemployment rates and housing market conditions.

Sustained employment gains have helped to lower the unemployment rate. Despite this sustained improvement, the broad array of labor market indicators suggest continued slack. In particular, California continues to experience elevated unemployment rates as compared to the national average. Unemployment rates in California decreased slightly from 7.4% in June 2014 to 7.3% in September 2014. This compares to the national unemployment rate which trended down from 6.1% in June 2014 to 5.9% in September 2014.

Overview and Business Strategy

Our results of operations depend primarily on our net interest income, which is the difference between interest income earned on interest-earning assets, consisting of primarily loans and investment securities, and interest expense paid on interest-bearing liabilities, consisting of deposits and borrowings. Our results of operations also are affected by the level of our provisions for loan losses, noninterest income and noninterest expenses. Noninterest income consists primarily of service charges and fees on deposit accounts, ATM fees and other charges, and gain on sale of loans. Noninterest expense consists primarily of salaries and employee benefits, occupancy and equipment, ATM expense, advertising and promotional, professional services and other expenses. Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Effective November 13, 2012, the bank was renamed Simplicity Bank. In addition, we changed our name to Simplicity Bancorp, Inc. and our trading symbol to SMPL. As Simplicity Bank, Simplicity continued to provide value, personal service, and financial well-being for its customers and communities through simplifying banking processes for our customers with more options, better technology, and enhanced products and service capacity. During fiscal 2014, Simplicity continued focusing on building brand awareness, promoting our competitive loan and deposit products, and deepening customer relationships within our communities by launching extensive marketing campaigns and supporting various community events. With our seven branch offices and ATM networks strategically located at or near Kaiser Permanente facilities, we will continue to be an attractive choice for our customer base.

Our mission is to create lasting value for our customers, employees, communities and investors by simplifying the banking experience. Consistent with that mission, our goal is to promote the financial well-being of the customers and communities we serve, through the delivery of high quality financial services and prudent management. We seek to accomplish this goal by:

•	continuing our emphasis on building and expanding customer relationships by actively involving Simplicity in community initiatives, improving customer experience by offering online banking and bill payment services, mobile banking services and maintaining easily accessible offices and ATMs;

•	continuing our efforts to reduce non-performing assets;

•	continuing our efforts to diversify the loan portfolio to ensure growth opportunities in all major loan categories, including one-to-four family residential real estate loans, multi-family residential loans, commercial real estate loans, and consumer loans;

•	continuing strategic focus of expanding loan product offerings, enhancing application and loan delivery channels, simplifying processes and leveraging technology to align with Simplicity’s goal to provide customers with innovative products and superior service; and

•	continuing to focus on mortgage banking activities which primarily consists of the origination and sale of fixed rate conforming one-to-four family residential real estate loans in the secondary market with servicing generally retained.

Remote access methods, such as our 45 ATMs, voice response, call center, bill payment, online and text banking services continue to process the majority of our customer transactions. Branches strategically located for our markets provide touch points to attract new customers and facilitate transactions that cannot be completed electronically.

We have a commitment to our customers, existing and new, to provide high quality service. Our goal is to grow Simplicity Bank while providing cost effective services to our market area.

Critical Accounting Policies and Estimates

In reviewing and understanding our financial information, it is important to read and understand the significant accounting policies used in preparing our consolidated financial statements.

These policies are described in Note 1 to Simplicity’s consolidated financial statements in the Annual Report on the Form 10-K and are essential in understanding Management’s Discussion and Analysis of Financial Condition and Results of Operations. Our accounting and financial reporting policies conform to U.S. GAAP and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the years presented. Actual results could vary from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results.

Allowance for Loan Losses. The allowance for loan losses and related provision expense are susceptible to change if the credit quality of our loan portfolio changes, which is evidenced by charge-offs and non-performing loan trends. Generally, one- to-four family residential real estate lending has a lower credit risk profile compared to consumer lending (such as automobile or personal lines of credit loans). While management intends to focus our efforts in diversifying the loan portfolio, in the past few years, our loan mix has changed as we focused our efforts on originating multi-family residential loans and offering a wider array of consumer loan products, which in turn increased our income property loan portfolio and consumer loan portfolio over historical levels. Income property lending, however, has a higher credit risk profile than consumer and one- to-four family residential real estate loans due to these loans being larger in amount and non-homogenous in structure and term. Changes in economic conditions, the mix and size of the loan portfolio and individual borrower conditions can dramatically impact our level of allowance for loan losses in relatively short periods of time. Management believes that the allowance for loan losses is maintained at a level that represents probable incurred credit losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, our banking regulators and external auditor periodically review our allowance for loan losses. These entities may require us to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their review.

Management evaluates current information and events regarding a borrower’s ability to repay its obligations and considers a loan to be impaired when the ultimate collectability of amounts due, according to the contractual terms of the loan agreement, is in doubt. If an impaired loan is collateral-dependent, the fair value of the collateral, less estimated costs to sell, is used to determine the amount of impairment, if any. The amount of the impairment can be adjusted, based on current data, until such time as the actual basis is established by acquisition of the collateral. Impairment losses are reflected in the allowance for loan losses through a charge to the provision for loan losses. Subsequent recoveries are credited to the allowance for loan losses.

Fair Value of Financial Instruments. The estimation of fair value is significant to certain of our assets, including investment securities available-for-sale, real estate owned, mortgage servicing assets, loans held for sale, derivatives, and the value of loan collateral for impaired loans. These are all recorded at either fair value or the lower of cost or fair value. Fair values are determined based on third party sources, when available. Furthermore, GAAP requires disclosure of the fair value of financial instruments as a part of the notes to the consolidated financial statements.

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comparison of Financial Condition at September 30, 2014 and June 30, 2014.

Assets. Total assets declined $15.8 million, or 1.8%, to $863.4 million at September 30, 2014 from $879.2 million at June 30, 2014 due primarily to decreases in gross loans receivable and securities available-for-sale, partially offset by an increase in cash and cash equivalents.

Cash and cash equivalents increased by $9.8 million, or 14.2%, to $79.1 million at September 30, 2014 from $69.3 million at June 30, 2014. The increase was primarily due to principal repayments of loans and securities and an increase in deposits.

Securities available-for-sale decreased by $2.9 million, or 5.0%, to $54.0 million at September 30, 2014 from $56.9 million at June 30, 2014 due primarily to principal repayments of existing securities.

Gross loans receivable decreased by $22.4 million, or 3.1%, to $697.5 million at September 30, 2014 from $719.9 million at June 30, 2014. The decrease was primarily attributable to principal repayments and payoffs in addition to the sale of newly originated conforming fixed rate one-to-four family residential loans in the secondary market. Multi-family residential loans decreased $13.2 million, or 4.0%, to $321.8 million at September 30, 2014 from $335.0 million at June 30, 2014 due to principal prepayments and payoffs outpacing new loan originations during the three months ended September 30, 2014. One-to-four family residential real estate loans decreased $6.2 million, or 2.1%, to $282.8 million at September 30, 2014 from $289.0 million at June 30, 2014 due primarily to principal prepayments and payoffs and sales of newly originated conforming fixed rate loans held for sale in the secondary market. Commercial real estate loans decreased $4.4 million, or 11.5%, to $33.7 million at September 30, 2014 from $38.1 million at June 30, 2014 due to principal prepayments and payoffs as there have been no new commercial real estate loan originations during the three months ended September 30, 2014. Consumer loans at September 30, 2014 which were comprised primarily of automobile loans totaling $48.6 million increased $1.4 million, or 2.5%, to $59.2 million at September 30, 2014 from $57.8 million at June 30, 2014 due to $2.7 million in automobile loan originations during the three months ended September 30, 2014.

The allowance for loan losses decreased by $250,000, or 5.5%, to $4.3 million at September 30, 2014 from $4.6 million at June 30, 2014 due primarily to a $350,000 reversal of provision for loan losses during the three months ended September 30, 2014 resulting from recoveries as well as improved asset quality of the loan portfolio as evidenced by a lower level of criticized and non-accrual loans, and a decline in the historical loss factors for our first fiscal quarter of 2015. Non-performing assets decreased to $7.4 million, or 0.86% of total assets at September 30, 2014 as compared to $7.9 million, or 0.90% of total assets at June 30, 2014.

Deposits. Total deposits increased $3.7 million, or 0.6%, to $656.5 million at September 30, 2014 from $652.8 million at June 30, 2014. The increase was comprised of a $10.2 million increase in interest-bearing deposits, partially offset by a $6.5 million decrease in non-interest bearing demand deposits.

The increase in interest-bearing deposits consisted of a $23.0 million, or 28.1%, increase in interest-bearing checking from $81.8 million at June 30, 2014 to $104.8 million at September 30, 2014. The increase was partially offset by a $8.6 million, or 6.3%, decrease in money market accounts from $138.2 million at June 30, 2014 to $129.5 million at September 30, 2014, a $2.4 million, or 1.9%, decrease in savings accounts from $125.8 million at June 30, 2014 to $123.3 million at September 30, 2014, and a $1.7 million, or 0.7%, decrease in certificates of deposit from $246.5 million at June 30, 2014 to $244.8 million at September 30, 2014. The growth in interest-bearing checking balances was due primarily to Simplicity’s marketing strategy to promote interest-bearing checking deposits with enhanced features to deepen customer relationships. The decrease in certificates of deposit was attributable to non-relationship customers seeking higher yields at other financial institutions as accounts repriced to lower offering rates. The decline in money market balances was attributable to the promotion of interest-bearing checking accounts. Savings accounts decreased primarily due to the timing of customer payroll deposits as compared to June 30, 2014 and the discontinuation of certain savings products which traditionally had higher offering rates. The change in deposit mix was consistent with Simplicity’s strategic decision to promote interest-bearing checking deposits to attract relationship customers in our target markets while reducing our reliance on time deposits by competing less aggressively on time deposit interest rates.

Non-interest bearing demand deposits decreased $6.5 million, or 10.7%, from $60.6 million at June 30, 2014 to $54.1 million at September 30, 2014. The decline in non-interest bearing demand deposits was primarily a result of the timing of customer payroll deposits as compared to June 30, 2014.

Borrowings. SF FHLB advances decreased to $65.0 million at September 30, 2014 as compared to $85.0 million at June 30, 2014 due to a $20.0 million scheduled maturity in a lower costing FHLB advance. The weighted average cost of SF FHLB advances increased to 1.79% at September 30, 2014 from 1.57% at June 30, 2014.

Stockholders’ Equity. Total stockholders’ equity, represented 15.9% of total assets and increased to $137.5 million at September 30, 2014 from $136.9 million at June 30, 2014. The increase in stockholders’ equity was primarily attributable to $1.1 million in net income, partially offset by cash dividends paid of $634,000 during the three months ended September 30, 2014.

Comparison of Financial Condition at June 30, 2014 and June 30, 2013.

Assets. Total assets increased by $11.8 million, or 1.4%, to $879.2 million at June 30, 2014 from $867.4 million at June 30, 2013 due primarily to an increase in gross loans receivable and securities available-for-sale, partially offset by a decrease in cash and cash equivalents.

Cash and cash equivalents decreased by $16.4 million, or 19.2%, to $69.3 million at June 30, 2014 from $85.7 million at June 30, 2013. The decrease was primarily due to cash deployed to fund the net growth in loans receivable.

Our investment securities portfolio increased by $4.6 million, or 8.7%, to $57.3 million at June 30, 2014 from $52.7 million at June 30, 2013. The increase was primarily a result of new purchases of securities available-for-sale. Securities available-for-sale increased by $4.7 million, or 9.0%, to $56.9 million at June 30, 2014 from $52.2 million at June 30, 2013 due to purchases of $15.2 million in agency mortgage-backed securities and collateralized mortgage obligations, partially offset by maturities, principal repayments and amortization of existing securities.

Our gross loans receivable increased by $25.5 million, or 3.7%, to $719.9 million at June 30, 2014 from $694.3 million at June 30, 2013. The increase was primarily attributable to organic loan growth in multi-family residential loans and consumer loans, offset in part by principal repayments and payoffs in the loan portfolio in addition to the sale of newly originated conforming fixed rate one-to-four family residential loans in the secondary market. Multi-family loans increased $54.3 million, or 19.3%, to $335.0 million at June 30, 2014 from $280.8 million at June 30, 2013 due to $118.2 million in loan originations during the year ended June 30, 2014 as our emphasis remained on growing this portfolio segment. Consumer loans at June 30, 2014 which were comprised primarily of automobile loans totaling $45.7 million and unsecured loans totaling $7.4 million increased $19.5 million, or 50.9%, to $57.8 million at June 30, 2014 from $38.3 million at June 30, 2013. This growth was the result of $34.7 million and $12.2 million in automobile and unsecured loan originations, respectively, during the year ended June 30, 2014. The increase in consumer loans was primarily due to the reintroduction of automobile buying service, enhanced pricing of the vehicle loan products, the successful launch of a fully integrated on-line instant decision application, and implementation of the consumer loan sales team in fiscal 2014. Simplicity now offers its customers a wider array of consumer loan products with vastly improved application and delivery channels. In addition, through continued leveraging of retail delivery staff, building on brand recognition and consistent marketing of our competitive loan products, it is anticipated that our consumer loan portfolio will continue to grow. Commercial real estate loans decreased $17.6 million, or 31.6%, to $38.1 million at June 30, 2014 from $55.6 million at June 30, 2013 due to principal repayments and payoffs as there have been no new commercial real estate loan originations during the year ended June 30, 2014. One-to-four family residential real estate loans decreased $30.7 million, or 9.6%, to $289.0 million at June 30, 2014 from $319.6 million at June 30, 2013 due primarily to principal repayments and payoffs and sales of newly originated conforming fixed rate loans held for sale in the secondary market.

The allowance for loan losses decreased by $1.1 million, or 18.8%, to $4.6 million at June 30, 2014 from $5.6 million at June 30, 2013. The general valuation allowance decreased by $1.0 million to $3.6 million at June 30, 2014 from $4.6 million at June 30, 2013. The decrease in the general valuation allowance was primarily attributable to a $700,000 provision reversal due primarily to a decrease in net charge-offs as well as improved asset quality of the loan portfolio as evidenced by a lower level of classified and non-accrual loans, and a decline in the historical loss factors used to calculate the general valuation allowance. Non-performing assets decreased to $7.9 million, or 0.90% of total assets at June 30, 2014 as compared to $16.0 million, or 1.84% of total assets at June 30, 2013. Delinquent loans 60 days or more decreased to $1.1 million, or 0.16% of total loans at June 30, 2014 as compared to $5.5 million, or 0.79% of total loans at June 30, 2013. At June 30, 2014 the general valuation allowance was comprised of $1.4 million, $993,000, $999,000 and $219,000 on one-to-four family residential, multi-family residential, commercial real estate and consumer loans, respectively. At June 30, 2013 the general valuation allowance was comprised of $2.1 million, $839,000, $1.6 million and $137,000 on one-to-four family residential, multi-family residential, commercial real estate and consumer loans, respectively. The decline in the general valuation allowance on one-to-four family residential loans was a result of an improvement in historical loss factors for the portfolio coupled with a decline in the one-to-four family residential loan balance. The increase in the general valuation allowance on multi-family residential loans was primarily a result of the higher multi-family residential loan balance. The decrease in the general valuation allowance on commercial real estate loans was primarily a result of a decline in the commercial real estate loan balance as well as a decrease in the historical loss factors for the portfolio. The valuation allowances on loans individually evaluated for impairment decreased by $30,000 to $979,000 at June 30, 2014 from $1.0 million at June 30, 2013. The reduction in valuation allowances on impaired loans was attributable to continuous and timely payments from the borrowers. See “Item 1-Business—Asset Quality-Allowance for Loan Losses.”

Deposits. Total deposits decreased $1.8 million, or 0.3%, to $652.8 million at June 30, 2014 from $654.6 million at June 30, 2013. The decline was comprised of a $5.1 million decrease in non-interest bearing demand deposits partially offset by a $3.3 million increase in interest-bearing deposits.

Non-interest bearing demand deposits decreased $5.1 million, or 7.8%, from $65.7 million at June 30, 2013 to $60.6 million at June 30, 2014. The decline in non-interest bearing demand deposits was primarily a result of the promotion of our interest-bearing checking product.

The increase in interest-bearing deposits consisted of a $67.3 million, or 465.7%, increase in interest-bearing checking from $14.5 million at June 30, 2013 to $81.8 million at June 30, 2014, which was partially offset by a $33.6 million, or 12.0%, decrease in certificates of deposit from $280.1 million at June 30, 2013 to $246.5 million at June 30, 2014, a $21.4 million, or 13.4%, decrease in money market accounts from $159.6 million at June 30, 2013 to $138.2 million at June 30, 2014, and a $9.1 million, or 6.7%, decrease in savings accounts from $134.9 million at June 30, 2013 to $125.8 million at June 30, 2014. The growth in interest-bearing checking balances was due primarily to Simplicity’s marketing strategy to promote interest-bearing checking deposits with enhanced features to deepen customer relationships. The decrease in certificates of deposit was attributable to non-relationship customers seeking higher yields at other financial institutions as accounts repriced to lower offering rates. The decline in money market balances was attributable to the promotion of interest-bearing checking. Savings accounts decreased primarily due to the discontinuation of certain savings products which traditionally had higher offering rates. The change in deposit mix was consistent with Simplicity’s strategic decision to promote interest-bearing checking deposits to attract relationship customers in our target markets while reducing our reliance on time deposits by competing less aggressively on time deposit interest rates.

Borrowings. FHLB advances increased to $85.0 million at June 30, 2014 as compared to $60.0 million at June 30, 2013. The weighted average cost of SF FHLB advances was 1.57% at June 30, 2014 as compared to 1.64% at June 30, 2013. During the year ended June 30, 2014, Simplicity Bank borrowed $25.0 million in SF FHLB advances at a weighted average cost of 1.38%. The increase in borrowings has allowed Simplicity Bank to manage its liquidity position and improve its interest rate risk position by locking in lower cost longer term funding.

Stockholders’ Equity. Total stockholders’ equity, represented 15.6% of total assets and decreased to $136.9 million at June 30, 2014 from $145.4 million at June 30, 2013. The decrease in stockholders’ equity was primarily attributable to shares repurchased at an aggregate cost of $12.9 million during the year ended June 30, 2014 pursuant to the stock repurchase programs previously announced as well as cash dividends paid of $2.4 million, partially offset by net income of $5.3 million.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

The following table sets forth certain information for the three months ended September 30, 2014 and 2013, respectively.

	For the three months ended September 30,
	2014(1)			2013(1)
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
INTEREST-EARNING ASSETS
Loans receivable(2)	$709,919	$7,716	4.35%	$706,331	$8,018	4.54%
Securities(3)	55,796	204	1.46	50,456	167	1.32
Federal funds sold	66,663	39	0.23	49,269	29	0.24
Federal Home Loan Bank stock	5,579	105	7.53	5,962	80	5.37

Total interest-earning assets	837,957	8,064	3.85	812,018	8,294	4.09

Noninterest earning assets	37,218			37,586

Total assets	$875,175			$849,604

INTEREST-BEARING LIABILITIES
Interest-bearing checking	$97,382	$220	0.90%	$14,211	$2	0.06%
Money market	133,966	76	0.23	160,510	92	0.23
Savings deposits	124,216	27	0.09	133,495	31	0.09
Certificates of deposit	245,514	1,035	1.69	270,323	1,266	1.87
Borrowings	75,000	312	1.66	60,000	249	1.66

Total interest-bearing liabilities	676,078	1,670	0.99	638,539	1,640	1.03

Noninterest bearing liabilities	61,896			66,353

Total liabilities	737,974			704,892
Equity	137,201			144,712

Total liabilities and equity	$875,175			$849,604

Net interest/spread		$6,394	2.86%		$6,654	3.06%

Margin(4)			3.05%			3.28%

Ratio of interest-earning assets to interest bearing liabilities	123.94%			127.17%

(1)	Yields earned and rates paid have been annualized.
(2)	Calculated net of deferred fees, loss reserves and includes non-accrual loans.
(3)	Calculated based on amortized cost of held-to-maturity securities and fair value of available-for-sale securities.
(4)	Net interest income divided by interest-earning assets.

Comparison of Results of Operations for the Three Months Ended September 30, 2014 and September 30, 2013.

General. Net income for the three months ended September 30, 2014 of $1.1 million was relatively unchanged as compared to the three months ended September 30, 2013 with a slight decrease of $73,000, or 6.4%. Earnings per basic and diluted common share were both $0.15 for the three months ended September 30, 2014 and 2013. The decrease in net income was due primarily to decreases in net interest income and noninterest income and an increase in income tax expense, partially offset by a reversal in provision for loan losses and a decrease in noninterest expense. Excluding merger related expenses of $415,000, our net income would have been $1.5 million.

Interest Income. Interest income decreased $230,000, or 2.8%, to $8.1 million for the three months ended September 30, 2014 from $8.3 million for the three months ended September 30, 2013. The decline in interest income was primarily due to decreases in interest and fees on loans.

Interest and fees on loans decreased $302,000, or 3.8%, to $7.7 million for the three months ended September 30, 2014 from $8.0 million for the three months ended September 30, 2013. The primary reason for the decrease was a decline of 19 basis points in the average yield on loans from 4.54% for the three months ended September 30, 2013 to 4.35% for the three months ended September 30, 2014. The decrease in the average yield on loans was primarily caused by lower yields earned on new loan originations and payoffs of higher yielding seasoned loans during the current period as a result of the low interest rate environment.

Interest Expense. Interest expense increased $30,000, or 1.8%, to $1.7 million for the three months ended September 30, 2014 from $1.6 million for the three months ended September 30, 2013 as a result of an increase in interest expense on borrowings. The increase reflected a higher average balance of deposits and borrowings during the three months ended September 30, 2014, offset by a reduction in the average cost of funds on deposits as a result of continuing low interest rates.

Interest expense on deposits decreased $33,000, or 2.4%, to $1.4 million during the three months ended September 30, 2014 as compared to the same period last year. The primary reason for the decrease was a six basis point decline in the average cost of deposits from 0.96% for the three months ended September 30, 2013 to 0.90% for the three months ended September 30, 2014 due to the downward repricing of deposits in the low interest rate environment partially offset by an increase of $22.5 million in the average balance of deposits to $601.1 million for the three months ended September 30, 2014 from $578.5 million for the three months ended September 30, 2013. The increase in the average balance of deposits was a result of continued growth from the promotion of the interest-bearing checking product.

Interest expense on borrowings increased $63,000 or 25.3%, to $312,000 during the three months ended September 30, 2014 as compared to $249,000 for the same period last year. The increase was primarily attributable to a higher average balance of borrowings resulting from a $25.0 million increase in FHLB advances during the second quarter of fiscal 2014 at a weighted average cost of 1.38%, partially offset by a repayment of $20.0 million in FHLB advances that matured during the three months ended September 30, 2014 at a weighted average cost of 0.85%.

Provision for Loan Losses. During the quarter ended September 30, 2014, a $350,000 reversal of provision for loan losses was recorded as compared to no provision for loan losses for the quarter ended September 30, 2013. The improvement in the provision was primarily a result of recoveries as well as continued asset quality improvement evidenced by declining delinquency ratios and a lower level of criticized and non-performing loans during the three months ended September 30, 2014 compared to the same period last year. Net recoveries of $100,000 recorded during the quarter ended September 30, 2014 resulted in annualized net recoveries of 0.06% of average outstanding loans for the quarter ended September 30, 2014 as compared to annualized net charge-offs of 0.09% of average outstanding loans for the same period last year. Non-performing assets decreased to $7.4 million, or 0.86% of total assets at September 30, 2014 as compared to $7.9 million, or 0.90% of total assets at June 30, 2014 and $13.5 million, or 1.88% of total assets at September 30, 2013. Delinquent loans 60 days or more past due were $248,000, or 0.04% of total loans at September 30, 2014 as compared to $1.1 million, or 0.16% of total loans at June 30, 2014 and $6.4 million, or 0.89% of total loans at September 30, 2013. The decrease in delinquent loans at September 30, 2014 as compared to June 30, 2014 was primarily attributable to pay-offs, a loan of $399,000 brought current , and a loan of $301,000 transferred to REO. Loans 30 to 59 days delinquent totaled $2.6 million, or 0.38% of total loans at September 30, 2014, as compared to $3.3 million, or 0.47% of total loans at June 30, 2014 and $430,000, or 0.06% of total loans at September 30, 2013. Loans 30 to 59 days delinquent were either criticized or classified assets. Some loans 30 to 59 days delinquent were individually evaluated for impairment and others were collectively evaluated for impairment with additional qualitative adjustments factored in due to loan classification.

The reversal of provision for loan losses was comprised of a $149,000 reduction in provision on one-to-four family loans, a $271,000 reduction in provision on multi-family loans, a $201,000 reduction in provision on commercial real estate loans, a $232,000 provision on automobile loans, and a $39,000 provision on other loans. The decrease in provision on one-to-four family residential loans was primarily due to a decline in the allowance for loan losses allocated to loans individually evaluated. The decrease in provision on multi-family loans was primarily due to a lower level of classified multi-family loans, a decline in the overall historical loss factors on multi-family loans collectively evaluated for impairment, and a decrease in the balance of multi-family loans collectively evaluated for impairment. The decrease in provision on commercial real estate loans was primarily due to a recovery of $250,000 on an impaired commercial real estate loan which was paid off during the three months ended September 30, 2014. The increase in provision on automobile loans was primarily caused by charge-offs and an increase in the balance of automobile loans collectively evaluated for impairment. The provision reflects management’s continuing assessment of the credit quality of Simplicity’s loan portfolio, which is affected by various trends, including current economic conditions.

Noninterest Income. Our noninterest income decreased $69,000, or 4.7%, to $1.4 million for the three months ended September 30, 2014 as compared to $1.5 million for the three months ended September 30, 2013 due primarily to decreases in the fair values of mortgage banking derivative assets, partially offset by an increase in service charges and fees primarily attributable to higher mortgage loan servicing fee income as well as higher service charge income on non-interest bearing demand deposits. Management periodically reviews service charge rates to compensate for services provided while still maintaining a competitive position.

Noninterest Expense. Our noninterest expense decreased by $192,000, or 3.1%, to $6.1 million for the three months ended September 30, 2014 primarily due to decreases in advertising and promotional expense of $149,000, other operating expense of $144,000, ATM expense of $78,000, salaries and benefits expense of $76,000 and a net gain on REO foreclosure expenses and sales, gains and losses of $74,000, partially offset by increases in legal fees of $142,000 and professional services expense of $159,000 related to the recently announced proposed merger.

Advertising and promotional expenses decreased $149,000, or 53.0%, to $132,000 for the three months ended September 30, 2014 as compared to $281,000 for the same period last year. The decrease was primarily due to the overall reduction in branding and marketing campaign expenses as Simplicity manages more marketing initiatives internally.

Other operating expense decreased $144,000, or 30.1%, to $334,000 for the three months ended September 30, 2014 as compared to $478,000 for the same period last year. The decrease was due primarily to decreases in the fair values of mortgage-banking derivatives liabilities and lower expenses in travel and conferences, personnel, supplies, and workers compensation insurance.

ATM expense decreased $78,000, or 13.5%, to $500,000 for the three months ended September 30, 2014 as compared to $578,000 for the same period last year primarily due to removal of older models of ATMs in service in the prior fiscal period.

Salaries and benefits expense decreased $76,000, or 2.5%, to $2.9 million for the three months ended September 30, 2014 as compared to $3.0 million for the same period last year primarily due to a decrease in the number of full-time equivalent employees.

REO foreclosure expenses and sales, gains and losses yielded a net gain of $46,000 for the three months ended September 30, 2014, as compared to $28,000 in net expense for the same period last year primarily due to a net gain on sale of a REO property of $62,000 offset by foreclosure expenses.

Legal fees increased $142,000, or 295.8%, to $190,000 for the three months ended September 30, 2014 as compared to $48,000 for the same period last year. Professional services expense increased $159,000, or 31.4%, to $666,000 for the three months ended September 30, 2014 as compared to $507,000 for the same period last year. The increases were primarily due to $165,000 in legal fees and $250,000 in consulting expense related to the merger.

Income Tax Expense. Income tax expense increased $286,000, or 42.3% to $962,000 for the three months ended September 30, 2014 as compared to $676,000 for the three months ended September 30, 2013. The effective tax rates were 47.2% and 37.0% for the three months ended September 30, 2014 and 2013, respectively. This higher effective tax rate for the three months ended September 30, 2014 as compared to the same period last year was primarily the result of non-deductible professional services and legal fees associated with the merger transaction, the termination of the California enterprise zone tax deduction as well as the expiration of California affordable housing tax credits effective January 2014.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

The following table sets forth certain information for the years ended June 30, 2014, 2013 and 2012, respectively. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the years presented. Average balances are derived primarily from month-end balances. Management does not believe that the use of month-end balances rather than daily average balances has caused any material differences in the information presented.

	For the year ended June 30,
	2014			2013			2012
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest-Earning Assets
Loans receivable(1)(2)	$716,494	$32,260	4.50%	$728,978	$35,501	4.87%	$709,394	$39,619	5.58%
Securities(3)	47,617	686	1.44	55,758	492	0.88	47,718	672	1.41
Federal funds sold	47,856	111	0.23	65,930	155	0.24	106,017	262	0.25
FHLB stock	5,903	373	6.32	7,418	181	2.44	9,457	38	0.40
Interest-earning deposits in other financial institutions	—	—	—	—	—	—	4,908	38	0.77

Total interest-earning assets	817,870	33,430	4.09	858,084	36,329	4.23	877,494	40,629	4.63

Noninterest earning assets	37,513			37,115			39,014

Total assets	$855,383			$895,199			$916,508

Interest-Bearing Liabilities
Interest-bearing checking	$24,724	$146	0.59%	$12,088	$6	0.05%	$2,107	$3	0.14%
Money market	159,560	367	0.23	162,405	413	0.25	143,080	659	0.46
Savings deposits	129,731	127	0.10	135,303	159	0.12	137,109	293	0.21
Certificates of deposit	258,795	4,568	1.77	296,751	5,906	1.99	312,421	6,718	2.15
Borrowings	75,385	1,196	1.59	69,231	1,386	2.00	93,077	2,943	3.16

Total interest-bearing liabilities	648,195	6,404	0.99	675,778	7,870	1.16	687,794	10,616	1.54

Noninterest bearing liabilities	66,514			69,900			70,835

Total liabilities	714,709			745,678			758,629
Equity	140,674			149,521			157,879

Total liabilities and equity	$855,383			$895,199			$916,508

Net interest spread(4)		$27,026	3.10%		$28,459	3.07%		$30,013	3.09%

Margin(5)			3.30%			3.32%			3.42%

Ratio of interest-earning assets to interest-bearing liabilities	126.18%			126.98%			127.58%

(1)	Calculated net of deferred fees, loan loss reserves and includes non-accrual loans.
(2)	Interest income includes net loan (costs)/fees of ($180,000), ($164,000), and $50,000 for the years ended June 30, 2014, 2013, and 2012, respectively.
(3)	Calculated based on amortized cost of held-to-maturity securities and fair value of available-for-sale securities.
(4)	The spread between average yield on total interest-earning assets and average cost on total interest-bearing liabilities.
(5)	Net interest income divided by interest-earning assets.

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume, which are changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes in rate/volume, which are the changes in rate times the changes in volume.

	For the Year Ended June 30, 2014 vs. 2013				For the Year Ended June 30, 2013 vs. 2012
	Increase (Decrease) Due to				Increase (Decrease) Due to
	Volume	Rate	Rate/ Volume	Net	Volume	Rate	Rate/ Volume	Net
	(in thousands)
Interest-Earning Assets
Loans receivable(1)	$(608)	$(2,679)	$46	$(3,241)	$1,094	$(5,072)	$(140)	$(4,118)
Securities	(72)	311	(45)	194	113	(251)	(42)	(180)
Federal funds sold	(43)	(2)	1	(44)	(99)	(13)	5	(107)
FHLB stock	(37)	288	(59)	192	(8)	193	(42)	143
Interest-earning deposits in other financial institutions	—	—	—	—	(38)	(38)	38	(38)

Total interest-earning assets	$(760)	$(2,082)	$(57)	$(2,899)	$1,062	$(5,181)	$(181)	$(4,300)

Interest-Bearing Liabilities
Interest-bearing checking	$6	$66	$68	$140	$14	$(2)	$(9)	$3
Money market	(7)	(40)	1	(46)	89	(295)	(40)	(246)
Savings deposits	(6)	(27)	1	(32)	(4)	(132)	2	(134)
Certificates of deposit	(755)	(668)	85	(1,338)	(337)	(500)	25	(812)
Borrowings	123	(288)	(25)	(190)	(754)	(1,080)	277	(1,557)

Total interest-bearing liabilities	$(639)	$(957)	$130	$(1,466)	$(992)	$(2,009)	$255	$(2,746)

Change in net interest income/spread	$(121)	$(1,125)	$(187)	$(1,433)	$2,054	$(3,172)	$(436)	$(1,554)

(1)	Total loans are net of deferred fees and costs.

Comparison of Results of Operations for the Years Ended June 30, 2014 and June 30, 2013.

General. Net income for the year ended June 30, 2014 was $5.3 million, a decrease of $908,000, or 14.6%, as compared to net income of $6.2 million for the year ended June 30, 2013. Earnings per basic and diluted common share were $0.72 for the year ended June 30, 2014, compared to $0.76 for the year ended June 30, 2013. The decrease in net income was due primarily to decreases in net interest income and noninterest income, partially offset by a reversal in provision for loan losses and a decrease in noninterest expense.

Interest Income. Interest income decreased $2.9 million, or 8.0%, to $33.4 million for the year ended June 30, 2014 from $36.3 million for the year ended June 30, 2013. The decline in interest income was primarily due to a decrease in interest and fees on loans, partially offset by increases in interest on securities and SF FHLB dividends.

Interest and fees on loans decreased $3.2 million, or 9.1%, to $32.3 million for the year ended June 30, 2014 from $35.5 million for the year ended June 30, 2013. The primary reasons for the decrease were the lower average loan balance from $729.0 million for the year ended June 30, 2013 to $716.5 million during the year ended June 30, 2014 and a decline of 37 basis points in the average yield on loans from 4.87% for the year ended June 30, 2013 to 4.50% for the year ended June 30, 2014. Average loan balance declined primarily as the result of the continuous decrease in the commercial real estate loan portfolio due to loan payoffs in 2014. The decrease in the average yield on loans was primarily caused by lower yields earned on new loan originations and payoffs of higher yielding seasoned loans during fiscal 2014 as a result of the low interest rate environment.

Interest income on securities increased by $194,000, or 39.4%, to $686,000 for the year ended June 30, 2014 from $492,000 for the year ended June 30, 2013. The increase was primarily attributable to an increase in the average yield on securities from 0.88% for the year ended June 30, 2013 to 1.44% for the year ended June 30, 2014 due to new purchases of higher yielding securities.

SF FHLB dividends increased by $192,000, or 106.1%, to $373,000 for the year ended June 30, 2014 from $181,000 for the year ended June 30, 2013, primarily due to the higher average dividend yield on SF FHLB stock of 6.32% for the year ended June 30, 2014 compared to 2.44% for the year ended June 30, 2013.

Interest Expense. Interest expense decreased $1.5 million, or 18.6% to $6.4 million for the year ended June 30, 2014 from $7.9 million for the year ended June 30, 2013. The decline reflected a reduction in the average cost of funds on deposits and borrowings as well as a lower average balance of deposits, partially offset by a higher average balance of borrowings during the year ended June 30, 2014.

Interest expense on deposits decreased $1.3 million, or 19.7% to $5.2 million during the year ended June 30, 2014 as compared to $6.5 million for fiscal 2013. The primary reason for the decrease was a 16 basis points decline in the average cost of deposits from 1.07% for the year ended June 30, 2013 to 0.91% for the year ended June 30, 2014 due to the downward repricing of deposits in the continuing low interest rate environment. In addition, the average balance of deposits decreased $33.7 million to $572.8 million for the year ended June 30, 2014 from $606.5 million for the year ended June 30, 2013. The decrease in the average balance of deposits was primarily a result of a decrease in average balance of certificates of deposit due to non-relationship customers seeking higher yields at other financial institutions as accounts reprice to lower interest rates.

Interest expense on borrowings decreased $190,000, or 13.7% to $1.2 million during the year ended June 30, 2014 as compared to $1.4 million for fiscal 2013. The decrease was primarily attributable to a 41 basis points decrease in the average cost of borrowings from 2.00% for the year ended June 30, 2013 to 1.59% for the year ended June 30, 2014 resulting from a $25.0 million increase in FHLB advances during the second quarter of 2014 at a lower weighted average cost of 1.38%.

Provision for Loan Losses. We maintain an allowance for loan losses to absorb probable incurred losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include loss ratio analysis by type of loan and specific allowances for identified problem loans, including the results of measuring impaired loans as provided in ASC 310, “Receivables.” These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans. See “—Critical Accounting Policies and Estimates” and “Item 1-Business—Asset Quality—Allowance for Loan Losses.”

During the year ended June 30, 2014, a $700,000 reversal of provision for loan losses was recorded as compared to a $250,000 provision for loan losses for the year ended June 30, 2013. The improvement in the provision was primarily a result of continued asset quality improvement evidenced by declining net charge-offs, delinquency ratios and a lower level of classified loans and non-performing assets during the year ended June 30, 2014 compared to prior fiscal year. Net charge-offs decreased to 0.05% of average outstanding loans for the year ended June 30, 2014 as compared to 0.29% of average outstanding loans last year. Non-performing assets decreased to $7.6 million, or 0.90% of total assets at June 30, 2014 as compared to $16.0 million, or 1.84% of total assets at June 30, 2013. Delinquent loans 60 days or more past due were $1.1 million, or 0.16% of total loans at June 30, 2014 as compared to $5.5 million, or 0.79% of total loans at June 30, 2013. Loans 30 to 59 days delinquent increased to $3.3 million, or 0.47% of total loans at June 30, 2014, as compared to $584,000, or 0.08% of total loans at June 30, 2013. Loans 30 to 59 days delinquent were either criticized or classified assets.

Some loans 30 to 59 days delinquent were individually evaluated for impairment and others were collectively evaluated for impairment with additional qualitative adjustments factored in due to loan classification.

The reversal of provision for loan losses was comprised of a $680,000 reversal in provision on one-to-four family loans, a $395,000 provision on multi-family loans, a $604,000 reversal in provision on commercial real estate loans, a $84,000 provision on automobile loans, a $2,000 reversal in provision on home equity loans and a $107,000 provision on other loans. The decrease in provision on one-to-four family residential loans was primarily due to decreases in the historical loss factors on such loans and the balance of one-to-four family loans collectively evaluated for impairment. The increase in provision on multi-family loans was primarily due to charge-offs and an increase in the balance of multi-family loans collectively evaluated for impairment offset by a decline in the overall historical loss factors on multi-family loans collectively evaluated for impairment. The decrease in provision on commercial real estate loans was primarily due to decreases in the historical loss factors on such loans and the balance of commercial real estate loans collectively evaluated for impairment. The provision reflects management’s continuing assessment of the credit quality of Simplicity’s loan portfolio, which is affected by various trends, including current economic conditions.

Noninterest Income. Our noninterest income decreased $1.0 million, or 15.6%, to $5.6 million for the year ended June 30, 2014 as compared to $6.7 million for the year ended June 30, 2013 due primarily to a decline in gains on one-to-four family residential mortgage loans sold, partially offset by an increase in service charges and fees.

Net gain on sales of loans decreased $1.6 million, or 73.0%, to $575,000 for the year ended June 30, 2014 as compared to $2.1 million for the year ended June 30, 2013, reflecting the impact of lower loan sale volume as a result of the increase in mortgage interest rates during the year ended June 30, 2014 and resulting decline in consumer refinancing activities.

Service charges and fees increased $332,000, or 19.9%, to $2.0 million for the year ended June 30, 2014 as compared to $1.7 million for the year ended June 30, 2013, primarily attributable to higher mortgage loan servicing fee income as well as higher service charge income on non-interest bearing demand deposits during the year ended June 30, 2014. Management periodically reviews service charge rates to compensate for services provided while still maintaining a competitive position.

Noninterest Expense. Our noninterest expense decreased slightly by $249,000, or 1.0%, to $24.9 million for the year ended June 30, 2014 as compared to $25.1 million for the year ended June 30, 2013 primarily due to a decrease in salaries and benefits expense and a decline in federal deposit insurance premiums, partially offset by increases in REO and foreclosure expenses and advertising and promotional expenses.

Salaries and benefits expense decreased $677,000, or 5.3%, to $12.1 million in fiscal 2014 as compared to $12.8 million in fiscal 2013 primarily due to a lump sum severance payment to a former executive during the quarter ended December 31, 2012 in addition to a decrease in the number of full-time equivalent employees in fiscal 2014.

Federal deposit insurance premiums decreased $143,000, or 22.3%, to $498,000 in fiscal 2014 as compared to $641,000 in fiscal 2013 resulting from a decrease in average consolidated total assets.

REO and foreclosure expenses were $36,000 in fiscal 2014 as compared to a gain of $222,000 in fiscal 2013. The gain in fiscal 2013 was due primarily to a recovery of foreclosure expenses on a multi-family loan and a gain on sale of a REO property.

Advertising and promotional expenses increased $231,000, or 21.9%, to $1.3 million in fiscal 2014 as compared to $1.1 million in fiscal 2013. The increase was primarily due to continued branding and marketing campaign efforts in fiscal 2014.

Income Tax Expense. Income tax expense decreased $367,000, or 10.4% to $3.2 million for the year ended June 30, 2014 as compared to $3.5 million for the year ended June 30, 2013. This decrease was primarily the result of lower pretax income for the year ended June 30, 2014 compared to the year ended June 30, 2013. The effective tax rates were 37.3% and 36.2% for the years ended June 30, 2014 and 2013, respectively. This increase in effective tax rate was attributable to the expiration of the California enterprise zone tax deduction as well as the California affordable housing tax credits effective January 2014.

Asset Quality

General. We continue our disciplined lending practices including our strict adherence to a long standing regimented credit culture that emphasizes the consistent application of underwriting standards to all loans. In this regard, we fully underwrite all loans based on an applicant’s employment history, credit history and an appraised value of the subject property. With respect to loans we purchase, we underwrite each loan based upon our own underwriting standards prior to making the purchase except for loans purchased with a credit guarantee. The credit guarantee for the loans purchased in fiscal 2012 requires the seller to substitute or repurchase any loans sold to Simplicity Bank that become 60 days or more delinquent at Simplicity Bank’s option. The credit quality of the loans purchased in fiscal 2012 was to our satisfaction and did not result in substitution or repurchase of any loans purchased as of September 30, 2014.

The following underwriting guidelines, among other things, have been used by us as underwriting tools to further limit our potential loss exposure:

•	All variable rate one-to-four family residential loans are underwritten using the fully indexed rate.

•	We only lend up to 80% of the lesser of the appraised value or purchase price for one-to-four family residential loans without private mortgage insurance (“PMI”), and up to 97% with PMI.

•	We only lend up to 75% of the lesser of the appraised value or purchase price for multi-family residential loans.

•	We only lend up to 65% of the lesser of the appraised value or purchase price for commercial real estate loans.

Additionally, our portfolio has remained strongly anchored in traditional mortgage products. We do not originate or purchase construction and development loans, teaser option-ARM loans, negatively amortizing loans or high loan-to-value loans.

All of our real estate loans are secured by properties located in California. The following tables set forth our real estate loans and non-accrual real estate loans by county:

Real Estate Loans by County as of
September 30, 2014
	One-to- four family	Multi-family residential	Commercial real estate	Total	Percent
	(Dollars in thousands)
County
Los Angeles	$121,396	$281,651	$13,677	$416,724	65.29%
Orange	38,427	9,707	8,401	56,535	8.85
San Diego	19,964	9,326	—	29,290	4.59
San Bernardino	21,939	9,287	3,239	34,465	5.40
Riverside	15,625	2,620	5,780	24,025	3.76
Santa Clara	15,486	481	—	15,967	2.51
Alameda	11,320	3,848	438	15,606	2.45
Other	38,600	4,872	2,161	45,633	7.15

Total	$282,757	$321,792	$33,696	$638,245	100.00%

Real Estate Loans by County as of
June 30, 2014
	One-to- four family	Multi-family residential	Commercial real estate	Total	Percent
	(Dollars in thousands)
County
Los Angeles	$122,763	$291,414	$16,201	$430,378	65.01%
Orange	39,598	12,999	10,177	62,774	9.48
San Diego	20,677	9,376	—	30,053	4.54
San Bernardino	22,276	9,350	3,258	34,884	5.27
Riverside	15,249	2,636	5,815	23,700	3.58
Santa Clara	15,814	484	—	16,298	2.46
Alameda	12,566	3,868	440	16,874	2.55
Other	40,017	4,913	2,171	47,101	7.11

Total	$288,960	$335,040	$38,062	$662,062	100.00%

Non-accrual Real Estate Loans By County as of
September 30, 2014
	One-to- four family	Multi-family residential	Commercial real estate	Total	Percent of Non- accrual to Loans in Each Category
	(Dollars in thousands)
County
Los Angeles	$2,164	$—	$1,390	$3,554	0.85%
San Diego	642	—	—	642	2.19
San Bernardino	319	638	—	957	2.78
Riverside	263	122	—	385	1.60
Santa Clara	1,570	—	—	1,570	9.83

Total	$4,958	$760	$1,390	$7,108	1.11

Non-accrual Real Estate Loans by County as of
June 30, 2014
	One-to- four family	Multi-family residential	Commercial real estate	Total	Percent of Non- accrual to Loans in Each Category
	(Dollars in thousands)
County
Los Angeles	$2,226	$—	$1,460	$3,686	0.86%
San Diego	658	—	—	658	2.19
San Bernardino	626	654	—	1,280	3.67
Riverside	272	127	—	399	1.68
Santa Clara	1,608	—	—	1,608	9.87

Total	$5,390	$781	$1,460	$7,631	1.15

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	Loans Delinquent:
	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount
	(Dollars in thousands)
At September 30, 2014
Real estate loans:
One-to-four family	1	$214	—	$—	1	$214
Other loans:
Automobile	1	16	—	—	1	16
Other	5	15	2	3	7	18

Total loans	7	$245	2	$3	9	$248

At June 30, 2014
Real estate loans:
One-to-four family	1	$409	1	$301	2	$710
Commercial	—	—	1	399	1	399
Other loans:
Automobile	1	15	1	2	2	17
Other	3	4	2	15	5	19

Total loans	5	$428	5	$717	10	$1,145

Delinquent loans 60 days or more past due totaled $248,000 or 0.04% of total loans at September 30, 2014 as compared to $1.1 mi llion or 0.16% of total loans at June 30, 2014. Delinquent one-to-four family residential loans decreased to $214,000 at September 30, 2014 from $710,000 at June 30, 2014 due to payoffs and a loan transfered to REO. There were no delinquent multi-family loans at September 30, 2014 and June 30, 2014. There were no delinquent commercial real estate loans at September 30, 2014 as compared to 399,000 at June 30, 2014. The delinquent commercial real estate loan of 399,000 at June 30, 2014 was brought current during the three months ended September 30, 2014. There were no real estate loan that were over 90 days delinquent at September 30, 2014 in the process of foreclosure.

Non-Performing Assets. Non-performing assets consist of non-accrual loans and foreclosed assets. Loans to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days or more past due. All loans past due 90 days or more are classified as non-accrual. At the time the loan is placed on non-accrual status, interest previously accrued but not collected is reversed and charged against current income. Payments received on non-accrual loans are recorded as a reduction of principal. Non-accrual loans also include troubled debt restructurings that are on non-accrual status. At September 30, 2014 and June 30, 2014 there were no loans past due more than 90 days and still accruing interest. Included in non-accrual loans were troubled debt restructurings of $2.5 million and $2.9 million as of September 30, 2014 and June 30, 2014, with specific valuation allowances of $66,000 and $79,000, respectively.

During the three months ended September 30, 2014 and 2013, there were no new loans that were modified as troubled debt restructurings. At September 30, 2014, there were seven non-accrual restructured loans, all of which were one-to-four family residential loans with an aggregate balance of $2.5 million. Of the seven non-accrual restructured loans, four loans with an aggregate balance of $1.5 million were performing in accordance with their revised contractual terms. At June 30, 2014, there were eight non-accrual restructured loans, all of which were one-to-four family residential loans with an aggregate balance of $2.9 million. Of the eight non-accrual restructured loans, three loans with an aggregate balance of $915,000 were performing in accordance with their revised contractual terms.

Troubled debt restructured loans are included in non-accrual loans until there is a sustained period of payment performance (usually six months or longer and determined on a case by case basis) and there is reasonable assurance that timely payment will continue. During the three months ended September 30, 2014, no troubled debt restructurings were returned to accrual status as a result of the borrowers paying the modified terms as agreed for a sustained period of more than six months and reasonable assurance that timely payment will continue. This compares to four troubled debt restructurings with an aggregate outstanding balance of $1.4 million that were returned to accrual status during the same period last year. There were no further commitments to customers whose loans were troubled debt restructurings at September 30, 2014 and June 30, 2014.

Any changes or modifications made to loans are carefully reviewed to determine whether they are troubled debt restructurings. The modification of the terms of loans that are reported as troubled debt restructurings included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. There are other changes or modifications made for borrowers who are not experiencing financial difficulties. During the three months ended September 30, 2014, ten loans in the amount of $3.1 million were modified and not accounted for as troubled debt restructurings. During the three months ended September 30, 2013, six loans in the amount of $2.4 million were modified and not accounted for as troubled debt restructurings. The modifications were generally made to refinance the credits to maintain the borrowing relationships and consisted of term or rate modifications. The borrowers were not experiencing financial difficulty and the modifications were made at market terms.

The following table sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At September 30, 2014	At June 30, 2014
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four family	$2,417	$2,481
Multi-family	760	781
Commercial	1,390	1,460
Other loans:
Automobile	—	2
Other	7	15
Troubled debt restructurings:
One-to-four family	2,541	2,909

Total non-accrual loans	$7,115	$7,648

Other real estate owned and repossessed assets:
Real estate:
One-to-four family	$306	$284

Total non-performing assets	$7,421	$7,932

Ratios:
Non-performing loans to total loans(1)	1.02%	1.06%
Non-performing assets to total assets	0.86%	0.90%
Total accuring troubled debt restructurings:	8,265	9,569

(1)	Total loans are net of deferred fees and costs.

Non-performing loans decreased to $7.1 million, or 1.02% of total loans at September 30, 2014 as compared to $7.6 million or 1.06% of total loans at June 30, 2014. The decrease in non-performing loans was primarily attributable to a non-performing troubled debt restructuring of $306,000 transferred to real estate owned during the three months ended September 30, 2014.

At September 30, 2014, there were $5.0 million of one-to-four family residential mortgage loans on non-accrual for which valuation allowances individually evaluated totaling $66,000 have been applied. Of the $5.0 million in one-to-four family residential mortgage loans on non-accrual status, the terms or rates of $2.5 million of such loans were modified as troubled debt restructurings.

At September 30, 2014, there were $2.2 million of multi-family residential and commercial real estate loans (“income property”) on non-accrual for which no valuation allowances individually evaluated have been applied and were not modified as a troubled debt restructuring.

Real Estate Owned. Real estate owned and repossessed assets consist of real estate and other assets which have been acquired through foreclosure on loans. At the time of foreclosure, assets are recorded at fair value less estimated selling costs, with any write-down charged against the allowance for loan losses. The fair value of real estate owned is determined by a third party appraisal of the property. As of September 30, 2014, there was one real estate owned property in the amount of $306,000. This compared to one real estate owned property in the amount of $284,000 at June 30, 2014.

Classified and Criticized Assets. We regularly review potential problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. The total amount of classified and criticized assets represented 25.6% of our equity capital and 4.1% of our total assets at September 30, 2014, as compared to 27.2% of our equity capital and 4.2% of our total assets at June 30, 2014. At September 30, 2014 and June 30, 2014, there were $7.1 million and $7.6 million in non-accrual loans included in classified assets, respectively.

The aggregate amount of our classified and special mention assets at the dates indicated were as follows:

	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Classified and Criticized Assets:
Loss	$7	$17
Doubtful	37	1
Substandard	17,824	16,164
Special Mention	17,318	21,082

Total	$35,186	$37,264

Allowance for Loan Losses. We maintain an allowance for loan losses to absorb probable incurred losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. In accordance with generally accepted accounting principles the allowance is comprised of general valuation allowances and valuation allowances on loans individually evaluated for impairment.

The general component covers non-impaired loans and is based both on our historical loss experience as well as significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. Loans that are classified as impaired are individually evaluated. We consider a loan impaired when it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement and determine impairment by computing a fair value either based on discounted cash flows using the loan’s initial interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent.

The overall appropriateness of the general valuation allowance is determined based on a loss migration model and qualitative considerations. The migration analysis looks at pools of loans having similar characteristics and analyzes their loss rates over a historical period. Historical loss factors derived from trends and losses associated with each pool over a specific period of time are utilized. The loss factors are applied to the outstanding loans to each loan grade within each pool of loans. Loss rates derived by the migration model are based predominantly on historical loss trends that may not be indicative of the actual or inherent loss potential. As such, qualitative and environmental factors are utilized as adjusting mechanisms to supplement the historical results of the classification migration model. Significant factors reviewed in determining the allowance for loan losses included loss ratio trends by loan product; levels of and trends in delinquencies and impaired loans; levels of and trends in classified assets; levels of and trends in charge-offs and recoveries; trends in volume of loans by loan product; effects of changes in lending policies and practices; industry conditions and effects of concentrations in geographic regions. Qualitative and environmental factors are reflected as percent adjustments and are added to the historical loss rates derived from the classified asset migration model to determine the appropriate allowance amount for each loan pool.

Valuation allowances on real estate loans that are individually evaluated for impairment are charged-off when management believes a loan or part of a loan is deemed uncollectible. Subsequent recoveries, if any, are credited to the allowance when received. A loan is generally considered uncollectible when the borrower’s payment is six months or more delinquent.

Senior management reviews these conditions quarterly in discussions with our senior credit officers. To the extent that any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management’s estimate of the effect of such conditions may be reflected as an allowance specifically applicable to such credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management’s evaluation of the loss related to this condition is reflected in the general allowance. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments.

Given that management evaluates the adequacy of the allowance for loan losses based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral and economic conditions in our market area, this evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Large groups of smaller balance homogeneous loans that are collectively evaluated for impairment are excluded from loans individually evaluated for impairment; their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

Because the allowance for loan losses is based on estimates of losses inherent in the loan portfolio, actual losses can vary significantly from the estimated amounts. Our methodology as described above permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management’s judgment, significant factors which affect the collectability of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the estimated losses inherent in the loan portfolio on a quarterly basis, we are able to adjust individual and inherent loss estimates based upon any more recent information that has become available. We continue to review our allowance for loan losses methodology for appropriateness to keep pace with the size and composition of the loans and the changing economic conditions and credit environment. We believe that our methodologies continue to be appropriate given our size and level of complexity. In addition, management’s determination as to the amount of our allowance for loan losses is subject to review by the Office of the Comptroller of the Currency (“OCC”) and the FDIC, which may require the establishment of additional general allowances or allowances on loans individually evaluated for impairment based upon their judgment of the information available to them at the time of their examination of our Bank.

During the three months ended September 30, 2014, a $350,000 reversal of provision for loan losses was recorded as compared to no provision for loan losses for the quarter ended September 30, 2013. The improvement in the provision was primarily a result of recoveries as well as continued asset quality improvement evidenced by declining delinquency ratios and a lower level of criticized and non-performing loans during the three months ended September 30, 2014 compared to the same period last year. Net recoveries of $100,000 recorded during the three months ended September 30, 2014 resulted in annualized net recoveries of 0.06% of average outstanding loans for the quarter ended September 30, 2014 as compared to annualized net charge-offs of 0.09% of average outstanding loans for the same period last year. Non-performing assets decreased to $7.4 million, or 0.86% of total assets at September 30, 2014 as compared to $7.9 million, or 0.90% of total assets at June 30, 2014 and $13.5 million, or 1.88% of total assets at September 30, 2013. Delinquent loans 60 days or more past due were $248,000, or 0.04% of total loans at September 30, 2014 as compared to $1.1 million, or 0.16% of total loans at June 30, 2014 and $6.4 million, or 0.89% of total loans at September 30, 2013. The decrease in delinquent loans at September 30, 2014 as compared to June 30, 2014 was primarily attributable to pay-offs, a loan of $399,000 brought current , and a loan of $301,000 transferred to REO. The allowance for loan losses to non-performing loans was 60.86% at September 30, 2014 as compared to 59.88% at June 30, 2014. The slight increase in the allowance for loan losses to non-performing loans was a result of the decrease in non-performing loans, partially offset by a decrease in the allowance for loan losses during the three months ended September 30, 2014. The provision reflected management’s continuing assessment of the credit quality of Simplicity’s loan portfolio, which is affected by various trends, including current economic conditions.

The distribution of the allowance for losses on loans at the dates indicated is summarized as follows.

	September 30, 2014		June 30, 2014
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One-to-four family	$2,151	40.54%	$2,300	40.14%
Multi-family	722	46.14	993	46.54
Commercial	1,103	4.83	1,051	5.29
Other loans:
Automobile	253	6.97	136	6.35
Home equity	2	0.09	2	0.09
Other	99	1.43	98	1.59

Total allowance for loan losses	$4,330	100.00%	$4,580	100.00%

Liquidity, Capital Resources and Commitments

Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets at levels above the minimum requirements previously imposed by our regulator and above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained.

Our liquidity, represented by cash and cash equivalents, interest earning accounts and mortgage-backed and related securities, is a product of our operating, investing and financing activities. Our primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed and related securities, and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. In addition, we invest excess funds in short-term interest earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings. We utilize SF FHLB advances to leverage our capital base and provide funds for our lending and investment activities as well as enhance our interest rate risk management.

Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. On a longer-term basis, we maintain a strategy of investing in various investment securities and lending products. We use our sources of funds primarily to meet ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed and related securities. At September 30, 2014, total approved loan commitments amounted to $2.2 million and the unadvanced portion of loans was $2.0 million.

There were no SF FHLB advances scheduled to mature in one year or less at September 30, 2014. Certificates of deposit scheduled to mature in one year or less at September 30, 2014, totaled $94.3 million. Based on historical experience, management believes that a significant portion of maturing deposits will remain with Simplicity Bank and we anticipate that we will continue to have sufficient funds, through deposits and borrowings, to meet our current commitments.

At September 30, 2014, we had $65.0 million SF FHLB advances outstanding and available additional advances from the FHLB of San Francisco in the amount of $287.0 million. We also had a short-term line of credit with the Federal Reserve Bank of San Francisco of $40.6 million at September 30, 2014, which has not been drawn upon.

Contractual Obligations

In the normal course of business, we enter into contractual obligations that meet various business needs. These contractual obligations include certificates of deposit to customers, borrowings from the SF FHLB, lease obligations for facilities, and commitments to purchase, sale and/or originate loans.

The following table summarizes our long-term contractual obligations at September 30, 2014.

	Total	Less than 1 year	1 – 3 Years	Over 3 – 5 Years	More than 5 years
	(Dollars in thousands)
SF FHLB advances	$65,000	$—	$25,000	$40,000	$—
Operating lease obligations	1,625	854	347	150	274
Loan commitments to originate	2,235	2,235	—	—	—
Available home equity and unadvanced lines of credit	2,047	2,047	—	—	—
Certificates of deposit	244,818	94,325	118,103	32,388	2

Total commitments and contractual obligations	$315,725	$99,461	$143,450	$72,538	$276

Off-Balance Sheet Arrangements

As a financial service provider, we routinely are a party to various financial instruments with off-balance sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make.

Capital

The table below sets forth Simplicity Bank’s capital position relative to its regulatory capital requirements at September 30, 2014 and June 30, 2014. The definitions of the terms used in the table are those provided in the capital regulations issued by the OCC.

	Actual		Minimum Capital Requirements		Minimum Required to be Well Capitalized Under Prompt Corrective Actions Provisions
September 30, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total capital (to risk-weighted assets)	$129,865	23.15%	$44,887	8.00%	$56,109	10.00%
Tier 1 capital (to risk-weighted assets)	125,535	22.37	22,444	4.00	33,666	6.00
Tier 1 (core) capital (to adjusted tangible assets)	125,535	14.59	34,423	4.00	43,029	5.00

	Actual		Minimum Capital Requirements		Minimum Required to be Well Capitalized Under Prompt Corrective Actions Provisions
June 30, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total capital (to risk-weighted assets)	$128,372	21.66%	$47,417	8.00%	$59,271	10.00%
Tier 1 capital (to risk-weighted assets)	123,792	20.89	23,709	4.00	35,563	6.00
Tier 1 (core) capital (to adjusted tangible assets)	123,792	14.13	35,056	4.00	43,820	5.00

Consistent with our goal to operate a sound and profitable financial organization, we actively seek to continue as a “well capitalized” institution in accordance with regulatory standards. At September 30, 2014, Simplicity Bank was a “well-capitalized” institution under regulatory standards.

In July 2013, federal banking regulators approved an interim rule to set minimum requirements for both the quantity and quality of capital held by banking institutions. The interim final rule includes a new minimum ratio of common equity Tier 1 capital to risk weighted assets of 4.5%, raises the minimum ratio of Tier 1 capital to risk-weighted assets from 4% to 6% and includes a minimum leverage ratio of 4% for all banking organizations. Additionally, banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonus payments to executive officers. Simplicity Bank must begin complying with the final rule on January 1, 2015.

Impact of Inflation

The audited consolidated financial statements presented herein have been prepared in accordance with GAAP. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structure of our assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation.

Interest Rate Risk

Our Risk When Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our fixed rate loans generally have longer maturities than our fixed rate deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

How We Measure Our Risk of Interest Rate Changes. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In monitoring interest rate risk we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on our results of operations, we have adopted investment/asset and liability management policies to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. The board of directors sets and recommends the asset and liability policies of Simplicity Bank, which are implemented by the asset/liability management committee.

The purpose of the asset/liability management committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk, and profitability goals.

The asset/liability management committee generally meets at least monthly to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to net present value of portfolio equity analysis and income simulations. The asset/liability management committee recommends appropriate strategy changes based on this review. The chairman or his designee is responsible for reviewing and reporting on the effects of the policy implementations and strategies to the board of directors at least monthly.

In order to manage our assets and liabilities and achieve the desired liquidity, credit quality, interest rate risk, profitability and capital targets, we have focused our strategies on: (1) maintaining an adequate level of adjustable rate loans; (2) originating a reasonable volume of short-term and intermediate-term loans; (3) managing our deposits to establish stable deposit relationships; and (4) using SF FHLB advances, and pricing on fixed-term non-core deposits to align maturities and repricing terms.

At times, depending on the level of general interest rates, the relationship between long-term and short-term interest rates, market conditions and competitive factors, the asset/liability management committee may determine to increase our interest rate risk position somewhat in order to maintain our net interest margin.

The asset/liability management committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and economic value of portfolio equity, which is defined as the net present value of an institution’s existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and economic value of portfolio equity that are authorized by the board of directors of Simplicity Bank.

An independent third party provides Simplicity Bank with the information presented in the following tables, which are based on information provided by Simplicity Bank. The tables present the sensitivity of net interest income for the 12-month period subsequent to the three months ended September 30, 2014 and the year ended

June 30, 2014, and the immediate, permanent and parallel movements in interest rates of +/-100, +200 and +300 basis points, as well as the change in Simplicity Bank’s net portfolio value at September 30, 2014 that would occur upon an immediate change in interest rates without giving effect to any steps that management might take to counteract that change. These tables do not show changes in rates below -100 basis points due to the current low interest rate environment.

September 30, 2014		June 30, 2014
Basis Point (bp) Change in Rates	Change in Net Interest Income	Basis Point (bp) Change in Rates	Change in Net Interest Income
+300 bp	(1.90)%	+300 bp	(4.49)%
+200	(1.01)	+200	(2.81)
+100	(0.62)	+100	(1.45)
-100	(0.57)	-100	0.58

	September 30, 2014
		Estimated Increase (Decrease) in NPV		NPV as a percentage of Present Value of Assets(3)
Change in Interest Rates (basis points)(1)	Estimated NPV(2)	Amount	Percent	NPV ratio(4)	Increase (Decrease) (basis points)
	(Dollars in thousands)
+400	$105,779	$(41,107)	(27.99)%	13.36%	(316)
+300	117,968	(28,917)	(19.69)	14.46	(206)
+200	129,428	(17,458)	(11.89)	15.40	(112)
+100	139,411	(7,474)	(5.09)	16.11	(41)
—	—	—	—	16.52	—
-100	151,147	4,262	2.90	16.61	9

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The analysis uses certain assumptions in assessing interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the fair values of certain assets under differing interest rate scenarios, among other things. As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features, that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the tables.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF SIMPLICITY AND SIMPLICITY DIRECTORS AND EXECUTIVE OFFICERS

Persons and groups who beneficially own in excess of 5% of Simplicity’s common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of November 30, 2014, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of Simplicity’s common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Castine Capital Management, LLC Paul Magidson Castine Partners II One International Place, Suite 2401 Boston, MA 02110(2)	686,000	8.58%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210(3)	768,305	9.75%

Principal Financial Group Inc. Delaware Charter Guarantee and Trust Company dba Principal Trust Company 711 High Street Des Moines, IA 50392(4)	709,621	9.14%

Ryan Heslop Ariel Warszawski Firefly Value Partners, L.P. FVP GP, LLC Firefly Management Company GP, LLC FVP Master Fund, L.P. 551 Fifth Ave., 36th Floor New York, NY 10176(5)	461,922	5.9%

Bay Pond Partners, L.P Wellington Hedge Management, LLC 280 Congress Street Boston, MA 02210(6)	548,211	6.96%

MHC Mutual Conversion Fund, L.P. Clover Partners, L.P. Clover Investments, L.L.C. Michael C. Mewhinney c/o Clover Partners, L.P. 100 Crescent Court, Suite 575 Dallas, TX 75201(7)	436,427	5.7%

Sy Jacobs Jacobs Asset Management 11 East 26th Street, Suite 1900 New York, NY 10010(8)	450,000	6.08%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Castine Capital Management, LLC, Paul Magidson and Castine Partners II, LP.
(3)	Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Wellington Management Company, LLP.
(4)	Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014, by Principal Financial Group Inc. and Principal Trust Company as Trustee for the Simplicity Bank Employee Stock Ownership Plan and the Simplicity Bank Employees’ Savings & Profit Sharing Plan.
(5)	Amount and percent of shares is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014 by Ryan Heslop, Ariel Warszawski, Firefly Value Partners, L.P., FVP GP, LLC, Firefly Management Company GP, LLC and FVP Master Fund, L.P.
(6)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014 by Bay Pond Partners, L.P. and Wellington Hedge Management, LLC.
(7)	Amount and percent of shares is based on a Schedule 13D filed with the Securities and Exchange Commission on February 24, 2014 by MHC Mutual Conversion Fund, L.P., Clover Partners, L.P., Clover Investments, L.L.C. and Michael C. Mewhinney.
(8)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on June 30, 2014 by Sy Jacobs and Jacobs Asset Management, LLC.

The following table as of November 30, 2014, provides the positions, ages and terms of office as applicable to Simplicity’s directors and executive officers along with the beneficial ownership of Simplicity’s common stock held by directors and executive officers, individually and as a group.

Name(1)	Age(2)	Positions Held with Simplicity Bancorp, Inc.	Director Since(3)	Current Term to Expire	Shares of Common Stock Beneficially Owned(4)(5)		Percent of Class
John H. Cochrane	53	Director	2011	2017	7,000		*	%
Donald R. Voss	64	Chairman of the Board	2011	2017	3,900	(6)	*
Dustin Luton	44	Director, President and Chief Executive Officer	2012	2017	109,677	(7)	1.48
Giovani O. Dacumos	45	Director	2010	2015	6,898	(8)	*
Michael J. Sacher	61	Director	2008	2015	25,959	(9)	*
Robert C. Steinbach	61	Director	2000	2015	40,301	(10)	*
James L. Breeden	71	Director	1987	2016	39,721	(11)	*
Laura G. Weisshar	64	Director	2007	2016	31,732	(12)	*
Jean M. Carandang	50	Chief Financial Officer	N/A	N/A	33,227	(13)	*
Jeanne R. Thompson**	68	Chief Administrative Officer	N/A	N/A	60,069	(14)	*
David G. Hanighen**	56	Chief Information Officer	N/A	N/A	10,456	(15)	*
Robert R. Reed**	45	Chief Retail Banking Officer	N/A	N/A	19,082	(16)	*
All directors and executive officers as a group (12 persons)					388,022		5.25%

*	Less than 1%.
**	Ms. Thompson, Mr. Hanighen and Mr. Reed are officers of Simplicity Bank only.
(1)	The mailing address for each person listed is 1359 North Grand Avenue, Covina, California 91724.
(2)	As of the record date.

(3)	For Director Breeden, reflects initial appointment to the Board of Directors of Kaiser Permanente Federal Credit Union, the predecessor to Simplicity Bank. Each director of Simplicity Bancorp, Inc. is also a director of Simplicity Bank.
(4)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time with 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(5)	Includes the following amounts of unvested shares of restricted stock granted under the Simplicity Bancorp, Inc. 2004 Recognition and Retention Plan and the Simplicity Bancorp, Inc. 2011 Equity Incentive Plan: 832 shares for director Breeden, 832 shares for director Cochrane, 1,232 shares for director Dacumos, 832 shares for director Sacher, 832 shares for director Steinbach, 832 shares for director Voss, 832 shares for director Weisshar, 19,236 shares for Mr. Luton, 8,884 shares for Ms. Carandang, 7,361 shares for Ms. Thompson, 6,747 shares for Mr. Hanighen and 6,724 shares for Mr. Reed.
(6)	Includes 1,000 shares of common stock held in a trust for Mr. Voss.
(7)	Includes 13,713 shares of common stock held in the Simplicity Bank employee stock ownership plan, 6,446 shares of common stock held in the Simplicity Bank 401(k) Plan and 1,438 shares held in an IRA for Mr. Luton. Also, includes 47,964 stock options that have vested or will vest within 60 days after the record date.
(8)	Includes 1,000 shares of common stock held by Mr. Dacumos’ spouse.
(9)	Includes 5,878 shares of common stock held in a trust and 1,000 shares in a SEP IRA for Mr. Sacher. Includes 14,388 stock options that have vested or will vest within 60 days after the record date.
(10)	Includes 30,207 shares held in a trust for Mr. Steinbach and 7,194 stock options that have vested or will vest within 60 days after the record date.
(11)	Includes 1,896 shares of common stock held by Mr. Breeden’s spouse and 11,150 shares of common stock held in an IRA for Mr. Breeden. Includes 4,855 stock options that have vested or will vest within 60 days after the record date.
(12)	Includes 11,568 shares of common stock held in a living trust. Includes 14,388 stock options that have vested or will vest within 60 days after the record date.
(13)	Includes 8,281 shares of common stock held in the Simplicity Bank employee stock ownership plan and 7,306 shares of common stock held in the Simplicity Bank 401(k) Plan. Also, includes 5,395 stock options that have vested or will vest within 60 days after the record date.
(14)	Includes 19,188 shares of common stock held in the Simplicity Bank employee stock ownership plan and 11,795 shares of common stock held in the Simplicity Bank 401(k) Plan. Includes 10,791 stock options that have vested or will vest within 60 days after the record date.
(15)	Includes 2,241 shares of common stock in the Simplicity Bank employee stock ownership plan.
(16)	Includes 4,586 shares of common stock in the Simplicity Bank employee stock ownership plan and 6,420 shares of common stock held in the Simplicity Bank 401(k) Plan.

DESCRIPTION OF CAPITAL STOCK

HomeStreet

HomeStreet is authorized under HomeStreet’s amended and restated articles of incorporation to issue up to 160,000,000 shares of common stock. As of December     , 2014 there were                  shares of HomeStreet’s common stock outstanding and no shares of preferred stock outstanding. In addition,                  shares of HomeStreet’s authorized but unissued common stock remain reserved to be issued as awards to HomeStreet’s employees pursuant to HomeStreet’s 2014 Equity Incentive Plan (the “2014 Plan”) of which                  are subject to outstanding options to purchase common stock. The securities issued and issuable under the 2014 Plan exclude a total of 100,752 shares issuable pursuant to HomeStreet’s 2010 Equity Incentive plan.

Common Stock

Except as otherwise required by law or provided in any amendment to HomeStreet’s articles of incorporation setting forth the designation for any series of preferred stock, the holders of HomeStreet’s common stock possess all voting power for the election of HomeStreet’s directors and all other matters requiring shareholder action, except with respect to amendments to HomeStreet’s articles of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of HomeStreet’s common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights in connection with the election of directors.

Except as otherwise provided by law, HomeStreet’s articles of incorporation or HomeStreet’s bylaws, all matters to be voted on by HomeStreet’s shareholders must be approved by a majority of the shares present in person or by proxy at a meeting of shareholders and entitled to vote on the subject matter. HomeStreet’s articles of incorporation require the approval by affirmative vote of 2/3 of the outstanding stock of HomeStreet, Inc. to take the following actions:

•	amend the articles of incorporation;

•	adopt a plan of merger or plan of share exchange;

•	sell, lease, exchange or otherwise dispose of all or substantially all of the property of HomeStreet, Inc., other than in the usual and regular course of business; or

•	dissolve HomeStreet

In the case of the election of directors, where a quorum is present, a plurality of the votes cast is sufficient to elect each director.

Holders of HomeStreet’s common stock are entitled to receive dividends only when, as and if dividends are approved by HomeStreet’s board of directors out of legally available funds. Subject to any preferential rights of any then outstanding preferred stock and to the requirements of Washington law and any order applicable to us, holders of HomeStreet’s common stock are entitled to receive the holder’s proportionate share of any such dividends that may be declared by HomeStreet’s board of directors. HomeStreet is subject to various regulatory restrictions relating to the payment of dividends, and may from time to time be precluded from declaring, making or paying any dividends on HomeStreet’s common stock. HomeStreet relies on dividends from the Bank in order to pay dividends to holders of HomeStreet’s common stock.

In the event of HomeStreet’s liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of HomeStreet’s assets remaining after the payment of liabilities and any preferential rights to holders of HomeStreet’s then outstanding preferred stock, if any.

Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of HomeStreet’s common stock are, and the shares of common stock offered by us in this offering, when issued, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of HomeStreet’s common stock will be subject to those of the holders of any shares of HomeStreet’s preferred stock we may issue in the future.

There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of HomeStreet’s common stock, except for the shares of common stock that HomeStreet’s board of directors authorizes for issuance on an annual basis under the terms of the 2010 Plan and in the form of stock grants to directors as part of their annual compensation under the 2011 Plan. Authorized but unissued shares of HomeStreet’s common stock may be issued from time to time to such persons and for such consideration as HomeStreet’s board of directors may determine.

Restrictions on Ownership and Transfer

Under a rebuttable presumption established by the Federal Reserve, it is possible that the acquisition of 10% or more of the voting stock of a savings and loan holding company, would, under certain circumstances set forth in the presumption, constitute the acquisition of control. As such, an investor wishing to acquire and hold more than 10% of HomeStreet’s common stock after this offering may be required to file a change of control application with the Federal Reserve that would need to be approved before such investor could acquire such shares. Washington banking law also includes restrictions on the acquisition of control of a bank or its holding company.

Transfer Agent and Registrar

The Transfer Agent and Registrar for HomeStreet’s common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Nasdaq Listing

HomeStreet’s common stock is listed on the Nasdaq Global Select Market under the symbol “HMST.”

Material Anti-Takeover Effects of HomeStreet’s Charter and Bylaws and of Washington Law

HomeStreet’s charter documents and the Washington Business Corporation Act, or WBCA, contain provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by HomeStreet’s shareholders. Certain of these provisions are summarized in the following paragraphs.

Authorized but Unissued Shares of Common Stock and Preferred Stock

We believe that the availability of the preferred stock under HomeStreet’s articles of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders meeting. The authorized shares of preferred stock, as well as the authorized but unissued shares of HomeStreet’s common stock, will be available for issuance without further action by HomeStreet’s shareholders, unless action is required by applicable law or the rules of any stock exchange on which HomeStreet’s securities may be listed. HomeStreet’s board of directors has the power, subject to applicable law, to issue additional shares of common stock or a new series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of HomeStreet’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then prevailing market price of the stock.

Cumulative Voting

The WBCA provides that shareholders have the right to cumulate votes in the election of directors unless HomeStreet’s articles of incorporation provide otherwise. HomeStreet’s articles of incorporation expressly disallow cumulative voting in the election of directors.

Increase in the Number of Directors

HomeStreet’s second amended and restated bylaws, which are incorporated into HomeStreet’s charter, provide for a range of seven to 13 directors and grants the board of directors authority to increase the number of directors within that range by resolution adopted by the affirmative vote of a majority of the directors then in office. In addition, the board of directors currently has the authority to amend the bylaws to increase the maximum number of directors without seeking shareholder approval. Newly created directorships resulting from an increase in the number of authorized directors, or any vacancies in HomeStreet’s board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, are filled solely by the affirmative vote of a majority of the remaining directors then in office. An increase in the number of authorized directors could have the effect of discouraging a takeover by restricting the ability of a shareholder (or group of shareholders) from changing the majority composition of the board of directors.

Staggered Board of Directors; Removal of Directors

HomeStreet’s articles of incorporation divide HomeStreet’s board of directors into three classes with staggered three-year terms. In addition, pursuant to HomeStreet’s bylaws a director may be removed only for good cause and only by an affirmative vote of the shareholders. Any vacancy on HomeStreet’s board of directors, including a vacancy resulting from an enlargement of HomeStreet’s board of directors, may be filled by vote of a majority of HomeStreet’s directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

HomeStreet’s bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. HomeStreet’s bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders. HomeStreet’s bylaws provide detailed requirements for shareholder proposals for HomeStreet’s annual meetings, including shareholder nominations for director. In addition, director nominees are required to meet any requirements for director under the laws and regulations applicable to HomeStreet, including any requirements set by HomeStreet’s regulators, and must provide certain information, including biographical information, share ownership amounts and other information that would need to be included in a proxy statement relating to the election of a director.

Special Meetings of Shareholders

HomeStreet’s bylaws provide that special meetings of shareholders may be called only by the holders of shares entitled to cast not less than 10.0% of the votes at that meeting, the board of directors, the Chairman of the board of directors, or the Chief Executive Officer. This limited ability to call a special meeting of shareholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of shareholders to consider removing directors or to consider an acquisition offer.

Anti-Takeover Effects of Washington Law

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of HomeStreet. Chapter 23B.19 of the WBCA prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons who acquire 10.0% or more of HomeStreet’s voting securities without the prior approval of the HomeStreet’s board of directors) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than a two-thirds of the shares held by each voting group entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person, or, with respect to a merger, share exchange, consolidation, liquidation or distribution entered into with the acquiring person, transactions where certain other requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of HomeStreet.

Preferred Stock

HomeStreet is authorized to issue up to 10,000 shares of preferred stock in one or more classes or series. The rights, limitations and preferences of any class or series of preferred stock may be established by HomeStreet’s board of directors. As of December     , 2014, HomeStreet’s board of directors had not established or designated any class or series of preferred stock, and no shares of preferred stock were issued or outstanding. The following outlines the general provisions of the shares of preferred stock, no par value or “preferred stock,” that we may offer from time to time. These provisions may include:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	conversion or exchange rights;

•	redemption rights;

•	liquidation rights and preferences;

•	sinking fund provisions;

•	special voting rights (including the elimination of voting rights, subject to certain provisions of Washington law governing voting upon certain matters by classes of stock); and

•	such other rights, preferences, privileges, limitations and restrictions as may be approved by HomeStreet’s board of directors, provided that any such provisions are not inconsistent with the terms of the HomeStreet’s amended and restated articles of incorporation.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of HomeStreet’s outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to HomeStreet’s shareholders.

The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of HomeStreet more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Description of Capital Stock—Common Stock—Material Anti-Takeover Effects of HomeStreet’s Charter and Bylaws and of Washington Law.”

COMPARISON OF RIGHTS OF SHAREHOLDERS

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act
Authorized Shares

100,000,000 shares of common stock, par value $0.01 per share.

25,000,000 shares of preferred stock, par value $0.01 per share.

Simplicity’s board of directors may, by approval of the majority of the board and without stockholder action, change the number of shares of stock that Simplicity has the authority to issue. Simplicity’s board may establish the rights, restrictions, and terms and conditions of the shares of each series of preferred stock, subject to the limitations prescribed by law and Nasdaq. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the majority of common shareholders, without a vote of preferred shareholders, except to the extent required by law or by the terms of such preferred stock.

160,000,000 shares of common stock, no par value.

10,000,000 shares of preferred stock, no par value. HomeStreet’s board of directors may establish the rights of one or more series of preferred stock from time to time, and may cause the issuance of shares of such series, without shareholder approval except as limited by Nasdaq listing qualifications rules.

Outstanding Shares (Post Closing)	None	Approximately shares.

Voting Limitations	See “Anti-Takeover Provisions and Other Shareholder Protections” below.	See “Anti-Takeover Provisions and Other Shareholder Protections” below.

Size of Board of Directors	Simplicity’s articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time exclusively by the vote of the board of directors, provided that there may never be less than the minimum number of directors required by the MGCL. Under the MGCL, a corporation must have at least one director. Simplicity’s board currently is comprised of 8 directors.	HomeStreet’s bylaws provide for a board consisting of no fewer than 7 and no more than 13 directors. HomeStreet’s board of directors currently is comprised of 10 directors, excluding the individual nominated by Simplicity to serve as a HomeStreet director following the completion of the merger.

Classification of Board of Directors	Simplicity’s board of directors is divided into three classes as nearly as reasonably possible equal in number. Each class of directors is elected for a three-year term or for such shorter period of time as the board may determine, and one class of directors is elected each year.	HomeStreet’s board of directors is divided into three classes as nearly as possible equal in number. Each class of directors is elected for a three-year term, and one class of directors is elected each year. Thus the change in composition of a majority of the directors, in the absence of the approval of

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act
HomeStreet’s then-existing board of directors, ordinarily takes no less than two annual meetings.

Election of Directors	Directors are elected if they receive the affirmative vote of a plurality of the shares entitled to vote on the election of each individual director. In the case of a failure to elect directors at the designated time, the current directors will hold over and will continue to manage the business of the corporation until their successors are elected and qualify.	Directors are elected if the votes cast for a nominee’s election exceed the votes cast against such nominee’s election. Directors are elected by a plurality of the votes cast in the event of a contested election. A nominee for director in an election that is not contested who does not receive a majority of votes cast for election, but who was a director at the time of the election, shall continue to serve as a director for 90 days, until the board selects an individual to fill the vacancy created by such director, or until such director’s resignation.

Removal of Directors	Directors may be removed from office only for cause and only by the affirmative vote of a majority of the then-outstanding shares entitled to vote in the election of directors.	Directors may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of outstanding shares entitled to elect such director, at a meeting called for that purpose.

Filling Vacancies on Board of Directors	Vacancies on Simplicity’s board of directors may be filled by the affirmative vote of two-thirds of the directors remaining in office. Any director elected to fill a vacancy will hold the office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.	Vacancies on HomeStreet’s board of directors may be filled by the affirmative vote of the majority of all directors remaining in office. Under the WBCA, shareholders entitled to vote on a director position may also fill a vacancy. A director filling a vacancy will serve until the next shareholder meeting in which a successor is elected.

Special Meetings of Shareholders	Special meetings of the stockholders may be called by the president or by a majority of the board of directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.	Special meetings of the shareholders may be called by the chairman or the board of directors, or by the chairman at the request of shareholders holding at least 10% of all outstanding shares entitled to vote on any issue proposed to be considered at the meeting.

Quorum	A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders.	A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

Annual Voting on Certain Matters	In addition to the provisions described below in “Anti-Takeover Provisions and Other Shareholder Protections,” the MGCL requires the affirmative vote of two-thirds of all shares entitled to vote	In addition to the provisions described below in “Anti-Takeover Provisions and Other Shareholder Protections,” the WBCA requires the affirmative vote of two-thirds of a corporation’s

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act
	on the matter to approve an agreement of consolidation, merger, share exchange or transfer of assets, unless in its articles of incorporation, the corporation provides a provision requiring a lesser proportion of votes to approve the matter, which can never be less than a majority of shares entitled to vote on the matter. Simplicity’s articles of incorporation provide that notwithstanding any action requiring stockholder authorization by a greater proportion than a majority under the MGCL, such action will be valid and effective if authorized by the affirmative vote of a majority of shares entitled to vote on the action, except as otherwise provided by Simplicity’s articles of incorporation.	outstanding voting stock (voting by class where applicable) to approve a merger or other significant transaction. This provision is not applicable to the merger in this instance because HomeStreet will be the surviving corporation and the rights of HomeStreet’s shareholders prior to the merger will be the same in all material respects as those shareholders’ rights after the merger.

Notice of Shareholder Meetings	Simplicity’s bylaws provide that written or electronic notice of each stockholder meeting, stating the time and place of the meeting, any means of remote communication, and, in the case of a special meeting, the purpose of the meeting, must be delivered by the Secretary to each stockholder entitled to vote in the meeting and to each other stockholder entitled to notice of the meeting, not less than ten nor more than ninety days before the date of the meeting.	HomeStreet’s bylaws provide that written notice of an annual or special meeting of shareholders, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered by the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting, in accordance with the WBCA, not fewer than ten nor more than sixty days before the date of the meeting.

Advance Notice of Shareholder Proposals and Nominations

Simplicity’s bylaws establish an advance notice procedure that a stockholder must follow to bring an item of business before Simplicity’s annual meeting.

To bring an item of business before an annual meeting, a stockholder must give timely notice in writing to the Secretary of the corporation at the principal executive office of the corporation, and such business must be a proper matter for action by stockholders. The stockholder’s notice must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of the stockholder as

HomeStreet’s bylaws establish an advance notice procedure that a shareholder must follow to bring any item of business before HomeStreet’s annual meeting. To be timely, a shareholder’s notice must be delivered to the Secretary of the corporation at the principal executive office of the corporation not earlier than 120 days and not later than 90 days prior to the anniversary date of HomeStreet’s previous year’s annual meeting, provided that in the event that the annual meeting is called for a date that is not more than 30 days before or 60 days after the anniversary date of the previous year’s annual meeting, notice

Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of Simplicity capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. To bring an item of business before the annual meeting, the stockholder must be a stockholder of record on the date they give the required notice and on the record date set by the corporation to determine which stockholders are entitled to vote at the annual meeting.

Simplicity’s bylaws also establish procedures that a stockholder must comply with to nominate a person for election to Simplicity’s board of directors.

To nominate a person for election to the board, a stockholder must make timely notice in writing to the Secretary of the corporation at the principal executive office of the corporation. For each person that the stockholder proposes to nominate for election as director, the stockholder’s notice must contain (1) all information that would indicate such person’s qualification to serve on the board; (2) an affidavit that such person would not be disqualified under Simplicity’s bylaws; (3) information that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, by Regulation 14A under the Exchange Act or any successor rule or regulation; and (4) a written consent of each proposed nominee to be named as a nominee and to serve as a director if by the shareholder must be received no earlier than 120 days and no later than 90 days before the date of the annual meeting or, if the public notice of the annual meeting was less than 100 days prior to such meeting, then 10 days after the public announcement of the date of such meeting.

A shareholder’s notice must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the shareholder, (3) the class or series and number of shares of HomeStreet capital stock that are owned beneficially or of record by the shareholder (including any derivative securities and any other financial arrangements relating to HomeStreet’s capital stock), (4) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business, including any proxy arrangements, voting agreements, or other relationships in connection with which such person intends to acquire or grant rights to vote shares of HomeStreet capital stock, (5) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (6) any other information HomeStreet may reasonably request. The shareholder must also specify, as to such shareholder, any information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

For each person that shareholder intends to nominate for election as a director, the shareholder must further specify

Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

elected. The stockholder’s notice must also contain information concerning the stockholder consisting of (1) the name and the address of the stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (2) the class or series and number of shares of Simplicity’s capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by such stockholder; (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by Regulation 14A under the Exchange Act or any successor rule or regulation. To nominate a person for election to Simplicity’s board of directors, a stockholder must also be a stockholder of record on the date that they give the required notice and on the record date set by the corporation to determine which stockholders are entitled to vote at the meeting in which directors will be elected.

To be timely, a notice regarding either an item of business to be brought before an annual meeting or regarding the nomination of a person for election to Simplicity’s board of directors must be received by the Secretary of the corporation not less than eighty days nor more than ninety days prior to the annual meeting, provided that if less than ninety days’ notice or public disclosure of the date of the meeting is given to stockholders, such written

(1) the name, age, business and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of shares of HomeStreet capital stock that are owned beneficially or of record by the person being nominated, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act
notice must be received by the Secretary no later than the tenth day following the day on which notice of the meeting was mailed to the stockholders or such public disclosure was made.

Antitakeover Provisions and Other Shareholder Protections

The MGCL prohibits corporations from engaging in any business combination with any interested stockholder or affiliate of an interested stockholder for a period of five years following the date on which the stockholder became an interested stockholder. An “interested stockholder” is any person, other than the corporation or any subsidiary, that (1) is the beneficial owner of 10% or more of the voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock, or (2) is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of the voting stock of the corporation at any time within the prior two years and after the date on which the corporation had 100 or more beneficial owners of its stock. However, a person is not considered an “interested stockholder” if the corporation’s board approved the transaction which would have otherwise resulted in the person becoming an interested stockholder.

Simplicity’s articles of incorporation prohibit the record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the outstanding shares of common stock, from voting in respect of the shares held in excess of the 10% limit, unless the acquisition of shares in excess of 10% was approved by a majority of Simplicity’s directors who are unaffiliated with the holder in excess of 10% of the outstanding shares of common stock.

Chapter 23B.19 of the WBCA prohibits a “target corporation” from engaging in certain significant business transactions with an acquiring person that owns 10% or more of the voting securities of the target corporation for a period of five years after the acquisition of the 10% or more of such securities, unless the transaction or the share acquisition is approved by a majority of the target corporation’s directors before the date of the transaction or share acquisition. The prohibited transactions include, among others, a merger, consolidation, share exchange, sale, or other transaction with the acquiring person. After the five-year period in which significant business transactions are prohibited, the transaction may occur subject to certain criteria.

Corporations that qualify as target corporations include, among others, all publicly traded domestic corporations as well as foreign corporations that are required to have a certificate of authority to transact business in Washington if (1) the corporation has a class of voting shares registered with the SEC pursuant to Section 12 or 15 of the Exchange Act, (2) its principal executive office is located in Washington, (3) it has (a) more than 10% of its shareholders of record resident in Washington, (b) more than 10% of its shares owned by Washington residents, or (c) 1,000 or more shareholders of record in Washington, (4) a majority of its employees, together with those of its subsidiaries, are Washington residents or it, together with its subsidiaries, employs more than 1,000 Washington residents, and (5) a majority of the corporation’s tangible assets, together with those of its

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act
subsidiaries, are located in Washington or the corporation, together with its subsidiaries, has more than $50 million of tangible assets in Washington. A corporation that does not qualify as a target corporation will be deemed such if the failure to satisfy the criteria listed above is caused by or the result of a proposal by the acquiring person or an affiliate.

Limitation of Personal Liability for Directors and Officers

Maryland law provides that a corporation may, in its articles of incorporation, limit the liability of its directors and officers for monetary damages, but may not limit the liability of its directors and officers (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the improper benefit or profit; (2) to the extent that a final adjudication adverse to the person is entered based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action in the proceeding; or (3) in an action brought by a state agency against a director or officer of a banking institution, credit union, savings and loan association, or the subsidiary of any such organization.

Simplicity’s articles of incorporation provide that a director of the corporation will not be liable to the corporation or its shareholders for monetary damages, subject to the limitations, described above, under Maryland law.

The WBCA provides that a corporation may limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions may not eliminate or limit the liability of a director for intentional misconduct or a knowing violation of law, for unlawful distributions, or for any transaction from which the director would personally receive a benefit to which the director is not legally entitled.

HomeStreet’s articles of incorporation and bylaws provide that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages subject to the exceptions listed above. If the WBCA is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of HomeStreet will be amended to reflect such further limitations.

Indemnification and Insurance	Under the MGCL, a corporation may indemnify any director or officer made a party to any proceeding by reason of service in their capacity as a director or officer, unless it is established that (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an	Under the WBCA, a corporation may indemnify a director for actions taken in good faith and which the director reasonably believed (1) to be in the best interests of the corporation or, (2) if acting outside of such director’s official capacity, to be not opposed to the corporation’s best interests. In the case of a criminal proceeding, the director must have had no reasonable cause to

Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

improper personal benefit in money, property, or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe that the act or omission was unlawful. A corporation may not indemnify a director or officer unless authorized for a specific proceeding after a determination has been made that the director has met the standard of conduct. The MGCL provides for mandatory indemnification for reasonable expenses incurred when a director or officer is successful in the defense of the proceeding.

Simplicity’s articles of incorporation grant indemnification rights, including the advancement of expenses, to current and former directors and officers, to the fullest extent required or permitted by the MGCL. If a claim for indemnification is not paid in full by Simplicity within 60 days after receipt of a written claim by the corporation, or 20 days in the case of a claim for an advancement of expenses, a director or officer may bring suit against the corporation to recover the unpaid amount of the claim. If successful in bringing such suit, or in defending a suit brought by Simplicity to recover an advancement of expenses pursuant to the terms of an undertaking, the director shall also be entitled to be reimbursed the expenses of prosecuting or defending such suit. It is a defense to any action for the advancement of expenses that the corporation has not received both (1) an undertaking as required by law to repay such advances should it be determined that the standard of conduct required for indemnification has not been met, and (2) a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met. In any suit brought to enforce a right to indemnification or to an advancement of expenses, or by Simplicity to recover an believe the conduct was unlawful. A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which the director was found to have improperly received personal benefit. The WBCA provides for mandatory indemnification of directors and officers for reasonable expenses incurred when the indemnified party is wholly successful in the defense of the proceeding. A corporation may indemnify officers to the same extent as directors.

HomeStreet’s articles of incorporation and bylaws grant an indemnification or reimbursement right to directors and officers for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of such person’s having been a director, officer, employee or agent of HomeStreet or otherwise serving in such capacity at the request of HomeStreet, provided that no indemnification or reimbursement will be available (1) if such person is finally adjudged to have been guilty or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person’s duties for HomeStreet or (2) in the event of a compromise settlement, except with the approval of (a) a court of competent jurisdiction, (b) holders of a majority of the outstanding shares of HomeStreet, or (c) a majority of the board of directors not party to the same or substantially the same action, suit or proceeding. HomeStreet may indemnify or reimburse persons other than officers and directors.

A person’s right to indemnification or reimbursement includes such person’s

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or advanced expenses will be on Simplicity.

Stockholders should be aware that applicable federal banking laws and regulations limit both the exculpation of directors and officers from liability to a bank or bank holding company, and indemnification by a bank or bank holding company (whether or not covered by insurance) for certain violations or alleged violations of applicable banking laws and regulations.

heirs, legal representatives, executors, and administrators, HomeStreet will pay expenses incurred in defending a civil or criminal action, suit or proceeding whether or not such a majority constitutes a quorum. The director, officer, employee or agent must repay any indemnified amount if it is ultimately determined that such person is not entitled to indemnification as authorized by HomeStreet’s articles of incorporation and bylaws. These indemnification or reimbursement rights are not exclusive of other rights to which such person or such person’s heirs, executors or administrators may be entitled as a matter of law.

Shareholders should be aware that applicable federal and state banking laws and regulations limit both the exculpation of directors and officers from liability to a bank or bank holding company, and indemnification by a bank or bank holding company (whether or not covered by insurance) for certain violations or alleged violations of applicable banking laws and regulations.

Amendments to Governing Documents

Under Maryland law, an amendment to a corporation’s articles of incorporation is generally approved if, upon approval by the board and recommendation to the stockholders, it is approved by the affirmative vote of two-thirds of the shares entitled to vote on the matter.

Simplicity reserves the right to amend or repeal any provision in its articles of incorporation in any manner prescribed by the MGCL, and no stockholder approval shall be required if the approval of stockholders for the proposed amendment or repeal is not required by the MGCL.

Before a proposed amendment or repeal of any provision of the articles of incorporation can be submitted to a stockholder vote, Simplicity’s board of directors must (1) approve the proposal,

Under Washington law, an amendment to the articles of incorporation of a public company is generally approved if, upon approval by the board of directors and recommendation to the shareholders, a majority of the shareholders entitled to vote on the amendment (voting separately by class) approve the amendment. Separate voting by class is required under certain circumstances.

HomeStreet’s bylaws may be amended, altered, or repealed and new bylaws may be adopted by the affirmative vote of a majority of the full board of directors, subject to the WBCA. Shareholders may also amend, repeal, or adopt new bylaws under the WBCA.

Unless the articles of incorporation of a public corporation prohibit the adoption of a bylaw governing the election of

	Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

(2) determine that it is advisable, and (3) resolve that it be submitted for consideration at an annual or special meeting. Proposed changes to Simplicity’s articles of incorporation that are submitted to stockholders must be approved by at least two-thirds of all votes entitled to vote on the matter, except that only approval by a majority of votes entitled to vote on the matter is required if the amendment or repeal is approved by two-thirds of the board of directors. However, the approval of at least 80% of the outstanding shares entitled to vote is required to amend articles pertaining to certain restrictions on voting rights, provisions relating to directors, amending the bylaws, evaluation of certain offers, indemnification of directors and officers, limitation of liability of directors and officers, and amending the corporation’s articles of incorporation.

Simplicity’s articles of incorporation and bylaws permit its board of directors to adopt, amend, or repeal the bylaws at any time, upon approval of a majority of the full board. Simplicity’s stockholders also have the power to adopt, amend or repeal the bylaws, upon the affirmative vote of at least 80% of the outstanding shares entitled to vote.

directors under the WBCA, the shareholders may adopt specific director election procedures pursuant to the WBCA. Such bylaws that were originally adopted by shareholders and that do not provide otherwise may only be repealed or amended by the shareholders. Further, any bylaw fixing a greater quorum or voting requirement that was adopted by the shareholders may only be amended or repealed by the shareholders. If these bylaws were originally adopted by the board of directors, then they may be amended or repealed by either the board of directors or the shareholders.

Action of Shareholders by Written Consent	The MGCL permits any action required or permitted to be taken at a meeting of the stockholders to be taken without a meeting, by unanimous written or electronic consent of all stockholders entitled to vote on the matter.	The WBCA permits any action required or permitted to be taken at a meeting of the shareholders to be taken without a meeting by written consent of all shareholders entitled to vote on the action.

Dissenters’ Rights	Under Maryland law, a shareholder is not entitled to appraisal rights in any transaction where the stock at issue is listed on a national securities exchange. Simplicity’s stock is listed on Nasdaq, a national securities exchange, so Simplicity stockholders do not have appraisal rights.	Under the WBCA, there is no exemption for public companies in the application of dissenters’ rights, although dissenters’ rights do not apply to this transaction because shareholder approval of the merger is not required under the WBCA (as distinguished from approval of the issuance of the shares comprising the merger consideration, for which shareholder approval is not required under the WBCA but is

Simplicity Maryland General Corporation Law	HomeStreet Washington Business Corporation Act

required under applicable Nasdaq listing qualifications rules).

Shareholders have the right to payment in cash for the fair value of their shares of common stock, together with interest, in the event of the following corporate acts: (1) consummation of a plan of merger to which the corporation is a party if shareholder approval was required and the shareholder was entitled to vote on the merger or the corporation was a subsidiary that is merged with its parent; (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are acquired, if the shareholder was entitled to vote on the plan; (3) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, unless the sale is pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to the shareholders within one year; (4) an amendment of the articles of incorporation that effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration; (5) the election to become or to cease to be a social purpose corporation if shareholder approval was required; (6) any corporate action approved by a shareholder vote to the extent the articles of incorporation, bylaws, or the board of directors provides that voting or nonvoting shareholders are entitled to dissent and receive payment for their shares.

See the section entitled “Dissenter’s Rights in the Merger” for more information.

OTHER MATTERS

The respective boards of directors of Simplicity and HomeStreet are not aware of any business to come before the respective special meetings other than those matters described in this joint proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS

HomeStreet

Under SEC rules, HomeStreet shareholders who wish to make a proposal to be included in HomeStreet’s proxy statement and proxy for its 2015 annual meeting of stockholders must deliver the proposal to the executive offices of HomeStreet no later than December 17, 2014 unless the annual meeting changes by more than 30 days from May 29. Further, HomeStreet’s bylaws establish an advance notice procedure that a shareholder must follow to bring any item of business before HomeStreet’s annual meeting. To be timely, a shareholder’s notice must be delivered to the Secretary of the corporation at the principal executive office of the corporation not earlier than 120 days and not later than 90 days prior to the anniversary date of the previous year’s annual meeting. As a result, notices of proposed shareholder actions not included in the proxy statement will not be deemed timely given unless sent to the secretary of HomeStreet after January 28, 2015 and before (but not including March 1, 2015). However, if the annual meeting for 2015 is more than 30 days before or 60 days after the May 29, 2015, notice by the shareholder must be received no earlier than 120 days and no later than 90 days before the date of the 2015 annual meeting or, if the public notice of the annual meeting was less than 100 days prior to such meeting, then 10 days after the public announcement of the date of such meeting, unless the annual meeting for 2015 is more than 30 days before or 60 days after May 29, 2015.

A shareholder’s notice must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the shareholder, (3) the class or series and number of shares of HomeStreet capital stock that are owned beneficially or of record by the shareholder (including any derivative securities and any other financial arrangements relating to HomeStreet’s capital stock), (4) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business, including any proxy arrangements, voting agreements, or other relationships in connection with which such person intends to acquire or grant rights to vote shares of HomeStreet capital stock, (5) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (6) any other information HomeStreet may reasonably request. The shareholder must also specify, as to such shareholder, any information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

For each person that shareholder intends to nominate for election as a director, the shareholder must further specify (1) the name, age, business and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of shares of HomeStreet capital stock that are owned beneficially or of record by the person being nominated, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. If a shareholder who has notified HomeStreet of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, HomeStreet need not present the proposal for vote at such meeting.

Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, HomeStreet’s articles of incorporation and bylaws and the Washington Business Corporation Act.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to our Corporate Secretary at our principal executive offices.

Simplicity

If the merger occurs in the expected timeframe, Simplicity will not hold an annual meeting of its stockholders in 2015. In that case, shareholder proposals must be submitted to HomeStreet’s Corporate Secretary in accordance with the procedures described above. In case the merger is not completed, any shareholder who may desire to submit a proposal under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in Simplicity’s proxy and proxy statement for its 2015 annual stockholder meeting, must present such proposal in writing to Simplicity at 1359 North Grand Avenue, Covina, California 91724, Attention: Corporate Secretary by May 22, 2015, or if the meeting is not held by November 28, 2015, a reasonable time before Simplicity begins to print and send its proxy materials. Under Simplicity’s bylaws, any shareholder who desires to submit a proposal outside of the process provided by the SEC’s shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2015 annual meeting of Simplicity’s shareholders must provide timely notice thereof in the manner and form required by Simplicity’s articles of incorporation and bylaws and with the Maryland General Corporation Law. To be timely, such advance written notice must be given to Simplicity no earlier than July 30, 2015 and no later than August 10, 2015.

WHERE YOU CAN FIND MORE INFORMATION

This joint proxy statement, as well as HomeStreet’s annual and periodic reports and certain other information that you may wish to consider, are also available on HomeStreet’s website at ir.homestreet.com. This joint proxy statement, as well as Simplicity’s annual and periodic reports and certain other information that you may wish to consider, are also available on Simplicity’s website at www.simplicitybancorp.com.

HomeStreet and Simplicity also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains an electronic database located at http://www.sec.gov/search/search.htm through which you may obtain all public securities filings made by each party. The information on HomeStreet’s and Simplicity’s respective websites is not part of this joint proxy statement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows HomeStreet and Simplicity to incorporate by reference information in this joint proxy statement. This means that HomeStreet and Simplicity can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement, except for any information that is superseded by information that is included directly in this joint proxy statement.

This joint proxy statement incorporates by reference the documents listed below that HomeStreet and Simplicity previously filed with the SEC. They contain important information about the companies and their financial condition.

HomeStreet SEC Filings SEC File No. 001-35424	Period or Date Filed
Annual Report on Form 10-K	Period ended December 31, 2013, filed on March 17, 2014

Quarterly Reports on Form 10-Q	Period ended March 31, 2014, filed on May 8, 2014; Period ended June 30, 2014, filed on August 8, 2014; Period ended September 30, 2014, filed on November 13, 2014

Current Reports on Form 8-K	Reports filed on January 24, 2014; January 28, 2014; March 14, 2014; April 29, 2014; May 30, 2014; July 7, 2014 (as amended July 18, 2014); July 22, 2014; August 8, 2014; and September 29, 2014

Simplicity SEC Filings SEC File No. 001-34979	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended June 30, 2014, filed on September 11, 2014

Quarterly Reports on Form 10-Q	Period ended September 30, 2014, filed on November 7, 2014

Current Reports on Form 8-K	Reports filed on October 1, 2014; October 31, 2014; and November 4, 2014 (other than information furnished under Items 2.02 or 7.01 of Form 8-K).

In addition, HomeStreet and Simplicity also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement and the Annual shareholder meetings contemplated hereby. HomeStreet and Simplicity are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, HomeStreet has supplied all information contained or incorporated by reference in this joint proxy statement relating to HomeStreet, and Simplicity has supplied all information contained or incorporated by reference relating to Simplicity.

Documents incorporated by reference are available from HomeStreet and Simplicity without charge, excluding any annexes or exhibits to those documents unless the annex or exhibit is specifically incorporated by reference as an annex or exhibit to this joint proxy statement. You can obtain documents incorporated by reference in this joint proxy statement by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

HOMESTREET, INC. Attention: Corporate Secretary 601 Union Street, Suite 2000 Seattle, WA 98101 (206) 623-3050	Simplicity Bancorp, Inc. Attention: Corporate Secretary 1359 N. Grand Covina, California 91724 (800) 524-2274

HomeStreet shareholders and Simplicity stockholders requesting documents must do so by January     , 2015 to receive them before their respective meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from HomeStreet or Simplicity, HomeStreet and Simplicity, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Neither HomeStreet nor Simplicity has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement or in any of the materials that have been incorporated in this joint proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement does not extend to you. The information contained in this joint proxy statement speaks only as of the date hereof unless the information specifically indicates that another date applies.

DIRECTIONS AND PARKING INSTRUCTIONS TO

HOMESTREET, INC. ANNUAL MEETING

Union Square Garage Meeting Location: Hilton Seattle 1301 6th Avenue Seattle, WA 98101 Tel: 206-624-0500

From I-5 Southbound:

•	Take the Union Street exit, (exit 165b)

•	Turn left on Seventh Avenue (first light at the end of the Union Street exit ramp)

•	Seventh Avenue runs under the Union Square buildings and the garage entrance is mid-block on the right side of the street.

From I-5 Northbound:

•	Take the Seneca Street exit, (exit 165), on the left side of the freeway.

•	Turn right onto Sixth Avenue (first light at the end of the Seneca Street exit ramp)

•	Turn right at University Street ( be careful to stay left of the concrete divider that separates the two-lane access road around the Union Square complex from the freeway on-ramp)

•	University Street curves and becomes Seventh Avenue. Look for the sign indicating the parking garage entrance on the left side of the street.

Once You are in the Garage:

•	Try to find parking in the WEST section of the garage, near the One Union Square elevator on any level. (One Union & Two Union Square share underground parking. WEST parking in the vicinity of a One Union Square elevator will be closer to the Hilton.)

•	Look for overhead signs in the garage directing you to WEST or One Union Square elevators.

•	Take the elevator to the Lobby.

Once You Reach the Lobby:

•	Exit the elevator and take the down escalators directly ahead. At the bottom of the escalators you will see another elevator on your left that will take you up to the Hilton Lobby. The meeting will be held in the Winward Room on the lobby level of the Hilton.

Parking Validation

Please bring your Union Square garage entrance ticket to the meeting and we will be happy to validate your parking before you leave. NOTE: We will not be validating Hilton parking.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 27, 2014

BETWEEN

HOMESTREET, INC.

a Washington corporation;

AND

SIMPLICITY BANCORP, INC.

a Maryland corporation

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

ii

Exhibits to this Agreement

Exhibit A	Form of Voting Agreement
Exhibit B	Participating Shareholders
Exhibit C	Bylaws of Resulting Bank
Exhibit D	Articles of Merger – Company Merger
Exhibit E	Option Cancellation Notice
Exhibit F	Form of Termination and Release Agreement
Exhibit G	Form of Estoppel Letter – Leased Property
Exhibit H	Form of Estoppel Letter – Owned Property

Annex A:	Bank Merger Agreement

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

iii

AGREEMENT AND PLAN OF MERGER

BETWEEN

HOMESTREET, INC.

AND

SIMPLICITY BANCORP, INC.

This AGREEMENT AND PLAN OF MERGER, dated as of September 27, 2014 (this “Agreement”), is by and between HomeStreet, Inc. (“HomeStreet”), a Washington corporation and registered savings and loan holding company, and Simplicity Bancorp, Inc., a Maryland corporation and registered savings and loan holding company (“Simplicity”). Capitalized terms used herein shall have the meanings assigned in Section 1.1.

RECITALS

A.	Purpose and Intent. The boards of directors of each of HomeStreet and Simplicity have determined that it is in the best interests of their respective shareholders to enter into the Transactions as more fully described herein, the primary results of which will be (a) the merger of Simplicity with and into HomeStreet, with HomeStreet as the surviving corporation (the “Company Merger”) and (b) the merger of Simplicity Bank, a federal savings bank and wholly-owned subsidiary of Simplicity (“Simplicity Bank”), with and into HomeStreet Bank, a Washington banking corporation and wholly-owned subsidiary of HomeStreet (“HomeStreet Bank”) with HomeStreet Bank as the resulting bank (the “Bank Merger” and together with the Company Merger, the “Mergers”).

B.	Voting Agreements. As a material inducement to HomeStreet to enter into this Agreement, and simultaneously with the parties’ execution and delivery hereof, each Participating Shareholder is entering into a Voting Agreement.

C.	Certain Tax Matters. The parties intend that the Company Merger will constitute a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. Furthermore, the parties intend that this Agreement constitute a “plan of reorganization” with respect to the Company Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by execution of this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1. CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Action” has the meaning set forth in Section 4.9.

“Acquisition Proposal” has the meaning set forth in Section 6.10(a).

“Affiliate” means, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person in question, whether arising through the ownership of voting securities, by contract or otherwise.

“Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, Small Business Association or any other federal or state agency with authority to (a) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Simplicity

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

Bank or HomeStreet Bank, as the case may be, or (b) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities.

“Agreement” has the meaning set forth in the Preamble.

“AIP” has the meaning set forth in Section 6.12(h).

“AJCA” has the meaning set forth in Section 4.12(c).

“Bank Merger” has the meaning set forth in Recital A.

“Bank Merger Agreement” means the Agreement and Plan of Merger between HomeStreet Bank and Simplicity Bank in substantially the form of Annex A.

“Bank Regulatory Authorities” means each and all of the WDFI, the OCC, the CDBO, the FDIC, the Federal Reserve, and any other Governmental Entity having jurisdiction over the Transactions by virtue of the nature of any of the parties hereto by virtue of such parties’ banking powers.

“Benefit Plans” has the meaning set forth in Section 4.12(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions or state offices are required or permitted to be closed in either or both the State of Washington and the State of California.

“CDBO” means the California Department of Business Oversight.

“Change in Recommendation” has the meaning set forth in Section 6.10(a).

“Classified Loans” has the meaning set forth in Section 4.16(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.3(c).

“Code” has the meaning set forth in Section 3.4

“Company Merger” has the meaning set forth in Recital A.

“Confidential Information” means all information, whether written or oral, and whether reduced to electronic or magnetic data or otherwise, that a party or its Representatives or affiliates delivers to the other party, or to which a party becomes privy relating to the other party, which is not publicly available, including, without limitation, any information obtained by one party (including its Subsidiaries) from another party (including from or through the parties’ Affiliates or Representatives) during the negotiation of this Agreement, in the course of any due diligence of the other party, and in compliance with the parties’ covenants in this Agreement, other than any information that (a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a non-confidential basis from a source other than HomeStreet or HomeStreet Bank, on the one hand, or Simplicity or Simplicity Bank, on the other hand, or (c) was independently acquired or developed by a party without violating any obligations under this Agreement.

“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 9.1 of this Agreement.

“Continuing Employee” means any employee of Simplicity and its Subsidiaries who continues his or her employment after the Effective Time as an employee of HomeStreet or any of its Subsidiaries.

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“Contract” has the meaning set forth in Section 4.5(a).

“Control Transaction” has the meaning set forth in Section 8.2(b)(ii).

“Deemed Closing Price” means (i) if the HomeStreet Closing Price is greater than $15.00 and less than $20.00, the HomeStreet Closing Price, (ii) if the HomeStreet Closing Price is $15.00 or less, $15.00, and (iii) if the HomeStreet Closing Price is $20.00 or more, $20.00.

“Derivatives Contract” means any put, call, straddle, right, option, collar or other contract, agreement, arrangement or understanding of any kind or nature whatsoever, (i) the rights, value or benefit of which is derived wholly or in part from the value or change in value of any other security or commodity, (ii) that represents the right or obligation to acquire or dispose of any other security or commodity, or (iii) the rights, value or benefit of which is based wholly or in part upon the performance of any other contract by a Person not a party to that other contract.

“Effective Time” has the meaning set forth in Section 2.3(a).

“Environmental Laws” has the meaning set forth in Section 4.23.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (a) an Equity Security; (b) an ownership interest in any corporation or other entity; (c) any membership interest that includes a voting right in any corporation or other entity; (d) any interest in real estate; (e) any Derivatives Contract (other than a Derivatives Contract that represents or relates solely to a “commodity” as that term is defined in 7 USC § 1a(9) of the Commodity Exchange Act); and (f) any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means (a) any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate; (b) any security convertible into such a security; (c) any security carrying any warrant or right to subscribe to or purchase any such security; (d) any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing; and (e) any right (whether vested or contingent) to vote or direct the voting of any of the foregoing (other than the power to vote solely as a nominee or fiduciary with respect to any security registered under the Exchange Act and representing less than five percent (5%) of the combined voting power of the issuer thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESOP Termination Date” has the meaning set forth in Section 6.12(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.3(a).

“Exchange Ratio” means (a) if the HomeStreet Closing Price is equal to or less than $20.00, and equal to or greater than $15.00, a ratio of one-for-one; (b) if the HomeStreet Closing Price is greater than $20.00, a ratio

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obtained by dividing (i) $20.00 by (ii) the HomeStreet Closing Price; and (c) if the HomeStreet Closing Price is less than $15.00, and if HomeStreet elects to increase the number of shares of HomeStreet Common Stock pursuant to Section 7.2(c), then a ratio obtained by dividing (i) $15.00 by (ii) the HomeStreet Closing Price.

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“Executive Officer” shall mean, with respect to any party hereto, an officer who holds a the position of Executive Vice President or a comparable or senior position within such entity or a Subsidiary of such entity.

“Fair Housing Act” means the Fair Housing Act, as amended.

“Fairness Hearing” shall mean a hearing convened by CDBO in accordance with Section 25142 of the California Corporations Code for the purpose of determining whether the Merger and the related Transactions are fair, just and equitable and making a determination regarding the Registration Notice.

“Fairness Hearing Application” shall have the meaning assigned in Section 6.4(b)(i).

“Fairness Hearing Notice” shall have the meaning assigned in Section 6.4(d).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System (whether or not acting through the Federal Reserve Bank of San Francisco).

“FHLB” means the Federal Home Loan Bank.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” has the meaning set forth in Section 4.5(b).

“HomeStreet” has the meaning set forth in the Preamble.

“HomeStreet Adjustment Event” has the meaning set forth in Section 3.7.

“HomeStreet Articles” means the Second Amended and Restated Articles of Incorporation of HomeStreet, as amended.

“HomeStreet Bank” has the meaning set forth in Recital A.

“HomeStreet Bank Articles” means the Amended and Restated Articles of Incorporation of HomeStreet Bank, as amended.

“HomeStreet Bank Board” means the Board of Directors of HomeStreet Bank.

“HomeStreet Bank Bylaws” means the Amended and Restated Bylaws of HomeStreet Bank and any amendments thereto.

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“HomeStreet Benefit Plans” has the meaning set forth in Section 5.12(a).

“HomeStreet Board” means the Board of Directors of HomeStreet.

“HomeStreet Bylaws” means the Second Amended and Restated Bylaws of HomeStreet and any amendments thereto.

“HomeStreet Closing Price” means the arithmetical average of the 4:00 p.m. Eastern Time closing sale prices of HomeStreet Common Stock reported by Nasdaq for the ten (10) consecutive trading days immediately preceding (but not including) the fifth trading day prior to the Closing Date, as adjusted for any HomeStreet Adjustment Event.

“HomeStreet Common Stock” means the common stock, no par value, of HomeStreet.

“HomeStreet Disclosure Schedule” has the meaning set forth in Article 5.

“HomeStreet 401(k) Plan” shall mean the HomeStreet, Inc. 401(k) Savings Plan.

“HomeStreet IT Systems” has the meaning set forth in Section 5.18(b).

“HomeStreet Material Contract” has the meaning set forth in Section 5.15.

“HomeStreet Meeting” has the meaning set forth in Section 6.9.

“HomeStreet Parties” means HomeStreet and HomeStreet Bank. “HomeStreet Party” means either of the foregoing.

“HomeStreet Plans” has the meaning set forth in Section 5.12(a).

“HomeStreet Preferred Stock” means the preferred stock, no par value, of HomeStreet.

“HomeStreet Reports” has the meaning set forth in Section 5.11.

“HomeStreet SEC Documents” has the meaning set forth in Section 5.6(a).

“HomeStreet Share” or “HomeStreet Shares” has the meaning set forth in Section 5.2.

“HomeStreet Shareholder Approval” has the meaning set forth in Section 5.4(a).

“HomeStreet Stock Option” means any option, warrant, right or other security conveying or purporting to convey a right to purchase HomeStreet Common Stock.

“HomeStreet Stock Plans” has the meaning set forth in Section 5.2.

“Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by Simplicity Bank or HomeStreet Bank, as the case may be, including but not limited to the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the United States Department of Agriculture, Small Business Administration and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

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“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and all applications, registrations and renewals in connection therewith, including all goodwill associated therewith; (c) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (d) all datasets, databases and related documentation; and (e) all other intellectual property and proprietary rights.

“IRS” has the meaning set forth in Section 4.12(a).

“Joint Proxy Statement” means a joint proxy statement for the solicitation of proxies for the voting of (a) HomeStreet Common Stock for purposes of approval of the issuance of additional shares of HomeStreet Common Stock in connection with the Merger pursuant to Nasdaq Rule 5635 and (b) Simplicity Common Stock for purposes of approval of the Merger pursuant to Section 3-105(c) of the Maryland General Corporation Law. For purposes of this Agreement, the term “Joint Proxy Statement” shall include the accompanying letter to shareholders, notice of meeting, proxy statement and form of proxy, Fairness Hearing Notice, and any other soliciting material to be distributed to shareholders of HomeStreet or Simplicity in connection with the Company Merger, together with any supplements and amendments thereto.

“Knowledge” (including derivative terms such as “known” and “knowingly”) means, as to any party, any fact or matter that, as of the date hereof, (a) is actually known by a director or Executive Officer of that party, or (b) such director or Executive Officer of that party could be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation regarding the accuracy of any matter addressed in or contemplated by this Agreement that a person in their role as a director or executive officer of such party should undertake.

“Law” has the meaning set forth in Section 4.5(a).

“Liens” has the meaning assigned in Section 4.2(a).

“Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan or a security backed by or representing an interest in any such mortgage loan originated, purchased or serviced by Simplicity Bank or a security backed by or representing an interest in any such mortgage loan or HomeStreet Bank, as the case may be.

“Loans” has the meaning set forth in Section 4.16(a).

“Material Adverse Effect” means, with respect to any party to this Agreement, any effect that (a) is material and adverse to the financial condition, results of operations or business of HomeStreet and its Subsidiaries taken as a whole or Simplicity and its Subsidiaries taken as a whole, as the case may be, or (b) would materially impair the ability of any of HomeStreet and its Subsidiaries or Simplicity and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking, savings institution and similar laws of general applicability or interpretations thereof by Governmental Entities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (iii) changes in general economic conditions affecting banks, savings institutions and their holding companies generally, (iv) the announcement of the Transaction or any action or omission of Simplicity and its Subsidiary or HomeStreet and

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its Subsidiaries required under this Agreement or taken or omitted to be taken with the express written consent of Simplicity or HomeStreet, (v) the direct effects of compliance with this Agreement in the operating performance of the parties, including expenses incurred by the parties in investigating, negotiating, documenting, effecting and consummating the Transactions contemplated by this Agreement, or (vi) changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism, provided that the effect of such changes described in clauses (i), (ii), (iii) and (vi) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on HomeStreet and its Subsidiaries as a whole on the one hand or Simplicity and its Subsidiaries as a whole on the other hand, as measured relative to similarly situated financial institutions. For the avoidance of doubt, it is expressly understood, acknowledged and agreed to by the parties that in the event any party to this Agreement enters into or becomes subject to any order, consent, decree, directive, agreement, memorandum of understanding or similar arrangement with any of the Bank Regulatory Authorities as of or after the date of this Agreement, such event shall be deemed to constitute a Material Adverse Effect with respect to such party.

“Material Contracts” has the meaning set forth in Section 4.15(a).

“Merger Consideration” has the meaning assigned in Section 3.1(a).

“Mergers” has the meaning set forth in Recital A.

“OCC” means the Office of the Comptroller of the Currency.

“Option Payment Amount” has the meaning set forth in Section 3.2(a).

“OREO” means other real estate owned.

“Participating Shareholder” means any Persons identified on Exhibit B as being an executive officer or director of Simplicity or Simplicity Bank.

“Permits” has the meaning set forth in Section 4.10.

“Permitted Liens” has the meaning set forth in Section 4.18.

“Person” means any individual, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Pro-Rata Award” has the meaning set forth in Section 6.12(h).

“Registration Notice” has the meaning set forth in Section 4.5(b).

“Regulatory Agreement” has the meaning set forth in Section 4.25.

“Representatives” means, with respect to a party, any investment banker, financial advisor, attorney, accountant or other Person retained by such party for the purpose of rendering advice in connection with the Merger and the Transactions.

“Resulting Bank” has the meaning set forth in Section 2.2.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.

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“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share” or Shares” has the meaning set forth in Section 4.2(a).

“Simplicity” has the meaning set forth in the Preamble.

“Simplicity Articles” means the Restated Articles of Incorporation of Simplicity, as amended.

“Simplicity Balance Sheet” has the meaning set forth in Section 4.6(e).

“Simplicity Bank” has the meaning set forth in the Recital A.

“Simplicity Bank Articles” means the Amended and Restated Federal Stock Charter of Simplicity Bank.

“Simplicity Bank Board” means the Board of Directors of Simplicity Bank.

“Simplicity Bank Bylaws” means the Bylaws of Simplicity Bank and any amendments thereto.

“Simplicity Board” means the Board of Directors of Simplicity.

“Simplicity Bylaws” means the Bylaws of Simplicity and any amendments thereto.

“Simplicity Common Stock” means the common stock, par value $0.01 per share, of Simplicity.

“Simplicity Disclosure Schedule” has the meaning set forth in Article 4.

“Simplicity ESOP” means the Simplicity Bank Employee Stock Ownership Plan

“Simplicity 401(k) Plan” shall mean the Simplicity Bank Employees’ Savings & Profit Sharing Plan.

“Simplicity IT Systems” has the meaning set forth in Section 4.19(b).

“Simplicity Material Contract” has the meaning set forth in Section 4.15(a).

“Simplicity Meeting” has the meaning set forth in Section 6.8.

“Simplicity Plans” has the meaning set forth in Section 4.12(a).

“Simplicity Preferred Stock” means the preferred stock, par value $0.01 per share, of Simplicity.

“Simplicity Reports” has the meaning set forth in Section 4.11.

“Simplicity Restricted Stock” has the meaning set forth in Section 3.2(b).

“Simplicity SEC Documents” has the meaning set forth in Section 4.6(a).

“Simplicity Shareholder Approval” has the meaning set forth in Section 4.4(a).

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“Simplicity Stock Option” means any option, warrant, right or other security conveying or purporting to convey a right to purchase Simplicity Common Stock.

“Simplicity Stock Plans” has the meaning set forth in Section 3.4.

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.10(a).

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Surviving Corporation Articles” shall mean the articles of incorporation of HomeStreet, as in effect on the date of this Agreement, as amended from time to time in accordance therewith.

“Takeover Laws” has the meaning set forth in Section 4.21.

“Tax” and “Taxes” have the meaning set forth in Section 4.14(h)(i).

“Tax Returns” has the meaning set forth in Section 4.14(h)(ii).

“Termination Fee” has the meaning set forth in Section 8.2(b).

“Transaction Documents” means this Agreement, the Bank Merger Agreement and the several Voting Agreements.

“Transactions” means, collectively, the Mergers and each other transaction contemplated by this Agreement.

“Voting Agreement” means an agreement in the form of Exhibit A pursuant to which each Participating Shareholder undertakes certain obligations as set forth therein.

“WBCA” means the Washington Business Corporation Act.

“WDFI” means the State of Washington Department of Financial Institutions.

ARTICLE 2. THE MERGERS

Section 2.1 The Company Merger.

(a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Simplicity shall merge with and into HomeStreet in accordance with the applicable provisions of the Maryland General Corporation Law and the WBCA, the separate corporate existence of Simplicity shall cease and HomeStreet shall survive and continue to exist as a Washington corporation (HomeStreet, as the surviving corporation in the Company Merger, sometimes being referred to herein as the “Surviving Corporation”). It is intended by the parties that the Company Merger shall precede the Bank Merger.

(b) Name. The name of the Surviving Corporation shall continue to be “HomeStreet, Inc.”

(c) Articles and Bylaws. The articles of incorporation of the Surviving Corporation after the Company Merger shall be the HomeStreet Articles. The bylaws of the Surviving Corporation after the Company Merger shall be the HomeStreet Bylaws.

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(d) Directors and Executive Officers. Subject to Section 6.4(c), the directors of the Surviving Corporation immediately after the Company Merger shall be the directors of HomeStreet immediately prior to the Company Merger, each of whom shall serve until his or her successor shall be duly elected and qualified. The executive officers of the Surviving Corporation immediately after the Company Merger shall be the executive officers of HomeStreet immediately prior to the Company Merger, each of whom shall serve until such time as his or her successor shall be duly appointed and qualified.

(e) Authorized Capital Stock. The authorized capital stock of HomeStreet upon consummation of the Merger shall be as set forth in the HomeStreet Articles. The authorized capital stock of HomeStreet shall be unaffected by the Transactions.

(f) Effect of Merger. At the Effective Time, the effect of the Company Merger shall be as provided in Section 3-114 of the Maryland General Corporation Law and RCW 23B.11.060. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Simplicity shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Simplicity shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. Without limiting the generality of the foregoing, HomeStreet as the Surviving Corporation shall assume and be liable for the obligations of Simplicity with respect to the liquidation account for the benefit of any and all eligible Simplicity Bank depositors at the time of the conversion of Simplicity in accordance with applicable law including, without limitation, 12 C.F.R. §239.62.

(g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine that any further assignments or assurances in Law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Simplicity acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, then Simplicity and its proper officers and directors shall be deemed to have granted to the Surviving Corporation, as of the Effective Time, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and from and after the Effective Time, the proper officers and directors of the Surviving Corporation are and shall be fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action without limitation, except as limited by Law.

Section 2.2 The Bank Merger. Subject to the terms and conditions of this Agreement, at the time stated in the Bank Merger Agreement, Simplicity Bank shall merge with and into HomeStreet Bank in accordance with the applicable provisions of the Home Owners’ Loan Act, 12 C.F.R. §152.13 and the Washington Savings Bank Act, RCW Title 32, the separate corporate existence of Simplicity Bank shall cease and HomeStreet Bank shall survive and continue to exist as a savings bank chartered under the Washington Savings Bank Act (HomeStreet Bank, as the resulting bank in the Bank Merger, sometimes being referred to herein as the “Resulting Bank”).

Section 2.3 Effective Time; Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the consummation of the Mergers, but subject to the fulfillment or waiver of those conditions):

(a) Company Merger. The parties shall cause the Company Articles of Merger to be filed with the Washington Secretary of State pursuant to the WBCA and with the Maryland State Department of Assessments and Taxation pursuant to the Section 3-107 of the Maryland General Corporation Law on (i) a date selected by

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HomeStreet, upon two Business Days’ notice to Simplicity, which date shall be no later than five Business Days after the satisfaction or waiver of the conditions to Closing set forth in Article 7 of this Agreement (other than those conditions that by their terms are to be satisfied at Closing), or (ii) such other date to which the parties may mutually agree in writing. The Company Merger shall become effective upon the time specified in the Articles of Merger on the date the Articles of Merger are filed, or as otherwise agreed to by the parties. The effective time set forth in the Articles of Merger is herein called the “Effective Time.”

(b) Bank Merger. The parties shall cause Articles of Merger to be filed with the WDFI and the Washington Secretary of State pursuant to the Washington Savings Bank Act immediately following the completion of the Company Merger. The Bank Merger shall become effective upon the date and time specified in the Articles of Merger.

(c) Closing. A closing (the “Closing”) of each of the Company Merger and the Bank Merger shall take place on the Business Day prior to the Effective Time at the offices of Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle, Washington 98101, or at such other place, at such other time, or on such other date as the parties may mutually agree (such date, the “Closing Date”). At the Closing, there shall be delivered to HomeStreet and Simplicity the certificates and other documents required to be delivered under Article 7.

Section 2.4 Restructuring Transaction. At any time between the date of this Agreement and the Effective Time, the parties agree to take such actions and execute and deliver such documents and instruments as may be reasonably necessary or desirable, in the reasonable discretion of HomeStreet, to restructure the Transactions, amend this Agreement or any of the agreements between the parties hereto that are contemplated hereby, or to amend or alter the terms of either or both of the Mergers (or any or all of the foregoing) so as to avail any one or more of the parties of any advantages of any now-existing or hereafter adopted Law, to facilitate regulatory approval of the Transactions or the Mergers, or to promote more advantageous Tax treatment for any party or any other Person with respect to any of the agreements, arrangements, understandings, purposes or effects contemplated by this Agreement; provided, however, that (i) there shall be no such change to any material provision of this Agreement after the Simplicity Shareholder Approval or HomeStreet Shareholder Approval, (ii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Mergers (iii) the consideration to be paid to the holders of Simplicity Common Stock under this Agreement is not changed in kind, value or amount and (iv) the Transactions as so restructured will not, in the reasonable opinion of counsel to each party, result in tax consequences to that party or its shareholders that are materially more adverse than the Transactions as set forth herein. Notwithstanding any contrary provision of this Agreement, the parties, upon mutual written consent may revise the structure to provide for registration of the shares of HomeStreet Common Stock to be issued as consideration in the Company Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

ARTICLE 3. EFFECT ON CAPITAL STOCK; EXCHANGE PROCEDURES

Section 3.1 Conversion of Capital Stock.

(a) At the Effective Time, by virtue of the Company Merger and without any further action on the part of any Person, each share of Simplicity Common Stock then outstanding shall be canceled and converted into the right to receive a number of shares of HomeStreet Common Stock equal to one share of Simplicity Common Stock multiplied by the Exchange Ratio (the “Merger Consideration”).

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(b) Each holder of Shares as of the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive (1) the Merger Consideration, (2) any dividends and other distributions on such shares of HomeStreet Common Stock where the record date of such dividend or other distribution is after the Effective Time, and (3) any cash to be paid in lieu of any fractional Share in accordance with Section 3.3.

(c) Each Share owned, directly or indirectly, by HomeStreet or any Subsidiary of HomeStreet immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be paid or payable in exchange therefor.

Section 3.2 Treatment of Options and Restricted Stock.

(a) Each Simplicity Stock Option issued under the Simplicity Bancorp 2004 Stock Option Plan, whether vested or unvested, that is outstanding and unexercised immediately before the Effective Time shall be cancelled and converted into the right to receive, as of the Effective Time, a cash payment in an amount equal to the product of (x) the number of shares of Simplicity Common Stock subject to the Simplicity Stock Option and (y) the amount by which Deemed Closing Price exceeds the exercise price of the Simplicity Stock Option (the “Option Payment Amount”). Holders of Simplicity Stock Options having an exercise price that yields an Option Payment Amount less than zero shall not be entitled to receive any such payments and such options shall be cancelled at the Effective Time. Simplicity shall pay the Option Payment Amount as of the Effective Time and shall (i) record the appropriate compensation expense on its financial statements; and (ii) withhold and remit the appropriate Taxes. Simplicity shall take all actions as necessary to give effect to the transactions contemplated by this Section 3.2(a) including, without limitation, delivering to each holder of a Simplicity Stock Option an Option Cancellation Notice in the form attached hereto as Exhibit E.

(b) Each restricted stock award issued pursuant to the Simplicity Restricted Stock Plans as of the date hereof (“Simplicity Restricted Stock”) that is outstanding immediately before the Effective Time shall vest in full and the restrictions thereon shall lapse, and, as of the Effective Time, each share of Simplicity Common Stock that was formerly Simplicity Restricted Stock shall be entitled to receive the Merger Consideration in accordance with Section 3.1(a).

Section 3.3 Exchange and Payment.

(a) At or prior to the Effective Time, HomeStreet shall deposit (or cause to be deposited) with U.S. Bank Corporate Trust Services (the “Exchange Agent”), in trust for the benefit of holders of Shares, and shall instruct the Exchange Agent to timely pay and distribute, sufficient (i) shares of HomeStreet Common Stock to permit prompt payment of the Merger Consideration and (ii) cash to permit prompt payment of the cash in lieu of fractional shares of HomeStreet Common Stock payable in connection with the Merger Consideration (together the “Exchange Fund”).

(b) As soon as reasonably practicable, but no later than five (5) business days after the Effective Time, HomeStreet shall cause the Exchange Agent to mail to each holder of record of any Shares a letter of transmittal and shall be subject to the reasonable approval of Simplicity (which shall specify that delivery shall be effected, and risk of loss and title to the Shares held by such Person shall pass, only upon proper delivery of the certificates or electronic record representing to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as HomeStreet or the Exchange Agent may reasonably specify). Upon surrender of Shares to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably

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require, the holder of such Shares shall be entitled to receive in exchange therefor the Merger Consideration to be paid in consideration for such Shares (subject to deduction for any required withholding Tax), and the Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of Shares on the Merger Consideration. After the surrender of the Shares in accordance with this Section 3.3, such Person shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to shares of HomeStreet Common Stock.

(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Shares is registered, it shall be a condition of payment that such Shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to such Person or shall have established to the satisfaction of HomeStreet that such Tax either has been paid or is not applicable.

(d) Until surrendered as contemplated by this Section 3.3, Shares shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of such Shares, pursuant to Section 3.1(a), without any interest thereon.

(e) All Merger Consideration paid or delivered upon the surrender for exchange of Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. At the Effective Time, the stock transfer books of Simplicity shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates purporting to represent Shares are presented to the Surviving Corporation or the Exchange Agent for transfer, such certificates shall be canceled and exchanged as provided in this Article 3.

(f) Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand of the Surviving Corporation, and any holders of Shares who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of the Merger Consideration with respect to such Shares, without interest.

(g) None of the Surviving Corporation, the Resulting Bank, the Exchange Agent or any other Person shall be liable to any Person in respect of cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) If any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to HomeStreet, of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by HomeStreet or the Exchange Agent, the posting by such Person of a bond in such amount as HomeStreet or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it, the Surviving Corporation or the Resulting Bank with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Consideration with respect to Shares formerly represented by such certificate, without interest.

(i) Notwithstanding anything to the contrary contained herein, no fractional shares of HomeStreet Common Stock shall be issued for the Merger Consideration, no dividend or distribution with respect to HomeStreet Common Stock shall be payable on or with respect to any fractional share interest, and such

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fractional share interests shall not entitle the owner thereof to vote or to any other rights as a stockholder of HomeStreet. In lieu of the issuance of any such fractional share, HomeStreet shall pay to each former holder of Simplicity Common Stock who otherwise would be entitled to receive a fractional share of HomeStreet Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the Deemed Closing Price. For purposes of determining any fractional share interest, all shares of Simplicity Common Stock owned by a Simplicity shareholder shall be combined so as to calculate the maximum number of whole shares of HomeStreet Common Stock issuable to such Simplicity shareholder.

Section 3.4 Withholding Rights. Unless otherwise provided, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Simplicity Stock Options, or other securities granted or issued under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Simplicity or any of its Subsidiaries (the “Simplicity Stock Plans”) or otherwise pursuant to this Agreement, such amounts as HomeStreet as the Surviving Corporation or the Exchange Agent determines it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by HomeStreet or its Subsidiaries or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Dissenting Shares. Pursuant to Section 3-603 of the Maryland General Corporation Law, the Simplicity shareholders will not have the right to exercise dissenters’ rights in this transaction.

Section 3.6 Reservation of Shares. HomeStreet shall reserve for issuance a sufficient number of shares of HomeStreet Common Stock for the purpose of issuing shares of HomeStreet Common Stock to Simplicity shareholders in accordance with this Article 3.

Section 3.7 Certain Adjustments. If the outstanding shares of HomeStreet Common Stock as of the date of this Agreement changes into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event (any such action, a “HomeStreet Adjustment Event”), the Exchange Ratio for any payment or issuance occurring simultaneously with or after such HomeStreet Adjustment Event and the floor and ceiling prices used in determining the Exchange Ratio shall be proportionately adjusted to provide to the Simplicity shareholders the same economic effect as contemplated by this Agreement prior to such HomeStreet Adjustment Event.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SIMPLICITY

Except as set forth in the corresponding Section or subsection of the disclosure schedule (for purposes of the Simplicity Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule) delivered by Simplicity to HomeStreet prior to the execution of this Agreement (the “Simplicity Disclosure Schedule”), or as clearly disclosed in the Simplicity SEC Reports, Simplicity represents and warrants to HomeStreet as follows:

Section 4.1 Organization, Standing and Power.

(a) Simplicity is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Simplicity Bank is duly organized and validly existing as a federally chartered savings

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bank. Each of Simplicity and Simplicity Bank (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (ii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Simplicity has previously made available to HomeStreet true and complete copies of the Simplicity Articles, Simplicity Bylaws, Simplicity Bank Articles and Simplicity Bank Bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Simplicity is not in violation of any provision of the Simplicity Articles or Simplicity Bylaws. Simplicity Bank is not in violation of any provision of the Simplicity Bank Articles or the Simplicity Bank Bylaws.

(c) Simplicity is a registered savings and loan holding company and does not engage in any financial holding company activities. Simplicity Bank is a member of the FHLB of San Francisco, and the deposit accounts of Simplicity Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Simplicity Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to Simplicity’s Knowledge, threatened. Simplicity Bank is a qualified thrift lender. Section 4.1 of the Simplicity Disclosure Schedule sets forth the balance of Simplicity’s and Simplicity Bank’s liquidation accounts as of the completion of the mutual to stock conversion of K-Fed Mutual Holding Company. At all subsequent times, Simplicity and Simplicity Bank have maintained complete and accurate records of the liquidation account and all related sub-accounts in accordance with the rules of the Office of Thrift Supervision, the OCC and the Federal Reserve, as applicable.

Section 4.2 Capital Stock.

(a) The authorized capital stock of Simplicity consists of 100,000,000 shares of Simplicity Common Stock and 25,000,000 shares of Simplicity Preferred Stock. As of the date hereof, (i) 7,393,308 shares of Simplicity Common Stock were issued and outstanding, and (ii) 1,188,675 such shares were reserved for issuance pursuant to Simplicity Stock Plans (of which 161,839 shares were subject to outstanding Simplicity Stock Options and 74,673 shares were subject to outstanding restricted share agreements). In addition, 635,245 shares of Simplicity Common Stock are held by the Simplicity ESOP, of which 341,715 shares are unallocated as of the date of this Agreement, and an additional 83,751 shares are held pursuant to the Simplicity 401(k) Plan. As of the date of this Agreement, the aggregate principal balance of all ESOP loan(s) outstanding is Four Million Eighty Six and Thirty Eight Dollars ($4,086,038). References herein to the terms “Share” or “Shares” relate to shares of Simplicity Common Stock issued and outstanding as of the date of this Agreement, issuable pursuant to the exercise of Simplicity Stock Options outstanding on the date hereof and exercised prior to the Effective Time, or otherwise issued by Simplicity in compliance with this Agreement. All the outstanding shares of capital stock of Simplicity are, and all shares reserved for issuance as noted in clause (ii) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of Simplicity are owned by any Subsidiary of Simplicity. All the outstanding shares of capital stock or Equity Securities of each Subsidiary of Simplicity have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or Equity Securities of each such Subsidiary are owned, directly or indirectly, by Simplicity, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interest of any kind or nature whatsoever (including any limitation of voting, sale, transfer or other disposition or exercise of any other attribute of ownership (collectively, “Liens”). Neither Simplicity nor any of

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its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Simplicity or such Subsidiary on any matter. Except as set forth above in this Section 4.2(a) and except for changes since the date hereof resulting from the exercise of Simplicity Stock Options described in Section 4.2(b), there are no outstanding (A) shares of capital stock or Equity Securities of Simplicity, (B) securities of Simplicity or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Simplicity or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from Simplicity or any of its Subsidiaries, or obligations of Simplicity or any of its Subsidiaries to issue, any shares of capital stock of Simplicity or any of its Subsidiaries, Equity Securities or securities convertible into or exchangeable or exercisable for capital stock or other Equity Securities of Simplicity or any of its Subsidiaries, or rights or interests described in clause (C); or (E) any right or obligation to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. Other than the Voting Agreements, there are no shareholder agreements, voting trusts or other agreements or understandings to which Simplicity or any of its Subsidiaries is a party or on file with or Known to Simplicity with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other Equity Security of Simplicity or any of its Subsidiaries.

(b) Section 4.2(b) of the Simplicity Disclosure Schedule sets forth a true and complete list of all holders, as of the date hereof, of outstanding Simplicity Stock Options or other rights to purchase or receive Simplicity Shares or similar rights granted under the Simplicity Stock Plans or otherwise indicating as applicable, with respect to each arrangement then outstanding, the type of award granted, the number of Shares subject to such award, the name of the plan under which such award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. None of Simplicity or any of its Subsidiaries has granted, and there is and has been no policy or practice of Simplicity or any of its Subsidiaries to grant, stock or stock-based awards or rights prior to, or otherwise intentionally coordinate the grant of Simplicity Stock Awards, with the release of material information regarding the Company or its Subsidiaries or to grant any Simplicity Stock Awards at a price less than fair market value.

Section 4.3 Subsidiaries. Section 4.3 of the Simplicity Disclosure Schedule sets forth a true and complete list of each Subsidiary of Simplicity, including its jurisdiction of incorporation or formation. Except for (a) the capital stock of, or other Equity Securities in, its Subsidiaries or (b) as set forth on Section 4.3(b) of the Simplicity Disclosure Schedule, Simplicity does not own, directly or indirectly (including through one or more Subsidiaries of Simplicity), any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 4.4 Authority.

(a) Simplicity has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Simplicity have been duly authorized by all necessary corporate action on the part of Simplicity and no other corporate proceedings on the part of Simplicity is necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Company Merger, to the approval of this Agreement by the holders of a majority of the

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Shares entitled to vote at the Simplicity Meeting (“Simplicity Shareholder Approval”). This Agreement has been duly executed and delivered by Simplicity and, assuming the due authorization, execution and delivery by HomeStreet, constitutes a valid and binding obligation of Simplicity, enforceable against Simplicity in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) Simplicity Bank has all necessary corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Bank Merger Agreement and consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Simplicity Bank and no other corporate proceedings on the part of Simplicity Bank is necessary to approve the Bank Merger Agreement or to consummate the transactions other than the approval by Simplicity as the sole shareholder of Simplicity Bank with regard to the Bank Merger. Each of Simplicity and Simplicity Bank have taken such actions as may be necessary to eliminate any provision of Simplicity Bank’s Articles of Incorporation that would prohibit, condition or delay Simplicity’s entry into this Agreement and Simplicity’s and Simplicity Bank’s performance of the Transactions.

(c) The Simplicity Board, at a meeting duly called and held at which all directors of Simplicity were present, duly adopted resolutions (i) determining that the terms of this Agreement and the Transactions are fair to and in the best interests of Simplicity’s shareholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Company Merger, (iii) directing that this Agreement be submitted to the shareholders of Simplicity for adoption and approval, and (iv) resolving to recommend that Simplicity’s shareholders vote in favor of the adoption and approval of this Agreement and the Transactions, including the Company Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The Simplicity Bank Board, at a meeting duly called and held at which all directors of Simplicity Bank were present, duly adopted resolutions (i) determining that the terms of the Bank Merger Agreement and the transactions contemplated thereby (including the Bank Merger) are fair to and in the best interests of Simplicity Bank’s shareholders, (ii) approving and declaring advisable the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, (iii) directing that the Bank Merger Agreement be submitted to Simplicity as the sole shareholder of Simplicity Bank for adoption and approval and (iv) resolving to recommend that Simplicity vote in favor of the adoption and approval of the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(d) Simplicity Shareholder Approval is the only vote of the holders of any class or series of Simplicity’s capital stock or other Equity Securities required by the Simplicity Articles or any applicable Law in connection with the consummation of the Company Merger. No vote of the holders of any class or series of Simplicity’s capital stock or other Equity Securities is required in connection with the consummation of any of the Transactions contemplated by this Agreement other than the Company Merger. The approval of Simplicity as the sole shareholder of Simplicity Bank is the only vote of the holders of any class or series of Simplicity Bank’s capital stock required by the Simplicity Bank Articles or any applicable Law in connection with the consummation of the Bank Merger. No vote of the holders of any class or Series of Simplicity Bank’s capital stock is required in connection with the consummation of any of the Transactions contemplated by this Agreement other than the Bank Merger. No Person has a right under any debt security or other Contract to vote upon, approve, or prohibit the Mergers or the Transactions.

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Section 4.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Simplicity does not and the execution, delivery and performance of the Bank Merger Agreement by Simplicity Bank, the consummation of the Company Merger, the Bank Merger and the other Transactions, and compliance by Simplicity and its Subsidiaries with the provisions hereof and the provisions of the Bank Merger Agreement will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Simplicity or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Simplicity Articles, the Simplicity Bylaws, the Simplicity Bank Articles, the Simplicity Bank Bylaws or the articles of incorporation or bylaws (or similar organizational documents) of any other Subsidiary of Simplicity, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which Simplicity or any of its Subsidiaries is a party or by which Simplicity or any of its Subsidiaries or any of their respective properties or assets is or may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement or any published interpretation thereof by any applicable Governmental Entities or Bank Regulatory Authority (“Law”) applicable to Simplicity or any of its Subsidiaries or by which Simplicity or any of its Subsidiaries or any of their respective properties or assets is or may be bound, except as, in the case of clause (ii) or (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission, body or any court or other governmental entity or instrumentality (each, a “Governmental Entity”) is required by or with respect to Simplicity or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Simplicity or the consummation by Simplicity and Simplicity Bank of the Transactions or compliance with the actions contemplated by or in connection with this Agreement, except for (i) such filings and reports as may be required pursuant to the applicable requirements of state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Articles of Merger for the Company Merger with the Washington Secretary of State and the Maryland State Department of Assessments and Taxation, (iii) filing the Articles of Merger for the Bank Merger with the WDFI and Washington Secretary of State , (iv) the determination by CDBO that the Company Merger, the Bank Merger and the other Transactions are fair, just and equitable, and the granting by CDBO of a Notice of Registration and Approval thereof pursuant to Section 25142 of the California Corporations Code (the “Registration Notice”); (v) filings and notices with and approvals and non-objections of the Bank Regulatory Authorities, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices set forth in Section 4.5(b) of the Simplicity Disclosure Schedule.

(c) The Simplicity Bank Board and Simplicity as the sole shareholder of Simplicity Bank have approved an amendment to the Simplicity Bank Articles that deletes Section 9.A of such charter document. The amendment has been filed with the OCC. Unless the amendment is rejected by the OCC, the amendment will be deemed approved by the OCC as of the time of its adoption by the Simplicity Bank board of directors and Simplicity as the sole shareholder.

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Section 4.6 Securities.

(a) SEC Filings. Simplicity has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since July 1, 2011 (the “Simplicity SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Simplicity SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable to such Simplicity SEC Documents. None of the Simplicity SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Simplicity’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Simplicity SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of Simplicity at the respective dates thereof and the consolidated results of Simplicity’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls. Simplicity and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Simplicity and its Subsidiaries are being made only in accordance with authorizations of management and the Simplicity Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Simplicity’s and its Subsidiaries’ assets that could have a material effect on the Simplicity’s financial statements.

(d) Disclosure Controls and Procedures. Simplicity’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Simplicity in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Simplicity’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Simplicity required under the Exchange Act with respect to such reports. Simplicity has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Simplicity’s auditors and the audit committee of the Simplicity Board and in Section 4.6(d) of the Simplicity Disclosure Schedules (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Simplicity’s ability to record, process, summarize and report financial information,

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and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Simplicity’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) Undisclosed Liabilities. The audited balance sheet of Simplicity dated as of June 30, 2014 contained in the Simplicity SEC Documents filed prior to the date hereof is hereinafter referred to as the “Simplicity Balance Sheet.” Neither Simplicity nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded on the Simplicity Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Simplicity Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Simplicity.

(f) Off-balance Sheet Arrangements. Neither Simplicity nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Simplicity and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Simplicity or any of its Subsidiaries in Simplicity’s or such Subsidiary’s published financial statements or other Simplicity SEC Documents.

(g) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Simplicity SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by Section 13(k)(2) of the Exchange Act, neither Simplicity nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Simplicity or any of its Subsidiaries. Simplicity is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Simplicity.

Section 4.7 Certain Disclosures.

(a) Simplicity’s management has disclosed to the audit committee of the Simplicity Board, and to HomeStreet, any fraud, whether or not material, that involves the management or other employees of Simplicity or any of its Subsidiaries, other than for defalcations by employees who have no significant role in Simplicity’s financial reporting and which do not involve amounts in excess of $100 in the case of any single employee or $1,000 in the aggregate.

Section 4.8 Absence of Certain Changes or Events. Except as disclosed in Section 4.8(b) of the Simplicity Disclosure Schedules, since the date of the Simplicity Balance Sheet: (a) Simplicity and each of its Subsidiaries has conducted its business, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that,

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individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Simplicity; and (c) neither Simplicity nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of Simplicity or Simplicity Bank set forth in Article 6.

Section 4.9 Litigation. There is no material action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the Knowledge of Simplicity, threatened against or affecting Simplicity or any of its Subsidiaries, any of their respective properties or assets. Neither Simplicity or any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, ruling or decree of any Governmental Entity. Since July 1, 2011, except as set forth in Section 4.9 of the Simplicity Disclosure Schedule (i) there have been no subpoenas, written demands, or document requests received by Simplicity or any of its Subsidiaries or any Affiliate of Simplicity or any of its Subsidiaries from any Governmental Entity, except such as are received by Simplicity or any of its Subsidiaries or any Affiliate of Simplicity or any of its Subsidiaries in the ordinary course of business or as are not, individually or in the aggregate, material to Simplicity and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that Simplicity or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request. As of the date hereof, to the Knowledge of Simplicity, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of Simplicity, threatened, in each case regarding any accounting practices of Simplicity or any of its Subsidiaries or any malfeasance by any executive officer of Simplicity.

Section 4.10 Compliance with Laws. Simplicity and each of its Subsidiaries has in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for its to own, lease or operate its properties and assets and to carry on its businesses and operations as now conducted. All such Permits are in full force and effect. Simplicity and each of its Subsidiaries has complied in all material respects with, and is not in default or violation in any material respect of, (i) any applicable Law, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, Simplicity or the relevant Subsidiary does not know of, and has not received since July 1, 2011, written notice of, any material defaults or material violations of any Law.

Section 4.11 Reports. Since July 1, 2011, Simplicity and each of its Subsidiaries has timely filed all material reports (including but not limited to call reports or other similar reports), registrations, documents, filings, statements and submissions, together with any required amendments, exhibits and schedules thereto, that each was required to file with any Governmental Entity, (the foregoing, collectively, the “Simplicity Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, Simplicity Reports complied in all material respects with all requirements of Law. Simplicity Reports, including the documents incorporated by reference into, or delivered, filed or furnished with, each of them, contained all material information required to be included therein. Since July 1, 2011, each communication by Simplicity, any of its Subsidiaries or their respective Affiliates or, to the Knowledge of Simplicity, representatives with the holders of Simplicity Common Stock (including, solely for purposes of this Section 4.11, Persons who were actual investors in Simplicity Common Stock as of the date of such communication and, to the Knowledge of Simplicity, with Persons who were prospective investors in Simplicity Common Stock as of the date of such communication) did not, as of the date communicated to any such Person, violate or conflict with any applicable Law or contain a misstatement of a material fact or omit to state a material fact necessary to make the circumstances therein not misleading.

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Section 4.12 Benefit Plans.

(a) Simplicity has provided to HomeStreet a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA, “multiemployer plans” (within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any employee or former employee of Simplicity or any of its Subsidiaries has any present or future right to benefits or Simplicity or any of its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.” Each Benefit Plan of Simplicity or any of its Subsidiaries existing prior to or as of the date of this Agreement, and each such plan entered into or established by Simplicity or any of its Subsidiaries between the date of this Agreement and the Effective Time, shall be collectively referred to as the “Simplicity Plans.” With respect to each Simplicity Plan, Simplicity has furnished or made available to HomeStreet a current, accurate and complete copy of each such plan and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description and other written communications (or a description of any oral communications) by Simplicity or any of its Subsidiaries to its employees concerning the extent of the benefits provided under a Simplicity Plan and (iv) for the two most recent fiscal or calendar years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b) With respect to the Simplicity Plans:

(i) except as would not, individually or in the aggregate, result in a material liability to Simplicity and its Subsidiaries, taken as a whole, to the Knowledge of Simplicity, each Simplicity Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 304 of ERISA and 431 of the Code, has occurred with respect to any Simplicity Plan, and all contributions required to be made under the terms of any Simplicity Plan have been timely made;

(ii) each Simplicity Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Simplicity Plan;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of Simplicity, threatened, relating to Simplicity Plans, any fiduciaries thereof with respect to their duties to Simplicity Plans or the assets of any of the trusts under any of the Simplicity Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;

(iv) no Simplicity Plan is subject to Title IV of ERISA or to Section 412 of the Code;

(v) no Simplicity Plan is a “multiemployer plan” (within the meaning of ERISA Section 3(37));

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(vi) neither Simplicity nor any of its Subsidiaries maintains any “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and Simplicity is not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation; and

(vii) except as provided in Section 4.12(b)(vii) of the Simplicity Disclosure Schedules, none of the Simplicity Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the Transactions.

(c) To the Knowledge of Simplicity, each Simplicity Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code, and (ii) IRS Notice 2005-1 or any other applicable IRS guidance. No Simplicity Plan that would be a nonqualified deferred compensation plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA. No benefits are payable under the Simplicity Bank 2005 Executive Nonqualified Retirement Plan.

Section 4.13 Labor Matters. Simplicity is and has been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of Simplicity, threatened, any labor dispute, work stoppage, labor strike or lockout against Simplicity or any of its Subsidiaries by its employee]. No employee of Simplicity or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of Simplicity, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of Simplicity, no Executive Officer of Simplicity or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Simplicity or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Simplicity is in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs.

Section 4.14 Taxes.

(a) All Tax Returns required to be filed by or on behalf of Simplicity or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects.

(b) Neither Simplicity nor any of its Subsidiaries (i) is delinquent in the payment of any Tax, (ii) has incurred, since the date of the Simplicity Balance Sheet, any liability for Taxes other than in the ordinary course

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of business, (iii) has any liability for Taxes of any other Person (except for amounts incurred pursuant to contracts, the principal purpose of which is not the allocation of responsibility for Taxes, entered into in the ordinary course of business with vendors, customers, lessees and the like), nor (iv) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Simplicity Balance Sheet.

(c) No Liens for Taxes exist with respect to any assets or properties of Simplicity or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

(d) Neither Simplicity nor any of its Subsidiaries is a party to or bound by any closing agreement or similar agreement, and there are no material adjustments under Section 481 of the Code that have been requested by Simplicity or any of its Subsidiaries or proposed in writing by any Governmental Entity with respect to Simplicity or any of its Subsidiaries, which would be reasonably expected to increase the liability of Simplicity or any of its Subsidiaries for Taxes following the Closing Date.

(e) Neither Simplicity nor any of its Subsidiaries has participated in a transaction that is, or is reasonably likely to be deemed to be, a reportable transaction, within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(f) As of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of Simplicity, threatened against or with respect to Simplicity or any of its Subsidiaries with respect to any Tax.

(g) Neither Simplicity nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) in connection with the Mergers.

(h) As used in this Agreement:

(i) “Tax” or “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts; and

(ii) “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

Section 4.15 Contracts.

(a) Section 4.15 of the Simplicity Disclosure Schedule lists each of the following types of Contracts (current copies of which have been provided to HomeStreet) to which Simplicity or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any Contract that is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, whether or not filed with the SEC;

(ii) any Contract that limits the ability of Simplicity or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or, to Simplicity’s Knowledge, upon consummation of the Mergers will materially restrict the ability of HomeStreet or any of its Subsidiaries or Affiliates to engage in any line of business in which Simplicity or Simplicity Bank may lawfully engage;

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(iii) any Contract to which any Affiliate, officer, director, employee or consultant of Simplicity or any of its Subsidiaries is a party or beneficiary (except with respect to loans to directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to such loans);

(iv) any Contract that obligates Simplicity or any of its Subsidiaries (or, following the consummation of the Transactions, would obligate HomeStreet or its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis;

(v) any Contract that limits the payment of dividends by Simplicity or any of its Subsidiaries;

(vi) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;

(vii) any Contract relating to indebtedness of Simplicity or any of its Subsidiaries;

(viii) any Contract that by its terms calls for aggregate payment or receipt by Simplicity or any of its Subsidiaries of more than $50,000 over the remaining term of such Contract;

(ix) any Contract that provides for potential indemnification payments by Simplicity or any of its Subsidiaries or the potential obligation of Simplicity or any of its Subsidiaries to repurchase loans or leases;

(x) any Contract not entered into in the ordinary course of business between Simplicity or any of its Subsidiaries and any Affiliate thereof;

(xi) any Contract that is material to Simplicity’s balance sheet or its financial conditions or results of operations;

(xii) any Contract that provides any rights to investors in Simplicity or any of its Subsidiaries, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the Simplicity Board or Simplicity Bank Board;

(xiii) any Contract that is a consulting agreement or data processing, software programming or licensing Contract involving the payment of more than $25,000 per annum (other than any such Contracts which are terminable by Simplicity or any of its Subsidiary on 60 days or less notice without any required payment or other conditions (other than the condition of notice));

(xiv) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement; or

(xv) any Contract not of the type described in clauses (i) through (xiv) above and which involved the payments by, or to, Simplicity or one of more of its Subsidiaries in the fiscal year ended June 30, 2014, or which could reasonably be expected to involve such payments during the fiscal year ending June 30, 2015, of more than $25,000 (other than pursuant to Loans originated or purchased by Simplicity or a Subsidiary of Simplicity in the ordinary course of business consistent with past practice).

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Each Contract of the type described in clauses (i) through (xv) is referred to herein as a “Material Contract.” Each Material Contract to which Simplicity or one of its Subsidiaries is a party or by which Simplicity or any of its Subsidiaries or any of their respective assets, properties or business is bound is referred to herein as a “Simplicity Material Contract.”

(b) (i) Each Simplicity Material Contract is valid and binding on Simplicity or its relevant Subsidiary and to the Knowledge of Simplicity on each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity and its Subsidiaries, taken as a whole; (ii) Simplicity or its relevant Subsidiary, and, to the Knowledge of Simplicity, each other party thereto, has performed all obligations required to be performed by it under each Simplicity Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity; and (iii) there is no default under any Simplicity Material Contract by Simplicity and its relevant Subsidiary, or, to the Knowledge of Simplicity, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Simplicity or its relevant Subsidiary or, to the Knowledge of Simplicity, any other party thereto under any such Simplicity Material Contract, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity.

Section 4.16 Loan Portfolio.

(a) Except as set forth in Section 4.16(a) of the Simplicity Disclosure Schedule, as of the date hereof, neither Simplicity nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), the unpaid principal balance of which exceeds $50,000, under the terms of which the obligor was, as of June 30, 2014, more than 90 days delinquent in payment of principal or interest or in default of any other provision or (ii) Loan in excess of $50,000 with any director or executive officer of Simplicity or any of its Subsidiaries or, to the Knowledge of Simplicity, any Affiliate of any of the foregoing. Section 4.16(a) of the Simplicity Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $100,000 of Simplicity or any of its Subsidiaries that as of June 30, 2014, were classified by Simplicity or any of its Subsidiaries or any regulatory examiner as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import (“Classified Loans”), together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2014, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of Simplicity or any of its Subsidiaries that as of June 30, 2014, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2014, and (z) each asset of Simplicity or any of its Subsidiaries that as of June 30, 2014, was classified as “OREO” and the book value thereof. Simplicity has separately disclosed in compliance with applicable Law the identity of the borrowers and guarantors of each Loan identified in Section 4.16(a) of the Simplicity Disclosure Schedule.

(b) Each Loan of Simplicity or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the extent secured, the collateral securing each Loan of Simplicity or any of its Subsidiaries is free and clear of all liens (other than Permitted Liens).

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(c) Except as set forth in Section 4.16(c) of the Simplicity Disclosure Schedule, none of the agreements pursuant to which Simplicity or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase any such Loans or interests therein.

(d) Simplicity and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by Simplicity or any of its Subsidiaries satisfied, (i) Simplicity’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), (ii) all requirements of Law, (iii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between Simplicity or any of its Subsidiaries on the one hand, and any Agency, Loan Investor or Insurer, on the other hand, (iv) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (v) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(e) Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by Simplicity or any of its Subsidiaries), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, Simplicity’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all requirements of Law.

(f) Each Loan originated or previously owned by Simplicity and subsequently sold under circumstances in which Simplicity retains servicing rights, are being serviced in compliance in all material respects with the terms of all Contracts relating thereto and in compliance with applicable Law.

(g) The aggregate book value of the Simplicity non-performing assets held by Simplicity and its Subsidiaries and as of August 31, 2014, is set forth in Section 4.16(g) of the Simplicity Disclosure Schedule.

(h) Each of Simplicity and Simplicity Bank, as applicable, is approved and is in good standing as a seller/servicer by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to originate and service conventional residential mortgage loans. Neither Simplicity nor Simplicity Bank is now or has ever been subject to any fine, suspension, settlement, or other agreement or administrative agreement or sanction by, or any reduction in any loan purchase commitment from, Freddie Mac or any other Loan Investor, or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer loans. Neither Simplicity nor Simplicity Bank has received any notice, nor does it have any reason to believe, that Freddie Mac proposes to limit or terminate the underwriting authority of Simplicity or Simplicity Bank, or to increase the guarantee fees payable to such Loan Investor.

Section 4.17 Insurance. Simplicity and each of its Subsidiaries is insured by reputable insurers against such risks and in such amounts as the management of Simplicity reasonably has determined to be prudent and consistent with industry standards. Simplicity and each of its Subsidiaries is in compliance in all material respects with their respective insurance policies and is not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Simplicity or any of its Subsidiaries, Simplicity or its relevant Subsidiary is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

Section 4.18 Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Simplicity, Simplicity or each of its Subsidiaries owns and has good and valid title to all of their

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respective owned real property and good title to all of their respective tangible personal property and has valid leasehold interests in all of their respective leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens other than (a) Liens for current Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Simplicity or its Subsidiaries consistent with past practice and (c) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Simplicity and its Subsidiaries as currently conducted (“Permitted Liens”). No representation is made under this Section 4.18 with respect to any intellectual property or intellectual property rights, which are the subject of Section 4.19.

Section 4.19 Intellectual Property.

(a) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Simplicity, Simplicity and its Subsidiaries own, or are licensed or otherwise possesses adequate rights to use (in the manner and to the extent they have used the same), all Intellectual Property used in their respective businesses as currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Simplicity, (i) there are no pending or, to the Knowledge of Simplicity, threatened claims by any Person alleging infringement, misappropriation or dilution by Simplicity or any of its Subsidiaries of the Intellectual Property of any Person; (ii) to the Knowledge of Simplicity, the conduct of the businesses of Simplicity and each of its Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person; (iii) None of Simplicity or any of its Subsidiaries has made any claim of an infringement, misappropriation or other violation by others of its rights to or in connection with Intellectual Property; (iv) to the Knowledge of Simplicity, no Person is infringing, misappropriating or diluting any Intellectual Property of Simplicity or any of its Subsidiaries; (v) Simplicity and each of its Subsidiaries has taken reasonable steps to protect the confidentiality of its trade secrets and the security of its computer systems and networks; and (vi) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate any of Simplicity’s or any of its Subsidiaries’ rights or obligations under, any agreement under which Simplicity or any of its Subsidiaries grants to any Person, or any Person grants to Simplicity or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property.

(b) To Simplicity’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of Simplicity’s and each of its Subsidiaries’ businesses (collectively, “Simplicity IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Simplicity IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct consolidated business as currently conducted. Neither Simplicity nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of Simplicity IT Systems. Simplicity and each of its Subsidiaries has taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses.

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Section 4.20 Fiduciary Accounts. Simplicity and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in compliance with Law and in accordance with the terms of the governing documents. Neither Simplicity nor any of its Subsidiaries nor, to Simplicity’s Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

Section 4.21 State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested shareholder” or similar provision of any state anti-takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares (collectively, “Takeover Laws”) is, or at the Effective Time will be, applicable to this Agreement, the Mergers or any of the other Transactions. No “fair price” law is applicable to this Agreement, the Mergers or any of the other Transactions.

Section 4.22 No Rights Plan. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Simplicity or any of its Subsidiaries is a party or is otherwise bound.

Section 4.23 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, to Simplicity’s Knowledge, (a) Simplicity and each of its Subsidiaries has complied with all federal, state or local Laws relating to: (i) the protection or restoration of the environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance; and (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property involving any hazardous substance (“Environmental Laws”); (b) there are no proceedings, claims, actions, or investigations of any kind, pending or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against Simplicity or any of its Subsidiaries relating to any Environmental Law, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments, indemnities or decrees by or with any person, court, regulatory agency or other Governmental Entity, that could impose any liabilities or obligations under or in respect of any Environmental Law; (d) there are, and have been, no hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by Simplicity or any of its Subsidiaries under circumstances which could reasonably be expected to result in liability to or claims against Simplicity or any of its Subsidiaries relating to any Environmental Law; and (e) there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities under any Environmental Law.

Section 4.24 Derivatives. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, each Derivatives Contract, whether entered into for Simplicity’s or its Subsidiary’s own accounts, or for the account of one or more of its customers, was entered into (a) in accordance with prudent business practices and all applicable Laws and (b) with counterparties believed to be financially responsible at the time; and each Derivatives Contract constitutes the valid and legally binding obligation of Simplicity or its relevant Subsidiary, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Simplicity, neither Simplicity or any of its Subsidiaries, nor to Simplicity’s Knowledge any other party thereto, is in breach of any of its obligations under any Derivatives Contract.

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Section 4.25 Agreements with Regulatory Agencies. Neither Simplicity nor any of its Subsidiaries (a) is subject to any cease-and-desist or other similar order or enforcement action issued by, (b) is a party to any written agreement, consent agreement, informal agreement or memorandum of understanding with, (c) is a party to any commitment letter or similar undertaking to, (d) is subject to any capital directive by, or (e) since July 1, 2011, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). To Simplicity’s Knowledge, no Regulatory Agreement is pending or threatened.

Section 4.26 Affiliate Transactions. No executive officer or director of Simplicity or any of its Subsidiaries is a party to any Simplicity Material Contract other than as disclosed on Section 4.15(a)(iii) of the Simplicity Disclosure Schedule or has any material interest in any material property owned by Simplicity or any of its Subsidiaries, or has engaged in any material transaction with any of the foregoing since July 1, 2011( with the exception of loans from Simplicity Bank).

Section 4.27 Books and Records. The books and records of Simplicity and its Subsidiaries have been fully, properly and accurately maintained in material compliance with Law and GAAP, as applicable, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Simplicity and its Subsidiaries.

Section 4.28 Brokers. No broker, investment banker, financial advisor or other Person, other than Keefe, Bruyette & Woods, Inc., the fees of which are set forth in Section 4.28 of the Simplicity Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Simplicity or any of its Subsidiaries or Affiliates.

Section 4.29 Opinion of Financial Advisor. Keefe, Bruyette & Woods, Inc., has delivered to the Simplicity Board its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, subject to the assumptions, qualifications, limitations and other matters stated therein, the Merger Consideration is fair, from a financial point of view, to the holders of Shares. A copy of such opinion will promptly be delivered to HomeStreet following execution of this Agreement.

Section 4.30 No Agreements on Directorships. Neither Simplicity nor any of its Subsidiaries or Affiliates has entered into any agreement which obligates Simplicity to elect any individual to serve on the Simplicity Board or the Simplicity Bank Board, and as of the date hereof, there are no obligations or commitments on the part of Simplicity or any of its Affiliates to elect any individual to serve on the Simplicity Board.

Section 4.31 Disclosure. The representations and warranties contained in this Article 4, and the other information about Simplicity and its Subsidiaries provided to HomeStreet or HomeStreet Bank by or on behalf of Simplicity and its Subsidiaries, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.

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ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF HOMESTREET

Except as set forth in the corresponding Section or subsection of the disclosure schedule (for purposes of the HomeStreet Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule) delivered by HomeStreet to Simplicity prior to the execution of this Agreement (the “HomeStreet Disclosure Schedule”), or as clearly disclosed in the HomeStreet SEC Reports, HomeStreet represents and warrants to Simplicity as follows:

Section 5.1 Organization, Standing and Power.

(a) Each of HomeStreet and its Subsidiaries (i) is an entity duly organized and validly existing under the Laws of the State of Washington, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) HomeStreet has previously made available to Simplicity true and complete copies of the HomeStreet Articles and the HomeStreet Bylaws, and the HomeStreet Bank Articles and HomeStreet Bank bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. HomeStreet is not in violation of any provision of the HomeStreet Articles or the HomeStreet Bylaws. HomeStreet Bank is not in violation of any provision of the HomeStreet Bank Articles or HomeStreet Bank Bylaws.

(c) HomeStreet is a registered savings and loan holding company and is not a financial holding company. HomeStreet Bank is a member of the FHLB of Seattle, and the deposit accounts of HomeStreet Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by HomeStreet Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to HomeStreet’s or HomeStreet Bank’s Knowledge, threatened.

Section 5.2 Capital Stock. The authorized capital stock of HomeStreet consists of 80,000,000 shares of HomeStreet Common Stock and 10,000 shares of HomeStreet Preferred Stock. References herein to the terms “HomeStreet Share” or “HomeStreet Shares” relate to shares of HomeStreet Common Stock issued and outstanding as of the date of this Agreement, or issuable pursuant to the exercise of HomeStreet Stock Options outstanding on the date hereof. As of the date hereof, (a) 14,852,970.60 shares of HomeStreet Common Stock were issued and outstanding, and (b) 1,497,745 HomeStreet Shares were reserved for issuance pursuant to “HomeStreet Stock Plans.” No shares of HomeStreet Preferred Stock are issued or outstanding. All the outstanding shares of capital stock of HomeStreet are, and all shares reserved for issuance as noted in clause (b) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of HomeStreet are owned by any Subsidiary of HomeStreet. All the outstanding shares of capital stock or other Equity Securities of each Subsidiary of HomeStreet have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other Equity Securities of each such Subsidiary are owned, directly or indirectly, by HomeStreet, free and clear of all Liens. Neither HomeStreet nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote

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(or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of HomeStreet or such Subsidiary on any matter. Except as set forth above in this Section 5.2 and except for changes since the date hereof resulting from the exercise of HomeStreet Stock Options, there are no outstanding (A) shares of capital stock or other Equity Securities of HomeStreet, (B) securities of HomeStreet or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of any of its Subsidiaries or (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of HomeStreet or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from HomeStreet or any of its Subsidiaries, or obligations of HomeStreet or any of its Subsidiaries to issue, any shares of capital stock of HomeStreet or any of its Subsidiaries, Equity Securities or securities convertible into or exchangeable or exercisable for capital stock or Equity Securities of HomeStreet or any of its Subsidiaries or rights or interests described in (C) or (E) any right or obligations of HomeStreet or its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which HomeStreet or any of its Subsidiaries is a party or on file with or Known to HomeStreet with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other Equity Security of HomeStreet or any of its Subsidiaries.

Section 5.3 Subsidiaries. Section 5.3 of the HomeStreet Disclosure Schedule sets forth a true and complete list of each Subsidiary of HomeStreet, including its jurisdiction of incorporation or formation. Except for (a) the capital stock of, or other Equity Securities in, its Subsidiaries or (b) as disclosed on Section 5.3(b) of the HomeStreet Disclosure Schedule, HomeStreet does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 5.4 Authority.

(a) HomeStreet has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by HomeStreet have been duly authorized by all necessary corporate action on the part of HomeStreet and no other corporate proceedings on the part of HomeStreet is necessary to approve this Agreement or to consummate the Transactions subject, in the case of the consummation of the Company Merger, to the approval of the issuance of HomeStreet Common Stock pursuant to this Agreement by holders of a majority of the votes cast at the HomeStreet Meeting in accordance with Nasdaq Rule 5635 (the “HomeStreet Shareholder Approval”). This Agreement has been duly executed and delivered by HomeStreet and, assuming the due authorization, execution and delivery by Simplicity, constitutes a valid and binding obligation of each of HomeStreet and HomeStreet Bank, enforceable against them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) HomeStreet Bank has all necessary corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Bank Merger Agreement and consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of HomeStreet Bank and no other corporate proceedings on the part of HomeStreet Bank is necessary to approve the Bank Merger Agreement or to consummate the transactions.

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(c) The HomeStreet Board, at a meeting duly called and held at which all directors of HomeStreet were present, duly adopted resolutions (i) determining that the terms of this Agreement and the Transactions are in the best interests of HomeStreet’s shareholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Company Merger, (iii) directing that the issuance of the Merger Consideration in the form of shares of HomeStreet Common Stock be submitted to the shareholders of HomeStreet for adoption and approval and (iv) resolving to recommend that HomeStreet’s shareholders vote in favor of the approval of the issuance of HomeStreet Common Stock pursuant to this Agreement and the Transactions, including the Company Merger, and the issuance of the Merger Consideration pursuant thereon, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The HomeStreet Bank Board, at a meeting duly called and held at which all directors of HomeStreet Bank were present, duly adopted resolutions (i) determining that the terms of the Bank Merger Agreement and the transactions contemplated thereby (including the Bank Merger) are fair to and in the best interests of HomeStreet Bank’s shareholders and (ii) approving and declaring advisable the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(d) HomeStreet Shareholder Approval is the only vote of the holders of any class or series of HomeStreet’s capital stock or other Equity Securities required by the HomeStreet Articles or any applicable Law in connection with the consummation of the Company Merger. The approval of HomeStreet as the sole shareholder of HomeStreet Bank is the only vote of the holders of any class or series of HomeStreet Bank’s capital stock required by the HomeStreet Bank Articles or any applicable Law in connection with the consummation of the Bank Merger. No Person has a right under any debt security or other Contract to vote upon, approve, or prohibit the Mergers or the Transactions.

Section 5.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by HomeStreet does not, and the execution, delivery and performance of the Bank Merger Agreement by HomeStreet Bank, and none of the consummation of the Company Merger, the Bank Merger or the other Transactions and compliance by HomeStreet and its Subsidiaries with the provisions hereof or provisions of the Bank Merger Agreement will, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of HomeStreet or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the HomeStreet Articles, the HomeStreet Bylaws, the HomeStreet Bank Articles, the HomeStreet Bank Bylaws or the articles of incorporation or bylaws (or similar organizational documents) of any other Subsidiary of HomeStreet, (ii) any Contract to which HomeStreet or any of its Subsidiaries is a party or by which HomeStreet or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 5.5(b), any Law applicable to HomeStreet or any of its Subsidiaries or by which HomeStreet or any of its Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clause (ii) or (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to HomeStreet or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by HomeStreet or the consummation by HomeStreet or HomeStreet Bank of the Transactions or compliance with the actions contemplated by or in connection with this Agreement, except for (i) such filings and reports as may be required pursuant to the

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applicable requirements of state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Articles of Merger for the Company Merger with the Washington Secretary of State and the Maryland State Department of Assessments and Taxation, (iii) filing the Articles of Merger for the Bank Merger with the WDFI and Washington Secretary of State , (iv) the determination by CDBO that the Company Merger, the Bank Merger and the other Transactions are fair, just and equitable, and the granting by CDBO of the Registration Notice, (v) filings and notices with and approvals and non-objections of the Bank Regulatory Authorities, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices set forth in Section 5.5(b) of the Disclosure Schedule.

Section 5.6 Securities.

(a) SEC Filings. HomeStreet has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since February 10, 2012 (the “HomeStreet SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the HomeStreet SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such HomeStreet SEC Documents. None of the HomeStreet SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of HomeStreet’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the HomeStreet SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of HomeStreet at the respective dates thereof and the consolidated results of HomeStreet’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c) Internal Controls. HomeStreet and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of HomeStreet and its Subsidiaries are being made only in accordance with authorizations of management and the HomeStreet Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of HomeStreet’s and its Subsidiaries’ assets that could have a material effect on HomeStreet’s financial statements.

(d) Disclosure Controls and Procedures. HomeStreet’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by HomeStreet in the reports that it files or submits under

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the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to HomeStreet’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of HomeStreet required under the Exchange Act with respect to such reports. HomeStreet has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to HomeStreet’s auditors and the audit committee of the HomeStreet Board and on Section 5.6(d) of the HomeStreet Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect HomeStreet’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in HomeStreet’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e) Undisclosed Liabilities. The audited balance sheet of HomeStreet dated as of December 31, 2013 contained in the HomeStreet SEC Documents filed prior to the date hereof is hereinafter referred to as the “HomeStreet Balance Sheet.” Neither HomeStreet nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded on the HomeStreet Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the HomeStreet Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HomeStreet.

(f) Off-balance Sheet Arrangements. Neither HomeStreet nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among HomeStreet and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, HomeStreet or any of its Subsidiaries in HomeStreet’s or such Subsidiary’s published financial statements or other HomeStreet SEC Documents.

(g) Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of HomeStreet (or each former principal executive officer and each former principal financial officer of HomeStreet, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the HomeStreet SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither HomeStreet nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of HomeStreet or any of its Subsidiaries. HomeStreet is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HomeStreet.

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(h) HomeStreet’s independent outside accountants who have prepared board reports for the last two fiscal or calendar years have not resigned or been dismissed as independent outside accountants of HomeStreet as a result of or in connection with any disagreements with HomeStreet on a matter of accounting principles or practices, financial statement disclosure, scope or procedure.

(i) The records, systems, controls, data and information of HomeStreet and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of HomeStreet or its Subsidiaries or their accountants (including all means of access thereto and therefrom). HomeStreet (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of HomeStreet and its Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 5.7 Certain Disclosures. HomeStreet’s management has disclosed to the audit committee or other relevant committee of the HomeStreet Board, and to Simplicity, any fraud, whether or not material, that involves the management or other employees of HomeStreet or any of its Subsidiaries, other than for defalcations by employees who have no significant role in HomeStreet’s financial reporting and which do not involve amounts in excess of $100 in the case of any single employee of HomeStreet or any of its Subsidiaries, or $1,000 in the aggregate.

Section 5.8 Absence of Certain Changes or Events. Since the date of the HomeStreet Balance Sheet: (a) HomeStreet and its Subsidiaries have conducted their businesses, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on HomeStreet; and (c) none of HomeStreet or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of HomeStreet and HomeStreet Bank set forth in Article 6.

Section 5.9 Litigation. There is no material Action (or basis therefor) pending or, to the Knowledge of HomeStreet, threatened against or affecting HomeStreet or any of its Subsidiaries, any of their respective properties or any of their respective assets. Neither HomeStreet and HomeStreet Bank nor any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, ruling or decree of any Governmental Entity. Since January 1, 2011, (i) there have been no subpoenas, written demands, or document requests received by HomeStreet or any Subsidiary or Affiliate of HomeStreet or any of its Subsidiaries from any Governmental Entity, except such as are received by HomeStreet or any Subsidiary or Affiliate of HomeStreet in the ordinary course of business or as are not, individually or in the aggregate, material to HomeStreet and its Subsidiaries taken as a whole, and (ii) no Governmental Entity has requested that HomeStreet or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request. Except as set forth in Section 5.9 of the HomeStreet Disclosure Schedule, as of the date hereof, to the Knowledge of HomeStreet, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of HomeStreet, threatened, in each case regarding any accounting practices of HomeStreet or any of its Subsidiaries or any malfeasance by any executive officer of HomeStreet.

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Section 5.10 Compliance with Laws. HomeStreet and each of its Subsidiaries have in effect all material Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. All such Permits are in full force and effect. HomeStreet and its Subsidiaries have complied in all material respects with, and none of them is in default or violation in any material respect of, (i) any applicable Law, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information. HomeStreet does not know of, and has not received since January 1, 2011, written notice of, any material defaults or material violations of any Law.

Section 5.11 Reports. Since December 31, 2010, HomeStreet and each of its Subsidiaries has timely filed all material reports (including but not limited to call reports or other similar reports), registrations, documents, filings, statements and submissions, together with any required amendments, exhibits and schedules thereto, that each was required to file with any Governmental Entity, (the foregoing, collectively, the “HomeStreet Reports”), and each has paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, HomeStreet Reports complied in all material respects with all requirements of Law. HomeStreet Reports, including the documents incorporated by reference into, or delivered, filed or furnished with, each of them, contained all material information required to be included therein. Since December 31, 2008, each communication with the holders of HomeStreet Common Stock (including, solely for purposes of this Section 5.11, Persons who were actual or prospective investors in HomeStreet Common Stock as of the date of such communication) did not, as of the date communicated to any such Person, contain a misstatement of a material fact or omit to state a material fact necessary to make the circumstances therein not misleading.

Section 5.12 Benefit Plans.

(a) HomeStreet has provided to Simplicity a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) ERISA), “multiemployer plans” (within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans that HomeStreet reasonably believes will be applicable to the employees of Simplicity and Simplicity Bank who will be Continuing Employees, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “HomeStreet Benefit Plans.” Each Benefit Plan of HomeStreet existing prior to or as of the date of this Agreement, and each such plan entered into or established by HomeStreet between the date of this Agreement and the Effective Time, shall be collectively referred to as the “HomeStreet Plans.” With respect to each HomeStreet Plan, HomeStreet has furnished or made available to Simplicity a current, accurate and complete copy of each such plan and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, if applicable, and (iii) any summary plan description and other written communications (or a description of any oral communications) by HomeStreet or its Subsidiaries to their employees concerning the extent of the benefits provided under a HomeStreet Plan. HomeStreet has also furnished or made available to Simplicity a true and correct copy of the current employee handbook of HomeStreet and HomeStreet Bank.

(b) With respect to HomeStreet Plans:

(i) except as would not, individually or in the aggregate, result in a material liability to HomeStreet and its Subsidiaries, taken as a whole, to the Knowledge of HomeStreet, each HomeStreet Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 304 of ERISA and 431 of the Code, has occurred with respect to any HomeStreet Plan, and all contributions required to be made under the terms of any HomeStreet Plan have been timely made;

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(ii) each HomeStreet Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such HomeStreet Plan;

(iii) no HomeStreet Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;

(iv) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of HomeStreet, threatened, relating to HomeStreet Plans, any fiduciaries thereof with respect to their duties to HomeStreet Plans or the assets of any of the trusts under any of HomeStreet Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions; and

(v) HomeStreet and its Subsidiaries do not maintain any HomeStreet Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and HomeStreet and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation.

(c) To the Knowledge of HomeStreet, each ach HomeStreet Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code, and (ii) IRS Notice 2005 1 or any other applicable IRS guidance. No HomeStreet Plan that would be a nonqualified deferred compensation plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the AJCA has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA.

Section 5.13 Labor Matters. HomeStreet and its Subsidiaries are and have been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of HomeStreet, threatened, any labor dispute, work stoppage, labor strike or lockout against HomeStreet or any of its Subsidiaries by employees. No employee of HomeStreet or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of HomeStreet, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of HomeStreet, no executive officer of HomeStreet or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any Contract, and the continued employment of each such executive officer does not subject HomeStreet or any of its Subsidiaries to any liability with respect to any of the foregoing matters. HomeStreet and its Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs.

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Section 5.14 Taxes.

(a) All Tax Returns required to be filed by or on behalf of HomeStreet or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects.

(b) Neither HomeStreet nor any of its Subsidiaries (i) is delinquent in the payment of any Tax, (ii) has incurred, since the date of the HomeStreet Balance Sheet, any liability for Taxes other than in the ordinary course of business, (iii) has any liability for Taxes other than Taxes of HomeStreet and its Subsidiaries (except for amounts incurred pursuant to Contracts, the principal purpose of which is not the allocation of responsibility for Taxes, entered into in the ordinary course of business with vendors, customers, lessees and the like), nor (iv) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Balance Sheet to the extent required by GAAP.

(c) No Liens for Taxes exist with respect to any assets or properties of HomeStreet or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

(d) Neither HomeStreet nor any of its Subsidiaries is a party to or bound by any closing agreement or similar agreement, and there are no material adjustments under Section 481 of the Code that have been requested by HomeStreet or proposed in writing by any Governmental Entity with respect to HomeStreet or any of its Subsidiaries, in each case that is reasonably expected to increase the liability of HomeStreet or any of its Subsidiaries for Taxes following the Closing Date.

(e) Neither HomeStreet nor any of its Subsidiaries has participated in a transaction that is, or is reasonably likely to be deemed to be, a reportable transaction, within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(f) As of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of HomeStreet, threatened against or with respect to HomeStreet or any of its Subsidiaries with respect to any Tax.

Section 5.15 Contracts. Each Material Contract to which HomeStreet or any of its Subsidiaries is a party is a “HomeStreet Material Contract.” (i) Each HomeStreet Material Contract is valid and binding on HomeStreet and any of its Subsidiaries (to the extent such Subsidiary is a party thereto), as applicable, and to the Knowledge of HomeStreet, on each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet; (ii) HomeStreet and each of its Subsidiaries, and, to the Knowledge of HomeStreet, each other party thereto, has performed all obligations required to be performed by it under each HomeStreet Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet; and (iii) there is no default under any HomeStreet Material Contract by HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any other party thereto under any such HomeStreet Material Contract, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet.

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Section 5.16 Loan Portfolio.

(a) Except as set forth in Section 5.16(a) of the HomeStreet Disclosure Schedule, as of the date hereof, neither HomeStreet nor any of its Subsidiaries is a party to any Loan, the unpaid principal balance of which exceeds $50,000, under the terms of which the obligor was, as of June 30, 2014, more than 90 days delinquent in payment of principal or interest or in default of any other provision or (ii) Loan in excess of $50,000 with any director or executive officer of HomeStreet or any of its Subsidiaries or, to the Knowledge of HomeStreet, any Affiliate of any of the foregoing. Section 5.16(a) of the HomeStreet Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $100,000 of HomeStreet or any of its Subsidiaries that as of June 30, 2014, were Classified Loans, together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2014, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of HomeStreet or any of its Subsidiaries that as of June 30, 2014, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2014, and (z) each asset of HomeStreet or any of its Subsidiaries that as of June 30, 2014, was classified as “OREO” and the book value thereof. HomeStreet has separately disclosed in compliance with applicable Law the identity of the borrowers and guarantors of each Loan identified in Section 5.16(a) of the HomeStreet Disclosure Schedule.

(b) Each Loan of HomeStreet or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the extent secured, the collateral securing each Loan of HomeStreet or any of its Subsidiaries is free and clear of all liens (other than Permitted Liens).

(c) Except as set forth in Section 5.16(c) of the HomeStreet Disclosure Schedule, none of the agreements pursuant to which HomeStreet or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase any such Loans or interests therein.

(d) HomeStreet and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by HomeStreet or any of its Subsidiaries satisfied, (i) HomeStreet’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), (ii) all requirements of Law, (iii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between HomeStreet or any of its Subsidiaries on the one hand, and any Agency, Loan Investor or Insurer, on the other hand, (iv) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (v) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(e) Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by HomeStreet or any of its Subsidiaries), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, HomeStreet’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all requirements of Law.

(f) Each Loan originated or previously owned by HomeStreet and subsequently sold under circumstances in which HomeStreet retains servicing rights, are being serviced in compliance in all material respects with the terms of all Contracts relating thereto and in compliance with applicable Law.

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(g) The aggregate book value of the HomeStreet non-performing assets held by HomeStreet and its Subsidiaries and as of August 31, 2014, is set forth in Section 5.16(g) of the HomeStreet Disclosure Schedule.

Section 5.17 Insurance. Each of HomeStreet and its Subsidiaries is insured by reputable insurers against such risks and in such amounts as the management of HomeStreet reasonably has determined to be prudent and consistent with industry standards. HomeStreet and each of its Subsidiaries is in compliance in all material respects with their respective insurance policies and is not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of HomeStreet or its Subsidiaries, HomeStreet or a Subsidiary is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

Section 5.18 Intellectual Property.

(a) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on HomeStreet, HomeStreet and its Subsidiaries own, or are licensed or otherwise possesses adequate rights to use (in the manner and to the extent they have used the same), all Intellectual Property used in their respective business as currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HomeStreet, (i) there are no pending or, to the Knowledge of HomeStreet, threatened claims by any Person alleging infringement, misappropriation or dilution by HomeStreet or any of its Subsidiaries of the Intellectual Property of any Person; (ii) to the Knowledge of HomeStreet, the conduct of the businesses of HomeStreet and its Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person; (iii) HomeStreet and its Subsidiaries have not made any claim of an infringement, misappropriation or other violation by others of its rights to or in connection with Intellectual Property; (iv) to the Knowledge of HomeStreet, no Person is infringing, misappropriating or diluting any Intellectual Property of HomeStreet or any of its Subsidiaries; (v) HomeStreet and its Subsidiaries have each taken reasonable steps to protect the confidentiality of its trade secrets and the security of its computer systems and networks; and (vi) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate any of HomeStreet’s or any of its Subsidiaries’ rights or obligations under, any agreement under which HomeStreet or any of its Subsidiaries grants to any Person, or any Person grants to HomeStreet or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property.

(b) To HomeStreet’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of HomeStreet’s businesses (collectively, “HomeStreet IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The HomeStreet IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct consolidated business as currently conducted. Neither HomeStreet nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of HomeStreet IT Systems. HomeStreet and each of its Subsidiaries has taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses.

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Section 5.19 Fiduciary Accounts. HomeStreet and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in compliance with Law and in accordance with the terms of the governing documents. Neither HomeStreet nor its Subsidiaries nor, to HomeStreet’s Knowledge, any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

Section 5.20 Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HomeStreet, HomeStreet or a Subsidiary of HomeStreet owns and has good and valid title to all of their respective owned real property and good title to all of their tangible personal property and has valid leasehold interests in all of their leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens.

Section 5.21 Affiliate Transactions. No executive officer or director of HomeStreet or any of its Subsidiaries is a party to any HomeStreet Material Contract or has any material interest in any material property owned by or leased to HomeStreet or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing since January 1, 2011.

Section 5.22 Brokers. No broker, investment banker, financial advisor or other Person, other than MJ Capital Partners, the fees of which are set forth in Section 5.22 of the HomeStreet Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HomeStreet or any of its Subsidiaries or Affiliates.

Section 5.23 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, to its Knowledge, (a) HomeStreet and each of its Subsidiaries has complied with all Environmental Laws; (b) there are no proceedings, claims, actions, or investigations of any kind, pending or threatened in writing, by any person, court, agency, or other Governmental Entity or any arbitral body, against HomeStreet and each of its Subsidiaries relating to any Environmental Law and, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments, indemnities or decrees by or with any person, court, regulatory agency or other Governmental Entity, that could impose any liabilities or obligations under or in respect of any Environmental Law; (d) there are, and have been, no hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by HomeStreet or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against HomeStreet or any of its Subsidiaries relating to any Environmental Law; and (e) there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities under any Environmental Law.

Section 5.24 Derivatives. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, each Derivatives Contract, whether entered into for HomeStreet’s or its Subsidiary’s own accounts, or for the account of one or more of its customers, was entered into (a) in accordance with prudent business practices and all applicable Laws and (b) with counterparties believed to be financially responsible at the time; and each Derivatives Contract constitutes the valid and legally binding obligation of HomeStreet or its relevant Subsidiary, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general

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principles of equity), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HomeStreet, neither HomeStreet, any Subsidiary of HomeStreet, nor to HomeStreet’s Knowledge any other party thereto, is in breach of any of its obligations under any Derivatives Contract.

Section 5.25 Agreements with Regulatory Agencies. Neither HomeStreet nor any of its Subsidiaries is subject to any Regulatory Agreement. To HomeStreet’s Knowledge, no Regulatory Agreement is pending or threatened.

Section 5.26 Books and Records. The books and records of HomeStreet and its Subsidiaries have been fully, properly and accurately maintained in material compliance with Law and GAAP, as applicable and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of HomeStreet and its Subsidiaries, taken as a whole.

Section 5.27 Registration Obligation. Other than any obligation to register securities under Employee Benefit Plans on a Registration Statement on Form S-8, neither HomeStreet nor any of its Subsidiaries is required to register any of their respective securities under the Securities Act or the Exchange Act or, except as set forth in Section 6.2(b) and Section 6.2(c), below, under the securities laws of any state.

Section 5.28 No Agreements on Directorships. Other than as set forth in Section 6.4(c) below, none of HomeStreet, any Subsidiary of HomeStreet or any Affiliate of HomeStreet has entered into any agreement which obligates HomeStreet or a Subsidiary of HomeStreet to elect any individual to serve on HomeStreet Board or the board of directors of any Subsidiary of HomeStreet, and as of the date hereof, there are no obligations or commitments on the part of HomeStreet, or any Subsidiary or Affiliate of HomeStreet to elect any individual to serve on HomeStreet Board or the board of directors of any Subsidiary of HomeStreet.

Section 5.29 Disclosure. The representations and warranties contained in this Article 5, and the other information about HomeStreet or HomeStreet Bank provided to Simplicity and Simplicity Bank by or on behalf of HomeStreet or HomeStreet Bank, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.

ARTICLE 6. ACTIONS AND COVENANTS

Section 6.1 Forbearances of Simplicity. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.1 of the Simplicity Disclosure Schedule, without the prior written consent (including consent delivered by email from Mark Mason, Godfrey Evans, Pam Taylor or Cory Stewart, provided the three other individuals named here are included on such email) of HomeStreet which consent shall not be unreasonably withheld, conditioned or delayed (which prior written consent shall be deemed to have been given, for purposes of Section 6.1(i), Section 6.1(l) and Section 6.1(s), if HomeStreet has not objected to a proposed action by Simplicity on or before five (5) Business Days after written notice thereof by Simplicity has been received by HomeStreet), Simplicity will not and will cause its Subsidiaries to not:

(a) Ordinary Course. Conduct its business or the business of any Subsidiary other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and HomeStreet the goodwill of the customers of Simplicity and its Subsidiaries and others with whom business relations exist.

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(b) Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any Equity Securities on behalf of itself or any Subsidiary other than pursuant to the issuance of shares upon exercise of vested and outstanding Simplicity Stock Options.

(c) Dividends; Repurchases; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock or the capital stock of any Subsidiary, (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, provided however, that Simplicity may continue to declare and pay regular quarterly cash dividends of no more than $0.09 per share with payment and record dates consistent with past practice or (iii) repurchase any outstanding Shares, including but not limited to any repurchases pursuant to any existing repurchase plan or arrangement entered into or approved by Simplicity. Any dividends declared pursuant to this Section 6.1(c) shall be paid in full by Simplicity prior to the Effective Time.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Simplicity or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by Law, (ii) as to employees who are not Executive Officers, increases to salary or hourly wage amounts in the ordinary course of business and consistent with past practice, (iii) the payment of bonuses for the year ending June 30, 2015, to the extent such bonuses have been accrued in accordance with GAAP through the Closing Date and provided that such bonuses are consistent, as to amount, timing of payment (other than payments made in accordance with Section 6.12) and persons covered, with past practice. Simplicity shall promptly provide notice to HomeStreet of any increases allowed pursuant to this Section 6.1(d).

(e) Hiring. Hire any person as an employee of Simplicity or any of its Subsidiaries or promote any employee of Simplicity or any of its Subsidiaries, except (i) to fill existing vacancies at Simplicity or one of its Subsidiaries as set forth on Section 6.1(e) of the Simplicity Disclosure Schedule, (ii) to satisfy contractual obligations existing as of the date hereof as set forth on Section 6.1(e) of the Simplicity Disclosure Schedule and (iii) to fill any vacancies arising after the date hereof provided such Person’s employment is terminable at the will of Simplicity or its relevant Subsidiary, provided, however, that no replacement employee shall be hired on terms that would make him or her subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transactions or consummation thereof other than as provided by this Agreement.

(f) Benefit Plans. Enter into, establish, adopt, amend or terminate, or make any contributions other than contributions in the ordinary course of business and consistent with past practice to (except (i) as may be required by applicable Law, (ii) as required under the terms of a contract, plan, arrangement or agreement existing as of the date hereof and set forth on Section 6.1(f) of the Simplicity Disclosure Schedule, or (iii) as directed by the IRS in order to receive a favorable determination letter), any Simplicity Plan or any other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Simplicity or any of its Subsidiaries or take any action to accelerate the vesting or exercisability of compensation or benefits payable thereunder, except as expressly permitted under the terms of this Agreement. In addition, Simplicity and Simplicity Bank covenant and agree that no existing or former executive or other employee shall be permitted to participate, and no additional benefits shall accrue under, the 2005 Executive Nonqualified Retirement Plan from the date of this Agreement through the Effective Time.

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(g) Dispositions. Except for the sale of OREO and conforming one-to-four family real estate Loans in each case sold in the ordinary course of business consistent with past practices, or as permitted pursuant to Section 6.1(r) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 6.1(r)), deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and set forth on Section 6.1(i) of the Simplicity Disclosure Schedule as to nature and amount of each such commitments.

(j) Governing Documents. Amend the Simplicity Articles or Simplicity Bylaws or the articles or bylaws of other similar organizational documents, of any Subsidiary, except as required by Law or enter into a plan of consolidation, merger, share exchange or reorganization with any Person, or a letter of intent or agreement in principle with respect thereto, except as permitted by Section 6.10 of this Agreement.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in Law, GAAP or Bank Regulatory Authorities.

(l) Contracts. Except as otherwise permitted under this Section 6.1, enter into, cancel, or terminate any Material Contract or amend, fail to renew or modify in any material respect any of the existing Simplicity Material Contracts in excess of $25,000.

(m) Claims. Except as set forth on Section 6.1(m) of the Simplicity Disclosure Schedules, enter into any settlement or similar agreement with respect to any Action to which Simplicity or any of its Subsidiaries in their respective properties or assets is or becomes subject to, or a party to, which settlement, agreement or action involves payment by Simplicity or any of its Subsidiaries of an amount which (i) exceeds $10,000, (ii) would impose any material restriction on the business of Simplicity or any of its Subsidiaries, or (iii) or create precedent for claims that are reasonably likely to be material to Simplicity or any of its Subsidiaries taken as a whole.

(n) Banking Operations. Enter into any new line of business; introduce any new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management, other material banking and operating policies, or the manner in which its investment securities or loan portfolio is classified or reported, except as required by applicable Law or Bank Regulatory Authorities; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(o) Marketing. Introduce any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to HomeStreet prior to the date hereof).

(p) Derivatives Contracts. Except as set forth on Section 6.1(p) of the Simplicity Disclosure Schedules, enter into any Derivatives Contract.

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(q) Indebtedness. Incur any new indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, FHLB of San Francisco borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(r) Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any non-mortgage debt security or Equity Investment other than federal funds or United States Government securities or United States Governmental Entity securities, in each case with a term of 90 days or less, or (ii) except as expressly contemplated hereunder, dispose of any debt security or Equity Investment other than sales above book value in the ordinary course of business consistent with past practice.

(s) Loans. Except for commitments issued prior to the date of this Agreement which have not yet expired and the renewal of existing lines of credit, (i) make any new Loan other than (A) consumer Loans with a principal balance of less than $100,000, (B) commercial Loans with a principal balance of less than $2,000,000, (C) one-to-four family residential loans with a principal balance of less than $1,000,000, or (D) restructure Loans with a principal balance of less than $500,000 and are all originated in the ordinary course of business consistent with past practice and in compliance with the entity’s internal loan policies or (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth above.

(t) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(u) Tax Elections. Except as set forth on Section 6.1(u) of the Simplicity Disclosure Schedules, make or change any material Tax election, settle or compromise any material Tax liability of Simplicity or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of Simplicity or any of its Subsidiaries, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, change an annual accounting period with respect to Taxes or file any amended Tax Return.

(v) Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transactions to be subject to the provisions of any Takeover Laws, or (ii) to exempt or relieve any Person from the provisions of any Takeover Laws, any Person (other than HomeStreet or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(w) Transactions with Insiders. Make or propose to make any loan to or enter into any transaction between Simplicity or a Subsidiary thereof on the one hand and any Affiliate thereof on the other, except renewals of Loans with any of the foregoing existing as of the date hereof in accordance with applicable Laws and with Simplicity’s and its Subsidiaries’ lending policies and consistent with past practices.

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(x) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Mergers set forth in Article 7 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or any Bank Regulatory Authority, or (D) a material delay in the ability of Simplicity or HomeStreet or their respective Subsidiaries to perform any of their obligations under this Agreement on a timely basis.

(y) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 6.2 Affirmative Covenants of Simplicity. From and after the date of this Agreement until the Effective Time, Simplicity shall (and to the extent applicable, it shall cause its Subsidiaries to) take the following actions:

(a) Compliance with Banking Laws. Simplicity shall take all steps necessary or appropriate to assure that it and its Subsidiaries remain in material compliance at all times with all applicable Laws relating to the ownership and operation of a federally chartered saving bank, including the timely, accurate and complete filing of all Simplicity Reports. Simplicity shall, to the extent not prohibited by Law or any Regulatory Authorities, provide to HomeStreet drafts of all Reports and all correspondence with all Regulatory Authorities no later than five (5) Business Days prior to their filing or transmittal.

(b) Joint Proxy Statement; Fairness Hearing Notice. Simplicity shall cooperate in all respects with the reasonable requests of HomeStreet for information to be included in the Joint Proxy Statement and the Fairness Hearing Notice, and any supplements or amendments thereto. The information provided by Simplicity for inclusion in the Joint Proxy Statement and the Fairness Hearing Notice shall be free of material misstatements or omissions at the date delivered to HomeStreet, as of the date mailed to the holders of the Shares, and as of the date of the Simplicity Meeting and the Fairness Hearing. To the extent any such information shall become inaccurate or incomplete in any material respect at any time prior to the later to occur of the Simplicity Meeting or the Fairness Hearing, Simplicity shall (i) promptly (and in any case within 48 hours) notify HomeStreet in writing, including reasonable detail, of the existence and nature of any such inaccuracy, and (ii) promptly (and in any case within five (5) Business Days) provide in writing all information reasonably necessary to permit HomeStreet to prepare a supplement or amendment to the Joint Proxy Statement and the Fairness Hearing Notice (as the case may be) so as to eliminate any such material misstatement or omission. Notwithstanding the foregoing, Simplicity shall have no obligation under the preceding sentence with respect to statements included in or incorporated by reference into the Joint Proxy Statement or the Fairness Hearing Notice based on information supplied by or on behalf of HomeStreet or HomeStreet Bank specifically for inclusion or incorporation by reference therein.

(c) Fairness Hearing. Simplicity shall cause its Chief Executive Officer or President, its Chairman of the Board, and its Chief Financial Officer, and any Representative of Simplicity in connection with the Transactions, to attend the Fairness Hearing and to offer any testimony reasonably requested by HomeStreet or CDBO. Any and all statements made by or attributable to any Person attending the Fairness Hearing at the behest of Simplicity shall be, to the Knowledge of Simplicity, accurate, complete, and free of material misstatements or omissions.

(d) Notice of Examination Report. Simplicity will advise HomeStreet promptly of the receipt of any examination report of any Bank Regulatory Authority with respect to the condition or activities of Simplicity or any of the Simplicity Subsidiaries.

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(e) Additional Actions. Subject to the terms and conditions herein provided, Simplicity agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.3 Forbearances of HomeStreet. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent (by email) of Simplicity, which consent shall not be unreasonably withheld, conditioned or delayed, HomeStreet will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article 7 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or any Bank Regulatory Authority, or (D) a material delay in the ability of HomeStreet or Simplicity or any of their respective Subsidiaries to perform any of their obligations under this Agreement, or obtain regulatory approval, on a timely basis.

(b) Preservation of Business. Fail to use commercially reasonable efforts to preserve its business.

(c) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 6.4 Affirmative Covenants of HomeStreet. From and after the date of this Agreement until the Effective Time, HomeStreet shall (and to the extent applicable, it shall cause its Subsidiaries to) take the following actions:

(a) Compliance with Banking Laws. HomeStreet shall take all steps necessary or appropriate to assure that HomeStreet and each of its Subsidiaries remains in material compliance at all times with all applicable Laws relating to the ownership and operation of a saving bank chartered in the State of Washington, including the timely, accurate and complete filing of all Reports.

(b) Joint Proxy Statement; Fairness Hearing Notice.

(i) HomeStreet shall prepare, based in part upon the information provided in writing by Simplicity for such purpose, (A) the Joint Proxy Statement; and (B) the Fairness Hearing Application. For purposes of this Agreement, the “Fairness Hearing Application” means, collectively, an application to the CDBO to convene the Fairness Hearing, a draft of the Fairness Hearing Notice, and any and all correspondence prepared by HomeStreet related thereto. Subject to the obligations of Simplicity pursuant to Section 6.2(c), (x) the Joint Proxy Statement shall, as of the date of filing with the SEC of the definitive proxy statement, mailing date and the dates of the HomeStreet Meeting and Simplicity Meeting, and giving effect to any and all supplements and amendments thereto, be free of material misstatements or omissions pertaining to Simplicity, HomeStreet and the Transactions; and (y) the Fairness Hearing Application shall, as of the mailing date, the date of the Fairness Hearing, and the dates of the Simplicity Meeting and the HomeStreet Meeting, be free of material misstatements or omissions pertaining to Simplicity, HomeStreet and the Transactions. HomeStreet shall afford Simplicity and its Representatives an opportunity to comment upon the contents of the Joint Proxy Statement and the Fairness Hearing Application, including in response to any comments from the SEC and the CDBO and shall accept the reasonable written comments provided by each such Person regarding information pertaining to Simplicity.

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HomeStreet shall, at its own expense, cause the filing of the Joint Proxy Statement with the SEC and the Fairness Hearing Application, shall timely respond to any and all inquiries and comments of the SEC with respect the Joint Proxy Statement and CDBO with respect to the Fairness Hearing Application, and shall file any amendments or supplements reasonably necessary to cause the Joint Proxy Statement to meet the requirements of SEC, and to cause the Fairness Hearing Notice to meet the requirements of CDBO. Upon the filing of the definitive Joint Proxy Statement, and in cooperation with Simplicity pursuant to Section 6.7(d), shall cause the Fairness Hearing Notice to be mailed to the holders of the Simplicity Common Stock together with the notice of the Simplicity Meeting, the Joint Proxy Statement and all other documents related to the solicitation of proxies.

(ii) To the extent any information contained in the Joint Proxy Statement or the Fairness Hearing Application (other than information provided by Simplicity for inclusion therein or supplement or amendment thereto) shall become inaccurate or incomplete in any material respect at any time prior to the date of such fairness hearing or the date of the Simplicity Meeting or the HomeStreet Meeting, HomeStreet shall (i) promptly (and in any case within 48 hours) notify Simplicity in writing, including reasonable detail, of the existence and nature of any such inaccuracy, and (ii) promptly (and in any case within five (5) Business Days) inform Simplicity, including providing drafts of any supplement or amendment reasonably necessary to correct or eliminate any such material misstatement or omission. Notwithstanding the foregoing, HomeStreet shall have no obligation under the preceding sentence with respect to statements included in or incorporated by reference into the Joint Proxy Statement or Fairness Hearing Application based on information supplied by or on behalf of Simplicity specifically for inclusion or incorporation by reference therein, other than the obligations set forth in Section 6.2(c). HomeStreet shall be responsible, subject to the obligations of Simplicity pursuant to Section 6.2(c), for responding to any inquiries or comments from the SEC or CDBO.

(c) Appointment of Director. No later than the Effective Time HomeStreet shall nominate and elect to the HomeStreet Board and the HomeStreet Bank Board one (1) individual currently serving on the Board of Directors of Simplicity, selected by a vote of the majority of the HomeStreet Board. The individual so selected shall serve on the HomeStreet Board and HomeStreet Bank Board until the next annual meeting of the shareholders of HomeStreet or his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal; provided, however, that (i) subject to the fiduciary duties of HomeStreet’s Board of Directors, such designee shall be nominated for reelection by the HomeStreet shareholders at the next annual meeting for a three year term, and his or her election shall be recommended by the HomeStreet Board; (ii) subject to the fiduciary duties of HomeStreet Bank’s Board of Directors, such designee shall be nominated by HomeStreet Bank’s Board and elected by HomeStreet Bank’s sole shareholder at the next annual meeting for a three year term on the HomeStreet Bank Board and (iii) the nomination and election shall be subject to the receipt of all required approvals of the Bank Regulatory Authorities with respect to such designee, if any, and to compliance with guidelines and requirements applicable to HomeStreet and HomeStreet Bank directors generally.

(d) Fairness Hearing; Fairness Hearing Notice. HomeStreet shall arrange for the convening of the Fairness Hearing at a site reasonably acceptable to CBDO, and the parties shall cooperate to provide for the approval by CDBO of a Notice of Fairness Hearing in compliance with Section 25142 of the California Corporations Code and Section 260.121 of the California Code of Regulations (the “Fairness Hearing Notice”) based upon the Fairness Hearing Application. Simplicity shall cause the Fairness Hearing Notice to be mailed to each holder of record of the Shares entitled to vote upon the Transactions, and each party shall present such testimony or other evidence as may reasonably be required to procure the granting of the Registration Notice.

(e) Notice of Examination Report. HomeStreet will advise Simplicity promptly of the receipt of any examination report of any Bank Regulatory Authority with respect to the condition or activities of HomeStreet or any of the HomeStreet Subsidiaries.

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(f) Additional Actions. Subject to the terms and conditions herein provided, HomeStreet agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

(g) Listing of Shares. HomeStreet agrees to list on the Nasdaq Global Select market (or such other national securities exchange on which the shares of the HomeStreet Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of HomeStreet Common Stock to be issued in the Company Merger.

(h) Reservation of Shares. HomeStreet agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of HomeStreet Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

Section 6.5 Regulatory Filings.

(a) Each of HomeStreet, Simplicity and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities (including the Bank Regulatory Authorities) necessary to consummate the Transactions; and any initial filings with the Bank Regulatory Authorities shall be made by HomeStreet as soon as practicable after the execution hereof (subject to the timely cooperation of Simplicity). Each of HomeStreet and Simplicity shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.

(b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Entity.

Section 6.6 Announcements

(a) Simplicity and HomeStreet shall consult with each other before issuing any press release with respect to the Mergers, the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by Law. Simplicity and HomeStreet shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

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(b) HomeStreet shall, jointly with Simplicity, as soon as reasonably practicable after Simplicity Shareholder Approval, prepare and mail to each customer of Simplicity a letter describing the proposed Transactions and the anticipated impact of such Proposed Transactions on the customers of Simplicity.

Section 6.7 Access; Information; Cooperation; Confidentiality.

(a) Simplicity agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford HomeStreet and HomeStreet’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors, subject to independent auditor consent), systems, properties, personnel and advisors of Simplicity and its Subsidiaries and to such other information relating to Simplicity and its Subsidiaries as HomeStreet may reasonably request (other than minutes that discuss any of the Transactions contemplated by this Agreement after the date hereof) and, during such period, it shall furnish promptly to HomeStreet (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of Simplicity as HomeStreet may reasonably request, provided, however, that Simplicity shall not be required to take any action that would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable Law. HomeStreet shall use commercially reasonable efforts to minimize any interference with Simplicity’s regular business operations during any such access to Simplicity’s property, books and records.

(b) During the period from the date of this Agreement to the Effective Time, Simplicity shall, upon the request of HomeStreet, cause one or more of its designated officers to confer on a monthly or more frequent basis with representatives of HomeStreet regarding its financial condition, operations and business and matters relating to the completion of the Transactions. Within ten (10) days after the end of each month, Simplicity will deliver to HomeStreet a monthly balance sheet and profit and loss statements, without related notes, prepared on a consistent basis in accordance with Law and (subject to the absence of footnotes and to normal, non-material adjustments) with GAAP for unaudited materials. No less frequently than monthly, Simplicity shall consult with HomeStreet regarding the status of all Classified Loans of Simplicity and its Subsidiaries, and shall provide all documentation relating to all such Classified Loans upon HomeStreet’s request. Upon the request of HomeStreet, Simplicity shall facilitate consultation between any one or more executive officers of HomeStreet, on the one hand, and the officer of Simplicity or one of its Subsidiaries as the case may be, having primary supervisory or customer relationship authority with any Loan of Simplicity or its Subsidiaries, which consultation may include any matter pertinent to the status or carrying value of each such Loan. As soon as reasonably available, but in no event more than thirty (30) days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30), Simplicity will deliver to HomeStreet its quarterly balance sheet and profit and loss statements, without related notes, prepared in accordance with Law (including GAAP for unaudited materials, where applicable) and as soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year, Simplicity will deliver to HomeStreet its audited balance sheet and consolidated statements of operations, and changes in shareholders’ equity for such year, together with the unqualified opinion of the certifying accountants of Simplicity.

(c) No investigation or Knowledge by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

(d) Simplicity shall give reasonable notice to HomeStreet of all board and committee meetings of Simplicity, and all meetings of the shareholders of Simplicity and, to the extent Known, the agenda for or

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business to be discussed at such meeting. Simplicity shall also provide to HomeStreet and its Subsidiaries all written agendas and meeting or written consent materials provided to the directors of Simplicity in connection with such meetings, excluding materials subject to an attorney-client privilege or constituting attorney work product or that Simplicity is not permitted to disclose under Law. One Representative of HomeStreet shall be entitled to attend all meetings of the Simplicity Board and Simplicity Bank Board, subject to the Confidentiality Agreement, other than those portions of such meetings designated as executive sessions and any other meeting or portion of a meeting which Simplicity determines, in consultation with its outside legal counsel, would include (i) confidential discussions of this Agreement and the Transactions contemplated hereby, (ii) any third party proposal to acquire control of Simplicity or (iii) any other matter that the respective Board of Directors has reasonably determined would result in a violation of the fiduciary duties of the Simplicity Board or Simplicity Bank Board, as the case may be, to have such Representative of HomeStreet in attendance.

(e) Simplicity and its Subsidiaries on the one hand and HomeStreet and its Subsidiaries on the other shall cooperate in order to permit HomeStreet and its Subsidiaries to train employees of Simplicity and its Subsidiaries who are expected to continue employment with HomeStreet and its Subsidiaries, and Simplicity and its Subsidiaries shall, as mutually scheduled by HomeStreet and Simplicity, use its reasonable efforts to excuse such employees from their duties for the purpose of training and orientation by HomeStreet and its Subsidiaries. The Parties shall also cooperate in order to allow HomeStreet and its Subsidiaries to utilize employees of Simplicity and Simplicity Bank to assist it in connection with preparing for the conversion of Simplicity Bank’s data processing systems.

(f) Within ninety (90) days of the date of this Agreement, Simplicity shall provide to HomeStreet a calculation of the balance of all liquidation accounts of Simplicity and Simplicity Bank as of June 30, 2014.

Section 6.8 Simplicity Meeting. Simplicity Board shall duly and properly, in accordance with Section 3-105(b)(2) of the Maryland General Corporation Law, provide notice to holders of Simplicity Common Stock and convene, and thereafter shall cause to occur, a meeting of the holders of Simplicity Common Stock (the “Simplicity Meeting”) for purposes of approval of this Agreement and the Transactions, and at such meeting shall submit to such shareholders a motion contemplating Shareholder Approval. Except in the case of the adoption of a Change in Recommendation, Simplicity Board shall recommend that the holders of Simplicity Common Stock approve this Agreement and the Transactions, and shall not withdraw or modify in any manner adverse to HomeStreet any such recommendation. For the avoidance of doubt, a Change in Recommendation shall not excuse the obligations of Simplicity Board to convene Simplicity Meeting and to take a vote regarding Shareholder Approval pursuant to the first sentence of this Section 6.8. In connection with the Simplicity Meeting, the Simplicity Board shall (a) deliver the Joint Proxy Statement (or cause the Joint Proxy Statement to be delivered) to each holder of record of Simplicity Common Stock as of the applicable record date; and (b) take such actions (including delivering such amendments and supplements to the Joint Proxy Statement as may be reasonably necessary or appropriate) to cause the Joint Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.9 HomeStreet Meeting. HomeStreet Board shall duly and properly, in accordance with the applicable provisions of the WBCA, provide notice to holders of HomeStreet Common Stock and convene, and thereafter shall cause to occur, a meeting of the holders of HomeStreet Common Stock (the “HomeStreet Meeting”) for purposes of approval of the issuance of the Common Stock upon consummation of the Merger, and at such meeting shall submit to such shareholders a motion contemplating HomeStreet Shareholder Approval. In connection with the HomeStreet Meeting, the HomeStreet Board shall (a) deliver the Joint Proxy Statement (or cause the Joint Proxy Statement to be delivered) to each holder of record of HomeStreet Common

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Stock as of the applicable record date; and (b) take such actions (including delivering such amendments and supplements to the Joint Proxy Statement as may be reasonably necessary or appropriate) to cause the Joint Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.10 Acquisition Proposals.

(a) Simplicity agrees that it shall, and shall direct and use its reasonable best efforts to cause its Affiliates to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any Confidential Information previously furnished by or on behalf of Simplicity thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. Immediately following the execution and delivery of this Agreement, Simplicity shall block all access to the electronic data room maintained in connection with this Agreement and the Transactions, to all Persons other than Simplicity and HomeStreet and their respective Representatives. From the date of this Agreement through the Effective Time or the valid termination of this Agreement, Simplicity shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any Confidential Information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than HomeStreet or its Affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation (whether publicly or otherwise) in support of any Acquisition Proposal, or otherwise that suggests or recommends a material modification to, or the abandonment or termination of, this Agreement or the Transactions (any such statement, a “Change in Recommendation”); provided, however, that prior to the Simplicity Meeting, and subject to the provisions of this Section 6.10, if the Simplicity Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to consider the Acquisition Proposal would breach, or would reasonably be expected to result in a breach of, the Simplicity Board’s fiduciary duties under applicable law, Simplicity may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.10(a) that the Simplicity Board determines in good faith constitutes a Superior Proposal (as defined below), subject to providing three (3) Business Days’ prior written notice of its decision to take such action to HomeStreet and identifying in detail and with specificity the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.10(b), (1) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by Simplicity after consultation with its outside counsel) on terms no more favorable than those provided in the Confidentiality Agreement with HomeStreet and (2) participate in discussions or negotiations regarding such a Superior Proposal. For the avoidance of doubt, a breach of this Section 6.10(a) by any Affiliate or Representative of Simplicity or any of its Subsidiaries shall constitute a breach of this Section 6.10(a) by Simplicity, regardless of any Knowledge directly or indirectly attributable to Simplicity. For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating

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to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of Simplicity and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of Simplicity or any of its Subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of Simplicity or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Simplicity or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Notwithstanding the foregoing, Simplicity shall not make a determination that an Acquisition Proposal constitutes a Superior Proposal unless Simplicity shall have provided to HomeStreet an opportunity, within the three (3) Business Day period referenced in the preceding sentence, to increase its offer to an amount equal to or greater than the amount of such Acquisition Proposal, and unless HomeStreet shall have failed, prior to the expiry of such period, to make such an increase in its offer such that HomeStreet’s offer is substantially equivalent, from a financial point of view, to such Acquisition Proposal. For purposes of this Agreement, the term “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Simplicity Common Stock then outstanding or all or substantially all of Simplicity’s consolidated assets, which the Simplicity Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of Simplicity’s financial advisor and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the Mergers, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Simplicity Board, is reasonably likely to be obtained by such third party. For the avoidance of doubt, the right of HomeStreet to increase its offer in response to an Acquisition Proposal shall not be construed as an obligation to do so, and upon receiving notice of an Acquisition Proposal HomeStreet may, in response thereto, take any action that is permitted of HomeStreet under this Agreement, including without limitation terminating this Agreement and exercising the remedies set forth in Article 8.

(b) In addition to the obligations of Simplicity set forth in Section 6.10(a), Simplicity shall promptly (within 24 hours) advise HomeStreet orally and in writing of its receipt of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep HomeStreet informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to HomeStreet all materials provided to or made available to any third party pursuant to this Section 6.9 which were not previously provided to HomeStreet.

(c) Simplicity agrees that any violation of the restrictions set forth in this Section 6.10 by any Representative of Simplicity shall be deemed a breach of this Section 6.10 by Simplicity.

(d) The parties hereto agree that irreparable damage would occur in the event any of the restrictions set forth in Section 6.10(a) were violated by Simplicity or any of its Representatives. It is accordingly agreed that HomeStreet and HomeStreet Bank shall be entitled to seek an injunction or injunctions to prevent breaches of Section 6.10, without the necessity of posting a bond or other security, and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which HomeStreet is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, HomeStreet shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

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Section 6.11 [Reserved]

Section 6.12 Employment and Employee Benefits Matters.

(a) Simplicity has previously made available to HomeStreet in writing complete and accurate lists of the employees of Simplicity and its Subsidiaries. Such employee lists shall be updated by Simplicity and provided to HomeStreet promptly following its request.

(b) HomeStreet and Simplicity agree that promptly following the execution of this Agreement, meetings shall be held at such locations as HomeStreet and Simplicity shall mutually agree, for HomeStreet and Simplicity to announce the proposed Transactions to the employees of Simplicity and its Subsidiaries. At mutually agreed upon times following such initial announcement, HomeStreet shall be permitted to meet with the employees of Simplicity and its Subsidiaries to discuss employment opportunities with HomeStreet and its affiliates.

(c) Each of the employees of Simplicity and its Subsidiaries may be offered employment by HomeStreet or one of its Subsidiaries (including HomeStreet) at the sole and absolute discretion of HomeStreet. Simplicity and its Subsidiaries shall cause each employee to whom HomeStreet and one of its Subsidiaries has made such an offer to accept or reject the offer of employment within ten (10) Business Days of receipt of such offer from HomeStreet or its Subsidiary. Except as described in this Section 6.12, neither HomeStreet nor any of its Affiliates shall have any liability with respect to any employee of Simplicity or any of its Subsidiaries who is not offered or does not accept employment with HomeStreet or any of its Subsidiaries, or any former employee or retiree of Simplicity or any of its Subsidiaries, regardless of when such liability occurs.

(d) As soon as administratively practicable after the Effective Time, HomeStreet shall take all reasonable action so that Continuing Employees shall be entitled to participate in the HomeStreet Benefit Plans to the same extent as similarly situated employees of HomeStreet and its Subsidiaries (it being understood that inclusion of the employees of Simplicity and its Subsidiaries in HomeStreet Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under the corresponding Benefit Plans of Simplicity and its Subsidiaries until such Continuing Employees are permitted to participate in HomeStreet Benefit Plans and provided further, however, that nothing contained herein shall require HomeStreet or any of its Subsidiaries to make any grants to any former employee of Simplicity or any of its Subsidiaries under any discretionary equity compensation plan of HomeStreet. HomeStreet shall cause each HomeStreet Benefit Plan in which Continuing Employees are eligible to participate to recognize, for purposes of determining eligibility to participate, vesting of benefits, and for all other purposes (but not for accrual of pension benefits) under HomeStreet Benefit Plans, the service of such employees with Simplicity or any of its Subsidiaries to the same extent as such service was credited for such purpose by Simplicity or any of its Subsidiaries. In addition, such employees shall receive credit for service as an employee of Simplicity or any Subsidiary of Simplicity for purposes of determining length of vacation, paid time off and severance. Notwithstanding the foregoing, no such employee’s service shall be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of HomeStreet to amend or terminate any of the HomeStreet’s Benefit Plans in accordance with their terms at any time.

(e) Upon termination of any Simplicity or Simplicity subsidiary health plan, HomeStreet shall promptly make available to Continuing Employees and their dependents employer provided health coverage on substantially the same basis as it provides coverage to HomeStreet or HomeStreet subsidiary employees, or if a Continuing Employee is not eligible under the terms of the HomeStreet health plans, shall offer COBRA coverage, provided, however that such Continuing Employees shall be required to bear a portion of the cost of

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such COBRA coverage that is substantially equivalent in amount to the cost such Covered Employees bore of their insurance coverage as of the date of this Agreement. At such time as Continuing Employees of Simplicity or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of HomeStreet or its Subsidiaries, HomeStreet shall cause each such plan to (i) waive any preexisting condition limitations and exclusions to the extent such conditions and exclusions are covered under the applicable medical, health or dental plans of HomeStreet, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation, actively-at-work or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time and to the extent permitted under the applicable HomeStreet Benefit Plan. Employees of Simplicity or its subsidiaries who do not become Continuing Employees, and qualified beneficiaries, will have the right to continued coverage under group health plans of HomeStreet in accordance with COBRA.

(f) Prior to the Effective Time, Simplicity shall terminate any obligation to provide retiree medical benefits to the individuals provided by Simplicity or any Simplicity Subsidiary and make any payments necessary to effect such termination.

(g) Each of the Parties acknowledges and agrees that all provisions contained within this Section 6.12 with respect to Employees are included for the sole benefit of the Parties hereto, and shall not create any right (i) in any other Person, including Benefit Plans or any beneficiary thereof, or (ii) to continued employment with Simplicity, HomeStreet or any of their respective Subsidiaries or Affiliates.

(h) With respect to the Simplicity Bank Annual Incentive Plan (the “AIP”), each participant’s “Deferred Amount” (as defined under the AIP) shall be paid by Simplicity to the participant in a lump sum as of the Effective Time. Each participant in the AIP shall also be entitled to receive a pro-rata portion of his or her annual incentive award (the “Pro-Rata Award”), calculated from the first day of the plan year beginning on July 1, 2014 until the Effective Time, as if the company performance goals and the department/individual performance goals achieved “target” performance. Each participant’s Pro-Rata Award shall be paid in lump sum by Simplicity immediately prior to the Effective Time. For purposes of this Section 6.12(h), HomeStreet acknowledges that no portion of the Pro-Rata Award shall be deferred pursuant to the AIP. The AIP shall terminate following such payments.

(i) Those employees of Simplicity or its Subsidiaries who are not offered employment by HomeStreet that is comparable to that employee’s position with Simplicity or its Subsidiaries with respect to salary and within a 25 mile radius of the current address of such employee’s primary work location, and who are not then covered by an existing severance or change-of-control agreement with Simplicity or its Subsidiaries, and who sign and deliver a termination and release agreement substantially in the form of Exhibit G within 30 days of the Effective Time shall be entitled to receive severance pay in an amount equal to one week’s pay for each full year of service, subject to a maximum of twenty-six weeks of pay and a minimum severance amount equal to two weeks of base pay. Such payments will be made by HomeStreet on the date the termination and release agreement that is executed by an employee becomes effective. If Simplicity or any of its Subsidiaries also has a severance pay plan applicable to a Person, then any amounts paid to such Person pursuant to that plan shall reduce the amount that such Person will receive under this Section 6.12(i) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.12(i) hereof shall be construed or interpreted to limit or modify in any way HomeStreet’s at will employment policy or provide any third party beneficiary rights to employees of Simplicity or any of its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any

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retirement plan or policy). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period.

(j) Promptly, but no later than the first normal payroll date of HomeStreet following the Effective Time, Simplicity and HomeStreet shall cause each employee of Simplicity or any of its Subsidiaries who is not employed by HomeStreet or its Subsidiaries following the Effective Time to be paid for unused vacation time in accordance with Simplicity’s past practice.

(k) The Simplicity ESOP shall be terminated immediately prior to the Effective Time (the “ESOP Termination Date”). On the ESOP Termination Date, Simplicity shall direct the Simplicity ESOP trustee(s) to remit a sufficient number of unallocated shares of Simplicity Common Stock held by the Simplicity ESOP’s suspense account to Simplicity or any other lender (as applicable) to repay the full outstanding balance of the Simplicity ESOP loan(s). None of the unallocated shares used to repay the Simplicity ESOP Loan(s) will be entitled to receive any Merger Consideration. All remaining unallocated shares of Simplicity Common Stock and other unallocated plan assets, if any, held by the Simplicity ESOP shall be allocated among the participant accounts on the ESOP Termination Date in accordance with the terms of the ESOP, and as of the Effective Time all shares of Simplicity Common Stock held by the Simplicity ESOP shall be converted into the right to receive the Merger Consideration. As soon as administratively practicable following the Effective Time, the account balances in the Simplicity ESOP shall either be distributed in accordance with the terms of the Simplicity ESOP and the requirements of the Code and ERISA. Simplicity and HomeStreet shall adopt the necessary amendment(s) and board resolution(s) to effect the provisions of this Section 6.12(k). From the date of this Agreement until the ESOP Termination Date, contributions by Simplicity or any Simplicity Subsidiary to the Simplicity ESOP shall continue to be accrued and made in accordance with the Simplicity ESOP loan amortization schedule(s) in effect as of the date of this Agreement.

(l) The Simplicity 401(k) Plan shall be terminated immediately prior to the Effective Time. As soon as practicable following the Effective Time, the account balances in the Simplicity 401(k) Plan shall be distributed in accordance with the Simplicity 401(k) Plan and the requirements of the Code and ERISA. Continuing Employees who elect to transfer their account balances held by the Simplicity 401(k) Plan to the HomeStreet 401(k) Plan shall be permitted to roll over their outstanding Simplicity 401(k) Plan loan balances to the HomeStreet 401(k) Plan. Simplicity and HomeStreet shall adopt the necessary amendment(s) and board resolution(s) to effect the provisions of this Section 6.12(l).

(m) Simplicity will terminate the Simplicity Bank 2005 Executive Nonqualified Retirement Plan immediately prior to the Effective Time.

Section 6.13 Notification of Certain Matters. Each of Simplicity and HomeStreet shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. . The obligation to notify the other party of such matters shall not affect the determination of whether a Material Adverse Effect has arisen or exists, and any such determination shall be made in accordance with the definition of “Material Adverse Effect” and with the applicable provisions of this Agreement. Without limiting the generality of the preceding sentence, a notice by any party to the other with respect to events that may constitute a Material Adverse Effect shall not be construed as conclusive evidence that such an event or condition exists or has occurred.

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Section 6.14 Estoppel Letters. Simplicity shall obtain and deliver to HomeStreet at the Closing with respect to all real estate (a) owned by Simplicity, an estoppel letter dated as of or before the Closing Date in the form of Exhibit G from all tenants, and (b) leased by Simplicity or its Subsidiaries, an estoppel letter dated as of or before the Closing Date in the form of Exhibit H from all lessors.

Section 6.15 Owned Real Property. From the date of this Agreement until the Closing Date, Simplicity shall inform HomeStreet prior to taking title to any property that would be treated as OREO (including by a Subsidiary of Simplicity) and shall comply with HomeStreet’s reasonable requests to obtain and deliver to HomeStreet Phase I environmental reports and title reports with respect to each parcel of real property, with the exception of one-to-four family real estate loans, and any and all such Phase I environmental reports and title reports shall be acceptable to HomeStreet in its reasonable discretion.

Section 6.16 Directors and Officers Insurance. HomeStreet shall maintain, or shall cause HomeStreet Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by Simplicity (provided, that HomeStreet may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall HomeStreet be required to expend pursuant to this Section 6.16 more than 200% of the annual cost currently expended by Simplicity with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, HomeStreet shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Simplicity agrees in order for HomeStreet to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such Insurer or substitute Insurer with such representations as such Insurer may request with respect to the reporting of any prior claims.

ARTICLE 7. CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. Consummation of the Merger is subject to satisfaction or waiver by both HomeStreet and Simplicity to the extent such waiver is legally permissible, of the following conditions:

(a) Simplicity Shareholder Approval. The Simplicity Shareholder Approval shall have been obtained.

(b) HomeStreet Shareholder Approval. The HomeStreet Shareholder Approval shall have been obtained.

(c) Notice of Registration. The Commissioner of the CDBO shall have convened a fairness hearing in accordance with California Corporations Code Section 25142 and thereafter shall have made a determination that the Transactions are fair, just and equitable, and shall have issued the Registration Notice.

(d) Regulatory Approvals. All regulatory approvals required to consummate the Transactions and each of the Mergers shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which HomeStreet Board reasonably determines in good faith would, individually or in the aggregate: (i) prohibit or materially limit the ownership or operation by HomeStreet or HomeStreet Bank of all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, (ii) compel HomeStreet

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or HomeStreet Bank to dispose of or hold separate all or any material portion of the business or assets of Simplicity or any Simplicity Subsidiary, or (iii) impose a material compliance burden, penalty or obligation on HomeStreet or HomeStreet Bank resulting from noncompliance by Simplicity with its regulatory obligations. Without limiting the foregoing, Simplicity Bank shall have received approval from the OCC for the amendment of the Simplicity Bank Articles to remove Section 9.A thereof effective as of a date prior to the date of this Agreement.

(e) No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(f) Nasdaq Listing. The shares of HomeStreet Common Stock to be issued in the Company Merger have been approved for listing on Nasdaq, subject to official notice of issuance.

Section 7.2 Conditions to Obligation of Simplicity. The obligations of Simplicity to consummate the Company Merger is also subject to the fulfillment or written waiver by Simplicity prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of HomeStreet set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or warranty of HomeStreet shall be deemed untrue or incorrect for purposes of the closing conditions set forth in this Section 7.2(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of HomeStreet has had or would reasonably be expected to result in a Material Adverse Effect on HomeStreet; and provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.2(a), any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) included in any such representation or warranty shall be disregarded, and Simplicity shall have received a certificate, dated the Effective Time, signed on behalf of HomeStreet by the Chief Executive Officer and the Chief Accounting Officer of HomeStreet to such effect. At the Closing HomeStreet shall deliver to Simplicity a certificate of the Exchange Agent confirming receipt of the foregoing.

(b) Performance of Obligations of HomeStreet. HomeStreet shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Simplicity shall have received a certificate, dated the Effective Time, signed on behalf of HomeStreet by the Chief Executive Officer and the Chief Accounting Officer of HomeStreet to such effect.

(c) HomeStreet Closing Price. The HomeStreet Closing Price shall be at least $15.00 or, if not, then HomeStreet shall have agreed, in a written notice to Simplicity given at least one Business Day prior to the Closing Date, to increase the number of shares to be issued as Merger Consideration by increasing the Exchange Ratio to the ratio obtained by dividing (i) $15.00 by (ii) the HomeStreet Closing Price.

(d) Certificate of Exchange Agent. HomeStreet shall have delivered a certificate of the Exchange Agent pursuant to Section 3.3.

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(e) Other Actions. HomeStreet shall have furnished Simplicity with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as Simplicity may reasonably request.

Section 7.3 Conditions to Obligation of HomeStreet. The obligations of HomeStreet to consummate the Company Merger is also subject to the fulfillment or written waiver by HomeStreet prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Simplicity set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or warranty of Simplicity shall be deemed untrue or incorrect for purposes of the closing conditions set forth in this Section 7.3(a) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Simplicity has had or would reasonably be expected to result in a Material Adverse Effect on Simplicity; and provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.3(a), any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) included in any such representation or warranty shall be disregarded, and HomeStreet shall have received a certificate to such effect, dated the Effective Time, signed on behalf of Simplicity by the Chief Executive Officer and the Chief Financial Officer of Simplicity (or individuals serving in such positions).

(b) Performance of Obligations of Simplicity. Simplicity shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and HomeStreet shall have received a certificate, dated the Effective Time, signed on behalf of Simplicity by the Chief Executive Officer and the Chief Financial Officer of Simplicity to such effect.

(c) Termination of Employee Benefit Plans. Simplicity shall have taken such action as is required to terminate all Simplicity Benefit Plans effective as of a date not later than the Effective Time (other than the health and welfare plans or any other plans that are being assumed by HomeStreet), including but not limited to the AIP, Simplicity Bank 2005 Executive Nonqualified Retirement Plan, the Simplicity ESOP the Simplicity 401(k), the equity incentive plans of Simplicity and all retirement benefit plans, unless otherwise agreed to in writing by HomeStreet.

(d) Operational Requirements. Each of the following shall be true with respect to Simplicity and its Subsidiaries as of the last day of the month most recently ended prior to the Effective Time:

(i) the total deposits of Simplicity Bank, excluding brokered deposits, shall not be less than Five Hundred Seventy Five million dollars ($575,000,000.00); and

(ii) Tangible Book Value of Simplicity shall not be less than One Hundred Twenty Five Million ($125,000,000.00); and

ARTICLE 8. TERMINATION

Section 8.1 Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:

(a) Mutual Consent. By the mutual consent in writing of HomeStreet and Simplicity.

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(b) Breach. Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by HomeStreet or Simplicity, in the event of a breach by the other party (or any of its Subsidiaries) of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the Transactions under Section 7.2(a) or (b) or 7.3(a) or (b), as the case may be.

(c) Delay. By HomeStreet or Simplicity, in the event that the Mergers are not consummated by June 30, 2015, except to the extent that the failure of the Merger to be consummated by such date shall be due to the failure of the party seeking to terminate pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such party set forth in this Agreement.

(d) No Regulatory Approval. By HomeStreet or Simplicity in the event the approval or non-objection of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Entity or if an application therefor shall have been permanently withdrawn at the request of a Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

(e) Denial or Revocation of Notice of Registration. By either HomeStreet or Simplicity in the event the CDBO shall have denied the Registration Permit in a final and non-appealable determination, or if the Registration Permit has been revoked prior to the Effective Time.

(f) No Simplicity Shareholder Approval. By either HomeStreet or Simplicity, if the Simplicity Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Simplicity Meeting or at any adjournment or postponement thereof.

(g) No Home Street Shareholder Approval. By either HomeStreet or Simplicity if the HomeStreet Shareholder Approval shall not have been obtained by reason of the failure to obtain the required note at the HomeStreet meeting or any adjournment or postponement thereof.

(h) HomeStreet Closing Price. By Simplicity if the HomeStreet Closing Price shall be less than $15.00, unless HomeStreet shall have agreed in writing to deliver to the Exchange Agent a number of shares of HomeStreet Common Stock equal to the result obtained by dividing $15.00 by the HomeStreet Closing Price.

(i) Simplicity Failure to Recommend; Etc. By HomeStreet if (A) Simplicity (directly or by or through the actions of any of its Affiliates or Representatives) shall have breached Section 6.10 above in any respect adverse to HomeStreet, (B) Simplicity Board shall have failed to make its recommendation referred to in Section 6.8, or shall have made a Change in Recommendation, or (C) Simplicity shall have materially breached its obligation to convene the Simplicity Meeting in accordance with Section 6.8.

(j) Alternative Proposals. By HomeStreet if Simplicity has received a Superior Proposal and the Simplicity Board has made a determination to accept such Superior Proposal after compliance with Section 6.10.

(k) Certain Tender or Exchange Offers. By HomeStreet if a tender offer or exchange offer for 15% or more of the outstanding shares of Simplicity Common Stock is commenced (other than by HomeStreet or a Subsidiary thereof), and Simplicity Board fails to recommend publicly, within ten (10) calendar days thereafter,

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that holders of Simplicity Common Stock refrain from tendering their shares in such tender or exchange offer, or in any other respect directly or indirectly limits or qualifies its support of the Transactions and against any such tender offer or exchange offer.

Section 8.2 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.5(d), this Section 8.2 and Article 9 of this Agreement shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary, none of the parties shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

(b) The parties hereto agree that Simplicity shall pay HomeStreet Five Million Two Hundred Seventy-Two Thousand Six Hundred Eleven Dollars and Fifty Cents ($5,272,611.50) (the “Termination Fee”), if this Agreement is terminated as follows:

(i) if this Agreement is terminated by HomeStreet pursuant to Section 8.1 (j) or (k), Simplicity shall pay the Termination Fee to HomeStreet on the second Business Day following the termination of this Agreement; or

(ii) if this Agreement is terminated by (A) HomeStreet pursuant to Section 8.1(b) based upon any reckless or intentional breach, or pursuant to Section 8.1(i), and at the time of such termination no vote of Simplicity shareholders contemplated by this Agreement at the Simplicity Meeting shall have occurred, or (B) by either HomeStreet or Simplicity pursuant to Section 8.1(f), and in the case of any such termination described in this Section 8.2(b)(ii), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Simplicity or Simplicity Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of Simplicity contemplated by this Agreement at the Simplicity Meeting, in the case of clause (A), or the date of termination, in the case of clause (B) and if within 12 months after such termination Simplicity or any of its Subsidiaries enters into an agreement with respect to a Control Transaction, then Simplicity shall pay to HomeStreet an amount equal to the Termination Fee on the date of execution of such agreement or, if there is no such agreement, then upon consummation of any such Control Transaction; provided, however, that under no circumstances shall Simplicity be required to pay the Termination Fee more than once. As used in this Section 8.2(b), a “Control Transaction” means (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of Simplicity or its Subsidiaries or a majority of the assets of Simplicity or its Subsidiaries, (ii) any issuance of securities resulting in the ownership by any Person of more than 50% of the voting power of Simplicity or its Subsidiaries or by any Person other than Simplicity of more than 50% of the voting power of Simplicity or its Subsidiaries or (iii) any merger, consolidation or other business combination transaction involving Simplicity or any of its Subsidiaries as a result of which the shareholders of Simplicity Bank cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction. Any amount that becomes payable pursuant to this Section 8.2(b) shall be paid by wire transfer of immediately available funds to an account designated by HomeStreet.

The parties agree that the rights and obligations set forth in this Section 8.2 are integral to and an essential component of the Transactions, that without such agreement HomeStreet would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of

AGREEMENT AND PLAN OF MERGER BETWEEN

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this Agreement by Simplicity. If Simplicity fails to pay HomeStreet the amounts due under Section 8.2(b) within the time periods specified in Section 8.2(b), Simplicity shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by HomeStreet in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided HomeStreet prevails on the merits, together with interest on the amount of any such unpaid amounts at three percent (3%) in excess of the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section 8.3 Specific Performance. The parties to this Agreement acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that in any such case any breach of this Agreement could not be adequately compensated by monetary damages alone. Accordingly, prior to the valid termination of this Agreement in accordance with Section 8.1, a Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled under the terms of this Agreement, at law or in equity. In pursuing such a claim, a party shall not be obligated to prove damages as a result of such breach or threatened breach, and each party agrees not to raise such a defense. No party shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of a party under this Agreement. In seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no party shall be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 8.3, nor shall any party assert a claim or defense to an action for injunctive relief which claim or defense is based upon the failure to post such a bond or undertaking. Notwithstanding any contrary construction of the foregoing, under no circumstances shall any HomeStreet Party be entitled to specific enforcement of this Agreement at any time when there exists an Acquisition Proposal that Simplicity Board has advised HomeStreet it believes in good faith may be or may be negotiated in such a manner as to become a Superior Proposal, or at a time or under circumstances when Simplicity has announced a Change in Recommendation.

ARTICLE 9. MISCELLANEOUS

Section 9.1 Confidentiality. Except as specifically set forth herein, HomeStreet and Simplicity mutually agree to be bound by the terms of the confidentiality agreement dated May 15, 2014 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement, is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

Section 9.2 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 8.2 and this Article 9, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

AGREEMENT AND PLAN OF MERGER BETWEEN

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Section 9.3 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived, by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that (i) after the Simplicity Meeting no amendment shall be made which by Law or Nasdaq rules requires further approval by the shareholders of Simplicity without obtaining such approval and (ii) after the HomeStreet Meeting, no amendment shall be made which by law or Nasdaq rules requires further approval by the shareholders of HomeStreet without obtaining such approval.

Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

Section 9.5 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington applicable to contracts made and to be performed entirely within such State.

Section 9.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own Representatives, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or breach of any provision of this Agreement.

Section 9.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, sent by facsimile (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Simplicity:	Simplicity Bancorp, Inc. 1359 N. Grand Avenue Covina, CA 91724 Attention: Dustin Luton President and Chief Executive Officer Fax: (626) 646-2032

With a copy to:	Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, NW Suite 780 Washington, D.C. 20015 Attention:John J. Gorman, Esq. Benjamin M. Azoff, Esq, Fax: (202) 362-2902

If to HomeStreet:	HomeStreet, Inc. 601 Union Street, Suite 2000 Seattle, WA 98101 Attention: Mark Mason Chief Executive Officer and President Fax: (206) 389-7703

AGREEMENT AND PLAN OF MERGER BETWEEN

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With a copy to:	HomeStreet, Inc. 601 Union Street, Suite 2000 Seattle, WA 98101 Attention: Godfrey Evans General Counsel and Chief Administrative Officer Fax: (206) 389-7703

With a further copy to:	Davis Wright Tremaine LLP 1201 Third Avenue Suite 2200 Seattle, Washington 98101 Attention: Marcus J. Williams, Esq. Fax: (206) 757-7799

Section 9.8 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Transaction Documents and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.9 Severability. Except to the extent that application of this Section 9.9 would have a Material Adverse Effect on Simplicity or HomeStreet, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

Section 9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

Section 9.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

HOMESTREET, INC.

By:	/s/ Mark K. Mason

Name:	Mark K. Mason
Title:	President and Chief Executive Officer

SIMPLICITY BANCORP, INC.

By:	/s/ Dustin Luton

Name:	Dustin Luton
Title:	President and Chief Executive Officer

AGREEMENT AND PLAN OF MERGER BETWEEN

HOMESTREET, INC. AND SIMPLICITY BANCORP, INC.

EXECUTION VERSION

ANNEX B

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(in thousands, except share data)	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents (including interest-bearing instruments of $16,044 and $9,436)	$34,687	$33,908
Investment securities (includes $432,096 and $481,683 carried at fair value)	449,948	498,816
Loans held for sale (includes $614,876 and $279,385 carried at fair value)	698,111	279,941
Loans held for investment (net of allowance for loan losses of $21,847 and $23,908)	1,964,762	1,871,813
Mortgage servicing rights (includes $115,477 and $153,128 carried at fair value)	124,593	162,463
Other real estate owned	10,478	12,911
Federal Home Loan Bank stock, at cost	34,271	35,288
Premises and equipment, net	44,476	36,612
Goodwill	11,945	12,063
Other assets	101,385	122,239
Total assets	$3,474,656	$3,066,054
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,425,458	$2,210,821
Federal Home Loan Bank advances	598,590	446,590

Securities sold under agreements to repurchase	14,225	—
Accounts payable and other liabilities	79,958	77,906
Long-term debt	61,857	64,811
Total liabilities	3,180,088	2,800,128
Shareholders’ equity:
Preferred stock, no par value, authorized 10,000 shares, issued and outstanding, 0 shares and 0 shares	—	—
Common stock, no par value, authorized 160,000,000, issued and outstanding, 14,852,971 shares and 14,799,991 shares	511	511
Additional paid-in capital	96,650	94,474
Retained earnings	197,945	182,935
Accumulated other comprehensive income	(538)	(11,994)
Total shareholders’ equity	294,568	265,926
Total liabilities and shareholders’ equity	$3,474,656	$3,066,054

See accompanying notes to interim consolidated financial statements (unaudited).

HOMESTREET, INC. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,638	$24,670
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	13,293	10,285
(Reversal of) provision for credit losses	(1,500)	900
Provision for losses on other real estate owned	73	547
Fair value adjustment of loans held for sale	(11,320)	15,602
Origination of mortgage servicing rights	(32,726)	(53,627)
Change in fair value of mortgage servicing rights	26,075	1,493
Net gain on sale of investment securities	(1,173)	(6)

Net gain on sale of loans originated as held for investment	(4,586)	—
Net fair value adjustment and gain on sale of other real estate owned	(714)	(744)
Loss on early retirement of long-term debt	573	—
Net deferred income tax (benefit) expense	(13,502)	18,650
Share-based compensation expense	1,100	932
Origination of loans held for sale	(2,840,050)	(4,151,302)
Proceeds from sale of loans originated as held for sale	2,459,748	4,425,792

Cash used by changes in operating assets and liabilities:
Decrease (increase) in other assets	25,486	(36,680)

Increase (decrease) in accounts payable and other liabilities	9,959	4,867
Net cash (used in) provided by operating activities	(352,626)	261,379

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment securities	(45,179)	(286,741)
Proceeds from sale of investment securities	75,599	54,166

Principal repayments and maturities of investment securities	32,040	41,556
Proceeds from sale of other real estate owned	6,019	17,396

Proceeds from sale of loans originated as held for investment	271,409	—
Proceeds from sale of mortgage servicing rights	39,004	—
Mortgage servicing rights purchased from others	(8)	(20)

Capital expenditures related to other real estate owned	—	(22)
Origination of loans held for investment and principal repayments, net	(389,196)	(261,379)
Purchase of property and equipment	(13,904)	(12,683)

See accompanying notes to interim consolidated financial statements (unaudited).

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Net income	$4,975	$1,662	$16,638	$24,670
Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on investment securities available for sale:
Unrealized holding gain (loss) arising during the period, net of tax expense (benefit) of $501 and $(362) for the three months ended September 30, 2014 and 2013, and $6,579 and $(9,845) for the nine months ended September 30, 2014 and 2013, respectively	930	(673)	12,218	(18,283)

Reclassification adjustment for net gains included in net income, net of tax expense (benefit) of $168 and $(64) for the three months ended September 30, 2014 and 2013, and $411 and $2 for the nine months ended September 30, 2014 and 2013, respectively	(312)	120	(762)	(4)

Other comprehensive income (loss)	618	(553)	11,456	(18,287)
Comprehensive income (loss)	$5,593	$1,109	$28,094	$6,383

See accompanying notes to interim consolidated financial statements (unaudited).

HOMESTREET, INC. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF OPERATION

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2014	2013	2014	2013
Interest income:
Loans	$25,763	$19,425	$71,865	$54,920
Investment securities	2,565	3,895	8,199	9,552
Other	150	28	449	82
	28,478	23,348	80,513	64,554
Interest expense:
Deposits	2,364	2,222	7,080	8,078
Federal Home Loan Bank advances	509	434	1,366	1,113
Securities sold under agreements to repurchase	6	—	7	11
Long-term debt	271	274	851	2,274
Other	20	6	42	16
	3,170	2,936	9,346	11,492
Net interest income	25,308	20,412	71,167	53,062
Provision (reversal of provision) for credit losses	—	(1,500)	(1,500)	900
Net interest income after provision for credit losses	25,308	21,912	72,667	52,162
Noninterest income:
Net gain on mortgage loan origination and sale activities	37,642	33,491	104,946	139,870
Mortgage servicing income	6,155	4,011	24,284	9,265
(Loss) income from WMS Series LLC	(122)	(550)	(69)	1,063
Gain (loss) on debt extinguishment	2	—	(573)	—
Depositor and other retail banking fees	944	791	2,676	2,273
Insurance agency commissions	256	242	892	612

Gain (loss) on sale of investment securities available for sale (includes unrealized gain (loss) reclassified from accumulated other comprehensive income of $480 and $(184) for the three months ended September 30, 2014 and 2013, and $1,173 and $6 for the nine months ended September 30, 2014 and 2013, respectively)	480	(184)	1,173	6
Other	456	373	841	1,584
	45,813	38,174	134,170	154,673
Noninterest expense:
Salaries and related costs	42,604	39,689	118,681	113,330
General and administrative	10,326	9,234	31,593	30,434
Legal	630	844	1,571	2,054
Consulting	628	884	2,182	2,343
Federal Deposit Insurance Corporation assessments	682	227	1,874	937
Occupancy	4,935	3,484	14,042	9,667
Information services	4,220	3,552	13,597	10,122
Net cost of operation and sale of other real estate owned	133	202	(320)	1,740
	64,158	58,116	183,220	170,627
Income before income taxes	6,963	1,970	23,617	36,208
Income tax expense (includes reclassification adjustments of $168 and $(64) for the three months ended September 30, 2014 and 2013, and $411 and $2 for the nine months ended September 30, 2014 and 2013, respectively)	1,988	308	6,979	11,538
NET INCOME	$4,975	$1,662	$16,638	$24,670
Basic income per share	$0.34	$0.12	$1.12	$1.72
Diluted income per share	$0.33	$0.11	$1.11	$1.67
Basic weighted average number of shares outstanding	14,805,780	14,388,559	14,797,019	14,374,943
Diluted weighted average number of shares outstanding	14,968,238	14,790,671	14,957,034	14,793,427

See accompanying notes to interim consolidated financial statements (unaudited).

HOMESTREET, INC. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

(in thousands, except share data)	Number of Shares	Common Stock	Additional paid-in capital	Retained Earnings	Accumulated other comprehensive income/(loss)	Total
Balance, January 1, 2013	14,382,638	$511	$90,189	$163,872	$9,190	$263,762
Net income	—	—	—	24,670	—	24,670
Dividends ($0.11 per share)	—	—	—	(3,163)	—	(3,163)
Share-based compensation expense	—	—	1,098	—	—	1,098
Common stock issued	39,716	—	128	—	—	128
Other comprehensive loss	—	—	—	—	(18,287)	(18,287)
Balance, September 30, 2013	14,422,354	$511	$91,415	$185,379	($9,097)	$268,208

Balance, January 1, 2014	14,799,991	$511	$94,474	$182,935	($11,994)	$265,926
Net income	—	—	—	16,638	—	16,638
Dividends ($0.11 per share)	—	—	—	(1,628)	—	(1,628)
Share-based compensation expense	—	—	1,867	—	—	1,867
Common stock issued	52,980	—	309	—	—	309
Other comprehensive income	—	—	—	—	11,456	11,456
Balance, September 30, 2014	14,852,971	$511	$96,650	$197,945	($538)	$294,568
See accompanying notes to interim consolidated financial statements (unaudited).

HomeStreet, Inc. and Subsidiaries

Notes to Interim Consolidated Financial Statements (Unaudited)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

HomeStreet, Inc. and its wholly owned subsidiaries (the “Company”) is a diversified financial services company serving customers primarily in the Pacific Northwest, California and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. The consolidated financial statements include the accounts of HomeStreet, Inc. and its wholly owned subsidiaries, HomeStreet Capital Corporation and HomeStreet Bank (the “Bank”), and the Bank’s subsidiaries, HomeStreet/WMS, Inc., HomeStreet Reinsurance, Ltd., Continental Escrow Company, Union Street Holdings LLC, YNB Real Estate LLC, BSBC Properties LLC, HS Cascadia Holdings LLC and Lacey Gateway LLC. HomeStreet Bank was formed in 1986 and is a state-chartered savings bank.

The Company’s accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America (U.S. GAAP). Inter-company balances and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting periods and related disclosures. Although these estimates contemplate current conditions and how they are expected to change in the future, it is reasonably possible that actual conditions could be worse than anticipated in those estimates, which could materially affect the Company’s results of operations and financial condition. Management has made significant estimates in several areas, and actual results could differ materially from those estimates. Certain amounts in the financial statements from prior periods have been reclassified to conform to the current financial statement presentation.

These unaudited interim financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the periods presented. These adjustments are of a normal recurring nature, unless otherwise disclosed in this Form 10-Q. The results of operations in the interim financial statements do not necessarily indicate the results that may be expected for the full year. The interim financial information should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“2013 Annual Report on Form 10-K”).

Purchase Accounting Adjustments

On November 1, 2013, the Company completed its acquisition of Fortune Bank and YNB Financial Services Corp. (“YNB”), the parent of Yakima National Bank. The assets acquired and liabilities assumed in the acquisitions were accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. On December 6, 2013, the Company acquired two retail deposit branches and some related assets from AmericanWest Bank, a Washington state-chartered bank. During the second quarter of 2014, the Company completed a more detailed fair value analysis of premises and equipment assumed in the acquisition of YNB and determined that adjustments to the acquisition-date fair value were required. The Company also determined that adjustments were required to the provisional estimates for core deposit intangibles that were assumed in all three acquisitions. As a result of these adjustments, core deposit intangibles increased by $1.1 million, premises and equipment decreased by $740 thousand, and deferred tax liabilities increased by $280 thousand, resulting in a net decrease to goodwill of $118 thousand. These immaterial measurement period adjustments and corrections of accounting errors were made in the second quarter of 2014 as they were not material to the prior periods.

Recent Accounting Developments

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-01, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects. The ASU applies to all reporting entities that invest in qualified affordable housing projects through limited liability entities that are flow through entities for tax purposes. The

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amendments in this ASU eliminate the effective yield election and permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). Those not electing the proportional amortization method would account for the investment using the equity method or cost method. The amendments in this ASU should be applied retrospectively to all periods presented and are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014, although early adoption is permitted. The Company elected to adopt this new accounting guidance as of January 1, 2014. It is being adopted prospectively, as the retrospective adjustments were not material. The Company’s income tax expense for the nine months ended September 30, 2014 includes discrete tax benefit items of $406 thousand related to the recognition of the cumulative effect for prior years of adoption of this new accounting guidance.

In January 2014, the FASB issued ASU 2014-04, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon foreclosure. The ASU clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2014 and can be applied with a modified retrospective transition method or prospectively. The adoption of ASU 2014-04 is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU clarifies the principles for recognizing revenue from contracts with customers. The new accounting guidance, which does not apply to financial instruments, is effective on a retrospective basis beginning on January 1, 2017. The adoption of ASU 2014-09 is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing (Topic 860): Repurchase-to Maturity Transactions, Repurchase Financings, and Disclosures. The ASU applies to all entities that enter into repurchase-to-maturity transactions or repurchase financings. The amendments in this ASU require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement. The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions. The amendments in this ASU are effective for public business entities for the first interim or annual period beginning after December 15, 2014. Early adoption is not permitted. The application of this guidance may require enhanced disclosures of the Company’s repurchase agreements, but will have no impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The ASU clarifies the classification of certain foreclosed mortgage loans held by

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creditors that are either fully or partially guaranteed under government programs. The ASU requires that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (1) the loan has a government guarantee that is not separable from the loan before foreclosure; (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. The separate other receivable should be measured based on the amount of the loan balance expected to be recovered from the guarantor. The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2014 and can be applied with a modified retrospective transition method or prospectively. The adoption of ASU 2014-14 is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 2—INVESTMENT SECURITIES:

The following table sets forth certain information regarding the amortized cost and fair values of our investment securities available for sale.

	At September 30, 2014
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$112,131	$374	$(1,668)	$110,837
Commercial	13,119	452	—	13,571
Municipal bonds	120,799	2,713	(470)	123,042
Collateralized mortgage obligations:
Residential	56,359	130	(1,601)	54,888
Commercial	16,047	—	(415)	15,632
Corporate debt securities	74,166	50	(2,104)	72,112
U.S. Treasury securities	41,971	43	—	42,014

	$434,592	$3,762	$(6,258)	$432,096

	At December 31, 2013
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$137,602	$187	$(3,879)	$133,910
Commercial	13,391	45	(3)	13,433
Municipal bonds	136,937	185	(6,272)	130,850
Collateralized mortgage obligations:
Residential	93,112	85	(2,870)	90,327
Commercial	17,333	—	(488)	16,845
Corporate debt securities	75,542	—	(6,676)	68,866
U.S. Treasury securities	27,478	1	(27)	27,452

	$501,395	$503	$(20,215)	$481,683

Mortgage-backed securities (“MBS”) and collateralized mortgage obligations (“CMO”) represent securities issued by government sponsored entities (“GSEs”). Each of the MBS and CMO securities in our investment portfolio are guaranteed by Fannie Mae, Ginnie Mae or Freddie Mac. Municipal bonds are comprised of general obligation bonds (i.e., backed by the general credit of the issuer) and revenue bonds (i.e., backed by revenues from the specific project being financed) issued by various municipal corporations. As of September 30, 2014

8

and December 31, 2013, all securities held, including municipal bonds and corporate debt securities, were rated investment grade based upon external ratings where available and, where not available, based upon internal ratings which correspond to ratings as defined by Standard and Poor’s Rating Services (“S&P”) or Moody’s Investors Services (“Moody’s”). As of September 30, 2014 and December 31, 2013, substantially all securities held had ratings available by external ratings agencies.

Investment securities available for sale that were in an unrealized loss position are presented in the following tables based on the length of time the individual securities have been in an unrealized loss position.

	At September 30, 2014
	Less than 12 months		12 months or more		Total
(in thousands)	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$(40)	$11,758	$(1,628)	$69,570	$(1,668)	$81,328
Municipal bonds	(13)	3,612	(457)	29,295	(470)	32,907
Collateralized mortgage obligations:
Residential	(249)	8,802	(1,352)	31,346	(1,601)	40,148
Commercial	—	—	(415)	15,633	(415)	15,633
Corporate debt securities	(281)	17,145	(1,823)	45,573	(2,104)	62,718

	$(583)	$41,317	$(5,675)	$191,417	$(6,258)	$232,734

	At December 31, 2013
	Less than 12 months		12 months or more		Total
(in thousands)	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$(3,767)	$98,717	$(112)	$6,728	$(3,879)	$105,445
Commercial	(3)	7,661	—	—	(3)	7,661
Municipal bonds	(5,991)	106,985	(281)	3,490	(6,272)	110,475
Collateralized mortgage obligations:
Residential	(2,120)	63,738	(750)	15,081	(2,870)	78,819
Commercial	(488)	16,845	—	—	(488)	16,845
Corporate debt securities	(6,676)	68,844	—	—	(6,676)	68,844
U.S. Treasury securities	(27)	25,452	—	—	(27)	25,452

	$(19,072)	$388,242	$(1,143)	$25,299	$(20,215)	$413,541

The Company has evaluated securities available for sale that are in an unrealized loss position and has determined that the decline in value is temporary and is related to the change in market interest rates since purchase. The decline in value is not related to any issuer- or industry-specific credit event. As of September 30, 2014 and December 31, 2013, the Company does not expect any credit losses on its debt securities. In addition, as of September 30, 2014 and December 31, 2013, the Company had not made a decision to sell any of its debt securities held, nor did the Company consider it more likely than not that it would be required to sell such securities before recovery of their amortized cost basis. The Company did not hold any marketable equity securities as of September 30, 2014 and December 31, 2013.

9

The following tables present the fair value of investment securities available for sale by contractual maturity along with the associated contractual yield for the periods indicated below. Contractual maturities for mortgage-backed securities and collateralized mortgage obligations as presented exclude the effect of expected prepayments. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations before the underlying mortgages mature. The weighted-average yield is computed using the contractual coupon of each security weighted based on the fair value of each security and does not include adjustments to a tax equivalent basis.

	At September 30, 2014
	Within one year		After one year through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$7,466	1.73%	$103,371	1.81%	$110,837	1.80%
Commercial	—	—	—	—	—	—	13,571	4.63	13,571	4.63
Municipal bonds	—	—	45	3.43	22,642	3.54	100,355	4.25	123,042	4.12
Collateralized mortgage obligations:
Residential	—	—	—	—	—	—	54,887	2.07	54,887	2.07
Commercial	—	—	—	—	9,692	1.93	5,940	1.37	15,632	1.72
Corporate debt securities	—	—	—	—	40,854	3.25	31,259	3.64	72,113	3.42
U.S. Treasury securities	2,002	0.25	40,012	0.35	—	—	—	—	42,014	0.34

Total available for sale	$2,002	0.25%	$40,057	0.35%	$80,654	3.03%	$309,383	2.93%	$432,096	2.70%

	At December 31, 2013
	Within one year		After one year through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$10,581	1.63%	$123,329	1.82%	$133,910	1.81%
Commercial	—	—	—	—	—	—	13,433	4.51	13,433	4.51
Municipal bonds	—	—	—	—	19,598	3.51	111,252	4.29	130,850	4.17
Collateralized mortgage obligations:
Residential	—	—	—	—	19,987	2.31	70,340	2.17	90,327	2.20
Commercial	—	—	—	—	5,270	1.90	11,575	1.42	16,845	1.57
Corporate debt securities	—	—	—	—	32,848	3.31	36,018	3.75	68,866	3.54
U.S. Treasury securities	1,001	0.18	26,451	0.30	—	—	—	—	27,452	0.29

Total available for sale	$1,001	0.18%	$26,451	0.30%	$88,284	2.84%	$365,947	2.92%	$481,683	2.75%

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Sales of investment securities available for sale were as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Proceeds	$9,753	$1,972	$75,599	$52,566
Gross gains	480	—	1,375	322
Gross losses	—	(184)	(201)	(316)

There were $39.9 million and $47.3 million in investment securities pledged to secure advances from the Federal Home Loan Bank of Seattle (“FHLB”) at September 30, 2014 and December 31, 2013, respectively. At September 30, 2014 and December 31, 2013, there were $49.7 million and $37.7 million, respectively, of securities pledged to secure derivatives in a liability position. At September 30, 2014, there were $15.0 million of securities pledged under repurchase agreements and none at December 31, 2013.

Tax-exempt interest income on securities available for sale totaling $856 thousand and $1.5 million for the three months ended September 30, 2014 and 2013, respectively, and $2.6 million and $4.2 million for the nine months ended September 30, 2014 and 2013, respectively, was recorded in the Company’s consolidated statements of operations.

NOTE 3—LOANS AND CREDIT QUALITY:

For a detailed discussion of loans and credit quality, including accounting policies and the methodology used to estimate the allowance for credit losses, see Note 1, Summary of Significant Accounting Policies and Note 6, Loans and Credit Quality within our 2013 Annual Report on Form 10-K.

The Company’s portfolio of loans held for investment is divided into two portfolio segments, consumer loans and commercial loans, which are the same segments used to determine the allowance for loan losses. Within each portfolio segment, the Company monitors and assesses credit risk based on the risk characteristics of each of the following loan classes: single family and home equity loans within the consumer loan portfolio segment and commercial real estate, multifamily, construction/land development and commercial business loans within the commercial loan portfolio segment.

Loans held for investment consist of the following:

(in thousands)	At September 30, 2014	At December 31, 2013
Consumer loans
Single family	$788,232	$904,913
Home equity	138,276	135,650

	926,508	1,040,563
Commercial loans
Commercial real estate	530,335	477,642
Multifamily	62,498	79,216
Construction/land development	297,790	130,465
Commercial business	173,226	171,054

	1,063,849	858,377

	1,990,357	1,898,940
Net deferred loan fees and discounts	(3,748)	(3,219)

	1,986,609	1,895,721
Allowance for loan losses	(21,847)	(23,908)

	$1,964,762	$1,871,813

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Loans in the amount of $850.2 million and $800.5 million at September 30, 2014 and December 31, 2013, respectively, were pledged to secure borrowings from the FHLB as part of our liquidity management strategy. The FHLB does not have the right to sell or re-pledge these loans.

Concentrations of credit risk arise when a number of customers are engaged in similar business activities or activities in the same geographic region, or when they have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions.

Loans held for investment are primarily secured by real estate located in the states of Washington, Oregon, California, Idaho and Hawaii. At September 30, 2014, we had concentrations representing 10% or more of the total portfolio by state and property type for the loan classes of single family, commercial real estate and construction/land development within the state of Washington, which represented 26.2%, 22.2% and 11.8% of the total portfolio, respectively. At December 31, 2013 we had concentrations representing 10% or more of the total portfolio by state and property type for the loan classes of single family and commercial real estate within the state of Washington, which represented 37.3% and 21.2% of the total portfolio, respectively. These loans were mostly located within the metropolitan area of Puget Sound, particularly within King County.

Credit Quality

Management considers the level of allowance for loan losses to be appropriate to cover credit losses inherent within the loans held for investment portfolio as of September 30, 2014. In addition to the allowance for loan losses, the Company maintains a separate allowance for losses related to unfunded loan commitments, and this amount is included in accounts payable and other liabilities on the consolidated statements of financial condition. Collectively, these allowances are referred to as the allowance for credit losses.

For further information on the policies that govern the determination of the allowance for loan losses levels, see Note 1, Summary of Significant Accounting Policies within our 2013 Annual Report on Form 10-K.

Activity in the allowance for credit losses was as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Allowance for credit losses (roll-forward):
Beginning balance	$22,168	$27,858	$24,089	$27,751
Provision (reversal of provision) for credit losses	—	(1,500)	(1,500)	900
(Charge-offs), net of recoveries	(57)	(1,464)	(478)	(3,757)

Ending balance	$22,111	$24,894	$22,111	$24,894

Components:
Allowance for loan losses	$21,847	$24,694	$21,847	$24,694
Allowance for unfunded commitments	264	200	264	200

Allowance for credit losses	$22,111	$24,894	$22,111	$24,894

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Activity in the allowance for credit losses by loan portfolio and loan class was as follows.

	Three Months Ended September 30, 2014
(in thousands)	Beginning balance	Charge-offs	Recoveries	(Reversal of) Provision	Ending balance
Consumer loans
Single family	$9,111	$(226)	$65	$(72)	$8,878
Home equity	3,517	(135)	94	87	3,563

	12,628	(361)	159	15	12,441

Commercial loans
Commercial real estate	4,063	—	275	(357)	3,981
Multifamily	887	—	—	(174)	713
Construction/land development	2,418	—	123	146	2,687
Commercial business	2,172	(304)	51	370	2,289

	9,540	(304)	449	(15)	9,670

Total allowance for credit losses	$22,168	$(665)	$608	$—	$22,111

	Three Months Ended September 30, 2013
(in thousands)	Beginning balance	Charge-offs	Recoveries	(Reversal of) Provision	Ending balance
Consumer loans
Single family	$13,810	$(606)	$179	$(1,251)	$12,132
Home equity	4,879	(377)	273	(139)	4,636

	18,689	(983)	452	(1,390)	16,768

Commercial loans
Commercial real estate	5,723	(1,306)	—	51	4,468
Multifamily	690	—	—	80	770
Construction/land development	1,185	—	348	(141)	1,392
Commercial business	1,571	—	25	(100)	1,496

	9,169	(1,306)	373	(110)	8,126

Total allowance for credit losses	$27,858	$(2,289)	$825	$(1,500)	$24,894

	Nine Months Ended September 30, 2014
(in thousands)	Beginning balance	Charge-offs	Recoveries	(Reversal of) Provision	Ending balance
Consumer loans
Single family	$11,990	$(509)	$106	$(2,709)	$8,878
Home equity	3,987	(694)	420	(150)	3,563

	15,977	(1,203)	526	(2,859)	12,441

Commercial loans
Commercial real estate	4,012	(23)	431	(439)	3,981
Multifamily	942	—	—	(229)	713
Construction/land development	1,414	—	185	1,088	2,687
Commercial business	1,744	(592)	198	939	2,289

	8,112	(615)	814	1,359	9,670

Total allowance for credit losses	$24,089	$(1,818)	$1,340	$(1,500)	$22,111

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	Nine Months Ended September 30, 2013
(in thousands)	Beginning balance	Charge-offs	Recoveries	(Reversal of) Provision	Ending balance
Consumer loans
Single family	$13,388	$(2,468)	$425	$787	$12,132
Home equity	4,648	(1,515)	526	977	4,636

	18,036	(3,983)	951	1,764	16,768

Commercial loans
Commercial real estate	5,312	(1,449)	—	605	4,468
Multifamily	622	—	—	148	770
Construction/land development	1,580	(148)	699	(739)	1,392
Commercial business	2,201	—	173	(878)	1,496

	9,715	(1,597)	872	(864)	8,126

Total allowance for credit losses	$27,751	$(5,580)	$1,823	$900	$24,894

The following table disaggregates our allowance for credit losses and recorded investment in loans by impairment methodology.

	At September 30, 2014
(in thousands)	Allowance: collectively evaluated for impairment	Allowance: individually evaluated for impairment	Total	Loans: collectively evaluated for impairment	Loans: individually evaluated for impairment	Total
Consumer loans
Single family	$8,042	$836	$8,878	$713,339	$74,893	$788,232
Home equity	3,448	115	3,563	135,755	2,521	138,276

	11,490	951	12,441	849,094	77,414	926,508

Commercial loans
Commercial real estate	3,859	122	3,981	499,198	31,137	530,335
Multifamily	347	366	713	59,396	3,102	62,498
Construction/land development	2,687	—	2,687	292,097	5,693	297,790
Commercial business	1,092	1,197	2,289	169,481	3,745	173,226

	7,985	1,685	9,670	1,020,172	43,677	1,063,849

Total	$19,475	$2,636	$22,111	$1,869,266	$121,091	$1,990,357

	At December 31, 2013
(in thousands)	Allowance: collectively evaluated for impairment	Allowance: individually evaluated for impairment	Total	Loans: collectively evaluated for impairment	Loans: individually evaluated for impairment	Total
Consumer loans
Single family	$10,632	$1,358	$11,990	$831,730	$73,183	$904,913
Home equity	3,903	84	3,987	133,006	2,644	135,650

	14,535	1,442	15,977	964,736	75,827	1,040,563

Commercial loans
Commercial real estate	4,012	—	4,012	445,766	31,876	477,642
Multifamily	515	427	942	76,053	3,163	79,216
Construction/land development	1,414	—	1,414	124,317	6,148	130,465
Commercial business	1,042	702	1,744	168,199	2,855	171,054

	6,983	1,129	8,112	814,335	44,042	858,377

Total	$21,518	$2,571	$24,089	$1,779,071	$119,869	$1,898,940

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Impaired Loans

The following tables present impaired loans by loan portfolio segment and loan class.

	At September 30, 2014
(in thousands)	Recorded investment(1)	Unpaid principal balance(2)	Related allowance
With no related allowance recorded:
Consumer loans
Single family	$41,422	$43,600	$—
Home equity	1,949	1,974	—

	43,371	45,574	—
Commercial loans
Commercial real estate	30,344	33,367	—
Multifamily	508	508	—
Construction/land development	5,693	14,824	—
Commercial business	1,854	3,294	—

	38,399	51,993	—

	$81,770	$97,567	$—

With an allowance recorded:
Consumer loans
Single family	$33,471	$33,530	$836
Home equity	572	572	115

	34,043	34,102	951
Commercial loans
Commercial real estate	793	797	122
Multifamily	2,594	2,771	366
Construction/land development	—	—	—
Commercial business	1,891	1,911	1,197

	5,278	5,479	1,685

	$39,321	$39,581	$2,636

Total:
Consumer loans
Single family(3)	$74,893	$77,130	$836
Home equity	2,521	2,546	115

	77,414	79,676	951
Commercial loans
Commercial real estate	31,137	34,164	122
Multifamily	3,102	3,279	366
Construction/land development	5,693	14,824	—
Commercial business	3,745	5,205	1,197

	43,677	57,472	1,685

Total impaired loans	$121,091	$137,148	$2,636

(1)	Includes partial charge-offs and nonaccrual interest paid.
(2)	Unpaid principal balance does not include partial charge-offs or nonaccrual interest paid. Related allowance is calculated on net book balances not unpaid principal balances.
(3)	Includes $70.0 million in performing troubled debt restructurings (“TDRs”).

15

	At December 31, 2013
(in thousands)	Recorded investment(1)	Unpaid principal balance(2)	Related allowance
With no related allowance recorded:
Consumer loans
Single family	$39,341	$41,935	$—
Home equity	1,895	1,968	—

	41,236	43,903	—
Commercial loans
Commercial real estate	31,876	45,921	—
Multifamily	508	508	—
Construction/land development	6,148	15,299	—
Commercial business	1,533	7,164	—

	40,065	68,892	—

	$81,301	$112,795	$—

With an allowance recorded:
Consumer loans
Single family	$33,842	$33,900	$1,358
Home equity	749	749	84

	34,591	34,649	1,442
Commercial loans
Multifamily	2,655	2,832	427
Commercial business	1,322	1,478	702

	3,977	4,310	1,129

	$38,568	$38,959	$2,571

Total:
Consumer loans
Single family(3)	$73,183	$75,835	$1,358
Home equity	2,644	2,717	84

	75,827	78,552	1,442
Commercial loans
Commercial real estate	31,876	45,921	—
Multifamily	3,163	3,340	427
Construction/land development	6,148	15,299	—
Commercial business	2,855	8,642	702

	44,042	73,202	1,129

Total impaired loans	$119,869	$151,754	$2,571

(1)	Includes partial charge-offs and nonaccrual interest paid.
(2)	Unpaid principal balance does not include partial charge-offs or nonaccrual interest paid. Related allowance is calculated on net book balances not unpaid principal balances.
(3)	Includes $70.3 million in performing TDRs.

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The following table provides the average recorded investment in impaired loans by portfolio segment and class.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Consumer loans
Single family	$72,840	$79,527	$72,508	$77,841
Home equity	2,457	3,095	2,524	3,345

	75,297	82,622	75,032	81,186
Commercial loans
Commercial real estate	31,209	27,456	31,638	27,775
Multifamily	3,114	3,194	3,134	3,205
Construction/land development	5,768	7,218	5,898	9,450
Commercial business	3,664	1,696	3,250	1,922

	43,755	39,564	43,920	42,352

	$119,052	$122,186	$118,952	$123,538

Credit Quality Indicators

Management regularly reviews loans in the portfolio to assess credit quality indicators and to determine appropriate loan classification and grading in accordance with applicable bank regulations. The Company’s risk rating methodology assigns risk ratings ranging from 1 to 10, where a higher rating represents higher risk. The Company differentiates its lending portfolios into homogeneous loans and non-homogeneous loans.

The 10 risk rating categories can be generally described by the following groupings for non-homogeneous loans:

Pass. We have five pass risk ratings which represent a level of credit quality that ranges from no well-defined deficiency or weakness to some noted weakness, however the risk of default on any loan classified as pass is expected to be remote. The five pass risk ratings are described below:

Minimal Risk. A minimal risk loan, risk rated 1-Exceptional, is to a borrower of the highest quality. The borrower has an unquestioned ability to produce consistent profits and service all obligations and can absorb severe market disturbances with little or no difficulty.

Low Risk. A low risk loan, risk rated 2-Superior, is similar in characteristics to a minimal risk loan. Balance sheet and operations are slightly more prone to fluctuations within the business cycle; however, debt capacity and debt service coverage remains strong. The borrower will have a strong demonstrated ability to produce profits and absorb market disturbances.

Modest Risk. A modest risk loan, risk rated 3-Excellent, is a desirable loan with excellent sources of repayment and no currently identifiable risk associated with collection. The borrower exhibits a very strong capacity to repay the loan in accordance with the repayment agreement. The borrower may be susceptible to economic cycles, but will have cash reserves to weather these cycles.

Average Risk. An average risk loan, risk rated 4-Good, is an attractive loan with sound sources of repayment and no material collection or repayment weakness evident. The borrower has an acceptable capacity to pay in accordance with the agreement. The borrower is susceptible to economic cycles and more efficient competition, but should have modest reserves sufficient to survive all but the most severe downturns or major setbacks.

Acceptable Risk. An acceptable risk loan, risk rated 5-Acceptable, is a loan with lower than average, but still acceptable credit risk. These borrowers may have higher leverage, less certain but viable repayment sources, have limited financial reserves and may possess weaknesses that can be adequately mitigated through

17

collateral, structural or credit enhancement. The borrower is susceptible to economic cycles and is less resilient to negative market forces or financial events. Reserves may be insufficient to survive a modest downturn.

Watch. A watch loan, risk rated 6-Watch, is still pass-rated, but represents the lowest level of acceptable risk due to an emerging risk element or declining performance trend. Watch ratings are expected to be temporary, with issues resolved or manifested to the extent that a higher or lower rating would be appropriate. The borrower should have a plausible plan, with reasonable certainty of success, to correct the problems in a short period of time. Borrowers rated watch are characterized by elements of uncertainty, such as:

•	Borrower may be experiencing declining operating trends, strained cash flows or less-than anticipated performance. Cash flow should still be adequate to cover debt service, and the negative trends should be identified as being of a short-term or temporary nature.

•	The borrower may have experienced a minor, unexpected covenant violation.

•	Companies who may be experiencing tight working capital or have a cash cushion deficiency.

•	A loan may also be a watch if financial information is late, there is a documentation deficiency, the borrower has experienced unexpected management turnover, or if they face industry issues that, when combined with performance factors create uncertainty in their future ability to perform.

•	Delinquent payments, increasing and material overdraft activity, request for bulge and/or out- of-formula advances may be an indicator of inadequate working capital and may suggest a lower rating.

•	Failure of the intended repayment source to materialize as expected, or renewal of a loan (other than cash/marketable security secured or lines of credit) without reduction are possible indicators of a watch or worse risk rating.

Special Mention. A special mention loan, risk rated 7-Special Mention, has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or the institutions credit position at some future date. They contain unfavorable characteristics and are generally undesirable. Loans in this category are currently protected but are potentially weak and constitute an undue and unwarranted credit risk, but not to the point of a substandard classification. A special mention loan has potential weaknesses, which if not checked or corrected, weaken the loan or inadequately protect the Company’s position at some future date. Such weaknesses include:

•	Performance is poor or significantly less than expected. There may be a temporary debt-servicing deficiency or inadequate working capital as evidenced by a cash cushion deficiency, but not to the extent that repayment is compromised. Material violation of financial covenants is common.

•	Loans with unresolved material issues that significantly cloud the debt service outlook, even though a debt servicing deficiency does not currently exist.

•	Modest underperformance or deviation from plan for real estate loans where absorption of rental/sales units is necessary to properly service the debt as structured. Depth of support for interest carry provided by owner/guarantors may mitigate and provide for improved rating

•	This rating may be assigned when a loan officer is unable to supervise the credit properly, an inadequate loan agreement, an inability to control collateral, failure to obtain proper documentation, or any other deviation from prudent lending practices.

•	Unlike a substandard credit, there should be a reasonable expectation that these temporary issues will be corrected within the normal course of business, rather than liquidation of assets, and in a reasonable period of time.

Substandard. A substandard loan, risk rated 8-Substandard, is inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the loan. They are characterized by the distinct

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possibility that the Company will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard. Loans are classified as substandard when they have unsatisfactory characteristics causing unacceptable levels of risk. A substandard loan normally has one or more well-defined weaknesses that could jeopardize repayment of the loan. The likely need to liquidate assets to correct the problem, rather than repayment from successful operations is the key distinction between special mention and substandard. The following are examples of well-defined weaknesses:

•	Cash flow deficiencies or trends are of a magnitude to jeopardize current and future payments with no immediate relief. A loss is not presently expected, however the outlook is sufficiently uncertain to preclude ruling out the possibility.

•	The borrower has been unable to adjust to prolonged and unfavorable industry or economic trends.

•	Material underperformance or deviation from plan for real estate loans where absorption of rental/sales units is necessary to properly service the debt and risk is not mitigated by willingness and capacity of owner/guarantor to support interest payments.

•	Management character or honesty has become suspect. This includes instances where the borrower has become uncooperative.

•	Due to unprofitable or unsuccessful business operations, some form of restructuring of the business, including liquidation of assets, has become the primary source of loan repayment. Cash flow has deteriorated, or been diverted, to the point that sale of collateral is now the Company’s primary source of repayment (unless this was the original source of repayment). If the collateral is under the Company’s control and is cash or other liquid, highly marketable securities and properly margined, then a more appropriate rating might be special mention or watch.

•	The borrower is involved in bankruptcy proceedings where collateral liquidation values are expected to fully protect the Company against loss.

•	There is material, uncorrectable faulty documentation or materially suspect financial information.

Doubtful. Loans classified as doubtful, risk rated 9-Doubtful, have all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors, which may work towards strengthening of the loan, classification as a loss (and immediate charge-off) is deferred until more exact status may be determined. Pending factors include proposed merger, acquisition, liquidation procedures, capital injection, and perfection of liens on additional collateral and refinancing plans. In certain circumstances, a doubtful rating will be temporary, while the Company is awaiting an updated collateral valuation. In these cases, once the collateral is valued and appropriate margin applied, the remaining un-collateralized portion will be charged-off. The remaining balance, properly margined, may then be upgraded to substandard, however must remain on non-accrual.

Loss. Loans classified as loss, risk rated 10-Loss, are considered un-collectible and of such little value that the continuance as an active Company asset is not warranted. This rating does not mean that the loan has no recovery or salvage value, but rather that the loan should be charged-off now, even though partial or full recovery may be possible in the future.

Impaired. Loans are classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due, in accordance with the terms of the original loan agreement, without unreasonable delay. This generally includes all loans classified as non-accrual and troubled debt restructurings. Impaired loans are risk rated for internal and regulatory rating purposes, but presented separately for clarification.

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Homogeneous loans maintain their original risk rating until they are greater than 30 days past due, and risk rating reclassification is based primarily on the past due status of the loan. The risk rating categories can be generally described by the following groupings for commercial and commercial real estate homogeneous loans:

Watch. A homogeneous watch loan, risk rated 6, is 30-59 days past due from the required payment date at month-end.

Special Mention. A homogeneous special mention loan, risk rated 7, is 60-89 days past due from the required payment date at month-end.

Substandard. A homogeneous substandard loan, risk rated 8, is 90-179 days past due from the required payment date at month-end.

Loss. A homogeneous loss loan, risk rated 10, is 180 days and more past due from the required payment date. These loans are generally charged-off in the month in which the 180 day time period elapses.

The risk rating categories can be generally described by the following groupings for residential and home equity and other homogeneous loans:

Watch. A homogeneous retail watch loan, risk rated 6, is 60-89 days past due from the required payment date at month-end.

Substandard. A homogeneous retail substandard loan, risk rated 8, is 90-180 days past due from the required payment date at month-end.

Loss. A homogeneous retail loss loan, risk rated 10, becomes past due 180 cumulative days from the contractual due date. These loans are generally charged-off in the month in which the 180 day period elapses.

The following tables summarize designated loan grades by loan portfolio segment and loan class.

	At September 30, 2014
(in thousands)	Pass	Watch	Special mention	Substandard	Total
Consumer loans
Single family	$756,182	$1,347	$15,489	$15,214	$788,232
Home equity	136,029	109	438	1,700	138,276

	892,211	1,456	15,927	16,914	926,508
Commercial loans
Commercial real estate	439,969	65,048	20,391	4,927	530,335
Multifamily	57,874	1,523	3,101	—	62,498
Construction/land development	291,545	3,065	350	2,830	297,790
Commercial business	144,645	23,604	2,112	2,865	173,226

	934,033	93,240	25,954	10,622	1,063,849

	$1,826,244	$94,696	$41,881	$27,536	$1,990,357

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	At December 31, 2013
(in thousands)	Pass	Watch	Special mention	Substandard	Total
Consumer loans
Single family	$817,877	$53,711	$12,746	$20,579	$904,913
Home equity	132,086	1,442	276	1,846	135,650

	949,963	55,153	13,022	22,425	1,040,563
Commercial loans
Commercial real estate	368,817	63,579	37,758	7,488	477,642
Multifamily	74,509	1,544	3,163	—	79,216
Construction/land development	121,026	3,414	2,895	3,130	130,465
Commercial business	145,760	20,062	586	4,646	171,054

	710,112	88,599	44,402	15,264	858,377

	$1,660,075	$143,752	$57,424	$37,689	$1,898,940

The Company considers ‘adversely classified assets’ to include loans graded as Substandard, Doubtful, and Loss as well as other real estate owned (“OREO”). As of September 30, 2014 and December 31, 2013, none of the Company’s loans were rated Doubtful or Loss. The total amount of adversely classified assets was $38.0 million and $50.6 million as of September 30, 2014 and December 31, 2013, respectively. For a detailed discussion on credit quality, see Note 6, Loans and Credit Quality within our 2013 Annual Report on Form 10-K.

Nonaccrual and Past Due Loans

Loans are placed on nonaccrual status when the full and timely collection of principal and interest is doubtful, generally when the loan becomes 90 days or more past due for principal or interest payment or if part of the principal balance has been charged off. Loans whose repayments are insured by the Federal Housing Authority (“FHA”) or guaranteed by the Department of Veterans’ Affairs (“VA”) are generally maintained on accrual status even if 90 days or more past due.

The following table presents an aging analysis of past due loans by loan portfolio segment and loan class.

	At September 30, 2014
(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans	90 days or more past due and accruing(1)
Consumer loans
Single family	$9,208	$4,140	$39,830	$53,178	$735,054	$788,232	$31,480
Home equity	461	109	1,700	2,270	136,006	138,276	—

	9,669	4,249	41,530	55,448	871,060	926,508	31,480
Commercial loans
Commercial real estate	—	—	7,058	7,058	523,277	530,335	—
Multifamily	—	—	—	—	62,498	62,498	—
Construction/land development	—	—	—	—	297,790	297,790	—
Commercial business	44	—	2,798	2,842	170,384	173,226	—

	44	—	9,856	9,900	1,053,949	1,063,849	—

	$9,713	$4,249	$51,386	$65,348	$1,925,009	$1,990,357	$31,480

(1)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.

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	At December 31, 2013
(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans	90 days or more past due and accruing(1)
Consumer loans
Single family	$6,466	$4,901	$55,672	$67,039	$837,874	$904,913	$46,811
Home equity	375	75	1,846	2,296	133,354	135,650	—

	6,841	4,976	57,518	69,335	971,228	1,040,563	46,811
Commercial loans
Commercial real estate	—	—	12,257	12,257	465,385	477,642	—
Multifamily	—	—	—	—	79,216	79,216	—
Construction/land development	—	—	—	—	130,465	130,465	—
Commercial business	—	—	2,743	2,743	168,311	171,054	—

	—	—	15,000	15,000	843,377	858,377	—

	$6,841	$4,976	$72,518	$84,335	$1,814,605	$1,898,940	$46,811

(1)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.

The following tables present performing and nonperforming loan balances by loan portfolio segment and loan class.

	At September 30, 2014
(in thousands)	Accrual	Nonaccrual		Total
Consumer loans
Single family	$779,882	$8,350		$788,232
Home equity	136,576	1,700		138,276

	916,458	10,050		926,508
Commercial loans
Commercial real estate	523,277	7,058		530,335
Multifamily	62,498	—		62,498
Construction/land development	297,790	—		297,790
Commercial business	170,428	2,798		173,226

	1,053,993	9,856	(1)	1,063,849

	$1,970,451	$19,906		$1,990,357

(1)	Includes $6.3 million of nonperforming loans at September 30, 2014 that are guaranteed by the Small Business Administration (“SBA”).

	At December 31, 2013
(in thousands)	Accrual	Nonaccrual		Total
Consumer loans
Single family	$896,052	$8,861		$904,913
Home equity	133,804	1,846		135,650

	1,029,856	10,707		1,040,563
Commercial loans
Commercial real estate	465,385	12,257		477,642
Multifamily	79,216	—		79,216
Construction/land development	130,465	—		130,465
Commercial business	168,311	2,743		171,054

	843,377	15,000	(1)	858,377

	$1,873,233	$25,707		$1,898,940

(1)	Includes $6.5 million of nonperforming loans at December 31, 2013 that are guaranteed by the SBA.

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The following tables present information about troubled debt restructurings (“TDRs”) activity during the periods presented.

	Three Months Ended September 30, 2014
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	18	$3,268	$—
	Payment restructure	8	1,626	—
Home equity	Interest rate reduction	1	220	—
Total consumer	Interest rate reduction	19	3,488	—
	Payment restructure	8	1,626	—

		27	5,114	—

Commercial loans
Commercial real estate	Interest rate reduction	1	1,181	—
	Payment restructure	—	—	—
Commercial business	Forgiveness of principal	1	391	266
Total commercial	Interest rate reduction	1	1,181	—
	Payment restructure	—	—	—
	Forgiveness of principal	1	391	266

		2	1,572	266

Total loans	Interest rate reduction	20	4,669	—
	Payment restructure	8	1,626	—
	Forgiveness of principal	1	391	266

		29	$6,686	$266

	Three Months Ended September 30, 2013
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	27	$5,538	$—
Home equity	Interest rate reduction	2	132	—

Total consumer	Interest rate reduction	29	5,670	—

Total loans	Interest rate reduction	29	$5,670	$—

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	Nine Months Ended September 30, 2014
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	42	$7,455	$—
	Payment restructure	10	1,991	—
Home equity	Interest rate reduction	1	220	—
Total consumer	Interest rate reduction	43	7,675	—
	Payment restructure	10	1,991	—

		53	9,666	—

Commercial loans
Commercial real estate	Interest rate reduction	1	1,181	—
	Payment restructure	3	4,248	—
Commercial business	Interest rate reduction	2	117	—
	Forgiveness of principal	2	599	554
Total commercial	Interest rate reduction	3	1,298	—
	Payment restructure	3	4,248	—
	Forgiveness of principal	2	599	554

		8	6,145	554

Total loans	Interest rate reduction	46	8,973	—
	Payment restructure	13	6,239	—
	Forgiveness of principal	2	599	554

		61	$15,811	$554

	Nine Months Ended September 30, 2013
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- Offs
Consumer loans
Single family	Interest rate reduction	51	$11,300	$—
Home equity	Interest rate reduction	5	301	—
Total consumer	Interest rate reduction	56	11,601	—

		56	11,601	—

Total loans	Interest rate reduction	56	$11,601	$—

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The following tables present loans that were modified as TDRs within the previous 12 months and subsequently re-defaulted during the three and nine months ended September 30, 2014 and 2013, respectively. A TDR loan is considered re-defaulted when it becomes doubtful that the objectives of the modifications will be met, generally when a consumer loan TDR becomes 60 days or more past due on principal or interest payments or when a commercial loan TDR becomes 90 days or more past due on principal or interest payments.

	Three Months Ended September 30,
	2014		2013
(dollars in thousands)	Number of loan relationships that re-defaulted	Recorded investment	Number of loan relationships that re-defaulted	Recorded investment
Consumer loans
Single family	3	$282	7	$1,017
Home equity	—	—	—	—

	3	282	7	1,017

	3	$282	7	$1,017

	Nine Months Ended September 30,
	2014		2013
(dollars in thousands)	Number of loan relationships that re-defaulted	Recorded investment	Number of loan relationships that re-defaulted	Recorded investment
Consumer loans
Single family	7	$1,010	14	$2,573
Home equity	1	190	1	22

	8	1,200	15	2,595
Commercial loans
Commercial real estate	—	—	1	770

	—	—	1	770

	8	$1,200	16	$3,365

NOTE 4—DEPOSITS:

Deposit balances, including stated rates, were as follows.

(in thousands)	At September 30, 2014	At December 31, 2013
Noninterest-bearing accounts	$557,580	$322,952
NOW accounts, 0.00% to 1.00% at September 30, 2014 and 0.00% to 0.75% at December 31, 2013	300,832	297,966
Statement savings accounts, due on demand, 0.00% to 1.99% at September 30, 2014 and 0.20% to 2.00% at December 31, 2013	184,656	156,181
Money market accounts, due on demand, 0.00% to 1.45% at September 30, 2014 and 0.00% to 1.50% at December 31, 2013	1,015,266	919,322
Certificates of deposit, 0.05% to 3.80% at September 30, 2014 and December 31, 2013	367,124	514,400

	$2,425,458	$2,210,821

There were $1.9 million in public funds included in deposits as of September 30, 2014 and none at December 31, 2013.

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Interest expense on deposits was as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
NOW accounts	$289	$265	$835	$656
Statement savings accounts	238	140	649	358
Money market accounts	1,125	1,060	3,226	2,890
Certificates of deposit	712	757	2,370	4,174

	$2,364	$2,222	$7,080	$8,078

The weighted-average interest rates on certificates of deposit September 30, 2014 and December 31, 2013 were 0.65% and 0.71%, respectively.

Certificates of deposit outstanding mature as follows.

(in thousands)	At September 30, 2014
Within one year	$235,568
One to two years	82,026
Two to three years	40,207
Three to four years	6,044
Four to five years	3,279

$367,124

The aggregate amount of time deposits in denominations of $100 thousand or more at September 30, 2014 and December 31, 2013 was $167.5 million and $216.5 million, respectively. The aggregate amount of time deposits in denominations of more than $250 thousand at September 30, 2014 and December 31, 2013 was $19.7 million and $26.3 million, respectively. There were $83.2 million and $144.3 million of brokered deposits at September 30, 2014 and December 31, 2013, respectively.

NOTE 5–DERIVATIVES AND HEDGING ACTIVITIES:

To reduce the risk of significant interest rate fluctuations on the value of certain assets and liabilities, such as certain mortgage loans held for sale or mortgage servicing rights (“MSRs”), the Company utilizes derivatives, such as forward sale commitments, futures, option contracts, interest rate swaps and swaptions as risk management instruments in its hedging strategy. Derivative transactions are measured in terms of notional amount, which is not recorded in the consolidated statements of financial condition. The notional amount is generally not exchanged and is used as the basis for interest and other contractual payments. We held no derivatives designated as cash flow or foreign currency hedge instruments at September 30, 2014 or December 31, 2013. Derivatives are reported at their respective fair values in the other assets or the accounts payable and other liabilities line items on the consolidated statements of financial condition, with changes in fair value reflected in current period earnings.

As permitted under U.S. GAAP, the Company nets derivative assets and liabilities when a legally enforceable master netting agreement exists between the Company and the derivative counterparty, which are documented under industry standard master agreements and credit support annexes. The Company’s master netting agreements provide that following an uncured payment default or other event of default the non-defaulting party may promptly terminate all transactions between the parties and determine a net amount due to be paid to, or by, the defaulting party. An event of default may also occur under a credit support annex if a party fails to make a collateral delivery (which remains uncured following applicable notice and grace periods). The Company’s right

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of offset requires that master netting agreements are legally enforceable and that the exercise of rights by the non-defaulting party under these agreements will not be stayed, or avoided under applicable law upon an event of default including bankruptcy, insolvency or similar proceeding.

The collateral used under the Company’s master netting agreements is typically cash, but securities may be used under agreements with certain counterparties. Receivables related to cash collateral that has been paid to counterparties is included in other assets on the Company’s consolidated statements of financial condition. Any securities pledged to counterparties as collateral remain on the consolidated statement of financial condition. Refer to Note 2, Investment Securities of this Form 10-Q for further information on securities collateral pledged. At September 30, 2014 and December 31, 2013, the Company did not hold any collateral received from counterparties under derivative transactions.

For further information on the policies that govern derivative and hedging activities, see Note 1, Summary of Significant Accounting Policies and Note 12, Derivatives and Hedging Activities within our 2013 Annual Report on Form 10-K.

The notional amounts and fair values for derivatives consist of the following.

	At September 30, 2014
	Notional amount	Fair value derivatives
(in thousands)		Asset	Liability
Forward sale commitments	$1,140,752	$1,309	$(3,950)
Interest rate swaptions	40,000	23	—
Interest rate lock commitments	457,381	14,074	(7)
Interest rate swaps	514,604	3,499	(4,166)

Total derivatives before netting	$2,152,737	18,905	(8,123)

Netting adjustments		(3,745)	3,745

Carrying value on consolidated statements of financial condition		$15,160	$(4,378)

	At December 31, 2013
	Notional amount	Fair value derivatives
(in thousands)		Asset	Liability
Forward sale commitments	$526,382	$3,630	$(578)
Interest rate swaptions	110,000	858	(199)
Interest rate lock commitments	261,070	6,012	(40)
Interest rate swaps	508,004	1,088	(9,548)

Total derivatives before netting	$1,405,456	11,588	(10,365)

Netting adjustments		(1,363)	1,363

Carrying value on consolidated statements of financial condition		$10,225	$(9,002)

The following tables present gross and net information about derivative instruments.

	At September 30, 2014
(in thousands)	Gross fair value	Netting adjustments	Carrying value	Cash collateral paid(1)	Securities pledged	Net amount
Derivative assets	$18,905	$(3,745)	$15,160	$—	$—	$15,160
Derivative liabilities	$(8,123)	$3,745	$(4,378)	$3,557	$721	$(100)

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	At December 31, 2013
(in thousands)	Gross fair value	Netting adjustments	Carrying value	Cash collateral paid(1)	Securities pledged	Net amount
Derivative assets	$11,588	$(1,363)	$10,225	$—	$—	$10,225
Derivative liabilities	$(10,365)	$1,363	$(9,002)	$8,491	$451	$(60)

(1)	Excludes cash collateral of $21.5 million and $18.5 million at September 30, 2014 and December 31, 2013, which predominantly consists of collateral transferred by the Company at the initiation of derivative transactions and held by the counterparty as security. These amounts were not netted against the derivative receivables and payables, because, at an individual counterparty level, the collateral exceeded the fair value exposure at both September 30, 2014 and December 31, 2013.

The ineffective portion of net gain (loss) on derivatives in fair value hedging relationships, recognized in other noninterest income on the consolidated statements of operations, for loans held for investment were $74 thousand and $10 thousand for the three months ended September 30, 2014 and 2013, respectively, and $86 thousand and $116 thousand for the nine months ended September 30, 2014 and 2013, respectively.

The Company’s fair value hedge accounting relationships had loan valuation asset adjustments of $3.5 million and $4.4 million and swap valuation liabilities of $3.5 million and $4.4 million at September 30, 2014 and December 31, 2013, respectively.

The following table presents the net gain (loss) recognized on derivatives, including economic hedge derivatives, within the respective line items in the statement of operations for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Recognized in noninterest income:
Net gain on mortgage loan origination and sale activities(1)	$(2,868)	$(37,017)	$(8,882)	$(17,368)
Mortgage servicing income (loss)(2)	2,543	3,631	23,381	(12,392)

	$(325)	$(33,386)	$14,499	$(29,760)

(1)	Comprised of interest rate lock commitments (“IRLCs”) and forward contracts used as an economic hedge of IRLCs and single family mortgage loans held for sale.
(2)	Comprised of interest rate swaps, interest rate swaptions and forward contracts used as an economic hedge of single family MSRs.

NOTE 6—MORTGAGE BANKING OPERATIONS:

Loans held for sale consisted of the following.

(in thousands)	At September 30, 2014		At December 31, 2013
Single family	$644,965	(1)	$279,385
Multifamily	53,146		556

	$698,111		$279,941

(1)	The Company transferred $310.5 million of loans from the held for investment portfolio into loans held for sale in March of this year and subsequently sold $266.8 million of these loans. At June 30, 2014, the Company had transferred $17.1 million of these loans back to the held for investment portfolio.

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Loans sold consisted of the following.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Single family	$1,179,464	$1,326,888	$2,705,719	$3,916,918
Multifamily	20,409	21,998	42,574	87,971

	$1,199,873	$1,348,886	$2,748,293	$4,004,889

Net gain on mortgage loan origination and sale activities, including the effects of derivative risk management instruments, consisted of the following.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Single family:
Servicing value and secondary market gains(1)	$29,866	$23,076	$79,658	$110,760
Loan origination and funding fees	6,947	8,302	18,489	24,363

Total single family	36,813	31,378	98,147	135,123
Multifamily	930	2,113	2,019	4,747
Other	(101)	—	4,780	—

Total net gain on mortgage loan origination and sale activities	$37,642	$33,491	$104,946	$139,870

(1)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and changes in the Company’s repurchase liability for loans that have been sold.

The Company’s portfolio of loans serviced for others is primarily comprised of loans held in U.S. government and agency MBS issued by Fannie Mae, Freddie Mac and Ginnie Mae. Loans serviced for others are not included in the consolidated statements of financial condition as they are not assets of the Company. The composition of loans serviced for others is presented below at the unpaid principal balance.

(in thousands)	September 30, 2014(1)	At December 31, 2013
Single family
U.S. government and agency	$10,007,872	$11,467,853
Other	585,393	327,768

	10,593,265	11,795,621

Commercial
Multifamily	703,197	720,429
Other	86,589	95,673

	789,786	816,102

Total loans serviced for others	$11,383,051	$12,611,723

(1)	On June 30, 2014, the Company sold the rights to service $2.96 billion in total unpaid principal balance of single family mortgage loans serviced for Fannie Mae.

The Company has made representations and warranties that the loans sold meet certain requirements. The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the

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origination process of the loan, such as documentation errors, underwriting errors and judgments, appraisal errors, early payment defaults and fraud. For further information on the Company’s mortgage repurchase liability, see Note 7, Commitments, Guarantees and Contingencies of this Form 10-Q. The following is a summary of changes in the Company’s liability for estimated mortgage repurchase losses.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Balance, beginning of period	$1,235	$1,810	$1,260	$1,955
Additions(1)	518	505	1,070	1,513
Realized losses(2)	(86)	(717)	(663)	(1,870)

Balance, end of period	$1,667	$1,598	$1,667	$1,598

(1)	Includes additions for new loan sales and changes in estimated probable future repurchase losses on previously sold loans.
(2)	Includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants and certain related expense.

Advances are made to Ginnie Mae mortgage pools for delinquent loan payments. We also fund foreclosure costs and we repurchase loans from Ginnie Mae mortgage pools prior to recovery of guaranteed amounts. Ginnie Mae advances of $9.6 million and $7.1 million were recorded in other assets as of September 30, 2014 and December 31, 2013, respectively.

When the Company has the unilateral right to repurchase Ginnie Mae pool loans it has previously sold (generally loans that are more than 90 days past due), the Company then records the loan on its consolidated statement of financial condition. At September 30, 2014 and December 31, 2013, delinquent or defaulted mortgage loans currently in Ginnie Mae pools that the Company has recognized on its consolidated statements of financial condition totaled $13.7 million and $14.3 million, respectively, with a corresponding amount recorded within accounts payable and other liabilities on the consolidated statements of financial condition. The recognition of previously sold loans does not impact the accounting for the previously recognized MSRs.

Revenue from mortgage servicing, including the effects of derivative risk management instruments, consisted of the following.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014		2013
Servicing income, net:
Servicing fees and other	$9,350	$8,934	$29,311		$24,497
Changes in fair value of single family MSRs due to modeled amortization(1)	(6,212)	(5,665)	(19,289)		(18,305)
Amortization of multifamily MSRs	(425)	(433)	(1,283)		(1,347)

	2,713	2,836	8,739		4,845
Risk management, single family MSRs:
Changes in fair value due to changes in model inputs and/or assumptions(2)	899	(2,456)	(7,836	)(3)	16,812
Net gain (loss) from derivatives economically hedging MSR	2,543	3,631	23,381		(12,392)

	3,442	1,175	15,545		4,420

Mortgage servicing income	$6,155	$4,011	$24,284		$9,265

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

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(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)	Includes pre-tax income of $4.7 million, net of brokerage fees and prepayment reserves, resulting from the sale of single family MSRs during the second quarter ended June 30, 2014.

All MSRs are initially measured and recorded at fair value at the time loans are sold. Single family MSRs are subsequently carried at fair value with changes in fair value reflected in earnings in the periods in which the changes occur, while multifamily MSRs are subsequently carried at the lower of amortized cost or fair value.

The fair value of MSRs is determined based on the price that would be received to sell the MSRs in an orderly transaction between market participants at the measurement date. The Company determines fair value using a valuation model that calculates the net present value of estimated future cash flows. Estimates of future cash flows include contractual servicing fees, ancillary income and costs of servicing, the timing of which are impacted by assumptions, primarily expected prepayment speeds and discount rates, which relate to the underlying performance of the loans.

The initial fair value measurement of MSRs is adjusted up or down depending on whether the underlying loan pool interest rate is at a premium, discount or par. Key economic assumptions used in measuring the initial fair value of capitalized single family MSRs were as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(rates per annum) (1)	2014	2013	2014	2013
Constant prepayment rate (“CPR”)(2)	12.60%	8.39%	12.72%	8.87%
Discount rate	10.27%	10.21%	10.60%	10.25%

(1)	Weighted average rates for sales during the period for sales of loans with similar characteristics.
(2)	Represents the expected lifetime average.

Key economic assumptions and the sensitivity of the current fair value for single family MSRs to immediate adverse changes in those assumptions were as follows.

(dollars in thousands)	At September 30, 2014
Fair value of single family MSR	$115,477
Expected weighted-average life (in years)	5.20
Constant prepayment rate(1)	15.46%
Impact on 25 basis points adverse change	$(8,343)
Impact on 50 basis points adverse change	$(17,045)
Discount rate	10.60%
Impact on fair value of 100 basis points increase	$(3,568)
Impact on fair value of 200 basis points increase	$(6,927)

(1)	Represents the expected lifetime average.

These sensitivities are hypothetical and should be used with caution. As the table above demonstrates, the Company’s methodology for estimating the fair value of MSRs is highly sensitive to changes in key assumptions. For example, actual prepayment experience may differ and any difference may have a material effect on MSR fair value. Changes in fair value resulting from changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the MSRs is calculated without changing any other assumption; in reality, changes in one factor may be associated with changes in another (for example, decreases in market interest rates may provide an incentive to refinance; however, this may also indicate a slowing economy and

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an increase in the unemployment rate, which reduces the number of borrowers who qualify for refinancing), which may magnify or counteract the sensitivities. Thus, any measurement of MSR fair value is limited by the conditions existing and assumptions made as of a particular point in time. Those assumptions may not be appropriate if they are applied to a different point in time.

The changes in single family MSRs measured at fair value are as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014		2013
Beginning balance	$108,869	$128,146	$153,128		$87,396
Originations	11,944	16,862	31,664		50,975
Purchases	3	10	8		19
Sale of single family MSRs	—	—	(43,248	)(3)	—
Changes due to modeled amortization(1)	(6,212)	(5,665)	(19,289)		(18,305)

Net additions and amortization	5,735	11,207	(30,865)		32,689
Changes in fair value due to changes in model inputs and/or assumptions(2)	873	(2,456)	(6,786	)(4)	16,812

Ending balance	$115,477	$136,897	$115,477		$136,897

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)	On June 30, 2014, the Company sold the rights to service $2.96 billion in total unpaid principal balance of single family mortgage loans serviced for Fannie Mae.
(4)	Includes pre-tax income of $5.7 million, excluding transaction costs, resulting from the sale of single family MSRs on June 30, 2014.

MSRs resulting from the sale of multifamily loans are subsequently carried at the lower of amortized cost or fair value. Multifamily MSRs are recorded at fair value and are amortized in proportion to, and over, the estimated period the net servicing income will be collected.

The changes in multifamily MSRs measured at the lower of amortized cost or fair value were as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Beginning balance	$9,122	$9,239	$9,335	$8,097
Origination	418	597	1,062	2,652
Amortization	(424)	(433)	(1,281)	(1,346)

Ending balance	$9,116	$9,403	$9,116	$9,403

At September 30, 2014, the expected weighted-average life of the Company’s multifamily MSRs was 9.30 years. Projected amortization expense for the gross carrying value of multifamily MSRs is estimated as follows.

(in thousands)	At September 30, 2014
Remainder of 2014	$399
2015	1,551
2016	1,441
2017	1,319
2018	1,161
2019 and thereafter	3,245

Carrying value of multifamily MSR	$9,116

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NOTE 7—COMMITMENTS, GUARANTEES AND CONTINGENCIES:

Commitments

Commitments to extend credit are agreements to lend to customers in accordance with predetermined contractual provisions. These commitments may be for specific periods or contain termination clauses and may require the payment of a fee by the borrower. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements in that commitments may expire without being drawn upon.

The Company makes certain unfunded loan commitments as part of its lending activities that have not been recognized in the Company’s financial statements. These include commitments to extend credit made as part of the Company’s mortgage lending activities and interest rate lock commitments on loans the Company intends to hold in its loans held for investment portfolio. The aggregate amount of these unrecognized unfunded loan commitments existing at September 30, 2014 and December 31, 2013 was $61.6 million and $18.4 million, respectively.

In the ordinary course of business, the Company extends secured and unsecured open-end loans to meet the financing needs of its customers. Undistributed construction loan commitments, where the Company has an obligation to advance funds for construction progress payments, were $327.5 million and $168.5 million at September 30, 2014 and December 31, 2013, respectively. Unused home equity and commercial banking funding lines totaled $151.9 million and $154.0 million at September 30, 2014 and December 31, 2013, respectively. The Company has recorded an allowance for credit losses on loan commitments, included in accounts payable and other liabilities on the consolidated statements of financial condition, of $264 thousand and $181 thousand at September 30, 2014 and December 31, 2013, respectively.

Guarantees

In the ordinary course of business, the Company sells loans through the Fannie Mae Multifamily Delegated Underwriting and Servicing Program (“DUS”®)1 that are subject to a credit loss sharing arrangement. The Company services the loans for Fannie Mae and shares in the risk of loss with Fannie Mae under the terms of the DUS contracts. Under the program, the DUS lender is contractually responsible for the first 5% of losses and then shares equally in the remainder of losses with Fannie Mae with a maximum lender loss of 20% of the original principal balance of each DUS loan. For loans that have been sold through this program, a liability is recorded for this loss sharing arrangement under the accounting guidance for guarantees. As of September 30, 2014 and December 31, 2013, the total unpaid principal balance of loans sold under this program was $703.2 million and $720.4 million, respectively. The Company’s reserve liability related to this arrangement totaled $1.8 million and $2.0 million at September 30, 2014 and December 31, 2013. There were no actual losses incurred under this arrangement during the three and nine months ended September 30, 2014 and 2013.

Mortgage repurchase liability

In the ordinary course of business, the Company sells residential mortgage loans to GSEs that include the mortgage loans in GSE-guaranteed mortgage securitizations. In addition, the Company sells FHA-insured and VA-guaranteed mortgage loans that are sold to Ginnie Mae and are used to back Ginnie Mae-guaranteed securities. The Company has made representations and warranties that the loans sold meet certain requirements. The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, early payment defaults and fraud.

These obligations expose the Company to any credit loss on the repurchased mortgage loans after accounting for any mortgage insurance that it may receive. Generally, the maximum amount of future payments the Company would be required to make for breaches of these representations and warranties would be equal to the unpaid principal balance of such loans that are deemed to have defects that were sold to purchasers plus, in certain circumstances, accrued and unpaid interest on such loans and certain expenses.

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The Company does not typically receive repurchase requests from Ginnie Mae, FHA or VA. As an originator of FHA-insured or VA-guaranteed loans, the Company is responsible for obtaining the insurance with FHA or the guarantee with the VA. If loans are later found not to meet the requirements of FHA or VA, through required internal quality control reviews or through agency audits, the Company may be required to indemnify FHA or VA against losses. The loans remain in Ginnie Mae pools unless and until they are repurchased by the Company. In general, once a FHA or VA loan becomes 90 days past due, the Company repurchases the FHA or VA residential mortgage loan to minimize the cost of interest advances on the loan. If the loan is cured through borrower efforts or through loss mitigation activities, the loan may be resold into a Ginnie Mae pool. The Company’s liability for mortgage loan repurchase losses incorporates probable losses associated with such indemnification.

The total unpaid principal balance of loans sold on a servicing-retained basis that were subject to the terms and conditions of these representations and warranties totaled $10.68 billion and $11.89 billion as of September 30, 2014 and December 31, 2013, respectively. At September 30, 2014 and December 31, 2013, the Company had recorded a mortgage repurchase liability for loans sold on a servicing-retained and servicing-released basis, included in accounts payable and other liabilities on the consolidated statements of financial condition, of $1.7 million and $1.3 million, respectively.

Contingencies

In the normal course of business, the Company may have various legal claims and other similar contingent matters outstanding for which a loss may be realized. For these claims, the Company establishes a liability for contingent losses when it is probable that a loss has been incurred and the amount of loss can be reasonably estimated. For claims determined to be reasonably possible but not probable of resulting in a loss, there may be a range of possible losses in excess of the established liability. At September 30, 2014, we reviewed our legal claims and determined that there were no claims that are considered to be probable or reasonably possible of resulting in a loss. As a result, the Company did not have any amounts reserved for legal claims as of September 30, 2014.

NOTE 8—FAIR VALUE MEASUREMENT:

For a further discussion of fair value measurements, including information regarding the Company’s valuation methodologies and the fair value hierarchy, see Note 18, Fair Value Measurement within our 2013 Annual Report on Form 10-K.

Valuation Processes

The Company has various processes and controls in place to ensure that fair value measurements are reasonably estimated. The Finance Committee provides oversight and approves the Company’s Asset/Liability Management Policy (“ALMP”). The Company’s ALMP governs, among other things, the application and control of the valuation models used to measure fair value. On a quarterly basis, the Company’s Asset/Liability Management Committee (“ALCO”) and the Finance Committee of the Board review significant modeling variables used to measure the fair value of the Company’s financial instruments, including the significant inputs used in the valuation of single family MSRs. Additionally, at least annually ALCO obtains an independent review of the MSR valuation process and procedures, including a review of the model architecture and the valuation assumptions. The Company obtains an MSR valuation from an independent valuation firm monthly to assist with the validation of the fair value estimate and the reasonableness of the assumptions used in measuring fair value.

The Company’s real estate valuations are overseen by the Company’s appraisal department, which is independent of the Company’s lending and credit administration functions. The appraisal department maintains the Company’s appraisal policy and recommends changes to the policy subject to approval by the Company’s Loan Committee and the Credit Committee of the Board. The Company’s appraisals are prepared by independent

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third-party appraisers and the Company’s internal appraisers. Single family appraisals are generally reviewed by the Company’s single family loan underwriters. Single family appraisals with unusual, higher risk or complex characteristics, as well as commercial real estate appraisals, are reviewed by the Company’s appraisal department.

We obtain pricing from third party service providers for determining the fair value of a substantial portion of our investment securities available for sale. We have processes in place to evaluate such third party pricing services to ensure information obtained and valuation techniques used are appropriate. For fair value measurements obtained from third party services, we monitor and review the results to ensure the values are reasonable and in line with market experience for similar classes of securities. While the inputs used by the pricing vendor in determining fair value are not provided, and therefore unavailable for our review, we do perform certain procedures to validate the values received, including comparisons to other sources of valuation (if available), comparisons to other independent market data and a variance analysis of prices by Company personnel that are not responsible for the performance of the investment securities.

Estimation of Fair Value

Fair value is based on quoted market prices, when available. In cases where a quoted price for an asset or liability is not available, the Company uses valuation models to estimate fair value. These models incorporate inputs such as forward yield curves, loan prepayment assumptions, expected loss assumptions, market volatilities, and pricing spreads utilizing market-based inputs where readily available. The Company believes its valuation methods are appropriate and consistent with those that would be used by other market participants. However, imprecision in estimating unobservable inputs and other factors may result in these fair value measurements not reflecting the amount realized in an actual sale or transfer of the asset or liability in a current market exchange.

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The following table summarizes the fair value measurement methodologies, including significant inputs and assumptions, and classification of the Company’s assets and liabilities.

Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Cash and cash equivalents	Carrying value is a reasonable estimate of fair value based on the short-term nature of the instruments.	Estimated fair value classified as Level 1.

Investment securities
Investment securities available for sale

Observable market prices of identical or similar securities are used where available.

If market prices are not readily available, value is based on discounted cash flows using the following significant inputs:

•     Expected prepayment speeds

•     Estimated credit losses

•     Market liquidity adjustments

Level 2 recurring fair value measurement

Investment securities held to maturity

Observable market prices of identical or similar securities are used where available.

If market prices are not readily available, value is based on discounted cash flows using the following significant inputs:

•     Expected prepayment speeds

•     Estimated credit losses

•     Market liquidity adjustments

Carried at amortized cost. Estimated fair value classified as Level 2.

Loans held for sale
Single-family loans, including loans transferred from held for investment	Fair value is based on observable market data, including: • Quoted market prices, where available • Dealer quotes for similar loans • Forward sale commitments	Level 2 recurring fair value measurement

Multifamily loans	The sale price is set at the time the loan commitment is made, and as such subsequent changes in market conditions have a very limited effect, if any, on the value of these loans carried on the consolidated statements of financial condition, which are typically sold within 30 days of origination.	Carried at lower of amortized cost or fair value. Estimated fair value classified as Level 2.

Loans held for investment
Loans held for investment, excluding collateral dependent loans

Fair value is based on discounted cash flows, which considers the following inputs:

•     Current lending rates for new loans

•     Expected prepayment speeds

•     Estimated credit losses

•     Market liquidity adjustments

For the carrying value of loans see Note 1—Summary of Significant Accounting Policies of this Form 10-Q. Estimated fair value classified as Level 3.

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Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Loans held for investment, collateral dependent

Fair value is based on appraised value of collateral, which considers sales comparison and income approach methodologies. Adjustments are made for various factors, which may include:

•     Adjustments for variations in specific property qualities such as location, physical dissimilarities, market conditions at the time of sale, income producing characteristics and other factors

•     Adjustments to obtain “upon completion” and “upon stabilization” values (e.g., property hold discounts where the highest and best use would require development of a property over time)

•     Bulk discounts applied for sales costs, holding costs and profit for tract development and certain other properties

Carried at lower of amortized cost or fair value of collateral, less the estimated cost to sell.

Classified as a Level 3 nonrecurring fair value measurement in periods where carrying value is adjusted to reflect the fair value of collateral.

Mortgage servicing rights
Single family MSRs	For information on how the Company measures the fair value of its single family MSRs, including key economic assumptions and the sensitivity of fair value to changes in those assumptions, see Note 6, Mortgage Banking Operations of this Form 10-Q.	Level 3 recurring fair value measurement

Multifamily MSRs	Fair value is based on discounted estimated future servicing fees and other revenue, less estimated costs to service the loans.	Carried at lower of amortized cost or fair value Estimated fair value classified as Level 3.

Derivatives
Interest rate swaps Interest rate swaptions Forward sale commitments

Fair value is based on quoted prices for identical or similar instruments, when available.

When quoted prices are not available, fair value is based on internally developed modeling techniques, which require the use of multiple observable market inputs including:

•     Forward interest rates

•     Interest rate volatilities

Level 2 recurring fair value measurement

Interest rate lock commitments	The fair value considers several factors including: • Fair value of the underlying loan based on quoted prices in the secondary market, when available. • Value of servicing • Fall-out factor	Level 3 recurring fair value measurement

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Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Other real estate owned (“OREO”)	Fair value is based on appraised value of collateral, less the estimated cost to sell. See discussion of “loans held for investment, collateral dependent” above for further information on appraisals.	Carried at lower of amortized cost or fair value of collateral (Level 3), less the estimated cost to sell.

Federal Home Loan Bank stock	Carrying value approximates fair value as FHLB stock can only be purchased or redeemed at par value.	Carried at par value. Estimated fair value classified as Level 2.

Deposits
Demand deposits	Fair value is estimated as the amount payable on demand at the reporting date.	Carried at historical cost. Estimated fair value classified as Level 2.

Fixed-maturity certificates of deposit	Fair value is estimated using discounted cash flows based on market rates currently offered for deposits of similar remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

Federal Home Loan Bank advances	Fair value is estimated using discounted cash flows based on rates currently available for advances with similar terms and remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

Long-term debt	Fair value is estimated using discounted cash flows based on current lending rates for similar long-term debt instruments with similar terms and remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

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The following table presents the levels of the fair value hierarchy for the Company’s assets and liabilities measured at fair value on a recurring basis.

(in thousands)	Fair Value at September 30, 2014	Level 1	Level 2	Level 3
Assets:
Investment securities available for sale
Mortgage backed securities:
Residential	$110,837	$—	$110,837	$—
Commercial	13,571	—	13,571	—
Municipal bonds	123,042	—	123,042	—
Collateralized mortgage obligations:
Residential	54,888	—	54,888	—
Commercial	15,632	—	15,632	—
Corporate debt securities	72,112	—	72,112	—
U.S. Treasury securities	42,014	—	42,014	—
Single family mortgage servicing rights	115,477	—	—	115,477
Single family loans held for sale	614,876	—	614,876	—
Derivatives
Forward sale commitments	1,309	—	1,309	—
Interest rate swaptions	23	—	23	—
Interest rate lock commitments	14,074	—	—	14,074
Interest rate swaps	3,499	—	3,499	—

Total assets	$1,181,354	$—	$1,051,803	$129,551

Liabilities:
Derivatives
Forward sale commitments	$3,950	$—	$3,950	$—
Interest rate lock commitments	7	—	—	7
Interest rate swaps	4,166	—	4,166	—

Total liabilities	$8,123	$—	$8,116	$7

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(in thousands)	Fair Value at December 31, 2013	Level 1	Level 2	Level 3
Assets:
Investment securities available for sale
Mortgage backed securities:
Residential	$133,910	$—	$133,910	$—
Commercial	13,433	—	13,433	—
Municipal bonds	130,850	—	130,850	—
Collateralized mortgage obligations:
Residential	90,327	—	90,327	—
Commercial	16,845	—	16,845	—
Corporate debt securities	68,866	—	68,866	—
U.S. Treasury securities	27,452	—	27,452	—
Single family mortgage servicing rights	153,128	—	—	153,128
Single family loans held for sale	279,385	—	279,385	—
Derivatives
Forward sale commitments	3,630	—	3,630	—
Interest rate swaptions	858	—	858	—
Interest rate lock commitments	6,012	—	—	6,012
Interest rate swaps	1,088	—	1,088	—

Total assets	$925,784	$—	$766,644	$159,140

Liabilities:
Derivatives
Forward sale commitments	$578	$—	$578	$—
Interest rate swaptions	199	—	199	—
Interest rate lock commitments	40	—	—	40
Interest rate swaps	9,548	—	9,548	—

Total liabilities	$10,365	$—	$10,325	$40

There were no transfers between levels of the fair value hierarchy during the three and nine months ended September 30, 2014 and 2013.

Level 3 Recurring Fair Value Measurements

The Company’s level 3 recurring fair value measurements consist of single family mortgage servicing rights and interest rate lock commitments, which are accounted for as derivatives. For information regarding fair value changes and activity for single family MSRs during the three and nine months ended September 30, 2014 and 2013, see Note 6, Mortgage Banking Operations of this Form 10-Q.

The following table presents fair value changes and activity for level 3 interest rate lock commitments.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Beginning balance, net	$17,406	$406	$5,972	$22,528
Total realized/unrealized gains(1)	23,844	28,538	78,506	102,231
Settlements	(27,183)	(15,267)	(70,411)	(111,082)

Ending balance, net	$14,067	$13,677	$14,067	$13,677

(1)

All realized and unrealized gains and losses are recognized in earnings as net gain from mortgage loan origination and sale activities on the consolidated statements of operations. There were net unrealized

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(losses) gains of $405 thousand and $13.3 million for the three months ended September 30, 2014 and 2013, respectively, and $27.3 million and $13.7 million of net unrealized gains (losses) for the nine months ended September 30, 2014 and 2013, respectively, recognized on interest rate lock commitments outstanding at the beginning of the period and still outstanding at September 30, 2014 and 2013, respectively.

The following information presents significant Level 3 unobservable inputs used to measure fair value of interest rate lock commitments.

(dollars in thousands)	At September 30, 2014
	Fair Value	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Interest rate lock commitments, net	$14,067	Income approach	Fall out factor	0.63%	79.56%	16.14%
			Value of servicing	0.51%	2.14%	1.03%

(dollars in thousands)	At December 31, 2013
	Fair Value	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Interest rate lock commitments, net	$5,972	Income approach	Fall out factor	0.5%	97.0%	17.8%
			Value of servicing	0.62%	2.65%	1.22%

Nonrecurring Fair Value Measurements

Certain assets held by the Company are not included in the tables above, but are measured at fair value on a nonrecurring basis. These assets include certain loans held for investment and other real estate owned that are carried at the lower of cost or fair value of the underlying collateral, less the estimated cost to sell. The estimated fair values of real estate collateral are generally based on internal evaluations and appraisals of such collateral, which use the market approach and income approach methodologies. All impaired loans are subject to an internal evaluation completed quarterly by management as part of the allowance process.

The fair value of commercial properties are generally based on third-party appraisals that consider recent sales of comparable properties, including their income generating characteristics, adjusted (generally based on unobservable inputs) to reflect the general assumptions that a market participant would make when analyzing the property for purchase. The Company uses a fair value of collateral technique to apply adjustments to the appraisal value of certain commercial loans held for investment that are collateralized by real estate. During the three and nine months ended September 30, 2014, the Company recorded no adjustments to the appraisal values of certain commercial loans held for investment that are collateralized by real estate. The Company uses a fair value of collateral technique to apply adjustments to the stated value of certain commercial loans held for investment that are not collateralized by real estate. During the three months ended September 30, 2014, the Company applied a range of stated value adjustments of 0.0% to 98.0%, with a weighted average rate of 18.6%. During the nine months ended September 30, 2014, the Company applied a range of stated value adjustments of 0.0% to 98.0%, with a weighted average rate of 22.5%. During the three months ended September 30, 2014, the Company used a fair value of collateral technique to apply an adjustment to the appraisal value of certain OREO using a range of discount adjustments of 0.0% to 18.0%, with a weighted average rate of 2.5%. During the nine months ended September 30, 2014, the Company applied a range of discount adjustments of 0.0% to 18.0%, with a weighted average rate of 0.4%. During the three and nine months ended September 30, 2013, the Company did not apply any discount adjustments to the appraisal value of loans held for investment or OREO.

Residential properties are generally based on unadjusted third-party appraisals. Factors considered in determining the fair value include geographic sales trends, the value of comparable surrounding properties as well as the condition of the property.

These adjustments may increase or decrease an appraised value and can vary significantly depending on the location, physical characteristics and income producing potential of each individual property. The quality and

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volume of market information available at the time of the appraisal can vary from period-to-period and cause significant changes to the nature and magnitude of the unobservable inputs used. Given these variations, changes in these unobservable inputs are generally not a reliable indicator for how fair value will increase or decrease from period to period.

The following tables present assets that had changes in their recorded fair value during the three and nine months ended September 30, 2014 and 2013 and still held at the end of the respective reporting period.

	Three Months Ended September 30, 2014
(in thousands)	Fair Value of Assets Held at September 30, 2014	Level 1	Level 2	Level 3	Total Gains (Losses)
Loans held for investment(1)	$22,379	$—	$—	$22,379	$(82)
Other real estate owned(2)	1,017	—	—	1,017	(93)

Total	$23,396	$—	$—	$23,396	$(175)

	Three Months Ended September 30, 2013
(in thousands)	Fair Value of Assets Held at September 30, 2013	Level 1	Level 2	Level 3	Total Gains (Losses)
Loans held for investment(1)	$37,853	$—	$—	$37,853	$(760)
Other real estate owned(2)	1,847	—	—	1,847	(174)

Total	$39,700	$—	$—	$39,700	$(934)

	Nine Months Ended September 30, 2014
(in thousands)	Fair Value of Assets Held at September 30, 2014	Level 1	Level 2	Level 3	Total Gains (Losses)
Loans held for investment(1)	$25,786	$—	$—	$25,786	$(495)
Other real estate owned(2)	6,831	—	—	6,831	(69)

Total	$32,617	$—	$—	$32,617	$(564)

	Nine Months Ended September 30, 2013
(in thousands)	Fair Value of Assets Held at September 30, 2013	Level 1	Level 2	Level 3	Total Gains (Losses)
Loans held for investment(1)	$37,853	$—	$—	$37,853	$(1,510)
Other real estate owned(2)	10,398	—	—	10,398	(2,589)

Total	$48,251	$—	$—	$48,251	$(4,099)

(1)	Represents the carrying value of loans for which adjustments are based on the fair value of the collateral.
(2)	Represents other real estate owned where an updated fair value of collateral is used to adjust the carrying amount subsequent to the initial classification as other real estate owned.

42

Fair Value of Financial Instruments

The following presents the carrying value, estimated fair value and the levels of the fair value hierarchy for the Company’s financial instruments other than assets and liabilities measured at fair value on a recurring basis.

	At September 30, 2014
(in thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$34,687	$34,687	$34,687	$—	$—
Investment securities held to maturity	17,852	18,116	—	18,116	—
Loans held for investment	1,964,762	2,006,926	—	—	2,006,926
Loans held for sale—transferred from held for investment	30,089	30,089	—	30,089	—
Loans held for sale—multifamily	53,146	53,147	—	53,147	—
Mortgage servicing rights—multifamily	9,116	10,790	—	—	10,790
Federal Home Loan Bank stock	34,271	34,271	—	34,271	—
Liabilities:
Deposits	$2,425,458	$2,426,678	$—	$2,426,678	$—
Federal Home Loan Bank advances	598,590	601,306	—	601,306	—
Securities sold under agreements to repurchase	14,225	14,225	—	14,225	—
Long-term debt	61,857	60,239	—	60,239	—

	At December 31, 2013
(in thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$33,908	$33,908	$33,908	$—	$—
Investment securities held to maturity	17,133	16,887	—	16,887	—
Loans held for investment	1,871,813	1,900,349	—	—	1,900,349
Loans held for sale—multifamily	556	556	—	556	—
Mortgage servicing rights—multifamily	9,335	10,839	—	—	10,839
Federal Home Loan Bank stock	35,288	35,288	—	35,288	—
Liabilities:
Deposits	$2,210,821	$2,058,533	$—	$2,058,533	$—
Federal Home Loan Bank advances	446,590	449,109	—	449,109	—
Long-term debt	64,811	63,849	—	63,849	—

Excluded from the fair value tables above are certain off-balance sheet loan commitments such as unused home equity lines of credit, business banking line funds and undisbursed construction funds. A reasonable estimate of the fair value of these instruments is the carrying value of deferred fees plus the related allowance for credit losses, which amounted to $2.5 million and $977 thousand at September 30, 2014 and December 31, 2013, respectively.

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NOTE 9—EARNINGS PER SHARE:

The following table summarizes the calculation of earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2014	2013	2014	2013
Net income	$4,975	$1,662	$16,638	$24,670

Weighted average shares:
Basic weighted-average number of common shares outstanding	14,805,780	14,388,559	14,797,019	14,374,943
Dilutive effect of outstanding common stock equivalents(1)	162,458	402,112	160,015	418,484

Diluted weighted-average number of common stock outstanding	14,968,238	14,790,671	14,957,034	14,793,427

Earnings per share:
Basic earnings per share	$0.34	$0.12	$1.12	$1.72

Diluted earnings per share	$0.33	$0.11	$1.11	$1.67

(1)	Excluded from the computation of diluted earnings per share (due to their antidilutive effect) for the three and nine months ended September 30, 2014 and 2013 were certain stock options and unvested restricted stock issued to key senior management personnel and directors of the Company. The aggregate number of common stock equivalents related to such options and unvested restricted shares, which could potentially be dilutive in future periods, was 104,514 and 112,765 at September 30, 2014 and 2013, respectively.

NOTE 10—SHARE-BASED COMPENSATION PLANS:

For the three months ended September 30, 2014 and 2013, $416 thousand and $273 thousand of compensation costs, respectively, were recognized for share-based compensation awards. For the nine months ended September 30, 2014 and 2013, $1.1 million and $808 thousand of compensation costs, respectively, was recognized for share-based compensation awards.

2014 Equity Incentive Plan

In May 2014, the shareholders approved the Company’s 2014 Equity Incentive Plan (the “2014 EIP”). Under the 2014 EIP, all of the Company’s officers, employees, directors and/or consultants are eligible to receive awards. Awards which may be granted under the 2014 EIP include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock, performance share awards and performance compensation awards. The maximum amount of HomeStreet, Inc. common stock available for grant under the 2014 EIP is 900,000 shares, which includes shares of common stock that were still available for issuance under the 2010 Plan and the 2011 Plan.

44

Nonqualified Stock Options

The Company grants nonqualified options to key senior management personnel. A summary of changes in nonqualified stock options granted for the nine months ended September 30, 2014, is as follows.

	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in yrs.)	Aggregate Intrinsic Value(2) (in thousands)
Options outstanding at December 31, 2013	654,216	$11.54	8.1	$5,559
Cancelled or forfeited	(9,688)	11.00	7.4	59
Exercised	(43,504)	2.98	6.4	734

Options outstanding at September 30, 2014	601,024	12.16	7.5	3,170

Options that are exercisable and expected to be exercisable(1)	597,664	12.17	7.5	3,150
Options exercisable	382,539	$11.64	7.4	$2,164

(1)	Adjusted for estimated forfeitures.
(2)	Intrinsic value is the amount by which fair value of the underlying stock exceeds the exercise price.

Under this plan, 43,504 options have been exercised during the nine months ended September 30, 2014, resulting in cash received and related income tax benefits totaling $897 thousand. At September 30, 2014, there was $500 thousand of total unrecognized compensation costs related to stock options. Compensation costs are recognized over the requisite service period, which typically is the vesting period. Unrecognized compensation costs are expected to be recognized over the remaining weighted-average requisite service period of six months.
Restricted Shares

The Company grants restricted shares to key senior management personnel and directors. A summary of the status of restricted shares follows.

	Number	Weighted Average Grant Date Fair Value
Restricted shares outstanding at December 31, 2013	53,951	$18.18
Granted	74,645	17.99
Vested	(8,559)	15.39

Restricted shares outstanding at September 30, 2014	120,037	18.26

Nonvested at September 30, 2014	120,037	$18.26

At September 30, 2014, there was $1.7 million of total unrecognized compensation costs related to nonvested restricted shares. Unrecognized compensation costs are generally expected to be recognized over a weighted average period of 2.3 years. Restricted shares granted to non-employee directors vest one-third at each one year anniversary from the grant date.

Certain restricted stock awards granted to senior management during the second quarter of 2014 contain both service conditions and performance conditions. Performance share units (“PSUs”) are stock awards where the number of shares ultimately received by the employee depends on the company’s performance against specified targets and vest over a three-year period. The fair value of each PSU is determined on the grant date, based on the company’s stock price, and assumes that performance targets will be achieved. Over the performance period, the

45

number of shares of stock that will be issued is adjusted upward or downward based upon the probability of achievement of performance targets. The ultimate number of shares issued and the related compensation cost recognized as expense will be based on a comparison of the final performance metrics to the specified targets. Compensation cost will be recognized over the requisite three-year service period on a straight-line basis and adjusted for changes in the probability that the performance targets will be achieved.

NOTE 11—BUSINESS SEGMENTS:

The Company’s business segments are determined based on the products and services provided, as well as the nature of the related business activities, and they reflect the manner in which financial information is currently evaluated by management.

As a result of a change in the manner in which management evaluates strategic decisions, commencing with the second quarter of 2013, the Company realigned its business segments and organized them into two lines of business: Commercial and Consumer Banking segment and Mortgage Banking segment. In conjunction with this realignment, the Company modified its internal reporting to provide discrete financial information to management for these two business segments. The information that follows has been revised to reflect the current business segments.

A description of the Company’s business segments and the products and services that they provide is as follows.

Commercial and Consumer Banking provides diversified financial products and services to our commercial and consumer customers through bank branches and through ATMs, online, mobile and telephone banking. These products and services include deposit products; residential, consumer, business and agricultural portfolio loans; non-deposit investment products; insurance products and cash management services. We originate construction loans, bridge loans and permanent loans for our portfolio primarily on single family residences, and on office, retail, industrial and multifamily property types. We originate multifamily real estate loans through our Fannie Mae DUS business, whereby loans are sold to or securitized by Fannie Mae, while the Company generally retains the servicing rights. This segment is also responsible for the management of the Company’s portfolio of investment securities.

Mortgage Banking originates single family residential mortgage loans for sale in the secondary markets. We have become a rated originator and servicer of non-conforming jumbo loans, allowing us to sell these loans to other securitizers. We also purchase loans from WMS Series LLC through a correspondent arrangement with that company. The majority of our mortgage loans are sold to or securitized by Fannie Mae, Freddie Mac or Ginnie Mae, while we retain the right to service these loans. On occasion, we may sell a portion of our MSR portfolio. A small percentage of our loans are brokered to other lenders or sold on a servicing-released basis to correspondent lenders. We manage the loan funding and the interest rate risk associated with the secondary market loan sales and the retained single family mortgage servicing rights within this business segment.

46

Financial highlights by operating segment were as follows.

	Three Months Ended September 30, 2014
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$5,145	$20,163	$25,308
Provision for credit losses	—	—	—
Noninterest income	42,153	3,660	45,813
Noninterest expense	45,228	18,930	64,158

Income before income taxes	2,070	4,893	6,963
Income tax expense	629	1,359	1,988

Net income	$1,441	$3,534	$4,975

Average assets	$697,601	$2,584,404	$3,282,005

	Three Months Ended September 30, 2013
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$4,317	$16,095	$20,412
Provision (reversal of provision) for credit losses	—	(1,500)	(1,500)
Noninterest income	34,696	3,478	38,174
Noninterest expense	43,468	14,648	58,116

(Loss) income before income taxes	(4,455)	6,425	1,970
Income tax (benefit) expense	(1,260)	1,568	308

Net (loss) income	$(3,195)	$4,857	$1,662

Average assets	$619,962	$2,166,332	$2,786,294

	Nine Months Ended September 30, 2014
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$11,368	$59,799	$71,167
Provision (reversal of provision) for credit losses	—	(1,500)	(1,500)
Noninterest income	120,938	13,232	134,170
Noninterest expense	124,563	58,657	183,220

Income before income taxes	7,743	15,874	23,617
Income tax expense	2,508	4,471	6,979

Net income	$5,235	$11,403	$16,638

Average assets	$571,063	$2,552,154	$3,123,217

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	Nine Months Ended September 30, 2013
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$12,050	$41,012	$53,062
Provision for credit losses	—	900	900
Noninterest income	145,083	9,590	154,673
Noninterest expense	126,215	44,412	170,627

Income before income taxes	30,918	5,290	36,208
Income tax expense	10,786	752	11,538

Net income	$20,132	$4,538	$24,670

Average assets	$602,443	$2,025,785	$2,628,228

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

NOTE 12—SUBSEQUENT EVENTS:

The Company has evaluated subsequent events through the time of filing this Quarterly Report on Form 10-Q and has concluded that there are no significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on the consolidated financial statements.

[1]	DUS® is a registered trademark of Fannie Mae

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

HomeStreet, Inc.

Seattle, Washington

We have audited the accompanying statement of financial condition of HomeStreet, Inc. and subsidiaries (the “Company”) as of December 31, 2013, and the related statements of operations, comprehensive income, shareholders’ equity, and cash flows for the year ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company for the years ended December 31, 2012, and 2011, before the effects of the retrospective adjustments to the disclosures for a change in the composition of reportable segments discussed in Note 20 to the consolidated financial statements, were audited by other auditors whose report, dated March 15, 2013, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of HomeStreet, Inc. and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the adjustments to the 2012 and 2011 consolidated financial statements to retrospectively adjust the disclosures for a change in the composition of reportable segments in 2013, as discussed in Note 20 to the consolidated financial statements. Our procedures included (1) comparing the adjustment amounts of segment net income and average assets to the Company’s underlying analysis and (2) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such retrospective adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2012 and 2011 consolidated financial statements of the Company other than with respect to the retrospective adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2012 and 2011 consolidated financial statements taken as a whole.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2013, based on Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 17, 2014 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

Seattle, Washington

March 17, 2014

49

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

HomeStreet, Inc.:

We have audited, before the effects of changes to reportable segments that resulted in retrospective restatement of the segment disclosures as described in Note 20, the accompanying consolidated statement of financial condition of HomeStreet, Inc. and subsidiaries (the Company) as of December 31, 2012, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. The 2012 and 2011 consolidated financial statements before the effects of the adjustments discussed in Note 20 are not presented herein. The 2012 and 2011 consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2012 and 2011 consolidated financial statements, before the effects of changes to reportable segments that resulted in retrospective restatement of the segment disclosures as described in Note 20, referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review, or apply any procedures to the adjustments to segment disclosures described in Note 20, and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by a successor auditor.

(signed) KPMG LLP

Seattle, Washington

March 15, 2013

50

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2013	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents (including interest-bearing instruments of $9,436 and $12,414)	33,908	$25,285	$263,302
Investment securities (includes $481,683 and $416,329 carried at fair value)	498,816	416,517	329,242
Loans held for sale (includes $279,385 and $607,578 carried at fair value)	279,941	620,799	150,409
Loans held for investment (net of allowance for loan losses of $23,908 and $27,561)	1,871,813	1,308,974	1,300,873
Mortgage servicing rights (includes $153,128 and $87,396 carried at fair value)	162,463	95,493	77,281
Other real estate owned	12,911	23,941	38,572
Federal Home Loan Bank stock, at cost	35,288	36,367	37,027
Premises and equipment, net	36,612	15,232	$6,569
Goodwill	12,063	424	424
Accounts receivable and other assets	122,239	88,198	61,258

	$3,066,054	$2,631,230	$2,264,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	2,210,821	$1,976,835	$2,009,755
Federal Home Loan Bank advances	446,590	259,090	57,919
Securities sold under agreements to repurchase	—	—	—
Accounts payable and accrued expenses	77,906	69,686	49,019
Long-term debt	64,811	61,857	61,857

	2,800,128	2,367,468	2,178,550
Shareholders’ equity:
Preferred stock, no par value, Authorized 10,000 shares, Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value, authorized 160,000,000, issued and outstanding, 14,799,991 shares and 14,382,638 shares	511	511	511
Additional paid-in capital	94,474	90,189	31
Retained earnings	182,935	163,872	81,746
Accumulated other comprehensive income	(11,994)	9,190	4,119

	265,926	263,762	86,407

	$3,066,054	$2,631,230	$2,264,957

See accompanying notes to consolidated financial statements.

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31,
(in thousands)	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,809	$82,126	$16,119
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	14,947	9,953	5,856
Provision for credit losses	900	11,500	3,300
Provision for losses on other real estate owned	603	12,171	27,079
Fair value adjustment of loans held for sale	23,776	(24,665)	(5,100)
Origination of mortgage servicing rights	(63,604)	(51,838)	(31,449)
Change in fair value of mortgage servicing rights	(5,134)	31,680	40,000
Net gain on sale of investment securities	(1,772)	(1,490)	(1,102)
Net fair value adjustment and gain on sale of other real estate owned	(940)	(3,400)	(190)
Loss (gain) on early retirement of long-term debt	—	939	(2,000)
Net deferred income tax expense (benefit)	21,076	(5,110)	(16)
Share-based compensation expense	1,498	2,773	15
Origination of loans held for sale	(4,428,569)	(5,173,725)	(1,942,587)
Proceeds from sale of loans originated as held for sale	4,745,651	4,728,000	2,009,880

Cash used by changes in operating assets and liabilities:
(Increase) decrease in accounts receivable and other assets	(11,212)	(28,181)	(14,955)

Increase (decrease) in accounts payable and other liabilities	(16,999)	17,397	(15,130)
Net cash provided by (used in) operating activities	304,030	(391,870)	89,720

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment securities	(317,695)	(285,165)	(308,428)
Proceeds from sale of investment securities	127,648	166,187	239,878

Principal repayments and maturities of investment securities	70,962	35,813	62,507
Proceeds from sale of other real estate owned	19,656	49,566	144,646

Proceeds from sale of loans originated as held for investment	86,327	9,966	—
Purchase of Yakima National and Fortune Banks and AmericanWest branches, net of cash acquired	23,971	—	—
Mortgage servicing rights purchased from others	(22)	(68)	(87)

Capital expenditures related to other real estate owned	(22)	(4,676)	(958)
Origination of loans held for investment and principal repayments, net	(447,873)	(63,079)	196,080
Property and equipment purchased	(22,836)	(11,402)	(1,758)
Net cash (used in) provided by investing activities	(459,884)	(102,858)	331,880
CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in deposits, net	($27,129)	($32,920)	($119,987)
Proceeds from Federal Home Loan Bank advances	5,847,392	9,924,854	35,068
Repayment of Federal Home Loan Bank advances	(5,659,892)	(9,724,622)	(143,018)
Proceeds from securities sold under agreements to repurchase	159,790	424,672	—
Repayment of securities sold under agreements to repurchase	(159,790)	(424,672)	—

Proceeds from Federal Home Loan Bank stock repurchase	1,319	660	—
Repayment of long-term debt	—	—	(3,000)
Proceeds from stock issuance, net	188	88,204	—
Excess tax benefits related to exercise of stock options	2,599	535	—
Net cash provided by (used in) financing activities	164,477	256,711	(230,937)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,623	(238,017)	190,663
CASH AND CASH EQUIVALENTS:
Beginning of year	25,285	263,302	72,639
End of period	$33,908	$25,285	$263,302
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$28,373	$21,304	$31,638
Federal and state income taxes	6,799	26,376	1,115
Non-cash activities:
Loans held for investment foreclosed and transferred to other real estate owned	12,807	51,128	38,694

Loans originated to finance the sales of other real estate owned	—	—	750
Loans transferred from held for investment to held for sale	93,567	9,966	—
Ginnie Mae loans recognized with the right to repurchase, net	$6,360	$5,674	($280)

See accompanying notes to consolidated financial statements.

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	YTD	YTD	YTD
	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
(in thousands)	December 31, 2013	December 31, 2012	December 31, 2011
Net income (loss)	$23,809	$82,126	$16,119
Other comprehensive loss, net of tax:
Unrealized loss on securities:
Unrealized holding (loss) gain arising during the year, net of tax (benefit) expense of $(10,786), $3,098 and $0	(20,032)	6,039	12,587
Reclassification adjustment for net gains included in net income, net of tax expense of $620, $522 and $0	(1,152)	(968)	(1,103)
Unrealized losses on cash flow hedges:
Unrealized loss arising during year, net of tax benefit of $0, $0 and $0	—	—	—
Reclassification adjustment for loss included in net income, net of tax expense of $0, $0 and $0	—	—	—

Other comprehensive income (loss)	(21,184)	5,071	11,484

Comprehensive income (loss)	$2,625	$87,197	$27,603

See accompanying notes to consolidated financial statements.

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	YTD	YTD	YTD
	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
(in thousands, except share data)	December 31, 2013	December 31, 2012	December 31, 2011
Interest income:
Loans	$76,442	$71,057	$71,794
Investment securities available for sale	12,391	9,391	6,921
Other	143	243	477

	88,976	80,691	79,192
Interest expense:
Deposits	10,416	16,741	24,815
Federal Home Loan Bank advances	1,532	1,788	3,821
Securities sold under agreements to repurchase	11	70	—
Long-term debt	2,546	1,333	2,046
Other	27	16	16

	14,532	19,948	30,698

Net interest income	74,444	60,743	48,494
Provision for credit losses	900	11,500	3,300

Net interest income after provision for credit losses	73,544	49,243	45,194
Noninterest income:
Net gain on mortgage loan origination and sale activities	164,712	210,564	48,467
Mortgage servicing income	17,073	16,121	38,056
Income (loss) from Windermere Mortgage Services, Inc.	704	4,264	2,119
Gain on debt extinguishment	—	(939)	2,000
Depositor and other retail banking fees	3,172	3,062	3,061
Insurance commissions	864	743	910
Gain on sale of investment securities available for sale	1,772	1,490	1,102
Other	2,448	2,715	1,490

	190,745	238,020	97,205
Noninterest expense:
Salaries and related costs	149,440	119,829	53,519
General and administrative	40,366	27,838	18,490
Legal	2,552	1,796	3,360
Consulting	5,637	3,037	2,644
Federal Deposit Insurance Corporation assessments	1,433	3,554	5,534
Occupancy	13,765	8,585	6,764
Information services	14,491	8,867	5,902
Other real estate owned expense	1,811	10,085	30,281

	229,495	183,591	126,494
Income (loss) before income tax expense	34,794	103,672	15,905
Income tax (benefit) expense	10,985	21,546	(214)

NET INCOME (LOSS)	$23,809	$82,126	$16,119

Basic income per share	$1.65	$6.17	$2.98
Diluted income per share	$1.61	$5.98	$2.80
Basic weighted average number of shares outstanding	14,412,059	13,312,939	5,403,498
Diluted weighted average number of shares outstanding	14,798,168	13,739,398	5,748,342

See accompanying notes to consolidated financial statements.

HOMESTREET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share data)	Number of Shares	Common Stock	Additional paid-in capital	Retained Earnings	Accumulated other comprehensive income/(loss)	Total
Balance, January 1, 2011	5,403,498	$511	$16	$65,627	($7,365)	$58,789
Net income	—	—	—	16,119	—	16,119
Share-based compensation expense	—	—	15	—	—	15
Other comprehensive income	—	—	—	—	11,484	11,484
Balance, December 31, 2011	5,403,498	511	31	81,746	4,119	86,407
Net income	—	—	—	82,126	—	82,126
Share-based compensation expense	—	—	3,308	—	—	3,308
Common stock issued	8,979,140	—	86,850	—	—	86,850
Other comprehensive income	—	—	—	—	5,071	5,071
Balance, December 31, 2012	14,382,638	511	90,189	163,872	9,190	263,762
Net income	—	—	—	23,809	—	23,809
Dividends declared ($0.33 per share)	—	—	—	(4,746)	—	(4,746)
Share-based compensation expense	—	—	4,097	—	—	4,097
Common stock issued	417,353	—	188	—	—	188
Other comprehensive income	—	—	—	—	(21,184)	(21,184)
Balance, December 31, 2013	14,799,991	$511	$94,474	$182,935	($11,994)	$265,926

See accompanying notes to consolidated financial statements.

HomeStreet, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

HomeStreet, Inc. and its wholly owned subsidiaries (the “Company”) is a diversified financial services company serving customers primarily in the Pacific Northwest, California and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. The consolidated financial statements include the accounts of HomeStreet, Inc. and its wholly owned subsidiaries, HomeStreet Capital Corporation and HomeStreet Bank (the “Bank”), and the Bank’s subsidiaries, HomeStreet/WMS, Inc., HomeStreet Reinsurance, Ltd., Continental Escrow Company, Union Street Holdings LLC and Lacey Gateway LLC. HomeStreet Bank was formed in 1986 and is a state-chartered savings bank.

The Company’s accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America (U.S. GAAP). Inter-company balances and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting periods and related disclosures. Although these estimates contemplate current conditions and how they are expected to change in the future, it is reasonably possible that actual conditions could be worse than anticipated in those estimates, which could materially affect the Company’s results of operations and financial condition. Management has made significant estimates in several areas, including the fair value of assets acquired and liabilities assumed in business combinations (Note 3, Business Combinations), allowance for credit losses (Note 6, Loans and Credit Quality), valuation of residential mortgage servicing rights and loans held for sale (Note 13, Mortgage Banking Activities), loans held for investment (Note 6, Loans and Credit Quality), investment securities (Note 5, Investment Securities), derivatives (Note 12, Derivatives), other real estate owned (Note 7, Other Real Estate Owned), and taxes (Note 15, Income Taxes). Actual results could differ materially from those estimates. Certain amounts in the financial statements from prior periods have been reclassified to conform to the current financial statement presentation.

Consolidation

The Company consolidates legal entities in which it has a controlling financial interest. The Company determines whether it has a controlling financial interest by first evaluating whether an entity is a variable interest entity (“VIE”). If an entity is determined to not be a VIE, it is considered to be a voting interest entity.

Variable Interest Entities

The Company may have variable interests in VIEs arising from debt, equity or other monetary interests in an entity, which change with fluctuations in the fair value of the entity’s assets. VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company’s loans held for sale are sold predominantly to government-sponsored enterprises (“GSEs”) Fannie Mae, Freddie Mac and Ginnie Mae for the purpose of securitization by the GSEs, who also provide credit enhancement of the loans through certain guarantee provisions. The Company typical retains the right to service the loans. Because of the power of the GSEs over the VIEs that hold the assets from these residential mortgage loan securitizations, the Company is not the primary beneficiary of the VIEs and therefore the VIEs are not consolidated.

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The Company performs on-going reassessments of: (1) whether entities previously evaluated under the majority voting-interest framework have become VIEs, based on certain events, and therefore become subject to the VIE consolidation framework; and (2) whether changes in the facts and circumstances regarding the Company’s involvement with a VIE cause the Company’s consolidation determination to change.

Voting Interest Entities

Voting interest entities are entities that have sufficient equity and provide the equity investors voting rights that enable them to make significant decisions relating to the entity’s operations. For these types of entities, the Company’s determination of whether it has a controlling financial interest is primarily based on the amount of voting equity interests held. Entities in which the Company has a controlling financial interest, through ownership of the majority of the entities’ voting equity interests, or through other contractual rights that give the Company control, are consolidated by the Company. Investments in entities in which the Company has significant influence over operating and financing decisions (but does not own a majority of the voting equity interests) are accounted for in accordance with the equity method of accounting (which requires the Company to recognize its proportionate share of the entity’s net earnings). These investments are generally included in other assets.

The Company may have investments in limited partnerships or limited liability companies. The Company generally consolidates entities where it is the general partner or managing member. However, certain entities may provide limited partners or members the ability to remove the Company as the general partner or managing member without cause (i.e., kick-out rights), based on a simple majority vote, or the limited partners or members have rights to participate in important decisions of the entity. Accordingly, the Company does not consolidate these entities, in which case they are accounted for in accordance with the equity method of accounting. For equity method investments holding real estate acquired in any manner for debts previously contracted with the Company, the investment is included in other real estate owned in the consolidated statements of financial condition and the proportionate share of the entity’s net earnings are included in other real estate owned expense in the consolidated statements of operations.

Cash and Cash Equivalents

Cash and cash equivalents include cash, interest-earning overnight deposits at other financial institutions, and other investments with original maturities equal to three months or less. For the consolidated statements of cash flows, the Company considered cash equivalents to be investments that are readily convertible to known amounts, so near to their maturity that they present an insignificant risk of change in fair value due to change in interest rates, and purchased in conjunction with cash management activities. Restricted cash of $2.4 million and $2.4 million as of December 31, 2013 and 2012, respectively, is included in accounts receivable and other assets for reinsurance-related reserves.

Investment Securities

Investment securities that we might not hold until maturity are classified as available for sale (“AFS”) and are reported at fair value in the statement of financial condition. Fair value measurement is based upon quoted market prices in active markets, if available. If quoted prices in active markets are not available, fair value is measured using pricing models or other model-based valuation techniques such as the present value of future cash flows, which consider prepayment assumptions and other factors such as credit losses and market liquidity. Unrealized gains and losses are excluded from earnings and reported, net of tax, in other comprehensive income (“OCI”). Purchase premiums and discounts are recognized in interest income using the effective interest method over the life of the securities. Purchase premiums or discounts related to mortgage-backed securities are amortized or accreted using projected prepayment speeds. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

AFS investment securities in unrealized loss positions are evaluated for other-than-temporary impairment (“OTTI”) at least quarterly. For AFS debt securities, decline in fair value is considered to be other-than-

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temporary if the Company does not expect to recover the entire amortized cost basis of the security. For AFS equity securities, the Company considers a decline in fair value to be other-than-temporary if it is probable that the Company will not recover its amortized cost basis.

Impairment may result from credit deterioration of the issuer or collateral underlying the security. In performing an assessment of recoverability, all relevant information is considered, including the length of time and extent to which fair value has been less than the amortized cost basis, the cause of the price decline, credit performance of the issuer and underlying collateral, and recoveries or further declines in fair value subsequent to the balance sheet date.

For debt securities, the Company measures and recognizes OTTI losses through earnings if (1) the Company has the intent to sell the security or (2) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. In these circumstances, the impairment loss is equal to the full difference between the amortized cost basis and the fair value of the security. For securities that are considered other-than-temporarily-impaired that the Company has the intent and ability to hold in an unrealized loss position, the OTTI write-down is separated into an amount representing the credit loss, which is recognized in earnings, and the amount related to other factors, which is recognized as a component of OCI.

For equity securities, the Company recognizes OTTI losses through earnings if the Company intends to sell the security. The Company also considers other relevant factors, including its intent and ability to retain the security for a period of time sufficient to allow for any anticipated recovery in market value, and whether evidence exists to support a realizable value equal to or greater than the carrying value. Any impairment loss on an equity security is equal to the full difference between the amortized cost basis and the fair value of the security.

Federal Home Loan Bank Stock

As a borrower from the Federal Home Loan Bank of Seattle (“FHLB”), the Company is required to purchase an amount of FHLB stock based our outstanding borrowings with the FHLB. This stock is used as collateral to secure the borrowings from the FHLB and is accounted for as a cost-method investment. FHLB stock is reviewed at least quarterly for possible OTTI, which includes an analysis of the FHLB’s cash flows, capital needs and long-term viability.

Loans Held for Sale

Loans originated for sale in the secondary market, which is our principal market, or as whole loan sales are classified as loans held for sale. Management has elected the fair value option for all single family loans held for sale and records these loans at fair value. The fair value of loans held for sale is generally based on observable market prices from other loans in the secondary market that have similar collateral, credit, and interest rate characteristics. If quoted market prices are not readily available, the Company may consider other observable market data such as dealer quotes for similar loans or forward sale commitments. In certain cases, the fair value may be based on a discounted cash flow model. Gains and losses from changes in fair value on loans held for sale are recognized in net gain on mortgage loan origination and sale activities within noninterest income. Direct loan origination costs and fees for single family loans classified as held for sale are recognized in earnings.

Multifamily loans held for sale are accounted for at the lower of amortized cost or fair value. Related gains and losses are recognized in net gain on mortgage loan origination and sale activities. Direct loan origination costs and fees for multifamily loans classified as held for sale are deferred at origination and recognized in earnings at the time of sale.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding, net of cumulative charge-offs, interest applied to principal (for loans accounted for using the cost recovery method), unamortized net deferred

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loan origination fees and costs and unamortized premiums or discounts on purchased loans. Deferred fees and costs and premiums and discounts are amortized over the contractual terms of the underlying loans using the constant effective yield (the interest method). Interest on loans is accrued and recognized as interest income at the contractual rate of interest. Loan commitment fees are generally deferred and amortized into noninterest income on a straight-line basis over the commitment period. A determination is made as of the loan commitment date as to whether a loan will be held for sale or held for investment. This determination is based primarily on the type of loan or loan program and its related profitability characteristics.

When a loan is designated as held for investment, the intent is to hold these loans for the foreseeable future or until maturity or pay-off. If subsequent changes occur, the Company may change its intent to hold these loans. Once a determination has been made to sell such loans, they are immediately transferred to loans held for sale and carried at the lower of cost or fair value.

From time to time, the Company will originate loans to facilitate the sale of other real estate owned without a sufficient down payment from the borrower. Such loans are accounted for using the installment method and any gain on sale is deferred.

Nonaccrual Loans

Loans are placed on nonaccrual status when the full and timely collection of principal and interest is doubtful, generally when the loan becomes 90 days or more past due for principal or interest payment or if part of the principal balance has been charged off.

All payments received on nonaccrual loans are accounted for using the cost recovery method. Under the cost recovery method, all cash collected is applied to first reduce the principal balance. A loan may be returned to accrual status if all delinquent principal and interest payments are brought current and the collectability of the remaining principal and interest payments in accordance with the loan agreement is reasonably assured. Loans that are well-secured and in the collection process are maintained on accrual status, even if they are 90 days or more past due. Loans whose repayments are insured by the Federal Housing Authority (“FHA”) or guaranteed by the Department of Veterans’ Affairs (“VA”) are maintained on accrual status even if 90 days or more past due.

Impaired Loans

A loan is considered impaired when it is probable that all contractual principal and interest payments due will not be collected in accordance with the terms of the loan agreement. Factors considered by management in determining whether a loan is impaired include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.

Troubled Debt Restructurings

A loan is accounted for and reported as a troubled debt restructuring (“TDR”) when, for economic or legal reasons, we grant a concession to a borrower experiencing financial difficulty that we would not otherwise consider. A restructuring that results in only an insignificant delay in payment is not considered a concession. A delay may be considered insignificant if the payments subject to the delay are insignificant relative to the unpaid principal or collateral value and the contractual amount due, or the delay in timing of the restructured payment period is insignificant relative to the frequency of payments, the debt’s original contractual maturity or original expected duration.

TDRs are designated as impaired because interest and principal payments will not be received in accordance with original contract terms. TDRs that are performing and on accrual status as of the date of the modification remain on accrual status. TDRs that are nonperforming as of the date of modification generally remain as nonaccrual until the prospect of future payments in accordance with the modified loan agreement is reasonably assured,

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generally demonstrated when the borrower maintains compliance with the restructured terms for a predetermined period, normally at least six months. TDRs with temporary below-market concessions remain designated as a TDR and impaired regardless of the accrual or performance status until the loan is paid off.

Allowance for Credit Losses

Credit quality within the loans held for investment portfolio is continuously monitored by management and is reflected within the allowance for credit losses. The allowance for credit losses is maintained at a level that, in management’s judgment, is appropriate to cover losses inherent within the Company’s loans held for investment portfolio, including unfunded credit commitments, as of the balance sheet date. The allowance for loan losses, as reported in our consolidated statements of financial condition, is adjusted by a provision for loan losses, which is recognized in earnings, and reduced by the charge-off of loan amounts, net of recoveries.

The loss estimation process involves procedures to appropriately consider the unique characteristics of its two loan portfolio segments, the consumer loan portfolio segment and the commercial loan portfolio segment. These two segments are further disaggregated into loan classes, the level at which credit risk is monitored. When computing allowance levels, credit loss assumptions are estimated using a model that categorizes loan pools based on loss history, delinquency status and other credit trends and risk characteristics. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the overall loan portfolio, in light of the factors then prevailing, may result in significant changes in the allowance for credit losses in those future periods.

Credit quality is assessed and monitored by evaluating various attributes and utilizes such information in our evaluation of the adequacy of the allowance for credit losses. The following provides the credit quality indicators and risk elements that are most relevant and most carefully considered and monitored for each loan portfolio segment.

Consumer Loan Portfolio Segment

The consumer loan portfolio segment is comprised of the single family and home equity loan classes, which are underwritten after evaluating a borrower’s capacity, credit, and collateral. Capacity refers to a borrower’s ability to make payments on the loan. Several factors are considered when assessing a borrower’s capacity, including the borrower’s employment, income, current debt, assets, and level of equity in the property. Credit refers to how well a borrower manages their current and prior debts as documented by a credit report that provides credit scores and the borrower’s current and past information about their credit history. Collateral refers to the type and use of property, occupancy, and market value. Property appraisals are obtained to assist in evaluating collateral. Loan-to-property value and debt-to-income ratios, loan amount, and lien position are also considered in assessing whether to originate a loan. These borrowers are particularly susceptible to downturns in economic trends such as conditions that negatively affect housing prices and demand and levels of unemployment.

Commercial Loan Portfolio Segment

The commercial loan portfolio segment is comprised of the commercial real estate, multifamily residential, construction/land development and commercial business loan classes, whose underwriting standards consider the factors described for single family and home equity loan classes as well as others when assessing the borrower’s and associated guarantors or other related party’s financial position. These other factors include assessing liquidity, the level and composition of net worth, leverage, considering all other lender amounts and position, an analysis of cash expected to flow through the obligors including the outflow to other lenders, and prior experience with the borrower. This information is used to assess adequate financial capacity, profitability, and experience. Ultimate repayment of these loans is sensitive to interest rate changes, general economic conditions, liquidity, and availability of long-term financing.

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Loan Loss Measurement

Allowance levels are influenced by loan volumes, loan asset quality ratings (“AQR”) migration or delinquency status, historic loss experience and other conditions influencing loss expectations, such as economic conditions. The methodology for evaluating the adequacy of the allowance for loan losses has two basic components: first, an asset-specific component involving the identification of impaired loans and the measurement of impairment for each individual loan identified; and second, a formula-based component for estimating probable principle losses for all other loans.

Impaired Loans

When a loan is identified as impaired, impairment is measured based on net realizable value, or the difference between the discounted value of the expected future cash flows, based on the original effective interest rate, and the recorded investment balance of the loan. For impaired loans, we recognize impairment if we determine that the net realizable value of the impaired loan is less than the recorded investment of the loan (net of previous charge-offs and deferred loan fees and costs), except when the sole remaining source of collection is the underlying collateral. In these cases impairment is measured as the difference between the recorded investment balance of the loan and the fair value of the collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral.

The starting point for determining the fair value of collateral is through obtaining external appraisals. Generally, collateral values for impaired loans are updated every twelve months, either from external third parties or in-house certified appraisers. A third party appraisal is required at least annually. Third party appraisals are obtained from a pre-approved list of independent, third party, local appraisal firms. Approval and addition to the list is based on experience, reputation, character, consistency and knowledge of the respective real estate market. Generally, appraisals are internally reviewed by the appraisal services group to ensure the quality of the appraisal and the expertise and independence of the appraiser. Once the impairment amount is determined an asset-specific allowance is provided for equal to the calculated impairment and included in the allowance for loan losses. If the calculated impairment is determined to be permanent or not recoverable, the impairment will be charged off. Factors considered by management in determining if impairment is permanent or not recoverable include whether management judges the loan to be uncollectible, repayment is deemed to be protracted beyond reasonable time frames or the loss becomes evident owing to the borrower’s lack of assets or, for single family loans, the loan is 180 days or more past due unless both well-secured and in the process of collection.

Estimate of Probable Loan Losses

In estimating the formula-based component of the allowance for loan losses, loans are segregated into loan classes. Loans are designated into loan classes based on loans pooled by product types and similar risk characteristics or areas of risk concentration.

In determining the allowance for loan losses we derive an estimated credit loss assumption from a model that categorizes loan pools based on loan type and AQR or delinquency bucket. This model calculates an expected loss percentage for each loan category by considering the probability of default, based on the migration of loans from performing to loss by AQR or delinquency buckets using one-year analysis periods, and the potential severity of loss, based on the aggregate net lifetime losses incurred per loan class.

The formula-based component of the allowance for loan losses also considers qualitative factors for each loan class, including changes in the following: (1) lending policies and procedures; (2) international, national, regional and local economic business conditions and developments that affect the collectability of the portfolio, including the condition of various markets; (3) the nature and volume of the loan portfolio including the terms of the loans; (4) the experience, ability, and depth of the lending management and other relevant staff; (5) the volume and severity of past due and adversely classified or graded loans and the volume of nonaccrual loans; (6) the quality

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of our loan review system; (7) the value of underlying collateral for collateral-dependent loans. Additional factors include (8) the existence and effect of any concentrations of credit, and changes in the level of such concentrations and (9) the effect of external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the existing portfolio. Qualitative factors are expressed in basis points and are adjusted downward or upward based on management’s judgment as to the potential loss impact of each qualitative factor to a particular loan pool at the date of the analysis.

Unfunded Loan Commitments

The Company maintains a separate allowance for losses on unfunded loan commitments, which is included in accounts payable and other liabilities on the consolidated statements of financial condition. Management estimates the amount of probable losses by applying the loss factors used in the allowance for loan loss methodology to estimate the liability for credit losses related to unfunded commitments for each loan type.

Other Real Estate Owned

Other real estate owned (“OREO”) represents real estate acquired for debts previously contracted with the Company, generally through the foreclosure of loans. In certain cases, such as foreclosures on loans involving both the Company and other participating lenders, other real estate owned may be held in the form of an investment in an unconsolidated legal entity that is in-substance real estate. These properties are initially recorded at the net realizable value (fair value of collateral less estimated costs to sell). Upon transfer of a loan to other real estate owned, an appraisal is obtained and any excess of the loan balance over the net realizable value is charged against the allowance for loan losses. The Company allows up to 90 days after foreclosure to finalize determination of net realizable value. Subsequent declines in net realizable value identified from the ongoing analysis of such properties are recognized in current period earnings within noninterest expense as a provision for losses on other real estate owned. The net realizable value of these assets is reviewed and updated at least every six months depending on the type of property, or more frequently as circumstances warrant.

As part of our subsequent events analysis process, we review updated independent third-party appraisals received and internal collateral valuations received subsequent to the reporting period-end to determine whether the fair value of loan collateral or OREO has changed. Additionally, we review agreements to sell OREO properties executed prior to and subsequent to the reporting period-end to identify changes in the fair value of OREO properties. If we determine that current valuations have changed materially from the prior valuations, we record any additional loan impairments or adjustments to OREO carrying values as of the end of the prior reporting period.

From time to time the Company may elect to accelerate the disposition of certain OREO properties in a time frame faster than the expected marketing period assumed in the appraisal supporting our valuation of such properties. At the time a property is identified and the decision to accelerate its disposition is made, that property’s underlying fair value is re-measured. Generally, to achieve an accelerated time frame in which to sell a property, the price that the Company is willing to accept for the disposition of the property decreases. Accordingly, the net realizable value of these properties is adjusted to reflect this change in valuation. Any resulting downward valuation adjustments are recorded in earnings at the time the property is identified and the decision to accelerate its disposition is made and any future changes in net realizable value are measured based on the accelerated time frame.

Mortgage Servicing Rights

We initially record all mortgage servicing rights (“MSRs”) at fair value. For subsequent measurement of MSRs, accounting standards permit the election of either fair value or the lower of amortized cost or fair value. Management has elected to account for single family MSRs at fair value during the life of the MSR, with changes in fair value recorded through current period earnings. Fair value adjustments encompass market-driven

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valuation changes as well as modeled amortization involving the run-off of value that occurs due to the passage of time as individual loans are paid by borrowers. We account for multifamily MSRs at the lower of amortized cost or fair value.

MSRs are recorded as separate assets on our consolidated statements of financial condition upon purchase of the rights or when we retain the right to service loans that we have sold. Net gains on mortgage loan origination and sale activities depend, in part, on the initial fair value of MSRs, which is based on a discounted cash flow model.

Mortgage servicing income includes the changes in fair value over the reporting period of both our single family MSRs and the derivatives used to economically hedge our single family MSRs. Subsequent fair value measurements of single family MSRs, which are not traded in an active market with readily observable market prices, are determined by considering the present value of estimated future net servicing cash flows. Changes in the fair value of single family MSRs result from changes in (1) model inputs and assumptions and (2) modeled amortization, representing the collection and realization of expected cash flows and curtailments over time. The significant model inputs used to measure the fair value of single family MSRs include assumptions regarding market interest rates, projected prepayment speeds, discount rates, estimated costs of servicing and other income and additional expenses associated with the collection of delinquent loans.

Market expectations about loan duration, and correspondingly the expected term of future servicing cash flows, may vary from time to time due to changes in expected prepayment activity, especially when interest rates rise or fall. Market expectations of increased loan prepayment speeds may negatively impact the fair value of the single family MSRs. Fair value is also dependent on the discount rate used in calculating present value, which is imputed from observable market activity and market participants. Management reviews and adjusts the discount rate on an ongoing basis. An increase in the discount rate would reduce the estimated fair value of the single family MSRs asset.

For further information on how the Company measures the fair value of its single family MSRs, including key economic assumptions and the sensitivity of fair value to changes in those assumptions, see Note 13, Mortgage Banking Operations.

Investment in WMS Series LLC

HomeStreet/WMS, Inc. (Windermere Mortgage Services, Inc.), a wholly owned and consolidated subsidiary of the Bank, has an affiliated business arrangement with Windermere Real Estate, WMS Series Limited Liability Company (“WMS LLC”). The Company and Windermere Real Estate each have 50% joint control over the governance of WMS LLC. The operations of WMS LLC, which is subdivided into 27 individual operating series, are recorded using the equity method of accounting. The Company recognizes its proportionate share of the results of operations of WMS LLC as income from WMS Series LLC in noninterest income within the Company’s consolidated statements of operations.

The Company has determined that WMS LLC is not a VIE and further does not consolidate WMS LLC under the voting interest model. The 27 individual operating series, which are divisions of WMS LLC that are allocated assets and liabilities and allow certain forms of legal isolation, are not considered to be stand-alone subsidiary legal entities for purposes of applying the consolidation guidance under U.S. GAAP. As a result, the 27 individual operating series are not considered to be VIEs based on the determination that WMS LLC is not a VIE. The investment is reviewed for possible other-than-temporary impairment quarterly, or more frequently if warranted. The review typically includes an analysis of facts and circumstances of the investment and expectations regarding the investment’s future cash flows. The Company has not recorded other-than-temporary impairment on this investment.

Equity method investment income from WMS LLC was $1.7 million, $4.0 million, and $2.3 million for the years ended December 31, 2013, 2012, and 2011, respectively. The Company’s investment in WMS LLC was $2.7 million and $3.3 million, which is included in accounts receivable and other assets at December 31, 2013 and 2012, respectively.

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The Company provides contracted services to WMS LLC related to accounting, loan shipping, loan underwriting, quality control, secondary marketing, and information systems support performed by Company employees on behalf of WMS LLC. The Company recorded contracted services income/(loss) of $(951) thousand, $279 thousand, and $(152) thousand for the years ended December 31, 2013, 2012, and 2011, respectively. Income related to WMS LLC, including equity method investment income and contracted services, is classified as income from WMS Series LLC in noninterest income within the consolidated statements of operations.

The Company provides a $25.0 million secured line of credit that allows WMS LLC to fund and close single family mortgage loans in the name of WMS LLC. The outstanding balance of the secured line of credit was $5.7 million and $19.5 million at December 31, 2013, and 2012, respectively. The highest outstanding balance of the secured line of credit was $21.4 million and $24.5 million during 2013 and 2012, respectively. The line of credit matures July 1, 2014.

Premises and Equipment

Furniture and equipment and leasehold improvements are stated at cost less accumulated depreciation or amortization and depreciated or amortized over the shorter of the useful life of the related asset or the term of the lease, generally 3 to 15 years, using the straight-line method. Management periodically evaluates furniture and equipment and leasehold improvements for impairment.

Goodwill

Goodwill is recorded upon completion of a business combination as the difference between the purchase price and the fair value of net identifiable assets acquired. Subsequent to initial recognition, the Company tests goodwill for impairment during the third quarter of each fiscal year, or more often if events or circumstances, such as adverse changes in the business climate, indicate there may be impairment. Goodwill was not impaired at December 31, 2013 or 2012, nor was any goodwill written off due to impairment during 2013, 2012 or 2011.

Trust Preferred Securities (“TruPS”)

TruPS allow investors the ability to invest in junior subordinated debentures of the Company, which provide the Company with long-term financing. The transaction begins with the formation of a VIE established as a trust by the Company. This trust issues two classes of securities: common securities, all of which are purchased and held by the Company and recorded in other assets on the consolidated statements of financial position, and TruPS, which are sold to third-party investors. The trust holds subordinated debentures (debt) issued by the Company, which the Company records in long-term debt on the consolidated statement of financial position. The trust finances the purchase the subordinated debentures with the proceeds from the sale of its common and preferred securities.

The junior subordinated debentures are the sole assets of the trust, and the coupon rate on the debt mirrors the dividend payment on the preferred security. The Company also has the right to defer interest payments for up to five years and has the right to call the preferred securities. These preferred securities are non-voting and do not have the right to convert to shares of the issuer. The trust’s common equity securities issued to the Company are not considered to be equity at risk because the equity securities were financed by the trust through the purchase of the debentures from the Company. As a consequence, the Company holds no variable interest in the trust, and therefore, is not the trust’s primary beneficiary.

Securities Sold Under Agreements to Repurchase

From time to time, the Company may enter into sales of securities under agreements to repurchase the same securities (“repurchase agreements”). Repurchase agreements are accounted for as secured financing arrangements with the obligation to repurchase securities sold reflected as a liability in the consolidated statements of financial condition. The dollar amount of securities underlying the agreements remains in investment securities available for sale.

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Income Taxes

In establishing an income tax provision, management applies judgment and interpretations about the application of complex tax laws, which includes making estimates about when certain items will affect future taxable income. Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, a deferred tax asset or liability is determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized through the provision for income taxes in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it is believed that these assets will more likely than not be realized. In making this determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, and recent financial operations. After reviewing and weighing all of the positive and negative evidence, if the positive evidence outweighs the negative evidence, then the Company does not record a valuation allowance for deferred tax assets. If the negative evidence outweighs the positive evidence, then a valuation allowance for all or a portion of the deferred tax assets is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits, if any, as income tax expense in the consolidated statements of operations. Accrued interest and penalties are included within the related tax liability line in the consolidated statements of financial condition.

Derivatives and Hedging Activities

In order to reduce the risk of significant interest rate fluctuations on the value of certain assets and liabilities, such as certain mortgage loans held for sale or mortgage servicing rights, the Company utilizes derivatives, such as forward sale commitments, interest rate futures, option contracts, interest rate swaps and swaptions as risk management instruments in its hedging strategy.

All free-standing derivatives are required to be recorded on the consolidated statements of financial condition at fair value. As permitted under U.S. GAAP, the Company nets derivative assets and liabilities, and related collateral, when a legally enforceable master netting agreement exists between the Company and the derivative counterparty. The accounting for changes in fair value of a derivative depends on whether or not the transaction has been designated and qualifies for hedge accounting. Derivatives that are not designated as hedges are reported and measured at fair value through earnings. The Company does not use derivatives for trading purposes.

Before initiating a position where hedge accounting treatment is desired, the Company formally documents the relationship between the hedging instrument(s) and the hedged item(s), as well as its risk management objective and strategy.

For derivative instruments qualifying for hedge accounting treatment, the instrument is designed as either: (1) a hedge of changes in fair value of a recognized asset or liability or of an unrecognized firm commitment (a fair value hedge), or (2) a hedge of the variability in expected future cash flows associated with an existing recognized asset or liability or a probable forecasted transaction (a cash flow hedge).

Derivatives where the Company has not attempted to achieve or attempted but did not achieve hedge accounting treatment are referred to as economic hedges. The changes in fair value of these instruments are recorded in our consolidated statements of operations in the period in which the change occurs.

In a fair value hedge, changes in the fair value of the derivative and, to the extent that it is effective, changes in the fair value of the hedged asset or liability attributable to the hedged risk are recorded through current period earnings in the same financial statement category as the hedged item.

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In a cash flow hedge, the effective portion of the change in the fair value of the hedging derivative is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings during the same period in which the hedged item affects earnings. The ineffective portion is recognized immediately in noninterest income – other.

The Company discontinues hedge accounting when (1) it determines that the derivative is no longer expected to be highly effective in offsetting changes in fair value or cash flows of the designated item; (2) the derivative expires or is sold, terminated, or exercised; (3) the derivative is de-designated from the hedge relationship; or (4) it is no longer probable that a hedged forecasted transaction will occur by the end of the originally specified time period.

If the Company determines that the derivative no longer qualifies as a fair value or cash flow hedge and therefore hedge accounting is discontinued, the derivative (if retained) will continue to be recorded on the balance sheet at its fair value with changes in fair value included in current earnings. For a discontinued fair value hedge, the previously hedged item is no longer adjusted for changes in fair value.

When the Company discontinues hedge accounting because it is not probable that a forecasted transaction will occur, the derivative will continue to be recorded on the balance sheet at its fair value with changes in fair value included in current earnings, and the gains and losses in accumulated other comprehensive income will be recognized immediately in earnings. When the Company discontinues hedge accounting because the hedging instrument is sold, terminated, or de-designated as a hedge, the amount reported in accumulated other comprehensive income through the date of sale, termination, or de-designation will continue to be reported in accumulated other comprehensive income until the forecasted transaction affects earnings.

Interest rate lock commitments (“IRLCs”) for single family mortgage loans that we intend to sell are considered free-standing derivatives. For determining the fair value measurement of IRLCs we consider several factors including the fair value in the secondary market of the underlying loan resulting from the exercise of the commitment, the expected net future cash flows related to the associated servicing of the loan and the probability that the loan will not fund according to the terms of the commitment (referred to as a fall-out factor). The value of the underlying loan is affected primarily by changes in interest rates. Management uses forward sales commitments to hedge the interest rate exposure from IRLCs. A forward loan sale commitment protects the Company from losses on sales of loans arising from the exercise of the loan commitments by securing the ultimate sales price and delivery date of the loan. The Company takes into account various factors and strategies in determining the portion of the mortgage pipeline it wants to hedge economically. Unrealized and realized gains and losses on derivative contracts utilized for economically hedging the mortgage pipeline are recognized as part of the net gain on mortgage loan origination and sale activities within noninterest income.

The Company is exposed to credit risk if derivative counterparties to derivative contracts do not perform as expected. This risk consists primarily of the termination value of agreements where the Company is in a favorable position. The Company minimizes counterparty credit risk through credit approvals, limits, monitoring procedures, and obtaining collateral, as appropriate.

Share-Based Employee Compensation

The Company has share-based employee compensation plans as more fully discussed in Note 17, Share-Based Compensation Plans. Under the accounting guidance for stock compensation, compensation expense recognized includes the cost for share-based awards, such as nonqualified stock options and restricted stock grants, which are recognized as compensation expense over the requisite service period (generally the vesting period) on a straight line basis. For stock awards that vest upon the satisfaction of a market condition, the Company estimates the service period over which the award is expected to vest. If all conditions to the vesting of an award are satisfied prior to the end of the estimated vesting period, any unrecognized compensation costs associated with the portion of the award that vested earlier than expected are immediately recognized in earnings.

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Fair Value Measurement

The term “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The Company’s approach is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements. The degree of management judgment involved in estimating the fair value of a financial instrument or other asset is dependent upon the availability of quoted market prices or observable market value inputs for internal valuation models, used for estimating fair value. For financial instruments that are actively traded in the marketplace or whose values are based on readily available market data, little judgment is necessary when estimating the instrument’s fair value. When observable market prices and data are not readily available, significant management judgment often is necessary to estimate fair value. In those cases, different assumptions could result in significant changes in valuation. See Note 18, Fair Value Measurement.

Commitments, Guarantees, and Contingencies

U.S. GAAP requires that a guarantor recognize, at the inception of a guarantee, a liability in an amount equal to the fair value of the obligation undertaken in issuing the guarantee. A guarantee is a contract that contingently requires the guarantor to pay a guaranteed party based upon: (a) changes in an underlying asset, liability or equity security of the guaranteed party; or (b) a third party’s failure to perform under a specified agreement. The Company initially records guarantees at the inception date fair value of the obligation assumed and records the amount in other liabilities. For indemnifications provided in sales agreements, a portion of the sale proceeds is allocated to the guarantee, which adjusts the gain or loss that would otherwise result from the transaction. For these indemnifications, the initial liability is amortized to income as the Company’s risk is reduced (i.e., over time as the Company’s exposure is reduced or when the indemnification expires).

Contingent liabilities, including those that exists as a result of a guarantee or indemnification, are recognized when it becomes probable that a loss has been incurred and the amount of the loss is reasonably estimable. The contingent portion of a guarantee is not recognized if the estimated amount of loss is less than the carrying amount of the liability recognized at inception of the guarantee (as adjusted for any amortization).

The Company typically sells loans servicing retained in either a pooled loan securitization transaction with a GSE, a whole loan sale to a GSE, or much less frequently a whole loan sale to market participants such as other financial institutions, who purchase the loans for investment purposes or include them in a private label securitization transaction, or the loans are pooled and sold into a conforming loan securitization with a government-sponsored enterprise (“GSE”), provided loan origination parameters conform to GSE guidelines. Substantially all of the Company’s loan sales are pooled loan securitization transactions with GSEs. These conforming loan securitizations are guaranteed by GSEs, such as Fannie Mae, Ginnie Mae and Freddie Mac.

The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, early payment defaults and fraud. These obligations expose the Company to any credit loss on the repurchased mortgage loans after accounting for any mortgage insurance that it may receive. Generally, the maximum amount of future payments the Company would be required to make for breaches of these representations and warranties would be equal to the unpaid principal balance of such loans that are deemed to have defects that were sold to purchasers plus, in certain circumstances, accrued and unpaid interest on such loans and certain expenses. See Note 14, Commitments, Guarantees, and Contingencies.

The Company sells multifamily loans through the Fannie Mae Delegated Underwriting and Servicing Program (“DUS”®) (DUS® is a registered trademark of Fannie Mae.) that are subject to a credit loss sharing arrangement. The Company may also from time to time sell loans with recourse. When loans are sold with recourse or subject

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to a loss sharing arrangement, a liability is recorded based on the estimated fair value of the obligation under the accounting guidance for guarantees. These liabilities are included within other liabilities. See Note 14, Commitments, Guarantees, and Contingencies.

Earnings per Share

Basic earnings per share (“EPS”) is computed by dividing net income available to common shareholders by the weighted average common shares outstanding during the period. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average common shares outstanding, plus the effect of common stock equivalents (for example, stock options and unvested restricted stock). Stock options issued under stock-based compensation plans that have an antidilutive effect and shares of restricted stock whose vesting is contingent upon conditions that have not been satisfied at the end of the period are excluded from the computation of diluted EPS. Weighted average common shares outstanding include shares held by the Company’s Employee Stock Ownership Plan. Shares outstanding and per share information presented in the consolidated financial statements have been adjusted to reflect the 2-for-1 forward stock splits effective on November 5, 2012 and on March 6, 2012, as well as the 1-for-2.5 reverse stock split effective on July 19, 2011.

Business Segments

The Company’s business segments are determined based on the products and services provided, as well as the nature of the related business activities, and they reflect the manner in which financial information is regularly reviewed by the Company’s chief operating decision maker for the purpose of allocating resources and evaluating the performance of the Company’s businesses. The results for these business segments are based on management’s accounting process, which assigns income statement items and assets to each responsible operating segment. This process is dynamic and is based on management’s view of the Company’s operations. If the management structure and/or the allocation process changes, allocations, transfers, and assignments may change. See Note 20, Business Segments.

Recent Accounting Developments

In December 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-11, Disclosures about Offsetting Assets and Liabilities, which requires enhanced disclosures about certain assets and liabilities that are subject to legally enforceable master netting or similar agreements, or that have otherwise been offset on the balance sheet under certain specific conditions that permit net presentation. In January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies that the scope of the enhanced disclosure requirements applies only to derivative instruments, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions. The application of this guidance, which was effective in the first quarter of 2013, only affects the disclosure of these instruments and had no impact on the Company’s consolidated statements of financial condition or results of operations.

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which modifies the presentation of accumulated other comprehensive income in the financial statements. Among other things, the ASU requires (with certain exceptions) the presentation of significant amounts reclassified from each component of accumulated other comprehensive income and the line items on the consolidated statement of operations affected by the reclassification. For public companies the guidance is effective for interim and annual reporting periods beginning after December 15, 2012. The application of this guidance only affected the presentation of the Company’s financial statements and had no impact on the consolidated statements of financial condition or results of operations.

In January 2014, the FASB issued ASU 2014-01, Accounting for Investments in Qualified Affordable Housing Projects, regarding investments in affordable housing projects that qualify for the low-income housing tax credit. The guidance replaces the effective yield method and allows companies to make an accounting policy election to

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amortize the cost of its investments in proportion to the tax benefits received if certain criteria are met, and present the amortization as a component of income tax expense. The guidance will become effective in the first quarter of 2015, with early adoption permitted in the first quarter of 2014. The Company is currently evaluating this guidance to determine any potential impact to its consolidated statements of financial condition and results of operations.

NOTE 2—SIGNIFICANT RISKS AND UNCERTAINTIES:

Our earnings are dependent on our ability to originate loans and either sell them into the secondary market or hold them in our loan portfolio and collect principal and interest as they come due. When loans become nonperforming or their ultimate collection is in doubt, our income is adversely affected. Our ability to sustain profitability will depend significantly on our loan production and our ability to manage the credit quality of our loan portfolio.

For the years ended December 31, 2013, 2012 and 2011, substantially all the Company’s loan production represented single family mortgages designated for sale. Single family mortgage loans originated predominantly conform to government-sponsored enterprise underwriting standards. The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, early payment defaults and fraud. For further information on the mortgage repurchase liability, see Note 14, Commitments, Guarantees and Contingencies.

Credit Quality

Credit quality within the loans held for investment portfolio is continuously monitored by management and is reflected in the allowance for credit losses. Allowance levels are influenced by loan volumes, loan AQR or delinquency status, historic loss experience and other conditions influencing loss expectations, such as economic conditions.

We employ a disciplined process and methodology to establish our allowance for credit losses each quarter. This process takes into consideration many factors to measure credit risk, which will vary based on the size of the loan, the contractual terms of the agreement, the credit characteristics of the borrower, the features of loan products, the existence and strength of guarantor support, and the availability, quality, and adequacy of any underlying collateral. The degree of credit risk and level of credit losses is highly dependent on the economic environment that unfolds subsequent to originating or acquiring assets. The extent of asset diversification and concentration also affect total credit risk. Credit risk is assessed through analyzing these and other factors.

The credit risk management process is governed centrally. The overall credit process includes comprehensive credit policies, judgmental or statistical credit underwriting, frequent and detailed risk measurement and modeling and loan review, quality control and audit processes. In addition, we have an independent loan review function that reports to the Credit Committee of our Board of Directors (“Credit Committee”), and internal auditors and regulatory examiners review and perform detailed tests of our credit underwriting, loan administration and allowance processes.

The Chief Credit Officer’s primary responsibilities include directing the activities of the credit risk management function as it relates to the loan portfolio, overseeing loan portfolio performance and ensuring compliance with established credit policies, standards and limits, determining the reasonableness of our allowance for loan losses, reviewing and approving large credit exposures and delegating credit approval authorities. Senior credit administrators who oversee the lines of business have both transaction approval authority and governance authority for the approval of procedures within established policies, standards and limits. The Chief Credit Officer reports directly to the President and Chief Executive Officer.

The Company’s Loan Committee (the “Loan Committee”), established by the Credit Committee of the Company’s Board of Directors, provides direction and oversight within our risk management framework. The

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Loan Committee seeks to ensure effective portfolio risk analysis and policy review and to support sound implementation of defined business and risk strategies. Additionally, the Loan Committee periodically approves credits larger than the Chief Credit Officer’s or Chief Executive Officer’s individual approval authorities allow. The members of the Loan Committee are the Chief Executive Officer, Chief Credit Officer and the Commercial Banking Director.

Credit Risk Concentrations

Concentrations of credit risk arise when a number of customers are engaged in similar business activities or activities in the same geographic region, or when they have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions.

Loans held for investment are primarily secured by real estate located in the states of Washington, Oregon, Idaho and Hawaii.

At December 31, 2013 we had concentrations representing 10% or more of the total portfolio by state and property type for the loan classes of single family and commercial real estate within the state of Washington, which represented 37.3% and 21.2% of the total portfolio, respectively. At December 31, 2012 we had concentrations representing 10% or more of the total portfolio by state and property type for the loan classes of single family and commercial real estate within the state of Washington, which represented 40.4% and 22.5% of the total portfolio, respectively. These loans were mostly located within the metropolitan area of Puget Sound, particularly within King County.

Regulatory Agreements

The Company previously was subject to an Order to Cease and Desist issued by the OTS on May 18, 2009 and subsequently administered by the Federal Reserve. This order was terminated by the Federal Reserve effective March 26, 2013.

NOTE 3—BUSINESS COMBINATIONS:

On December 6, 2013, the Company acquired two retail deposit branches and some related assets from AmericanWest Bank, a Washington state-chartered bank. The branches are located on Bainbridge Island and in West Seattle. Deposits with face value of $32.0 million were acquired for a premium of $804 thousand.

On November 1, 2013, the Company completed its acquisition of Fortune Bank (“Fortune”) and YNB Financial Services Corp. (“YNB”), the parent of Yakima National Bank. The Company acquired all of the voting equity interests of Fortune Bank and YNB in exchange for cash consideration. Immediately following completion of the acquisitions, YNB was merged into HomeStreet, Inc. Additionally, Fortune Bank and Yakima National Bank were merged into HomeStreet Bank.

The primary objective for the acquisitions is to grow the Company’s Commercial and Consumer Banking business. Additionally, the acquisition of Yakima National Bank expands the Company’s geographic footprint, which is consistent with the Company’s ongoing growth strategy.

The assets acquired and liabilities assumed in the acquisitions described above have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. The amounts currently recognized in the financial statements for acquired loans and core deposit intangibles have been determined provisionally as the completion of a fair value analysis for these items is still in progress.

The application of the acquisition method of accounting resulted, in the aggregate, in the recognition of goodwill of $11.6 million and core deposit intangible assets of $2.3 million. The goodwill represents the excess purchase

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price over the estimated fair value of the net assets acquired. The goodwill is not deductible for income tax purposes. All of the goodwill has been assigned to the Commercial and Consumer Banking business segment. The acquired core deposit intangibles in the aggregate have been determined to have a weighted-average useful life of approximately 6.4 years and will be amortized on an accelerated basis.

The table below summarizes the aggregate amount recognized as of the acquisition date for each major class of assets acquired and liabilities assumed in the acquisitions of Fortune and YNB on November 1, 2013 and in the acquisition of two retail deposit branches from AmericanWest Bank on December 6, 2013:

(in thousands)	Year Ended December 31, 2013
Purchase price(1)	$36,890
Recognized amounts of identifiable assets acquired and (liabilities assumed), at fair value:
Cash and cash equivalents	60,861
Investment securities	1,241
Acquired loans	206,737
Other real estate owned	740
Federal Home Loan Bank stock, at cost	240
Premises and equipment, net	3,156
Core deposit intangibles	2,317
Accounts receivable and other assets	15,006
Deposits	(261,116)
Accounts payable and accrued expenses	(977)
Long-term debt	(2,954)

Total fair value of identifiable net assets	25,251

Goodwill	$11,639

(1)	The purchase price represents the total amount of cash consideration transferred.

The operating results of the Company include the operating results produced by the acquired assets and assumed liabilities for the period November 1, 2013 to December 31, 2013 for the acquired banks and for the period December 6, 2013 to December 31, 2013 for the two retail deposit branches acquired from AmericanWest Bank.

In connection with the aforementioned acquisitions, HomeStreet recognized $4.5 million of acquisition-related expenses for the year ended December 31, 2013 as follows:

(in thousands)	Year Ended December 31, 2013
Acquisition-related costs recognized in noninterest expense:
Salaries and related costs	$864
General and administrative	206
Legal	407
Consulting	3,007
Federal Deposit Insurance Corporation assessments	15
Occupancy	2
Information services	48

$4,549

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The table below details the estimated aggregate amount of contractually required payments, contractual cash flows not expected to be collected and cash flows expected to be collected as of the acquisition date on loans acquired in connection with the acquisitions of Fortune and YNB on November 1, 2013 and for the two retail deposit branches acquired from AmericanWest Bank on December 6, 2013:

(in thousands)	Year Ended December 31, 2013
Contractually required repayments including interest(1)	$265,215
Less: Contractual cash flows not expected to be collected	(4,646)

Cash flows expected to be collected	$260,569

(1)	Denotes required payments based on a loan’s current contractual rate and contractual schedule, assuming no loss or prepayment.

NOTE 4—REGULATORY CAPITAL REQUIREMENTS:

HomeStreet, Inc., as a unitary savings and loan holding company, is not subject to minimum regulatory capital requirements. However, the Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements could initiate certain mandatory and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined in the regulations) and of Tier 1 capital to average assets (as defined in the regulations). The regulators also have the ability to impose elevated capital requirements in certain circumstances. At December 31, 2013 the Bank’s capital ratios meet the regulatory capital category of “well capitalized” as defined by the FDIC’s prompt corrective action rules.

The Bank’s actual capital amounts and ratios are included in the following table:

	At December 31, 2013
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$291,673	9.96%	$117,182	4.0%	$146,478	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	291,673	14.28	81,708	4.0	122,562	6.0
Total risk-based capital (to risk-weighted assets)	315,762	15.46	163,415	8.0	204,269	10.0

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	At December 31, 2012
	Actual		For Minimum Capital Adequacy Purposes		To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage capital (to average assets)	$286,963	11.78%	$97,466	4.0%	$121,833	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	286,963	18.05	63,596	4.0	95,394	6.0
Total risk-based capital (to risk-weighted assets)	306,934	19.31	127,192	8.0	158,991	10.0

At periodic intervals, the FDIC and the WDFI routinely examine the Bank’s financial statements as part of their legally prescribed oversight of the banking industry. Based on their examinations, these regulators can direct that the Bank’s financial statements be adjusted in accordance with their findings.

NOTE 5—INVESTMENT SECURITIES:

The following table sets forth certain information regarding the amortized cost and fair values of our investment securities available for sale.

	At December 31, 2013
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$137,602	$187	$(3,879)	$133,910
Commercial	13,391	45	(3)	13,433
Municipal bonds	136,937	185	(6,272)	130,850
Collateralized mortgage obligations:
Residential	93,112	85	(2,870)	90,327
Commercial	17,333	—	(488)	16,845
Corporate debt securities	75,542	—	(6,676)	68,866
U.S. Treasury securities	27,478	1	(27)	27,452

	$501,395	$503	$(20,215)	$481,683

	At December 31, 2012
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$62,847	$223	$(217)	$62,853
Commercial	13,720	660	—	14,380
Municipal bonds	123,695	5,574	(94)	129,175
Collateralized mortgage obligations:
Residential	163,981	6,333	(115)	170,199
Commercial	8,983	60	—	9,043
U.S. Treasury securities	30,670	11	(2)	30,679

	$403,896	$12,861	$(428)	$416,329

Mortgage-backed securities (“MBS”) and collateralized mortgage obligations (“CMO”) represent securities issued by government sponsored entities (“GSEs”). Each of the MBS and CMO securities in our investment portfolio are guaranteed by Fannie Mae, Ginnie Mae or Freddie Mac. Municipal bonds are comprised of general

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obligation bonds (i.e., backed by the general credit of the issuer) and revenue bonds (i.e., backed by revenues from the specific project being financed) issued by various municipal corporations. As of December 31, 2013 and 2012, all securities held, including municipal bonds and corporate debt securities, were rated investment grade based upon external ratings where available and, where not available, based upon internal ratings which correspond to ratings as defined by Standard and Poor’s Rating Services (“S&P”) or Moody’s Investors Services (“Moody’s”). As of December 31, 2013 and 2012, substantially all securities held had ratings available by external ratings agencies.

Investment securities available for sale that were in an unrealized loss position are presented in the following tables based on the length of time the individual securities have been in an unrealized loss position.

	At December 31, 2013
	Less than 12 months		12 months or more		Total
(in thousands)	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$(3,767)	$98,717	$(112)	$6,728	$(3,879)	$105,445
Commercial	(3)	7,661	—	—	(3)	7,661
Municipal bonds	(5,991)	106,985	(281)	3,490	(6,272)	110,475
Collateralized mortgage obligations:
Residential	(2,120)	63,738	(750)	15,081	(2,870)	78,819
Commercial	(488)	16,845	—	—	(488)	16,845
Corporate debt securities	(6,676)	68,844	—	—	(6,676)	68,844
U.S. Treasury securities	(27)	25,452	—	—	(27)	25,452

	$(19,072)	$388,242	$(1,143)	$25,299	$(20,215)	$413,541

	At December 31, 2012
	Less than 12 months		12 months or more		Total
(in thousands)	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value
Mortgage-backed securities:
Residential	$(217)	$18,121	$—	$—	$(217)	$18,121
Municipal bonds	(94)	4,212	—	—	(94)	4,212
Collateralized mortgage obligations:
Residential	(115)	13,883	—	—	(115)	13,883
U.S. Treasury securities	—	—	(2)	10,238	(2)	10,238

	$(426)	$36,216	$(2)	$10,238	$(428)	$46,454

The Company has evaluated securities that are in an unrealized loss position and has determined that the decline in value is temporary and is related to the change in market interest rates since purchase. The decline in value is not related to any company- or industry-specific credit event. The Company anticipates full recovery of the amortized cost of these securities at maturity or sooner in the event of a more favorable market interest rate environment and does not intend to sell nor expect that it will be required to sell such securities before recovery of their amortized cost basis.

The Company has evaluated securities available for sale that are in an unrealized loss position and has determined that the decline in value is temporary and is related to the change in market interest rates since purchase. The decline in value is not related to any company- or industry-specific credit event. As of December 31, 2013 and 2012, the present value of the cash flows expected to be collected on all of the Company debt securities was greater than amortized cost of those securities. In addition, as of December 31, 2013 and 2012, the Company had not made a

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decision to sell any of its debt securities held, nor did the Company consider it more likely than not that it would be required to sell such securities before recovery of their amortized cost basis. The Company did not hold any equity securities as of December 31, 2013 and 2012.

The following tables present the fair value of investment securities available for sale by contractual maturity along with the associated contractual yield for the periods indicated below. Contractual maturities for mortgage-backed securities and collateralized mortgage obligations as presented exclude the effect of expected prepayments. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations before the underlying mortgages mature. The weighted-average yield is computed using the contractual coupon of each security weighted based on the fair value of each security and does not include adjustments to a tax equivalent basis.

	At December 31, 2013
	Within one year		After one year through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$10,581	1.63%	$123,329	1.82%	$133,910	1.81%
Commercial	—	—	—	—	—	—	13,433	4.51	13,433	4.51
Municipal bonds	—	—	—	—	19,598	3.51	111,252	4.29	130,850	4.17
Collateralized mortgage obligations:
Residential	—	—	—	—	19,987	2.31	70,340	2.17	90,327	2.20
Commercial	—	—	—	—	5,270	1.90	11,575	1.42	16,845	1.57
Corporate debt securities	—	—	—	—	32,848	3.31	36,018	3.75	68,866	3.54
U.S. Treasury securities	1,001	0.18	26,451	0.30	—	—	—	—	27,452	0.29

Total available for sale	$1,001	0.18%	$26,451	0.30%	$88,284	2.84%	$365,947	2.92%	$481,683	2.75%

	At December 31, 2012
	Within one year		After one year through five years		After five years through ten years		After ten years		Total
(in thousands)	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield	Fair Value	Weighted Average Yield
Mortgage-backed securities:
Residential	$—	—%	$—	—%	$—	—%	$62,853	2.81%	$62,853	2.81%
Commercial	—	—	$—	—	—	—	14,380	4.03	14,380	4.03
Municipal bonds	—	—	—	—	15,673	3.64	113,502	4.66	129,175	4.53
Collateralized mortgage obligations:
Residential	—	—	—	—	—	—	170,199	2.64	170,199	2.64
Commercial	—	—	—	—	—	—	9,043	2.06	9,043	2.06
U.S. Treasury securities	30,679	0.23	—	—	—	—	—	—	30,679	0.23

Total available for sale	$30,679	0.23%	$—	—%	$15,673	3.64%	$369,977	3.33%	$416,329	3.11%

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Sales of investment securities available for sale were as follows.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Proceeds	$127,648	$166,187	$239,878
Gross gains	2,089	1,921	1,378
Gross losses	(315)	(431)	(276)

There were $47.3 million and $51.9 million in investment securities pledged to secure advances from the FHLB at December 31, 2013 and December 31, 2012. At December 31, 2013 and 2012, there were $37.7 million and $18.6 million, respectively, of securities pledged to secure derivatives in a liability position.

Tax-exempt interest income on securities available for sale totaling $4.0 million, $4.3 million, and $401 thousand for the years ended December 31, 2013, 2012, and 2011, respectively, were recorded in the Company’s consolidated statements of operations.

NOTE 6—LOANS AND CREDIT QUALITY:

For a detailed discussion of loans and credit quality, including accounting policies and the methodology used to estimate the allowance for credit losses, see Note 1, Summary of Significant Accounting Policies.

The Company’s portfolio of loans held for investment is divided into two portfolio segments, consumer loans and commercial loans, which are the same segments used to determine the allowance for loan losses. Within each portfolio segment, the Company monitors and assesses credit risk based on the risk characteristics of each of the following loan classes: single family and home equity loans within the consumer loan portfolio segment and commercial real estate, multifamily, construction/land development and commercial business loans within the commercial loan portfolio segment.

Loans held for investment consist of the following:

	At December 31,
(in thousands)	2013	2012
Consumer loans
Single family	$904,913	$673,865
Home equity	135,650	136,746

	1,040,563	810,611
Commercial loans
Commercial real estate	477,642	361,879
Multifamily	79,216	17,012
Construction/land development	130,465	71,033
Commercial business	171,054	79,576

	858,377	529,500

	1,898,940	1,340,111
Net deferred loan fees and discounts	(3,219)	(3,576)

	1,895,721	1,336,535
Allowance for loan losses	(23,908)	(27,561)

	$1,871,813	$1,308,974

Loans in the amount of $800.5 million and $469.8 million at December 31, 2013 and 2012, respectively, were pledged to secure borrowings from the FHLB as part of our liquidity management strategy. The FHLB does not have the right to sell or re-pledge these loans.

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It is the Company’s policy to make loans to officers, directors, and their associates in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons. The following is a summary of activity during the years ended December 31, 2013 and 2012 with respect to such aggregate loans to these related parties and their associates:

	Year Ended December 31,
(in thousands)	2013	2012
Beginning balance, January 1	$11,763	$5,869
New loans	2,178	5,982
Principal repayments and advances, net	(4,203)	(88)

Ending balance, December 31	$9,738	$11,763

Credit Quality

Management considers the level of allowance for loan losses to be appropriate to cover credit losses inherent within the loans held for investment portfolio as of December 31, 2013. In addition to the allowance for loan losses, the Company maintains a separate allowance for losses related to unfunded loan commitments, and this amount is included in accounts payable and other liabilities on the consolidated statements of financial condition. Collectively, these allowances are referred to as the allowance for credit losses.

For further information on the policies that govern the determination of the allowance for loan losses levels, see Note 1, Summary of Significant Accounting Policies.

Activity in the allowance for credit losses was as follows.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Allowance for credit losses (roll-forward):
Beginning balance	$27,751	$42,800	$64,566
Provision for credit losses	900	11,500	3,300
(Charge-offs), net of recoveries	(4,562)	(26,549)	(25,066)

Ending balance	$24,089	$27,751	$42,800

Components:
Allowance for loan losses	$23,908	$27,561	$42,689
Allowance for unfunded commitments	181	190	111

Allowance for credit losses	$24,089	$27,751	$42,800

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Activity in the allowance for credit losses by loan portfolio and loan class was as follows.

	Year Ended December 31, 2013
(in thousands)	Beginning balance	Charge-offs	Recoveries	Provision	Ending balance
Consumer loans
Single family	$13,388	$(2,967)	$536	$1,033	$11,990
Home equity	4,648	(1,960)	583	716	3,987

	18,036	(4,927)	1,119	1,749	15,977

Commercial loans
Commercial real estate	5,312	(1,448)	134	14	4,012
Multifamily	622	—	—	320	942
Construction/land development	1,580	(458)	767	(475)	1,414
Commercial business	2,201	(21)	272	(708)	1,744

	9,715	(1,927)	1,173	(849)	8,112

Total allowance for credit losses	$27,751	$(6,854)	$2,292	$900	$24,089

	Year Ended December 31, 2012
(in thousands)	Beginning balance	Charge-offs	Recoveries	Provision	Ending balance
Consumer loans
Single family	$10,671	$(5,939)	$657	$7,999	$13,388
Home equity	4,623	(4,264)	631	3,658	4,648

	15,294	(10,203)	1,288	11,657	18,036

Commercial loans
Commercial real estate	4,321	(4,253)	259	4,985	5,312
Multifamily	335	—	10	277	622
Construction/land development	21,237	(14,861)	1,042	(5,838)	1,580
Commercial business	1,613	(558)	727	419	2,201

	27,506	(19,672)	2,038	(157)	9,715

Total allowance for credit losses	$42,800	$(29,875)	$3,326	$11,500	$27,751

The following table disaggregates our allowance for credit losses and recorded investment in loans by impairment methodology.

	At December 31, 2013
(in thousands)	Allowance: collectively evaluated for impairment	Allowance: individually evaluated for impairment	Total	Loans: collectively evaluated for impairment	Loans: individually evaluated for impairment	Total
Consumer loans
Single family	$10,632	$1,358	$11,990	$831,730	$73,183	$904,913
Home equity	3,903	84	3,987	133,006	2,644	135,650

	14,535	1,442	15,977	964,736	75,827	1,040,563

Commercial loans
Commercial real estate	4,012	—	4,012	445,766	31,876	477,642
Multifamily	515	427	942	76,053	3,163	79,216
Construction/land development	1,414	—	1,414	124,317	6,148	130,465
Commercial business	1,042	702	1,744	168,199	2,855	171,054

	6,983	1,129	8,112	814,335	44,042	858,377

Total	$21,518	$2,571	$24,089	$1,779,071	$119,869	$1,898,940

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	At December 31, 2012
(in thousands)	Allowance: collectively evaluated for impairment	Allowance: individually evaluated for impairment	Total	Loans: collectively evaluated for impairment	Loans: individually evaluated for impairment	Total
Consumer loans
Single family	$11,212	$2,176	$13,388	$599,538	$74,327	$673,865
Home equity	4,611	37	4,648	133,026	3,720	136,746

	15,823	2,213	18,036	732,564	78,047	810,611

Commercial loans
Commercial real estate	3,682	1,630	5,312	334,406	27,473	361,879
Multifamily	106	516	622	13,791	3,221	17,012
Construction/land development	1,092	488	1,580	58,129	12,904	71,033
Commercial business	680	1,521	2,201	77,256	2,320	79,576

	5,560	4,155	9,715	483,582	45,918	529,500

Total	$21,383	$6,368	$27,751	$1,216,146	$123,965	$1,340,111

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Impaired Loans

The following tables present impaired loans by loan portfolio segment and loan class.

	At December 31, 2013
(in thousands)	Recorded investment(1)	Unpaid principal balance(2)	Related allowance
With no related allowance recorded:
Consumer loans
Single family	$39,341	$41,935	$—
Home equity	1,895	1,968	—

	41,236	43,903	—
Commercial loans
Commercial real estate	31,876	45,921	—
Multifamily	508	508	—
Construction/land development	6,148	15,299	—
Commercial business	1,533	7,164	—

	40,065	68,892	—

	$81,301	$112,795	$—

With an allowance recorded:
Consumer loans
Single family	$33,842	$33,900	$1,358
Home equity	749	749	84

	34,591	34,649	1,442
Commercial loans
Multifamily	2,655	2,832	427
Commercial business	1,322	1,478	702

	3,977	4,310	1,129

	$38,568	$38,959	$2,571

Total:
Consumer loans
Single family(3)	$73,183	$75,835	$1,358
Home equity	2,644	2,717	84

	75,827	78,552	1,442
Commercial loans
Commercial real estate	31,876	45,921	—
Multifamily	3,163	3,340	427
Construction/land development	6,148	15,299	—
Commercial business	2,855	8,642	702

	44,042	73,202	1,129

Total impaired loans	$119,869	$151,754	$2,571

(1)	Includes partial charge-offs and nonaccrual interest paid.
(2)	Unpaid principal balance does not includes partial charge-offs or nonaccrual interest paid. Related allowance is calculated on net book balances not unpaid principal balances.
(3)	Includes $70.3 million in performing TDRs.

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	At December 31, 2012
(in thousands)	Recorded investment(1)	Unpaid principal balance(2)	Related allowance
With no related allowance recorded:
Consumer loans
Single family	$28,202	$29,946	$—
Home equity	2,728	3,211	—

	30,930	33,157	—
Commercial loans
Commercial real estate	10,933	12,445	—
Multifamily	508	508	—
Construction/land development	11,097	20,990	—
Commercial business	147	162	—

	22,685	34,105	—

	$53,615	$67,262	$—

With an allowance recorded:
Consumer loans
Single family	$46,125	$47,553	$2,176
Home equity	992	1,142	37

	47,117	48,695	2,213
Commercial loans
Commercial real estate	16,540	16,540	1,630
Multifamily	2,713	2,891	516
Construction/land development	1,807	1,807	488
Commercial business	2,173	2,287	1,521

	23,233	23,525	4,155

	$70,350	$72,220	$6,368

Total:
Consumer loans
Single family(3)	$74,327	$77,499	$2,176
Home equity	3,720	4,353	37

	78,047	81,852	2,213
Commercial loans
Commercial real estate	27,473	28,985	1,630
Multifamily	3,221	3,399	516
Construction/land development	12,904	22,797	488
Commercial business	2,320	2,449	1,521

	45,918	57,630	4,155

Total impaired loans	$123,965	$139,482	$6,368

(1)	Includes partial charge-offs and nonaccrual interest paid.
(2)	Unpaid principal balance does not includes partial charge-offs or nonaccrual interest paid. Related allowance is calculated on net book balances not unpaid principal balances.
(3)	Includes $67.5 million in performing TDRs.

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The following table provides the average recorded investment in impaired loans by portfolio segment and class.

	Year Ended December 31,
(in thousands)	2013	2012
Consumer loans
Single family	$76,910	$68,439
Home equity	3,204	2,974

	80,114	71,413
Commercial loans
Commercial real estate	28,595	32,246
Multifamily	3,197	5,854
Construction/land development	8,790	37,506
Commercial business	2,108	1,567

	42,690	77,173

	$122,804	$148,586

Credit Quality Indicators

Management regularly reviews loans in the portfolio to assess credit quality indicators and to determine appropriate loan classification and grading in accordance with applicable bank regulations. The Company’s internal AQR grading scale is comprised of 10 grades. Each individual loan is given an internal risk rating scale from 1 through 10. A brief description of these grades is as follows:

•	Pass. We have five pass classification grades which represent a level of credit quality that ranges from no well-defined deficiency or weakness to some noted weakness, however the risk of default on any loan classified as pass is expected to be remote.

•	Watch. A loan graded as watch has a remote risk of default, but is exhibiting deficiency or weakness that requires monitoring by management.

•	Special Mention. A special mention loan does not currently expose us to a sufficient degree of risk to warrant an adverse classification, but does possess a correctable deficiency or potential weakness deserving management’s close attention.

•	Substandard. A substandard loan is inadequately protected by the current secured worth and paying capacity of the borrower or of collateral pledged on the loan, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, such as a high probability of payment default and are characterized by the distinct possibility that the institution will sustain some loss if deficiencies are not corrected.

•	Doubtful. A loan classified as doubtful has all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable or improbable. Doubtful is considered to be a temporary classification until resolution of pending weaknesses enables us to more fully evaluate the potential for loss.

•	Loss. That portion of a loan classified as loss is considered uncollectible and of so little value that its characterization as an asset is not warranted. A loss classification does not mean that an asset has absolutely no recovery or salvage value, but rather it is not reasonable to defer charging off all or that portion of the asset deemed uncollectible even though partial recovery may occur in the future.

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The following tables present designated loan grades by loan portfolio segment and loan class.

	At December 31, 2013
(in thousands)	Pass	Watch	Special mention	Substandard	Total
Consumer loans
Single family	$817,877	$53,711	$12,746	$20,579	$904,913
Home equity	132,086	1,442	276	1,846	135,650

	949,963	55,153	13,022	22,425	1,040,563
Commercial loans
Commercial real estate	368,817	63,579	37,758	7,488	477,642
Multifamily	74,509	1,544	3,163	—	79,216
Construction/land development	121,026	3,414	2,895	3,130	130,465
Commercial business	145,760	20,062	586	4,646	171,054

	710,112	88,599	44,402	15,264	858,377

	$1,660,075	$143,752	$57,424	$37,689	$1,898,940

	At December 31, 2012
(in thousands)	Pass	Watch	Special mention	Substandard	Total
Consumer loans
Single family	$565,312	$55,768	$27,599	$25,186	$673,865
Home equity	131,246	1,337	1,193	2,970	136,746

	696,558	57,105	28,792	28,156	810,611
Commercial loans
Commercial real estate	217,370	102,353	17,931	24,225	361,879
Multifamily	12,222	1,569	3,221	—	17,012
Construction/land development	21,540	7,243	35,368	6,882	71,033
Commercial business	68,134	7,914	462	3,066	79,576

	319,266	119,079	56,982	34,173	529,500

	$1,015,824	$176,184	$85,774	$62,329	$1,340,111

The Company considers ‘adversely classified assets’ to include loans graded as Substandard, Doubtful, and Loss as well as other real estate owned (“OREO”). As of December 31, 2013 and 2012, none of the Company’s loans were rated Doubtful or Loss. The total amount of adversely classified assets was $50.6 million and $86.3 million as of December 31, 2013 and 2012, respectively.

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Nonaccrual and Past Due Loans

Loans are placed on nonaccrual status when the full and timely collection of principal and interest is doubtful, generally when the loan becomes 90 days or more past due for principal or interest payment or if part of the principal balance has been charged off. Loans whose repayments are insured by the FHA or guaranteed by the VA are generally maintained on accrual status even if 90 days or more past due.

The following table presents an aging analysis of past due loans by loan portfolio segment and loan class.

	At December 31, 2013
(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans	90 days or more past due and accruing(1)
Consumer loans
Single family	$6,466	$4,901	$55,672	$67,039	$837,874	$904,913	$46,811
Home equity	375	75	1,846	2,296	133,354	135,650	—

	6,841	4,976	57,518	69,335	971,228	1,040,563	46,811
Commercial loans
Commercial real estate	—	—	12,257	12,257	465,385	477,642	—
Multifamily	—	—	—	—	79,216	79,216	—
Construction/land development	—	—	—	—	130,465	130,465	—
Commercial business	—	—	2,743	2,743	168,311	171,054	—

	—	—	15,000	15,000	843,377	858,377	—

	$6,841	$4,976	$72,518	$84,335	$1,814,605	$1,898,940	$46,811

	At December 31, 2012
(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans	90 days or more past due and accruing(1)
Consumer loans
Single family	$11,916	$4,732	$53,962	$70,610	$603,255	$673,865	$40,658
Home equity	787	242	2,970	3,999	132,747	136,746	—

	12,703	4,974	56,932	74,609	736,002	810,611	40,658
Commercial loans
Commercial real estate	—	—	6,403	6,403	355,476	361,879	—
Multifamily	—	—	—	—	17,012	17,012	—
Construction/land development	—	—	5,042	5,042	65,991	71,033	—
Commercial business	—	—	2,173	2,173	77,403	79,576	—

	—	—	13,618	13,618	515,882	529,500	—

	$12,703	$4,974	$70,550	$88,227	$1,251,884	$1,340,111	$40,658

(1)	FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.

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The following tables present performing and nonperforming loan balances by loan portfolio segment and loan class.

	At December 31, 2013
(in thousands)	Accrual	Nonaccrual	Total
Consumer loans
Single family	$896,052	$8,861	$904,913
Home equity	133,804	1,846	135,650

	1,029,856	10,707	1,040,563
Commercial loans
Commercial real estate	465,385	12,257	477,642
Multifamily	79,216	—	79,216
Construction/land development	130,465	—	130,465
Commercial business	168,311	2,743	171,054

	843,377	15,000	858,377

	$1,873,233	$25,707	$1,898,940

	At December 31, 2012
(in thousands)	Accrual	Nonaccrual	Total
Consumer loans
Single family	$660,561	$13,304	$673,865
Home equity	133,776	2,970	136,746

	794,337	16,274	810,611
Commercial loans
Commercial real estate	355,476	6,403	361,879
Multifamily	17,012	—	17,012
Construction/land development	65,991	5,042	71,033
Commercial business	77,403	2,173	79,576

	515,882	13,618	529,500

	$1,310,219	$29,892	$1,340,111

The following tables present information about TDR activity during the periods presented.

	Year Ended December 31, 2013
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	104	$22,605	$—

		104	22,605	—

Home equity	Interest rate reduction	9	571	—

		9	$571	—

Total consumer	Interest rate reduction	113	23,176	—

		113	23,176	—

Total loans	Interest rate reduction	113	23,176	—

		113	$23,176	$—

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	Year Ended December 31, 2012
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	84	$15,487	$—
	Payment restructure	1	280	—

		85	$15,767	$—

Home equity	Interest rate reduction	7	$527	$—

		7	$527	$—

Total consumer	Interest rate reduction	91	$16,014	$—
	Payment restructure	1	280	—

		92	$16,294	$—

Commercial loans
Commercial real estate	Interest rate reduction	2	$6,070	$1,000

		2	$6,070	$1,000

Construction/land development	Forgiveness of principal	2	304	—

		2	$304	$—

Total commercial	Interest rate reduction	2	$6,070	$1,000
	Payment restructure	—	—	—
	Forgiveness of principal	2	304	—

		4	$6,374	$1,000

Total loans	Interest rate reduction	93	$22,084	$1,000
	Payment restructure	1	280	—
	Forgiveness of principal	2	304	—

		96	$22,668	$1,000

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	Year Ended December 31, 2011
(dollars in thousands)	Concession type	Number of loan modifications	Recorded investment	Related charge- offs
Consumer loans
Single family	Interest rate reduction	150	$41,765	$—
	Payment restructure	14	2,871	—

		164	$44,636	$—

Home equity	Interest rate reduction	7	$472	$—
	Payment restructure	6	212	—

		13	$684	$—

Total consumer	Interest rate reduction	157	$42,237	$—
	Payment restructure	20	3,083	—

		177	$45,320	$—

Commercial loans
Commercial real estate	Payment restructure	1	9,321	—

		1	$9,321	$—

Multifamily	Interest rate reduction	1	$508	$—

		1	$508	$—

Construction/land development	Interest rate reduction	52	$13,032	$866
	Payment restructure	1	2,750	—
	Forgiveness of principal	10	1,395	—

		63	$17,177	$866

Commercial business	Payment restructure	4	1,060	—

		4	$1,060	$—

Total commercial	Interest rate reduction	53	$13,540	$866
	Payment restructure	6	13,131	—
	Forgiveness of principal	10	1,395	—

		69	$28,066	$866

Total loans	Interest rate reduction	210	$55,777	$866
	Payment restructure	26	16,214	—
	Forgiveness of principal	10	1,395	—

		246	$73,386	$866

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The following table presents loans that were modified as TDRs within the previous 12 months and subsequently re-defaulted during the years ended December 31, 2013 and 2012, respectively. A TDR loan is considered re-defaulted when it becomes doubtful that the objectives of the modifications will be met, generally when a consumer loan TDR becomes 60 days or more past due on principal or interest payments or when a commercial loan TDR becomes 90 days or more past due on principal or interest payments.

	Year Ended December 31,
	2013		2012
(dollars in thousands)	Number of loan relationships that subsequently re- defaulted	Recorded investment	Number of loan relationships that subsequently re- defaulted	Recorded investment
Consumer loans
Single family	17	$2,840	23	$8,633
Home equity	1	22	1	34

	18	2,862	24	8,667
Commercial loans
Commercial real estate	1	770	1	7,716
Commercial business	—	—	1	29

	1	770	2	7,745

	19	$3,632	26	$16,412

NOTE 7—OTHER REAL ESTATE OWNED:

Other real estate owned consisted of the following.

	At December 31,
(in thousands)	2013	2012
Single family	$5,522	$4,118
Commercial real estate	958	10,447
Construction/land development	8,128	24,341

	14,608	38,906
Valuation allowance	(1,697)	(14,965)

	$12,911	$23,941

Activity in other real estate owned was as follows.

	Year Ended December 31,
(in thousands)	2013	2012
Beginning balance	$23,941	$38,572
Additions	8,199	44,195
Loss provisions	(603)	(12,171)
Reductions related to sales	(18,626)	(46,655)

Ending balance	$12,911	$23,941

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Activity in the valuation allowance for other real estate owned was as follows.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Beginning balance	$14,965	$21,502	$29,099
Loss provisions	603	12,171	27,079
(Charge-offs), net of recoveries	(13,871)	(18,708)	(34,676)

Ending balance	$1,697	$14,965	$21,502

The components of other real estate owned expense are as follows.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Maintenance costs	$840	$1,289	$3,755
Loss provisions	603	12,171	27,079
Net gain on sales	(722)	(2,508)	(190)
Gain on transfer	(119)	(489)	—
Net operating income (loss)	1,209	(378)	(363)

Total other real estate owned expense	$1,811	$10,085	$30,281

At December 31, 2013, we had concentrations within the state of Washington, primarily in Thurston County, representing 70.5% of the total balance of other real estate owned. At December 31, 2012, we had concentrations within the state of Washington representing 92.5% of the total balance of other real estate owned.

NOTE 8–PREMISES AND EQUIPMENT, NET:

Premises and equipment consisted of the following.

	December 31,
(in thousands)	2013	2012
Furniture and equipment	$47,247	$32,279
Leasehold improvements	17,525	10,798
Land and buildings	2,095	—

	66,867	43,077
Less: accumulated depreciation	(30,255)	(27,845)

	$36,612	$15,232

Depreciation expense for the years ending December 31, 2013, 2012, and 2011, was $4.6 million, $2.7 million, and $2.0 million, respectively.

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NOTE 9—DEPOSITS:

Deposit balances, including stated rates, were as follows.

	At December 31,
(in thousands)	2013	2012
Noninterest-bearing accounts	$322,952	$358,831
NOW accounts, 0.00% to 0.75% at December 31, 2013 and December 31, 2012	297,966	174,699
Statement savings accounts, due on demand, 0.20% to 2.00% at December 31, 2013 and 0.20% to 0.85% at December 31, 2012	156,181	103,932
Money market accounts, due on demand, 0.00% to 1.50% at December 31, 2013 and December 31, 2012	919,322	683,906
Certificates of deposit, 0.10% to 3.80% at December 31, 2013 and 0.10% to 4.70% at December 31, 2012	514,400	655,467

	$2,210,821	$1,976,835

There were no public funds included in deposits as of December 31, 2013 and December 31, 2012.

Interest expense on deposits was as follows.

	Year Ended December 31,
(in thousands)	2013	2012	2011
NOW accounts	$924	$498	$575
Statement savings accounts	546	395	335
Money market accounts	3,899	3,248	3,020
Certificates of deposit	5,047	12,600	20,885

	$10,416	$16,741	$24,815

The weighted-average interest rates on certificates of deposit at December 31, 2013, 2012, and 2011 were 0.71%, 1.59%, and 1.66%, respectively.

Certificates of deposit outstanding mature as follows.

(in thousands)	At December 31, 2013
Within one year	$398,599
One to two years	48,226
Two to three years	48,345
Three to four years	13,176
Four to five years	6,054

$514,400

The aggregate amount of time deposits in denominations of $100 thousand or more at December 31, 2013 and 2012, was $216.5 million and $300.4 million, respectively. The aggregate amount of time deposits in denominations of more than $250 thousand at December 31, 2013 and 2012 was $26.3 million and $45.3 million, respectively. There were $144.3 million of brokered deposits as of December 31, 2013, and none at December 31, 2012.

NOTE 10—FEDERAL HOME LOAN BANK AND OTHER:

The Company borrows through advances from the FHLB. FHLB advances totaled $446.6 million and $259.1 million as of December 31, 2013, and December 31, 2012, respectively.

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Weighted-average interest rates on the advances were 0.43%, 0.60%, and 4.67% at December 31, 2013, 2012 and 2011, respectively. The advances may be collateralized by stock in the FHLB, pledged securities, and unencumbered qualifying loans. The Company has an available line of credit with the FHLB equal to 25 percent of assets, subject to collateralization requirements. Based on the amount of qualifying collateral available, borrowing capacity from the FHLB was $228.5 million as of December 31, 2013. The FHLB is not contractually bound to continue to offer credit to the Company, and the Company’s access to credit from this agency for future borrowings may be discontinued at any time.

FHLB advances outstanding by contractual maturities were as follows.

	At December 31, 2013
(in thousands)	Advances outstanding	Weighted-average interest rate
2014	$431,000	0.27%
2015	—	—
2016	—	—
2017	—	—
2018 and thereafter	15,590	4.64

	$446,590	0.43%

The Company, as a member of the FHLB, is required to own shares of FHLB stock. This requirement is based upon the amount of either the eligible collateral or advances outstanding from the FHLB. As of December 31, 2013 and 2012, the Company held $35.3 million and $36.4 million, respectively, of FHLB stock. FHLB stock is carried at par value and is restricted to transactions between the FHLB and its member institutions. FHLB stock can only be purchased or redeemed at par value. Both cash and dividends received on FHLB stock are reported in earnings.

On November 6, 2009, the Federal Housing Finance Agency (the “Finance Agency”) regulator reaffirmed its capital classification of the FHLB as undercapitalized. Under the Finance Agency regulations, a FHLB that fails to meet any regulatory capital requirement may not declare a dividend or redeem or repurchase capital stock. As such, the FHLB will not be able to redeem, repurchase, or declare dividends on stock outstanding while the risk-based capital deficiency exists. In September 2012, the Finance Agency reclassified the FHLB as adequately capitalized but the FHLB remained subject to the Consent Order. On November 22, 2013, the Finance Agency issued an amended Consent Order, which modifies and supersedes the October 2010 Consent Order. The amended Consent Order acknowledges the FHLB’s fulfillment of many of the requirements set forth in the 2010 Consent Order and improvements in the FHLB’s financial performance, while continuing to impose certain restrictions on its ability to repurchase, redeem, and pay dividends on its capital stock. As such, Finance Agency approval or non-objection will continue to be required for all repurchases, redemptions, and dividend payments on capital stock.

At December 31, 2013, there has been no change in the restrictions regarding the FHLB’s ability to redeem, repurchase or declare dividends on stock outstanding.

Management periodically evaluates FHLB stock for other-than-temporary impairment. Management’s determination of whether these investments are impaired is based on its assessment of ultimate recoverability of par value rather than recognizing temporary declines in value. The determination of whether the decline affects the ultimate recoverability is influenced by criteria such as: (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted; (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB; (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB; and (4) the liquidity position of the FHLB. Based on this evaluation, the Company determined there is not an other-than-temporary impairment of the FHLB stock investment as of December 31, 2013, or 2012.

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The Company may also borrow on a collateralized basis from the Federal Reserve Bank of San Francisco (“FRBSF”). At December 31, 2013 and 2012, there were no outstanding borrowings from the FRBSF. Based on the amount of qualifying collateral available, borrowing capacity from the FRBSF was $332.7 million at December 31, 2013. The FRB of San Francisco is not contractually bound to offer credit to the Company, and the Company’s access to credit from this agency for future borrowings may be discontinued at any time.

NOTE 11—LONG-TERM DEBT:

The Company raised capital by issuing trust preferred securities (“TruPS”) during the period from 2005 through 2007, resulting in a debt balance of $61.9 million at December 31, 2012. We acquired $3.1 million of TruPS debt through the acquisiton of YNB in 2013, bringing our total TruPS long-term debt to $64.8 million which remains outstanding at December 31, 2013. In connection with the issuance of TruPS, HomeStreet, Inc. issued to HomeStreet Statutory Trust Junior Subordinated Deferrable Interest Debentures and YNB had issued Yakima Statutory Trust Debentures (collectively, the “Subordinated Debt Securities”).

The Subordinated Debt Securities are as follows:

	HomeStreet Statutory				Yakima Statutory
(in thousands)	I	II	III	IV	I
Date issued	June 2005	September 2005	February 2006	March 2007	May 2007
Amount	$5,155	$20,619	$20,619	$15,464	$3,093
Interest rate	3 MO LIBOR + 1.70%	3 MO LIBOR + 1.50%	3 MO LIBOR + 1.37%	3 MO LIBOR + 1.68%	6.88%
Maturity date	June 2035	December 2035	March 2036	June 2037	June 2037
Call option(1)	5 years	5 years	5 years	5 years	5 years

(1)	Call options are exercisable at par.

Following the first call date, the HomeStreet Statutory TruPS debt adjusts quarterly with the change in the three-month LIBOR rate. The sole assets of the HomeStreet Statutory Trust are the Subordinated Debt Securities I, II, III, and IV.

The sole assets of the Yakima Statutory TruPS are the Subordinated Debt Securities I.

The Company deferred the payment of interest on its outstanding TruPS from December 15, 2008 until March 15, 2013, when all deferred and current interest owed on our outstanding TruPS was paid.

During 2011, we recorded a gain on debt extinguishment of $2.0 million upon the early retirement of senior debt, which totaled $5.0 million and was settled for $3.0 million.

NOTE 12—DERIVATIVES AND HEDGING ACTIVITIES:

In order to reduce the risk of significant interest rate fluctuations on the value of certain assets and liabilities, such as certain mortgage loans held for sale or mortgage servicing rights (“MSRs”), the Company utilizes derivatives, such as forward sale commitments, futures, option contracts, interest rate swaps and swaptions as risk management instruments in its hedging strategy. Derivative transactions are measured in terms of notional amount, which is not recorded in the consolidated statements of financial condition. The notional amount is generally not exchanged and is used as the basis for interest and other contractual payments.

The use of derivatives as interest rate risk management instruments helps minimize significant, unplanned fluctuations in earnings, fair value of assets and liabilities, and cash flows caused by interest rate volatility. This approach involves mitigating the repricing characteristics of certain assets or liabilities so that changes in interest

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rates do not have a significant adverse effect on net interest margin and cash flows. As a result of interest rate fluctuations, hedged assets and liabilities will gain or lose market value. In a fair value hedging strategy, the effect of this gain or loss will generally be offset by the gain or loss on the derivatives linked to hedged assets or liabilities. In a cash flow hedging strategy, management manages the variability of cash payments due to interest rate fluctuations by the effective use of derivatives linked to hedged assets and liabilities. We held no derivatives designated as a cash flow or foreign currency hedge instrument at December 31, 2013 or 2012. Derivatives are reported at their respective fair values in the accounts receivable and other assets or accounts payable and other liabilities line items on the consolidated statements of financial condition, with changes in fair value reflected in current period earnings.

As permitted under U.S. GAAP, the Company nets derivative assets and liabilities when a legally enforceable master netting agreement exists between the Company and the derivative counterparty, which are documented under industry standard master agreements and credit support annexes. The Company’s master netting agreements provide that following an uncured payment default or other event of default the non-defaulting party may promptly terminate all transactions between the parties and determine a net amount due to be paid to, or by, the defaulting party. An event of default may also occur under a credit support annex if a party fails to make a collateral delivery (which remains uncured following applicable notice and grace periods). The Company’s right of offset requires that master netting agreements are legally enforceable and that the exercise of rights by the non-defaulting party under these agreements will not be stayed, or avoided under applicable law upon an event of default including bankruptcy, insolvency or similar proceeding.

The collateral used under the Company’s master netting agreements is typically cash, but securities may be used under agreements with certain counterparties. Receivables related to cash collateral that has been paid to counterparties is included in accounts receivable and other assets on the Company’s consolidated statements of financial condition. Any securities pledged to counterparties as collateral remain on the consolidated statement of financial condition. Refer to Note 5, Investment Securities of this Form 10-K for further information on securities collateral pledged. At December 31, 2013 and 2012, the Company did not hold any collateral received from counterparties under derivative transactions.

The Company’s derivative activities are monitored by the asset/liability management committee. The treasury function, which includes asset/liability management, is responsible for hedging strategies developed through analysis of data from financial models and other internal and industry sources. The resulting hedging strategies are incorporated into the overall risk management strategies.

For further information on the policies that govern derivative and hedging activities, see Note1, Summary of Significant Accounting Policies of this form 10-K.

The notional amounts and fair values for derivatives consist of the following:

	At December 31, 2013
	Notional amount	Fair value derivatives
(in thousands)		Asset	Liability
Forward sale commitments	$526,382	$3,630	$(578)
Interest rate swaptions	110,000	858	(199)
Interest rate lock commitments	261,070	6,012	(40)
Interest rate swaps	508,004	1,088	(9,548)

Total derivatives before netting	$1,405,456	$11,588	$(10,365)

Netting adjustments(1)		(1,363)	1,363

Carrying value on consolidated statements of financial position		$10,225	$(9,002)

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	At December 31, 2012
	Notional amount	Fair value derivatives
(in thousands)		Asset	Liability
Forward sale commitments	$1,258,152	$621	$(2,743)
Interest rate lock commitments	734,762	22,548	(20)
Interest rate swaps	361,892	538	(9,358)

Total derivatives before netting	$2,354,806	$23,707	$(12,121)

Netting adjustments		(1,052)	1,052

Carrying value on consolidated statements of financial position		$22,655	$(11,069)

The following tables present gross and net information about derivative instruments.

	At December 31, 2013
(in thousands)	Gross fair value	Netting adjustments	Carrying value	Cash collateral paid(1)	Securities pledged	Net amount
Derivative assets:
Forward sale commitments	$3,630	$(33)	$3,597	$—	$—	$3,597
Interest rate swaps	1,946	(1,330)	616	—	—	616

Total derivatives subject to legally enforceable master netting agreements	5,576	(1,363)	4,213	—	—	4,213

Interest rate lock commitments	6,012	—	6,012	—	—	6,012

Total derivative assets	$11,588	$(1,363)	$10,225	$—	$—	$10,225

Derivative liabilities:
Forward sale commitments	$(578)	$33	$(545)	$115	$410	$(20)
Interest rate swaps	(9,747)	1,330	(8,417)	8,376	41	—

Total derivatives subject to legally enforceable master netting agreements	(10,325)	1,363	(8,962)	8,491	451	(20)

Interest rate lock commitments	(40)	—	(40)	—	—	(40)

Total derivative liabilities	$(10,365)	$1,363	$(9,002)	$8,491	$451	$(60)

	At December 31, 2012
(in thousands)	Gross fair value	Netting adjustments	Carrying value	Cash collateral paid(1)	Net amount
Derivative assets:
Forward sale commitments	$621	$(621)	$—	$—	$—
Interest rate swaps	538	(431)	107	—	107

Total derivatives subject to legally enforceable master netting agreements	1,159	(1,052)	107	—	107

Interest rate lock commitments	22,548	—	22,548	—	22,548

Total derivative assets	$23,707	$(1,052)	$22,655	$—	$22,655

Derivative liabilities:
Forward sale commitments	$(2,743)	$621	$(2,122)	$1,953	$(169)
Interest rate swaps	(9,358)	431	(8,927)	8,927	—

Total derivatives subject to legally enforceable master netting agreements	(12,101)	1,052	(11,049)	10,880	(169)

Interest rate lock commitments	(20)	—	(20)	—	(20)

Total derivative liabilities	$(12,121)	$1,052	$(11,069)	$10,880	$(189)

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(1)	Excludes cash collateral of $18.5 million and $18.0 million at December 31, 2013 and 2012, which predominantly consists of collateral transferred by the Company at the initiation of derivative transactions and held by the counterparty as security. These amounts were not netted against the derivative receivables and payables, because, at an individual counterparty level, the collateral exceeded the fair value exposure at both December 31, 2013 and 2012.

Management uses derivatives that are designated as qualifying hedge contracts as defined by Accounting Standards Codification (ASC) 815, Derivatives and Hedging, as fair value hedges, which are comprised of interest rate swap contracts. Interest rate swap contracts are used to convert commercial business loans held for investment from fixed to floating rates to hedge against exposure to changes in benchmark interest rates. All parts of the gain or loss due to the hedged risk (e.g., fair value changes due to changes in benchmark interest rates) are included in the assessment of hedge effectiveness. These swap contracts are carried at fair value, with the net settlement of the derivatives reported in loans receivable interest income and ineffectiveness for these swap contracts reported in other noninterest income.

For fair value hedging relationships, the dollar-offset method is used to assess hedge effectiveness, both at the inception of the hedging relationship and on an ongoing basis. Hedge effectiveness is evaluated prospectively as well as through retrospective evaluations. For prospective considerations, we develop an expectation that the relationship will be highly effective over future periods. For retrospective evaluations management determines whether the hedging relationship has been highly effective. The dollar-offset method compares the change in the fair value of the hedging instrument with the changes in the fair value of the hedged item attributable to the hedged risk. The results of the dollar-offset method along with other relevant information are the basis for evaluating hedge effectiveness prospectively.

The ineffective portion of net gain (loss) on derivatives in fair value hedging relationships, recognized in other noninterest income on the consolidated statements of operations, for loans held for investment were $151 thousand and $114 thousand for the years ended December 31, 2013 and 2012, respectively.

Free-standing derivatives are also used for fair value interest rate risk management purposes that do not qualify for hedge accounting treatment, referred to as economic hedges. Economic hedges are used to hedge against adverse changes in fair value of single family mortgage servicing rights (“single family MSRs”), interest rate lock commitments (“IRLCs”) for single family mortgage loans that the Company intends to sell, and single family mortgage loans held for sale.

Free-standing derivatives used as economic hedges for single family MSRs typically include positions in interest rate futures, options on 10-year treasury contracts, forward sales commitments on mortgage-backed securities, and interest rate swap and swaption contracts. The single family MSRs and the free-standing derivatives are carried at fair value with changes in fair value included in mortgage servicing income.

The free-standing derivatives used as economic hedges for IRLCs and single family mortgage loans held for sale are forward sales commitments on mortgage-backed securities and option contracts. IRLCs, single family mortgage loans held for sale, and the free-standing derivatives (“economic hedges”) are carried at fair value with changes in fair value included in net gain (loss) on mortgage loan origination and sale activities.

The following table presents the net gain (loss) recognized on derivatives, including economic hedge derivatives, within the respective line items in the statement of operations for the periods indicated.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Recognized in noninterest income:
Net gain (loss) on mortgage loan origination and sale activities(1)	$12,904	$(14,382)	$(15,260)
Mortgage servicing income (2)	(20,432)	21,982	53,418

	$(7,528)	$7,600	$38,158

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(1)	Comprised of IRLCs and forward contracts used as an economic hedge of IRLCs and single family mortgage loans held for sale.
(2)	Comprised of interest rate swaps, interest rate swaptions and forward contracts used as an economic hedge of single family mortgage servicing rights MSRs.

NOTE 13—MORTGAGE BANKING OPERATIONS:

Loans held for sale consisted of the following.

	At December 31,
(in thousands)	2013	2012
Single family	$279,385	$607,578
Multifamily	556	13,221

	$279,941	$620,799

Loans sold consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Single family	$4,733,473	$4,170,840	$1,739,220
Multifamily	104,016	118,805	119,477

	$4,837,489	$4,289,645	$1,858,697

Net gain on mortgage loan origination and sale activities, including the effects of derivative risk management instruments, consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Single family:
Servicing value and secondary market gains(1)	$128,391	$175,655	$33,523
Loan origination and funding fees	30,051	30,037	11,946

Total single family	158,442	205,692	45,469
Multifamily	5,306	4,872	2,998
Other	964	—	—

Total net gain on mortgage loan origination and sale activities	$164,712	$210,564	$48,467

(1)	Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and changes in the Company’s repurchase liability for loans that have been sold.

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The Company’s portfolio of loans serviced for others is primarily comprised of loans held in U.S. government and agency MBS issued by Fannie Mae, Freddie Mac and Ginnie Mae. Loans serviced for others are not included in the consolidated statements of financial condition as they are not assets of the Company. The composition of loans serviced for others is presented below at the unpaid principal balance.

	At December 31,
(in thousands)	2013	2012
Single family
U.S. government and agency	$11,467,853	$8,508,458
Other	327,768	362,230

	11,795,621	8,870,688

Commercial
Multifamily	720,429	727,118
Other	95,673	53,235

	816,102	780,353

Total loans serviced for others	$12,611,723	$9,651,041

The Company has made representations and warranties that the loans sold meet certain requirements. The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, appraisal errors, early payment defaults and fraud. For further information on the Company’s mortgage repurchase liability, see Note 14, Commitments, Guarantees and Contingencies. The following is a summary of changes in the Company’s liability for estimated mortgage repurchase losses.

	Year Ended December 31,
(in thousands)	2013	2012
Balance, beginning of year	$1,955	$471
Additions(1)	1,828	4,317
Realized losses(2)	(2,523)	(2,833)

Balance, end of year	$1,260	$1,955

(1)	Includes additions for new loan sales and changes in estimated probable future repurchase losses on previously sold loans.
(2)	Includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants and certain related expense.

Advances are made to Ginnie Mae mortgage pools for delinquent loan payments. We also fund foreclosure costs and we repurchase loans from Ginnie Mae mortgage pools prior to recovery of guaranteed amounts. Ginnie Mae advances of $7.1 million and $5.9 million were recorded in accounts receivable and other assets as of December 31, 2013, and December 31, 2012, respectively.

When the Company has the unilateral right to repurchase Ginnie Mae pool loans it has previously sold (generally loans that are more than 90 days past due), the Company then records the loan on its consolidated statement of financial condition. At December 31, 2013 and 2012, delinquent or defaulted mortgage loans currently in Ginnie Mae pools that the Company has recognized on its consolidated statement of financial condition totaled $14.3 million and $8.0 million, respectively, with a corresponding amount recorded within accounts payable and other liabilities on the consolidated statements of financial condition. The recognition of previously sold loans does not impact the accounting for the previously recognized MSRs.

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Revenue from mortgage servicing, including the effects of derivative risk management instruments, consisted of the following.

	Year Ended December 31,
(in thousands)	2013	2012	2011
Servicing income, net:
Servicing fees and other	$34,173	$27,833	$26,125
Changes in fair value of single family MSRs due to modeled amortization(1)	(20,533)	(20,662)	(14,435)
Amortization of multifamily MSRs	(1,803)	(2,014)	(1,487)

	11,837	5,157	10,203
Risk management, single family MSRs:
Changes in fair value due to changes in model inputs and/or assumptions(2)	25,668	(11,018)	(25,565)
Net gain from derivatives economically hedging MSR	(20,432)	21,982	53,418

	5,236	10,964	27,853

Mortgage servicing income	$17,073	$16,121	$38,056

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

All MSRs are initially measured and recorded at fair value at the time loans are sold. Single family MSRs are subsequently carried at fair value with changes in fair value reflected in earnings in the periods in which the changes occur, while multifamily MSRs are subsequently carried at the lower of amortized cost or fair value.

The fair value of MSRs is determined based on the price that would be received to sell the MSRs in an orderly transaction between market participants at the measurement date. The Company determines fair value using a valuation model that calculates the net present value of estimated future cash flows. Estimates of future cash flows include contractual servicing fees, ancillary income and costs of servicing, the timing of which are impacted by assumptions, primarily expected prepayment speeds and discount rates, which relate to the underlying performance of the loans.

The initial fair value measurement of MSRs is adjusted up or down depending on whether the underlying loan pool interest rate is at a premium, discount or par. Key economic assumptions used in measuring the initial fair value of capitalized single family MSRs were as follows.

	Year Ended December 31,
(rates per annum)(1)	2013	2012	2011
Constant prepayment rate(2)	9.28%	11.64%	12.21%
Discount rate	10.25%	10.28%	10.35%

(1)	Weighted average rates for sales during the period for sales of loans with similar characteristics.
(2)	Represents the expected lifetime average.

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Key economic assumptions and the sensitivity of the current fair value for single family MSRs to immediate adverse changes in those assumptions were as follows.

(in thousands)	At December 31, 2013
Fair value of single family MSR	$153,128
Expected weighted-average life (in years)	7.13
Constant prepayment rate(1)	10.27%
Impact on fair value of 25 basis adverse change	$(5,031)
Impact on fair value of 50 basis adverse change	$(11,112)
Discount rate	10.50%
Impact on fair value of 100 basis points increase	$(5,861)
Impact on fair value of 200 basis points increase	$(11,303)

(1)	Represents the expected lifetime average.

These sensitivities are hypothetical and should be used with caution. As the table above demonstrates, the Company’s methodology for estimating the fair value of MSRs is highly sensitive to changes in key assumptions. For example, actual prepayment experience may differ and any difference may have a material effect on MSR fair value. Changes in fair value resulting from changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the MSRs is calculated without changing any other assumption; in reality, changes in one factor may be associated with changes in another (for example, decreases in market interest rates may provide an incentive to refinance; however, this may also indicate a slowing economy and an increase in the unemployment rate, which reduces the number of borrowers who qualify for refinancing), which may magnify or counteract the sensitivities. Thus, any measurement of MSR fair value is limited by the conditions existing and assumptions made as of a particular point in time. Those assumptions may not be appropriate if they are applied to a different point in time.

The changes in single family MSRs measured at fair value are as follows.

	At December 31,
(in thousands)	2013	2012	2011
Beginning balance	$87,396	$70,169	$81,197
Originations	60,576	48,839	28,885
Purchases	21	68	87
Changes due to modeled amortization(1)	(20,533)	(20,662)	(14,435)

Net additions and amortization	40,064	28,245	14,537
Changes in fair value due to changes in model inputs and/or assumptions(2)	25,668	(11,018)	(25,565)

Ending balance	$153,128	$87,396	$70,169

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.
(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

MSRs resulting from the sale of multifamily loans are subsequently carried at the lower of amortized cost or fair value. Multifamily MSRs are recorded at fair value and are amortized in proportion to, and over, the estimated period the net servicing income will be collected.

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The changes in multifamily MSRs measured at the lower of amortized cost or fair value were as follows.

	December 31,
(in thousands)	2013	2012	2011
Beginning balance	$8,097	$7,112	$6,035
Origination	3,027	2,999	2,564
Amortization	(1,789)	(2,014)	(1,487)

Ending balance	$9,335	$8,097	$7,112

At December 31, 2013, the expected weighted-average life of the Company’s multifamily MSRs was 9.07 years. Projected amortization expense for the gross carrying value of multifamily MSRs is estimated as follows.

(in thousands)	At December 31, 2013
2014	$1,614
2015	1,450
2016	1,336
2017	1,213
2018	1,056
2019 and thereafter	2,666

Carrying value of multifamily MSR	$9,335

The projected amortization expense of multifamily MSRs is an estimate and should be used with caution. The amortization expense for future periods was calculated by applying the same quantitative factors, such as actual MSR prepayment experience and discount rates, which were used to determine amortization expense. These factors are inherently subject to significant fluctuations, primarily due to the effect that changes in interest rates may have on expected loan prepayment experience. Accordingly, any projection of MSR amortization in future periods is limited by the conditions that existed at the time the calculations were performed and may not be indicative of actual amortization expense that will be recorded in future periods.

NOTE 14—COMMITMENTS, GUARANTEES, AND CONTINGENCIES:

Commitments

Commitments to extend credit are agreements to lend to customers in accordance with predetermined contractual provisions. These commitments may be for specific periods or contain termination clauses and may require the payment of a fee by the borrower. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements in that commitments may expire without being drawn upon.

The Company makes certain unfunded loan commitments as part of its lending activities that have not been recognized in the Company’s financial statements. These include commitments to extend credit made as part of the Company’s mortgage lending activities and interest rate lock commitments on loans the Company intends to hold in its loans held for investment portfolio. The aggregate amount of these unrecognized unfunded loan commitments existing at December 31, 2013 and December 31, 2012 was $18.4 million and $76.8 million, respectively.

In the ordinary course of business, the Company extends secured and unsecured open-end loans to meet the financing needs of its customers. These commitments, which primarily related to unused home equity and business banking funding lines, totaled $154.0 million and $91.1 million at December 31, 2013 and December 31, 2012, respectively. Undistributed construction loan commitments, where the Company has an obligation to advance funds for construction progress payments, were $168.5 million and $34.5 million at December 31, 2013 and December 31, 2012, respectively. The Company has recorded an allowance for credit losses on loan commitments, included in accounts payable and other liabilities on the consolidated statements of financial condition, of $181 thousand and $190 thousand at December 31, 2013 and December 31, 2012, respectively.

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The Company is obligated under non-cancelable leases for office space. Generally, the office leases also contain five-year renewal and space options. Rental expense under non-cancelable operating leases totaled $11.4 million, $7.1 million, and $5.7 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Minimum rental payments for all non-cancelable leases were as follows.

(in thousands)	At December 31, 2013
2014	$11,856
2015	12,062
2016	11,371
2017	10,478
2018	3,943
2019 and thereafter	4,115

$53,825

Guarantees

In the ordinary course of business, the Company sells multifamily loans through the Fannie Mae Multifamily Delegated Underwriting and Servicing Program (“DUS®”)1 that are subject to a credit loss sharing arrangement. The Company services the loans for Fannie Mae and shares in the risk of loss with Fannie Mae under the terms of the DUS contracts. Under the program, the DUS lender is contractually responsible for the first 5% of losses and then shares equally in the remainder of losses with Fannie Mae with a maximum lender loss of 20% of the original principal balance of each DUS loan. For loans that have been sold through this program, a liability is recorded for this loss sharing arrangement under the accounting guidance for guarantees. As of December 31, 2013 and December 31, 2012, the total unpaid principal balance of loans sold under this program was $720.4 million and $727.1 million, respectively. The Company’s reserve liability related to this arrangement totaled $2.0 million and $3.3 million at December 31, 2013 and 2012, respectively. There were no actual losses incurred under this arrangement during the years ended December 31, 2013, 2012, and 2011.

Mortgage repurchase liability

In the ordinary course of business, the Company sells residential mortgage loans to GSEs that include the mortgage loans in GSE-guaranteed mortgage securitizations. In addition, the Company sells FHA-insured and VA-guaranteed mortgage loans that are sold to Ginnie Mae and are used to back Ginnie Mae-guaranteed securities. The Company has made representations and warranties that the loans sold meet certain requirements. The Company may be required to repurchase mortgage loans or indemnify loan purchasers due to defects in the origination process of the loan, such as documentation errors, underwriting errors and judgments, early payment defaults and fraud.

These obligations expose the Company to any credit loss on the repurchased mortgage loans after accounting for any mortgage insurance that it may receive. Generally, the maximum amount of future payments the Company would be required to make for breaches of these representations and warranties would be equal to the unpaid principal balance of such loans that are deemed to have defects that were sold to purchasers plus, in certain circumstances, accrued and unpaid interest on such loans and certain expenses.

The Company does not typically receive repurchase requests from Ginnie Mae, FHA or VA. As an originator of FHA-insured or VA-guaranteed loans, the Company is responsible for obtaining the insurance with FHA or the guarantee with the VA. If loans are later found not to meet the requirements of FHA or VA, through required internal quality control reviews or through agency audits, the Company may be required to indemnify FHA or VA against losses. The loans remain in Ginnie Mae pools unless and until they are repurchased by the Company. In general, once a FHA or VA loan becomes 90 days past due, the Company repurchases the FHA or

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VA residential mortgage loan to minimize the cost of interest advances on the loan. If the loan is cured through borrower efforts or through loss mitigation activities, the loan may be resold into a Ginnie Mae pool. The Company’s liability for mortgage loan repurchase losses incorporates probable losses associated with such indemnification.

The total unpaid principal balance of loans sold that were subject to the terms and conditions of these representations and warranties totaled $11.89 billion and $8.92 billion as of December 31, 2013 and 2012, respectively. At December 31, 2013 and 2012, the Company had recorded a mortgage repurchase liability, included in accounts payable and other liabilities on the consolidated statements of financial condition, of $1.3 million and $2.0 million, respectively. The Company’s mortgage repurchase liability reflects management’s estimate of losses for loans for which we could have a repurchase obligation. Actual repurchase losses of $2.5 million, $2.8 million and $826 thousand were incurred for the years ended December 31, 2013, 2012, and 2011, respectively.

Contingencies

In the normal course of business, the Company may have various legal claims and other similar contingent matters outstanding for which a loss may be realized. For these claims, the Company establishes a liability for contingent losses when it is probable that a loss has been incurred and the amount of loss can be reasonably estimated. For claims determined to be reasonably possible but not probable of resulting in a loss, there may be a range of possible losses in excess of the established liability. At December 31, 2013, we reviewed our legal claims and determined that there were no claims that are considered to be probable or reasonably possible of resulting in a loss. As a result, the Company did not have any amounts reserved for legal claims as of December 31, 2013.

NOTE 15—INCOME TAXES:

Income tax expense (benefit) consisted of following:

	Year Ended December 31,
(in thousands)	2013	2012	2011
Current (benefit) expense	$(21,166)	$26,656	$(198)
Deferred expense (benefit)	32,151	(5,110)	(16)

Total income tax expense	$10,985	$21,546	$(214)

Income tax expense differed from amounts computed at the federal income tax statutory rate as follows:

	Year Ended December 31,
(in thousands)	2013	2012	2011
Income taxes at statutory rate	$12,178	$36,285	$5,567
Tax-exempt interest	(1,452)	(1,162)	(235)
State income tax expense net of federal tax benefit	148	333	68
Valuation allowance	—	(14,423)	(5,475)
Tax credits	(293)	—	—
Other, net	404	513	(139)

Total income tax expense	$10,985	$21,546	$(214)

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Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and those amounts used for tax return purposes. The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities consisted of the following:

	At December 31,
(in thousands)	2013	2012
Deferred tax assets:
Provision for loan losses	$11,165	$12,948
Net operating loss and built-in loss carryforwards	17,201	14,577
Other real estate owned	977	5,674
Accrued liabilities	1,975	2,768
Other investments	326	315
Leases	1,018	745
Unrealized gain on investment securities available for sale	7,051	—
Tax credits	2,443	1,148
Other, net	665	379

	42,821	38,554
Valuation allowance	—	—

	42,821	38,554
Deferred tax liabilities:
Mortgage servicing rights	(48,402)	(26,062)
Unrealized gain on investment securities available for sale	—	(4,356)
FHLB dividends	(4,310)	(4,491)
Deferred loan fees and costs	(2,290)	(2,100)
Premises and equipment	(859)	(1,134)
Other, net	(760)	(302)

	(56,621)	(38,445)

Net deferred tax (liability) asset	$(13,800)	$109

Net deferred tax assets are included in the accounts receivable and other assets line item within the consolidated statements of financial condition. Net deferred tax liabilities are included in accounts payable and other liabilities on the consolidated statements of financial condition.

As a consequence of our initial public offering in February 2012, the Company experienced a change of control within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. Section 382 substantially limits the ability of a corporate taxpayer to use recognized built-in losses and net operating loss carryforwards incurred prior to the change of control against income earned after a change of control. Based on our analysis, the change of control will not result in a loss of deferred tax benefits other than a small impact on deferred tax assets related to state income taxes in Oregon.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. During the second quarter of 2012, management analyzed the positive and negative evidence which included the Company reporting its fifth consecutive quarter of profitability, the future reversals of deferred tax assets and deferred tax liabilities over a similar period of time, future expectations of profitability, significant improvement in overall asset quality and related credit/risk metrics and the expectation that we will be able to exit a three-year cumulative pre-tax loss position in 2012. Based on these factors, we determined as of December 31, 2013 that sufficient objective positive evidence existed to support the future utilization of the deferred tax assets.

At December 31, 2013, the Company has federal net operating loss carryforwards totaling $27.4 million, which expire between 2024 and 2031. The Company has a Section 382 recognized built-in loss carryforwards of $20.0

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million as of December 31, 2013 which expires in 2032. In addition, as of December 31, 2013, the Company has an alternative minimum tax credit of $2.4 million that may be carried forward indefinitely. The Company also has state net operating loss carryforwards of $67.3 million that expire between 2014 and 2024.

Retained earnings at December 31, 2013 and 2012 include approximately $12.7 million in tax basis bad debt reserves for which no income tax liability has been recorded. In the future, if this tax basis bad debt reserve is used for purposes other than to absorb bad debts or the Company no longer qualifies as a bank, the Company will incur a federal tax liability at the then prevailing corporate tax rate estimated at $4.4 million as of December 31, 2013.

There were no unrecognized tax benefits at December 31, 2013 and 2012. The Company does not anticipate a significant increase with respect to its unrecognized tax benefits within the next twelve months.

The Company’s income tax returns are open for examination for the tax years 2009 through 2013.

NOTE 16—401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN:

The Company maintains a 401(k) Savings and Employee Stock Ownership Plan (the “Plan”) for the benefit of its employees. Effective January 1, 2011, the employee stock ownership plan portion of the Plan became a separate plan named the HomeStreet, Inc. Employee Stock Ownership Plan and Trust (the “ESOP”). Net assets of approximately $6.7 million were transferred from the Plan to the ESOP. The Plan was renamed the HomeStreet, Inc. 401(k) Savings Plan. The ESOP and 401(k) Savings Plan covers substantially all employees of the Company after completion of the required length of service and provides for payment of retirement benefits to employees pursuant to the provisions of the plans. Effective July 31, 2012, the ESOP was merged into the Plan.

Prior to September 1, 2012, the Company employer-matching contribution to the 401(k) Savings Plan was 50% of the first 6% of an employee’s eligible compensation that was contributed by the employee. Effective September 1, 2012, new employees are automatically enrolled in the 401(k) Savings Plan at a 3% deferral rate unless they elect otherwise. Participants receive a vested employer matching contribution equal to 100% of the first 3% of eligible compensation deferred by the participant and 50% of the next 2% of eligible compensation deferred by the participant.

Salaries and related costs for the years ended December 31, 2013, 2012, and 2011, included employer contributions of $3.7 million, $1.4 million and $707 thousand, respectively.

NOTE 17—SHARE-BASED COMPENSATION PLANS:

For the years ended December 31, 2013, 2012, and 2011, the Company recognized $1.1 million, $2.8 million, and $22 thousand of compensation cost, respectively, for share-based compensation awards.

2010 Equity Incentive Plan

In January 2010, the shareholders approved the Company’s 2010 Equity Incentive Plan (the “2010 EIP”). Under the 2010 EIP, all of the Company’s officers, employees, directors and/or consultants are eligible to receive awards. Awards that may be granted under the 2010 EIP include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, stock bonus awards and incentive bonus awards, or a combination of the foregoing. The 2010 ESOP became effective during February 2012, upon the completion of the Company’s initial public offering. The maximum amount of HomeStreet, Inc. common stock available for grant under the 2010 EIP is 94,294 as of December 31, 2013.

Under the 2010 EIP, the exercise price of an option may not be less than the fair market value of a share of common stock at the grant date. The options generally vest on a graded schedule from one to five years, depending on the terms of the grant, and generally expire ten years from the grant date.

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Nonqualified Stock Options

During the latter part of 2010, nonqualified stock options were granted outside of, but under substantially the same terms as, the 2010 EIP. This issuance was assessed against the maximum number of shares available for grant under the 2010 EIP. This issuance was approved by the Board of Directors and appropriate regulatory agencies and option grants were issued to key senior management personnel.

Upon the successful completion of the initial public offering in February of 2012, nonqualified stock options were granted to key senior management personnel. A summary of changes in nonqualified stock options granted is as follows:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value(2) (in thousands)
Options outstanding at December 31, 2012	1,049,366	$7.66	8.7 years	$18,776
Granted	7,758	22.22	9.4 years	—
Cancelled or forfeited	(27,064)	9.79	0.0 years	276
Exercised	(375,844)	1.05	6.9 years	7,328

Options outstanding at December 31, 2013	654,216	11.54	8.1 years	5,559

Options that are exercisable and expected to be exercisable (1)	647,421	11.54	8.1 years	5,499
Options exercisable	241,458	$10.07	7.9 years	$2,398

(1)	Adjusted for estimated forfeitures.
(2)	Intrinsic value is the amount by which fair value of the underlying stock exceeds the exercise price.

Under this plan, 375,844 options have been exercised during the year ended December 31, 2013, resulting in cash received and related income tax benefits totaling $395 thousand. As of December 31, 2013, there was $1.1 million of total unrecognized compensation costs related to stock options. Compensation costs are recognized over the requisite service period, which typically is the vesting period. Unrecognized compensation costs are expected to be recognized over the remaining weighted-average requisite service period of 1.2 years.

As observable market prices are generally not available for estimating the fair value of stock options, an option-pricing model is utilized to estimate fair value. The fair value of the options granted was estimated as of the grant date using a Black-Scholes Merton (“Black-Scholes”) model and the assumptions noted in the following table.

	Year Ended December 31,
	2013	2012	2011
Weighted-average fair value per share	$8.78	$4.00	$0.95
Expected term of the option	6 years	6 years	6 years
Expected stock price volatility	50.04%	33.13%	48.96%
Annual risk-free interest rate	1.18%	1.23%	2.23%
Expected annual dividend yield	2.03%	2.26%	—%

The weighted-average expected term of approximately six years used to value option awards issued is an estimate based on an expectation that the holders of the stock options, once vested, will exercise them— ultimately reflecting the settlement of all vested options. As the Company does not have historical exercise behavior to reference for these types of options, the Company leveraged the “simplified” method for estimating the expected term of these “plain vanilla” stock options.

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When estimating expected volatility and the dividend yield, the Company considered historical data of other similar entities that are publicly traded over a period commensurate with the life of the options. A single median was derived for each input from this population.

Restricted Shares

The Company grants restricted stock awards to key senior management personnel and directors. A summary of changes in the Company’s restricted stock awards is as follows.

	Number	Weighted Average Grant Date Fair Value
Restricted shares outstanding at December 31, 2012	35,831	$14.79
Granted	35,893	20.80
Cancelled or forfeited	(4,239)	25.22
Vested	(13,534)	13.75

Restricted shares outstanding at December 31, 2013	53,951	18.18

Nonvested at December 31, 2013	53,951	$18.18

The Company recognized $242 thousand in compensation expense for restricted shares during the year ended December 31, 2013. At December 31, 2013, there was $845 thousand of total unrecognized compensation cost related to nonvested restricted shares. Unrecognized compensation cost is generally expected to be recognized over a weighted average period of 2.6 years. Restricted shares granted to non-employee directors vest one-third at each one year anniversary from the grant date. Restricted shares granted to senior management vest based upon the achievement of certain market conditions. One-third vested when the 30-day rolling average share price exceeded 25% of the grant date fair value; one-third vested when the 30-day rolling average share price exceeded 40% of the grant date fair value; and one-third vested when the 30-day rolling average share price exceeded 50% of the grant date fair value. The Company accrues compensation expense based upon an estimate of the awards’ expected vesting period. If a market condition is satisfied prior to the end of the estimated vesting period any unrecognized compensation costs associated with the portion of restricted shares that vested earlier than expected are immediately recognized in earnings.

NOTE 18–FAIR VALUE MEASUREMENT:

The term “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The Company’s approach is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements.

Fair Value Hierarchy

A three-level valuation hierarchy has been established under ASC 820 for disclosure of fair value measurements. The valuation hierarchy is based on the observability of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels are defined as follows:

•	Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date. An active market for the asset or liability is a

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market in which transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. This includes quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability for substantially the full term of the financial instrument.

•	Level 3—Unobservable inputs for the asset or liability. These inputs reflect the Company’s assumptions of what market participants would use in pricing the asset or liability.

The Company’s policy regarding transfers between levels of the fair value hierarchy is that all transfers are assumed to occur at the end of the reporting period.

Valuation Processes

The Company has various processes and controls in place to ensure that fair value measurements are reasonably estimated. The Finance Committee provides oversight and approves the Company’s Asset/Liability Management Policy (“ALMP”). The Company’s ALMP governs, among other things, the application and control of the valuation models used to measure fair value. On a quarterly basis, the Company’s Asset/Liability Management Committee (“ALCO”) and the Finance Committee of the Board review significant modeling variables used to measure the fair value of the Company’s financial instruments, including the significant inputs used in the valuation of single family MSRs. Additionally, at least annually ALCO obtains an independent review of the MSR valuation process and procedures, including a review of the model architecture and the valuation assumptions. The Company obtains an MSR valuation from an independent valuation firm monthly to assist with the validation of the fair value estimate and the reasonableness of the assumptions used in measuring fair value.

The Company’s real estate valuations are overseen by the Company’s appraisal department, which is independent of the Company’s lending and credit administration functions. The appraisal department maintains the Company’s appraisal policy and recommends changes to the policy subject to approval by the Company’s Loan Committee and the Credit Committee of the Board. The Company’s appraisals are prepared by independent third-party appraisers and the Company’s internal appraisers. Single family appraisals are generally reviewed by the Company’s single family loan underwriters. Single family appraisals with unusual, higher risk or complex characteristics, as well as commercial real estate appraisals, are reviewed by the Company’s appraisal department.

We obtain pricing from third party service providers for determining the fair value of a substantial portion of our investment securities available for sale. We have processes in place to evaluate such third party pricing services to ensure information obtained and valuation techniques used are appropriate. For fair value measurements obtained from third party services, we monitor and review the results to ensure the values are reasonable and in line with market experience for similar classes of securities. While the inputs used by the pricing vendor in determining fair value are not provided, and therefore unavailable for our review, we do perform certain procedures to validate the values received, including comparisons to other sources of valuation (if available), comparisons to other independent market data and a variance analysis of prices by Company personnel that are not responsible for the performance of the investment securities.

Estimation of Fair Value

Fair value is based on quoted market prices, when available. In cases where a quoted price for an asset or liability is not available, the Company uses valuation models to estimate fair value. These models incorporate inputs such as forward yield curves, loan prepayment assumptions, expected loss assumptions, market volatilities, and pricing spreads utilizing market-based inputs where readily available. The Company believes its valuation methods are appropriate and consistent with those that would be used by other market participants. However, imprecision in estimating unobservable inputs and other factors may result in these fair value measurements not reflecting the amount realized in an actual sale or transfer of the asset or liability in a current market exchange.

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The following table summarizes the fair value measurement methodologies, including significant inputs and assumptions, and classification of the Company’s assets and liabilities.

Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Cash and cash equivalents	Carrying value is a reasonable estimate of fair value based on the short-term nature of the instruments.	Estimated fair value classified as Level 1.

Investment securities available for sale

Observable market prices of identical or similar securities are used where available.

If market prices are not readily available, value is based on discounted cash flows using the following significant inputs:

•     Expected prepayment speeds

•     Estimated credit losses

•     Market liquidity adjustments

Level 2 recurring fair value measurement

Loans held for sale
Single-family loans	Fair value is based on observable market data, including: • Quoted market prices, where available • Dealer quotes for similar loans • Forward sale commitments	Level 2 recurring fair value measurement

Multifamily loans	The sale price is set at the time the loan commitment is made, and as such subsequent changes in market conditions have a very limited effect, if any, on the value of these loans carried on the consolidated statements of financial condition, which are typically sold within 30 days of origination.	Carried at lower of amortized cost or fair value. Estimated fair value classified as Level 2.

Loans held for investment
Loans held for investment, excluding collateral dependent loans

Fair value is based on discounted cash flows, which considers the following inputs:

•     Current lending rates for new loans

•     Expected prepayment speeds

•     Estimated credit losses

•     Market liquidity adjustments

For the carrying value of loans see Note 1–Summary of Significant Accounting Policies. Estimated fair value classified as Level 3.

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Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Loans held for investment, collateral dependent

Fair value is based on appraised value of collateral, which considers sales comparison and income approach methodologies. Adjustments are made for various factors, which may include:

•     Adjustments for variations in specific property qualities such as location, physical dissimilarities, market conditions at the time of sale, income producing characteristics and other factors

•     Adjustments to obtain “upon completion” and “upon stabilization” values (e.g., property hold discounts where the highest and best use would require development of a property over time)

•     Bulk discounts applied for sales costs, holding costs and profit for tract development and certain other properties

Carried at lower of amortized cost or fair value of collateral, less the estimated cost to sell.

Classified as a Level 3 nonrecurring fair value measurement in periods where carrying value is adjusted to reflect the fair value of collateral.

Mortgage servicing rights
Single family MSRs	For information on how the Company measures the fair value of its single family MSRs, including key economic assumptions and the sensitivity of fair value to changes in those assumptions, see Note 13, Mortgage Banking Operations.	Level 3 recurring fair value measurement

Multifamily MSRs	Fair value is based on discounted estimated future servicing fees and other revenue, less estimated costs to service the loans.	Carried at lower of amortized cost or fair value Estimated fair value classified as Level 3.

Derivatives
Interest rate swaps Interest rate swaptions Forward sale commitments

Fair value is based on quoted prices for identical or similar instruments, when available.

When quoted prices are not available, fair value is based on internally developed modeling techniques, which require the use of multiple observable market inputs including:

•     Forward interest rates

•     Interest rate volatilities

Level 2 recurring fair value measurement

Interest rate lock commitments	The fair value considers several factors including: • Fair value of the underlying loan based on quoted prices in the secondary market, when available. • Value of servicing • Fall-out factor	Level 3 recurring fair value measurement effective December 31, 2012. Level 2 recurring fair value measurement prior to December 31, 2012.

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Asset/Liability class	Valuation methodology, inputs and assumptions	Classification
Other real estate owned (“OREO”)	Fair value is based on appraised value of collateral, less the estimated cost to sell. See discussion of “loans held for investment, collateral dependent” above for further information on appraisals.	Carried at lower of amortized cost or fair value of collateral (Level 3), less the estimated cost to sell.

Federal Home Loan Bank stock	Carrying value approximates fair value as FHLB stock can only be purchased or redeemed at par value.	Carried at par value. Estimated fair value classified as Level 2.

Deposits
Demand deposits	Fair value is estimated as the amount payable on demand at the reporting date.	Carried at historical cost. Estimated fair value classified as Level 2.

Fixed-maturity certificates of deposit	Fair value is estimated using discounted cash flows based on market rates currently offered for deposits of similar remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

Federal Home Loan Bank advances	Fair value is estimated using discounted cash flows based on rates currently available for advances with similar terms and remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

Long-term debt	Fair value is estimated using discounted cash flows based on current lending rates for similar long-term debt instruments with similar terms and remaining time to maturity.	Carried at historical cost. Estimated fair value classified as Level 2.

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The following table presents the levels of the fair value hierarchy for the Company’s assets and liabilities measured at fair value on a recurring basis.

(in thousands)	Fair Value at December 31, 2013	Level 1	Level 2	Level 3
Assets:
Investment securities available for sale
Mortgage backed securities:
Residential	$133,910	$—	$133,910	$—
Commercial	13,433	—	13,433	—
Municipal bonds	130,850	—	130,850	—
Collateralized mortgage obligations:
Residential	90,327	—	90,327	—
Commercial	16,845	—	16,845	—
Corporate debt securities	68,866	—	68,866	—
U.S. Treasury securities	27,452	—	27,452	—
Single family mortgage servicing rights	153,128	—	—	153,128
Single family loans held for sale	279,385	—	279,385	—
Derivatives
Forward sale commitments	3,630	—	3,630	—
Interest rate swaptions	858	—	858	—
Interest rate lock commitments	6,012	—	—	6,012
Interest rate swaps	1,088	—	1,088	—

Total assets	$925,784	$—	$766,644	$159,140

Liabilities:
Derivatives
Forward sale commitments	578	$—	$578	$—
Interest rate swaptions	199	—	199	—
Interest rate lock commitments	40	—	—	40
Interest rate swaps	9,548	—	9,548	—

Total liabilities	$10,365	$—	$10,325	$40

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(in thousands)	Fair Value at December 31, 2012	Level 1	Level 2	Level 3
Assets:
Investment securities available for sale
Mortgage backed securities:
Residential	$62,853	$—	$62,853	$—
Commercial	14,380	—	14,380	—
Municipal bonds	129,175	—	129,175	—
Collateralized mortgage obligations:
Residential	170,199	—	170,199	—
Commercial	9,043	—	9,043	—
U.S. Treasury securities	30,679	—	30,679	—
Single family mortgage servicing rights	87,396	—	—	87,396
Single family loans held for sale	607,578	—	607,578	—
Derivatives	—
Forward sale commitments	621	—	621	—
Swaptions	—	—	—	—
Interest rate lock commitments	22,548	—	—	22,548
Interest rate swaps	538	—	538	—

Total assets	$1,135,010	$—	$1,025,066	$109,944

Liabilities:
Derivatives
Forward sale commitments	$2,743	$—	$2,743	$—
Interest rate lock commitments	20	—	—	20
Interest rate swaps	9,358	—	9,358	—

Total liabilities	$12,121	$—	$12,101	$20

Effective December 31, 2012, the Company began to classify interest rate lock commitments (“IRLC”) as Level 3, reflecting management’s judgment regarding the transparency and significance of the fall-out factor and initial value of servicing to the fair value measurement of these instruments in their entirety.

Level 3 Recurring Fair Value Measurements

The Company’s level 3 recurring fair value measurements consist of single family mortgage servicing rights and interest rate lock commitments, which are accounted for as derivatives. For information regarding fair value changes and activity for single family MSRs during the year ended December 31, 2013 and 2012, see Note 13, Mortgage Banking Operations.

The fair value of IRLCs considers several factors including the fair value in the secondary market of the underlying loan resulting from the exercise of the commitment, the expected net future cash flows related to the associated servicing of the loan (referred to as the value of servicing) and the probability that the commitment will not be converted into a funded loan (referred to as a fall-out factor). The fair value of IRLCs on loans held for sale, while based on interest rates observable in the market, is highly dependent on the ultimate closing of the loans. The significance of the fall-out factor to the fair value measurement of an individual IRLC is generally highest at the time that the rate lock is initiated and declines as closing procedures are performed and the underlying loan gets closer to funding. The fall-out factor applied is based on historical experience. The value of servicing is impacted by a variety of factors, including prepayment assumptions, discount rates, delinquency rates, contractually specified servicing fees, servicing costs, and underlying portfolio characteristics. Because these inputs are not observable in market trades, the fall-out factor and value of servicing are considered to be level 3 inputs. The fair value of IRLCs decreases in value upon an increase in the fall-out factor and increases in

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value upon an increase in the value of servicing. Changes in the fall-out factor and value of servicing do not increase or decrease based on movements in other significant unobservable inputs.

The Company recognizes unrealized gains and losses from the time that an IRLC is initiated until the gain or loss is realized at the time the loan closes, which generally occurs within 30-90 days. For IRLCs that fall out, any unrealized gain or loss is reversed, which generally occurs at the end of the commitment period. The gains and losses recognized on IRLC derivatives generally correlates to volume of single family interest rate lock commitments made during the reporting period (after adjusting for estimated fallout) while the amount of unrealized gains and losses realized at settlement generally correlates to the volume of single family closed loans during the reporting period.

The following table presents fair value changes and activity for level 3 interest rate lock commitments.

(in thousands)	Year Ended December 31, 2013
Beginning balance, net	$22,528
Total realized/unrealized gains(1)	123,068
Settlements	(139,624)

Ending balance, net	$5,972

(1)	All realized and unrealized gains and losses are recognized in earnings as net gain from mortgage loan origination and sale activities on the consolidated statement of operations. For the year ended December 31, 2013 there were net unrealized (losses) gains of $6.0 million recognized on interest rate lock commitments still outstanding at December 31, 2013.

In the first quarter of 2013, the Company refined the valuation methodology used for interest rate lock commitments to reflect assumptions that the Company believes a market participant would consider under current market conditions. This change in accounting estimate resulted in an increase in fair value of $4.3 million to the Company’s interest rate lock commitments outstanding at March 31, 2013.

The following information presents significant Level 3 unobservable inputs used to measure fair value of interest rate lock commitments.

(dollars in thousands)	At December 31, 2013
	Fair Value	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Interest rate lock commitments, net	$5,972	Income approach	Fall out factor	0.5%	97.0%	17.8%
			Value of servicing	0.62%	2.65%	1.22%

(dollars in thousands)	At December 31, 2012
	Fair Value	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Interest rate lock commitments, net	$22,528	Income approach	Fall out factor	0.4%	59.3%	16.8%
			Value of servicing	0.50%	2.18%	1.04%

Nonrecurring Fair Value Measurements

Certain assets held by the Company are not included in the tables above, but are measured at fair value on a nonrecurring basis. These assets include certain loans held for investment and other real estate owned that are

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carried at the lower of cost or fair value, less the estimated cost to sell. The following table presents assets that were recorded at fair value during the years ended December 31, 2013 and 2012 and still held at the end of the respective reporting period.

	For the Twelve Months Ended December 31, 2013
(in thousands)	Fair Value of Assets Held at December 31, 2013	Level 1	Level 2	Level 3	Total Gains (Losses)
Loans held for investment(1)	$44,422	—	—	$44,422	$(1,629)
Other real estate owned(2)	12,959	—	—	12,959	574

Total	$57,381	$—	$—	$57,381	$(1,055)

	For the Twelve Months Ended December 31, 2012
(in thousands)	Fair Value of Assets Held at December 31, 2012	Level 1	Level 2	Level 3	Total Losses
Loans held for investment(1)	$39,816	—	—	$39,816	$(6,241)
Other real estate owned(2)	11,012	—	—	11,012	(6,298)

Total	$50,828	$—	$—	$50,828	$(12,539)

(1)	Represents the carrying value of loans for which adjustments are based on the fair value of the collateral.
(2)	Represents other real estate owned where an updated fair value of collateral is used to adjust the carrying amount subsequent to the initial classification as other real estate owned.

The following table presents significant Level 3 unobservable inputs used to measure fair value on a nonrecurring basis during the twelve months ended December 31, 2013 and 2012 for assets still held at the end of the respective reporting period.

(dollars in thousands)	Fair Value of Assets Held at December 31, 2013(1)	Valuation Technique	Significant Unobservable Input	Year Ended December 31, 2013
				Low	High	Weighted Average
Loans held for investment	$14,534	Market approach	Comparable sale adjustments(2)	0%	45%	20%
	14,534	Income approach	Discount rate	8.2%	9.5%	8.9%
Other real estate owned	$5,814	Market approach	Comparable sale adjustments(2)	0%	50%	25%

(dollars in thousands)	Fair Value of Assets Held at December 31, 2012(1)	Valuation Technique	Significant Unobservable Input	Year Ended December 31, 2012
				Low	High	Weighted Average
Loans held for investment	$39,816	Market approach	Comparable sale adjustments(2)	20%	45%	29%
		Income approach	Terminal capitalization rate	8%	8%	8%
			Discount rate	9%	9%	9%
Other real estate owned	$11,012	Market approach	Comparable sale adjustments(2)	2%	6%	3%
			Other discounts(3)	16%	16%	16%

(1)	Assets that are valued using more than one valuation technique are presented within multiple categories for each valuation technique used. Excludes unobservable inputs that we consider, both individually and in the aggregate, to have been insignificant relative to our overall nonrecurring Level 3 measurements recorded during the period.

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(2)	Represents the range of net adjustments reflecting differences between a comparable sale and the property being appraised, expressed as an absolute value.
(3)	Includes bulk sale discounts applied to the aggregate retail value of tract development properties, accelerated marketing period discounts and time-hold or other discounts applied to derive the “as is” market value of certain properties requiring a holding period before reaching a state of feasibility or completion (e.g., “upon completion” or “upon stabilization” value) and management discounts based on the Company’s experience with actual liquidation values.

The Company’s property appraisals are primarily based on the market approach and income approach methodologies, which consider recent sales of comparable properties, including their income generating characteristics, and then make adjustments to reflect the general assumptions that a market participant would make when analyzing the property for purchase. These adjustments may increase or decrease an appraised value and can vary significantly depending on the location, physical characteristics and income producing potential of each individual property. Additionally, the quality and volume of market information available at the time of the appraisal can vary from period-to-period and cause significant changes to the nature and magnitude of comparable sale adjustments. Given these variations, comparable sale adjustments are generally not a reliable indicator for how fair value will increase or decrease from period to period. Under certain circumstances, management discounts are applied based on specific characteristics of an individual property and the Company’s experience with actual liquidation values.

In addition to the instruments disclosed in the table above, certain nonrecurring fair value measurements of residential properties were based on unadjusted third-party appraisals. Factors considered in determining the fair value include geographic sales trends, the value of comparable surrounding properties as well as the condition of the property.

Fair Value of Financial Instruments

The following presents the carrying value, estimated fair value and the levels of the fair value hierarchy for the Company’s financial instruments other than assets and liabilities measured at fair value on a recurring basis.

	At December 31, 2013
(in thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$33,908	$33,908	$33,908	$—	$—
Loans held for investment	1,871,813	1,900,349	—	—	1,900,349
Loans held for sale—multifamily	556	556	—	556	—
Mortgage servicing rights—multifamily	9,335	10,839	—	—	10,839
Federal Home Loan Bank stock	35,288	35,288	—	35,288	—
Liabilities:
Deposits	$2,210,821	$2,058,533	$—	$2,058,533	$—
Federal Home Loan Bank advances	446,590	449,109	—	449,109	—
Long-term debt	64,811	63,849	—	63,849	—

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	At December 31, 2012
(in thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$25,285	$25,285	$25,285	$—	$—
Loans held for investment	1,308,974	1,340,882	—	—	1,340,882
Loans held for sale—multifamily	13,221	13,221	—	13,221	—
Mortgage servicing right—multifamily	8,097	9,497	—	—	9,497
Federal Home Loan Bank stock	36,367	36,367	—	36,367	—
Liabilities:
Deposits	$1,976,835	$1,979,925	$—	$1,979,925	$—
Federal Home Loan Bank advances	259,090	263,209	—	263,209	—
Long-term debt	61,857	60,241	—	60,241	—

Excluded from the fair value tables above are certain off-balance sheet loan commitments such as unused home equity lines of credit, business banking line funds and undisbursed construction funds. A reasonable estimate of the fair value of these instruments is the carrying value of deferred fees plus the related allowance for credit losses, which amounted to $977 thousand and $216 thousand at December 31, 2013 and 2012, respectively.

NOTE 19—EARNINGS PER SHARE:

The following table summarizes the calculation of earnings per share.

	Year Ended December 31,
(in thousands, except share data)	2013	2012	2011
Net income	$23,809	$82,126	$16,119

Weighted-average shares:
Basic weighted-average number of common shares outstanding	14,412,059	13,312,939	5,403,498
Dilutive effect of outstanding common stock equivalents(1)	386,109	426,459	344,844

Diluted weighted-average number of common shares outstanding	14,798,168	13,739,398	5,748,342

Earnings per share:
Basic earnings per share	$1.65	$6.17	$2.98

Diluted earnings per share	$1.61	$5.98	$2.80

Dividends per share	$0.33	$—	$—

(1)	Excluded from the computation of diluted earnings per share (due to their antidilutive effect) for the twelve months ended December 31, 2013 were certain stock options and unvested restricted stock issued to key senior management personnel and directors of the Company. The aggregate number of common stock equivalents related to such options and unvested restricted shares, which could potentially be dilutive in future periods, was 103,674 and 121,283 at December 31, 2013 and December 31, 2012, respectively. There were no outstanding common stock equivalents during the twelve months ended December 31, 2012 excluded from the computation of diluted EPS.

NOTE 20—BUSINESS SEGMENTS:

The Company’s business segments are determined based on the products and services provided, as well as the nature of the related business activities, and they reflect the manner in which financial information is currently evaluated by management.

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As a result of a change in the manner in which the chief operating decision maker evaluates strategic decisions, commencing with the second quarter of 2013, the Company realigned its business segments and organized them into two lines of business: Commercial and Consumer Banking segment and Mortgage Banking segment. In conjunction with this realignment, the Company modified its internal reporting to provide discrete financial information to management for these two business segments. The information that follows has been revised to reflect the current business segments.

A description of the Company’s business segments and the products and services that they provide is as follows.

Commercial and Consumer Banking provides diversified financial products and services to our commercial and consumer customers through bank branches and through ATMs, online, mobile and telephone banking. These products and services include deposit products; residential, consumer and business portfolio loans; non-deposit investment products; insurance products and cash management services. We originate residential and commercial construction loans, bridge loans and permanent loans for our portfolio primarily on single family residences, and on office, retail, industrial and multifamily property types. We originate commercial real estate loans including multifamily lending through our Fannie Mae DUS business, whereby loans are sold to or securitized by Fannie Mae, while the Company generally retains the servicing rights. This segment is also responsible for the management of the Company’s portfolio of investment securities.

Mortgage Banking originates and purchases single family residential mortgage loans for sale in the secondary markets. We purchase loans from WMS Series LLC through a correspondent arrangement with that company. The majority of our mortgage loans are sold to or securitized by Fannie Mae, Freddie Mac or Ginnie Mae, while we retain the right to service these loans. A small percentage of our loans are brokered or sold on a servicing-released basis to correspondent lenders. We manage the loan funding and the interest rate risk associated with the secondary market loan sales and the retained servicing rights within this business segment.

We use various management accounting methodologies to assign certain income statement items to the responsible operating segment, including:

•	a funds transfer pricing (“FTP”) system, which allocates interest income credits and funding charges between the segments and the Treasury division within the All Other category, which then assigns to each segment a funding credit for its liabilities, such as deposits, and a charge to fund its assets;

•	an allocation of charges for services rendered to the segments by centralized functions, such as corporate overhead, which are generally based on each segment’s consumption patterns; and

•	an allocation of the Company’s consolidated income taxes which are based on the effective tax rate applied to the segment’s pretax income or loss.

Effective January 1, 2012 management updated the FTP methodology it uses for reviewing segment results and managing the Company’s lines of business. Under the previous FTP methodology, we computed the cost of funds from our current period’s financial results and then allocated a portion of that cost of funds to each respective operating segment. This approach was based on internal financial results and updated for current period information, thereby providing an updated funding cost applied to certain assets or liabilities originated in prior periods.

The updated methodology is based on external market factors and more closely aligns the expected weighted-average life of the financial asset or liability to external economic data, such as the U.S. Dollar LIBOR/Swap curve, and provides a more consistent basis for determining the cost of funds to be allocated to each operating segment. The updated approach is also more consistent with FTP measurement techniques employed by other industry participants. We have reclassified all prior period amounts to conform to the current period’s methodology and presentation.

In general, the impact of the FTP change resulted in a lower cost of funds as compared with the previous method as the Company’s funding costs have generally been higher than market prices due to the historical structure of the deposit portfolio and wholesale borrowings.

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Financial highlights by operating segment were as follows.

	Year Ended December 31, 2013
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$15,272	$59,172	$74,444
Provision for loan losses	—	900	900
Noninterest income	182,704	8,041	190,745
Noninterest expense	165,728	63,767	229,495

Income (loss) before income taxes	32,248	2,546	34,794
Income tax (benefit) expense	11,076	(91)	10,985

Net income (loss)	$21,172	$2,637	$23,809

Average assets	$595,368	$2,122,846	$2,718,214

	Year Ended December 31, 2012
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income(1)	$14,117	$46,626	$60,743
Provision for loan losses	—	11,500	11,500
Noninterest income	228,234	9,786	238,020
Noninterest expense	120,364	63,227	183,591

Income (loss) before income taxes	121,987	(18,315)	103,672
Income tax (benefit) expense	25,367	(3,821)	21,546

Net income (loss)	$96,620	$(14,494)	$82,126

Average assets	$554,824	$1,849,036	$2,403,860

	Year Ended December 31, 2011
(in thousands)	Mortgage Banking	Commercial and Consumer Banking	Total
Condensed income statement:
Net interest income (expense)(1)	$3,918	$44,576	$48,494
Provision for loan losses	—	3,300	3,300
Noninterest income	84,006	13,199	97,205
Noninterest expense	46,601	79,893	126,494

Income (loss) before income taxes	41,323	(25,418)	15,905
Income tax expense (benefit)	(103)	(111)	(214)

Net income (loss)	$41,426	$(25,307)	$16,119

Average assets	$230,850	$2,068,951	$2,299,801

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

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NOTE 21—PARENT COMPANY FINANCIAL STATEMENTS:

Condensed financial information for HomeStreet, Inc. is as follows.

Condensed Statements of Financial Condition

	At December 31,
(in thousands)	2013	2012
Assets:
Cash and cash equivalents	$4,334	$22,568
Other assets	10,340	3,314
Investment in stock of subsidiaries	316,384	311,779

	$331,058	$337,661

Liabilities:
Other liabilities	321	12,042
Long-term debt	64,811	61,857

	65,132	73,899
Shareholders’ Equity:
Preferred stock, no par value	—	—
Common stock, no par value	511	511
Additional paid-in capital	94,474	90,189
Retained earnings	182,935	163,872
Accumulated other comprehensive (loss) income	(11,994)	9,190

	265,926	263,762

	$331,058	$337,661

Condensed Statements of Operations

	Year Ended December 31,
(in thousands)	2013	2012	2011
Net interest expense	$(2,545)	$(1,324)	$(2,026)
Noninterest income	970	800	13,665

Income (loss) before income tax benefit and equity in income of subsidiaries	(1,575)	(524)	11,639
Dividend from HomeStreet Capital to parent	19,600	—	(10,700)
Income from subsidiaries	6,591	84,504	19,508

	24,616	83,980	20,447
Noninterest expense	2,281	3,152	4,328

Income before income tax benefit	22,335	80,828	16,119
Income tax benefit	(1,474)	(1,298)	—

Net income	$23,809	$82,126	$16,119

Other comprehensive income	(21,184)	5,071	11,484

Comprehensive income	$2,625	$87,197	$27,603

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Condensed Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2013	2012
Net cash (used in) provided by operating activities	(20,083)	(2,023)

Cash flows from investing activities
Purchases of and proceeds from investment securities	(5,797)	1,058
Payments for investments in and advances to subsidiaries	$(12,172)	$(65,000)

Net cash (used in) provided by investing activities	(17,969)	(63,942)

Cash flows from financing activities
Proceeds from issuance of common stock	188	88,178
Proceeds from advances from subsidiaries	30	34
Dividend from banking subsidiary	19,600	—

Net cash provided by financing activities	19,818	88,212

(Decrease) increase in cash and cash equivalents	(18,234)	22,247
Cash and cash equivalents at beginning of year	22,568	321

Cash and cash equivalents at end of year	$4,334	$22,568

NOTE 22—UNAUDITED QUARTERLY FINANCIAL DATA:

Our supplemental quarterly consolidated financial information is as follows.

	Quarter ended				Quarter ended
(in thousands, except share data)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012
Interest income	$24,422	$23,348	$20,468	$20,738	$20,926	$21,053	$19,856	$18,856
Interest expense	3,040	2,936	3,053	5,503	4,335	4,533	5,057	6,023

Net interest income	21,382	20,412	17,415	15,235	16,591	16,520	14,799	12,833
Provision (reversal of provision) for credit losses	—	(1,500)	400	2,000	4,000	5,500	2,000	—

Net interest income after provision for credit losses	21,382	21,912	17,015	13,235	12,591	11,020	12,799	12,833
Noninterest income	36,072	38,174	57,556	58,943	71,932	69,091	56,850	40,150
Noninterest expense	58,868	58,116	56,712	55,799	55,966	45,934	46,954	34,740

(Loss) income before income tax expense	(1,414)	1,970	17,859	16,379	28,557	34,177	22,695	18,243
Income tax (benefit) expense	(553)	308	5,791	5,439	7,060	12,186	4,017	(1,716)

Net (loss) income	$(861)	$1,662	$12,068	$10,940	$21,497	$21,991	$18,678	$19,959

Basic (loss) earnings per share	$(0.06)	$0.12	$0.84	$0.76	$1.50	$1.53	$1.31	$1.94
Diluted (loss) earnings per share	$(0.06)	$0.11	$0.82	$0.74	$1.46	$1.50	$1.26	$1.86

NOTE 23—SUBSEQUENT EVENTS:

The Company has evaluated the effects of events that have occurred subsequent to the year ended December 31, 2013, and has included all material events that would require recognition in the 2013 consolidated financial statements or disclosure in the notes to the consolidated financial statements.

On March 5, 2014, the Company announced its intent to sell two pools of residential loans, while retaining the right to service such loans. The first pool is comprised of fixed-rate residential mortgage loans with outstanding

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principal balances of approximately $105 million. The second pool is comprised of adjustable rate residential mortgage loans with outstanding principal balances of approximately $222 million. The mortgage loans subject to these sales are located in Washington, Oregon, Idaho and Hawaii. The $105 million pool sale is expected to close in March 2014 and the $222 million pool sale is expected to close in April 2014. These sales are subject to numerous contingencies, including the successful negotiation and execution of final agreements between the parties.

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ANNEX C

SIMPLICITY BANCORP, INC.

1

Part I—FINANCIAL INFORMATION

Item 1. Financial Statements

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

	September 30, 2014	June 30, 2014
ASSETS
Cash and due from banks	$9,826	$7,988
Federal funds sold	69,275	61,265

Total cash and cash equivalents	79,101	69,253
Securities available-for-sale, at fair value	54,029	56,883
Securities held-to-maturity, fair value of $387 and $406 at September 30, 2014 and June 30, 2014, respectively	377	395
Federal Home Loan Bank stock, at cost	5,519	5,519
Loans held for sale	3,116	3,687
Loans receivable, net of allowance for loan losses of $4,330 and $4,580 at September 30, 2014 and June 30, 2014, respectively	693,483	715,750
Accrued interest receivable	2,178	2,252
Premises and equipment, net	3,560	3,764
Goodwill	3,950	3,950
Bank-owned life insurance	14,325	14,220
Real estate owned (REO)	306	284
Other assets	3,407	3,231

Total assets	$863,351	$879,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$54,113	$60,569
Interest bearing	602,429	592,254

Total deposits	656,542	652,823
Federal Home Loan Bank advances, short-term	—	20,000
Federal Home Loan Bank advances, long-term	65,000	65,000
Accrued expenses and other liabilities	4,268	4,479

Total liabilities	725,810	742,302
Stockholders’ equity
Nonredeemable serial preferred stock, $.01 par value; 25,000,000 shares authorized; issued and outstanding—none	—	—
Common stock, $0.01 par value; 100,000,000 authorized; 7,393,308 and 7,368,296 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	74	74
Additional paid-in capital	67,833	67,690
Retained earnings	73,652	73,210
Accumulated other comprehensive loss, net of tax	(257)	(224)
Unearned employee stock ownership plan shares	(3,761)	(3,864)

Total stockholders’ equity	137,541	136,886

Total liabilities and stockholders’ equity	$863,351	$879,188

The accompanying notes are an integral part of these unaudited consolidated financial statements

2

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
Interest income
Interest and fees on loans	$7,716	$8,018
Interest on securities, taxable	204	167
Federal Home Loan Bank dividends	105	80
Other interest	39	29

Total interest income	8,064	8,294

Interest expense
Interest on deposits	1,358	1,391
Interest on borrowings	312	249

Total interest expense	1,670	1,640

Net interest income	6,394	6,654
Provision for (recovery of) loan losses	(350)	—

Net interest income after provision for loan losses	6,744	6,654

Noninterest income
Service charges and fees	546	467
ATM fees and charges	488	517
Referral commissions	96	84
Bank-owned life insurance	105	109
Net gain on sales of loans	199	185
Other noninterest (loss) income	(44)	97

Total noninterest income	1,390	1,459

Noninterest expense
Salaries and benefits	2,940	3,016
Occupancy and equipment	750	786
ATM expense	500	578
Advertising and promotional	132	281
Legal fees	190	48
Professional services	666	507
Federal deposit insurance premiums	110	132
Postage	49	52
Telephone	197	195
Loss on equity investment	150	62
REO foreclosure expenses and sales (gains) losses, net	(46)	28
Electronic services	124	125
Other operating expense	334	478

Total noninterest expense	6,096	6,288

Income before income tax expense	2,038	1,825
Income tax expense	962	676

Net income	$1,076	$1,149

Earnings per common share:
Basic	$0.15	$0.15
Diluted	$0.15	$0.15

The accompanying notes are an integral part of these unaudited consolidated financial statements

3

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2014	2013
Net income	$1,076	$1,149
Other comprehensive (loss) income:
Unrealized (loss) gain on securities available for sale	(55)	93
Postretirement medical benefit costs
Net loss arising during the period	(14)	(17)
Reclassification adjustment for net periodic benefit cost and benefits paid	14	17
Income tax effect	22	(38)

Other comprehensive (loss) income, net of tax	(33)	55

Comprehensive income	$1,043	$1,204

The accompanying notes are an integral part of these unaudited consolidated financial statements

4

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

(Unaudited)

(Dollars in thousands, except per share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of tax	Unearned ESOP Shares	Total
	Shares	Amount
Balance, June 30, 2013	8,121,415	$81	$79,800	$70,326	$(491)	$(4,278)	$145,438
Net income	—	—	—	1,149	—	—	1,149
Other comprehensive income	—	—	—	—	55	—	55
Dividends declared ($0.08 per share)	—	—	—	(618)	—	—	(618)
Repurchase of common stock	(148,575)	(1)	(2,242)	—	—	—	(2,243)
Stock options earned	—	—	9	—	—	—	9
Allocation of stock awards	—	—	75	—	—	—	75
Issuance of stock awards	25,425	—	—	—	—	—	—
Allocation of ESOP common stock (10,355 shares allocated)	—	—	52	—	—	103	155

Balance, September 30, 2013	7,998,265	$80	$77,694	$70,857	$(436)	$(4,175)	$144,020

Balance, June 30, 2014	7,368,296	$74	$67,690	$73,210	$(224)	$(3,864)	$136,886
Net income	—	—	—	1,076	—	—	1,076
Other comprehensive loss	—	—	—	—	(33)	—	(33)
Dividends declared ($0.09 per share)	—	—	—	(634)	—	—	(634)
Stock options earned	—	—	1	—	—	—	1
Allocation of stock awards	—	—	73	—	—	—	73
Issuance of stock awards	25,412	—	—	—	—	—	—
Forfeiture of stock awards	(400)	—	—	—	—	—	—
Allocation of ESOP common stock (10,355 shares allocated)	—	—	69	—	—	103	172

Balance, September 30, 2014	7,393,308	$74	$67,833	$73,652	$(257)	$(3,761)	$137,541

The accompanying notes are an integral part of these unaudited consolidated financial statements

5

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES
Net income	$1,076	$1,149
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of net premiums on securities	82	112
Amortization of net premiums on loan purchases	23	121
Amortization of net loan origination costs	66	17
Provision for (recovery of) loan losses	(350)	—
Net gain on sale of REO	(62)	—
Net gain on sales of loans held for sale	(199)	(185)
Loans originated for sale	(10,897)	(6,957)
Proceeds from sales of loans held for sale	11,667	9,519
Decrease in valuation allowance for loans held for sale	—	(86)
Depreciation and amortization	313	321
Loss on equity investment	150	62
Increase in cash surrender value of bank-owned life insurance	(105)	(109)
Allocation of ESOP common stock	172	155
Allocation of stock awards	73	75
Stock options earned	1	9
Net change in accrued interest receivable	74	108
Net change in other assets	(304)	176
Net change in accrued expenses and other liabilities	(211)	(3,581)

Net cash provided by operating activities	1,569	906

INVESTING ACTIVITIES
Proceeds from maturities and principal repayments of available-for-sale securities	2,717	4,033
Proceeds from maturities and principal repayments of held-to-maturity securities	18	50
Net change in loans	22,222	(24,585)
Proceeds from sale of real estate owned	346	—
Purchases of premises and equipment	(109)	(462)

Net cash provided by (used in) investing activities	25,194	(20,964)

FINANCING ACTIVITIES
Repayment of FHLB advances	(20,000)	—
Dividends paid on common stock	(634)	(618)
Repurchase of common stock	—	(2,243)
Net change in deposits	3,719	(27,773)

Net cash used in financing activities	(16,915)	(30,634)

Net change in cash and cash equivalents	9,848	(50,692)
Cash and cash equivalents at beginning of period	69,253	85,674

Cash and cash equivalents at end of period	$79,101	$34,982

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid on deposits and borrowings	$1,664	$1,634
Income taxes paid	950	1,600
SUPPLEMENTAL NONCASH DISCLOSURES
Transfer from loans to real estate owned	$306	$325

The accompanying notes are an integral part of these unaudited consolidated financial statements

6

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 — Nature of Business and Significant Accounting Policies

Nature of Business: Simplicity Bancorp, Inc. (the “Company”), is a Maryland corporation that owns all of the outstanding common stock of Simplicity Bank (the “Bank”). The Company’s primary activity is holding all of the outstanding shares of common stock of Simplicity Bank. The Bank is a federally chartered savings bank headquartered in Covina, California. The Bank’s principal business activity consists of attracting retail deposits from the general public and originating or purchasing primarily loans secured by multi-family residences and first mortgages on owner-occupied, one-to-four family residences located in its market area, and to a lesser extent, commercial real estate, automobile and other consumer loans. The Bank also engages in mortgage banking activities and, as such, originates, sells and services one-to-four family residential mortgage loans.

On September 27, 2014, the Company entered into a merger agreement with HomeStreet, Inc. (“HomeStreet”), under which the Company will merge with and into HomeStreet and the Bank will merge with and into HomeStreet’s subsidiary, HomeStreet Bank (the “Merger”). Under the terms of the 100% stock agreement, the Company’s stockholders are expected to receive one share of HomeStreet common stock for each share owned of the Company’s common stock, subject to adjustment if HomeStreet’s closing stock price during a specified measurement period prior to closing is more than $20.0 or less than $15.0 per share. The Merger is expected to close in the first quarter of calendar year 2015, subject to certain conditions set forth in the merger agreement. For more information, please refer to the Agreement and Plan of Merger attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2014.

The Company’s business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Unless the context otherwise requires, all references to the Company include the Bank and the Company on a consolidated basis.

Principles of Consolidation and Basis of Presentation: The financial statements of Simplicity Bancorp, Inc. have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and predominant practices followed by the financial services industry. The consolidated financial statements presented in this report include the accounts of Simplicity Bancorp, Inc. and its wholly-owned subsidiary, Simplicity Bank. All material intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, all adjustments consisting of normal recurring accruals necessary for a fair presentation of the financial condition and results of operations for the interim periods included herein have been made.

The results of operations for the three months ended September 30, 2014 are not necessarily indicative of the results of operations that may be expected for any other interim periods within the fiscal year ending June 30, 2015. Certain information and note disclosures normally included in the Company’s annual financial statements have been condensed or omitted. Therefore, these consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes included in the 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Use of Estimates in the Preparation of Consolidated Financial Statements: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the consolidated financial statements and thus actual results could differ from the amounts reported and disclosed herein. Material estimates that are particularly susceptible to significant change in the near term

7

relate to the determination of the allowance for loan losses, the valuation of real estate owned, mortgage servicing assets (“MSAs”), mortgage banking derivatives, deferred tax assets and fair values of financial instruments.

Recent Accounting Pronouncements:

Effect of Newly Issued But Not Yet Effective Accounting Standards:

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-01, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects, which simplifies the amortization method an entity uses and modifies the criteria an entity must meet to account for a low-income housing tax credit investment by using ASC 323-740’s measurement and presentation alternative, including the simplified amortization method. This method permits an investment’s performance to be presented net of the related tax benefits as part of income tax expense. For public entities, the ASU is effective for annual periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The amendments should be applied retrospectively to all periods presented. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations or financial position.

In January 2014, the FASB issued ASU 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure. This ASU amends ASC 310 to clarify when an entity is considered to have obtained physical possession (from an in-substance possession or foreclosure) of a residential real estate property collateralizing a mortgage loan. A creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Upon physical possession of such real estate property, an entity is required to reclassify the nonperforming mortgage loan to other real estate owned. The ASU is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The amendments in the standard may be adopted using either a modified retrospective transition method or a prospective transition method. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2014, the FASB issued ASU No. 2014-09, Revenue From Contracts With Customers, that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The ASU becomes effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations or financial position.

8

Note 2 — Earnings Per Share

The following table sets forth earnings per share calculations for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(Dollars in thousands, except per share data)
Basic
Net income	$1,076	$1,149
Less: Net income allocated to restricted stock awards	(11)	(9)

Net income allocated to common stockholders	$1,065	$1,140

Weighted average common shares outstanding	6,965,443	7,625,978

Basic earnings per common share	$0.15	$0.15

Diluted
Net income	$1,076	$1,149
Less: Net income allocated to restricted stock awards	(11)	(9)

Net income allocated to common stockholders	$1,065	$1,140

Weighted average common shares outstanding	6,965,443	7,625,978
Add: Dilutive effect of stock options	22,129	19,453

Average shares and dilutive potential common shares	6,987,572	7,645,431

Diluted earnings per common share	$0.15	$0.15

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings per share is determined for each class of common stock and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. Restricted stock contains rights to non-forfeitable dividends and qualifies as a participating security. Employee Stock Ownership Plan (“ESOP”) shares are considered outstanding for this calculation unless unearned. For the three months ended September 30, 2014 and 2013, 10,355 ESOP shares were allocated during the respective quarters. 331,366 ESOP shares remained unearned at September 30, 2014 as compared to 372,787 ESOP shares remained unearned at September 30, 2013.

Basic earnings per common share is net income allocated to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. For the three months ended September 30, 2014 and 2013, outstanding stock options to purchase 82,440 shares and 87,691 shares, respectively, were anti-dilutive and not considered in computing diluted earnings per common share. Stock options are not considered participating securities as they do not contain rights to non-forfeitable dividends.

Note 3 — Fair Value Measurements

FASB ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

9

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

There were no financial or nonfinancial instruments transferred in or out of Level 1, 2, or 3 input categories during the three months ended September 30, 2014 and 2013.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).

Mortgage Servicing Assets: MSAs are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. The fair value is determined at a tranche level, based on a valuation model that calculates the present value of estimated future net servicing income. If the carrying amount of an individual tranche exceeds fair value, impairment is recorded on that tranche so that the servicing asset is carried at fair value. The valuation model utilizes assumptions that market participants would use in estimating future net servicing income and that can be validated against available market data such as prepayment speeds, ancillary income, servicing costs, and delinquency rates. The significant assumptions include discount rate and prepayment speed incorporated into the valuation model that reflect management’s best estimate resulting in a level 3 classification.

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables:

	Total	Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
September 30, 2014
Assets
Available-for-sale securities
Mortgage-backed securities (residential)	$33,638	$—	$33,638	$—
Collateralized mortgage obligations (residential)	20,391	—	20,391	—

Total available-for-sale securities	$54,029	$—	$54,029	$—

June 30, 2014
Assets
Available-for-sale securities
Mortgage-backed securities (residential)	$35,216	$—	$35,216	$—
Collateralized mortgage obligations (residential)	21,667	—	21,667	—

Total available-for-sale securities	$56,883	$—	$56,883	$—

10

Nonrecurring fair value measurements typically involve assets that are periodically evaluated for impairment and for which any impairment is recorded in the period in which the remeasurement is performed. The following assets and liabilities were measured at fair value on a non-recurring basis:

	Total	Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Assets at September 30, 2014
MSAs	$13	$—	$—	$13

Assets at June 30, 2014
MSAs	$75	$—	$—	$75

At September 30, 2014 and June 30, 2014, no nonfinancial assets and liabilities were measured at fair value on a non-recurring basis.

Impairment of MSAs is determined at the tranche level and recognized through a valuation allowance for each individual grouping, to the extent that fair value is less than the carrying amount. The impairment amount was $6,000 as of September 30, 2014 as compared to $10,000 as of June 30, 2014. There was a $4,000 impairment recovery recorded during the three months ended September 30, 2014 and 2013.

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a recurring and non-recurring basis as of the dates indicated:

September 30, 2014	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Avg)
	(Dollars in thousands)
MSAs	$13	Discounted Cash Flow	Discount Rate CPR	8.5% 5.99% - 14.50% (7.92%)

June 30, 2014	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Avg)
	(Dollars in thousands)
MSAs	$75	Discounted Cash Flow	Discount Rate CPR	8.5% 5.90% to 14.52% (8.38%)

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate fair value:

Cash and Cash Equivalents

The carrying amounts of cash and cash equivalents approximate fair values. Cash on hand and non-interest due from bank accounts are classified as Level 1 and federal funds sold are classified as Level 2.

11

Investments

Estimated fair values for securities held-to-maturity are obtained from quoted market prices where available and are classified as Level 1. Where quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments and are classified as Level 2.

Securities available-for-sale that are previously reported are excluded from the fair value disclosure below.

FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Loans Held for Sale

Fair value for loans held for sale is determined using quoted secondary-market prices such as loan sale commitments and is classified as Level 2.

Loans

Fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

MSAs

The Company uses the amortization method for its MSAs and assesses the MSAs for impairment based on fair value. The fair value of MSAs is determined at tranche level using significant assumptions such as discount rate and prepayment speed and is classified as Level 3. MSAs tranches with impairment recorded as described previously are excluded from the fair value disclosure below.

Accrued Interest Receivable

Consistent with the asset or liability they are associated with, the carrying amounts of accrued interest receivable approximate fair value resulting in a either Level 2 or Level 3 classification.

Deposits

The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts) resulting in a Level 2 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 2 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

FHLB Advances

The fair values of the Company’s FHLB advances are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Off-Balance Sheet Financial Instruments

The fair values for the Company’s off-balance sheet loan commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the Company’s customers. The estimated fair value of these commitments is not significant.

12

The carrying amounts and estimated fair values of the Company’s financial instruments are summarized as follows:

	Fair Value Measurements at September 30, 2014 Using:
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$9,826	$9,826	$—	$—	$9,826
Federal funds sold	69,275	—	69,275	—	69,275
Securities held-to-maturity	377	—	387	—	387
Federal Home Loan Bank Stock	5,519	N/A	N/A	N/A	N/A
Loans held for sale	3,116	—	3,241	—	3,241
Loans receivable, net	693,483	—	—	719,305	719,305
MSAs	837	—	—	1,179	1,179
Accrued interest receivable—loans	2,089	—	—	2,089	2,089
Accrued interest receivable—investments	88	—	88	—	88
Financial liabilities:
Deposits	656,542	—	659,002	—	659,002
FHLB Advances	65,000	—	65,734	—	65,734

	Fair Value Measurements at June 30, 2014 Using:
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$7,988	$7,988	$—	$—	$7,988
Federal funds sold	61,265	—	61,265	—	61,265
Securities held-to-maturity	395	—	406	—	406
Federal Home Loan Bank Stock	5,519	N/A	N/A	N/A	N/A
Loans held for sale	3,687	—	3,840	—	3,840
Loans receivable, net	715,750	—	—	738,391	738,391
MSAs	696	—	—	982	982
Accrued interest receivable—loans	2,159	—	—	2,159	2,159
Accrued interest receivable—investments	93	—	93	—	93
Financial liabilities:
Deposits	652,823	—	656,273	—	656,273
FHLB Advances	85,000	—	86,066	—	86,066

13

Note 4—Investments

The amortized cost and fair value of available-for-sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
	(Dollars in thousands)
September 30, 2014
Mortgage-backed (residential):
Fannie Mae	$6,506	$62	$—	$6,444
Freddie Mac	23,156	9	(450)	23,597
Ginnie Mae	3,976	—	(7)	3,983
Collateralized mortgage obligations (residential):
Fannie Mae	7,861	50	(5)	7,816
Freddie Mac	12,530	68	—	12,462

Total	$54,029	$189	$(462)	$54,302

June 30, 2014
Mortgage-backed (residential):
Fannie Mae	$6,933	$109	$—	$6,824
Freddie Mac	24,136	43	(376)	24,469
Ginnie Mae	4,147	1	—	4,146
Collateralized mortgage obligations (residential):
Fannie Mae	8,640	19	(11)	8,632
Freddie Mac	13,027	9	(12)	13,030

Total	$56,883	$181	$(399)	$57,101

The carrying amount, unrecognized gains and losses, and fair value of securities held-to-maturity were as follows:

	Carrying Amount	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
	(Dollars in thousands)
September 30, 2014
Mortgage-backed (residential):
Fannie Mae	$97	$2	$—	$99
Freddie Mac	55	2	—	57
Ginnie Mae	29	1	—	30
Collateralized mortgage obligations (residential):
Fannie Mae	196	5	—	201

Total	$377	$10	$—	$387

June 30, 2014
Mortgage-backed (residential):
Fannie Mae	$100	$3	$—	$103
Freddie Mac	58	2	—	60
Ginnie Mae	30	1	—	31
Collateralized mortgage obligations (residential):
Fannie Mae	207	5	—	212

Total	$395	$11	$—	$406

14

There were no sales of securities during the three months ended September 30, 2014 and September 30, 2013.

All mortgage-backed securities and collateralized mortgage obligations have varying contractual maturity dates at September 30, 2014. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or repayment penalties. The Company did not have any securities that were callable as of September 30, 2014.

Securities with unrealized losses at September 30, 2014 and June 30, 2014, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
September 30, 2014
Description of Securities
Mortgage-backed securities (residential)	$8,893	$(11)	$15,741	$(446)	$24,634	$(457)
Collateralized mortgage obligations (residential)	317	(1)	878	(4)	1,195	(5)

Total temporarily impaired	$9,210	$(12)	$16,619	$(450)	$25,829	$(462)

June 30, 2014
Description of Securities
Mortgage-backed securities (residential)	$—	$—	$16,404	$(376)	$16,404	$(376)
Collateralized mortgage obligations (residential)	12,636	(14)	1,598	(9)	14,234	(23)

Total temporarily impaired	$12,636	$(14)	$18,002	$(385)	$30,638	$(399)

The Company evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company does not have the intent to sell these securities and it is not more likely than not that it will be required to sell the securities before their anticipated recovery. In analyzing an issuer’s financial condition, the Company may consider whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

At September 30, 2014, eight debt securities had an aggregate unrealized loss of 1.8% of the Company’s amortized cost basis. At June 30, 2014, ten debt securities had an unrealized loss of 1.3% of the Company’s amortized cost basis. We do not own any non-agency mortgage-backed securities (“MBSs”) or collateralized mortgage obligations (“CMOs”). All MBSs and CMOs were issued by a wholly-owned government corporation, Ginnie Mae, or U.S. government-sponsored enterprises and agencies, including Fannie Mae and Freddie Mac, institutions which the government has affirmed its commitment to support. The unrealized losses relate principally to the general change in interest rates and liquidity, and not credit quality, that has occurred since the securities’ purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. As management has the intent and ability to hold debt securities until recovery, which may be maturity, and it is not more likely than not that it will be required to sell the securities before their anticipated recovery, no declines in fair value are deemed to be other-than-temporary as of September 30, 2014 and June 30, 2014.

At September 30, 2014 and June 30, 2014, there were no investments in any one issuer, other than the U.S. Government and its sponsored enterprises and agencies, in an amount greater than 10% of stockholders’ equity.

15

Note 5—Loans

The composition of loans consists of the following:

	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Real Estate:
One-to-four family residential	$282,757	$288,960
Multi-family residential	321,792	335,040
Commercial real estate	33,696	38,062

	638,245	662,062

Consumer:
Automobile	48,615	45,686
Home equity	607	625
Other consumer loans, primarily unsecured	9,990	11,481

	59,212	57,792

Total loans	697,457	719,854
Deferred net loan origination costs	116	213
Net premium on purchased loans	240	263
Allowance for loan losses	(4,330)	(4,580)

Loans receivable, net	$693,483	$715,750

Loans held for sale totaled $3.1 million as of September 30, 2014 as compared to $3.7 million as of June 30, 2014. Loans held for sale are recorded at the lower of cost or fair value. Fair value is determined by outstanding commitments from the investor. Proceeds from sales of loans held for sale were $11.7 million and $9.5 million during the three months ended September 30, 2014 and 2013, resulting in net gain on sales of $199,000 and $185,000, respectively.

The following is an analysis of the changes in the allowance for loan losses:

	Allowance for loan losses for the Three months ended September 30, 2014
	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
Balance, beginning of period	$2,300	$993	$1,051	$136	$2	$98	$4,580
Provision for loan losses	(149)	(271)	(201)	232	—	39	(350)
Recoveries	—	—	253	2	—	3	258
Loans charged-off	—	—	—	(117)	—	(41)	(158)

Balance, end of period	$2,151	$722	$1,103	$253	$2	$99	$4,330

	Allowance for loan losses for the Three months ended September 30, 2013
	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
Balance, beginning of period	$3,009	$839	$1,654	$83	$4	$54	$5,643
Provision for loan losses	(352)	548	(247)	47	—	4	—
Recoveries	4	—	1	8	—	1	14
Loans charged-off	(33)	(100)	—	(26)	—	(11)	(170)

Balance, end of period	$2,628	$1,287	$1,408	$112	$4	$48	$5,487

16

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of September 30, 2014 and June 30, 2014:

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
September 30, 2014
Allowance for loan losses:
Ending allowance balance attributed to loans:
Individually evaluated for impairment	$726	$—	$47	$—	$—	$7	$780
Collectively evaluated for impairment	1,425	722	1,056	253	2	92	3,550

Total ending allowance balance	$2,151	$722	$1,103	$253	$2	$99	$4,330

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
Loans:
Individually evaluated for impairment	$11,580	$1,239	$2,554	$—	$—	$7	$15,380
Collectively evaluated for impairment	271,177	320,553	31,142	48,615	607	9,983	682,077

Total ending loan balance	$282,757	$321,792	$33,696	$48,615	$607	$9,990	$697,457

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
June 30, 2014
Allowance for loan losses:
Ending allowance balance attributed to loans:
Individually evaluated for impairment	$910	$—	$52	$2	$—	$15	$979
Collectively evaluated for impairment	1,390	993	999	134	2	83	3,601

Total ending allowance balance	$2,300	$993	$1,051	$136	$2	$98	$4,580

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
Loans:
Individually evaluated for impairment	$12,431	$1,263	$3,506	$2	$—	$15	$17,217
Collectively evaluated for impairment	276,529	333,777	34,556	45,684	625	11,466	702,637

Total ending loan balance	$288,960	$335,040	$38,062	$45,686	$625	$11,481	$719,854

17

A loan is impaired when it is probable, based on current information and events, the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. When it is determined that a loss is probable, a valuation allowance is established and included in the allowance for loan losses. The amount of impairment is determined by the difference between the recorded investment in the loan and the present value of expected cash flows, or estimated net realizable value of the underlying collateral on collateral dependent loans.

The difference between the recorded investment and unpaid principal balance of loans relates to net deferred origination costs, net premiums on purchased loans, charge-offs and interest payments received on impaired loans that are recorded as a reduction of principal. There were no collateral dependent loans measured at fair value with a valuation allowance recorded and $7.4 million impaired loans evaluated based on the loans’ present value of expected cash flows with a valuation allowance of $773,000 at September 30, 2014. This compares to no collateral dependent loans measured at fair value with a valuation allowance recorded and $8.6 million impaired loans evaluated based on the loans’ present value of expected cash flows with a valuation allowance of $962,000 at June 30, 2014.

The following tables present loans individually evaluated for impairment by class of loans as of September 30, 2014 and June 30, 2014:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
	(Dollars in thousands)
September 30, 2014
With no related allowance recorded:
Real estate loans:
One-to-four family	$6,445	$5,302	$—
Multi-family residential	1,647	1,239	—
Commercial real estate	1,892	1,390	—

	9,984	7,931	—

With an allowance recorded:
Real estate loans:
One-to-four family	6,542	6,278	726
Multi-family residential	—	—	—
Commercial real estate	1,164	1,164	47
Other loans:
Other	7	7	7

	7,713	7,449	780

Total	$17,697	$15,380	$780

18

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
	(Dollars in thousands)
June 30, 2014
With no related allowance recorded:
Real estate loans:
One-to-four family	$6,175	$5,035	$—
Multi-family residential	1,656	1,263	—
Commercial real estate	3,084	2,336	—

	10,915	8,634	—

With an allowance recorded:
Real estate loans:
One-to-four family	7,705	7,396	910
Commercial real estate	1,170	1,170	52
Other loans:
Automobile	2	2	2
Other	15	15	15

	8,892	8,583	979

Total	$19,807	$17,217	$979

The following table presents monthly average of individually impaired loans by class for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(Dollars in thousands)
Real estate loan:
One-to-four family	$12,005	$14,385
Multi-family residential	1,251	1,601
Commercial real estate	3,030	5,952

Total	$16,286	$21,938

Payments received on impaired loans are recorded as a reduction of principal. Interest payments collected on non-accrual loans are characterized as payments of principal rather than payments of the outstanding accrued interest on the loans until the remaining principal on the non-accrual loans is considered to be fully collectible. If the loan returns to accrual status, interest income would be recognized based on the effective yield to maturity on the loan and the amount of interest applied to principal will be accreted over the remaining term of the loan.

Foregone interest income, which would have been recorded had the non-accrual loans been current in accordance with their original terms, amounted to $156,000 and $253,000 for the three months ended September 30, 2014 and 2013, respectively, and was not included in the results of operations. Included in foregone interest income, $144,000 and $151,000 for the three months ended September 30, 2014 and 2013, respectively, was collected and applied to the net loan balances.

19

The following table presents interest payments recorded as reduction of principal on impaired loans by class:

	Three months ended September 30,
	2014	2013
	(Dollars in thousands)
Real estate loan:
One-to-four family	$83	$94
Multi-family residential	15	30
Commercial real estate	46	27

Total	$144	$151

At September 30, 2014 and June 30, 2014, there were no loans past due more than 90 days and still accruing interest.

The following table presents non-accrual loans by class of loans:

	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four family	$4,958	$5,390
Multi-family residential	760	781
Commercial	1,390	1,460
Other loans:
Automobile	—	2
Other	7	15

Total non-accrual loans	$7,115	$7,648

There were ten one-to-four family residential loans totaling $3.2 million, two multi-family loans totaling $760,000 and two commercial real estate loans totaling $1.4 million on non-accrual status that were performing in accordance with their contractual terms at September 30, 2014. There were seven one-to-four family residential loans totaling $2.1 million and two multi-family loans totaling $781,000 on non-accrual status that were performing in accordance with their contractual terms at June 30, 2014.

The following tables present the aging of past due loans by class of loans:

	30-59 Days Delinquent	60-89 Days Delinquent	90 Days or More Delinquent	Total Delinquent Loans	Total Current Loans	Total Loans
	(Dollars in thousands)
September 30, 2014
Real estate loans:
One-to-four family	$1,614	$214	$—	$1,828	$280,929	$282,757
Multi-family	—	—	—	—	321,792	321,792
Commercial	933	—	—	933	32,763	33,696
Other loans:
Automobile	48	16	—	64	48,551	48,615
Home Equity	—	—	—	—	607	607
Other	24	15	3	42	9,948	9,990

Total loans	$2,619	$245	$3	$2,867	$694,590	$697,457

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	30-59 Days Delinquent	60-89 Days Delinquent	90 Days or More Delinquent	Total Delinquent Loans	Total Current Loans	Total Loans
	(Dollars in thousands)
June 30, 2014
Real estate loans:
One-to-four family	$2,123	$409	$301	$2,833	$286,127	$288,960
Multi-family	—	—	—	—	335,040	335,040
Commercial	1,061	—	399	1,460	36,602	38,062
Other loans:
Automobile	113	15	2	130	45,556	45,686
Home Equity	—	—	—	—	625	625
Other	31	4	15	50	11,431	11,481

Total loans	$3,328	$428	$717	$4,473	$715,381	$719,854

Troubled Debt Restructurings:

Troubled debt restructurings totaled $10.8 million and $12.5 million at September 30, 2014 and June 30, 2014, respectively. Troubled debt restructurings of $2.5 million and $2.9 million are included in the non-accrual loans at September 30, 2014 and June 30, 2014. The Bank has allocated $66,000 and $79,000 of valuation allowance to customers whose loan terms have been modified in troubled debt restructurings and were on non-accrual status as of September 30, 2014 and June 30, 2014, respectively. Troubled debt restructured loans are included in non-accrual loans until there is a sustained period of payment performance (usually six months or longer and determined on a case by case basis) and there is a reasonable assurance that the timely payment will continue. During the three months ended September 30, 2014, there was no troubled debt restructurings returned to accrual status. This compares to four troubled debt restructurings with an aggregate outstanding balance of $1.4 million that were returned to accrual status during the same period last year. There were no further commitments to customers whose loans were troubled debt restructurings at September 30, 2014 and June 30, 2014.
During the three months ended September 30, 2014 and 2013, there were no new loans that were modified as troubled debt restructurings.

At September 30, 2014 and 2013, there were no loans modified as troubled debt restructurings within the previous 12 months for which there was a payment default. A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms.

The terms of certain other loans were modified during the three months ended September 30, 2014 and 2013 that did not meet the definition of a troubled debt restructuring. During the three months ended September 30, 2014, ten loans in the amount of $3.1 million were modified and not accounted for as troubled debt restructurings. During the three months ended September 30, 2013, six loans in the amount of $2.4 million were modified and not accounted for as troubled debt restructurings. The modifications were generally made to refinance the credits to maintain the borrowing relationships and consisted of term or rate modifications. The borrowers were not experiencing financial difficulty or delay in loan payments and the modifications were made at market terms.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

21

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt such as: current financial information, historical payment experience, credit documentation and current economic trends among other factors. This analysis is performed monthly. The Company uses the following definitions for risk ratings:

Special Mention. Loans are classified as special mention when it is determined a loan relationship should be monitored more closely. Loans that are 60 days to 89 days past due are generally classified as special mention. In addition, loans are classified as special mention for a variety of reasons including changes in recent borrower financial conditions, changes in borrower operations, changes in value of available collateral, concerns regarding changes in economic conditions in a borrower’s industry, and other matters. A loan classified as special mention in many instances may be performing in accordance with the loan terms.

Substandard. Loans that are 90 days or more past due are generally classified as substandard. A loan is also considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable.

Loss. Assets classified as loss are considered uncollectible and of such little value that continuance as an asset, without establishment of a valuation allowance individually evaluated or charge-off, is not warranted.

Loans not meeting the criteria as part of the above described process are considered to be Pass rated loans. Pass rated loans are generally well protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. Pass rated assets are not more than 59 days past due and are generally performing in accordance with the loan terms.

As of September 30, 2014 and June 30, 2014, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful	Loss
	(Dollars in thousands)
September 30, 2014
Real estate loans:
One-to-four family	$267,153	$9,396	$6,208	$—	$—
Multi-family	316,353	4,235	1,204	—	—
Commercial	19,989	3,437	10,270	—	—
Other loans:
Automobile	48,224	235	140	16	—
Home equity	607	—	—	—	—
Other	9,945	15	2	21	7

Total loans	$662,271	$17,318	$17,824	$37	$7

22

	Pass	Special Mention	Substandard	Doubtful	Loss
	(Dollars in thousands)
June 30, 2014
Real estate loans:
One-to-four family	$272,261	$10,257	$6,442	$—	$—
Multi-family	327,999	3,174	3,867	—	—
Commercial	24,708	7,556	5,798	—	—
Other loans:
Automobile	45,542	87	55	—	2
Home equity	625	—	—	—	—
Other	11,455	8	2	1	15

Total loans	$682,590	$21,082	$16,164	$1	$17

Note 6—Real Estate Owned

Changes in real estate owned are summarized as follows:

	Three months ended
	September 30, 2014	September 30, 2013
	(Dollars in thousands)
Beginning of period	$284	$—
Transfers in	306	325
Capitalized expenditures	—	—
Sales	(284)	—

End of period	$306	$325

Net income (expense) related to foreclosed assets are as follows and are included in net operating expense:

	Three months ended
	September 30, 2014	September 30, 2013
	(Dollars in thousands)
Net gain on sales	$62	$—
Net operating expense	(16)	(28)

Total	$46	$(28)

The Company has no valuation allowance or activity in the valuation allowance account during the three months ended September 30, 2014 and 2013.

Note 7—Federal Home Loan Bank Advances

FHLB advances were $65.0 million and $85.0 million at September 30, 2014 and June 30, 2014, respectively. At September 30, 2014, the stated interest rates on the Bank’s advances from the FHLB ranged from 0.82% to 2.43% with a weighted average stated rate of 1.79%. At June 30, 2014, the stated interest rates on the Bank’s advances from the FHLB ranged from 0.82% to 2.43% with a weighted average stated rate of 1.57%.

23

The contractual maturities by fiscal year of the Bank’s FHLB advances over the next five years and thereafter are as follows:

	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Fiscal Year of Maturity
2015	—	20,000
2016	—	—
2017	25,000	25,000
2018	10,000	10,000
2019	30,000	30,000

Total	$65,000	$85,000

Note 8—Change in Accumulated Other Comprehensive Loss

Accumulated other comprehensive income includes unrealized gains and losses on securities available-for-sale and actuarial gains and losses, net periodic benefit costs and benefits paid for postretirement medical benefit. Changes in accumulated other comprehensive income are presented net of tax effect as a component of equity. Reclassifications out of accumulated other comprehensive income are recorded on the consolidated statement of income either as a noninterest income or expense.

The following tables present a summary of the accumulated other comprehensive income balances, net of tax, as of September 30, 2014 and 2013.

	Three Months Ended September 30, 2014
(Dollars in Thousands)	Unrealized gains and losses on securities available-for-sale	Postretirement medical benefits costs items	Total
Balance at beginning of period	$(139)	$(85)	$(224)
Other comprehensive loss before reclassifications	(55)	(14)	(69)
Amounts reclassified from accumulated other comprehensive income	—	14	14
Tax effect of current period changes	22	—	22

Net current period other comprehensive loss	(33)	—	(33)

Balance at end of period	$(172)	$(85)	$(257)

	Three Months Ended September 30, 2013
(Dollars in Thousands)	Unrealized gains and losses on securities available-for-sale	Postretirement medical benefits costs items	Total
Balance at beginning of period	$(362)	$(129)	$(491)
Other comprehensive income (loss) before reclassifications	93	(17)	76
Amounts reclassified from accumulated other comprehensive income	—	17	17
Tax effect of current period changes	(38)	—	(38)

Net current period other comprehensive income	55	—	55

Balance at end of period	$(307)	$(129)	$(436)

24

Note 9 – Repurchase of Common Stock

On February 27, 2014, the Company announced that its Board of Directors authorized the sixth stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its issued and outstanding shares, or up to approximately 374,393 shares. Since November 2011, the Company has repurchased 2,312,765 shares under authorized stock repurchase programs. The shares were repurchased at prices ranging from $12.00 to $17.90 per share with a weighted average cost of $15.02 per share. At September 30, 2014, there were 240,079 shares remaining to be repurchased under the sixth authorized stock repurchase program. For the three months ended September 30, 2014, the Company did not repurchase any shares.

25

MANAGEMENT’S REPORT ON INTERNAL CONTROL

The management of Simplicity Bancorp, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. All internal control systems, no matter how well designed, have inherent limitations, including the possibility of human error and the circumvention of overriding controls. Accordingly, even an effective system of internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2014, based on 1992 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that assessment, management concluded that, as of June 30, 2014 the Company’s internal control over financial reporting was effective based on those criteria.

The effectiveness of the Company’s internal control over financial reporting as of June 30, 2014, has been audited by Crowe Horwath LLP, an independent registered public accounting firm. As stated in their report dated September 11, 2014, they express an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2014. See “Report of Independent Registered Public Accounting Firm.”

/s/ Dustin Luton	/s/ Jean M. Carandang
Dustin Luton	Jean M. Carandang
President and Chief Executive Officer	Chief Financial Officer

26

REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Simplicity Bancorp, Inc.

Covina, California

We have audited the accompanying consolidated statements of financial condition of Simplicity Bancorp, Inc. (formerly known as Kaiser Federal Financial Group, Inc.) as of June 30, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2014. We also have audited Simplicity Bancorp, Inc.’s internal control over financial reporting as of June 30, 2014, based on criteria established in the 1992 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Simplicity Bancorp, Inc.’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control. Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Simplicity Bancorp, Inc. (formerly known as Kaiser Federal Financial Group, Inc.) as of June 30, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2014 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Simplicity Bancorp, Inc. maintained, in all material respects, effective internal control over financial

27

reporting as of June 30, 2014, based on criteria established in the 1992 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Costa Mesa, California

September 11, 2014

28

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

	June 30, 2014	June 30, 2013
ASSETS
Cash and due from banks	$7,988	$8,864
Federal funds sold	61,265	76,810

Total cash and cash equivalents	69,253	85,674
Securities available-for-sale, at fair value	56,883	52,180
Securities held-to-maturity, fair value of $406 and $541 at June 30, 2014 and June 30, 2013, respectively	395	525
Federal Home Loan Bank stock, at cost	5,519	5,902
Loans held for sale	3,687	4,496
Loans receivable, net of allowance for loan losses of $4,580 and $5,643 at June 30, 2014 and June 30, 2013, respectively	715,750	689,708
Accrued interest receivable	2,252	2,439
Premises and equipment, net	3,764	3,799
Goodwill	3,950	3,950
Bank-owned life insurance	14,220	13,784
Real estate owned (REO)	284	—
Other assets	3,231	4,920

Total assets	$879,188	$867,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$60,569	$65,694
Interest bearing	592,254	588,952

Total deposits	652,823	654,646
Federal Home Loan Bank advances, short-term	20,000	—
Federal Home Loan Bank advances, long-term	65,000	60,000
Accrued expenses and other liabilities	4,479	7,293

Total liabilities	742,302	721,939
Stockholders’ equity
Nonredeemable serial preferred stock, $.01 par value; 25,000,000 shares authorized; issued and outstanding—none	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 7,368,296 and 8,121,415 shares issued and outstanding at June 30, 2014 and 2013, respectively	74	81
Additional paid-in capital	67,690	79,800
Retained earnings	73,210	70,326
Accumulated other comprehensive loss, net of tax	(224)	(491)
Unearned employee stock ownership plan shares	(3,864)	(4,278)

Total stockholders’ equity	136,886	145,438

Total liabilities and stockholders’ equity	$879,188	$867,377

The accompanying notes are an integral part of these consolidated financial statements

29

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	Year ended June 30
	2014	2013	2012
Interest income
Interest and fees on loans	$32,260	$35,501	$39,619
Interest on securities, taxable	686	492	672
Federal Home Loan Bank dividends	373	181	38
Other interest	111	155	300

Total interest income	33,430	36,329	40,629

Interest expense
Interest on deposits	5,208	6,484	7,673
Interest on borrowings	1,196	1,386	2,943

Total interest expense	6,404	7,870	10,616

Net interest income	27,026	28,459	30,013
(Credit) provision for loan losses	(700)	250	250

Net interest income after provision for loan losses	27,726	28,209	29,763

Noninterest income
Service charges and fees	1,999	1,667	1,632
ATM fees and charges	2,044	2,133	2,233
Referral commissions	390	320	313
Bank-owned life insurance	436	450	478
Net gain on sale of loans	575	2,131	—
Other noninterest income (loss)	195	(21)	21

Total noninterest income	5,639	6,680	4,677

Noninterest expense
Salaries and benefits	12,089	12,766	11,421
Occupancy and equipment	2,954	2,980	2,715
ATM expense	2,249	2,228	2,061
Advertising and promotional	1,285	1,054	459
Professional services	2,130	2,072	2,217
Federal deposit insurance premiums	498	641	560
Postage	209	244	253
Telephone	795	851	816
Loss on equity investment	356	258	188
Electronic services	518	439	321
REO foreclosure expenses and sales (gains)/losses	36	(222)	238
Other operating expense	1,771	1,828	1,673

Total noninterest expense	24,890	25,139	22,922

Income before income tax expense	8,475	9,750	11,518
Income tax expense	3,162	3,529	4,298

Net income	$5,313	$6,221	$7,220

Earnings per common share:
Basic	$0.72	$0.76	$0.81
Diluted	$0.72	$0.76	$0.81

The accompanying notes are an integral part of these consolidated financial statements

30

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	Year ended June 30,
	2014	2013	2012
Net income	$5,313	$6,221	$7,220
Other comprehensive income (loss):
Unrealized holding gain (loss) on securities available for sale	376	(735)	176
Postretirement medical benefit costs
Net gain (loss) arising during the period	49	153	(483)
Reclassification adjustment for net periodic benefit cost and benefits paid	25	56	55
Income tax effect	(183)	204	104

Other comprehensive income (loss), net of tax	267	(322)	(148)

Comprehensive income	$5,580	$5,899	$7,072

The accompanying notes are an integral part of these consolidated financial statements

31

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except per share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Unearned ESOP Shares	Total
	Shares	Amount
Balance June 30, 2011	9,574,960	$96	$100,599	$61,832	$(21)	$(5,107)	$157,399
Net income for the year ended June 30, 2012	—	—	—	7,220	—	—	7,220
Other comprehensive loss	—	—	—	—	(148)	—	(148)
Dividends declared ($0.26 per share)	—	—	—	(2,329)	—	—	(2,329)
Repurchase of common stock	(646,452)	(6)	(8,824)	—	—	—	(8,830)
Stock options earned	—	—	56	—	—	—	56
Stock options exercised	7,194	—	78	—	—	—	78
Allocation of stock awards	—	—	170	—	—	—	170
Issuance of stock awards	33,664	—	—	—	—	—	—
Forfeiture of stock awards	(9,000)	—	—	—	—	—	—
Allocation of ESOP common stock (41,421 shares allocated)	—	—	118	—	—	414	532

Balance June 30, 2012	8,960,366	$90	$92,197	$66,723	$(169)	$(4,693)	$154,148

Net income for the year ended June 30, 2013	—	$—	$—	$6,221	$—	$—	$6,221
Other comprehensive loss	—	—	—	—	(322)	—	(322)
Dividends declared ($0.32 per share)	—	—	—	(2,618)	—	—	(2,618)
Repurchase of common stock	(871,215)	(9)	(12,983)	—	—	—	(12,992)
Stock options earned	—	—	37	—	—	—	37
Stock options exercised	6,475	—	70	—	—	—	70
Allocation of stock awards	—	—	264	—	—	—	264
Issuance of stock awards	34,154	—	—	—	—	—	—
Forfeiture of stock awards	(8,365)	—	—	—	—	—	—
Tax benefit from stock-based compensation	—	—	15	—	—	—	15
Allocation of ESOP common stock (41,421 shares allocated)	—	—	200	—	—	415	615

Balance, June 30, 2013	8,121,415	$81	$79,800	$70,326	$(491)	$(4,278)	$145,438

Net income for the year ended June 30, 2014	—	$—	$—	$5,313	$—	$—	$5,313
Other comprehensive income	—	—	—	—	267	—	267
Dividends declared ($0.33 per share)	—	—	—	(2,429)	—	—	(2,429)
Repurchase of common stock	(795,098)	(7)	(12,905)	—	—	—	(12,912)
Stock options earned	—	—	23	—	—	—	23
Stock options exercised	13,130	—	143	—	—	—	143
Allocation of stock awards	—	—	316	—	—	—	316
Issuance of stock awards	31,249	—	—	—	—	—	—
Forefeiture of stock awards	(2,400)	—	—	—	—	—	—
Tax benefit from stock-based compensation	—	—	57	—	—	—	57
Allocation of ESOP common stock (41,421 shares allocated)	—	—	256	—	—	414	670

Balance, June 30, 2014	7,368,296	$74	$67,690	$73,210	$(224)	$(3,864)	$136,886

The accompanying notes are an integral part of these consolidated financial statements

32

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year ended June 30,
	2014	2013	2012
OPERATING ACTIVITIES
Net income	$5,313	$6,221	$7,220
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of net premiums on securities	344	774	661
Amortization of net premiums on loan purchases	249	445	313
Amortization of net loan origination costs	284	248	11
Provision for loan losses	(700)	250	250
Net gain on sale of REO	(4)	(115)	(55)
Net gain on sales of loans held for sale	(575)	(2,131)	—
Loans originated for sale	(29,572)	(75,752)	—
Proceeds from sales of loans held for sale	31,042	73,387	306
Decrease in valuation allowance on loans held for sale	(86)	—	—
Depreciation and amortization	1,274	1,099	839
Amortization of core deposit intangible	—	13	27
Loss on equity investment	356	258	188
Increase in cash surrender value of bank-owned life insurance	(436)	(450)	(478)
Allocation of ESOP common stock	670	615	532
Allocation of stock awards	316	264	170
Stock options earned	23	37	56
Deferred income tax expense (benefit)	562	(274)	1,324
Net change in accrued interest receivable	187	339	73
Net change in other assets	519	652	141
Net change in accrued expenses and other liabilities	(2,740)	1,123	1,710

Net cash provided by operating activities	7,026	7,003	13,288

INVESTING ACTIVITIES
Purchase of available-for-sale securities	(15,239)	(20,686)	(57,271)
Proceeds from maturities and principal repayments of available-for-sale securities	10,567	20,395	19,427
Proceeds from maturities and principal repayments of held-to-maturity securities	130	672	1,005
Net change in interest earning time deposits with other financial institutions	—	—	11,669
Purchase of loans	—	—	(82,254)
Net change in loans	(26,414)	73,545	11,774
Proceeds from sale of real estate owned	329	1,920	1,173
Redemption of FHLB stock	383	2,623	1,809
Purchases of premises and equipment	(1,239)	(2,048)	(1,355)

Net cash (used in) provided by investing activities	(31,483)	76,421	(94,023)

FINANCING ACTIVITIES
Proceeds from FHLB advances	25,000	—	60,000
Repayment of FHLB advances	—	(20,000)	(40,000)
Dividends paid on common stock	(2,429)	(2,618)	(2,329)
Repurchase of common stock	(12,912)	(12,992)	(8,830)
Net change in deposits	(1,823)	(28,243)	48,180
Tax benefit of stock awards	57	15	—
Exercise of stock options	143	70	78

Net cash provided by (used in) financing activities	8,036	(63,768)	57,099

Net change in cash and cash equivalents	(16,421)	19,656	(23,636)
Cash and cash equivalents at beginning of period	85,674	66,018	89,654

Cash and cash equivalents at end of period	$69,253	$85,674	$66,018

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid on deposits and borrowings	$6,404	$7,874	$10,628
Income taxes paid	3,200	2,850	2,324
SUPPLEMENTAL NONCASH DISCLOSURES
Transfer from loans to real estate owned	$539	$521	$1,529

The accompanying notes are an integral part of these consolidated financial statements

33

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 1—Nature of Business and Significant Accounting Policies

Nature of Business: Simplicity Bancorp, Inc. (the “Company”), is a Maryland corporation that owns all of the outstanding common stock of Simplicity Bank (the “Bank”). The Company’s primary activity is holding all of the outstanding shares of common stock of Simplicity Bank. The Bank is a federally chartered savings bank headquartered in Covina, California. The Bank’s principal business activity consists of attracting retail deposits from the general public and originating primarily loans secured by first mortgages on owner-occupied, one-to-four family residences and multi-family residences located in its market area, and to a lesser extent, commercial real estate, automobile and other consumer loans. The Bank also engages in mortgage banking activities and, as such, originates, sells and services one-to-four family residential mortgage loans. While the Bank originates many types of residential loans, the Bank also purchases, from time to time, using its own underwriting standards, first mortgages on owner-occupied, one-to-four family residences secured by properties located throughout California.

The Company’s business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Unless the context otherwise requires, all references to the Company include the Bank and the Company on a consolidated basis.

Principles of Consolidation and Basis of Presentation: The financial statements of Simplicity Bancorp, Inc. have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and predominant practices followed by the financial services industry. The consolidated financial statements presented in this report include the accounts of Simplicity Bancorp, Inc. and its wholly-owned subsidiary, Simplicity Bank. All material intercompany balances and transactions have been eliminated in consolidation. Financial information presented in this report is derived in part from the consolidated financial statements of Kaiser Federal Financial Group, Inc. and subsidiary prior to November 13, 2012.

On November 13, 2012, the Company changed its name to Simplicity Bancorp, Inc. from Kaiser Federal Financial Group, Inc. and its trading symbol to SMPL. Concurrently, the Bank was renamed Simplicity Bank from Kaiser Federal Bank as part of a broader business strategy to operate as a community bank serving the financial needs of all customers within its communities.

Use of Estimates in the Preparation of Consolidated Financial Statements: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the consolidated financial statements and thus actual results could differ from the amounts reported and disclosed herein. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of real estate owned, mortgage servicing assets (“MSAs”), mortgage banking derivatives, deferred tax assets and fair values of financial instruments.

Cash and Cash Equivalents: Cash and cash equivalents consist of vault and ATM cash, daily federal funds sold, demand deposits due from other banks, and other certificates of deposit that have an original maturity of less than ninety days. For purposes of the Consolidated Statements of Cash Flows, the Company reports net cash flows for customer loan and deposit transactions and interest bearing deposits in other financial institutions.

Securities: Securities available-for-sale represent securities that may be sold prior to maturity. These securities are stated at fair value, and any unrealized net gains and losses are reported as a separate component of equity

34

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

until realized, net of any tax effect. Securities for which the Company has the ability and positive intent to hold to maturity are classified as held-to-maturity and are recorded at cost, adjusted for unamortized premiums or discounts. Premiums or discounts are recognized in interest income using the effective interest method over the estimated life of the investment. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Securities available-for-sale may be sold in response to changes in market interest rates, repayment rates, the need for liquidity, and changes in the availability and the yield on alternative investments. Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.

For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Federal Home Loan Bank Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. No ready market exists for the FHLB stock, and it has no quoted market value. The Bank carries FHLB stock at cost, classified as a restricted security, and is periodically evaluated for impairment based on the ultimate recoverability of the par value. Cash and stock dividends are reported as income.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Loans held for sale consist primarily of long-term conforming fixed-rate loans secured by first trust deeds on one-to-four-family residences that are Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”) loan products. The loans are offered to customers located in California and are generally sold with servicing rights retained. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future are stated at the amount of unpaid principal, reduced by an allowance for loan losses and deferred net loan origination fees, increased (decreased) by net premiums (discounts) on purchased loans. Interest on loans is recognized over the terms of the loans and is accrued as earned, using the effective interest method. Net premiums (discounts) on purchased loans are recognized in interest income as a yield adjustment over the remaining period to contractual maturity of the loans using the effective interest method. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the effective interest method over the contractual lives of the related loans.

A loan is considered to be delinquent when payments have not been made according to the contractual terms, typically evidenced by non-payment of a monthly installment by the due date. A loan is moved to non-accrual

35

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

status in accordance with the Company’s policy, typically after 90 days of non-payment. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued, but not collected, for loans that are placed on non-accrual status is reversed against interest income. Interest received on such loans is accounted for on cost-recovery method and recognized as principal reductions until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments is reasonably assured, in which case the loans are returned to accrual status. If the loans are returned to accrual status, interest income is recognized using the effective interest method and the amount of interest applied to principal is accreted over the remaining terms of the loans.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses and is established through a provision for loan losses charged to expense. Loans are charged off against the allowance for loan losses when management believes that the uncollectibility of the principal is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will absorb probable incurred losses relating to specifically identified loans, as well as probable incurred losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, trends in classified assets, review of specific problem loans, peer data for certain portfolio segments, and current economic conditions that may affect the borrower’s ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses, and may require adjustments to the allowance based on their judgment about information available to them at the time of their examinations.

When developing and documenting our methodology to determine the allowance for loan losses, we segregate our loan portfolio between real estate loans, which include one-to-four family residential mortgage loans and income property loans, and consumer loans. These portfolio segments represent the appropriate level for determining the historical loss experience as well as the level at which the Company monitors credit quality and risk characteristics of the portfolios as each portfolio involves different qualitative risks. The one-to-four family residential mortgage segment’s predominant risk characteristics include the employment and income level of the borrower, the collateral and the geographic location of the property collateralizing the loan. The income property segment’s predominant risk characteristics include the net operating income derived from the operation of the property, the liquidity of the guarantor as well as the real estate market and economic conditions. The consumer loan segment’s predominant risk characteristics include the borrower’s continuing financial stability which can be adversely impacted by job loss, divorce, illness or personal bankruptcy.

The allowance is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. In accordance with generally accepted accounting principles the allowance is comprised of general valuation allowances and valuation allowances on loans individually evaluated for impairment. The general component covers non-impaired loans and is based both on our historical loss experience as well as significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. Loans that are classified as impaired are individually evaluated.

36

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The overall appropriateness of the general valuation allowance is determined based on a loss migration model and qualitative considerations. The migration analysis looks at pools of loans having similar characteristics and analyzes their loss rates over a historical period. Historical loss factors derived from trends and losses associated with each pool over the most recent twelve quarters for our real estate loans and over the most recent twelve months for consumer loans. The loss factors are applied to the outstanding loans to each loan grade within each pool of loans. Loss rates derived by the migration model are based predominantly on historical loss trends that may not be indicative of the actual or inherent loss potential. As such, qualitative and environmental factors are utilized as adjusting mechanisms to supplement the historical results of the classification migration model. Significant factors reviewed in determining the allowance for loan losses included loss ratio trends by loan product; levels of and trends in delinquencies and impaired loans; levels of and trends in classified assets; levels of and trends in charge-offs and recoveries; trends in volume of loans by loan product; effects of changes in lending policies and practices; industry conditions and effects of concentrations in geographic regions. Qualitative and environmental factors are reflected as percent adjustments and are added to the historical loss rates derived from the criticized and classified asset migration model to determine the appropriate allowance amount for each loan pool.

A loan is impaired when it is probable, based on current information and events, the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Loans for which terms have been modified in a manner resulting in a concession, and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings (“TDR”) and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Real estate loans evaluated for impairment are measured on an individual basis based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the fair value of the collateral less estimated costs to sell, if the loan is collateral dependent. TDRs are measured at the present value of estimated future cash flows using the loan’s original effective interest rate. Collateral dependent TDRs are evaluated for impairment based on the fair value of the collateral, less estimated selling costs. The amount of impairment and any subsequent changes are included in the allowance for loan losses.

Valuation allowances on real estate loans that are individually evaluated for impairment are charged-off when management believes a loan or part of a loan is deemed uncollectible. Subsequent recoveries, if any, are credited to the allowance when received. A real estate loan is generally considered uncollectible when the borrower’s payment is six months or more delinquent. Consumer loans are typically charged off no later than 120 days past due for closed-end credit and 180 days past due for open-end credit.

For income property loans, debt service coverage ratios, collateral values, seasoning and peer group data are analyzed. The specific component relates to loans that are classified as special mention or substandard. For such loans that are also classified as impaired, a valuation allowance is individually established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

While quantitative loss factors are constantly changing as the financial strength of the borrower and overall economic conditions change, there have been no significant changes to the accounting policies or methodology used to estimate the allowance for loan losses. The estimate is reviewed quarterly by the Board of Directors and management and periodically by various regulatory entities.

37

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Mortgage Servicing Assets: MSAs are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

MSAs are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. The fair values of MSAs are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses. Impairment is determined by stratifying servicing assets into groupings based on predominant risk characteristics, such as interest rate, and loan type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. Any subsequent increase or decrease in fair value of servicing assets is included with servicing fee income. Servicing fee income, which is reported on the income statement as service charges and fees, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment: Leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method with a useful life of twenty-five years. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which is usually three to five years. The cost of leasehold improvements is amortized using the straight-line method over the lesser of the terms of the related leases or their useful life, which is usually three to ten years.

Real Estate Owned: Real estate acquired in settlement of loans (“REO”) consists of property acquired through foreclosure proceedings or by deed in lieu of foreclosure. Generally, all loans greater than ninety days delinquent are processed for foreclosure. The Bank acquires title to the property in most foreclosure actions that are not reinstated by the borrower. Once real estate is acquired in settlement of a loan, the property is recorded as REO at fair market value, less estimated selling costs. The fair value of the REO is generally based upon an independent third party appraisal. Loan balances in excess of the fair value of the real estate acquired at the date of acquisition are charged to the allowance for loan losses. REO is subsequently accounted for at the lower of cost or fair value less estimated costs to sell. Any subsequent operating expenses or income, reduction in estimated fair values, and gains or losses on disposition of such properties are recorded in current operations.

Bank-Owned Life Insurance: The Bank has purchased life insurance policies on certain key employees. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Investment in Limited Liability Partnership: The Company has an investment in an affordable housing fund totaling $297,000 and $654,000 at June 30, 2014 and 2013, respectively, as part of the Company’s Community

38

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Reinvestment Act program, and for the purposes of obtaining tax credits. The investment is recorded in other assets on the balance sheet and is accounted for using the equity method of accounting. Under the equity method of accounting, the Company recognizes its ownership share of the profits and losses of the fund. This investment is regularly evaluated for impairment by comparing the carrying value to the remaining tax credits and future tax benefits expected to be received. Tax credits received from the fund are accounted for in the period earned (the flow-through method) and are included in income as a reduction of income tax expense.

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is presumed to have an indefinite useful life and is not amortized but assessed at least annually for impairment. Any such impairment will be recognized in the period identified. The Company utilizes March 31 as the date to perform the annual impairment test.

Long-Term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make or purchase loans. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Mortgage Banking Derivatives: Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives which are recorded at fair value in other assets or other liabilities. Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rates from the date the interest on the loan is locked. The Company enters into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into, in order to hedge the change in interest rates resulting from its commitments to fund the loans. Changes in the fair values of these derivatives are included in other noninterest income or other noninterest expenses.

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of California. The statute of limitations is no longer open for the assessment of federal taxes for tax years ended before June 30, 2011 and for the assessment of California taxes for tax years ended before June 30, 2008. The Company files consolidated income tax returns and allocates tax liabilities and benefits among subsidiaries pursuant to a tax sharing agreement. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

39

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. At June 30, 2014 and 2013 there were unrecognized tax benefits of $1.1 million for both years.

Employee Stock Ownership Plan (“ESOP”): The cost of shares issued to the ESOP but not yet allocated to participants is shown as a reduction of stockholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings per Common Share: The Company calculates earnings per common share (“EPS”) using the two-class method. The two-class method requires the Company to present EPS as if all of the earnings for the period are distributed to common shareholders and any participating securities, regardless of whether any actual dividends or distributions are made. All outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends are considered participating securities. The Company granted restricted shares under the 2004 Recognition and Retention Plan and the 2011 Equity Incentive Plan that qualified as participating securities. Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale and unrecognized actuarial gains and losses related to the postretirement medical benefit plan. The accumulated change in other comprehensive income, net of tax, is recognized as a separate component of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.

Dividend Restrictions: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to stockholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

40

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders’ equity.

Recent Accounting Pronouncements:

Adoption of New Accounting Standards:

In February 2012, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the amendments were effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2012. The adoption of this guidance did not have a material effect on the Company’s results of operations or financial position and the required disclosures are included in Note 19.

Effect of Newly Issued But Not Yet Effective Accounting Standards:

In January 2014, the FASB issued ASU 2014-01, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects, which simplifies the amortization method an entity uses and modifies the criteria an entity must meet to account for a low-income housing tax credit investment by using ASC 323-740’s measurement and presentation alternative, including the simplified amortization method. This method permits an investment’s performance to be presented net of the related tax benefits as part of income tax expense. For public entities, the ASU is effective for annual periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The amendments should be applied retrospectively to all periods presented. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations or financial position.

In January 2014, the FASB issued ASU 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure. This ASU amends ASC 310 to clarify when an entity is considered to have obtained physical possession (from an in-substance possession or foreclosure) of a residential real estate property collateralizing a mortgage loan. A creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Upon physical possession of such real estate property, an entity is required to reclassify the nonperforming mortgage loan to other real estate owned. The ASU is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The amendments in the standard may be adopted using either a modified retrospective transition method or a prospective transition method. The adoption of this guidance is not expected to have a material effect on the Company’s results of operations or financial position.

41

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

In May 2014, the FASB issued ASU No. 2014-09, Revenue From Contracts With Customers, that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The ASU becomes effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is in the process of evaluating the impact that adoption of this guidance may have on its consolidated financial statements.

Note 2—Investments

The amortized cost and fair value of available-for-sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
	(Dollars in thousands)
June 30, 2014
Mortgage-backed (residential):
Fannie Mae	$6,933	$109	$—	$6,824
Freddie Mac	24,136	43	(376)	24,469
Ginnie Mae	4,147	1	—	4,146
Collateralized mortgage obligations (residential):
Fannie Mae	8,640	19	(11)	8,632
Freddie Mac	13,027	9	(12)	13,030

Total	$56,883	$181	$(399)	$57,101

June 30, 2013
Mortgage-backed (residential):
Fannie Mae	$8,510	$9	$(17)	$8,518
Freddie Mac	21,565	—	(663)	22,228
Collateralized mortgage obligations (residential):
Fannie Mae	13,125	59	(39)	13,105
Freddie Mac	8,980	57	—	8,923

Total	$52,180	$125	$(719)	$52,774

42

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The carrying value amount, unrecognized gains and losses, and fair value of securities held-to-maturity were as follows:

	Carrying Amount	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
	(Dollars in thousands)
June 30, 2014
Mortgage-backed (residential):
Fannie Mae	$100	$3	$—	$103
Freddie Mac	58	2	—	60
Ginnie Mae	30	1	—	31
Collateralized mortgage obligations (residential):
Fannie Mae	207	5	—	212

Total	$395	$11	$—	$406

June 30, 2013
Mortgage-backed (residential):
Fannie Mae	$119	$4	$—	$123
Freddie Mac	74	5	—	79
Ginnie Mae	36	2	—	38
Collateralized mortgage obligations (residential):
Fannie Mae	296	5	—	301

Total	$525	$16	$—	$541

There were no sales of securities during the years ended June 30, 2014, 2013, and 2012.

All mortgage-backed securities and collateralized mortgage obligations have varying contractual maturity dates at June 30, 2014. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or repayment penalties. The Company did not have any securities that were callable as of June 30, 2014.

Accrued interest on securities at June 30, 2014 and 2013 was $93,000 for both years.

Securities pledged at June 30, 2014 and 2013 had a carrying amount of $54,000 and $68,000, respectively, and were pledged to secure a short-term line of credit with the Federal Reserve Bank of San Francisco.

43

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Securities with unrealized losses at June 30, 2014 and 2013, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
June 30, 2014
Description of Securities
Mortgage-backed securities (residential)	$—	$—	$16,404	$(376)	$16,404	$(376)
Collateralized mortgage obligations (residential)	12,636	(14)	1,598	(9)	14,234	(23)

Total temporarily impaired	$12,636	$(14)	$18,002	$(385)	$30,638	$(399)

June 30, 2013
Description of Securities
Mortgage-backed securities (residential)	$25,476	$(680)	$—	$—	$25,476	$(680)
Collateralized mortgage obligations (residential)	—	—	2,508	(39)	2,508	(39)

Total temporarily impaired	$25,476	$(680)	$2,508	$(39)	$27,984	$(719)

The Company evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company does not have the intent to sell these securities and it is not more likely than not that it will be required to sell the securities before their anticipated recovery. In analyzing an issuer’s financial condition, the Company may consider whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

At June 30, 2014 and 2013, ten debt securities had an aggregate unrealized loss of 1.3% of the Company’s amortized cost basis. We do not own any non-agency mortgage-backed securities (“MBS”) or collateralized mortgage obligations (“CMO”). All MBS and CMO were issued by a wholly-owned government corporation, Ginnie Mae, or U.S. government-sponsored entities and agencies, including Fannie Mae and Freddie Mac, institutions which the government has affirmed its commitment to support. The unrealized losses relate principally to the general change in interest rates and liquidity, and not credit quality, that has occurred since the securities’ purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. As management has the intent and ability to hold debt securities until recovery, which may be maturity, and it is not more likely than not that it will be required to sell the securities before their anticipated recovery, no declines in fair value are deemed to be other-than-temporary as of June 30, 2014 and 2013.

At June 30, 2014 and 2013, there were no holdings of securities of any one issuer, other than the U.S. Government and its sponsored entities and agencies, in an amount greater than 10% of stockholders’ equity.

44

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 3—Loans

The composition of loans consists of the following:

	June 30, 2014	June 30, 2013
	(Dollars in thousands)
Real Estate:
One-to-four family residential	$288,960	$319,631
Multi-family residential	335,040	280,771
Commercial real estate	38,062	55,621

	662,062	656,023

Consumer:
Automobile	45,686	26,711
Home equity	625	682
Other consumer loans, primarily unsecured	11,481	10,917

	57,792	38,310

Total loans	719,854	694,333
Deferred net loan origination costs	213	506
Net premium on purchased loans	263	512
Allowance for loan losses	(4,580)	(5,643)

Loans receivable, net	$715,750	$689,708

Loans held for sale totaled $3.7 million as of June 30, 2014 as compared to $4.5 million as of June 30, 2013. Loans held for sale are recorded at the lower of cost or fair value. Fair value is determined by outstanding commitments from the investor. Proceeds from sales of loans held for sale were $31.0 million and $73.4 million during the years ended June 30, 2014 and 2013, resulting in net gains on sales of loans of $575,000 and $2.1 million, respectively.

Loans to executive officers, directors and their affiliates are as follows:

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Balance, beginning of period	$2,620	$2,254	$811
Loan originations	500	898	1,575
Principal amortization and pay down	(674)	85	(132)
Loans sold	—	(617)	—

Balance, end of period	$2,446	$2,620	$2,254

The Bank did not purchase any loans during the years ended June 30, 2014 or June 30, 2013. All loans purchased in prior fiscal years were current at the time of purchase and are serviced by outside servicers. Purchased real estate loans serviced by others totaled $30.0 million and $44.9 million at June 30, 2014 and 2013, respectively. The decrease in real estate loans purchased and serviced by others was primarily due to loan principal repayments and payoffs during fiscal 2014.

The Company’s one-to-four family stated income residential loans totaled $24.9 million and $35.8 million at June 30, 2014 and 2013, respectively. The Company’s one-to-four family interest-only residential loans totaled

45

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

$11.6 million and $15.4 million at June 30, 2014 and June 30, 2013, respectively. Included in non-accrual loans at June 30, 2014 and 2013 was $2.8 million and $5.2 million in one-to-four family residential loans that are interest-only or stated income loans. Stated income is defined as a borrower provided level of income, which is not subject to verification during the loan origination process through the borrower’s application, but the reasonableness of the borrower’s income is verified through other sources. In 2005, the Bank began to underwrite interest-only loans assuming a fully amortizing monthly payment and loan qualification was based upon the fully indexed and amortized payment. The Bank has no plans to increase the number of interest-only or stated income loans held in the loan portfolio or originate such loans and has not purchased such loans since 2007.

Accrued interest receivable on loans totaled $2.2 million and $2.3 million at June 30, 2014 and 2013, respectively.

The following is an analysis of the changes in the allowance for loan losses:

	Allowance for loan losses for the Twelve months ended June 30, 2014
	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
Balance, beginning of period	$3,009	$839	$1,654	$83	$4	$54	$5,643
Provision for loan losses	(680)	395	(604)	84	(2)	107	(700)
Recoveries	10	51	1	42	—	8	112
Loans charged-off	(39)	(292)	—	(73)	—	(71)	(475)

Balance, end of period	$2,300	$993	$1,051	$136	$2	$98	$4,580

	Allowance for loan losses for the Twelve months ended June 30, 2013
	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
Balance, beginning of period	$4,692	$1,519	$1,131	$62	$63	$35	$7,502
Provision for loan losses	499	(1,367)	1,050	19	(9)	58	250
Recoveries	212	1,013	—	44	6	8	1,283
Loans charged-off	(2,394)	(326)	(527)	(42)	(56)	(47)	(3,392)

Balance, end of period	$3,009	$839	$1,654	$83	$4	$54	$5,643

	Allowance for loan losses for the Twelve months ended June 30, 2012
	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
Balance, beginning of period	$6,365	$2,654	$2,254	$59	$13	$22	$11,367
Provision for loan losses	1,177	101	(1,065)	(53)	50	40	250
Recoveries	105	—	—	92	—	7	204
Loans charged-off	(2,955)	(1,236)	(58)	(36)	—	(34)	(4,319)

Balance, end of period	$4,692	$1,519	$1,131	$62	$63	$35	$7,502

46

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2014 and June 30, 2013:

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
June 30, 2014
Allowance for loan losses:
Ending allowance balance attributed to loans:
Individually evaluated for impairment	$910	$—	$52	$2	$—	$15	$979
Collectively evaluated for impairment	1,390	993	999	134	2	83	3,601

Total ending allowance balance	$2,300	$993	$1,051	$136	$2	$98	$4,580

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
Loans:
Individually evaluated for impairment	$12,431	$1,263	$3,506	$2	$—	$15	$17,217
Collectively evaluated for impairment	276,529	333,777	34,556	45,684	625	11,466	702,637

Total ending loan balance	$288,960	$335,040	$38,062	$45,686	$625	$11,481	$719,854

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
	(Dollars in thousands)
June 30, 2013
Allowance for loan losses:
Ending allowance balance attributed to loans:
Individually evaluated for impairment	$941	$—	$64	$—	$—	$4	$1,009
Collectively evaluated for impairment	2,068	839	1,590	83	4	50	4,634

Total ending allowance balance	$3,009	$839	$1,654	$83	$4	$54	$5,643

	One-to-four family	Multi-family residential	Commercial real estate	Automobile	Home equity	Other	Total
Loans:
Individually evaluated for impairment	$14,790	$1,547	$6,136	$—	$—	$4	$22,477
Collectively evaluated for impairment	304,841	279,224	49,485	26,711	682	10,913	671,856

Total ending loan balance	$319,631	$280,771	$55,621	$26,711	$682	$10,917	$694,333

A loan is impaired when it is probable, based on current information and events, the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. When it is determined that a loss is probable, a valuation allowance is established and included in the allowance for loan losses. The amount of impairment is determined by the difference between the recorded investment in the loan and the present value of expected cash flows, or estimated net realizable value of the underlying collateral on collateral dependent loans.

47

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The difference between the recorded investment and unpaid principal balance of loans relates to net deferred origination costs, net premiums on purchased loans, charge-offs and interest payments received on impaired loans that are recorded as a reduction of principal. For real estate loans individually evaluated for impairment, there were no collateral dependent loans measured at fair value with a valuation allowance recorded and $8.6 million impaired loans evaluated based on the loans’ present value of expected cash flows with a valuation allowance of $962,000 at June 30, 2014. This compares to $1.5 million collateral dependent loans measured at fair value with a valuation allowance of $32,000 and $7.7 million evaluated based on the loans’ present value of expected cash flows with a valuation allowance of $974,000 at June 30, 2013.

The following tables present loans individually evaluated for impairment by class of loans as of June 30, 2014 and June 30, 2013:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
	(Dollars in thousands)
June 30, 2014
With no related allowance recorded:
Real estate loans:
One-to-four family	$6,175	$5,035	$—
Multi-family residential	1,656	1,263	—
Commercial real estate	3,084	2,336	—

	10,915	8,634	—

With an allowance recorded:
Real estate loans:
One-to-four family	7,705	7,396	910
Commercial real estate	1,170	1,170	52
Other loans:
Automobile	2	2	2
Other	15	15	15

	8,892	8,583	979

Total	$19,807	$17,217	$979

48

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
	(Dollars in thousands)
June 30, 2013
With no related allowance recorded:
Real estate loans:
One-to-four family	$7,909	$6,796	$—
Multi-family residential	1,961	1,547	—
Commercial real estate	5,704	4,940	—

	15,574	13,283	—

With an allowance recorded:
Real estate loans:
One-to-four family	8,227	7,994	941
Commercial real estate	1,196	1,196	64
Other loans:
Other	4	4	4

	9,427	9,194	1,009

Total	$25,001	$22,477	$1,009

The following table presents monthly average of individually impaired loans by class as of June 30, 2014, June 30, 2013, and June 30, 2012:

	Year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Real estate loan:
One-to-four family	$13,622	$17,375	$18,957
Multi-family residential	2,182	2,057	2,768
Commercial real estate	5,432	5,589	4,505
Other loans:
Home Equity	—	—	22

Total	$21,236	$25,021	$26,252

Payments received on impaired loans are recorded as a reduction of principal. Interest payments collected on non-accrual loans are characterized as payments of principal rather than payments of the outstanding accrued interest on the loans until the remaining principal on the non-accrual loans is considered to be fully collectible. If the loan returns to accrual status, interest income would be recognized based on the effective yield to maturity on the loan and the amount of interest applied to principal will be accreted over the remaining term of the loan.

Foregone interest income, which would have been recorded had the non-accrual loans been current in accordance with their original terms, amounted to $659,000, $959,000 and $456,000 for the years ended June 30, 2014, 2013 and 2012, respectively, and was not included in the results of operations. Included in foregone interest income, $607,000 and $801,000 for the years ended June 30, 2014 and 2013, respectively, was collected and applied to the net loan balances. Prior to fiscal 2013, interest income on impaired loans were recorded on a cash basis. There were $162,000, and $905,000 interest income on impaired loans for fiscal 2013 and 2012, respectively, which were recognized on a cash basis.

49

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The following table presents interest payments recorded as reduction of principal on impaired loans by class:

	For the year ended June 30,
	2014	2013
	(Dollars in thousands)
Real estate loan:
One-to-four family	$382	$465
Multi-family residential	93	89
Commercial real estate	132	247

Total	$607	$801

At June 30, 2014 and June 30, 2013, there were no loans past due more than 90 days and still accruing interest.

The following table presents non-accrual loans by class of loans:

	June 30, 2014	June 30, 2013
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four family	$5,390	$10,310
Multi-family residential	781	1,547
Commercial	1,460	4,045
Other loans:
Automobile	2	14
Other	15	4

Total non-accrual loans	$7,648	$15,920

There were seven one-to-four family residential loans of $2.1 million and two multi-family loans of $781,000 on non-accrual status that were performing in accordance with their contractual terms at June 30, 2014.

The following tables present the aging of past due loans by class of loans:

	30-59 Days Delinquent	60-89 Days Delinquent	90 Days or More Delinquent	Total Delinquent Loans	Total Current Loans	Total Loans
	(Dollars in thousands)
June 30, 2014
Real estate loans:
One-to-four family	$2,123	$409	$301	$2,833	$286,127	$288,960
Multi-family	—	—	—	—	335,040	335,040
Commercial	1,061	—	399	1,460	36,602	38,062
Other loans:
Automobile	113	15	2	130	45,556	45,686
Home Equity	—	—	—	—	625	625
Other	31	4	15	50	11,431	11,481

Total loans	$3,328	$428	$717	$4,473	$715,381	$719,854

50

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

	30-59 Days Delinquent	60-89 Days Delinquent	90 Days or More Delinquent	Total Delinquent Loans	Total Current Loans	Total Loans
	(Dollars in thousands)
June 30, 2013
Real estate loans:
One-to-four family	$389	$970	$1,751	$3,110	$316,521	$319,631
Multi-family	—	198	—	198	280,573	280,771
Commercial	—	2,545	—	2,545	53,076	55,621
Other loans:
Automobile	32	—	14	46	26,665	26,711
Home Equity	143	—	—	143	539	682
Other	20	2	4	26	10,891	10,917

Total loans	$584	$3,715	$1,769	$6,068	$688,265	$694,333

Troubled Debt Restructurings:

Troubled debt restructurings totaled $12.5 million and $15.7 million at June 30, 2014 and June 30, 2013, respectively. Troubled debt restructurings of $2.9 million and $9.1 million are included in the non-accrual loans at June 30, 2014 and June 30, 2013. The Bank has allocated $79,000 and $393,000 of valuation allowance to customers whose loan terms have been modified in troubled debt restructurings and were on non-accrual status as of June 30, 2014 and June 30, 2013, respectively. Troubled debt restructured loans are included in non-accrual loans until there is a sustained period of payment performance (usually six months or longer and determined on a case by case basis) and there is a reasonable assurance that the timely payment will continue. During the year ended June 30, 2014, nine troubled debt restructurings with an aggregate outstanding balance of $3.1 million were returned to accrual status as a result of the borrowers paying the modified terms as agreed for a sustained period of more than six months and the Bank believes there is reasonable assurance that timely payment will continue. This compares to ten troubled debt restructurings with an aggregate outstanding balance of $4.6 million that were returned to accrual status during the year ended June 30, 2013. There were no further commitments to customers whose loans were troubled debt restructurings at June 30, 2014 and June 30, 2013.

During the year ended June 30, 2014, there were no new loans that were modified as troubled debt restructurings. This compares to six one-to-four family residential loans with an aggregate outstanding balance of $2.0 million and two commercial real estate loans with an aggregate outstanding balance of $2.1 million whose terms were modified as troubled debt restructurings during the year ended June 30, 2013. The individual allowance allocated associated with these restructured loans was $161,000 at June 30, 2013. The modification of the terms involved a reduction of the stated interest rates of the loans for periods ranging from 24 months to maturity. There was no modification of terms involving an extension of the maturity date or a permanent reduction of the recorded investment in the loans during the years ended June 30, 2014 and 2013.

At June 30, 2014, there were no loans modified as troubled debt restructurings within the previous 12 months for which there was a payment default. At June 30, 2013, there was one one-to-four family residential loan, with an aggregate outstanding balance of $303,000, modified as troubled debt restructuring in default within a 12 month-period following the modification resulting in a charge-off of $90,000 at June 30, 2013. A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms.

The terms of certain other loans were modified during the years ended June 30, 2014 and 2013 that did not meet the definition of a troubled debt restructuring. During the year ended June 30, 2014, twenty-eight loans in the

51

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

amount of $14.9 million were modified and not accounted for as troubled debt restructurings. During the year ended June 30, 2013, forty-nine loans in the amount of $18.7 million were modified and not accounted for as troubled debt restructurings. The modifications were generally made to refinance the credits to maintain the borrowing relationships and generally consisted of term or rate modifications. Certain modifications were accompanied by principal paydowns. The borrowers were not experiencing financial difficulty and the modifications were made at market terms.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt such as: current financial information, historical payment experience, credit documentation and current economic trends among other factors. This analysis is performed monthly. The Company uses the following definitions for risk ratings:

Special Mention. Loans are classified as special mention when it is determined a loan relationship should be monitored more closely. Loans that are 60 days to 89 days past due are generally classified as special mention. In addition, loans are classified as special mention for a variety of reasons including changes in recent borrower financial conditions, changes in borrower operations, changes in value of available collateral, concerns regarding changes in economic conditions in a borrower’s industry, and other matters. A loan classified as special mention in many instances may be performing in accordance with the loan terms.

Substandard. Loans that are 90 days or more past due are generally classified as substandard. A loan is also considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable.

Loss. Assets classified as loss are considered uncollectible and of such little value that continuance as an asset, without establishment of a valuation allowance individually evaluated or charge-off, is not warranted.

Loans not meeting the criteria as part of the above described process are considered to be Pass rated loans. Pass rated loans are generally well protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. Pass rated assets are not more than 59 days past due and are generally performing in accordance with the loan terms.

52

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

As of June 30, 2014 and June 30, 2013, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful	Loss
	(Dollars in thousands)
June 30, 2014
Real estate loans:
One-to-four family	$272,261	$10,257	$6,442	$—	$—
Multi-family	327,999	3,174	3,867	—	—
Commercial	24,708	7,556	5,798	—	—
Other loans:
Automobile	45,542	87	55	—	2
Home equity	625	—	—	—	—
Other	11,455	8	2	1	15

Total loans	$682,590	$21,082	$16,164	$1	$17

	Pass	Special Mention	Substandard	Doubtful	Loss
	(Dollars in thousands)
June 30, 2013
Real estate loans:
One-to-four family	$296,434	$10,973	$12,224	$—	$—
Multi-family	275,143	3,094	2,534	—	—
Commercial	43,246	3,895	8,480	—	—
Other loans:
Automobile	26,454	102	137	18	—
Home equity	682	—	—	—	—
Other	10,848	36	23	6	4

Total loans	$652,807	$18,100	$23,398	$24	$4

Note 4—Real Estate Owned

Changes in real estate owned are summarized as follows:

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Beginning of period	$—	$1,280	$828
Transfers in	539	521	1,529
Capitalized expenditures	70	4	41
Sales	(325)	(1,805)	(1,118)

End of period	$284	$—	$1,280

53

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Net (expenses) income related to foreclosed assets are as follows and are included in other operating expense:

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Net gain on sales	$4	$115	$55
Net operating (expense) income	(40)	107	(293)

Total	$(36)	$222	$(238)

The Company has no valuation allowance or activity in the valuation allowance account during the years ended June 30, 2014 and 2013.

Note 5—Concentrations

A large percentage of the Bank’s account holders are employees of the Kaiser Permanente Medical Care Program. Concentrations of credit risk arise when a number of customers are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. Although the Company has a diversified loan portfolio, all of the real estate loans are secured by properties located in California and many of the borrowers reside in California; therefore, credit performance depends on the economic stability of California.

Note 6—Premises and Equipment

Premises and equipment are summarized as follows:

	June 30,
	2014	2013
	(Dollars in thousands)
Building	$1,218	$1,218
Leasehold improvements	2,062	1,961
Furniture and equipment	8,298	7,160

	11,578	10,339
Less: Accumulated depreciation and amortization	(7,814)	(6,540)

	$3,764	$3,799

Depreciation expense on premises and equipment totaled $1.3 million , $1.1 million, and $839,000 for the years ended June 30, 2014, 2013, and 2012, respectively.

54

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The Company leases office space in eight buildings under operating leases for varying periods extending to fiscal year 2023, at which time the company can exercise renewal options that could extend certain leases through fiscal year 2038. The operating leases contain provisions requiring the Company to pay property taxes and operating expenses over base period amounts. All rental payments are dependent only upon the lapse of time. Minimum rental payments under operating leases are as follows at June 30, 2014:

Amount
(Dollars in thousands)
Years ending June 30,
2015	$1,023
2016	780
2017	564
2018	543
2019	560
Thereafter	707

$4,177

Rental expense, including property taxes and common area maintenance for the years ended June 30, 2014, 2013, and 2012 for all facilities leased under operating leases totaled $1.2 million each year.

Note 7—Goodwill

The activity in goodwill is summarized as follows:

	For the year ended June 30,
	2014	2013
	(Dollars in thousands)
Beginning of year	$3,950	$3,950
Acquired goodwill	—	—
Impairment	—	—

End of year	$3,950	$3,950

Note 8—Mortgage Banking and Mortgage Servicing Assets

The Company originates fixed rate one-to-four-family residential real estate loans secured by properties in California and generates revenues from the sale of these loans in the secondary market. Commitments to fund certain mortgage loans (interest rate lock commitments) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors are considered derivatives. It is the Company’s practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments (“IRLCs”) are entered into in order to economically hedge the effect of changes in interest rates resulting from its commitments to fund the loans. These mortgage banking derivatives are not designated as hedge relationships. Fair values were estimated based on changes in mortgage interest rates from the date of the commitments. Changes in the fair values of these mortgage-banking derivatives are included in other noninterest income or expense. Prior to fiscal 2013, the Company held no derivatives.

At June 30, 2014, the Company had approximately $6.4 million of interest rate lock commitments and $7.7 million of forward loan sale commitments for the future delivery of residential mortgage loans. At June 30, 2013, the Company had approximately $4.4 million of interest rate lock commitments and $13.3 million of forward loan sale commitments for the future delivery of residential mortgage loans.

55

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The net (losses) gains relating to free-standing derivative instruments used for risk management are summarized below:

	For the year ended June 30,
	2014	2013
	(Dollars in thousands)
Mandatory forward commitment	$(303)	$227
Interest rate lock commitments	171	(40)

Total (losses) gains	$(132)	$187

The following table reflects the amount and market value of mortgage banking derivatives included in the Consolidated Statements of Financial Condition as of June 30, 2014 and 2013:

	June 30,
	2014		2013
	Notional Amount	Fair Value	Notional Amount	Fair Value
	(Dollars in thousands)
Included in other assets
Mandatory forward commitments	$1,000	$—	$4,582	$227
Interest rate lock commitments	6,389	131	1,172	7

Total included in other assets	$7,389	$131	$5,754	$234

Included in other liabilities
Mandatory forward commitments	$6,650	$76	$—	$—
Interest rate lock commitments	—	—	3,273	47

Total included in other assets	$6,650	$76	$3,273	$47

Mortgage loans sold and serviced for others are not reported as assets. The principal balance of these loans serviced for FHLMC was $94.2 million and $69.2 million at June 30, 2014 and 2013, respectively. Custodial escrow balances maintained in connection with serviced loans were $261,000 and $163,000 at June 30, 2014 and 2013.

MSAs are recorded when loans are sold to investors and the servicing of those loans is retained by the Bank. MSAs are amortized in proportion to and over the period of the estimated net servicing income and are carried at the lower of cost or fair value. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount.

Activities for MSAs and the related valuation allowance follows:

	For the year ended June 30,
	2014	2013
	(Dollars in thousands)
MSAs balance, beginning of year	$602	$3
Additions	280	683
Amortization	(131)	(53)
Change in valuation allowance	20	(31)

MSAs balance, end of year	$771	$602

Valuation allowance, beginning of year	$31	$—
Impairment provision (recovery)	(20)	31

Valuation allowance, end of year	$11	$31

56

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The fair values of MSAs were $1.1 million and $690,000 at June 30, 2014 and 2013, respectively. Fair value at June 30, 2014 was determined using a discount rate of 8.5% and a weighted-average constant prepayment rate (“CPR”) of 8.38%. Fair value at June 30, 2013 was determined using a discount rate of 7.5% and a CPR of 12.25%.

Note 9—Deposits

The following table shows the distribution of, and certain other information relating to, deposits by type of deposit, as of the dates indicated:

	June 30,
	2014	2013
	(Dollars in thousands)
Non interest-bearing demand	$60,569	$65,694
Interest-bearing checking	81,781	14,456
Savings	125,770	134,856
Money market	138,169	159,555
Certificates of deposit	246,534	280,085

Total deposits	$652,823	$654,646

Deposits by maturity are summarized as follows:

	June 30,
	2014	2013
	(Dollars in thousands)
No contractual maturity	$406,289	$374,561
0-1 year maturity	97,198	121,566
Over 1-2 year maturity	80,237	50,293
Over 2-3 year maturity	40,640	73,413
Over 3-4 year maturity	6,769	27,379
Over 4-5 year maturity	21,690	7,309
Thereafter	—	125

Total deposits	$652,823	$654,646

The aggregate amount of certificates of deposit in denominations of $100,000 or more at June 30, 2014 and 2013 was $133.1 million and $150.0 million, respectively.

Interest expense by major category is summarized as follows:

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Interest-bearing checking	$146	$7	$3
Savings	127	158	293
Money market	367	413	658
Certificates of deposit	4,568	5,906	6,719

Total	$5,208	$6,484	$7,673

57

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

At June 30, 2014 and 2013, 33.0% and 32.6% of the dollar amount of our deposits were from customers who are employed by the Kaiser Permanente Medical Care Program.

Deposits from executive officers, directors, and their affiliates totaled $765,000 and $806,000 at June 30, 2014 and June 30, 2013, respectively.

Note 10—Federal Home Loan Bank Advances

FHLB advances were $85.0 million and $60.0 million at June 30, 2014 and June 30, 2013, respectively. At June 30, 2014, the stated interest rates on the Bank’s advances from the FHLB ranged from 0.82% to 2.43% with a weighted average stated rate of 1.57%. At June 30, 2013, the stated interest rates on the Bank’s advances from the FHLB ranged from 0.85% to 2.43% with a weighted average stated rate of 1.64%.

The contractual maturities by fiscal year of the Bank’s FHLB advances over the next five years are as follows:

	June 30, 2014	June 30, 2013
	(Dollars in thousands)
Fiscal Year of Maturity
2015	$20,000	$20,000
2016	—	—
2017	25,000	20,000
2018	10,000	—
2019	30,000	20,000

Total	$85,000	$60,000

The Bank’s advances from the FHLB are collateralized by certain real estate loans with an aggregate unpaid principal balance of $522.6 million and $450.1 million as of the most recent notification date for June 30, 2014 and 2013, respectively. At June 30, 2014 and 2013, the remaining amount available to borrow under this agreement was $259.4 million and $292.9 million, respectively. Each advance is payable at its maturity date.

The average balance of FHLB advances for the years ended June 30, 2014 and 2013 were $75.4 million and $69.2 million with average costs of 1.59% and 2.00%, respectively.

In fiscal 2009 the Bank established a short-term line of credit with the Federal Reserve Bank of San Francisco. As of June 30, 2014, $28.5 million of commercial real estate loans, $32.9 million of automobile loans, and $54,000 of investment securities were pledged as collateral. As of June 30, 2013, $50.3 million of commercial real estate loans, $21.1 million of automobile loans, and $68,000 of investment securities were pledged as collateral. At June 30, 2014 and 2013, the available line of credit was $47.6 million and $51.5 million, respectively. The Bank has never drawn on this line of credit.

Note 11—Employee Benefits

401(k) Plan: The Company has a 401(k) pension plan that allows eligible employees to defer a portion of their salary into the plan. The Company matches 50% of the first 10% of employees’ contributions. The Company contributed $211,000, $241,000, and $177,000, to the plan for the years ended June 30, 2014, 2013, and 2012, respectively.

58

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Incentive Plan: The Company maintains an Annual Incentive Plan for all employees. Participants are awarded a percentage of their base salary for attaining certain performance goals. The compensation expense related to these plans for years ended June 30, 2014, 2013, and 2012 totaled $742,000, $904,000, and $850,000 respectively.

Postretirement Medical Benefits: The Company provides postretirement medical benefits to eligible retired employees and their spouses. The plan covers employees who were hired on or before May 31, 2005, have 20 or more years of service and retire after age 55. The net periodic benefit cost related to this plan was $91,000, $120,000, and $74,000 for the years ended June 30, 2014, 2013, and 2012, respectively. The total postretirement obligation was $1.0 million, $1.1 million, and $1.2 million at June 30, 2014, 2013, and 2012, respectively.

The expense of $91,000 for the year ended June 30, 2014 is comprised of the service cost of $33,000, interest cost of $51,000, and the amortization of actuarial loss from prior years of $7,000. There was no service cost from prior years amortized during fiscal 2014. An actuarial pre-tax gain in the amount of $74,000 was recognized in accumulated other comprehensive income at June 30, 2014 due to demographic changes and a decrease in health care cost trend rate, partially offset by a decrease in the discount rate compared to prior year. The actuarial gain in the current year was more than offset by the remaining unamortized actuarial loss from the prior year and resulted in a net actuarial loss of $1,000, which will be amortized into net periodic cost over the next fiscal year.

Note 12—Employee Stock Compensation

Stock Option Plan (“SOP”): The Company’s SOP provides for the issuance of options to directors, officers and employees. Pursuant to the Company’s 2004 SOP, 409,105 shares of the Company’s common stock may be awarded. The Company implemented the SOP to promote the long-term interest of the Company and its stockholders by providing an incentive to those key employees who contribute to the operational success of the Company. The options become exercisable in equal installments over a five-year period beginning one year from the date of grant. The options expire ten years from the date of grant and are subject to certain restrictions and limitations. Compensation expense related to the SOP was $23,000, $37,000 and $56,000 for the years ended June 30, 2014, 2013, and 2012 and the total income tax benefit was $4,000, $9,000, and $10,000, respectively.

A summary of the activity in the stock option plan for fiscal 2014 is presented below:

	June 30, 2014
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at beginning of year	180,220	$15.98
Granted	—	—
Exercised	(13,130)	10.85
Forfeited or expired	(5,251)	20.16

Outstanding at end of year	161,839	$16.26	3.04	$512

Fully vested and expected to vest	161,753	$16.27	3.04	$511

Options exercisable at end of year	158,639	$16.34	2.96	$495

59

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Information related to the stock option plan during each year follows:

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Intrinsic value of stock options exercised	$83	$26	$9
Cash received from options exercised	143	70	78
Tax benefit realized from option exercises	34	3	—

Stock options are issued at the current market price on the date of grant. The grant date fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model. The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term of the stock option in effect at the time of the grant. Expected volatilities are based on historical volatilities of the Company’s common stock for a period equal to the stock option’s expected life. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. Expected dividends are the estimated dividend rate over the expected term of the stock options. There were no stock options granted during the years ended June 30, 2014, 2013, 2012.

At June 30, 2014 the Company had an aggregate of 212,027 options available for future issuance under the SOP. As of June 30, 2014, there was $10,000 of unrecognized compensation cost related to nonvested stock options. This cost was expected to be recognized over a weighted average period of 2.0 years. The weighted average annual forfeiture rate during fiscal 2014 was 1.80% and was calculated by using the historical forfeiture experience of all fully vested stock option grants and is reviewed annually.

Recognition and Retention Plan (“RRP”): The Company’s RRP provides for the issuance of shares to directors, officers, and employees. Compensation expense is recognized over the vesting period of the awards based on the fair value at date of grant. Pursuant to the Company’s 2004 RRP, 163,642 shares of the Company’s common stock may be awarded. There were 12,000 restricted shares outstanding and the Company had an aggregate of 16,624 shares available for future issuance under the RRP at June 30, 2014. The shares granted vest over a five-year period. Compensation expense recognized was $80,000, $88,000, and $140,000 for the years ended June 30, 2014, 2013, and 2012, respectively.

A summary of changes in the Company’s RRP shares for the year follows:

	Shares	Weighted Average Grant Date Fair Value
RRP nonvested shares at July 1, 2013	21,958	$12.46
Granted	—	—
Vested	(7,558)	12.47
Forfeited	(2,400)	12.22

RRP shares at June 30, 2014	12,000	$12.51

As of June 30, 2014 , total unrecognized compensation cost related to nonvested shares under the plan amounted to $115,000. The cost is expected to be recognized over a weighted average period of 2.2 years. The total fair value of shares vested during the years ended June 30, 2014, 2013, and 2012 was $94,000, $127,000, and $111,000, respectively.

60

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

2011 Equity Incentive Plan (“EIP”): In December 2011, the Company’s shareholders approved EIP, providing for the issuance of stock options, restricted stock awards and restricted stock units to directors, officers and employees. Pursuant to the 2011 EIP, 892,500 shares of the Company’s common stock may be issued. Of the 892,500 shares of Company stock, 637,500 shares are eligible to be delivered pursuant to the exercise of Stock Options, and 255,000 shares may be issued as Restricted Stock Awards or Restricted Stock Unit Awards. The maximum number of shares of stock that may be covered by options that are intended to be “performance-based compensation” under a grant to any one employee in any one calendar year is 100,000 shares. The Company implemented the EIP to promote the long-term interest of the Company and its stockholders by providing an incentive to attract, retain and reward individuals who contribute to the operational success of the Company. Unless the Compensation Committee specifies a different vesting schedule at the time of grant, stock option, restricted stock awards, and restricted stock unit awards under the EIP shall be granted with a vesting rate not exceeding twenty percent per year, with the first installment vesting one year after the date of grant. The options expire ten years from the date of grant, or five years with respect to Incentive Stock Options granted to an employee who is a 10% stockholder.

There were no stock options granted during the year ended June 30, 2014 under the EIP. There were 49,245 restricted shares outstanding. The vesting of these shares varies with vesting periods up to five years. The Company had an aggregate of 185,698 restricted stock award shares available for future issuances under the EIP at June 30, 2014.

A summary of changes in the Company’s restricted shares issued under the EIP for the year ended June 30, 2014 follows:

	Shares	Weighted Average Grant Date Fair Value
EIP nonvested shares at July 1, 2013	29,389	$14.33
Granted	31,249	15.69
Vested	(11,393)	14.73
Forfeited	—	—

Restricted EIP shares at June 30, 2014	49,245	$15.10

Compensation expense recognized was $236,000, $176,000 and $30,000 for the years ended June 30, 2014, 2013 and 2012, respectively. As of June 30, 2014, there was $533,000 of total unrecognized compensation cost related to nonvested shares under the plan. The unrecognized compensation cost is expected to be recognized over a weighted average period of 3.3 years. The total fair value of shares vested during the years ended June 30, 2014 and 2013 was $168,000 and $133,000, respectively.

Note 13—Employee Stock Ownership Plan

During 2004, the Bank implemented the Employee Stock Ownership Plan (“ESOP”), which covers substantially all of its employees. In connection with the second step stock offering on November 19, 2010, the Company issued 382,500 shares of common stock which were added to the 114,549 converted shares from the original ESOP for a total of 497,049 shares. The 497,049 shares of common stock are eligible for allocation under the ESOP in exchange for a twelve-year note in the amount of $5.6 million. The $5.6 million for the ESOP purchase was borrowed from the Company with the ESOP shares being pledged as collateral for the loan.

61

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Bank’s contributions to the ESOP and earnings on ESOP assets. Shares issued to the ESOP are allocated to ESOP participants based on relative compensation and expense recorded during the year. Principal and interest payments are scheduled to occur over a twelve-year period. Principal contributions to the ESOP were $425,000, $412,000 and $398,000 for the years ended June 30, 2014, 2013, and 2012, respectively. The outstanding balance on the loan was $4.1 million and $4.5 million at June 30, 2014 and 2013, respectively. The unearned ESOP account of $3.9 million and $4.3 million were reported as a reduction to stockholders’ equity at June 30, 2014 and 2013, respectively.

During the years ended June 30, 2014, 2013, and 2012, 41,421 shares of stock were allocated each year with the average fair values of $16.17, $14.84 and $12.86 per share, respectively. Eligible employees have a nonforfeitable right to the full amount credited to their account after six years of service. Vesting accelerates upon retirement, death or disability of the participant. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Compensation expense was $670,000, $615,000, and $532,000 for the years ended June 30, 2014, 2013, and 2012, respectively.

Shares held by the ESOP are as follows:

	June 30,
	2014	2013
	(Dollars in thousands)
Allocated shares	155,328	113,907
Unearned shares	341,721	383,142

Total ESOP shares	497,049	497,049

Fair value of unearned shares	$5,963	$5,556

Note 14—Income Taxes

The components of income tax expense are as follows:

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Current
Federal	$1,982	$3,055	$2,322
State	618	748	652

	2,600	3,803	2,974

Deferred
Federal	472	(185)	1,009
State	90	(89)	315

	562	(274)	1,324

Income tax expense	$3,162	$3,529	$4,298

62

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The income tax provision differs from the amount of income tax determined by applying the United States federal income tax rate of 34% to pretax income due to the following:

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Federal income tax at statutory rate	$2,881	$3,315	$3,914
State taxes, net of federal tax benefit	511	502	638
General business credit	(196)	(196)	(197)
Bank-owned life insurance	(148)	(153)	(163)
Stock options	2	3	11
Other, net	112	58	95

Total	$3,162	$3,529	$4,298

Tax expense as a percentage of income before tax	37.3%	36.2%	37.3%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s total net deferred tax assets are as follows:

	June 30,
	2014	2013
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$1,211	$1,814
Accrued expenses	151	195
Accrued state income tax	134	278
RRP and EIP Plan	78	48
Net unrealized loss on securities available-for-sale	90	244
Postretirement medical benefits	450	450
Premises and equipment	179	26
Other	384	142

Total deferred tax assets	2,677	3,197

Deferred tax liabilities:
Goodwill and other intangibles	(959)	(832)
Federal Home Loan Bank Stock dividends	(557)	(467)
Affordable Housing Partnership	(185)	(235)

Total deferred tax liabilities	(1,701)	(1,534)

Net deferred tax asset, included in other assets	$976	$1,663

There were no interest or penalties recorded in the income statement for the years ended June 30, 2014, 2013, and 2012. The Company had approximately $27,000 and $1,000 accrued for the payment of interest and penalties related to unrecognized tax benefits at June 30, 2014, and 2013 respectively.

63

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Balance, beginning of year	$1,060	$796	$364
Additions based on tax positions related to the current year	251	252	231
Additions for tax positions of prior years	—	22	201
Reductions for tax positions of prior years	(252)	(10)	—

Balance, end of year	$1,059	$1,060	$796

The addition in the unrecognized tax benefits is primarily attributable to California tax incentives. Of the total unrecognized tax benefits, $1.1 million represents the amount of unrecognized tax benefits that, if recognized, would favorably impact the effective tax rate in future periods. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company is currently under examination by the State of California Franchise Tax Board for tax years ended June 30, 2007 through 2011. The Company does not believe that there are other tax jurisdictions in which the outcome of unresolved issues or claims is likely to be material to the Company’s financial position, cash flows or results of operations. The Company further believes that adequate provisions have been made for all income tax uncertainties.

Note 15—Capital Requirements and Restrictions on Retained Earnings

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to total assets (as defined). Management’s opinion, as of June 30, 2014, is that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2014 and 2013, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since the notification that management believes have changed the Bank’s category.

64

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The Bank’s actual capital amounts and ratios are presented in the following table.

	Actual		Minimum Capital Adequacy Requirements		Minimum Required to be Well Capitalized Under Prompt Corrective Actions Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
June 30, 2014
Total capital (to risk-weighted assets)	$128,372	21.66%	$47,417	8.00%	$59,271	10.00%
Tier 1 capital (to risk-weighted assets)	123,792	20.89	23,709	4.00	35,563	6.00
Tier 1 (core) capital (to adjusted tangible assets)	123,792	14.13	35,056	4.00	43,820	5.00
June 30, 2013
Total capital (to risk-weighted assets)	$137,788	23.85%	$46,222	8.00%	$57,777	10.00%
Tier 1 capital (to risk-weighted assets)	132,145	22.87	23,111	4.00	34,666	6.00
Tier 1 (core) capital (to adjusted tangible assets)	132,145	15.28	34,591	4.00	43,238	5.00

The following is a reconciliation of the Bank’s equity under GAAP to regulatory capital:

	June 30,
	2014	2013
GAAP Equity	$126,538	$134,716
Goodwill and other intangibles (less deferred tax)	(2,893)	(3,002)
Accumulated loss on securities	139	362
Postretirement medical benefit costs	85	129
Disallowed servicing assets	(77)	(60)

Tier 1 Capital	123,792	132,145
Allowance for loan losses	4,580	5,643

Total regulatory capital	$128,372	$137,788

Regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

Generally, savings institutions, such as Simplicity Bank, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year up to 100% of net income for the year-to-date plus retained net income for the two preceding calendar years. However, an institution deemed to be in need of more than normal supervision by the OCC may have its dividend authority restricted. The amount of retained earnings available for dividends was $95,000 at June 30, 2014. Simplicity Bank may pay dividends to Simplicity Bancorp, Inc. in accordance with this regulatory requirement. In fiscal 2014, Simplicity Bank declared and paid $15.0 million cash dividends to its parent, Simplicity Bancorp. Inc.; in fiscal 2013, the Bank did not declare cash dividends to its parent.

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Bank must convert to a commercial bank charter. Management believes that this test is met.

65

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Simplicity Bancorp, Inc. is not currently subject to prompt corrective action regulations. Savings and loan holding companies are not currently subject to specific regulatory capital requirements. In July 2013, the OCC and Federal Reserve Board published a final rule and the FDIC issued an interim final rule that revise the risk-based and leverage capital requirements for banking organizations agreed to by the members of the Basel Committee on Banking Supervision, commonly referred to as Basel III. The final rule implements a revised definition of regulatory capital, a new common equity tier 1 minimum capital requirement, and a higher minimum tier 1 capital requirement. In addition, the final rule establishes limits on a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a specified amount of common equity tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements. The phase-in period for the Company and the Bank will begin in January 2015.

Note 16—Loan Commitments and Other Related Activities

The Company is a party to various legal actions normally associated with collections of loans and other business activities of financial institutions, the aggregate effect of which, in management’s opinion, would not have a material adverse effect on the financial condition or results of operations of the Company.

At June 30, 2014 and 2013, there were $61.3 million and $76.8 million, respectively, in cash and cash equivalents with balances in excess of insured limits.

Outstanding mortgage loan commitments at June 30, 2014 and 2013 amounted to $5.1 million and $6.5 million, respectively. There were $3.6 million fixed rate loan commitments and $1.5 million adjustable rate loan commitments at June 30, 2014. This compares to $805,000 fixed rate loan commitments and $5.7 million adjustable rate loan commitments at June 30, 2013. As of June 30, 2014 and 2013, commitments were issued at a weighted average rate of 3.22% and 3.39%, respectively. There were no commitments to purchase mortgage loans at June 30, 2014 and 2013.

Available credit on home equity and unsecured lines of credit is summarized as follows:

	June 30
	2014	2013
	(Dollars in thousands)
Home equity	$570	$664
Other consumer	1,405	1,474

	$1,975	$2,138

Commitments for home equity and unsecured lines of credit may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements of the Company. These commitments are not reflected in the financial statements.

66

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 17—Fair Value Measurements

FASB ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

There were no financial or nonfinancial instruments transferred in or out of Level 1, 2, or 3 input categories during the years ended June 30, 2014 and 2013.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).

Impaired Loans: At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive allocations of the allowance for loan losses that are individually evaluated. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a monthly basis for additional impairment and adjusted accordingly.

Loans Held for Sale: The Company’s loans held for sale are carried at the lower of cost or fair value. Fair value for loans held for sale is determined using quoted secondary-market prices such as loan sale commitments and is classified as Level 2.

Mortgage Servicing Assets: MSAs are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. The fair value is determined at a tranche level, based on a valuation model that calculates the present value of estimated future net servicing income. If the carrying amount of an individual tranche exceeds fair value, impairment is recorded on that tranche so that the servicing asset is carried at fair value. The valuation model utilizes assumptions that market participants would use in estimating future net servicing income and that can be validated against available market data such as prepayment speeds, ancillary income, servicing costs, and delinquency rates. The significant assumptions also include discount rate and prepayment speed incorporated into the valuation model that reflect management’s best estimate resulting in a level 3 classification.

67

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Derivative Assets and Liabilities: The Company’s derivative assets and liabilities are carried at fair value as required by GAAP and are accounted for as freestanding derivatives. The derivatives are comprised of IRLCs and mandatory loan sale commitments. The fair value of IRLCs are determined by quoted prices for a similar commitment or commitments, adjusted for the specific attributes of each commitment (Level 3). The fair values of mandatory loan sale commitments are based on gains or losses that would occur if the Bank were to pair-off transaction with the investor at the measurement date (Level 2).

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
June 30, 2014
Assets
Available-for-sale securities
Mortgage-backed securities (residential)	$35,216	$—	$35,216	$—
Collateralized mortgage obligations (residential)	21,667	—	21,667	—

Total available-for-sale securities	$56,883	$—	$56,883	$—

Derivatives assets	$131	$—	$—	$131

Liabilities
Derivatives liabilities	$76	$—	$76	$—

June 30, 2013
Assets
Available-for-sale securities
Mortgage-backed securities (residential)	$30,075	$—	$30,075	$—
Collateralized mortgage obligations (residential)	22,105	—	22,105	—

Total available-for-sale securities	$52,180	$—	$52,180	$—

Derivatives assets	$234	$—	$227	$7

Liabilities
Derivatives liabilities	$47	$—	$—	$47

68

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Nonrecurring fair value measurements typically involve assets that are periodically evaluated for impairment and for which any impairment is recorded in the period in which the remeasurement is performed. The following assets and liabilities were measured at fair value on a non-recurring basis:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Assets at June 30, 2014
MSAs	$75	$—	$—	$75

Assets at June 30, 2013
Impaired Loans
One-to-four family residential	$1,495	$—	$—	$1,495

Loans Held for Sale	$4,496	$—	$4,496	$—

MSAs	$195	$—	$—	$195

At June 30, 2014 and June 30, 2013, no nonfinancial assets and liabilities were measured at fair value on a non-recurring basis.

Loans are considered impaired when it is probable that the Company will be unable to collect all amounts due as scheduled according to the contractual terms of the loan agreement, including contractual interest and principal payments. Impaired loans are measured for impairment using the fair value of the collateral for collateral dependent loans. The fair value of collateral is calculated using an independent third party appraisal. There were no impaired loans measured at fair value at June 30, 2014. Impaired loans measured at fair value had a recorded investment balance of $1.6 million with a valuation allowance of $32,000 at June 30, 2013. At June 30, 2014, the total carrying amount of collateral dependent loans was lower than the fair value of the collaterals primarily attributable to principal reduction from continuous payments on impaired loans individually evaluated during the year ended June 30, 2014.

Loans held for sale are reported at the lower of cost or fair value. Any subsequent declines in fair value for loans held for sale are recorded as valuation allowances. Loans held for sale were valued at cost at June 30, 2014. There was a $86,000 valuation allowance recovery recorded for loans held for sale during the year ended June 30, 2014 compared to a $86,000 impairment recorded during the year ended June 30, 2013.

Impairment of MSAs is determined at the tranche level and recognized through a valuation allowance for each individual grouping, to the extent that fair value is less than the carrying amount. The impairment amount was $10,000 as of June 30, 2014 as compared to $31,000 as of June 30, 2013. There was a $21,000 impairment recovery recorded during the year ended June 30, 2014 as compared to a $31,000 impairment provision recorded during the year ended June 30, 2013.

69

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a recurring and non-recurring basis as of the dates indicated:

June 30, 2014	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Avg)
	(Dollars in thousands)
IRLCs	$131	Relative value analysis	Servicing value	0.80% to 1.10% (1.00%)
			Pull-through rates(1)	70% to 95% (74%)

MSAs	$75	Discounted Cash Flow	Discount Rate	8.5%
			CPR	5.90% to 14.52% (8.38%)

June 30, 2013	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Avg)
	(Dollars in thousands)
IRLCs	$(40)	Relative value analysis	Servicing value	0.55% to 1.0% (0.92%)
			Pull-through rates(1)	70% to 100% (76.6%)

Impaired Loans
One-to-four family residential	$1,495	Sales Comparison Approach	Adjustment for the differences between the comparable sales	-8.7% to 8.5% (-1.45%)

MSAs	$195	Discounted Cash Flow	Discount Rate	7.5%
			CPR	10.21% to 14.70% (12.25%)

(1)	The percentage of commitment to extend credit on loans to be held for sale which management has estimated to be funded.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate fair value:

Cash and Cash Equivalents

The carrying amounts of cash and cash equivalents approximate fair values. Cash on hand and non-interest due from bank accounts are classified as Level 1 and federal funds sold are classified as Level 2.

Investments

Estimated fair values for securities held-to-maturity are obtained from quoted market prices where available and are classified as Level 1. Where quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments and are classified as Level 2.

70

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Securities available-for-sale that are previously reported are excluded from the fair value disclosure below.

FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Loans Held for Sale

Fair value for loans held for sale is determined using quoted secondary-market prices such as loan sale commitments and is classified as Level 2.

Loans

Fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously and are excluded from the fair value disclosure below. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

MSAs

The Company uses the amortization method for its MSAs and assesses the MSAs for impairment based on fair value. The fair value of MSAs is determined at tranche level using significant assumptions such as discount rate and prepayment speed and is classified as Level 3. MSAs tranches with impairment recorded as described previously are excluded from the fair value disclosure below.

Accrued Interest Receivable

Consistent with the asset or liability they are associated with, the carrying amounts of accrued interest receivable approximate fair value resulting in a either Level 2 or Level 3 classification.

Deposits

The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts) resulting in a Level 2 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 2 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

FHLB Advances

The fair values of the Company’s FHLB advances are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

71

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Off-Balance Sheet Financial Instruments

The fair values for the Company’s off-balance sheet loan commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the Company’s customers. The estimated fair value of these commitments is not significant.

The carrying amounts and estimated fair values of the Company’s financial instruments are summarized as follows:

	Fair Value Measurements at June 30, 2014 Using:
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$7,988	$7,988	$—	$—	$7,988
Federal funds sold	61,265	—	61,265	—	61,265
Securities held-to-maturity	395	—	406	—	406
Federal Home Loan Bank Stock	5,519	N/A	N/A	N/A	N/A
Loans held for sale	3,687	—	3,840	—	3,840
Loans receivable, net	715,750	—	—	738,391	738,391
MSAs	696	—	—	982	982
Accrued interest receivable—loans	2,159	—	—	2,159	2,159
Accrued interest receivable—investments	93	—	93	—	93
Financial liabilities:
Deposits	652,823	—	656,273	—	656,273
FHLB Advances	85,000	—	86,066	—	86,066

	Fair Value Measurements at June 30, 2013 Using:
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$8,864	$8,864	$—	$—	$8,864
Federal funds sold	76,810	—	76,810	—	76,810
Securities held-to-maturity	525	—	541	—	541
Federal Home Loan Bank Stock	5,902	N/A	N/A	N/A	N/A
Loans held for sale	4,496	—	4,496	—	4,496
Loans receivable, net	688,213	—	—	710,219	710,219
MSAs	407	—	—	494	494
Accrued interest receivable—loans	2,344	—	—	2,344	2,344
Accrued interest receivable—investments	93	—	93	—	93
Financial liabilities:
Deposits	654,646	—	660,995	—	660,995
FHLB Advances	60,000	—	61,451	—	61,451

72

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 18—Earnings per Share

The following table provides the basic and diluted earnings per common share computations for the years ended June 30, 2014, 2013 and 2012, respectively.

	For the year ended June 30,
	2014	2013	2012
	(Dollars in thousands, except per share data)
Basic
Net income	$5,313	$6,221	$7,220
Less: Net income allocated to restricted stock awards	(47)	(45)	(35)

Net income allocated to common shareholders	$5,266	$6,176	$7,185

Weighted average common shares outstanding	7,297,466	8,085,345	8,927,572

Basic earnings per common share	$0.72	$0.76	$0.81

Diluted
Net income	$5,313	$6,221	$7,220
Less: Net income allocated to restricted stock awards	(47)	(45)	(35)

Net income allocated to common shareholders	$5,266	$6,176	$7,185

Weighted average common shares outstanding	7,297,466	8,085,345	8,927,572
Add: Dilutive effect of stock options	26,475	18,806	7,167

Average shares and dilutive potential common shares	7,323,941	8,104,151	8,934,739

Diluted earnings per common share	$0.72	$0.76	$0.81

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings per share is determined for each class of common stock and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. Restricted stock contains rights to non-forfeitable dividends and qualifies as a participating security. ESOP shares are considered outstanding for this calculation unless unearned. Detailed ESOP disclosures are included in Note 13.

Basic earnings per common share is net income allocated to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. For the years ended June 30, 2014, 2013, and 2012, outstanding stock options to purchase 86,635, 103,034, and 210,324 shares, respectively, were anti-dilutive and not considered in computing diluted earnings per common share. Stock options are not considered participating securities as they do not contain rights to non-forfeitable dividends.

Note 19—Change in Accumulated Other Comprehensive Loss

Accumulated other comprehensive income includes unrealized gains and losses on securities available-for-sale and actuarial gains and losses, net periodic benefit costs and benefits paid for postretirement medical benefit. Changes in accumulated other comprehensive income are presented net of tax effect as a component of equity. Reclassifications out of accumulated other comprehensive income are recorded on the consolidated statements of income either as a noninterest income or expense.

73

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

The following tables present a summary of the accumulated other comprehensive income balances, net of tax, as of June 30, 2014 and 2013.

	Year ended June 30, 2014
(Dollars in Thousands)	Unrealized gains and losses on securities available-for-sale	Postretirement medical benefits costs items	Total
Balance at beginning of period	$(362)	$(129)	$(491)
Other comprehensive income before reclassifications	376	49	425
Amounts reclassified from accumulated other comprehensive income	—	25	25
Tax effect of current period changes	(153)	(30)	(183)

Net current period other comprehensive income	223	44	267

Balance at end of period	$(139)	$(85)	$(224)

	Year ended June 30, 2013
(Dollars in Thousands)	Unrealized gains and losses on securities available-for-sale	Postretirement medical benefits costs items	Total
Balance at beginning of period	$83	$(252)	$(169)
Other comprehensive loss (income) before reclassifications	(735)	153	(582)
Amounts reclassified from accumulated other comprehensive income	—	56	56
Tax effect of current period changes	290	(86)	204

Net current period other comprehensive loss (income)	(445)	123	(322)

Balance at end of period	$(362)	$(129)	$(491)

Note 20—Repurchase of Common Stock

On February 27, 2014, the Company announced that its Board of Directors authorized the sixth stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its issued and outstanding shares, or up to approximately 374,393 shares. Since November 2011, the Company has repurchased 2,312,765 shares under stock repurchase programs. The shares were repurchased at prices ranging from $12.00 to $17.90 per share with a weighted average cost of $15.02 per share. At June 30, 2014, there were 240,079 shares remaining to be repurchased under the sixth authorized stock repurchase program.

For the year ended June 30, 2014, the Company repurchased 795,098 shares at an aggregate cost of $12.9 million, including commissions. The shares were repurchased at prices between $14.75 and $17.90 per share with a weighted average cost of $16.24 per share.

74

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 21—Condensed Consolidated Quarterly Results of Operations (Unaudited)

The following table sets forth our Company’s unaudited results of operations for the four quarters of 2014 and 2013.

	Three months ended
	September 30,	December 31,	March 31,	June 30,
	(Dollars thousands, except share data)
Year ended June 30, 2014
Interest income	$8,294	$8,301	$8,260	$8,575
Interest expense	1,640	1,567	1,570	1,627

Net interest income	6,654	6,734	6,690	6,948
Provision for loan losses	—	(300)	—	(400)
Noninterest income	1,459	1,394	1,367	1,419
Noninterest expense	6,288	6,283	5,945	6,374

Income before income tax	1,825	2,145	2,112	2,393
Income tax expense	677	805	856	824

Net income	$1,148	$1,340	$1,256	$1,569

Basic and Diluted earnings per share	$0.15	$0.18	$0.17	$0.22

Year ended June 30, 2013
Interest income	$9,841	$9,089	$8,802	$8,597
Interest expense	2,217	2,099	1,799	1,755

Net interest income	7,624	6,990	7,003	6,842
Provision for loan losses	850	600	400	(1,600)
Noninterest income	1,567	2,069	1,616	1,428
Noninterest expense	6,142	6,745	5,926	6,326

Income before income tax	2,199	1,714	2,293	3,544
Income tax expense	806	607	864	1,252

Net income	$1,393	$1,107	$1,429	$2,292

Basic and Diluted earnings per share	$0.16	$0.13	$0.18	$0.29

75

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

Note 22—Parent Company Only Condensed Financial Statements

Condensed financial information of Simplicity Bancorp, Inc. follows:

CONDENSED BALANCE SHEETS

	June 30, 2014	June 30, 2013
	(Dollars in thousands)
Assets
Cash and cash equivalents	$6,231	$6,179
Securities available for sale	—	8
ESOP Loan	4,086	4,511
Investment in bank subsidiary	126,538	134,716
Accrued income receivable	—	—
Other assets	37	30

	$136,892	$145,444

Liabilities & Stockholders’ Equity
Accrued expenses and other liabilities	$6	$6
Stockholders’ equity	136,886	145,438

	$136,892	$145,444

CONDENSED STATEMENTS OF INCOME

	Year ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Income
Interest on ESOP Loan	$141	$155	$169
Interest on investment securities, taxable	—	8	33
Dividend income from subsidiary	15,000	—	—
Other interest income	6	12	44

Total income	15,147	175	246
Expenses
Other operating expenses	430	455	556

Total operating expenses	430	455	556

Income (loss) before income taxes and equity in undistributed earnings of bank subsidiary	14,717	(280)	(310)
Income taxes	107	111	128

Income (loss) before equity in undistributed earnings of bank subsidiary	14,824	(169)	(182)
Equity in undistributed (losses) earnings of bank subsidiary	(9,511)	6,390	7,402

Net income	$5,313	$6,221	$7,220

Comprehensive income	$5,580	$5,899	$7,072

76

SIMPLICITY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014, 2013, AND 2012

CONDENSED STATEMENTS OF CASH FLOWS

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Operating activities
Net income	$5,313	$6,221	$7,220
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of bank subsidiary	9,511	(6,390)	(7,402)
Net change in accrued income receivable	—	2	3
Net change in other assets	(7)	(12)	(4)
Net change in accrued expenses and other liabilities	—	(8)	8

Net cash provided by (used in) operating activities	14,817	(187)	(175)

Investing activities
Proceeds from maturities of available-for-sale investments	8	388	520
Net change in ESOP loan receivable	425	412	398

Net cash provided by investing activities	433	800	918

Financing activities
Dividends paid on common stock	(2,429)	(2,618)	(2,329)
Repurchase of common stock	(12,912)	(12,992)	(8,830)
Exercise of stock options	143	70	78

Net cash used in financing activities	(15,198)	(15,540)	(11,081)

Net change in cash and cash equivalents	52	(14,927)	(10,338)
Cash and cash equivalents at beginning of year	6,179	21,106	31,444

Cash and cash equivalents at end of year	$6,231	$6,179	$21,106

77

ANNEX D

Keefe, Bruyette & Woods, Inc. — 787 Seventh Avenue, New York, NY 10019

September 27, 2014

The Board of Directors

Simplicity Bancorp, Inc.

1359 North Grand Avenue

Covina, CA 91724

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Simplicity Bancorp, Inc. (“SMPL”), of the Exchange Ratio (as defined below) in the proposed merger (the “Transaction”) of SMPL with and into HomeStreet, Inc. (“HMST”), with HMST as the surviving institution in the Transaction, pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between SMPL and HMST. Pursuant to the terms of the Agreement and subject to the terms and conditions set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Transaction and without any further action on the part of any person, each share of common stock, $0.01 par value per share, of SMPL (the “SMPL Common Stock”) then outstanding shall be converted into the right to receive one share of common stock, no par value per share, of HMST (the “HMST Common Stock”), subject to adjustment as provided in the Agreement (as to which we express no opinion). The ratio of one share of HMST Common Stock to one share of SMPL Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Agreement further provides that, following the completion of the Transaction, Simplicity Bank, a wholly-owned subsidiary of SMPL, will merge with and into HomeStreet Bank, a wholly-owned subsidiary of HMST (such transaction, the “Bank Merger”), pursuant to a separate merger agreement.

KBW has acted as financial advisor to SMPL and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of securities of banking companies in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may from time to time purchase securities from, and sell securities to, SMPL and HMST. Further to existing sales and trading relationships between a KBW affiliated broker-dealer and each of SMPL and HMST, such broker-dealer has from time to time purchased securities from, and sold securities to, SMPL and HMST. As a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of SMPL and HMST for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion, it has been disclosed to SMPL. We have acted exclusively for the board of directors of SMPL (the “Board”) in rendering this opinion and will receive a fee from SMPL for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Transaction. In addition, SMPL has agreed to indemnify us for certain liabilities arising out of our engagement.

The Board of Directors

Simplicity Bancorp, Inc.

September 27, 2014

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to SMPL. In the past two years, KBW has not provided investment banking and financial advisory services to HMST. We may in the future provide investment banking and financial advisory services to SMPL or HMST and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of SMPL and HMST and the Transaction, including among other things, the following: (i) a draft dated September 25, 2014 of the Agreement (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of SMPL; (iii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of HMST; (iv) the unaudited financial statements and quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 of SMPL; (v) the unaudited financial statements and quarterly reports on Form 10-Q for quarters ended March 31, 2014 and June 30, 2014 of HMST; (vi) certain other interim reports and other communications of SMPL and HMST to their respective shareholders; and (vii) other financial information concerning the businesses and operations of SMPL and HMST furnished to us by SMPL and HMST or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among other things, the following: (i) the historical and current financial position and results of operations of SMPL and HMST; (ii) the assets and liabilities of SMPL and HMST; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of SMPL and HMST with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of SMPL that were prepared by, and provided to us and discussed with us by, SMPL management and that were used and relied upon by us at the direction of such management with the consent of the Board; and (vi) financial and operating forecasts and projections of HMST and estimates regarding certain pro forma financial effects of the Transaction on HMST (including, without limitation, the cost savings and related expenses expected to result from the Transaction), that were prepared by, and provided to us and discussed with us by, HMST management and that were used and relied upon by us at the direction of such management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of SMPL and HMST regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by SMPL, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with SMPL.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the respective managements of SMPL and HMST as to the reasonableness and achievability of the financial and operating forecasts and projections of SMPL and HMST (and the assumptions and bases therefor) that were prepared by, and provided to us and discussed with us by, such managements and we have assumed, with the consent of SMPL, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have further relied upon HMST management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the Transaction on HMST (and the assumptions and bases therefor, including, without

The Board of Directors

Simplicity Bancorp, Inc.

September 27, 2014

limitation, the cost savings and related expenses expected to result from the Transaction) that were prepared by, and provided to us and that were discussed with us by, such management, and we have assumed, with the consent of SMPL, that all such estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such estimates will be realized in the amounts and in the time periods currently estimated by such management.

It is understood that the forecasts, projections and estimates of SMPL and HMST provided to us were not prepared with the expectation of public disclosure, that all such information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with the respective managements of SMPL and HMST, that such forecasts, projections and estimates of SMPL and HMST referred to above, provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either SMPL or HMST since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan losses for SMPL and HMST are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of SMPL or HMST, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of SMPL or HMST under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Transaction and any related transactions (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no adjustments to the Exchange Ratio or additional forms of consideration; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction or any related transaction and that all conditions to the completion of the Transaction and any related transaction will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of SMPL, HMST or the combined entity or the contemplated benefits of the Transaction, including the cost savings and related expenses expected to result from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that SMPL has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as

The Board of Directors

Simplicity Bancorp, Inc.

September 27, 2014

to all legal, financial reporting, tax, accounting and regulatory matters with respect to SMPL, HMST, the Transaction, any related transaction (including the Bank Merger), and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Transaction to the holders of SMPL Common Stock. We express no view or opinion as to any terms or other aspects of the Transaction or any related transaction, including without limitation, the form or structure of the Transaction or any related transaction, any consequences of the Transaction to SMPL, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of SMPL to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by SMPL or the Board, (iii) the fairness of the amount or nature of any compensation to any of SMPL’s officers directors or employees, or any class of such persons, relative to any compensation to the holders of SMPL Common Stock, (iv) the effect of the Transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of SMPL, other than the SMPL Common Stock (solely with respect to the Exchange Ratio, as set forth herein, and not relative to the consideration to be received by any other class of securities), or any class of securities of HMST or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Exchange Ratio in the Merger assumed for purposes of our opinion, (vi) the actual value of the HMST Common Stock to be issued in the Transaction, (vii) the prices, trading range or volume at which SMPL Common Stock or HMST Common Stock will trade following the public announcement of the Transaction or the prices, trading range or volume at which HMST Common Stock will trade following consummation of the Transaction, (viii) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to SMPL, HMST, their respective shareholders, or relating to or arising out of or as a consequence of the Transaction or any related transaction (including the Bank Merger), including whether or not the Transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Transaction. This opinion is not to be used for any other purpose and may not be published, referred to, reproduced, disseminated or quoted from, in whole or in part, nor shall any public reference to KBW be made, without our prior written consent. This opinion does not constitute a recommendation to the Board as to how it should vote on the Transaction or to any holder of SMPL Common Stock or shareholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation on whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Transaction or exercise any dissenters’ or appraisal rights that may be available to such holder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

The Board of Directors

Simplicity Bancorp, Inc.

September 27, 2014

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction is fair, from a financial point of view, to the holders of SMPL Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

ANNEX E

September 25, 2014

HomeStreet, Inc.

601 Union Street

Suite 2000 Two Union Square Building

Seattle, WA 98101

Members of the Board:

We understand that HomeStreet, Inc. (“HomeStreet” or the “Company”) intends to enter into an Agreement and Plan of Merger, dated as of September 27, 2014 (the “Agreement”), pursuant to which, among other things, the Company will acquire Simplicity Bancorp, Inc. (“Simplicity”) in a merger (the “Merger” or the “Proposed Transaction”). Upon consummation of the Merger, each issued and outstanding share of the Simplicity common stock shall be canceled and converted into the right to receive a 1.00 shares of HomeStreet common stock (the “Consideration”), as defined in the Agreement and subject to certain adjustments set forth therein.

In connection with the Merger and Agreement, you have requested our Opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Consideration to HomeStreet.

MJ Capital Partners, LLC (“MJCP”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive bidding, private placements and valuations for estate, corporate and other purposes. As specialists in the banking industry, we have experience and knowledge of, the valuation of banking institutions. Except as set forth herein and in the Agreement, MJCP has not had a material relationship with any party to the transaction for which we have received compensation during the prior two years.

We were retained by HomeStreet to act as its financial advisor in connection with the Proposed Transaction and in rendering this Opinion. We will receive compensation from HomeStreet in connection with our services and HomeStreet has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the Opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement and terms of the Proposed Transaction;

(ii)	reviewed certain historical publicly available business and financial information concerning HomeStreet and Simplicity including among other things, quarterly and annual reports filed by the parties with the FDIC, the Federal Reserve and the SEC;

(iii)	reviewed certain internal financial statements and other financial and operating data concerning HomeStreet and Simplicity;

(iv)	analyzed certain financial projections prepared by the respective managements of HomeStreet and Simplicity;

(v)	held discussions with members of the senior management of HomeStreet and Simplicity for the purpose of reviewing the future prospects of HomeStreet and Simplicity, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings and revenue enhancements expected to be achieved as a result of the Proposed Transaction;

(vi)	reviewed the pro forma financial impact of the Proposed Transaction on HomeStreet based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of HomeStreet;

Board of Directors

September 25, 2014

(vii)	reviewed a comparison of certain financial information and stock trading information for Simplicity with similar institutions for which information is publicly available;

(viii)	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and thrifts that we considered relevant;

(ix)	reviewed the current market environment generally and the banking environment in particular; and

(x)	performed such other analyses and considered such other factors as we have deemed appropriate.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuations.

In rendering this Opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by HomeStreet and Simplicity and in the discussions with the Company. In that regard, we have assumed that the financial forecasts, including, without limitation, the synergies and projections have been been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of HomeStreet and Simplicity that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for HomeStreet and Simplicity are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of HomeStreet and Simplicity. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of HomeStreet and Simplicity or any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Proposed Transaction will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Proposed Transaction will be accounted for as a purchase under generally accepted accounting principles. We have assumed that the merger is, and will be, in compliance with all laws and regulations that are applicable to HomeStreet and Simplicity. In rendering this Opinion, we have consulted HomeStreet and Simplicity and we have concluded that there are no factors that would impede any necessary regulatory or governmental approval of the Proposed Transaction. Finally, with your consent, we have relied upon the advice HomeStreet has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Proposed Transaction and the other transactions contemplated by the Agreement.

The Opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this Opinion. We have not undertaken to reaffirm or revise this Opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

This letter is solely for the information of the Board of Directors of HomeStreet, and we recognize that you will rely upon our Opinion, as well as upon other information you deem relevant, in analyzing and assessing whether to approve the Agreement and the Proposed Transaction. This Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any proxy statement, information statement or tender offer document to be

Board of Directors

September 25, 2014

delivered to the holders of HomeStreet or Simplicity common stock in connection with the Proposed Transaction if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, it is our opinion that, as of the date hereof, the Consideration is fair to HomeStreet and its shareholders, from a financial point of view.

Sincerely,

MJ CAPITAL PARTNERS, LLC

REVOCABLE PROXY

SIMPLICITY BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

January    , 2015

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Simplicity Bancorp, Inc. (“Simplicity”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at the Hilton Pasadena Hotel, 168 South Los Robles, Pasadena, California 91101, at 5:30 p.m. (pacific time) on January    , 2015 and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1.     To approve the Agreement and Plan of Merger dated September 27, 2014 between Simplicity and HomeStreet, Inc., a Washington corporation and a registered savings and loan holding company, and the transactions contemplated thereby.

	☐	☐	☐

2. To approve an advisory (non-binding) resolution approving certain payments to be made to Simplicity’s named executive officers in connection with the transactions contemplated by proposal 1 above.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Simplicity at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Simplicity at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the special meeting.

The undersigned acknowledges receipt from Simplicity prior to the execution of this proxy of a notice of the special meeting and a proxy statement dated December    , 2014.

Dated: , 2015	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.